FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-129844

THE DATE OF THIS FREE WRITING PROSPECTUS IS NOVEMBER 14, 2006

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

STRUCTURED ASSET SECURITIES CORPORATION II
Depositor

LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7
Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2006-C7
Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F and Class X-CP

Approximate Total Principal Balance at Initial Issuance: $2,869,288,000

We are Structured Asset Securities Corporation II, the depositor with respect to the securitization transaction that is the subject of this offering prospectus. This offering prospectus relates to, and is accompanied by, our base prospectus dated November 13, 2006. This offering prospectus and the accompanying base prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the issuing entity, which is also identified above. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

The sponsors of the subject securitization transaction are Lehman Brothers Holdings Inc., UBS Real Estate Investments Inc. and KeyBank National Association.

The offered certificates will represent interests only in the issuing entity and do not represent obligations of or interests in either sponsor, the depositor or any of their respective affiliates. The assets of the issuing entity will include a pool of multifamily and commercial mortgage loans having the characteristics described in this offering prospectus. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them.

The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in December 2006. The table on page 7 of this offering prospectus contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description, and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of the series 2006-C7 certificates. That same table on page 7 of this offering prospectus also contains a list of the non-offered classes of the series 2006-C7 certificates.

You should fully consider the risk factors beginning on page 45 in this offering prospectus and on page 18 in the accompanying base prospectus prior to investing in the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this offering prospectus or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Lehman Brothers Inc., KeyBanc Capital Markets, a division of McDonald Investments Inc., and Citigroup Global Markets Inc. are underwriters with respect to the offered certificates. UBS Global Asset Management (US) Inc. is an underwriter with respect to the offered certificates other than the class A-3 certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. We will disclose in the final prospectus supplement relating to the offered certificates the dollar amount of the expected proceeds from the sale of the offered certificates, before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See ‘‘Method of Distribution’’ in this offering prospectus.

With respect to this offering, Lehman Brothers Inc. is acting as co-lead manager and sole bookrunner, UBS Global Asset Management (US) Inc. is acting as co-lead manager, and KeyBanc Capital Markets, a division of McDonald Investments Inc., and Citigroup Global Markets Inc. are acting as co-managers.

LEHMAN BROTHERS	UBS GLOBAL ASSET MANAGEMENT
Co-Lead Manager	Co-Lead Manager
KEYBANC CAPITAL MARKETS	CITIGROUP
Co-Manager	Co-Manager

LB-UBS Commercial Mortgage Trust 2006-C7

Commercial Mortgage Pass-Through Certificates, Series 2006-C7

Montana
1 property
$2,140,000
0.1% of total
Missouri
2 properties
$15,840,000
0.5% of total
Illinois
16 properties
$25,291,233
0.8% of total
Minnesota
5 properties
$18,275,652
0.6% of total
Wisconsin
14 properties
$52,072,724
1.7% of total
Indiana
19 properties
$63,635,223
2.1% of total
Michigan
26 properties
$102,613,408
3.4% of total
Pennsylvania
18 properties
$109,798,138
3.6% of total
New York
40 properties
$810,406,795
26.6% of total
Vermont
5 properties
$4,013,221
0.1% of total
New Hampshire
1 property
$344,585
0.0% of total
Washington
16 properties
$73,616,186
2.4% of total
Ohio
42 properties
$85,132,679
2.8% of total
Massachusetts
1 property
$5,700,000
0.2% of total
Idaho
4 properties
$8,927,705
0.3% of total
Connecticut
3 properties
$24,044,248
0.8% of total
West Virgina
1 property
$4,225,469
0.1% of total
Nevada
1 property
$3,097,511
0.1% of total
Rhode Island
3 properties
$2,149,023
0.1% of total
New Jersey
3 properties
$36,360,000
1.2% of total
California
18 properties
$170,147,470
5.6% of total
Delaware
1 property
$4,747,682
0.2% of total
Utah
1 property
$3,000,000
0.1% of total
Maryland
2 properties
$10,250,000
0.3% of total
Virginia
8 properties
$260,642,562
8.6% of total
Arizona
18 properties
$98,330,000
3.2% of total
North Carolina
7 properties
$57,499,210
1.9% of total
Colorado
6 properties
$36,731,892
1.2% of total
Nebraska
3 properties
$24,514,000
0.8% of total
Hawaii
1 property
$8,393,506
0.3% of total
South Carolina
6 properties
$42,014,649
1.4% of total
New Mexico
1 property
$3,760,000
0.1% of total
Tennessee
7 properties
$58,292,165
1.9% of total
Kentucky
20 properties
$53,308,886
1.8% of total
Georgia
12 properties
$287,964,079
9.5% of total
Louisiana
1 property
$3,300,000
0.1% of total
Texas
64 properties
$268,777,662
8.8% of total
Florida
19 properties
$185,705,044
6.1% of total
Mississippi
1 property
$1,650,000
0.1% of total
Alabama
3 properties
$16,512,863
0.5% of total
Oklahoma
1 property
$1,112,000
0.0% of total
Distribution of Property Types(1)
Mixed Use 1.8%
Self Storage 1.4%
Hotel 2.4%
Industrial / Warehouse 0.6%
Healthcare 8.2%
Multifamily(2) 15.0%
Office 49.2%
Retail 21.4%
>10.0% of Initial Mortgage Pool Balance
5.0 - 10.0% of Initial Mortgage Pool Balance
1.0 - 5.0% of Initial Mortgage Pool Balance
<1.0% of Initial Mortgage Pool Balance
(1) Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.
(2) Multifamily Component includes Mobile Home Park properties representing 2.9% of the Initial Mortgage Pool Balance.

## Colony Square, Atlanta, GA

## Government Property Advisors Portfolio, Various

## Arizona Retail Portfolio, Various

## Martin Resorts, San Luis Obispo County, CA

## Midtown Plaza, Atlanta, GA

520 Madison Avenue, New York, NY

1211 Avenue of the Americas, New York, NY

Extendicare Portfolio, Various

Reston Town Center, Reston, VA

Republic Portfolio, Herndon, VA

Page
IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS	5
IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS	5
NOTICE TO RESIDENTS OF KOREA	5
NOTICE TO RESIDENTS OF GERMANY	6
NOTICE TO NON-U.S. INVESTORS	6
EUROPEAN ECONOMIC AREA	6
SUMMARY OF OFFERING PROSPECTUS	7
Introduction to the Transaction	7
Series 2006-C7 Commercial Mortgage Pass-Through Certificates	7
Relevant Parties	12
Summary of Transaction Parties	16
Relevant Dates and Periods	17
Description of the Offered Certificates	19
The Underlying Mortgage Loans and the Mortgaged Real Properties	29
Legal and Investment Considerations	42
RISK FACTORS	45
The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-AB, A-3 and A-1A Certificates	45
The Offered Certificates Have Uncertain Yields to Maturity	45
The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated	46
The Interests of the Series 2006-C7 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders	47
The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates	47
Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties	48
Risks Associated with Condominium Ownership	49
The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default	49
In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property	49
Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types — Office, Retail, Multifamily and Healthcare	50
Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property	50
Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in New York and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of Georgia, Texas, Virginia, Florida and California	51
Of the 40 Mortgaged Real Properties Located in the State of New York, Two (2) of Those Properties, Representing 24.6% Percent of the Initial Mortgage Pool Balance, Will Be Secured by Mortgage Liens on Real Properties Located in the City of New York; The Performance of Those Properties Will be Materially Dependent on the Strength of the Manhattan Economy and Office Leasing Market	51
The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans with Anticipated Repayment Dates	51
The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans	52
The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property	52
Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures	52
Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990	53
Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant	53
Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property	54
Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow	55
Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities	55
Tenancies in Common May Hinder Recovery	55
Operating or Master Leases May Hinder Recovery	56
Changes in Mortgage Pool Composition Can Change the Nature of Your Investment	56
Lending on Income-Producing Real Properties Entails Environmental Risks	56
Lending on Income-Producing Properties Entails Risks Related to Property Condition	60
There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties	60
With Respect to Seven (7) Mortgage Loans (Including Three (3) of the Four (4) Largest Mortgage Loans) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2006-C7 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations	60
The Triangle Town Center Subordinate Tranche Underlying Mortgage Loan Is Part of a Loan Combination Comprised of Three (3) Mortgage Loans in Which the Subject Underlying Mortgage Loan Is Generally Subordinate to Both of the Corresponding Senior Non-Trust Loans For Purposes of Allocating Payments of Both Principal and Interest Between Them	61
Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties	62
Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits	62
Investors May Want to Consider Prior Bankruptcies	63
Litigation May Adversely Affect Property Performance	63
Risks Related to the Extendicare Portfolio Mortgage Loan	63

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS

The information in this offering prospectus may be amended and/or supplemented prior to the time of sale. The information in this offering prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this offering prospectus.

Information about the offered certificates is contained in two separate documents:

•	this offering prospectus, which describes specific terms of the offered certificates; and

•	the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

You should read both this offering prospectus and the accompanying base prospectus in full to obtain material information concerning the offered certificates.

When reading the accompanying base prospectus in conjunction with this offering prospectus, references in the accompanying base prospectus to ‘‘prospectus supplement’’ should be read as references to this offering prospectus.

The Annexes attached to this offering prospectus are hereby incorporated into and made a part of this offering prospectus.

This offering prospectus and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

In this offering prospectus, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Structured Asset Securities Corporation II.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY
GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded: (i) disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors; (ii) disclaimers of responsibility or liability; (iii) statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends; (iv) language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy; (v) statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and (vi) a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

NOTICE TO RESIDENTS OF KOREA

The securities to which these materials relate (the ‘‘Subject Securities’’) have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to applicable laws and regulations of Korea. None of Lehman Brothers Inc., UBS Global Asset Management (US) Inc., KeyBanc Capital Markets, a division of McDonald Investments Inc., Citigroup Global Markets Inc. or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the Subject Securities under the laws of Korea, including, without limitation, the Foreign Exchange Transaction Regulations of Korea. In addition, any recipient or purchaser of the Subject Securities represents that it is purchasing or acquiring the Subject Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject Securities nor any resident of Korea may transfer the Subject Securities in Korea or to any resident of Korea unless such transfer involves all of the Subject Securities held by it. Also, for a period of one year from the issue date of the Subject Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction laws) in connection with the purchase of the Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable Korean legal and regulatory requirements in connection with the purchase of the Subject Securities.

NOTICE TO RESIDENTS OF GERMANY

Each of the underwriters has confirmed that it is aware that no German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the series 2006-C7 certificates and each of the underwriters has represented and agreed that it will comply with the German Securities Sales Prospectus Act (Wertpapier—Verkaufsprospektgesetz) or any other laws applicable in Germany governing the issue, offering and sale of the series 2006-C7 certificates. In particular, each underwriter has undertaken not to engage in a public offering (Öffentliches Angebot) in Germany with respect to any of the series 2006-C7 certificates otherwise than in accordance with the German Securities Sales Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

Any series 2006-C7 certificates purchased by any person which it wishes to offer for sale or resale may not be offered in any jurisdiction in circumstances which would result in the depositor being obliged to register any further prospectus or corresponding document relating to the series 2006-C7 certificates in such jurisdiction.

NOTICE TO NON-U.S. INVESTORS

The distribution of this offering prospectus and the accompanying base prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions outside the United States. Persons into whose possession this offering prospectus and the accompanying base prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this offering prospectus and the accompanying base prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

EUROPEAN ECONOMIC AREA

Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2006-C7 certificates to the public in the European Economic Area. See ‘‘Method of Distribution’’ in this offering prospectus.

SUMMARY OF OFFERING PROSPECTUS

This summary contains selected information regarding the offering being made by this offering prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this offering prospectus and the accompanying base prospectus in full.

Introduction to the Transaction

The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2006-C7 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this offering prospectus and which are not offered by this offering prospectus.

Series 2006-C7 Commercial Mortgage Pass-Through Certificates

Class	Approx. Total Principal Balance or Notional Amount at Initial Issuance		Approx. % of Initial Mortgage Pool Balance(3)	Approx. % Total Credit Support at Initial Issuance(4)		Pass-Through Rate Description	Initial Pass-Through Rate	Weighted Average Life (Years)	Principal Window	Ratings S&P/ Fitch
Offered Certificates
A-1	$40,000,000		1.3%	30.000	%(5)	TBD(6)	%	3.19	12/06 - 08/11	AAA/AAA
A-2	$624,000,000		20.5%	30.000	%(5)	TBD(6)	%	4.89	08/11 - 11/11	AAA/AAA
A-AB	$54,000,000		1.8%	30.000	%(5)	TBD(6)	%	7.12	11/11 - 12/15	AAA/ AAA
A-3	$960,735,000		31.6%	30.000	%(5)	TBD(6)	%	9.77	12/15 - 10/16	AAA/AAA
A-1A	$452,301,000		14.9%	30.000	%(5)	TBD(6)	%	8.43	12/06 - 10/16	AAA/AAA
A-M	$304,433,000		10.0%	20.000%		TBD(6)	%	9.86	10/16 - 10/16	AAA/AAA
A-J	$296,823,000		9.8%	10.250%		TBD(6)	%	9.89	10/16 - 11/16	AAA/AAA
B	$22,833,000		0.8%	9.500%		TBD(6)	%	9.94	11/16 - 11/16	AA+/AA+
C	$30,443,000		1.0%	8.500%		TBD(6)	%	9.94	11/16 - 11/16	AA/AA
D	$30,444,000		1.0%	7.500%		TBD(6)	%	9.94	11/16 - 11/16	AA−/AA−
E	$26,638,000		0.9%	6.625%		TBD(6)	%	9.94	11/16 - 11/16	A+/A+
F	$26,638,000		0.9%	5.750%		TBD(6)	%	9.94	11/16 - 11/16	A/A
X-CP	$2,876,716,000	(2)	N/A	N/A		Variable IO(7)	%(9)	N/A	N/A	AAA/AAA
Non-Offered Certificates(1)
X-CL	$3,044,337,469	(2)	N/A	N/A		Variable IO(7)	%(9)	N/A	N/A	N/A
G	$26,638,000		0.9%	N/A		TBD(6)	%	N/A	N/A	N/A
H	$30,443,000		1.0%	N/A		TBD(6)	%	N/A	N/A	N/A
J	$26,638,000		0.9%	N/A		TBD(6)	%	N/A	N/A	N/A
K	$26,638,000		0.9%	N/A		TBD(6)	%	N/A	N/A	N/A
L	$7,611,000		0.3%	N/A		Fixed(8)	%	N/A	N/A	N/A
M	$3,805,000		0.1%	N/A		Fixed(8)	%	N/A	N/A	N/A
N	$11,416,000		0.4%	N/A		Fixed(8)	%	N/A	N/A	N/A
P	$3,806,000		0.1%	N/A		Fixed(8)	%	N/A	N/A	N/A
Q	$3,805,000		0.1%	N/A		Fixed(8)	%	N/A	N/A	N/A
S	$3,806,000		0.1%	N/A		Fixed(8)	%	N/A	N/A	N/A
T	$30,443,469		1.0%	N/A		Fixed(8)	%	N/A	N/A	N/A

(1)	The non-offered classes of the series 2006-C7 certificates also include the R-I, R-II, R-III and V classes, which do not have principal balances, notional amounts or pass-through rates.

(2)	Notional amount.

(3)	The initial mortgage pool balance will be approximately $3,044,337,470. References in this offering prospectus to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans as of November 13, 2006, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date, whether or not received.

(4)	Structural credit enhancement is provided for the more senior classes of offered certificates through the subordination of more junior classes of offered and non-offered certificates, as described under ‘‘—Introduction to the Transaction —Total Credit Support at Initial Issuance’’ below in this offering prospectus.

(5)	Presented on an aggregate basis for the class A-1, A-2, A-AB, A-3 and A-1A certificates.

(6)	To be determined. The pass-through rates for the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates will, in the case of each of those classes, for any interest accrual period, be a rate per annum equal to one of the following: (a) a specified fixed pass-through rate; (b) the weighted average for that interest accrual period of certain net interest rates on the underlying mortgage loans, which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans that accrue interest on an actual/360 basis; (c) the lesser of (i) a specified fixed pass-through rate and (ii) the rate described in clause (b) above; or (d) the rate described in clause (b) above minus a specified percentage for the subject class. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

(7)	The pass-through rates for the class X-CL and X-CP certificates will, in the case of each of those classes, for any interest accrual period, equal the weighted average of the respective strip rates (which may be different for each such class) at which interest then accrues on the respective components of the total notional amount of the subject class of series 2006-C7 certificates outstanding immediately prior to the related distribution date, except that the class X-CP certificates will cease to accrue interest following the interest accrual period that ends in . See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

(8)	In general, the pass-through rates for the class L, M, N, P, Q, S and T certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table above as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans is below the identified initial pass-through rate for the class L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate for the subject class of series 2006-C7 certificates during that interest accrual period will be that weighted average net interest rate. The net interest rates referred to in this bullet will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans or applicable portions thereof that accrue interest on an actual/360 basis. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

(9)	Approximate.

The governing document for purposes of forming the issuing entity and issuing the series 2006-C7 certificates will be a pooling and servicing agreement to be dated as of November 13, 2006. Except as described below in this paragraph, the pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the series 2006-C7 certificates. The underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as the 1211 Avenue of the Americas, which represents 9.0% of the initial mortgage pool balance, and the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Triangle Town Center Subordinate Tranche, which represents 1.0% of the initial mortgage pool balance, are not being serviced under the series 2006-C7 pooling and servicing agreement. The 1211 Avenue of the Americas underlying mortgage loan is part of a loan combination that also includes one (1) other mortgage loan that will not be transferred to the issuing entity and will be serviced pursuant to the servicing arrangements for the securitization of that other 1211 Avenue of the Americas mortgage loan. The Triangle Town Center Subordinate Tranche underlying mortgage loan is part of a loan combination that also includes two (2) other mortgage loans that will not be transferred to the issuing entity and will be serviced pursuant to the servicing arrangements for the securitization of one of those two other Triangle Town Center mortgage loans. The 1211 Avenue of the Americas underlying mortgage loan and the Triangle Town Center Subordinate Tranche underlying mortgage loan are sometimes referred to in this offering prospectus as the outside serviced underlying mortgage loans.

The parties to the series 2006-C7 pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. A copy of the series 2006-C7 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Securities Exchange Act of 1934, as amended, following the initial issuance of the offered certificates. In addition, if and to the extent that any material terms of the series 2006-C7 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus, then the series 2006-C7 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the date of initial issuance of the offered certificates. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

A. Total Principal Balance or Notional Amount at Initial Issuance	The class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be the series 2006-C7 certificates with principal balances and are sometimes referred to as the series 2006-C7 principal balance certificates.

The table on page 7 of this offering prospectus identifies for each class of series 2006-C7 principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series 2006-C7 principal balance certificates at initial issuance may be larger or smaller than the amount shown in the table on page 7 of this offering prospectus, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this offering prospectus.

The class X-CL and X-CP certificates will not have principal balances and are sometimes referred to as the series 2006-C7 interest-only certificates. For purposes of calculating the amount of accrued interest, each of those classes of series 2006-C7 interest-only certificates will have a total notional amount.

The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The approximate total notional amount of the class X-CL certificates at initial issuance is shown in the table on page 7 of this offering prospectus, although it may be as much as 5% larger or smaller.

The total notional amount of the class X-CP certificates will: (a) be calculated in accordance with the formula described under ‘‘Description of the Offered Certificates—General’’ in this offering prospectus; (b) initially equal the sum of (i) the lesser of $ and the total principal balance of the class certificates, (ii) the lesser of $ and the total principal balance of the class certificates, and (iii) the total principal balance of the class , , , , , , , , , , and certificates; (c) decline over time; and (d) equal $0 following the distribution date in . The approximate total notional amount of the class X-CP certificates at initial issuance is shown in the table on page 7 of this offering prospectus, although it may be as much as 10% larger or smaller.

The class R-I, R-II and R-III certificates will not have principal balances or notional amounts. The holders of the class R-I, R-II and R-III certificates are not expected to receive any material payments.

The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to each underlying mortgage loan that has an anticipated repayment date. See ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties—Payment and Other Terms’’ below.

B. Total Credit Support at Initial Issuance	The respective classes of the series 2006-C7 certificates, other than the class R-I, R-II, R-III and V certificates, will entitle their holders to varying degrees of seniority for purposes of—

•	receiving payments of interest and, if and when applicable, payments of principal, and

•	bearing the effects of losses on the underlying mortgage loans or on particular underlying mortgage loans, as well as default-related and other unanticipated expenses of the trust.

In that regard:

•	the class A-1, A-2, A-AB, A-3, A-1A, X-CL and X-CP certificates will be the most senior of the series 2006-C7 certificates;

•	after the classes referred to in the prior bullet, the class A-M certificates will be the next most senior class of the series 2006-C7 certificates;

•	after the classes referred to in the prior two bullets, the class A-J certificates will be the next most senior class of the series 2006-C7 certificates; and

•	the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will, in the case of each such class, be senior to each other such class, if any, with a later alphabetic class designation.

The table on page 7 of this offering prospectus shows the approximate total credit support provided to each class of the offered certificates, other than the class X-CP certificates, through the subordination of other classes of the series 2006-C7 principal balance certificates. In the case of each class of the offered certificates, exclusive of the class X-CP certificates, the credit support shown in the table on page 7 of this offering prospectus represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2006-C7 principal balance certificates that are subordinate to the indicated class.

The class R-I, R-II and R-III certificates will be residual interest certificates and will not provide any credit support to the other series 2006-C7 certificates. The class V certificates will be neither senior nor subordinate to any other series 2006-C7 certificates, but rather entitle holders to collections of additional interest on each underlying mortgage loan that has an anticipated repayment date. See ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties—Payment and Other Terms’’ below.

C. Pass-Through Rate	Each class of the series 2006-C7 certificates, other than the class R-I, R-II, R-III and V certificates, will bear interest. The table on page 7 of this offering prospectus provides the initial pass-through rate and a pass-through rate description for each interest-bearing class of the series 2006-C7 certificates, although as and when indicated the initial pass-through rate shown is approximate. Additionally, a more detailed description of the pass-through rate and/or how it will be calculated with respect to each interest-bearing class of the series 2006-C7 certificates is set forth under ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

D. Weighted Average Life and Principal Window	The weighted average life of any class of series 2006-C7 principal balance certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investors. The principal window for any class of series 2006-C7 principal balance certificates is the period during which the holders of those certificates will receive payments of principal. The weighted average life and principal window shown in the table on page 7 of this offering prospectus for each class of offered certificates, exclusive of the class X-CP certificates, were calculated based on the following assumptions with respect to each underlying mortgage loan—

•	the related borrower timely makes all payments on the mortgage loan,

•	if the mortgage loan has an anticipated repayment date (see ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties—Payment and Other Terms’’ below), the mortgage loan will be paid in full on that date, and

•	the mortgage loan will not otherwise be prepaid prior to stated maturity.

The weighted average life and principal window shown in the table on page 7 of this offering prospectus for each class of offered certificates, exclusive of the class X-CP certificates, were further calculated based on the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this offering prospectus.

E. Ratings	The ratings shown in the table on page 7 of this offering prospectus for the offered certificates are those of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page 7 of this offering prospectus.

The ratings assigned to the respective classes of offered certificates will represent the likelihood of—

•	timely receipt by the holders of all interest to which they are entitled on each distribution date, and

•	except in the case of the class X-CP certificates, the ultimate receipt by the holders of all principal to which they are entitled by the applicable rated final distribution date described under ‘‘—Relevant Dates and Periods—Rated Final Distribution Date’’ below.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

Further, the ratings on the respective classes of offered certificates do not represent any assessment of: the tax attributes of the offered certificates; the likelihood, frequency or extent of receipt of principal prepayments; the extent to which interest payable on any class of offered certificates may be reduced in connection with prepayment interest shortfalls; the extent of receipt of prepayment premiums, yield maintenance charges, default interest or post-anticipated repayment date additional interest; or the investors’ anticipated yield to maturity.

See ‘‘Ratings’’ in this offering prospectus.

Relevant Parties

Issuing Entity	LB-UBS Commercial Mortgage Trust, Series 2006-C7 will be the issuing entity for the series 2006-C7 securitization transaction. The issuing entity is sometimes referred to in this offering prospectus and in the accompanying base prospectus as the ‘‘trust’’ or the ‘‘trust fund.’’ See ‘‘Transaction Participants—The Issuing Entity’’ in this offering prospectus.

Depositor	We are Structured Asset Securities Corporation II, the depositor for the series 2006-C7 securitization transaction. We are a special purpose Delaware corporation. Our address is 745 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 526-7000. See ‘‘Transaction Participants—The Depositor’’ in the accompanying base prospectus and ‘‘Transaction Participants —The Depositor’’ in this offering prospectus.

Sponsors	Lehman Brothers Holdings Inc., UBS Real Estate Investments Inc. and KeyBank National Association will be the sponsors of the series 2006-C7 securitization transaction. Lehman Brothers Holdings Inc. is our affiliate and an affiliate of Lehman Brothers Inc., one of the underwriters. UBS Real Estate Investments Inc. is an affiliate of UBS Global Asset Management (US) Inc., one of the underwriters, and KeyBank National Association is the parent of KeyCorp Real Estate Capital Markets, Inc., a primary servicer, and is an affiliate of McDonald Investments Inc. See ‘‘Transaction Participants—The Sponsor’’ in the accompanying base prospectus and ‘‘Transaction Participants—The Sponsors’’ in this offering prospectus.

Mortgage Loan Sellers	Each of the sponsors will be, and an affiliate of Lehman Brothers Holdings Inc. may be, a mortgage loan seller for the series 2006-C7 securitization transaction.

Initial Trustee	LaSalle Bank National Association, a national banking association, will act as the initial trustee on behalf of the series 2006-C7 certificateholders. See ‘‘Transaction Participants—The Trustee’’ in this offering prospectus. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the underlying mortgage loans to the issuing entity, the trustee, on behalf of the series 2006-C7 certificateholders, will become the mortgagee of record under each underlying mortgage loan, subject to the discussion under ‘‘—1211 Avenue of the Americas Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Triangle Town Center Mortgagee of Record, Master Servicer and Special Servicer’’ below. The trustee will further be responsible for calculating the amount of principal and interest to be paid to, and making distributions to, the Series 2006-C7 certificateholders as described under ‘‘Transaction Participants—The Trustee’’ and ‘‘Description of the Offered Certificates’’ in this offering prospectus.

Initial Master Servicer	Wachovia Bank, National Association, a national banking association, will act as the initial master servicer with respect to the underlying mortgage loans, subject to the discussion under ‘‘—1211 Avenue of the Americas Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Triangle Town Center Mortgagee of Record, Master Servicer and Special Servicer’’ below. See ‘‘Transaction Participants—The Servicers—The Initial Master Servicer’’ in this offering prospectus.

Primary Servicer	KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, is expected to act as a sub-servicer with respect to certain underlying mortgage loans on behalf of the master servicer and, in such capacity, will primary service underlying mortgage loans representing 13.5% or more of the initial mortgage pool balance. KeyCorp Real Estate Capital Markets, Inc. is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers and a sponsor, and an affiliate of McDonald Investments Inc., one of the underwriters. See ‘‘Transaction Participants—The Servicers—KeyCorp Real Estate Capital Markets, Inc.’’ in this offering prospectus.

Initial Special Servicer	LNR Partners, Inc., a Florida corporation, will act as the initial special servicer for the mortgage pool, subject to the discussion under ‘‘—1211 Avenue of the Americas Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Triangle Town Center Mortgagee of Record, Master Servicer and Special Servicer’’ below. See ‘‘Transaction Participants—the Servicers—The Initial Special Servicer’’ in this offering prospectus.

Non-Trust Mortgage Loan Noteholders	The underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as 1211 Avenue of the Americas, Extendicare Portfolio, Reston Town Center, Triangle Town Center Subordinate Tranche, Cherry Grove Apartments, Park Place LaPalma and Gaffney Portfolio, respectively, are each part of a loan combination, as described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus. A loan combination consists of two (2) or more cross-defaulted mortgage loans that are obligations of the same borrower(s) and secured by the same mortgage instrument(s) encumbering the same mortgaged real property or group of mortgaged real properties. Only one of the mortgage loans in any particular loan combination will be transferred to the issuing entity. The remaining mortgage loan(s) in each of those loan combinations will not be included in the trust fund. Any mortgage loan that is part of a loan combination, but is not an asset of the issuing entity, is sometimes referred to in this offering prospectus as a non-trust mortgage loan. Pursuant to one or more co-lender or similar agreements with respect to each of the foregoing loan combinations, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of the mortgage loans in the subject loan combination (acting together), may be granted various rights and powers with respect to the subject loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. See ‘‘Description of the Mortgage Pool—Loan Combinations,’’ ‘‘The Series 2006-C7 Pooling and Servicing Agreement—The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘Servicing of the 1211 Avenue of the Americas Loan Combination and the Triangle Town Center Loan Combination’’ in this offering prospectus for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders and/or their representatives and designees.

1211 Avenue of the Americas Mortgagee of Record, Master Servicer and Special Servicer	The entire 1211 Avenue of the Americas loan combination, including the 1211 Avenue of the Americas underlying mortgage loan, is currently being—and, upon issuance of the series 2006-C7 certificates, will continue to be—serviced and administered pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2006-C6, Commercial Mortgage Pass-Through Certificates, Series 2006-C6 commercial mortgage securitization. The series 2006-C6 pooling and servicing agreement provides for servicing arrangements that are similar but not identical to those under the series 2006-C7 pooling and servicing agreement. In that regard—

•	LaSalle Bank National Association is the trustee under the series 2006-C6 pooling and servicing agreement and will, in that capacity, be the mortgagee of record with respect to the entire 1211 Avenue of the Americas loan combination;

•	Wachovia Bank, National Association is the master servicer under the series 2006-C6 pooling and servicing agreement and will, in that capacity, be the initial master servicer for the entire 1211 Avenue of the Americas loan combination, subject to resignation or, solely in connection with an event of default, replacement pursuant to the terms of the series 2006-C6 pooling and servicing agreement; and

•	LNR Partners, Inc., a Florida corporation, is the special servicer under the series 2006-C6 pooling and servicing agreement and will, in that capacity, be the initial special servicer for the entire 1211 Avenue of the Americas loan combination, subject to resignation or replacement pursuant to the terms of the series 2006-C6 pooling and servicing agreement, including replacement, without cause, by the holders of a majority interest in a designated controlling class of series 2006-C6 certificates.

Notwithstanding the foregoing, references in this offering prospectus to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 2006-C7 pooling and servicing agreement unless the context clearly indicates otherwise.

Triangle Town Center Mortgagee of Record, Master Servicer and Special Servicer	The entire Triangle Town Center loan combination, including the Triangle Town Center Subordinate Tranche underlying mortgage loan, is currently being—and, upon issuance of the series 2006-C7 certificates, will continue to be—serviced and administered pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1 commercial mortgage securitization, which provides for servicing arrangements that are similar but not identical to those under the series 2006-C7 pooling and servicing agreement. In that regard—

•	LaSalle Bank National Association is the trustee under the series 2006-C1 pooling and servicing agreement and will, in that capacity, be the mortgagee of record with respect to the entire Triangle Town Center loan combination;

•	Wachovia Bank, National Association is the master servicer under the series 2006-C1 pooling and servicing agreement and will, in that capacity, be the initial master servicer for the entire Triangle Town Center loan combination, subject to resignation or, solely in connection with an event of default, replacement pursuant to the terms of the series 2006-C1 pooling and servicing agreement; and

•	LNR Partners, Inc., a Florida corporation, is the special servicer under the series 2006-C1 pooling and servicing agreement and will, in that capacity, be the initial special servicer for the entire Triangle Town Center loan combination, subject to resignation or replacement pursuant to the terms of the series 2006-C1 pooling and servicing agreement, including replacement, without cause, (a) by the holders of a majority interest in a designated controlling class of series 2006-C1 certificates, and (b) as special servicer with respect to the Triangle Town Center loan combination only, if and for so long as the total unpaid principal balance of the Triangle Town Center Subordinate Tranche underlying mortgage loan, net of any appraisal reduction amount with respect to the subject loan combination allocable under the series 2006-C1 pooling and servicing agreement to the Triangle Town Center Subordinate Tranche underlying mortgage loan, is greater than, or equal to, 25% of the original principal balance of that underlying mortgage loan, by the series 2006-C7 controlling class representative, as designee of the holder of the Triangle Town Center Subordinate Tranche underlying mortgage loan.

We further discuss appraisal reduction amounts and the allocation thereof under ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties—Advances of Delinquent Monthly Debt Service Payments’’ below.

Notwithstanding the foregoing, references in this offering prospectus to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 2006-C7 pooling and servicing agreement unless the context clearly indicates otherwise.

Controlling Class of Certificateholders	The holders or beneficial owners of certificates representing a majority interest in a designated controlling class of the series 2006-C7 certificates will have, directly or acting through a designated representative, certain rights and powers under the series 2006-C7 pooling and servicing agreement, as described under ‘‘Risk Factors—The Interests of the Series 2006-C7 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders’’ and ‘‘The Series 2006-C7 Pooling and Servicing Agreement—The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this offering prospectus.

Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2006-C7 certificateholders will be the holders of a non-offered class of series 2006-C7 certificates.

Summary of Transaction Parties

Relevant Dates and Periods

Cut-off Date	The cut-off date for the mortgage loans that we intend to include in the trust is November 13, 2006. All payments and collections received on each underlying mortgage loan after its cut-off date, excluding any payments or collections that represent amounts due on or before that cut-off date, will belong to the trust.

Issue Date	The date of initial issuance for the offered certificates will be on or about December 5, 2006.

Distribution Frequency / Distribution Date	Payments on the offered certificates are scheduled to occur monthly, commencing in December 2006. During any given month, the distribution date will be the fourth business day following the 11th calendar day of that month or, if that 11th calendar day is not a business day, then the fifth business day following that 11th calendar day.

Record Date	The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. However, the initial record date shall be the date of initial issuance of the series 2006-C7 certificates. The registered holders of the series 2006-C7 certificates at the close of business on each record date will be entitled to receive, on the following distribution date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

Collection Period	Amounts available for payment on the offered certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. In general, each collection period—

•	will relate to a particular distribution date,

•	will be approximately one month long,

•	will begin immediately after the prior collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date, and

•	will end on a specified day of the same calendar month in which the related distribution date occurs or, if that specified day is not a business day, then on the immediately following business day.

However, the collection period for any distribution date for any underlying mortgage loan that is part of a loan combination may differ from the collection period with respect to the rest of the mortgage pool for that distribution date. Accordingly, there may be multiple collection periods with respect to each distribution date, such as (a) a collection period with respect to each underlying mortgage loan that is part of a loan combination, and (b) a collection period with respect to the rest of the mortgage pool, which collection periods will not necessarily coincide with each other.

Unless the context clearly indicates otherwise, references in any other portion of this offering prospectus to ‘‘collection period’’ will mean, individually and collectively, as applicable, all of the foregoing collection periods for the subject distribution date.

Interest Accrual Period	The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the offered certificates for any distribution date will be the period commencing on the 11th day of the month preceding the month in which that distribution date occurs and ending on the 10th day of the month in which that distribution date occurs. Interest will be calculated with respect to each class of offered certificates assuming that each year consists of twelve 30-day months.

Rated Final Distribution Date	The rated final distribution date for the respective classes of the offered certificates with principal balances is the distribution date in . See ‘‘Ratings’’ in this offering prospectus.

Assumed Final Distribution Date	With respect to any class of offered certificates, the assumed final distribution date is the distribution date on which the holders of those certificates would be expected to receive their last payment and the total principal balance or notional amount, as applicable, of those certificates would be expected to be reduced to zero, based upon—

•	the assumption that each borrower timely makes all payments on its underlying mortgage loan;

•	the assumption that each underlying mortgage loan with an anticipated repayment date is paid in full on that date;

•	the assumption that no borrower otherwise prepays its underlying mortgage loan prior to stated maturity; and

•	the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this offering prospectus.

Accordingly, the assumed final distribution date for each class of offered certificates is the distribution date in the calendar month and year set forth below for that class:

Class	Month and Year of Assumed Final Distribution Date
A-1
A-2
A-AB
A-3
A-1A
A-M
A-J
B
C
D
E
F
X-CP

Description of the Offered Certificates

Registration and Denominations	We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X-CP certificates, $250,000 initial notional amount—and in any greater whole dollar denominations.

You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, and they will be registered in the name of Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under ‘‘Description of the Offered Certificates—Registration and Denominations’’ in this offering prospectus and under ‘‘Description of the Certificates—Book-Entry Registration’’ in the accompanying base prospectus.

Payments

A. General	The trustee will make payments of interest and, except in the case of the class X-CL and X-CP certificates, principal to the following classes of series 2006-C7 certificateholders, sequentially as follows:

1st	A-1, A-2, A-AB, A-3, A-1A, X-CL and X-CP
2nd	A-M
3rd	A-J
4th	B
5th	C
6th	D
7th	E
8th	F
9th	G
10th	H
11th	J
12th	K
13th	L
14th	M
15th	N
16th	P
17th	Q
18th	S
19th	T

Amounts allocable as interest and principal with respect to the non-trust mortgage loans will not be available to make payments of interest and/or principal with respect to the classes of series 2006-C7 certificates listed in the foregoing table.

The allocation of interest payments among the A-1, A-2, A-AB, A-3, A-1A, X-CL and X-CP classes is described under ‘‘—Payments—Payments of Interest’’ below. The class R-I, R-II, R-III and V certificates do not bear interest and do not entitle their respective holders to payments of interest.

The allocation of principal payments among the A1, A-2, A-AB, A-3 and A-1A classes is described under ‘‘—Payments—Payments of Principal’’ below. The class X-CL, X-CP, R-I, R-II, R-III and V certificates do not have principal balances and do not entitle their respective holders to payments of principal.

See ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this offering prospectus.

B. Loan Groups	For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

•	a loan group 1 consisting of all of the underlying mortgage loans that are generally secured by property types other than multifamily and mobile home park, together with one (1) underlying mortgage loan that is secured by a multifamily property or mobile home park property; and

•	a loan group 2 consisting of all but one (1) of the underlying mortgage loans that are generally secured by multifamily and mobile home park properties.

Loan group 1 will contain a total of 141 underlying mortgage loans that represent 85.1% of the initial mortgage pool balance, and loan group 2 will contain a total of 44 underlying mortgage loans that represent 14.9% of the initial mortgage pool balance. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this offering prospectus.

As and to the extent described under ‘‘—Payments of Principal’’ and ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ below in this offering prospectus, amounts collected with respect to loan group 2 will have a direct effect on distributions to the holders of the class A-1A certificates and amounts collected with respect to loan group 1 will have a direct effect on distributions to the holders of the class A-1, A-2, A-AB and A-3 certificates.

C. Payments of Interest	Each class of series 2006-C7 certificates—other than the class R-I, R-II, R-III and V certificates—will bear interest. In each case, that interest will accrue during each interest accrual period based upon—

•	the pass-through rate applicable for the particular class of series 2006-C7 certificates for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of the particular class of series 2006-C7 certificates outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months.

Interest payments with respect to the class A-1, A-2, A-AB, A-3, A-1A, X-CL and X-CP certificates are to be made concurrently:

•	in the case of the class A-1, A-2, A-AB and A-3 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2006-C7 certificates, from available funds attributable to loan group 1;

•	in the case of the class A-1A certificates, from available funds attributable to loan group 2; and

•	in the case of the class X-CP and X-CL certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2006-C7 certificates, from available funds attributable to loan group 1 and/or loan group 2;

provided, that if the foregoing would result in a shortfall in the interest payment on any of the A-1, A-2, A-AB, A-3, A-1A, X-CL and/or X-CP classes, then payments of interest will be made on those classes of series 2006-C7 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced thereby, from available funds attributable to the entire mortgage pool; and provided, further, that the ‘‘available funds’’ referred to above in this sentence do not include amounts attributable to any non-trust mortgage loan.

The borrowers under the underlying mortgage loans are generally prohibited from making whole or partial voluntary prepayments that are not accompanied by a full month’s interest on the prepayment. If, however, a whole or partial voluntary prepayment—or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment —on an underlying mortgage loan is not accompanied by the amount of one full month’s interest on the prepayment, then, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this offering prospectus, the resulting shortfall, less—

•	the amount of the master servicing fee that would have been payable from that uncollected interest, and

•	in the case of a voluntary prepayment on a non-specially serviced mortgage loan, the applicable portion of the payment made by the master servicer to cover prepayment interest shortfalls resulting from the voluntary prepayments on non-specially serviced mortgage loans during the related collection period, will generally be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2006-C7 certificates, including the offered certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period.

On each distribution date, subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

See ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ and ‘‘—Payments—Priority of Payments’’ in this offering prospectus.

D. Payments of Principal	Subject to available funds and the payment priority described under ‘‘— Payments—General’’ above, the holders of each class of offered certificates, other than the class X-CP certificates, will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

Subject to the discussion under ‘‘—Payments—Amortization, Liquidation and Payment Triggers’’ below, the trustee is required to make payments of principal to the holders of the various classes of the series 2006-C7 principal balance certificates, in a specified sequential order, such that:

•	no payments of principal will be made to the holders of any of the class G, H, J, K, L, M, N, P, Q, S and T certificates until the total principal balance of the offered certificates (exclusive of the class X-CP certificates) is reduced to zero;

•	no payments of principal will be made to the holders of the class A-M, A-J, B, C, D, E or F certificates until, in the case of each class of those offered certificates, the total principal balance of all more senior classes of offered certificates (exclusive of the class X-CP certificates) is reduced to zero;

•	no payments of principal with respect to loan group 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-AB and A-3 certificates is reduced to zero;

•	no payments of principal with respect to loan group 2 will be made to the holders of the class A-1, A-2, A-AB and/or A-3 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

•	no payments of principal will be made to the holders of the class A-1, A-2, A-AB and/or A-3 certificates on any given distribution date until the holders of the class A-1A certificates have received all payments of principal to which they are entitled on that distribution date with respect to loan group 2;

•	on any given distribution date, beginning with the distribution date in , the total principal balance of the class A-AB certificates must be paid down to the applicable scheduled principal balance for that class set forth on Annex F to this offering prospectus before any payments of principal are made with respect to the class A-1, A-2 and/or A-3 certificates; and

•	no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1, A-2 and A-AB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-AB certificates (other than as described in the immediately preceding bullet) until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

The total payments of principal to be made on the series 2006-C7 principal balance certificates on any distribution date will, in general, be a function of—

•	the amount of scheduled payments of principal due or, in some cases, deemed due on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

•	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

However, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series

2006-C7 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2006-C7 certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group (i.e., loan group 1 or loan group 2, as applicable) that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

The class X-CL, X-CP, R-I, R-II, R-III and V certificates do not have principal balances and do not entitle their holders to payments of principal.

See ‘‘Description of the Offered Certificates—Payments—Payments of Principal,’’ and ‘‘—Payments—Priority of Payments’’ in this offering prospectus.

E.	Amortization, Liquidation and Payment Triggers	Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates may be reduced to zero at a time when the class A-1, A-2, A-AB, A-3 and A-1A certificates, or any two or more classes of those certificates, remain outstanding. If that occurs, then any payments of principal on the outstanding class A-1, A-2, A-AB, A-3 and A-1A certificates will be made among those classes of series 2006-C7 certificates on a pro rata basis in accordance with their respective total principal balances.

Also, specified parties may terminate the trust when the mortgage pool balance is reduced to less than approximately 1.0% of the initial mortgage pool balance, as described under ‘‘—Optional Termination’’ below.

F.	Payments of Prepayment Premiums and Yield Maintenance Charges	If any prepayment premium or yield maintenance charge is collected on any of the underlying mortgage loans, then the trustee will pay that amount, net of any liquidation fee or workout fee payable in connection with the receipt thereof, in the proportions described under ‘‘Description of the Offered Certificates— Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus, to—

•	the holders of the class X-CL certificates;

•	the holders of the class X-CP certificates; and/or

•	the holders of any of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates that are then entitled to receive any principal payments with respect to the loan group that includes the prepaid mortgage loan.

Fees and Expenses	The amounts available for distribution on the series 2006-C7 certificates on any distribution date will generally be net of the following amounts:

Type / Recipient (1)	Amount	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, interest that accrues at the related master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan (2)	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period.	Time to time
	All interest and investment income earned on amounts on deposit in the master servicer’s pool custodial account and in any serviced loan combination-specific custodial account.	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers.	Monthly
Outside Master Servicing Fee/Master Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each of the 1211 Avenue of the Americas underlying mortgage loan and the Triangle Town Center Subordinate Tranche underlying mortgage loan, interest that accrues at the related outside master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on the subject outside serviced underlying mortgage loan. (3)	Monthly
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan (other than the outside serviced underlying mortgage loans) and non-trust mortgage loan that is being specially serviced or as to which the related mortgaged real property has become an REO property, one-twelfth of the annual special servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on such mortgage loan (4)	Monthly

Type / Recipient (1)	Amount	Frequency
Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than the outside serviced underlying mortgage loans) and non-trust mortgage loan that has been and continues to be worked out, the workout fee rate of 1.0% multiplied by each collection of interest (other than default interest and post-anticipated repayment date additional interest), principal and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.	Time to time
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan (other than an outside serviced underlying mortgage loan) for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan (other than an outside serviced underlying mortgage loan) or REO property as to which the special servicer obtains any liquidation proceeds, with limited exceptions, an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest and post-anticipated repayment date additional interest).	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the special servicer’s REO account.	Monthly
Outside Special Servicing Fee / Special Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to the 1211 Avenue of the Americas underlying mortgage loan and the Triangle Town Center Subordinate Tranche underlying mortgage loan, one-twelfth of the related annual outside special servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on the subject outside serviced underlying mortgage loan. (3)(5)	Monthly
Outside Serviced Trust Mortgage Loan Workout Fee and Liquidation Fee / Other Special Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each outside serviced underlying mortgage loan, the related liquidation fee and workout fee due and owing under the applicable outside servicing agreement are substantially identical to the corresponding fees under the series 2006-C7 pooling and servicing agreement. (5)	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer (6)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees and similar fees actually collected on the underlying mortgage loans (other than the outside serviced underlying mortgage loans) and the non-trust mortgage loans.	Monthly

Type / Recipient (1)	Amount	Frequency
	Late payment charges and default interest collected on any mortgage loan (and, in the case of an outside serviced underlying mortgage loan, passed through to the issuing entity), but only to the extent such late payment charges and default interest are not otherwise applied to cover (i) interest on advances or (ii) additional trust fund expenses (exclusive of special servicing fees, liquidation fees and workout fees) with respect to the subject mortgage loan or mortgaged real property, which items either are then currently payable or were previously paid from collections on the mortgage pool and not previously reimbursed.	Time to time
Trustee Fee / Trustee	With respect to each and every underlying mortgage loan, interest that accrues at the trustee fee rate on the stated principal balance of that mortgage loan from time to time. (7)	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account and interest reserve account.	Monthly
Expenses
Servicing Advances / Trustee, Master Servicer or Special Servicer	To the extent of funds available, the amount of any servicing advances. (8)(10)	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding servicing advance. (9)(10)	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances. (8)	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding P&I advance. (9)	Time to time
Indemnification Expenses / Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the series 2006-C7 pooling and servicing agreement. (11)	Time to time
Servicing Advances, Interest on Servicing Advances, Indemnification Expenses / Master Servicer or Special Servicer of an Outside Serviced Underlying Mortgage Loan	Substantially the same as corresponding items under the series 2006-C7 pooling and servicing agreement. (12)(13)	Time to time
Interest on delinquency advances with respect to the Triangle Town Center non-trust mortgage loans / Applicable Advancing Party	Substantially the same as corresponding item under the series 2006-C7 pooling and servicing agreement. (13)	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and be reimbursed for the same expenses of the master servicer described in this offering prospectus. Any change to the fees and expenses described in this offering prospectus would require an amendment to the series 2006-C7 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.

(2)	The master servicing fee rate payable under the series 2006-C7 pooling and servicing agreement for each outside serviced underlying mortgage loan will be 0.01% per annum.The master servicing fee rate payable under the series 2006-C7 pooling and servicing agreement for each other underlying mortgage loan will range, on a loan-by-loan basis, from 0.0200% per annum to 0.1100% per annum, as described in this offering prospectus under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Master Servicing Compensation.’’

(3)	For each of the 1211 Avenue of the Americas underlying mortgage loan and the Triangle Town Center Subordinate Tranche underlying mortgage loan, the outside master servicing fee rate will equal 0.01% per annum and the outside special servicing fee rate will equal 0.35% per annum (subject to a monthly minimum of $4,000 per specially serviced loan combination).

(4)	The special servicing fee rate for each underlying mortgage loan (other than an outside serviced underlying mortgage loan) will equal 0.25% per annum, as described in this offering prospectus under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—The Special Servicing Fee.’’

(5)	Amounts otherwise payable to the issuing entity with respect to the Triangle Town Center Subordinate Tranche underlying mortgage loan will be applied to cover special servicing fees, workout fees and liquidation fees earned with respect to the non-trust mortgage loan in the related loan combination before amounts on those non-trust loans are so applied.

(6)	Allocable between the master servicer and the special servicer as provided in the series 2006-C7 pooling and servicing agreement.

(7)	The trustee fee rate will equal 0.00065% per annum, as described in this offering prospectus under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—Trustee Compensation.’’

(8)	Reimbursable out of collections on the related underlying mortgage loan, except that advances that are determined not to be recoverable out of related collections will, in general, be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool.

(9)	In general, payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool.

(10)	In the case of a loan combination serviced under the series 2006-C7 pooling and servicing agreement, payable out of collections thereon.

(11)	Payable out of general collections on the mortgage pool. In general, none of the above specified persons is entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2006-C7 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2006-C7 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2006-C7 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2006-C7 pooling and servicing agreement, or allocable overhead.

(12)	To the extent related to the 1211 Avenue of the Americas loan combination or the Triangle Town Center loan combination, payable out of collations on the subject loan combination.

(13)	In the case of the Triangle Town Center loan combination, payable first out of amounts otherwise payable to issuing entity with respect to the Triangle Town Center Subordinate Tranche underlying mortgage loan and then out of other collections on the subject loan combination.

The foregoing fees and expenses will generally be payable prior to distribution on the series 2006-C7 certificates. Further information with respect to the foregoing fees and expenses, as well as additional expenses of the trust, including information regarding the general purpose of and the source of payment for those fees and expenses, is set forth under ‘‘Description of the Offered Certificates—Fees and Expenses’’ in this offering prospectus.

Reductions of Certificate Principal Balances in Connection with Losses on the Underlying Mortgage Loans and Default-Related and Other Unanticipated Expenses	Because of losses on the underlying mortgage loans—including, for this purpose, advances that are reimbursed out of general collections on the mortgage pool because collections on the related underlying mortgage loan are determined to be insufficient to make such reimbursement—and/or default-related and other unanticipated expenses of the issuing entity, the total principal balance of the mortgage pool, net of outstanding advances of principal, may fall below the total principal balance of the series 2006-C7 principal balance certificates. If and to the extent that those losses on the underlying mortgage loans and/or expenses of the issuing entity cause such a deficit to exist following the payments made on the series 2006-C7 certificates on any distribution date, the total principal balances of the following classes of series 2006-C7 principal balance certificates will be sequentially reduced, in the following order, until that deficit is eliminated:

Reduction Order	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-M
19th	A-1, A-2, A-AB, A-3 and A-1A, pro rata by total principal balance

See ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

Reports to Certificateholders	On each distribution date, the trustee will provide or make available to the registered holders of the series 2006-C7 certificates a monthly report substantially in the form of Annex D to this offering prospectus. The trustee’s report will detail, among other things, the payments made to the series 2006-C7 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

Upon reasonable prior notice, you may also review at the trustee’s offices during normal business hours a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans.

See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this offering prospectus.

Optional Termination	Specified parties to the transaction may terminate the trust by purchasing all of the mortgage loans and any foreclosure properties held by the trust, but only when the total principal balance of the mortgage pool, net of outstanding advances of principal, is less than 1.0% of the initial mortgage pool balance.

In addition, following the date on which the total principal balances of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F and G certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining 2006-C7 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2006-C7 pooling and servicing agreement, in connection with an exchange of all the remaining series 2006-C7 certificates for all the mortgage loans and foreclosure properties remaining in the trust fund at the time of exchange.

See ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus.

The Underlying Mortgage Loans and the Mortgaged Real Properties

General	In this section, ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties,’’ we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this offering prospectus:

•	‘‘Risk Factors;’’

•	‘‘Description of the Mortgage Pool;’’

•	Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans;

•	Annex A-2—Certain Characteristics of the Mortgage Pool;

•	Annex A-3—Certain Characteristics of Loan Group 1;

•	Annex A-4—Certain Characteristics of Loan Group 2;

•	Annex A-5—Certain Monetary Terms of the Underlying Mortgage Loans;

•	Annex A-6—Certain Information Regarding Reserves; and

•	Annex B—Certain Information Regarding Multifamily Properties.

For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 2006-C7 certificates will be divided into a loan group 1 and a loan group 2.

Loan group 1 will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with one (1) underlying mortgage loan that is secured by a multifamily property or mobile home park property. Loan group 1 will consist of 141 mortgage loans, with an initial loan group 1 balance of $2,592,035,525, representing approximately 85.1% of the initial mortgage pool balance.

Loan group 2 will consist of all but one (1) of the underlying mortgage loans that are secured by multifamily or mobile home park properties. Loan group 2 will consist of 44 mortgage loans, with an initial loan group 2 balance of $452,301,945, representing approximately 14.9% of the initial mortgage pool balance. See Annex B—Certain Information Regarding Multifamily Properties.

When reviewing the information that we have included in this offering prospectus, including the Annexes hereto, with respect to the mortgage loans that are to back the offered certificates, please note that—

•	All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

•	References to initial mortgage pool balance mean the aggregate cut-off date principal balance of all the underlying mortgage loans, references to the initial loan group 1 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group 1 and references to the initial loan group 2 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group 2. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the trust. We show the cut-off date principal balance for each of the underlying mortgage loans on Annex A-1 to this offering prospectus.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances.

•	When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group 1 balance or the initial loan group 2 balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances.

•	With respect to each of the underlying mortgage loans that are part of a loan combination, unless the context clearly indicates otherwise, certain statistical information—in particular, information relating to debt service coverage ratios, loan-to-value ratios and loan amount per square foot or other unit of measurement—in this offering prospectus is calculated in the following manner:

1.	with respect to the 1211 Avenue of the Americas underlying mortgage loan, taking into account the corresponding pari passu non-trust mortgage loan in the 1211 Avenue of the Americas loan combination;

2.	with respect to the Extendicare Portfolio underlying mortgage loan, taking into account the corresponding pari passu non-trust mortgage loan in the Extendicare Portfolio loan combination;

3.	with respect to the Triangle Town Center Subordinate Tranche underlying mortgage loan, taking into account the Triangle Town Center senior non-trust mortgage loans in the Triangle Town Center loan combination; and

4.	with respect to each other loan combination identified in the loan combination chart under ‘‘—Relevant Parties—Non-Trust Mortgage Loan Noteholders,’’ without regard to the corresponding non-trust mortgage loan(s) in the subject loan combination, each of which is generally subordinate.

See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1211 Avenue of the Americas Mortgage Loan,’’ ‘‘—Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loans,’’ ‘‘—Significant Underlying Mortgage Loans—The Reston Town Center Mortgage Loan’’ and ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

•	If any of the underlying mortgage loans is secured by multiple real properties located in more than one state or representing more than one property type, a portion of the subject mortgage loan has been allocated to each of those properties.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group 1 or loan group 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group 1 and loan group 2. The general characteristics of each such loan group should also be analyzed when making an investment decision. See ‘‘—Additional Statistical Information’’ below.

•	Whenever we refer to a particular mortgaged real property, or mortgage loan, by name, unless the particular term is otherwise specifically defined, we mean the mortgaged real property, or the mortgage loan secured by the mortgaged real property, identified by that name on Annex A-1 to this offering prospectus.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

•	It has been confirmed to us by S&P and/or Fitch that four (4) of the mortgage loans that we intend to include in the trust, representing 36.8% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. Those four (4) mortgage loans are described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this offering prospectus.

Loan Combinations	Seven (7) underlying mortgage loans are, in each case, part of a loan combination comprised of two (2) or more cross-defaulted mortgage loans that are all: (a) obligations of the same borrower(s); and (b) secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. Only one mortgage loan in each such loan combination will be included in the trust. Each of the remaining mortgage loan(s) in each such loan combination will not be included in the trust and is sometimes referred to in this offering prospectus as a non-trust mortgage loan.

The following underlying mortgage loans are each part of a loan combination:

Mortgaged Property Name (as identified on Annex A-1 to this Offering Prospectus)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balanceof Related Pari Passu Non-Trust Loans(1)	Original Principal Balance of Related Senior Non-Trust Loans(2)	Original Principal Balance of Related Subordinate Non-Trust Loans(3)
1. 1211 Avenue of the Americas	$275,000,000	9.0%	$400,000,000	NAP	NAP
2. Extendicare Portfolio	$250,000,000	8.2%	$250,000,000	NAP	NAP
3. Reston Town Center	$121,500,000	4.0%	NAP	NAP	$89,750,000
4. Triangle Town Center Subordinate Tranche	$29,000,000	1.0%	NAP	$127,034,076 $43,965,924	NAP
5. Cherry Grove Apartments	$24,678,930	0.8%	NAP	NAP	$1,300,000
6. Park Place LaPalma	$8,223,932	0.3%	NAP	NAP	$535,000
7. Gaffney Portfolio	$5,325,698	0.2%	NAP	NAP	$350,000

(1)	Reflects pari passu non-trust mortgage loans that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the subject loan combination.

(2)	Reflects senior non-trust mortgage loans that are, in each case, (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a senior, but pro rata, basis with the related underlying mortgage loan in the subject loan combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject loan combination, entitled to payment of all accrued interest (other than default interest) and the total outstanding principal balance of the senior non-trust mortgage loans in the subject loan combination prior to payments of principal and interest being made with respect to the subject underlying mortgage loan.

(3)	Reflects subordinate non-trust mortgage loans that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a subordinate, but pro rata, basis with the related underlying mortgage loan in the subject loan combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject loan combination, entitled to payments of principal and interest, only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of the related underlying mortgage loan in the subject loan combination.

For a more detailed description of the priority of payments among the mortgage loans comprising each loan combination, see ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

Except as discussed above under ‘‘—1211 Avenue of the Americas Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Triangle Town Center Mortgagee of Record, Master Servicer and Special Servicer,’’ each of the loan combinations will be serviced under the series 2006-C7 pooling and servicing agreement by the master servicer and the special servicer thereunder.

See ‘‘Description of the Mortgage Pool—Loan Combinations’’, ‘‘The Series 2006-C7 Pooling and Servicing Agreement—The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘Servicing of the 1211 Avenue of the Americas Loan Combination and the Triangle Town Center Loan Combination’’ in this offering prospectus for a more detailed description of certain rights of the respective non-trust mortgage loan noteholders and/or their representatives and designees. See also ‘‘Risk Factors— Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this offering prospectus.

Acquisition of Mortgage Loans	On or prior to the date of initial issuance of the offered certificates, we will acquire the mortgage loans from the sponsors and/or affiliates thereof and will transfer the mortgage loans to the trust. Following the date of initial issuance of the series 2006-C7 certificates, no party will have the ability to add mortgage loans to the trust.

Payment and Other Terms	Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with interest. Repayment of each of the mortgage loans that we intend to include in the trust is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we identify in the glossary to this offering prospectus, that mortgage lien will be a first priority lien. However, the Triangle Town Center Subordinate Tranche underlying mortgage loan is subordinate in right of payment to both of the Triangle Town Center senior non-trust mortgage loans.

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

Each of the mortgage loans that we intend to include in the trust currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this offering prospectus. Except with respect to any mortgage loan that has an anticipated repayment date, as described below, the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

Subject, in some cases, to a next business day convention—

•	One hundred forty-three (143) of the mortgage loans that we intend to include in the trust, representing 88.6% of the initial mortgage pool balance, provides for scheduled payments of principal and/or interest to be due on the eleventh day of each month;

•	Forty-one (41) of the mortgage loans that we intend to include in the trust, representing 10.5% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the first day of each month; and

•	One (1) of the mortgage loans that we intend to include in the trust, representing 1.0% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the fifth day of each month.

One hundred seventy-six (176) of the mortgage loans that we intend to include in the trust, representing 98.1% of the initial mortgage pool balance, of which 132 mortgage loans are in loan group 1, representing 97.8% of the initial loan group 1 balance, and 44 mortgage loans are in loan group 2, representing 100.0% of the initial loan group 2 balance, respectively, each referred to below as a balloon mortgage loan, provide for:

•	either (a) amortization schedules that (i) are significantly longer than their respective remaining terms to stated maturity and (ii) in some cases, begin following the end of an initial interest-only period or (b) have no amortization prior to stated maturity; and

•	a substantial balloon payment of principal on each of their respective maturity dates.

Fifty (50) of the balloon mortgage loans identified in the prior paragraph, representing 55.5% of the initial mortgage pool balance, of which 38 mortgage loans are in loan group 1, representing 57.5% of the initial loan group 1 balance, and 12 mortgage loans are in loan group 2, representing 43.7% of the initial loan group 2 balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 71 of the balloon mortgage loans identified in the prior paragraph, representing 31.0% of the initial mortgage pool balance, of which 48 mortgage loans are in loan group 1, representing 29.9% of the initial loan group 1 balance, and 23 mortgage loans are in loan group 2, representing 37.3% of the initial loan group 2 balance, respectively, require payments of interest only to be due on each due date until the expiration of a designated interest-only period that ends prior to the related stated maturity date.

Nine (9) of the mortgage loans that we intend to include in the trust, representing 1.9% of the initial mortgage pool balance, all of which are in loan group 1, representing 2.2% of the initial loan group 1 balance, each provides material incentives to the related borrower to pay the subject mortgage loan in full by a specified date prior to the related maturity date. We consider that date to be the anticipated repayment date for each of those mortgage loans. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date, include:

•	The calculation of interest at a rate per annum in excess of the initial mortgage interest rate. The additional interest in excess of interest at the initial mortgage interest rate will be deferred and will be payable only after the outstanding principal balance of the mortgage loan is paid in full.

•	The application of excess cash flow from the mortgaged real property, after debt service payments and any specified reserves or expenses have been funded or paid, to pay the principal amount of the mortgage loan. The payment of principal from excess cash flow will be in addition to the principal portion, if any, of the normal monthly debt service payment.

With respect to six (6) of the underlying mortgage loans with anticipated repayment dates, representing 1.4% of the initial mortgage pool balance and 1.6% of the initial loan group 1 balance, payments of interest only are scheduled to be due on each due date until the expiration of a designated interest-only period that ends prior to the related anticipated repayment date.

Delinquency/Loss Information	Except as described in the next paragraph, none of the mortgage loans that we intend to include in the trust were as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment, and there has been no forgiveness of interest or principal with respect to any of the mortgage loans that we intend to include in the trust.

Prepayment Provisions	All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of the mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary prepayments are prohibited, but the related borrower may obtain a full or partial release of the related mortgaged real property through defeasance; and/or

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this offering prospectus.

Advances of Delinquent Monthly Debt Service Payments	Except as described below in this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due or assumed due on the underlying mortgage loans, in each case net of related master servicing fees and workout fees (and, in the case of an outside serviced underlying mortgage loan, further net of any comparable fees payable for the subject mortgage loan pursuant to the governing servicing agreement). In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make. As described under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments’’ in this offering prospectus, any party that makes an advance will be entitled to be reimbursed for that advance, together with interest at a published prime rate.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it or the special servicer determines will not be recoverable from proceeds of the related underlying mortgage loan.

Neither the master servicer nor the trustee will be required to make any advance of delinquent debt service payments with respect to any non-trust mortgage loan included in any of the loan combinations described in this offering prospectus.

Subject to the discussions below regarding the outside serviced underlying mortgage loans, if there occurs or exists any of various specified adverse events or circumstances with respect to any underlying mortgage loan or the mortgaged real property for that mortgage loan, then a new appraisal—or, in cases involving underlying mortgage loans or mortgaged real properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property—must be obtained or conducted. If, based on that appraisal or other valuation, subject to the discussion below regarding underlying mortgage loans that are part of loan combinations, it is determined that—

•	the principal balance of, and other delinquent amounts due under, the subject underlying mortgage loan, exceed

•	an amount equal to—

1.	90% of the new appraised or estimated value of that real property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information, minus

2.	the amount of any obligations secured by liens on the property, which liens are prior to the lien of the mortgage loan, plus

3.	certain escrows and reserves and any letters of credit constituting additional security for the mortgage loan,

then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced. The reduction will be in generally the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Appraisal reduction amounts will not affect the principal portion of P&I advances.

The calculation of any appraisal reduction amount, as described above under this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ section, in respect of any underlying mortgage loan that is part of a loan combination will, in each case, take into account all of the mortgage loans comprising the related loan combination. The applicable servicer will determine whether an appraisal reduction amount exists with respect to the entire subject loan combination based on a calculation that generally treats the subject loan combination as if it was a single underlying mortgage loan. Except in the case of the Triangle Town Center loan combination, any resulting appraisal reduction amount will be allocated among the mortgage loans in a loan combination, in general, first, to any related non-trust mortgage loan(s) that are subordinate and, then, to the related underlying mortgage loan or, if applicable, on a pro rata basis by balance, between the related pari passu non-trust mortgage loan(s) and the related underlying mortgage loan, as described in the definition of ‘‘Appraisal Reduction Amount’’ in the Glossary to this offering prospectus. In the case of the Triangle Town Center loan combination, any resulting appraisal reduction amount will be allocated, first, to the Triangle Town Center Subordinate Tranche underlying mortgage loan (which is the most subordinate mortgage loan in that loan combination), then, to the Triangle Town Center note B-1 senior non-trust mortgage loan, and finally to the Triangle Town Center note A senior non-trust mortgage loan, as described in the definition of ‘‘Appraisal Reduction Amount’’ in the Glossary to this offering prospectus. The amount of advances of interest on any of the underlying mortgage loans that are part of a loan combination will reflect any appraisal reduction amount allocable thereto.

See ‘‘The Series 2006-C7 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Required Appraisals’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in this offering prospectus. See also ‘‘Description of the Governing Documents— Advances’’ in the accompanying base prospectus.

Removal of Underlying Mortgage Loans

A.	Repurchase Due to Breach of Representation or Warranty	As of the date of initial issuance of the offered certificates, and subject to certain exceptions, we will make with respect to each underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates and each of UBS Real Estate Investments Inc. and KeyBank National Association will make with respect to each underlying mortgage loan contributed by that mortgage loan seller, the representations and warranties generally described under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in

this offering prospectus. If there exists a material uncured breach of any of those representations and warranties, or if there exists a material uncured document omission with respect to any underlying mortgage loan, as discussed under ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ below in this offering prospectus, then we, in the case of a mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, and each of UBS Real Estate Investments Inc. and KeyBank National Association, in the case of a mortgage loan contributed by it, may be required, under certain circumstances, to repurchase the affected mortgage loan at a price generally equal to the sum of (a) the unpaid principal balance of that mortgage loan at the time of purchase, (b) all unpaid interest, other than default interest, due with respect to that mortgage loan through the due date in the collection period of purchase, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made with respect to that mortgage loan, and (e) certain other amounts payable under the series 2006-C7 pooling and servicing agreement.

Notwithstanding the foregoing, the obligation to repurchase an underlying mortgage loan only arises if Lehman Brothers Holdings Inc (or an affiliate), UBS Real Estate Investments Inc. or KeyBank National Association, as applicable, are unable to cure the subject material breach or material document defect, as the case may be, and do not exercise their option to instead pay an amount equal to the loss of value directly attributed to such material breach or material document omission (which amount may not cover the amount of actual losses and expenses incurred by the trust). The foregoing obligation to cure, pay loss of value or repurchase is further contingent on (i) us, UBS Real Estate Investments Inc. or KeyBank National Association being notified of the subject missing document or breach and (ii) either (a) we, in the case of an underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, or UBS Real Estate Investments Inc. or KeyBank National Association, in the case of an underlying mortgage loan contributed by it, agreeing that, or (b) an arbitration panel making a binding determination that, a material breach or a material document omission, as the case may be, exists.

See ‘‘Description of the Mortgage Pool—Representations and Warranties,’’ ‘‘—Assignment of the Underlying Mortgage Loans’’ and ‘‘—Cures and Repurchases’’ in this offering prospectus.

B. Fair Value Option	Any single certificateholder or group of certificateholders with a majority interest in the series 2006-C7 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, at a price generally equal to the sum of (a) the outstanding principal balance of that mortgage loan, (b) all accrued and unpaid interest on that mortgage loan, other than default interest, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and (e) any other amounts payable under the series 2006-C7 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. See ‘‘The Series 2006-C7 Pooling and Servicing Agreement—Fair Value Option’’ in this offering prospectus.

C. Other Purchase Options	The following third parties or their designees will have the option to purchase one or more underlying mortgage loans out of the trust, generally after such mortgage loan has become a specially serviced mortgage loan:

•	with respect to each underlying mortgage loan that is part of a loan combination, pursuant to a related co-lender or similar agreement, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of non-trust mortgage loans in the subject loan combination (acting together), may be granted the right to purchase the subject underlying mortgage loan, in each case under the circumstances described under ‘‘Description of the Mortgage Pool—Loan Combinations;’’ and

•	a mezzanine lender with respect to the borrower under an underlying mortgage loan may be entitled to purchase that mortgage loan from the trust fund upon the occurrence of a default thereunder or upon the transfer thereof to special servicing, pursuant to a purchase right as set forth in the related intercreditor agreement (see, for example, the discussion regarding several underlying mortgage loans with related mezzanine loans under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ and ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this offering prospectus).

Additional Statistical Information

A. General Characteristics	The mortgage pool, loan group 1 and loan group 2 will have the following general characteristics as of the cut-off date:

	Mortgage Pool	Loan Group 1	Loan Group 2
Total cut-off date principal balance	$3,044,337,470	$2,592,035,525	$452,301,945
Number of mortgage loans	185	141	44
Number of mortgaged real properties	421	349	72
Maximum cut-off date principal balance	$475,000,000	$475,000,000	$46,550,000
Minimum cut-off date principal balance	$870,000	$870,000	$1,200,000
Average cut-off date principal balance	$16,455,878	$18,383,231	$10,279,590
Maximum mortgage interest rate	6.6525%	6.6525%	6.5100%
Minimum mortgage interest rate	5.2000%	5.2000%	5.8300%
Weighted average mortgage interest rate	6.1028%	6.1052%	6.0888%
Maximum original term to maturity or anticipated repayment date	180 months	180 months	120 months
Minimum original term to maturity or anticipated repayment date	60 months	60 months	60 months
Weighted average original term to Maturity or anticipated repayment date	106 months	106 months	106 months
Maximum remaining term to maturity or anticipated repayment date	180 months	180 months	120 months
Minimum remaining term to maturity or anticipated repayment date	56 months	57 months	56 months
Weighted average remaining term to Maturity or anticipated repayment date	105 months	105 months	105 months
Weighted average underwritten debt service coverage ratio	1.57x	1.63x	1.23x
Weighted average cut-off date underwritten debt service coverage ratio	1.67x	1.73x	1.31x
Weighted average cut-off date loan-to-value ratio	63.6%	61.5%	75.7%

In reviewing the foregoing table, please note that:

•	The initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance are each subject to a permitted variance of plus or minus 5%.

•	Except as described below in the second succeeding bullet, the underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the monthly debt service payment due in respect of that underlying mortgage loan on the first due date following the cut-off date or, if that mortgage loan is currently in an interest-only period, on the first due date after the commencement of the scheduled amortization.

•	Except as described in the following bullet, the cut-off date loan-to-value ratio for any mortgage loan to be included in the trust is equal to its cut-off date principal balance, divided by the estimated value of the related mortgaged real property as set forth in a related third-party appraisal dated as specified on Annex A-1 to this offering prospectus.

•	The exceptions to the foregoing calculations of underwritten debt service coverage ratio and cut-off date loan-to-value ratio are as follows:

(1)	in the case of an underlying mortgage loan that provides for payments of interest only until the related stated maturity date or anticipated repayment date, the calculation of underwritten debt service coverage ratio is based upon the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date;

(2)	in the case of an underlying mortgage loan that is part of a loan combination (as set forth under ‘‘Description of the Mortgage Pool— Loan Combinations’’ in this offering prospectus), the underwritten debt service coverage ratio and the cut-off date loan-to-value ratio are, in general, each calculated based on the entire subject loan combination, excluding any non-trust mortgage loans in the subject loan combination that are subordinate to the related underlying mortgage loan in such loan combination; and

(3)	in the case of each underlying mortgage loan that requires the related borrower to make additional monthly amortization payments solely to the extent available from excess cash flow after a certain date, the calculation of underwritten debt service coverage ratio is based upon interest only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date.

•	Cut-off date underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten debt service coverage ratio for that mortgage loan, calculated as described above, except that for any mortgage loan that provides for payments of interest only for a specified period prior to the maturity date, the cut-off date underwritten debt service coverage ratio is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the sum of the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of that underlying mortgage loan during the 12-month period following the cut-off date or, in the case of an underlying mortgage loan that is part of a loan combination, that will be due in respect of all of the mortgage loans in the subject loan combination.

•	In the case of many of the mortgage loans that we intend to include in the trust, the calculation of underwritten annual net cash flow for the related mortgaged real property or properties—which is, in turn, used in the calculation of underwritten debt service coverage ratios—was based on certain assumptions regarding projected rental income and/or occupancy, as described under the definitions of Net Cash Flow, Occupancy Percentage and Underwritten Debt Service Coverage Ratio, respectively, in the Glossary to this offering prospectus.

B. Geographic Concentration	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

State	Number of Properties	% of Initial Mortgage Pool Balance
New York	40	26.6%
Georgia	12	9.5%
Texas	64	8.8%
Virginia	8	8.6%
Florida	19	6.1%
California	18	5.6%
Pennsylvania	18	3.6%
Michigan	26	3.4%
Arizona	18	3.2%

The remaining mortgaged real properties with respect to the mortgage pool are located throughout 32 other states. No more than 2.8% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other states.

C. Property Types	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties predominantly operated for each indicated purpose:

Property Type	Number of Properties	% of Initial Mortgage Pool Balance
Office	72	49.2%
Retail	161	21.4%
Anchored Retail	131	13.8%
Unanchored Retail	27	5.6%
Regional Mall	3	2.0%
Multifamily(1)	73	15.0%
Healthcare	82	8.2%
Hotel	11	2.4%
Mixed Use	6	1.8%
Self Storage	12	1.4%
Industrial/Warehouse	4	0.6%

(1)	‘‘Multifamily’’ includes mobile home park properties securing 2.9% of the initial mortgage pool balance.

D. Encumbered Interests	The table below shows the number of mortgage loans and the percentage of the initial mortgage pool balance represented thereby, that are secured by mortgaged real properties for which the whole or predominant encumbered interest is as indicated:

Encumbered Interest In the Mortgaged Real Property	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
Fee Simple	179	95.2%
Fee Simple/Leasehold	4	4.6%
Leasehold	2	0.2%

It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this offering prospectus and is therefore included within the category referred to as ‘‘fee simple’’ in the chart above.

E.	Significant Underlying Mortgage Loans	The ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust collectively represent 53.7% of the initial mortgage pool balance. For a discussion of those ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this offering prospectus.

Legal and Investment Considerations

Federal Income Tax Consequences	The trustee or its agent will make elections to treat designated portions of the assets of the trust as three real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended, designated as REMIC I, REMIC II and REMIC III, respectively. The foregoing REMICs will exclude collections of post-anticipated repayment date interest with respect to any underlying mortgage loan that remains outstanding past its anticipated repayment date, if applicable. Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes.

The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust(s) referred to above.

The class X-CP certificates will, and the other classes of the offered certificates may, be issued with more than a de minimis amount of original issue discount. Certain other classes of the offered certificates may, in some cases, be treated as having been issued at a premium. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment. When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2006-C7 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	each underlying mortgage loan with an anticipated repayment date will be paid in full on that date;

•	no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see ‘‘Federal Income Tax Consequences’’ in each of this offering prospectus and the accompanying base prospectus.

ERISA	We anticipate that, subject to satisfaction of the conditions referred to under ‘‘ERISA Considerations’’ in this offering prospectus, retirement plans and other employee benefit plans and arrangements subject to—

•	Title I of the Employee Retirement Income Security Act of 1974, as amended, or

•	section 4975 of the Internal Revenue Code of 1986, as amended, will be able to invest in the offered certificates without giving rise to a prohibited transaction.

This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See ‘‘ERISA Considerations’’ in this offering prospectus and in the accompanying base prospectus.

Legal Investment	The offered certificates will not be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See ‘‘Legal Investment’’ in this offering prospectus and in the accompanying base prospectus.

Investment Considerations	The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans may affect the yield to maturity on your offered certificates. In the case of any offered certificate purchased at a discount from its principal balance, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificate purchased at a premium from its principal balance, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

In addition, if you are contemplating the purchase of class X-CP certificates, you should be aware that—

•	the yield to maturity on the class X-CP certificates will be highly sensitive to the rate and timing of any principal prepayments and/or other early liquidations of the underlying mortgage loans;

•	a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield with respect to the class X-CP certificates, and

•	an extremely rapid rate of prepayments and/or other liquidations of the underlying mortgage loans could result in a complete or partial loss of your initial investment with respect to the class X-CP certificates.

The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the underlying mortgage loans with relatively lower net mortgage interest rates.

In addition, the pass-through rate for, and yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2006-C7 principal balance certificates.

Holders of the class A-1, A-2, A-AB and A-3 certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2 and, only after the retirement of the class A-1, A-2, A-AB and A-3 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1.

See ‘‘Yield and Maturity Considerations’’ in this offering prospectus and in the accompanying base prospectus.

RISK FACTORS

The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this offering prospectus and the accompanying base prospectus in the context of your financial situation.

You should consider the following factors, as well as those set forth under ‘‘Risk Factors’’ in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The ‘‘Risk Factors’’ section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-AB, A-3 and A-1A Certificates

If you purchase class A-M, A-J, B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series 2006-C7 certificates, including the A-1, A-2, A-AB, A-3, A-1A, X-CP and X-CL classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2006-C7 certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the series 2006-C7 certificates,

•	the order in which the principal balances of the respective classes of the series 2006-C7 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the trust.

See ‘‘Description of the Mortgage Pool’’ and ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,’’ ‘‘—Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates’’ and ‘‘—Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses’’ in the accompanying base prospectus.

The Offered Certificates Have Uncertain Yields to Maturity

The yields on your offered certificates will depend on—

•	the price you paid for your offered certificates, and

•	the rate, timing and amount of payments on your offered certificates.

The rate, timing and amount of payments on your offered certificates will depend on:

(a)	the pass-through rate for, and other payment terms of, your offered certificates;

(b)	the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(c)	the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(d)	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

(e)	the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

(f)	servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

In general, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates.

In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-AB and A-3 certificates should be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group 1. Until the class A-1, A-2, A-AB and A-3 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group 2.

See ‘‘Description of the Mortgage Pool,’’ ‘‘The Series 2006-C7 Pooling and Servicing Agreement,’’ ‘‘Servicing of the 1211 Avenue of the Americas Loan Combination and the Triangle Town Center Loan Combination,’’ ‘‘Description of the Offered Certificate—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ and ‘‘Yield and Maturity Considerations’’ in this offering prospectus. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ and ‘‘Yield and Maturity Considerations’’ in the accompanying base prospectus.

The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated

If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

Holders of the class A-1, A-2, A-AB and A-3 certificates will be affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2 and, only after the retirement of the class A-1, A-2, A-AB and A-3 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1.

If you purchase a class X-CP certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the total principal balance of the class,,,,,,,,,,,,or certificates may result in a reduction in the total notional amount of the class X-CP certificates. Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X-CP certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by—

•	the repurchase of any underlying mortgage loan in connection with a material breach of representation and warranty or a material document omission, all as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus,

•	the sale of defaulted underlying mortgage loans out of the trust in accordance with a fair value or other purchase option, and

•	the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus.

Prior to investing in the class X-CP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the underlying mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class X-CP certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

The yield on offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the pass-through rate for, and yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2006-C7 principal balance certificates.

The Interests of the Series 2006-C7 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders

The holders or beneficial owners of series 2006-C7 certificates representing a majority interest in the controlling class of series 2006-C7 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus; (b) replace the special servicer under the series 2006-C7 pooling and servicing agreement, subject to satisfaction of the conditions described under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this offering prospectus; and (c) replace the special servicer with respect to the Triangle Town Center loan combination, subject to satisfaction of conditions comparable to those applicable to the replacement, without cause, of the special servicer under the series 2006-C7 pooling and servicing agreement. Among other things, the series 2006-C7 controlling class representative may direct the special servicer under the series 2006-C7 pooling and servicing agreement or other applicable servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust (other than the 1211 Avenue of the Americas underlying mortgage loan) that the series 2006-C7 controlling class representative may consider advisable, subject to any rights in that regard that the related non-trust mortgage loan noteholder(s) may have with respect to an underlying mortgage loan that is part of a loan combination.

In the absence of significant losses on the underlying mortgage loans, the series 2006-C7 controlling class will be a non-offered class of series 2006-C7 certificates. The series 2006-C7 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2006-C7 controlling class representative will exercise its rights and powers on behalf of the series 2006-C7 controlling class certificateholders, and it will not be liable to any other class of series 2006-C7 certificateholders for so doing.

The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates

After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk Insurance Act of 2002, which was amended and extended by the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group’s prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April 2006, $50 million from April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners’ multiperil. The Terrorism Risk Insurance Extension Act of 2005 will expire on December 31, 2007.

The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an ‘‘act of terrorism’’ by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk Insurance Extension Act of 2005. Moreover, the Terrorism Risk Insurance Extension Act of 2005’s deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

With respect to most of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that, in certain instances, including in the case of several of the mortgage loans described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this offering prospectus, the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available. In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2006-C7 certificates.

Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties

The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

•	office

•	retail

•	multifamily

•	healthcare

•	manufactured housing

•	hotel

•	mixed use

•	self-storage; and

•	industrial/warehouse

The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on—

•	the successful operation and value of the related mortgaged real property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged real property.

See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ and ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Risks Associated with Condominium Ownership

With respect to two (2) mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Extendicare Portfolio—Cedar Springs Health & Rehab Center, Cedarburg, WI, Extendicare Portfolio—River’s Bend Health & Rehab, Manitowoc, WI, Government Property Advisors Portfolio—5210 Perry Robinson Circle and Government Property Advisors Portfolio—1101 15th Street North, which properties have allocated loan amounts of $7,845,934, $5,069,289, $3,360,000 and $2,140,000 respectively, those mortgaged real properties consist of the borrower’s fee or leasehold interest in one or more commercial condominium units. See ‘‘Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums’’ in the accompanying base prospectus, for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s).

The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse’’ in the accompanying base prospectus.

In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property

In the case of 210 mortgaged real properties, securing 53.3% of the initial mortgage pool balance and 62.6% of the initial loan group 1 balance, respectively, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of 144 of those 210 properties, securing 10.4% of the initial mortgage pool balance and 12.2% of the initial loan group 1 balance, respectively, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—The Successful Operation of a Multifamily or Commercial Property Depends on Tenants,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance’’ in the accompanying base prospectus.

Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types—Office, Retail, Multifamily and Healthcare

Seventy-two (72) of the mortgaged real properties, securing 49.2% of the initial mortgage pool balance and 57.8% of the initial loan group 1 balance, respectively, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under ‘‘Risk Factors— The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties’’ in the accompanying base prospectus.

One hundred-sixty-one (161) of the mortgaged real properties, securing 21.4% of the initial mortgage pool balance and 25.2% of the initial loan group 1 balance, respectively, are primarily used for retail purposes. We consider 134 of the subject retail properties, securing 15.8% of the initial mortgage pool balance and 18.5% of the initial loan group 1 balance, respectively, to be anchored, including shadow anchored; and 27 of the subject retail properties, securing 5.6% of the initial mortgage pool balance and 6.6% of the initial loan group 1 balance, respectively, to be unanchored. A number of factors may adversely affect the value and successful operation of a retail property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties’’ in the accompanying base prospectus.

Seventy-three (73) of the mortgaged real properties, securing 15.0% of the initial mortgage pool balance, 0.2% of the initial loan group 1 balance and 100.0% of the initial loan group 2 balance respectively, are primarily used for multifamily rental purposes (including mobile home park properties securing 2.9% of the initial mortgage pool balance). Some of those multifamily properties are subject to rent control laws. A number of factors may adversely affect the value and successful operation of a multifamily property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks— Multifamily Rental Properties’’ in the accompanying base prospectus.

Eighty-two (82) of the mortgaged real properties, collectively securing 8.2% of the initial mortgage pool balance and 9.6% of the initial loan group 1 balance, respectively, are primarily used for healthcare purposes. A number of factors may adversely affect the value and successful operation of a healthcare property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Health Care-Related Properties’’ in the accompanying base prospectus.

In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property

With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant’s right for the same space may have remedies under its lease due to such tenant’s inability to exercise such right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant’s operation violates such tenant’s exclusive use provision. In addition, certain leases of space at the related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights. Finally, all of the tenants with respect to the mortgaged real properties identified on Annex A-1 to this offering prospectus as Government Property Advisors Portfolio, which properties secure an underlying mortgage loan representing 3.2% of the initial mortgage pool balance and 3.7% of the initial loan group 1 balance, are government entities and have the right to cancel their leases for lack of appropriations or after a specified date set forth in the related lease.

Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in New York and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of Georgia, Texas, Virginia, Florida and California

The mortgaged real properties located in each of the following jurisdictions secure mortgage loans or allocated portions of mortgage loans that represent 5% or more of the initial mortgage pool balance:

Jurisdiction	Number of Properties	% of Initial Mortgage Pool Balance
New York	40	26.6%
Georgia	12	9.5%
Texas	64	8.8%
Virginia	8	8.6%
Florida	19	6.1%
California	18	5.6%

The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See ‘‘Risk Factors—Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex A-1 to this offering prospectus contains the address for each mortgaged real property.

Of the 40 Mortgaged Real Properties Located in the State of New York, two (2) of Those Properties, Representing 24.6% Percent of the Initial Mortgage Pool Balance, Will Be Secured by Mortgage Liens on Real Properties Located in the City of New York; The Performance of Those Properties Will be Materially Dependent on the Strength of the Manhattan Economy and Office Leasing Market

Two (2) of the mortgage loans that we intend to include in the trust, representing 24.6% of the initial mortgage pool balance, both of which are in loan group 1 and represent 28.9% of the initial loan group 1 balance are secured by mortgaged real properties located in the City of New York. The performance of those mortgaged real properties located in New York City will be dependent, perhaps to a material degree, on the strength of the Manhattan economy and office leasing market. This is true not only for office properties, but also for multifamily and retail properties, as those multifamily properties may provide housing to individuals that are employed in Manhattan and those retail properties may provide retail services to individuals and families employed in Manhattan. The Manhattan economy is dependent upon foreign and domestic businesses selecting New York City as the location in which to engage in trade, finance and business services. The level of economic growth in general and job growth in the foregoing sectors in particular will affect net absorption of office space and increases in office rental rates. The suburban New Jersey, New York and Connecticut markets could continue to compete for certain tenants with New York City. A weakening of the New York City office leasing market generally and the midtown New York City office leasing market in particular, may adversely affect the operation of some of the mortgaged real properties and lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, the resulting effect on the operations of any of the mortgaged real properties could adversely affect the amount and timing of payments on the related mortgage loans and consequently the amount and timing of distributions on the offered certificates.

The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans with Anticipated Repayment Dates

One hundred seventy-six (176) of the mortgage loans that we intend to include in the trust, representing 98.1% of the initial mortgage pool balance, of which 132 mortgage loans are in loan group 1, representing 97.8% of the initial loan group 1 balance, and 44 mortgage loans are in loan group 2, representing 100.0% of the initial loan group 2 balance, respectively, are balloon loans. Fifty (50) of those balloon loans, representing 55.5% of the initial mortgage pool balance, of which 38 mortgage loans are in loan group 1, representing 57.5% of the initial loan group 1 balance, and 12 mortgage loans are in loan group 2, representing 43.7% of the initial loan group 2 balance, respectively, are interest-only balloon loans. In addition, nine (9) mortgage loans, representing 1.8% of the initial mortgage pool balance, all of which mortgage loans are in loan group 1 and represent 2.2% of the initial loan group 1 balance, provides material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan, on or before any related anticipated repayment date, in each case depends upon the borrower’s ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity depends upon the borrower’s ability either to refinance the loan or to sell the mortgaged real property. See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ in this offering prospectus and ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—There Is an Increased Risk of Default Associated with Balloon Payments’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans

The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 40.6% of the initial mortgage pool balance, and the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 53.7% of the initial mortgage pool balance. It has been confirmed to us by S&P and/or Fitch, however, that four (4) of the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust, representing 36.8% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ and ‘‘—Significant Underlying Mortgage Loans’’ in this offering prospectus and ‘‘Risk Factors—Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property

Six (6) underlying mortgage loans, representing 4.8% of the initial mortgage pool balance, of which five (5) mortgage loans are in loan group 1, representing 5.6% of the initial loan group 1 balance, and one (1) mortgage loan is in loan group 2, representing 0.5% of the initial loan group 2 balance, as identified on Annex A-1 under the heading ‘‘Ownership Interest’’ as leaseholds, are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. Because of possible termination of the related lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related lease. Furthermore, the terms of certain leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See ‘‘Risk Factors— Lending on Ground Leases Creates Risks For Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property’’ and ‘‘Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Considerations’’ in the accompanying base prospectus.

Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures

Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. In addition, in the case of one (1) mortgage loan that we intend to include in the trust, secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Winston Plaza, representing 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance, at the time the building was constructed, the then owner received a variance to satisfy the on-site parking requirements by obtaining 15 off-site parking spaces for use with the building. There is no evidence that the borrower satisfied the variance and the variance has now expired. Although the mortgage loan is full recourse to the borrower and sponsor with respect to any losses incurred by the lender as a result of this matter until the borrower has delivered evidence satisfactory to the lender that the property is in compliance with the zoning ordinance relating to parking, there can be no assurance that the borrower will remedy the deficiency or that the borrower or sponsor will have sufficient funds to reimburse the lender for any losses incurred with respect thereto. See ‘‘Description of the Mortgage Pool— Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this offering prospectus and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990

Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to include in the trust do not have outstanding building code violations. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this offering prospectus and ‘‘Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive’’ and ‘‘Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the accompanying base prospectus.

In the case of the 1211 Avenue of the Americas underlying mortgage loan, there are certain building code violations with respect to the elevators at the 1211 Avenue of the Americas mortgaged real property and a reserve was funded at origination, which included the amount of $3,282,283 to cover costs related to eliminating those violations and the costs of certain elevator renovations.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant

Nineteen (19) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The eight (8) largest of these separate groups represent 5.9%, 2.8%, 2.5%, 1.5%, 1.4%, 1.2%, 1.2%, and 1.0%, respectively, of the initial mortgage pool balance, See ‘‘Description of the Mortgage Pool—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ in this offering prospectus.

In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm’s-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower.

The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance— Tenant Bankruptcy Adversely Affects Property Performance,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property

Seven (7) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 23.4% of the initial mortgage pool balance, 26.4% of the initial loan group 1 balance and 6.6% of the initial loan group 2 balance, are each part of a loan combination that includes one or more additional mortgage loans—not included in the trust—that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. With respect to the Triangle Town Center Subordinate Tranche Mortgage Loan, such additional mortgage loans are senior to the Triangle Town Center Subordinate Tranche Mortgage Loan. We provide a more detailed discussion of these loan combinations under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus, and we have included a table under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ that identifies each underlying mortgage loan that is part of a loan combination. See ‘‘With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests’’ in the accompanying base prospectus.

One or more co-lender or similar agreements have been executed and delivered with respect to each of the loan combinations referred to in the prior paragraph. However, some provisions contained in a related co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable. If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a mortgagee’s claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee’s ability to recover with respect to the related borrower. See ‘‘Risk Factors—Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable’’ in the accompanying base prospectus.

In addition, with respect to the First & Main North underlying mortgage loan, which represents 0.6% of the initial mortgage pool balance and 0.7% of the initial loan group no. 1 balance, the borrower is permitted to incur additional secured debt subject to certain loan-to-value and debt service coverage ratios, as well as the execution and delivery of a subordination and standstill agreement acceptable to the lender.

The existence of additional secured indebtedness may adversely affect the borrower’s financial viability and/or the trust’s security interest in the mortgaged real property, especially if such additional secured indebtedness is senior in right of payment to a mortgage loan, as with respect to the Triangle Town Center Subordinate Tranche Mortgage Loan. See ‘‘Risk Factors—Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights’’ in the accompanying base prospectus.

In addition, with respect to each of six (6) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 34.4% of the initial mortgage pool balance and 40.4% of the initial loan group 1 balance, the direct or indirect equity interests in the related borrowers have been pledged to secure related mezzanine and affiliate loans, in each case as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans —The 520 Madison Avenue Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The 1211 Avenue of the Americas Mortgage Loan Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Government Property Advisors Portfolio Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Colony Square Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Midtown Plaza Mortgage Loan—Mezzanine Financing’’ and ‘‘Description of the Mortgage Pool— Additional Loan and Property Information—Other Financing’’ in this offering prospectus.

Further, with respect to each of 39 mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 25.1% of the initial mortgage pool balance, 28.3% of the initial loan group 1 balance and 6.5% of the initial loan group 2 balance, respectively, the equity holders of the borrower have a right to obtain mezzanine or affiliate financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1211 Avenue of the Americas Mortgage Loan Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Reston Town Center Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Colony Square Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant

Underlying Mortgage Loans—The Midtown Plaza Mortgage Loan—Mezzanine Financing’’ and ‘‘Description of the Mortgage Pool —Additional Loan and Property Information—Other Financing’’ in this offering prospectus.

In addition, with respect to the underlying mortgage loan secured by the mortgaged real properly identified on Annex A-1 to this offering prospectus as Extendicare Portfolio, representing 8.2% of the initial mortgage pool balance and 9.6% of the initial loan group 1 balance, the ultimate owner of the related borrower has a revolving loan in place in the maximum principal amount of $120,000,000, secured by a pledge of the direct and indirect equity in the operators of the related mortgaged real properties and the indirect equity in the borrower and the master tenant, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loan—Revolving Loan’’ in this offering prospectus.

It is also possible that, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine or affiliate debt.

Mezzanine debt is secured by the principal’s direct ownership interest in the related borrower. Affiliate debt is secured by an entity’s indirect ownership interest in the related borrower. While a mezzanine or affiliate debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine or affiliate loan could cause a change in control of the related borrower. Mezzanine and/or affiliate financing reduces the subject principal’s indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘—Additional Loan and Property Information— Other Financing’’ in this offering prospectus.

Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow

Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower’s available cash flow and the failure to satisfy those obligations may result in a default under the subject lease.

Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities

The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below $5,000,000 are in many cases not, or previously may not have been, limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be, or previously may not have been, limited to owning their respective mortgaged real properties. In the case of the Iron Point Office and Rampart Campus mortgage loans, representing 0.5% of the initial mortgage pool balance and 0.6% of the initial loan group 1 balance, the related borrowers are not required to be special purpose entities.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans that we intend to include in the trust have borrowers that own the related mortgaged real properties as tenants-in-common or permit the transfer of more than 49% of the direct or indirect equity interests in the related borrower into a tenant-in-common form of ownership. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). In order to reduce the likelihood of a partition action, certain tenant-in-common borrowers have waived their partition rights, however, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more other tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan.

In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases.

The mortgaged real properties identified on Annex A-1 to this offering prospectus as Thornblade Park Apartments, Weatherford Marketplace, Lexington on the Green, Windsor Landing Apartments, Ramsgate Apartments, CVS Commerce Bank – New Carrolton Edgewater & Westcourt Apartments, General McMullen Self Storage, American Mini Storage, Storage Plus, Hampton Bays Medical and GetGo Station Monroeville, respectively, which mortgaged real properties secure mortgage loans that collectively represent 3.3% of the initial mortgage pool balance (seven (7) mortgage loans in loan group 1, representing 1.5% of the initial loan group 1 balance, and five (5) in loan group 2, representing 13.6% of the initial loan group 2 balance), are owned by tenant-in-common borrowers. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Operating or Master Leases May Hinder Recovery

The underlying mortgaged real properties securing certain of the mortgage loans that we intend to include in the trust may be subject to an operating lease or master lease with an entity that is not a party to the mortgage loan documents. Upon a foreclosure of the related mortgage loan, the lessee under the related operating lease or master lease, as applicable, may have certain rights that could hinder or delay a lender's ability to foreclose on or dispose of the related mortgaged real property.

Changes in Mortgage Pool Composition Can Change the Nature of Your Investment

In general, if you purchase any offered certificates that have a relatively longer weighted average life, or if you purchase class X-CP certificates, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See ‘‘Risk Factors—Changes in Pool Composition Will Change the Nature of Your Investment’’ in the accompanying base prospectus.

Lending on Income-Producing Real Properties Entails Environmental Risks

The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of 18 mortgaged real properties, securing 0.6% of the initial mortgage pool balance, 0.3% of the initial loan group no. 1 balance and 2.2% of the initial loan group no. 2 balance, conducted a transaction screen. All of the environmental assessments, updates and transaction screens referred to in the first sentence of this paragraph—or, in the case of 16 mortgaged real properties, securing mortgage loans representing 3.9% of the initial mortgage pool balance and 4.6% of the initial loan group 1 balance, respectively, a related Phase II environmental site assessment—were completed during the 12-month period ending on the cut-off date. Other Phase II environmental site assessments may have been completed with respect to the mortgaged real properties prior to the origination of the related mortgage loans.

The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required—

•	the continuation or the establishment of an operation and maintenance plan to address the issue, or

•	the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

•	a responsible third party was identified as being responsible for the remediation; or

•	the related originator of the subject underlying mortgage loan generally required the related borrower:

(a)	to take investigative and/or remedial action; or

(b)	to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

•	the mortgaged real property had not been affected or had been minimally affected,

•	the potential for the problem to affect the mortgaged real property was limited, or

•	a person responsible for remediation had been identified.

Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as Thornblade Park Apartments, which mortgaged real property secures a mortgage loan representing 0.7% of the initial mortgage pool balance and 4.9% of the initial loan group 2 balance, the Phase I consultant recommended phased removal of lead-containing mini-blinds.

With respect to the mortgaged real properties identified on Annex A-1 to this offering prospectus as Park Place Plaza and Northpark Plaza, which mortgaged real properties secure mortgage loans representing 0.2% and 0.2% of the initial mortgage pool balance and 0.3 and 0.2% of the initial loan group 1 balance, respectively, the Phase I consultant reported that the subject properties have been enrolled in state-funded dry cleaner remediation programs to address soil and groundwater contamination caused by on-site dry cleaning operations. Remedial activities will be conducted through these state-funded programs.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as Lexington on the Green, which mortgaged real property secures a mortgage loan representing 0.5% of the initial mortgage pool balance and 3.3% of the initial loan group 2 balance, the Phase I consultant reported that two of six radon samples taken at the subject property exceeded applicable EPA Guidelines. The consultant recommended additional radon sampling, and the related borrower has escrowed funds sufficient to cover two quarters of sampling.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as 1211 Avenue of the Americas, which mortgaged real property secures a mortgage loan representing 9.0% of the initial mortgage pool balance and 10.6% of the initial loan group 1 balance, the Phase I consultant reported that one first-draw drinking water sample at the subject property exceeded the federal maximum contaminant level for lead, however, the post-flush sample was below the regulatory standard. The consultant recommended replacement or periodic flushing.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as Extendicare Portfolio —Ironwood Health & Rehab Center, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group no. 1 balance, the Phase I consultant recommended removal of a 100-gallon diesel fuel underground storage tank due to its estimated age and replacement with an aboveground storage tank. No estimated removal costs were provided.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as Extendicare Portfolio —Rocksprings Rehab Center, which mortgaged real property secures a mortgage loan representing 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group no. 1 balance, the Phase I consultant reported that a 1,000-gallon underground storage tank previously was removed from the subject property without closure documentation. A Phase II environmental site assessment did not identify target compounds in excess of laboratory detection limits, however, the consultant recommends submittal of a closure report to the applicable regulatory authority.

With respect to the mortgaged real properties identified on Annex A-1 to this offering prospectus as Citizens 15 Portfolio, Citizens 12 Portfolio, Citizens 4 Portfolio, Citizens 6 Portfolio, Citizens 27 Portfolio, Citizens 22 Portfolio, Citizens 21 Portfolio, Citizens 5 Portfolio, Citizens 20 Portfolio, Citizens 16 Portfolio, Citizens 29 Portfolio, Citizens 13 Portfolio, Citizens 14 Portfolio, Citizens 17 Portfolio, Citizens 28 Portfolio, Citizens 8 Portfolio and Citizens 32 Portfolio, collectively representing 2.8% of the initial mortgage pool balance and 3.2% of the initial loan group 1 balance, due to the historical uses at the properties, an aggregate of $6,000,000 was reserved by the seller with the title company at the time the properties were acquired by the related borrower. The lender has no control over these reserve amounts which may be used to cover certain potential environmental remediation costs associated with these and other properties. In addition, a blanket insurance policy with an aggregate limit of $20,000,000 and a per occurance limit of $1,000,000, covering such mortgaged properties, along with certain other properties not included in this securitization, was obtained for the benefit of the related borrower to contribute to certain potential remediation costs. There can be no assurance that the reserve and/or the environmental insurance coverage will be adequate to cover all costs of remediation with respect to environmental conditions at these mortgaged properties.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as Route 6 and Stoneleigh, which mortgaged real property secures a mortgage loan representing 0.3% of the initial mortgage pool balance and 0.3% of the initial loan group 1 balance, the Phase I consultant reported that there is a risk of soil and groundwater contamination at the property due to a tenant's use of a heating oil storage tank to supply oil-fired heating units located at the subject mortgaged real property. The responsible tenant has executed an agreement to remove the storage tank and remediate any environmental contamination associated with the presence of the storage tank. Although the amount of $5,859 was escrowed at closing with respect to the above environmental matter, there can be no assurance that the sum in escrow will cover any necessary remedial action or that the tenant will have the financial strength to complete the remediation. In addition, there can be no assurance that the responsible party will fully remediate, take responsibility for or otherwise address the identified environmental contamination at the subject property.

With respect to the mortgaged real properties identified on Annex A-1 to this offering prospectus as Martin Resorts, representing 1.6% of the initial mortgage pool balance and 1.9% of the initial loan group 1 balance, with respect the Phase

I consultant reported a risk of soil and groundwater contamination at the Paso Robles Inn property, the Pismo Lighthouse Suites property and the Avila Lighthouse Suites property, due to their historical uses. With respect to the Paso Robles Inn property, two fuel oil underground storage tanks were associated with the property, both of which were removed in 2000. Although the closure letter from the County of San Luis Obispo Public Heath Department dated May 11, 2000, indicated total petroleum hydrocarbons concentrations exceeded the state action levels, the letter stated that both areas of contamination were small, not subject to migration, being paved over and, therefore, required no further action. With respect to the Pismo Lighthouse Suites property, the northwestern corner of the property was occupied by an Exxon service station from approximately 1960 to 1985. The service station reportedly utilized four underground storage tanks and one waste oil aboveground storage tank, which were removed in 1985. According to the Phase II environmental site assessment prepared in 2001, nine soil borings were advanced and 26 soil samples were collected in the area, which indicated that concentrations of total petroleum hydrocarbons were below analytical detection limits and, therefore, no further investigation was recommended by the environmental consultants. Finally, with respect to the Avila Lighthouse Suites, petroleum-impacted soil and groundwater was discovered along the petroleum pipeline corridor of an adjacent street. Investigations established that petroleum-impacted soil extended onto the southeast corner of the property for a distance of 30 to 40 feet. Groundwater monitoring revealed that even wells within the zone of petroleum-impacted soil did not produce water samples with hydrocarbon concentrations in excess of generally applied regional water quality control board action levels. In 1998, the regional water quality control board issued a cleanup and abatement order directing the responsible party to remediate, by excavation, petroleum-impacted soil along the adjacent street. The excavation was officially completed in 2000 and a no further action or closure letter was issued in 2001. There can be no assurance that additional environmental conditions will not be discovered at the related properties due to their historical uses, that any remedial measures taken with respect to the identified environmental conditions were sufficient or that the responsible parties will take full responsibility for or have sufficient funds to carry out any additional remedial measures necessary at the subject properties.

A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that—

•	the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the results of the environmental testing were accurately evaluated in all cases;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

•	the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

•	any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

•	any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

The information provided by us in this offering prospectus regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this ‘‘—Lending on Income-Producing Real Properties Entails Environmental Risks’’ subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

See ‘‘Description of the Mortgage Pool—Assessments of Property Condition—Environmental Assessments’’ in this offering prospectus and ‘‘Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing’’ and ‘‘Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying base prospectus.

Lending on Income-Producing Properties Entails Risks Related to Property Condition

Engineering firms inspected substantially all of the mortgaged real properties during the 12-month period preceding the cut-off date, in order to assess—

•	the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

•	the general condition of the site, buildings and other improvements located at each property.

In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. In the case of the 1211 Avenue of the Americas underlying mortgage loan, a reserve was funded at origination which included the amount of $3,282,283 to cover costs of certain elevator renovations, including the elimination of certain building code violations with respect to the elevators at the 1211 Avenue of the Americas mortgaged real property. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

In the case of the Roswell, New Mexico property included in the Government Property Advisors Portfolio, observations of the exterior and interior walls revealed apparent signs of cracking and movement that could indicate excessive settlement or an improperly installed foundation system. The engineering firm noted additional evidence of foundation movement, including cracking of drywall, and binding of doorways and recommended further investigation to determine the extent and causes of the observed foundation movement indicators. A reserve was funded at origination which included 125% of the currently estimated costs of renovations to address these matters. To the extent it is determined that additional funds will be necessary to complete such renovations, excess cash flow from the entire Government Property Advisors Portfolio will be reserved until 125% of the newly estimated cost of renovations is escrowed.

There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties

In the case of some of the mortgage loans that we intend to include in the trust, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner). Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

With Respect to Seven (7) Mortgage Loans (Including Three (3) of the Four (4) Largest Mortgage Loans) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2006-C7 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations

Seven (7) mortgage loans that we intend to include in the trust, which mortgage loans (a) are described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ and/or ‘‘—Significant Underlying Mortgage Loans’’ in this offering prospectus and (b) collectively represent 23.4% of the initial mortgage pool balance and 26.4% of the initial loan group 1 balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause). In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2006-C7 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2006-C7 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 2006-C7 certificateholders for so doing. See ‘‘Description of the Mortgage Pool —Loan Combinations’’ in this offering prospectus for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising that loan combination. Also, see ‘‘The Series 2006-C7 Pooling and Servicing Agreement—The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ and ‘‘Servicing of the 1211 Avenue of the Americas Loan Combination and the Triangle Town Center Loan Combination’’ in this offering prospectus for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders.

In the case of the Triangle Town Center Subordinate Tranche underlying mortgage loan, the rights and powers described in the preceding paragraph will belong to the trust as the holder of the subordinate mortgage loan in the Triangle Town Center loan combination, at least until the occurrence of certain control trigger events. However, the series 2006-C7 pooling and servicing agreement will delegate or effectively assign those rights and powers to the series 2006-C7 controlling class certificateholders or their representative. See ‘‘—The Interests of the Series 2006-C7 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders’’ above.

In addition, the following two (2) underlying mortgage loans are each being or expected to be serviced and administered pursuant to a servicing agreement other than series 2006-C7 pooling and servicing agreement: (a) the 1211 Avenue of the Americas underlying mortgage loan, which represents 9.0% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2006-C6, Commercial Mortgage Pass-Through Certificates, Series 2006-C6 commercial mortgage securitization, which is the governing document for the securitization of the 1211 Avenue of the Americas pari passu non-trust mortgage loan; and (b) the Triangle Town Center Subordinate Tranche underlying mortgage loan, which represents 1.0% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1 commercial mortgage securitization, which is the governing document for the securitization of the Triangle Town Center note A senior non-trust mortgage loan. See ‘‘Servicing of the 1211 Avenue of the Americas Loan Combination and the Triangle Town Center Combination’’ in this offering prospectus. As a result, the holders of the offered certificates will have limited ability to control the servicing of those underlying mortgage loans and the parties with control over the servicing of those underlying mortgage loans may have interests that conflict with your interests.

The Triangle Town Center Subordinate Tranche Underlying Mortgage Loan Is Part of a Loan Combination Comprised of Three (3) Mortgage Loans in Which the Subject Underlying Mortgage Loan Is Generally Subordinate to Both of the Corresponding Senior Non-Trust Loans For Purposes of Allocating Payments of Both Principal and Interest Between Them

The Triangle Town Center Subordinate Tranche underlying mortgage loan, which has an unpaid principal balance of $29,000,000 and represents 1.0% of the initial mortgage pool balance, is subordinate to the two corresponding senior non-trust mortgage loans for purposes of allocating payments of principal between them. The Triangle Town Center senior non-trust mortgage loans have an aggregate unpaid principal balance of $171,000,000. During the continuance of certain events of default, no payments of principal or interest are allocated to the Triangle Town Center Subordinate Tranche underlying mortgage loan until the corresponding senior non-trust mortgage loans have been paid in full. Further, any expenses, losses and shortfalls relating to any mortgage loan in the Triangle Town Center loan combination or the underlying mortgaged real property, including special servicing compensation in the form of special servicing fees, liquidation fees and workout fees and, if and to the extent not offset by related default interest and late payment charges, interest on advances, will be allocated, first, to the holder of the Triangle Town Center Subordinate Tranche underlying mortgage loan, then, to the holder of the Triangle Town Center note B-1 senior non-trust loan and finally, to the holder of the Triangle Town Center note A senior non-trust loan.

Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties

Certain of the underlying mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, or a mortgage loan seller or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans included in the trust. In addition, a mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust. Further, a mortgage loan seller and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the trust. For example, with respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as 1211 Avenue of the Americas, Colony Square, Midtown Plaza, all mortgaged real properties identified on Annex A-1 with a property name preceded by ‘‘Citizens’’, and Archstone Woodlands Apartments, collectively representing 18.8% of the initial mortgage pool balance, 20.8% of the initial loan group 1 balance and 7.2% the initial loan group 2 balance, respectively, the related mortgage loan seller or an affiliate thereof has a direct or indirect ownership interest in the related borrower. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans in the trust may create conflicts of interest.

In the foregoing cases, the relationship of the mortgage loan seller or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the trust or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related mortgage loan seller or its affiliates in a manner similar to those described above.

Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits

The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this offering prospectus. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit—

•	the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

•	a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ and ‘‘—Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers’’ in this offering prospectus.

If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower’s bankruptcy estate could challenge that borrower’s pledging of the underlying mortgaged real property as a fraudulent conveyance. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements’’ in the accompanying base prospectus.

In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

Investors May Want to Consider Prior Bankruptcies

We are aware of one mortgage loan that we intend to include in the trust, representing 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance, where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See ‘‘Risk Factors—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Litigation May Adversely Affect Property Performance

There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Park Place LaPalma, which mortgage loan represents 0.3% of the initial mortgage pool balance and 0.3% of the Initial Loan Group 1 Balance, the borrower is a defendant in a lawsuit with a previous tenant alleging that the borrower failed to properly maintain the leased premises. The tenant has since vacated, owing the borrower approximately $23,000. The borrower filed a motion to dismiss on July 9, 2004, and no material action has taken place since. The potential liability is approximately $45,500.

Risks Related to the Extendicare Portfolio Mortgage Loan

The underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as the Extendicare Portfolio, representing 8.2% of the initial mortgage pool balance and 9.6% of the initial loan group 1 balance, is secured by liens on the related borrowers' interests in 82 skilled nursing and/or assisted living facilities. Nursing facilities and assisted living facilities must meet various federal and state requirements that relate, among other things, to personnel qualifications, quality of care and the adequacy of facility buildings, equipment and supplies. Federal and state agencies routinely conduct annual surveys and complaint investigation surveys to confirm compliance with the Medicare and Medicaid requirements. These agencies may issue statements of deficiencies for non-compliance and may provide the facility with an opportunity to correct cited deficiencies by preparing and implementing a ‘‘plan of correction.’’ In the case of nursing facilities, where deficiencies pose a threat of immediate jeopardy to the health, safety or welfare of the residents, upon repeat deficiencies or upon continued substantial noncompliance with requirements, the agency is authorized to take various adverse actions against the nursing facility, including imposing fines (up to $10,000 per day), denial of payments for new admissions, bans on admission of new residents, termination of payments, license revocation, appointment of a receiver, or temporary manager (at the operator's expense), decertification as a Medicare or Medicaid program participant and closure. Singly or in combination, available sanctions for quality deficiencies can have a material adverse effect on facilities, particularly nursing facilities, results of operations, liquidity and financial position. There are often significant delays in the process for facilities to appeal sanctions and certain sanctions continue for long periods of time. Proceedings to contest sanctions often involve significant legal expense and facility resources, and there can be no assurance that any appeals will be successful.

With respect to the Extendicare Portfolio mortgaged real properties, the Extendicare Portfolio borrower has informed the lender that, as of October 16, 2006, 11 facilities were reported to have received a ‘‘G’’ level deficiency or higher on their most recent survey (Standard and/or Complaint Investigation), which means that if any such mortgaged real property receives a ‘‘G’’ level or higher deficiency on its next survey the government may impose a remedy, such as denial of payments for new admissions, in as little as two days if there is immediate jeopardy or 15 days if there is no immediate jeopardy. Of the 11 ‘‘G’’ or higher level deficiencies, three (3) of the Extendicare Portfolio mortgaged real properties have ‘‘G’’ or higher level deficiencies that had not been cleared by the state. The Extendicare Portfolio borrower has informed the lender that, with respect to each of these three (3) mortgaged real properties, the related operator was in the process of remediating the problem, had submitted a plan of correction to the appropriate agency and was awaiting the agency's acceptance of the plan.

None of the Extendicare Portfolio mortgaged real properties were reported to be the subject of a ‘‘double G’’ determination for the last three years which had not been resolved by submission of an acceptable plan and as a result thereof such properties had no material impairment of reimbursement. None of the Extendicare Portfolio mortgaged real properties were found to have delivered substandard quality of care (‘‘SQC’’) in their last two consecutive surveys. During this reporting period, the borrower also reported that six (6) facilities had denials of payments for new admissions imposed one (1) time per facility as a result of the last/most recent Standard and/or Complaint Survey and one (1) nursing facility had been reported as being a Special Focus Facility (as that term is defined by the Centers for Medicare and Medicaid Services Special Focus Facility Program which focuses on facilities with a history of poor survey performance).

There can be no assurance that any of the facilities will remain in compliance with applicable requirements and thus not be subject to sanctions, including denials of payments for new admissions, civil monetary penalties and, in extreme cases, termination of licensure and/or participation in federal, state and third-party payor programs.

The Extendicare Portfolio borrower has informed the lender that certain of the nursing facilities have been subject to audits and that some of these audits have been settled, others have been inactive and still others are pending. An adverse determination in any such audits, whether currently asserted or arising in the future, could have an adverse effect on an audited nursing facility. The borrower has also represented to the lender that, from time to time, the nursing facilities are subject to investigations by the state Medicaid Fraud Control Units. However, for any open investigations, the borrower represented to the lender that they are not aware of any findings from these investigations that require disclosure or accrual of fines or penalties. An adverse determination in any proceedings or governmental investigations, whether currently asserted or arising in the future, could have an adverse effect on the nursing facility and the operators.

CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS

From time to time we use capitalized terms in this offering prospectus, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this offering prospectus. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this offering prospectus.

FORWARD-LOOKING STATEMENTS

This offering prospectus and the accompanying base prospectus include the words ‘‘expects,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘estimates’’ and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this offering prospectus are accurate as of the date stated on the cover of this offering prospectus. We have no obligation to update or revise any forward-looking statement.

DESCRIPTION OF THE MORTGAGE POOL

General

We intend to include the 185 mortgage loans identified on Annex A-1 to this offering prospectus in the trust. Those mortgage loans will have an Initial Mortgage Pool Balance of $3,044,337,470. However, the actual Initial Mortgage Pool Balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See ‘‘—Changes in Mortgage Pool Characteristics’’ below.

For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into a ‘‘Loan Group 1’’ and a ‘‘Loan Group 2.’’ ‘‘Loan Group 1’’ will consist of all of the mortgage loans backing the series 2006- C7 certificates that are secured by property types other than multifamily and mobile home park, together with the underlying mortgage loans secured by the Loan Group 1 Multifamily Properties (which are identified in the glossary to this offering prospectus). Loan Group 1 will consist of 141 mortgage loans, with an Initial Loan Group 1 Balance of $2,592,035,525, representing approximately 85.1% of the Initial Mortgage Pool Balance. ‘‘Loan Group 2’’ will consist of all of the mortgage loans backing the series 2006-C7 certificates that are secured by multifamily and mobile home park properties (other than the Loan Group 1 Multifamily Properties, which are identified in the glossary to this offering prospectus). Loan Group 2 will consist of 44 mortgage loans, with an Initial Loan Group 2 Balance of $452,301,945, representing approximately 14.9% of the Initial Mortgage Pool Balance. See Annex B—Certain Information Regarding Multifamily Properties. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this offering prospectus.

The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the mortgage loans included in the trust, the Initial Loan Group 1 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group 1, and the Initial Loan Group 2 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group 2.

The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this offering prospectus.

Each of the mortgage loans that we intend to include in the trust was originated by the related mortgage loan seller, by a predecessor in interest to the related mortgage loan seller, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller's or one of its affiliates' conduit lending program.

The Lehman Mortgage Loan Seller is our affiliate and an affiliate of Lehman Brothers Inc. The UBS Mortgage Loan Seller is an affiliate of UBS Global Asset Management (US) Inc. KeyBank National Association is an affiliate of KeyBanc Capital Markets, a division of McDonald Investments Inc.

Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances. However, the Triangle Town Center Subordinate Tranche Mortgage Loan is subordinate in right of payment to both of the Triangle Town Center Senior Non-Trust Loans.

You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

It has been confirmed to us by S&P and/or Fitch that four (4) of the mortgage loans that we intend to include in the trust, representing 36.8% of the Initial Mortgage Pool Balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

We provide in this offering prospectus a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that—

•	All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

•	If a mortgage loan is secured by multiple mortgaged real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

•	When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance or the Initial Loan Group 2 Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either Loan Group 1 or Loan Group 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of Loan Group 1 and Loan Group 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

•	Whenever we refer to a particular mortgaged real property by name, unless the particular item is otherwise specifically defined, we mean the mortgaged real property identified by that name on Annex A-1 to this offering prospectus. Whenever we refer to a particular mortgage loan by name, unless the particular item is otherwise specifically defined, we mean the mortgage loan secured by the mortgaged real property identified by that name on Annex A-1 to this offering prospectus.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers

The mortgage pool will include 34 underlying mortgage loans, collectively representing 26.8% of the Initial Mortgage Pool Balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this offering prospectus, each individual multi-property mortgage loan that represents at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names	Number of Properties	% of Initial Mortgage Pool Balance
1. Extendicare Portfolio	82	8.2%
2. Republic Portfolio	2	3.3%
3. Government Property Advisors Portfolio	38	3.2%
4. Arizona Retail Portfolio	14	2.8%
5. Martin Resorts	5	1.6%
6. Wolverine Portfolio	10	1.5%
7. 695/710 Route 46	2	1.1%

The table below identifies, by property or portfolio name set forth on Annex A-1 to this offering prospectus, each group of cross-collateralized mortgage loans that represents at least 0.5% of the Initial Mortgage Pool Balance.

Property/Portfolio Names	Number of Properties	% of Initial Mortgage Pool Balance
1. Jefferson at Kessler Park, Jefferson at Founders Park	2	1.5%
2. Shenandoah Woods, Southern Oaks, Hidden Pines, Unity Pointe, Ashley Square, Inglewood Village	6	0.7%

Some or all of the respective groups of cross-collateralized mortgage loans and/or individual multi-property mortgage loans that we intend to include in the trust entitle the related borrowers to a release of one or more of the corresponding mortgaged real properties through partial defeasance. The partial defeasance of a group of cross-collateralized mortgage loans or any individual multi-property loan would result in the defeased and undefeased portions of the subject aggregate debt ceasing to be cross-collateralized. See ‘‘—Terms and Conditions of the Underlying Mortgage Loans— Defeasance Loans’’ below.

The following table identifies the various separate groups of mortgaged real properties that are under common ownership and/or control, that are not reflected, or are not fully reflected, in the prior table and that represent at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names		Number of Properties	% of Initial Mortgage Pool Balance
1.	Colony Square, Midtown Plaza	2	5.9%
2.	All mortgaged properties identified in Annex A-1 with a property name preceded by ‘‘Citizens’’	17	2.8%
3.	Wolverine Portfolio, Redwood Portfolio II, Boulevard Estates	3	2.5%
4.	6380 Wilshire Brunswig Square,	2	1.4%
5.	Thornblade Park Apartments, Lexington on the Green	2	1.2%
6.	Melbourne Village, Park Place Plaza, Town West Plaza, Fond du Lac Plaza, Lemon Bay, Shelley Station, Crossroads Shopping Center	7	1.2%
7.	Windsor Apartments, Serene Village, Crystal Pointe Apartments	3	1.0%

Partial Releases

Some of the mortgage loans that we intend to include in the trust may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A 1 to this offering prospectus.

With respect to the Midtown Plaza Mortgage Loan, representing 2.1% of the Initial Mortgage Pool Balance and 2.5% of the Initial Loan Group 1 Balance, the Midtown Plaza Borrower has the right at any time to obtain the release of a specified portion of the Midtown Plaza Mortgaged Property from the lien of the security instrument upon the satisfaction of certain conditions set forth in the related loan agreement, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans— The Midtown Plaza Mortgage Loan—Development Parcel Release.’’

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 695/710 Route 46, which mortgage loan represents 1.1 % of the Initial Mortgage Pool Balance and 1.4% of the Initial Loan Group 1 Balance, the borrower is permitted to obtain the release of a specified portion of the related mortgaged real property provided certain conditions are satisfied, including the achievement of certain DSCR and LTV Ratio tests, the payment of 110% of the allocated loan amount for such parcel and payment of a prepayment consideration.

Property Substitutions

With respect to the Extendicare Portfolio Mortgage Loan, representing 8.2% of the Initial Mortgage Pool Balance and 9.6% of the Initial Loan Group 1 Balance, the Extendicare Portfolio Borrowers may obtain the release of one or more Extendicare Portfolio Mortgaged Properties from the lien of the mortgage by substituting therefor one or more substitute properties, subject to the satisfaction of certain conditions, as further described under ‘‘Description of the Mortgage

Pool—Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loan—Substitutions.’’ In addition, in the event of an ‘‘operating lease default’’ or a ‘‘health care default’’ under the terms of the related loan documents with respect to a particular Extendicare Portfolio Mortgaged Property, such default shall not constitute an event of default in the event the Extendicare Portfolio Borrower effects a substitution of the subject property in accordance with the related loan documents, as further described under ‘‘—Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loan—Other Release and Substitution Provisions.’’

With respect to the Government Property Advisors Portfolio Mortgage Loan, representing 3.2% of the Initial Mortgage Pool Balance, the Government Property Advisors Portfolio Borrower may obtain a release of a Government Property Advisors Portfolio Mortgaged Property and substitute as collateral for the Government Property Advisors Portfolio Mortgage Loan another property or properties upon satisfaction of certain conditions set forth in the Government Property Advisors Portfolio Mortgage Loan documents, as more particularly described above in ‘‘Description of the Mortgage Pool —Significant Underlying Mortgage Loans—The Government Property Advisors Portfolio Mortgage Loan—Substitutions’’ in this offering prospectus.

Terms and Conditions of the Underlying Mortgage Loans

Due Dates.    Subject, in some cases, to a next business day convention—

•	One hundred forty-three (143) of the mortgage loans that we intend to include in the trust, representing 88.6% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month,

•	Forty-one (41) of the mortgage loans that we intend to include in the trust, representing 10.5% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month,

•	One (1) of the mortgage loans that we intend to include in the trust, representing 1.0% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the fifth day of each month,

Each mortgage loan that we intend to include in the trust provides for one or both of the following—

•	a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

•	that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day;

provided that, because the grace period with respect to certain underlying mortgage loans does not commence until a notice required under the related loan documents is delivered to the related borrower, if the master servicer fails to deliver the requisite notice for such an underlying mortgage loan in a timely manner in any given month, the grace period for that underlying mortgage loan could expire later than the 11th day (or the next business day) in that month. For example, some of the underlying mortgage loans, with respect to the related borrower’s first two failures to timely make constant monthly payments in any calendar year, Default Interest will not accrue until five days after notice from lender of such default.

Mortgage Rates; Calculations of Interest.    In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under ‘‘—ARD Loans’’ below, an ARD Loan that remains outstanding past its anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full.

The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this offering prospectus. As of the cut-off date, those mortgage interest rates ranged from 6.6525% per annum to 5.2000% per annum, and the weighted average of those mortgage interest rates was 6.1028% per annum.

Except in the case of ARD Loans, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

All but two (2) of the underlying mortgage loans will accrue interest on an Actual/360 Basis. The underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Hamburg Shopping Center, and Triangle Town Center Subordinate Tranche, together representing 1.1% of the Initial Mortgage Pool Balance, accrue interest on a 30/360 Basis.

Balloon Loans.    One hundred seventy-six (176) of the mortgage loans that we intend to include in the trust, representing 98.1% of the Initial Mortgage Pool Balance, of which 132 mortgage loans are in Loan Group 1, representing 97.8% of the Initial Loan Group 1 Balance, and 44 mortgage loans are in Loan Group 2, representing 100.0% of the Initial Loan Group 2 Balance, respectively, are Balloon Loans and are characterized by—

•	either (a) an amortization schedule that is significantly longer than the actual term of the mortgage loan and that may begin after the end of an initial interest-only period or (b) no amortization prior to stated maturity, and

•	a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

Fifty (50) of the Balloon Loans identified in the prior paragraph, representing 55.5% of the Initial Mortgage Pool Balance, of which 38 mortgage loans are in Loan Group 1, representing 57.5% of the Initial Loan Group 1 Balance, and 12 mortgage loans are in Loan Group 2, representing 43.7% of the Initial Loan Group 2 Balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 71 of the Balloon Loans identified in the prior paragraph, representing 31.0% of the Initial Mortgage Pool Balance, of which 48 mortgage loans are in Loan Group 1, representing 29.9% of the Initial Loan Group 1 Balance, and 23 mortgage loans are in Loan Group 2, representing 37.3% of the Initial Loan Group 2 Balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

ARD Loans.    Nine (9) of the mortgage loans that we intend to include in the trust, representing 1.9% of the Initial Mortgage Pool Balance, all of which are in Loan Group 1 representing 2.2% of the Initial Loan Group 1 Balance, are ARD Loans and, as such, are characterized by the following features:

•	a maturity date that is at least 30 years or, in the case of three (3) underlying mortgage loans, collectively representing 0.5% of the Initial Mortgage Pool Balance, approximately 25 years following origination.

•	the designation of an anticipated repayment date that is 10 years following origination. The anticipated repayment date for each ARD Loan is listed on Annex A-1 to this offering prospectus.

•	the ability of the related borrower to prepay the subject ARD Loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is 90 days or, in the case of one (1) underlying mortgage loan, representing 0.2% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 1 Balance, 5 years prior to the related anticipated repayment date.

•	until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

•	from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate.

•	the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the subject ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full, but may compound at the new revised mortgage interest rate.

•	from and after its anticipated repayment date, the accelerated amortization of the subject ARD Loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payment, permitted operating expenses, capital expenditures and/or specified reserves, as the case may be. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the subject ARD Loan.

With respect to six (6) of the ARD Loans, representing 1.4% of the Initial Mortgage Pool Balance and 1.6% of the Initial Loan Group 1 Balance payments of interest only are scheduled to be due on each due date until the expiration of a designated interest-only period that ends prior to the related anticipated repayment date.

The ratings on the respective classes of offered certificates do not represent any assessment of whether any ARD Loan will be paid in full by its anticipated repayment date or whether and to what extent Post-ARD Additional Interest will be received.

Amortization of Principal.    The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans.

	Balloon Loans			ARD Loans			All Mortgage Loans
	Mortgage Pool	Loan Group No. 1	Loan Group No. 2	Mortgage Pool	Loan Group No. 1	Loan Group No. 2	Mortgage Pool	Loan Group No. 1	Loan Group No. 2
Original Term to Maturity (Mos.)
Maximum	180	180	120	120	120	N/A	180	180	120
Minimum	60	60	60	120	120	N/A	60	60	60
Weighted Average	106	106	106	120	120	N/A	106	106	106
Remaining Term to Maturity (Mos.)
Maximum	180	180	120	120	120	N/A	180	180	120
Minimum	56	57	56	118	118	N/A	56	57	56
Weighted Average	105	105	105	119	119	N/A	105	105	105
Original Amortization Term (Mos.)
Maximum	360	360	360	360	360	N/A	360	360	360
Minimum	240	240	360	300	300	N/A	240	240	360
Weighted Average	343	339	360	346	346	N/A	344	340	360
Remaining Amortization Term (Mos.)
Maximum	360	360	360	360	360	N/A	360	360	360
Minimum	237	237	355	298	298	N/A	237	237	355
Weighted Average	343	339	359	345	345	N/A	343	339	359

The calculation of original and remaining amortization terms in the foregoing table does not take into account 50 mortgage loans that we intend to include in the trust, collectively representing 55.5% of the Initial Mortgage Pool Balance, of which 38 mortgage loans are in Loan Group 1, representing 57.5% of the Initial Loan Group 1 Balance, and 12 mortgage loans are in Loan Group 2, representing 43.7% of the Initial Loan Group 2 Balance, respectively, that each provides for payments of interest only until the related stated maturity date. In addition, with respect to 71 other mortgage loans that we intend to include in the trust, representing 31.0% of the Initial Mortgage Pool Balance, of which 48 mortgage loans are in Loan Group 1, representing 29.9% of the Initial Loan Group 1 Balance, and 23 mortgage loans are in Loan Group 2, representing 37.3% of the Initial Loan Group 2 Balance, respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

The following underlying mortgage loans permit additional amortization payments solely to the extent available from excess cash flow, as described below:

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Wolverine Portfolio, where the related borrower is required to make additional monthly amortization payments of $48,719.31, solely to the extent available from excess cash flow, on and after the payment date in December 11, 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Redwood Portfolio II, where the related borrower is required to make additional monthly amortization payments of $22,144.02, solely to the extent available from excess cash flow, on and after the payment date in October 11, 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments; and

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Lakewood Apartment Portfolio, where the related borrower is required to make additional monthly amortization payments of $4,573.23, solely to the extent available from excess cash flow, on and after the payment date in November 11, 2009, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments.

Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods.    All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance;

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and

•	an open period, during which voluntarily prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions—Other Prepayment Provisions’’ below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this offering prospectus.

The table below shows, with respect to all of the mortgage loans we intend to include in the trust, the prepayment provisions in effect as of the cut-off date, the number of mortgage loans with each specified prepayment provision string that are in the entire mortgage pool, Loan Group 1 and Loan Group 2, and the percentage represented thereby of the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance and the Initial Loan Group 2 Balance.

Prepayment Provisions as of the Cut-off Date

Prepayment Provisions	Number of Loans			% Initial Mortgage Pool Balance	% Initial Loan Group 1 Balance	% Initial Loan Group 2 Balance
	Mortgage Pool	Loan Group 1	Loan Group 2
L, D, O	103	79	24	67.1	67.5	64.6
YM, D or YM, O(1)	19	18	1	11.2	12.9	1.7
L, D	36	23	13	6.4	4.5	17.3
L, D, D or YM, O(1)	2	2	0	5.9	7.0	0.0
L, YM1%, O	12	9	3	4.3	4.1	5.4
YM1%, O	8	6	2	3.1	2.3	8.0
L, D or YM(1), O	1	1	0	0.9	1.1	0.0
L, YM1%	4	3	1	0.9	0.6	3.0

(1)	The prepayment consideration period identified as ‘‘D or YM’’ is, for the purposes of this offering prospectus, treated as a yield maintenace period.

For the purposes of the foregoing table, the letter designations under the heading ‘‘Prepayment Provisions’’ have the following meanings, as further described in the first paragraph of this ‘‘—Prepayments Provisions’’ section—

•	‘‘L’’ means the mortgage loan is in a prepayment lock-out period;

•	‘‘D’’ means the mortgage loan is in a defeasance period;

•	‘‘YM’’ means the mortgage loan is in a prepayment consideration period during which the mortgage loan is prepayable together with payment of a yield maintenance charge;

•	‘‘YM1%’’ means the mortgage loan is in a prepayment consideration period during which the mortgage loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) 1% of the prepaid amount;

•	‘‘D or YM’’ means the mortgage loan is in a period during which the borrower has the option to either defease the mortgage loan or prepay the mortgage loan together with payment of a yield maintenance charge; and

•	‘‘O’’ means the mortgage loan is in an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the 158 underlying mortgage loans for which a prepayment lock-out period is currently in effect:

•	the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 120 months with respect to the entire mortgage pool, 120 months with respect to Loan Group 1 and 119 months with respect to Loan Group 2

•	the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 21 months with respect to the entire mortgage pool, 21 months with respect to Loan Group 1 and 23 months with respect to Loan Group 2, and

•	the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 100 months with respect to the entire mortgage pool, 100 months with respect to Loan Group 1 and 98 months with respect to Loan Group 2.

Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the holders of certain classes of the series 2006-C7 certificates, in the amounts and in accordance with the priorities described under ‘‘Description of the Offered Certificates— Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges’’ and ‘‘Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying base prospectus.

Open prepayment periods generally begin not more than 12 months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, provided that in the case the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as PrimaPharm Life Science Building, which mortgage loan represents 0.2% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 1 Balance, the related open prepayment period begins 5 years prior to the related anticipated repayment date.

Other Prepayment Provisions.    Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan’s principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender’s application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

The Midtown Plaza Borrower has the right at any time to obtain the release of a specified portion of the Midtown Plaza Mortgaged Property from the lien of the security instrument upon the satisfaction of certain conditions set forth in the related loan agreement, including, without limitation, payment of the release price allocated to the parcel to be released as set forth in the related loan agreement, together with, if such prepayment is made prior to April 11, 2011 a yield maintenance premium, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Midtown Plaza Mortgage Loan—Development Parcel Release.’’

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 695/710 Route 46, which mortgage loan represents 1.1% of the Initial Mortgage Pool Balance and 1.4% of the Initial Loan Group 1 Balance, the borrower is permitted to obtain the release of a specified portion of the related mortgaged real property provided certain conditions are satisfied, including the achievement of certain DSCR and LTV Ratio tests, the payment of 110% of the allocated loan amount for such parcel and the payment of a prepayment consideration.

Defeasance Loans.    One-hundred forty-one (141) of the mortgage loans that we intend to include in the trust, representing 79.5% of the Initial Mortgage Pool Balance, of which 104 mortgage loans are in Loan Group 1, representing 79.0% of the Initial Loan Group 1 Balance, and 37 mortgage loans are in Loan Group 2, representing 81.8% of the Initial Loan Group 2 Balance, respectively, permit the respective borrowers (subsequent to an initial prepayment lock-out period, which is currently in effect, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government Securities, and thereby obtain a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties. As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Issue Date.

In general, the Government Securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that:

•	will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date or, in some instances, the expiration of the prepayment lock-out period; and

•	will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

Each group of cross-collateralized mortgage loans and each individual multi-property mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the trust, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged real properties would be released and the cross-collateralization would terminate as to the released property or properties.

If fewer than all of the mortgaged real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following: (a) an amount sufficient to purchase government securities that provide payments equal to at least 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase government securities that provide payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased and (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan (assuming no defeasance has occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity or, if applicable, the related anticipated repayment date.

In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

Due-on-Sale and Due-on-Encumbrance Provisions.    All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers or encumbrances discussed below in this ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ subsection, these clauses either:

•	permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if, without the consent of the holder of the mortgage, the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

•	prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable’’ and ‘‘—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses’’ and ‘‘Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the accompanying base prospectus.

In addition, all of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

•	transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following—

1.	confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

2.	the reasonable acceptability of the transferee to the lender;

•	a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

•	transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

•	issuance by the borrower of new partnership or membership interests;

•	changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

•	a transfer of non-controlling ownership interests in the related borrower;

•	a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

•	transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

•	other transfers similar in nature to the foregoing.

Mortgage Pool Characteristics

A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this offering prospectus. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this offering prospectus were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

Significant Underlying Mortgage Loans

General.    Set forth below are summary discussions of the ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans that we intend to include in the trust.

I. The 520 Madison Avenue Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$475,000,000
Loan per Square Foot:	$478
% of Initial Mortgage Pool Balance:	15.6%
Shadow Rating (S&P/Fitch) :	BBB+/BBB+
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.922989% per annum
Interest Calculation:	Actual/360
First Payment Date:	November 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	October 11, 2016
Maturity Balance:	$475,000,000
Borrower:	520 Madison Owners, L.L.C.
Sponsor:	Certain principals of Tishman Speyer Properties, Henry Crown & Company and Two Rock Realty Associates, L.P.
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Unfunded Tenant Obligations Reserve(2)
Ongoing Reserves:	Tax and Insurance Reserve(3)
Replacement Reserve(4)
Leasing Reserve(5)
Lockbox:	Hard(6)
Other Secured Debt:	$125,000,000 Aggregate Mezzanine Debt(7)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	New York, New York
Year Built:	1982
Year Renovated:	NAP(1)
Square Feet:	994,757
Occupancy:	99.5%
Occupancy Date:	January 1, 2007
Ownership Interest:	Fee
Property Management:	Tishman Speyer Properties, L.P., an affiliate of the borrower
U/W NCF:	$49,658,881(8)
U/W NCF DSCR:	1.74x(9)
Cut-off Date U/W NCF DSCR:	1.74x(9)
Appraised Value:	$1,100,000,000
Appraisal As of Date:	August 22, 2006
Cut-off Date LTV Ratio:	43.2%
Maturity LTV Ratio:	43.2%

(1)	NAP means not applicable.

(2)	The 520 Madison Avenue Borrower has deposited $16,519,669 into an unfunded tenant obligations reserve account to pay for (i) up to $11,487,769 of the costs of tenant allowances, tenant improvements and leasing commissions related to specified tenants and (ii) up to $5,031,900 of tenant allowances, tenant improvements and leasing costs related to the re-leasing of space at the 520 Madison Avenue Mortgaged Property that is vacated by tenants during calendar years 2007 and 2008 as a result of the scheduled expiration of such tenants’ leases.

(3)	The 520 Madison Avenue Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the 520 Madison Avenue Borrower provides evidence of a blanket insurance policy covering the 520 Madison Avenue Mortgaged Property, as approved by the lender, the monthly insurance escrow payments will not be required.

(4)	The 520 Madison Avenue Borrower is required to make monthly deposits into a replacement reserve account in the amount of $13,100 to pay for the costs of replacements and repairs required to be made to the 520 Madison Avenue Mortgaged Property during each calendar year, including, without limitation, proposed capital replacements and improvements in the 520 Madison Avenue Borrower’s annual operating budget.

(5)	The 520 Madison Avenue Borrower is required to deposit all lease termination payments in excess of $750,000 into a leasing reserve account. In lieu of making the payments to the leasing reserve account, provided no uncured event of default exists, the 520 Madison Avenue Borrower may deliver to the lender a letter of credit as security for the 520 Madison Avenue Borrower’s lease termination obligations.

(6)	See ‘‘—Lockbox’’ below.

(7)	Represents two mezzanine loans in the aggregate principal amount of $125,000,000. See ‘‘—Mezzanine Financing’’ below.

(8)	Reflects in-place U/W NCF. U/W NCF is projected to be $59,666,856 based on assumed mark-to-market rent adjustments applied to below-market tenant leases, projected increase of building square footage by approximately 53,174 square feet upon building remeasurement and certain other lease-up assumptions.

(9)	Based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W DSCR based on the projected U/W NCF of $59,666,856 (described in footnote (8) above) is 2.09x.

Major Tenant Information
Tenant(1)	Principal Business	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Rent Per Annum	Ratings(4)	Lease Expiration Date
Jefferies & Company, Inc.	Investment Bank	276,636	27.8%	28.6%	$67.86	$18,773,117	BBB+/BBB+	5/20/2021(5)
Mitsubishi International Corporation	Global Trading	89,302	9.0	8.3	$61.25	5,469,933	A/A+	4/20/2007(6)
Metallgesellschaft Corp.	Industrial Conglomerate	78,000	7.8	6.9	$57.75	4,504,500	NR/NR	1/20/2013
CA, Inc.	Information Technology	71,830	7.2	8.2	$75.36	5,412,769	BB/BB+	9/20/2020
Freshfields Bruckhaus Deringer LLP	International Law Firm	44,800	4.5	4.8	$70.50	3,158,400	NR/NR	10/20/2008(7)
Total		560,568	56.3%	56.8%		$37,318,719

(1)	Ranked by approximate square feet.

(2)	The percentages of total base revenues and rent per annum are based on in-place underwritten base rental revenues.

(3)	Reflects in-place base rent.

(4)	Credit ratings are by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

(5)	Jefferies & Company Inc.’s lease expiration includes 111,945 square feet expiring May 20, 2021, 95,833 square feet expiring October 20, 2014 and 68,858 square feet expiring September 20, 2014.

(6)	Mitsubishi International Corporation’s lease expiration includes 66,431 square feet expiring April 20, 2007 and 22,871 square feet expiring May 20, 2007.

(7)	Freshfields Bruckhaus Deringer LLP’s lease expiration includes 22,400 square feet expiring October 20, 2008 and 22,400 square feet expiring July 20, 2015.

Historical Annual Rent Per Square Foot Information(1)
2004	2005	2006
$50.18	$58.74	$54.64

(1)	The effective annual rent based on base rent information provided by the 520 Madison Avenue Borrower.

Lease Expiration Information
Year	Approximate # of Expiring Tenants	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2006	0	0	0.0%	0.0%	$0	0.0%	0.0%
2007	2	111,702	11.2	11.2%	7,015,533	10.7	10.7%
2008	11	175,584	17.7	28.9%	9,181,558	14.0	24.7%
2009	0	0	0.0	28.9%	0	0.0	24.7%
2010	0	0	0.0	28.9%	0	0.0	24.7%
2011	2	17,922	1.8	30.7%	1,974,894	3.0	27.7%
2012	4	64,166	6.5	37.1%	4,103,288	6.2	33.9%
2013	2	100,871	10.1	47.3%	6,288,438	9.6	43.5%
2014	8	245,906	24.7	72.0%	15,622,961	23.8	67.3%
2015	3	48,361	4.9	76.9%	3,661,555	5.6	72.9%
2016 and beyond	9	224,863	22.6	99.5%	17,807,414	27.1	100.0%
Vacant	—	5,382	0.5	100.0%	0	—
Total	41	994,757	100.0%		$65,655,641	100.0%

(1)	Based on in-place underwritten base rental revenues.

The Borrower and Sponsor.    The 520 Madison Avenue Borrower is 520 Madison Owners, L.L.C., a Delaware limited liability company, which is sponsored by a partnership comprised of 520 Madison Limited Partnership, an affiliate of certain principals of Tishman Speyer, Henry Crown & Company, a privately held Chicago-based investment firm and Two Rock Realty Associates, L.P. Tishman Speyer was founded in 1978 by Robert Tishman. Tishman Speyer operates from its headquarters in Manhattan and from seventeen other offices worldwide including offices in Frankfurt, Berlin, London, Paris, Madrid, Bangalore, Sao Paulo and Sydney, as well as eight other offices in the United States. Since its formation, Tishman Speyer has developed or acquired a portfolio of over 77 million square feet of constructed area valued at over $24 billion. In addition to well known developments of high rise office buildings in major urban locations, Tishman Speyer also creates mixed-use, retail, residential and entertainment centers, as well as mid and low rise office buildings.

The Mortgage Loan.    The 520 Madison Avenue Mortgage Loan was originated on September 26, 2006 and has a cut-off date balance of $475,000,000. The 520 Madison Avenue Mortgage Loan is a ten-year loan with a stated maturity date of October 11, 2016. The 520 Madison Avenue Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.922989% per annum. On the eleventh day of each month through but excluding the stated maturity date, the 520 Madison Avenue Borrower is required to make interest-only payments on the 520 Madison Avenue Mortgage Loan. The principal balance of the 520 Madison Avenue Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The 520 Madison Avenue Borrower is prohibited from voluntarily prepaying the 520 Madison Avenue Mortgage Loan, in whole or in part, prior to July 11, 2016. From and after July 11, 2016, the 520 Madison Avenue Borrower may prepay the 520 Madison Avenue Mortgage Loan, in whole or in part, without payment of any prepayment consideration, provided that each mezzanine borrower, under its respective 520 Mezzanine Loan (as defined under ‘‘—Intercreditor Agreement’’ below) simultaneously prepays the related 520 Mezzanine Loan by a dollar amount which bears the same relation to the principal amount of the subject 520 Mezzanine Loan outstanding immediately prior to such prepayment as the amount of the 520 Madison Avenue Mortgage Loan prepaid bears to the principal amount of the 520 Madison Avenue Mortgage Loan outstanding immediately prior to such prepayment.

The 520 Madison Avenue Borrower may defease the 520 Madison Avenue Mortgage Loan in whole only at any time after the expiration of two years following the Issue Date, and by doing so obtain the release of the 520 Madison Avenue Mortgaged Property. A defeasance will be effected by the 520 Madison Avenue Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 that produce payments which replicate the payment obligations of the 520 Madison Avenue Borrower under the 520 Madison Avenue Mortgage Loan and are sufficient to pay off the 520 Madison Avenue Mortgage Loan in its entirety, at the 520 Madison Avenue Borrower’s election, on July 11, 2016, August 11, 2016, September 11, 2016 or on the stated maturity date. The 520 Madison Avenue Borrower’s right to defease the entire 520 Madison Avenue Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C7 certificates by such rating agency. As a condition to the defeasance of the entire 520 Madison Avenue Mortgage Loan, the borrower under each 520 Mezzanine Loan must simultaneously prepay its related 520 Mezzanine Loan.

The Mortgaged Property.    The 520 Madison Avenue Mortgage Loan is secured by a first mortgage lien on the fee simple interest of the 520 Madison Avenue Borrower in the 520 Madison Avenue Mortgaged Property, a 43-story Class A office building located along the western block front of Madison Avenue between East 53 and East 54 Streets. Built in 1982, the 520 Madison Avenue Mortgaged Property contains 994,757 square feet of net rentable area. The 520 Madison Avenue Mortgaged Property is leased to a diverse mix of tenants including, Jefferies & Company, Inc. (which is rated BBB+/BBB+ by S&P and Fitch, respectively) with 276,636 square feet (27.8% of total space), Mitsubishi International Corporation (which is rated A/A+ by S&P and Fitch, respectively) with 89,302 square feet (9.0% of total space), Metallgesellschaft Corp. with 78,000 square feet (7.8% of total space), CA, Inc., formerly known as Computer Associates International, Inc. (which is rated BB/BB+ by S&P and Fitch, respectively) with 71,830 square feet (7.2% of total space) and Freshfields Bruckhaus Deringer LLP, the United States branch of the German law firm of the same name with 44,800 square feet (4.5% of total space). As of January 1, 2007, based on square footage leased, occupancy at the 520 Madison Avenue Mortgaged Property was 99.5%. Based on historical financial information provided by the 520 Madison Avenue Borrower, the net operating income for the 520 Madison Avenue Mortgaged Property was $64,671,135 (which includes $28,332,204 of lease termination income) for fiscal year 2005, and $20,949,852 for the interim period January through June 2006.

The following is an occupancy chart for the 520 Madison Avenue Mortgaged Property, as reported by the 520 Madison Avenue Borrower.

Historical Occupancy Information
Year	Occupancy
2006	94.0%
2005	87.2%
2004	97.1%
2003	97.5%
2002	99.7%

The Market.    According to information in the appraisal performed in connection with the origination of the 520 Madison Avenue Mortgage Loan, the 520 Madison Avenue Mortgaged Property is located in the Plaza District submarket of Midtown Manhattan, which is part of the overall New York City office market. The Plaza District submarket, bounded by East 54 Street to the south, East 61 Street to the north, Park Avenue to the east and Sixth Avenue to the west is one of the smaller submarkets within the Midtown Manhattan submarket. The appraisal further reports that as of the second quarter 2006, the Plaza District submarket contained 11.8 million square feet. According to the appraisal, the Plaza District submarket has consistently achieved higher rental rates compared to the overall Midtown Manhattan market and lower vacancy rates. As such, this submarket is considered to be one of the strongest markets in Midtown Manhattan. As reported in the appraisal, the second quarter 2006 average asking rent for the Plaza District submarket was $80.56 per square foot, as opposed to $58.55 per square foot for the Midtown Manhattan submarket and $47.30 per square foot for the overall Manhattan market. The vacancy rate for the same period for the Plaza District submarket was 6.6% compared to 6.3% for the overall Manhattan market.

Lockbox.    The 520 Madison Avenue Borrower is required to cause all gross income from the 520 Madison Avenue Mortgaged Property to be deposited directly into a lockbox account under the control of the lender, which funds will be disbursed as follows: (1) tax and insurance amounts, to the tax and insurance accounts; (2) monthly debt service, to the debt service account; (3) replacement reserve amounts, to the replacement reserve account; (4) cash management fees, to the lockbox bank; (5) default interest or any late charges, to the debt service account; (6) if no 520 Madison Avenue Mortgage Loan event of default exists, monthly debt service due under each 520 Mezzanine Loan (provided, in the case of the 520 Mezzanine B Loan, that no event of default exists under the 520 Mezzanine A Loan), together with any late payment charges or default interest and any related Net Liquidation Proceeds After Debt Service (defined below), to the applicable 520 Mezzanine Loan account; (7) if no 520 Madison Avenue Mortgage Loan event of default exists, during (a) a 520 Madison Avenue Low DSCR Period (defined below) or (b) a 520 Mezzanine Loan event of default, first, all monthly costs and expenses approved by each of the 520 Mezzanine Lenders (as defined below) to the borrower expense account and, second, certain extraordinary expenses approved by each of the 520 Mezzanine Lenders to the borrower expense account; (8) if no 520 Madison Avenue Mortgage Loan event of default exists, first, any remaining amounts during a 520 Mezzanine A Loan event of default, to the 520 Mezzanine A loan account and, second, any remaining amounts during a 520 Mezzanine B Loan event of default, to the 520 Mezzanine B loan account; and (9) if no 520 Madison Avenue Mortgage Loan event of default exists and no 520 Mezzanine Loan event of default exists, any remaining amounts to the 520 Madison Avenue Borrower.

‘‘520 Madison Avenue Low DSCR Period’’ will mean, generally, the period during which notice has been provided (and such notice has not been superseded) to the lender that one of the 520 Mezzanine Lenders has determined that the aggregate debt service coverage ratio for the 520 Madison Avenue Mortgage Loan and any 520 Mezzanine Loan that remains outstanding, for the 12-month period ending on the last day of any calendar quarter ending on or after September 30, 2006 is less than 1.05x as calculated for two consecutive calendar quarters. Such period will end when notice has been provided (and such notice has not been superseded) to the lender that the applicable 520 Mezzanine Lender has determined that the aggregate debt service coverage ratio for the 520 Madison Avenue Mortgage Loan and any 520 Mezzanine Loan that remains outstanding, for the 12-month period ending on the last day of any calendar quarter ending on or after September 30, 2006 is equal to or greater than 1.05x as calculated for two consecutive calendar quarters.

‘‘Net Liquidation Proceeds After Debt Service’’ means all amounts paid to or received by or on behalf of the 520 Madison Avenue Borrower in connection with a casualty, condemnation, sale, transfer or refinancing of the 520 Madison Avenue Mortgaged Property less certain costs, expenses and amounts specifically set forth in the related 520 Mezzanine Loan documents.

Terrorism Coverage.    The 520 Madison Avenue Borrower is required under the related loan documents to maintain comprehensive all risk insurance (including, without limitation, comprehensive boiler and machinery insurance) and insurance against certain acts of terrorism; provided, that the total annual premium required to be paid by the 520 Madison Avenue Borrower for the above described insurance (and any additional property insurance related thereto that may be required by lender) will not exceed the Insurance Premium Cap per year. To the extent that the cost of the amount of the above described insurance exceeds the premium limit of the Insurance Premium Cap in any year, the 520 Madison Avenue Borrower is required, for such year, to obtain the maximum amount of all risk, comprehensive boiler and machinery, business interruption/loss of rents and terrorism coverage that can be obtained for an annual premium equal to the Insurance Premium Cap and the relative amounts of such insurance coverage will be determined by the 520 Madison Avenue Borrower in its good faith business judgment to be the optimal insurance coverage available.

‘‘Insurance Premium Cap’’ means (a) for so long as one or more of certain specified Tishman Speyer control persons maintains control over the day-to-day management and operations of the 520 Madison Avenue Mortgaged Property, the 520 Madison Avenue Borrower and each 520 Mezzanine Loan borrower, $1,400,000 or (b) if one or more of certain specified control persons does not maintain control over the day-to-day management and operations of the 520 Madison Avenue Mortgaged Property, the 520 Madison Avenue Borrower and each 520 Mezzanine Loan borrower, $1,750,000, and in either case, as adjusted to reflect any increase during the preceding year in the Consumer Price Index.

Mezzanine Financing.    Certain direct and indirect owners of the 520 Madison Avenue Borrower have respectively incurred the following levels of mezzanine financing: (i) a mezzanine loan in the principal amount of $50,000,000 (the ‘‘520 Mezzanine A Loan’’); and (ii) a mezzanine loan in the principal amount of $75,000,000 (the ‘‘520 Mezzanine B Loan’’ and, together with the 520 Mezzanine A Loan, the ‘‘520 Mezzanine Loans’’). The current lender on each of the 520 Mezzanine Loans is an affiliate of the related mortgage loan seller but such loans may be transferred to a third party in the future. Each of the 520 Mezzanine Loans matures on October 11, 2016. On the eleventh day of each month, but excluding October 11, 2016, each 520 Mezzanine Loan borrower is required to make interest-only payments based on a fixed-rate per annum on its related 520 Mezzanine Loan. The remaining principal balance of each 520 Mezzanine Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date. Each of the 520 Mezzanine Loans is secured by the related loan documents which include a pledge of 100% of the equity ownership interests in the 520 Madison Avenue Borrower or the borrower under the 520 Mezzanine A Loan, as applicable.

Mezzanine Intercreditor Agreement.    Each 520 Mezzanine Loan lender is individually and collectively, as the context may require, referred to as the ‘‘520 Mezzanine Lender’’. The mortgage lender has entered into an intercreditor agreement (the ‘‘520 Intercreditor Agreement’’) with each 520 Mezzanine Lender, that sets forth the relative priorities between the 520 Madison Avenue Mortgage Loan and each 520 Mezzanine Loan. The 520 Intercreditor Agreement provides that, among other things:

•	Each 520 Mezzanine Loan is generally subordinate to the 520 Madison Avenue Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the 520 Madison Avenue Mortgage Loan, subject to the terms of the 520 Intercreditor Agreement, each 520 Mezzanine Lender may accept payments due and payable from time to time under the loan documents evidencing or securing its respective 520 Mezzanine Loan and prepayments of its respective 520 Mezzanine Loan made in accordance with loan documents evidencing or securing its respective 520 Mezzanine Loan.

•	Upon an ‘‘event of default’’ under a 520 Mezzanine Loan, the applicable 520 Mezzanine Lender will have the right, subject to the terms of the 520 Intercreditor Agreement, to select a replacement manager for the 520 Madison Avenue Mortgaged Property.

•	Each 520 Mezzanine Lender has the right to receive notice of any event of default under the 520 Madison Avenue Mortgage Loan and the right to cure any monetary default within a period ending 10 business days after the receipt of such notice; provided that no 520 Mezzanine Lender will have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless a 520 Mezzanine Lender has commenced and is continuing to diligently pursue its rights against the collateral for its respective 520 Mezzanine Loan. In addition, if the default is of a non-monetary nature, each 520 Mezzanine Lender will have until 10 business days after the later of (i) receipt of such notice or (ii) the expiration of the 520 Madison Avenue Borrower’s cure period to cure such non-monetary default under the 520 Madison Avenue Mortgage Loan documents; provided, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period (or is not susceptible of cure without foreclosure on the collateral for a 520 Mezzanine Loan) then, subject to certain conditions, each 520 Mezzanine Lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default or to pursue such foreclosure.

•	If the 520 Madison Avenue Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the 520 Madison Avenue Mortgage Loan has been commenced, a proceeding or other action relating to insolvency, reorganization, or relief of debtors has been commenced against the 520 Madison Avenue Borrower or its general partner, or if the 520 Madison Avenue Mortgage Loan is a ‘‘specially serviced’’ loan and a material event of default under the related 520 Madison Avenue Mortgage Loan documents has occurred or is reasonably foreseeable, then, subject to the terms of the 520 Intercreditor Agreement, each 520 Mezzanine Lender will have the right to purchase the 520 Madison Avenue Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any advances and post-petition interest, but excluding any liquidated damages, acceleration prepayment premium, prepayment fee, premiums, yield maintenance charge, late charges, or any default interest relating to any defaults cured by the 520 Mezzanine Lender, as provided in the 520 Intercreditor Agreement), any protective advances made by the mortgagee and any interest on any advances and, if a 520 Mezzanine Lender fails to purchase the 520 Madison Avenue Mortgage Loan within 60 days of receipt of the mortgage lender’s notice of such purchase option, special servicing and liquidation fees payable to any special servicer for any related securitization trust.

•	The loan documents evidencing and securing each 520 Mezzanine Loan generally may be modified without the mortgage lender’s consent, except that certain provisions may not be modified without the 520 Madison Avenue Mortgage Loan lender’s consent, including, without limitation, a material increase in any monetary obligations of any 520 Mezzanine Loan borrower. Notwithstanding the foregoing, upon the occurrence of an event of default under the loan documents evidencing or securing a 520 Mezzanine Loan, the applicable 520 Mezzanine Lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the applicable 520 Mezzanine Loan, in a manner that increases the interest rate thereunder.

II. The 1211 Avenue of the Americas Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$275,000,000(1)
Loan per Square Foot:	$360(2)
% of Initial Mortgage Pool Balance:	9.0%
Shadow Rating (S&P/Fitch):	BBB−/BBB−
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.41787% per annum
Interest Calculation:	Actual/360
First Payment Date:	October 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP (3)
Hyperamortization:	NAP(3)
Maturity Date:	September 11, 2016
Maturity Balance:	$275,000,000
Borrower:	1211 6th Avenue Property Owner, L.L.C.
Sponsor:	Beacon Capital Strategic Partners IV, L.P.
Defeasance/Prepayment:	Defeasance permitted two years after the Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Required Repair Reserve(4)
Ropes & Gray Reserve(5)
Rollover Reserve(6)
Ongoing Reserves:	Tax Reserve(7)
Insurance Reserve(8)
Lockbox:	Hard(9)
Other Secured Debt:	$400,000,000 Pari Passu Non-Trust Loan(1) $275,000,000 Aggregate Mezzanine Debt(10) $25,000,000 Unfunded Junior Mezzanine Financing(10)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	New York, New York
Year Built:	1973
Year Renovated:	1991, 2006
Square Feet:	1,876,972
Occupancy:	99.9%
Occupancy Date:	August 1, 2006
Ownership Interest:	Fee
Property Management:	1211 6th Avenue Property Management LLC, an affiliate of the borrower(11)
U/W NCF:	$81,661,628(12)
U/W NCF DSCR:	1.86x(13)
Cut-off Date U/W NCF DSCR:	1.86x(13)
Appraised Value:	$1,590,000,000
Appraisal As of Date:	August 1, 2006
Cut-off Date LTV Ratio:	42.5%(14)
Maturity LTV Ratio:	42.5%(14)

(1)	The 1211 Avenue of the Americas Mortgage Loan is part of the 1211 Avenue of the Americas Loan Combination that also includes the 1211 Avenue of the Americas Non-Trust Loan in the principal amount of $400,000,000.

(2)	Based on a loan amount comprised of the entire 1211 Avenue of the Americas Loan Combination of $675,000,000. The amount of $675,000,000 is comprised of two pari passu A notes.

(3)	NAP means not applicable.

(4)	At origination, the 1211 Avenue of the Americas Borrower deposited $5,814,804 into a required repairs reserve account to pay for the modernization of elevators and escalators and renovations to the outdoor plaza at the 1211 Avenue of the Americas Mortgaged Property.

(5)	At origination, the 1211 Avenue of the Americas Borrower deposited $23,293,997 into the Ropes and Gray reserve account. Provided no event of default exists, lender will direct the agent under the lockbox account to transfer $1,294,111 from the Ropes and Gray reserve account to the lockbox account on the first day of each month up to and including February 1, 2008.

(6)	At origination, the 1211 Avenue of the Americas Borrower deposited $2,518,475 into a rollover reserve account to pay for the costs of tenant concessions, leasing costs and other related costs.

(7)	Following the occurrence and during the continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.05x, the 1211 Avenue of the Americas Borrower will make monthly deposits into a tax reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by lender to be payable during the following 12 months.

(8)	Following the occurrence and during the continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.05x, the 1211 Avenue of the Americas Borrower will make monthly deposits into an insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of insurance policies. Notwithstanding the foregoing, the 1211 Avenue of the Americas Borrower will not be required to deposit insurance funds if the 1211 Avenue of the Americas Borrower delivers satisfactory evidence to lender that all such insurance premiums have been previously paid.

(9)	See ‘‘—Lockbox’’ below.

(10)	Represents the aggregate of three mezzanine loans. In addition, there is a $25,000,000 unfunded portion of a junior mezzanine facility that is available to be drawn upon. Following the funding and repayment or termination of the $25,000,000 junior mezzanine facility, additional mezzanine financing is permitted up to $95,000,000 subject to DSCR and LTV tests. See ‘‘—Mezzanine Financing’’ below.

(11)	The 1211 Avenue of the Americas Property Manager has sub-contracted the management and leasing of the 1211 Avenue of the Americas mortgaged property to Cushman & Wakefield Inc., a third party property manager.

(12)	Reflects in-place U/W NCF. Projected U/W NCF is $89,396,417 based on assumed mark-to-market rent adjustment applied to below-market tenant leases and certain other lease-up assumptions.

(13)	Based on in-place U/W NCF and calculated based on the annual interest-only payments and a loan amount comprised of the entire 1211 Avenue of the Americas Loan Combination. The U/W DSCR based on the projected U/W NCF of $89,396,417 (described in footnote (12) above) is 2.04x.

(14)	The Cut-Off Date LTV Ratio and the Maturity Date LTV Ratio are based on the entire 1211 Avenue of the Americas Loan Combination.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
News America	917,154	48.9%	43.7%	$44.88	BBB/BBB	11/30/2020
Ropes & Gray	245,781	13.1	15.8	$62.06	NR	2/28/2027(5)
Westdeutsche Landesbank.	150,440	8.0	8.2	$51.70	A−/A−	6/30/2010
JP Morgan	125,788	6.7	6.3	$48.00	A+/A+	3/31/2010(6)
RBC Dain Rauscher	75,980	4.0	4.5	$57.67	AA−/AA	3/31/2016
Total	1,515,143	80.7%	78.5%

(1)	Ranked by approximate square feet.

(2)	The percentages of total base rent are based on in-place underwritten base rental revenues.

(3)	Reflects in-place base rent.

(4)	Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

(5)	Commencing 1/1/2007, Ropes & Gray has an option to lease approximately 88,288 square feet of the JP Morgan space.

(6)	A portion of the JP Morgan space totaling 88,288 square feet has a lease expiration date of 12/31/2007. JP Morgan may surrender this space to the landlord beginning 1/1/2007, subject to Ropes & Gray leasing this space from the landlord.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2006(2)	218	0.0%	0.0%	$33,996	0.0%	0.0%
2007	134,042	7.1	7.2%	6,339,356	6.6	6.6%
2008	68,331	3.6	10.8%	2,753,900	2.9	9.5%
2009	44,285	2.4	13.2%	2,655,127	2.7	12.2%
2010	201,978	10.8	23.9%	10,514,926	10.9	23.1%
2011	9,724	0.5	24.4%	587,121	0.6	23.7%
2012	112,835	6.0	30.4%	8,301,755	8.6	32.3%
2013	24,265	1.3	31.7%	1,299,910	1.3	33.6%
2014	0	0.0	31.7%	0	0.0	33.6%
2015	39,575	2.1	33.8%	2,255,775	2.3	36.0%
2016 and beyond	1,238,915	66.0	99.9%	61,826,507	64.0	100.0%
Vacant(3)	2,804	0.1	100.0%	0	—
Total	1,876,972	100.0%		$96,568,373	100.0%

(1)	Based on in-place underwritten base rental revenues.

(2)	Includes any month-to-month tenants.

(3)	Includes the management office which totals approximately 1,094 square feet and the messenger center which totals approximately 994 square feet.

The Borrower and Sponsor.    The 1211 Avenue of the Americas Borrower is 1211 6th Avenue Property Owner, L.L.C., a Delaware limited liability company, which is sponsored by Beacon Capital Strategic Partners, IV, L.P. (‘‘Beacon Capital IV’’). Beacon Capital IV is managed by Beacon Capital Partners, LLC, a real estate investment firm headquartered in Boston with offices in Los Angeles and New York City. Beacon Capital Partners, LLC and its predecessors have been involved in the real estate business for nearly 60 years during which it has acquired, developed and operated urban office and mixed-use properties throughout the United States. Beacon Capital Partners, LLC was formed in 1998, following the merger of the predecessor public company, Beacon Properties Corporation with Equity Office Properties Trust. Since its establishment, Beacon Capital Partners, LLC has sponsored five investment vehicles representing approximately $4.5 billion of aggregate equity capital from various endowments, foundations, pension funds, and other investors. An affiliate of the mortgage loan seller is an indirect equity holder in the 1211 Avenue of the Americas Borrower.

The Mortgage Loan.    The 1211 Avenue of the Americas Mortgage Loan was originated on August 24, 2006 and has a cut-off date balance of $275,000,000. The 1211 Avenue of the Americas Mortgage Loan is one of two (2) mortgage loans, together referred to as the ‘‘1211 Avenue of the Americas Loan Combination,’’ that are both secured by the 1211 Avenue of the Americas Mortgaged Property. The 1211 Avenue of the Americas Loan Combination is comprised of: (a) the 1211 Avenue of the Americas Mortgage Loan; and (b) the 1211 Avenue of the Americas Non-Trust Loan in the principal amount of $400,000,000, which will not be included in the trust, and which is, at all times, pari passu in right of payment with the 1211 Avenue of the Americas Mortgage Loan. Both of the mortgage loans in the 1211 Avenue of the Americas Loan Combination are obligations of the 1211 Avenue of the Americas Borrower, are secured by the 1211 Avenue of the Americas Mortgaged Property and are cross-defaulted with each other. The respective rights of the holders of the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan will be governed by the 1211 Avenue of the Americas Co-Lender Agreement, which is described under ‘‘Loan Combinations—The 1211 Avenue of the Americas Mortgage Loan —Co-Lender Agreement’’.

The 1211 Avenue of the Americas Mortgage Loan (as well as the 1211 Avenue of the Americas Non-Trust Loan) is a ten year loan with a stated maturity date of September 11, 2016 which accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.41787% per annum. On the eleventh day of each month, but excluding the stated maturity date, the 1211 Avenue of the Americas Borrower is required to make interest-only payments on the 1211 Avenue of the Americas Mortgage Loan. The principal balance of the 1211 Avenue of the Americas Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The 1211 Avenue of the Americas Borrower is prohibited from voluntarily prepaying the 1211 Avenue of the Americas Mortgage Loan, in whole or in part, prior to June 11, 2016. From and after June 11, 2016, the 1211 Avenue of the Americas Borrower may prepay the 1211 Avenue of the Americas Mortgage Loan, in whole or in part, without payment of any prepayment consideration (except if the 1211 Avenue of the Americas Mortgage Loan is prepaid on a date other than a payment date, the 1211 Avenue of the Americas Borrower is required to pay interest through to the next payment date), provided that (a) the 1211 Avenue of the Americas Borrower simultaneously prepays the 1211 Avenue of the Americas Non-Trust Loan and (b) each borrower under a 1211 Senior Mezzanine Loan (as defined under ‘‘—Mezzanine Financing’’ below) simultaneously prepays its related 1211 Senior Mezzanine Loan.

The 1211 Avenue of the Americas Borrower may defease the 1211 Avenue of the Americas Loan Combination, in whole only, at any time after the earlier of (i) August 24, 2009 and (ii) the expiration of two years following the Issue Date, and by doing so obtain the release of the 1211 Avenue of the Americas Mortgaged Property. A defeasance will be effected by the 1211 Avenue of the Americas Borrower’s pledging substitute collateral that consists of direct, non-callable ‘‘government securities’’ as defined in Treasury Regulations Section 1.860G-2(a)(8)(i) that produce payments which replicate the payment obligations of the 1211 Avenue of the Americas Borrower under the 1211 Avenue of the Americas Loan Combination and are sufficient to pay off the 1211 Avenue of the Americas Loan Combination in its entirety, at the 1211 Avenue of the Americas Borrower’s election on June 11, 2016, July 11, 2016, August 11, 2016 or on the stated maturity date. The 1211 Avenue of the Americas Borrower’s right to defease the entire 1211 Avenue of the Americas Loan Combination is subject to, among other things, the applicable rating agencies each confirming, in connection with the securitization of any mortgage loan comprising the 1211 Avenue of the Americas Loan Combination, that such defeasance would not result in a qualification, downgrade or withdrawal by such rating agency of the ratings then assigned to any class of certificates backed by such mortgage loan. As a condition precedent to the defeasance of the entire 1211 Avenue of the Americas Mortgage Loan, the (i) 1211 Avenue of the Americas Borrower must simultaneously defease the 1211 Avenue of the Americas Non-Trust Loan, in whole only, and (ii) each borrower under a 1211 Senior Mezzanine Loan must simultaneously prepay its related 1211 Senior Mezzanine Loan.

The Mortgaged Property.    The 1211 Avenue of the Americas Mortgage Loan is secured by a first mortgage lien on the fee simple interest of the 1211 Avenue of the Americas Borrower in the 1211 Avenue of the Americas Mortgaged Property, a 45-story office building located on the western block front of Avenue of the Americas, between West 47th and West 48th Streets in the Sixth Avenue/Rockefeller Center district of Midtown Manhattan. The 1211 Avenue of the Americas Mortgaged Property was built in 1973 and renovated in the early 1990’s and is also presently undergoing renovation. The 1211 Avenue of the Americas Mortgaged Property is leased to a diverse mix of tenants including News Corporation (which is rated

BBB/BBB by S&P and Fitch, respectively), which is Rupert Murdoch’s media organization and the owner of Fox News. News Corporation has its world headquarters at the 1211 Avenue of the Americas Mortgaged Property. Other major tenants include Ropes & Gray, a law firm with 245,781 square feet (13.1% of total space), Westdeutsche Landesbank (which is rated A−/ A− by S&P and Fitch, respectively) with 150,440 square feet (8.0% of total space), JP Morgan Chase (which is rated A+/ A+ by S&P and Fitch, respectively) with 125,788 square feet (6.7% of total space) and RBC Dain Rauscher (which is rated AA−/AA by S&P and Fitch, respectively) with 75,980 square feet (4.0% of total space). The 1211 Avenue of the Americas Mortgaged Property contains 1,876,972 square feet of net rentable area, which includes street level retail space comprising 4,759 square feet occupied by Charles Schwab and a concourse level that serves as an underground walkway connecting it to other Rockefeller Center buildings. The 1211 Avenue of the Americas Mortgaged Property also includes a private 15-car below-grade parking garage. As of August 1, 2006, based on square footage leased, occupancy at the 1211 Avenue of the Americas Mortgaged Property was 99.9%.

Lockbox.    The 1211 Avenue of the Americas Borrower is required to cause all gross income from the 1211 Avenue of the Americas Mortgaged Property to be deposited into a lockbox account under the control of the lender. Upon the occurrence of (a) an event of default under the loan agreement or any of the 1211 Mezzanine Loan (as defined under ‘‘—Mezzanine Financing’’ below) agreements, and/or (b) the debt service coverage ratio of the 1211 Avenue of the Americas Mortgage Loan is less than 1:05x, the funds in the lockbox account will be disbursed as follows: (i) tax amounts to the tax account; (ii) insurance amounts to the insurance account; (iii) monthly debt service to the debt service account; (iv) default interest or any late charges to the debt service account; (v) monthly operating expenses and capital expenditures pursuant to the annual budget to the borrower account; (vi) cash management fees to the lockbox bank; (vii) if any portion of any 1211 Mezzanine Loan is outstanding, all remaining amounts to the mezzanine collection account; and (viii) if no 1211 Avenue of the Americas Mortgage Loan event of default exists, all remaining amounts to the 1211 Avenue of the Americas Borrower.

Terrorism Coverage.    The 1211 Avenue of the Americas Borrower is required under the related loan documents to maintain comprehensive all risk insurance and insurance against certain acts of terrorism, provided that the total annual premium payable by the 1211 Avenue of the Americas Borrower for terrorism insurance shall not exceed $3,500,000. Additionally, notwithstanding the foregoing, the current insurer is an acceptable insurer for the above described terrorism insurance provided that: (1) the current policy has (a) no aggregate limit, (b) a per occurrence limit of no less than the minimum amounts of terrorism insurance described above and (c) a deductible of no greater than $250,000 (2) other than the $250,000 deductible, the portion of such insurance which is not reinsured by TRIA, is reinsured by an insurance carrier rated no less than ‘‘A’’ (or its equivalent) by S&P and Moody’s (3) TRIA or a similar federal statute is in effect and provides that the federal government must reinsure that portion of any terrorism insurance claim above (A) the applicable deductible payable by the current insurer and (B) those coinsured amounts which are reinsured (4) the current insurer is not in bankruptcy and (5) no governmental authority issues any statement, finding or decree that insurers of perils of terrorism similar to the current insurer. In the event that the current insurer is insuring any real estate insured by the blanket policy which is located in close physical proximity to the 1211 Avenue of the Americas Mortgaged Property, the lender has the right to reevaluate the limits and deductible provided by the current insurer. In the event the current insurer is providing insurance to the lender, the current insurer must be controlled by the BCSP IV U.S. Investments, L.P., a permitted transferee or a person otherwise acceptable to lender.

Mezzanine Financing.    The direct and indirect owners of the 1211 Avenue of the Americas Borrower have incurred the following levels of mezzanine financing: (i) a mezzanine loan in the original principal amount of $104,000,000 (the ‘‘1211 Mezzanine A Loan’’); (ii) a mezzanine loan in the original principal amount of $25,000,000 (the ‘‘1211 Mezzanine B Loan’’), (iii) a mezzanine loan in the original principal amount of $146,000,000 (‘‘1211 Mezzanine C Loan’’) and, together with the 1211 Mezzanine A Loan and the 1211 Mezzanine B Loan, the ‘‘1211 Senior Mezzanine Loans’’); and (iii) a junior mezzanine loan in the original maximum principal amount of $181,000,000 (the ‘‘1211 Junior Mezzanine Loan’’ and, together with the 1211 Senior Mezzanine Loans, the ‘‘1211 Mezzanine Loans’’). The originating lender on each of the 1211 Mezzanine Loans is an affiliate of the related mortgage loan seller, however, such loans may be or may have been sold to third parties. Each of the 1211 Senior Mezzanine Loans matures on September 11, 2016. On the eleventh day of each month, but excluding September 11, 2016, each 1211 Senior Mezzanine Loan borrower is required to make interest-only payments based on a fixed-rate per annum on its related 1211 Senior Mezzanine Loan. The remaining principal balance of each 1211 Senior Mezzanine Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date. Each of the 1211 Mezzanine Loans is secured by the related loan documents which include a pledge of 100% of the equity ownership interests in the applicable 1211 Mezzanine Loan borrower.

An initial advance of $156,000,000 was made under the 1211 Junior Mezzanine Loan and has been repaid prior to the cut-off date, and such amount is no longer available to be drawn upon. As of the cut-off date, a $25,000,000 portion (the ‘‘1211

Avenue of the Americas Liquidity Facility’’) of the 1211 Junior Mezzanine Loan remains unfunded and can be drawn upon. Upon ten days written request prior to any payment date from the 1211 Junior Mezzanine Loan borrower to the 1211 Junior Mezzanine Loan lender, such borrower may receive advances under the 1211 Avenue of the Americas Liquidity Facility in the maximum amount of $25,000,000; (i) for required repairs, replacements, tenant improvements, tenant allowances, leasing commissions, legal expenses or budgeted capital expenditures or other discretionary capital expenditures for the 1211 Avenue of the Americas Mortgaged Property; and (ii) to pay for any shortfall or deficiency in the junior mezzanine loan account with respect to the payment of any of the sums due on the 1211 Junior Mezzanine Loan; provided that such advance does not exceed $5,000,000. Upon not less than 15 days notice, the 1211 Junior Mezzanine Loan borrower will have the right to terminate its right to receive any further advances under the 1211 Avenue of the Americas Liquidity Facility without any obligation to pay any fees on any of the unadvanced portion of the 1211 Avenue of the Americas Liquidity Facility. The initial term of the 1211 Junior Mezzanine Loan is for 9 months with an initial 15 month extension option and annual extension options thereafter. The conditions for exercise of the extension options include no event of default exists under the 1211 Junior Mezzanine Loan. Interest on the 1211 Junior Mezzanine Loan is calculated on a 30/360 Basis during the initial term and is calculated on an Actual/360 basis thereafter. The 1211 Junior Mezzanine Loan may be prepaid without any prepayment fees or penalty during the initial term on any date and thereafter on any payment date, provided that if such prepayment following the initial term does not occur on a monthly payment date, the 1211 Junior Mezzanine Loan borrower will pay the lesser of (i) 1211 Junior Mezzanine Loan lender’s actual breakage costs and (ii) interest from the date of repayment through the end of the accrual period.

Upon (i) the repayment of the 1211 Junior Mezzanine Loan or (ii) the termination by the 1211 Junior Mezzanine Loan borrower of its right to receive any further advances under the 1211 Avenue of the Americas Liquidity Facility as provided in the preceding paragraph, provided, in each case, that the 1211 Avenue of the Americas Mortgage Loan lender receives at least 30 days prior written notice and no event of default exists under the 1211 Avenue of the Americas Mortgage Loan, an additional mezzanine loan in a principal amount not to exceed $95,000,000 may be incurred upon certain terms and conditions set forth in the 1211 Avenue of the Americas Mortgage Loan agreement, including, without limitation (i) a combined DSCR of not less than 1.29x, (ii) a combined LTV ratio of not greater than 59.75%, (iii) delivery of an intercreditor agreement in compliance with rating agency guidelines, (iv) approval of the 1211 Avenue of the Americas Mortgage Loan lender and (v) delivery of confirmation from the applicable rating agencies that such additional mezzanine loan will not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of series 2006-C7 certificates. The proceeds of such financing will be used solely to improve the 1211 Avenue of the Americas Mortgaged Property.

Mezzanine Intercreditor Agreement.    The 1211 Mezzanine Loan lenders are individually and collectively referred to herein, as the context may require, as a ‘‘1211 Mezzanine Lender’’). The 1211 Avenue of the Americas Mortgage Loan lender has entered into a second amended and restated intercreditor agreement (the ‘‘Intercreditor Agreement’’) with the 1211 Mezzanine Lenders, that sets forth the relative priorities between the 1211 Avenue of the Americas Mortgage Loan and each 1211 Mezzanine Loan. The Intercreditor Agreement provides that, among other things:

•	Each 1211 Mezzanine Loan is generally subordinate to the 1211 Avenue of the Americas Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the 1211 Avenue of the Americas Mortgage Loan and subject to the terms of the Intercreditor Agreement, each 1211 Mezzanine Lender may accept payments due and payable from time to time under the loan documents evidencing or securing its respective 1211 Mezzanine Loan and prepayments of its respective 1211 Mezzanine Loan made in accordance with loan documents evidencing or securing its respective 1211 Mezzanine Loan.

•	Upon an ‘‘event of default’’ under a 1211 Mezzanine Loan, the applicable 1211 Mezzanine Lender will have the right, subject to the terms of the Intercreditor Agreement, to select a replacement manager for the 1211 Avenue of the Americas Mortgaged Property.

•	Each 1211 Mezzanine Lender has the right to receive notice of any event of default under the 1211 Avenue of the Americas Mortgage Loan and the right to cure any monetary default within periods specified in the Intercreditor Agreement, which periods, as to the last 1211 Mezzanine Lender having the right to cure, generally expire on the later to occur of (A) 3 business days after such mezzanine lender receives notice from the 1211 Avenue of the Americas Mortgage Loan lender that the preceding 1211 Mezzanine Lenders have failed to exercise their rights to cure after such 1211 Mezzanine Lenders have been provided with their consecutive notice period; and (B) up to 10 business days after the expiration of 1211 Avenue of the Americas Borrower’s cure period; provided that no 1211 Mezzanine Lender will have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless a 1211 Mezzanine Lender has commenced and is continuing to diligently pursue its rights against the collateral for its respective 1211 Mezzanine Loan. In addition, each 1211 Mezzanine Lender has the right to cure any non-monetary default within periods specified in the Intercreditor Agreement, which periods, as to the last 1211 Mezzanine Lender having the right to cure, generally expire on the later to occur of (A) 5 business days after the receipt of notice that the prior 1211 Mezzanine Lenders have failed to exercise their rights to cure after such 1211 Mezzanine Lender has been provided with their consecutive notice period; and (B) 30 business days after the expiration of 1211 Avenue of the Americas Borrower’s cure period; provided, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period (or is not susceptible of cure without foreclosure on the collateral for a 1211 Mezzanine Loan) then, subject to certain conditions, each 1211 Mezzanine Lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default or to pursue such foreclosure, subject to certain conditions in the Intercreditor Agreement.

•	If the 1211 Avenue of the Americas Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the 1211 Avenue of the Americas Mortgage Loan has been commenced or a proceeding or other action relating to insolvency, reorganization, or relief of debtors has been commenced against the 1211 Avenue of the Americas Borrower, or if an event of default has occurred which has caused the 1211 Avenue of the Americas Mortgage Loan to become a ‘‘specially serviced’’ mortgage loan, then, subject to the terms of the Intercreditor Agreement, each 1211 Mezzanine Lender will have the right to purchase the 1211 Avenue of the Americas Mortgage Loan in whole for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any advances and post-petition interest, but excluding any liquidated damages, exit fees, prepayment premium, spread maintenance or yield maintenance charges, late charges, or any default interest relating to any defaults cured by the 1211 Mezzanine Lender, as provided in the Intercreditor Agreement), any protective advances made by the mortgagee and any interest on any advances, fees and expenses payable to any servicer, trustee, fiscal agent or special servicer, including any interest on any advances made by any of them and, if a 1211 Mezzanine Lender fails to purchase the 1211 Avenue of the Americas Mortgage Loan within 90 days of receipt of the 1211 Avenue of the Americas Mortgage Loan lender’s notice of such purchase option, liquidation fees payable to any such servicer, trustee, fiscal agent or special servicer.

•	The loan documents evidencing and securing each 1211 Mezzanine Loan generally may be modified without the 1211 Avenue of the Americas Mortgage Loan lender’s consent, except that certain provisions may not be modified without the 1211 Avenue of the Americas Mortgage Loan lender’s consent, including, without limitation, a material increase in any monetary obligations of any borrower under a 1211 Mezzanine Loan. Notwithstanding the foregoing, upon the occurrence of an event of default under the loan documents evidencing or securing a 1211 Mezzanine Loan, the applicable 1211 Mezzanine Lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the applicable 1211 Mezzanine Loan, in a manner that increases the interest rate thereunder.

III. The Extendicare Portfolio Mortgage Loan

Mortgage Loan Information
Cut-off Date Principal Balance:	$250,000,000(1)
Loan per Bed:	$58,879(2)
% of Initial Mortgage Pool Balance:	8.2%
Shadow Rating (S&P/Fitch):	AAA/AAA
Loan Purpose:	Recapitalization
Mortgage Interest Rate:	6.6525% per annum
Interest Calculation:	Actual/360
First Payment Date:	December 11, 2006
Amortization Term:	25 years(3)
Anticipated Repayment Date:	NAP(4)
Hyperamortization:	NAP(4)
Maturity Date:	November 11, 2011
Maturity Balance:	$242,137,291
Borrowers:	Various(5)
Sponsor:	Extendicare Health Services, Inc.
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment with penalty permitted at any time. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Ground Rent Reserve(6)
Ongoing Reserves:	Tax and Insurance Reserve(7)
Replacement Reserve(8)
Ground Rent Reserve(9)
Lockbox:	Hard (10)
Other Secured Debt:	$250,000,000 Pari Passu Non-Trust Loan(1)
Revolving Loan(11)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(12)
Property Type:	Skilled Nursing and Assisted Living(12)
Location:	10 states(12)
Year Built:	1948-2000
Year Renovated:	1980-2006
Occupancy:	93.9%(13)
Occupancy Date:	June 30, 2006(13)
Ownership Interest:	Fee(14)
Property Management:	Self Managed(15)
U/W NCF:	$111,783,127(16)
U/W NCF DSCR:	2.72x(17)
Cut-off Date U/W NCF DSCR:	3.31x(18)
Aggregate Appraised Value:	$785,120,000(19)
Appraisal As of Date:	August 31, 2006(19)
Aggregate Cut-off Date LTV Ratio:	63.7%(20)
Aggregate Maturity LTV Ratio:	61.7%(20)

(1)	The Extendicare Portfolio Mortgage Loan is part of the Extendicare Portfolio Loan Combination that also includes the Extendicare Portfolio Pari Passu Non-Trust Loan in the principal amount of $250,000,000.

(2)	Based on a loan amount comprised of the entire Extendicare Portfolio Loan Combination of $500,000,000. The amount of $500,000,000 is comprised of two pari passu A notes.

(3)	Payments of interest only are required through and including the payment date in November 2009.

(4)	NAP means not applicable.

(5)	See ‘‘—The Borrowers and Sponsor’’ below.

(6)	At origination, the Extendicare Portfolio Borrowers deposited $3,000 into a ground rent reserve account for one month of ground lease base rent payments.

(7)	The Extendicare Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of insurance policies. Notwithstanding the foregoing, so long as (a) the debt yield exceeds 13%, (b) the Extendicare Portfolio Borrowers have delivered to the lender a guaranty of such obligation from Guarantor (as defined below), and (c) the Extendicare Portfolio Borrowers deliver evidence reasonably satisfactory to the lender that all taxes required to be paid have been paid, the monthly tax escrow payments will not be required. Notwithstanding the foregoing, so long as the Extendicare Portfolio Borrowers provide evidence of a blanket insurance policy covering the Extendicare Portfolio Mortgaged Property, as approved by the lender, the monthly insurance escrow payment will not be required.

(8)	The Extendicare Portfolio Borrowers are required to make monthly deposits into a replacement reserve account in an amount equal to one-twelfth of the product of $300 multiplied by the aggregate number of beds at the Extendicare Portfolio facilities.

(9)	The Extendicare Portfolio Borrowers are required to make monthly deposits into a ground rent reserve account in an amount equal to the ground rent that will be payable under each ground lease for the month in which such payment occurs. Notwithstanding the foregoing, the Extendicare Portfolio Borrowers will not be required to make monthly ground rent reserve deposits provided the Extendicare Portfolio Borrowers deliver, throughout the term of the Extendicare Portfolio Mortgage Loan, evidence reasonably satisfactory to the lender that all ground rent required to be paid by the Extendicare Portfolio Borrowers pursuant to any ground lease has timely been paid by the Extendicare Portfolio Borrowers. As long as the Extendicare Portfolio Borrowers are not required to make monthly deposits of the ground rent monthly deposit, the initial ground rent deposit will, other than during the continuance of an event of default, be held in the ground rent reserve account and will not be disbursed for the payment of ground rent.

(10)	See ‘‘—Lockbox’’ below.

(11)	See ‘‘—Revolving Loan’’ below.

(12)	Portfolio of 80 skilled nursing facilities and 2 skilled nursing and assisted living facilities located in Kentucky, Pennsylvania, Wisconsin, Indiana, Washington, Ohio, Minnesota, Delaware, West Virginia and Idaho.

(13)	Weighted average as of June 30, 2006, based on allocated loan amounts and individual property occupancy.

(14)	One of the Extendicare Portfolio Mortgaged Properties known as Arbors at Dayton Nursing & Subacute Center is a leasehold interest pursuant to a ground lease expiring on or about October 23, 2045. See ‘‘—Ground Lease’’ below. Two of the Extendicare Portfolio Mortgaged Properties known as Cedar Springs Health & Rehab Center and River's Bend Health & Rehab are fee interests in commercial condominium units.

(15)	The Extendicare Portfolio Mortgaged Properties are managed by affiliates of the Extendicare Portfolio Borrowers. See ‘‘—Operators’’ below.

(16)	U/W NCF is the aggregate for the 82 Extendicare Mortgaged Properties.

(17)	Based on U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in December 2009 and a loan amount comprised of the entire Extendicare Portfolio Loan Combination.

(18)	Based on U/W NCF and calculated based on the annual interest-only payments and a loan amount comprised of the entire Extendicare Portfolio Loan Combination.

(19)	Aggregate for the 82 Extendicare Mortgaged Properties. The appraisal as of date for the Extendicare Portfolio Mortgaged Property known as Parkview Nursing Center is as of September 1, 2006. The appraised values and appraisal as of dates for three of the Extendicare Portfolio Mortgaged Properties are based on stabilized values and stabilized as of dates of January 1, 2007 for River’s Bend Health & Rehab and as of March 1, 2007 for each of Willowcrest Care Center and Heritage Nursing & Rehab Center.

(20)	The Cut-Off Date LTV Ratio and the Maturity Date LTV Ratio are based on the entire Extendicare Portfolio Loan Combination.

The Borrowers and Sponsor.    The 22 Extendicare Portfolio Borrowers are: AAT RE 1 LLC, Abington Crest RE 1 LP, Beaver Valley RE 1 LP, Belair Health RE 1 LP, Columbus RE 1 LLC, Dayton RE 1 LLC, Dresher Hill RE 1 LP, Elkins Crest RE 1 LP, Fairlawn RE 1 LLC, FLT RE 1 LLC, Homes RE 1 LLC, IHR RE 1 LLC, Kaufman RE 1 LLC, London RE 1 LLC, MP RE 1 LLC, New Castle RE 1 LLC, NHF RE 1 LLC, Slate Belt RE 1 LP, Spruce Manor RE 1 LP, Tremont Health RE 1 LP, Valley Manor RE 1 LP, West RE 1 LLC. The sponsor of the Extendicare Portfolio Borrowers is Extendicare Health Services, Inc., a Delaware corporation, the U.S. subsidiary of Extendicare Inc. Extendicare Inc., founded in 1968, is a publicly traded Canadian-based company listed on the Toronto Stock Exchange currently under the symbol EXE and the New York Stock Exchange under the symbol EXE.A. Extendicare Inc. is a major provider of long-term care and related services in North America. Through its subsidiaries, Extendicare Inc. reports that it operates 441 nursing and assisted living facilities in North America, with capacity for over 35,100 residents. Extendicare Inc. employs 38,500 people in North America. Extendicare Health Services, Inc., as of June 30, 2006, operated and/or managed 361 long-term care facilities with 23,867 beds in 19 states of which 147 were nursing facilities with 15,049 beds and 214 were assisted living and retirement facilities with 8,818 units. On or about November 10, 2006, Extendicare Inc. plans to convert to a Canadian real estate investment trust (‘‘REIT’’). The Extendicare REIT units will be listed on the Toronto Stock Exchange.

The Mortgage Loan.    The Extendicare Portfolio Mortgage Loan was originated on October 16, 2006 and has a Cut-off Date balance of $250,000,000. The Extendicare Portfolio Mortgage Loan is one of two (2) mortgage loans, together referred to as the ‘‘Extendicare Portfolio Loan Combination,’’ that are both secured by the Extendicare Portfolio Mortgaged Property. The Extendicare Portfolio Loan Combination is comprised of: (a) the Extendicare Portfolio Mortgage Loan; and (b) the Extendicare Portfolio Non-Trust Loan in the principal amount of $250,000,000, which will not be included in the trust, and which is, at all times, pari passu in right of payment with the Extendicare Portfolio Mortgage Loan. Both of the mortgage loans in the Extendicare Portfolio Loan Combination are obligations of the Extendicare Portfolio Borrowers, are secured by the Extendicare Portfolio Mortgaged Property and are cross-defaulted with each other. The respective rights of the holders of the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loan will be governed by the Extendicare Portfolio Co-Lender Agreement. See ‘‘Loan Combinations—The Extendicare Portfolio Loan Combination.’’

The Extendicare Portfolio Mortgage Loan (as well as the Extendicare Portfolio Non-Trust Loan) is a five-year loan with a stated maturity date of November 11, 2011 which accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.6525% per annum. On the eleventh day of each month through and including the payment date in November 2009, the Extendicare Portfolio Borrowers are required to make payments of interest-only on the Extendicare Portfolio Mortgage Loan (as well as the Extendicare Portfolio Non-Trust Loan). On the eleventh day of each month from and including December 11, 2009, up to but excluding the stated maturity date, the Extendicare Portfolio Borrowers are required to make constant monthly debt service payments aggregating $3,423,836.08 on the Extendicare Portfolio Loan

Combination (based on a 25-year amortization schedule). The outstanding principal balance of the Extendicare Portfolio Loan Combination, plus all accrued and unpaid interest thereon, are due and payable on such stated maturity date.

The Extendicare Portfolio Borrowers are permitted at any time to voluntarily prepay in whole (but not in part) the Extendicare Portfolio Loan Combination, provided such prepayment is accompanied by a payment of prepayment consideration equal to the greater of 1% of the principal amount prepaid and yield maintenance. From and after August 11, 2011, the Extendicare Portfolio Borrowers may prepay the Extendicare Portfolio Loan Combination, in whole or in part, without payment of any prepayment consideration.

The Extendicare Portfolio Borrowers may defease the Extendicare Portfolio Loan Combination in whole at any time after two years after the latest securitization of any mortgage loan comprising the Extendicare Portfolio Loan Combination, and by doing so obtain the release of the Extendicare Portfolio Mortgaged Properties. A defeasance will be effected by the Extendicare Portfolio Borrowers’ pledging substitute collateral that consists of direct, non-callable ‘‘government securities’’ as defined in Treasury Regulations Section 1.860G-2(a)(8)(i) that produce payments which replicate the payment obligations of the Extendicare Portfolio Borrowers under the Extendicare Portfolio Loan Combination and are sufficient to pay off the Extendicare Portfolio Loan Combination in its entirety on August 11, 2011. The Extendicare Portfolio Borrowers’ right to defease the entire Extendicare Portfolio Loan Combination is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C7 Certificates by such rating agency.

The Extendicare Portfolio Borrowers may also partially defease the Extendicare Portfolio Loan Combination at any time after two years after the latest securitization of any mortgage loan comprising the Extendicare Portfolio Loan Combination, and by doing so obtain the release of an individual Extendicare Portfolio Mortgaged Property (each such individual property, a ‘‘Release Property’’) from the lien of the related mortgage, upon the satisfaction of the following conditions, among others: (a) payment of a defeasance amount (the ‘‘Defeasance Amount’’) that is equal to or exceeds 110-120% (depending on the aggregate amount of the allocated loan amounts of all released Extendicare Portfolio Properties) of the allocated loan amount for the applicable Release Property; (b) after giving effect to such release, the DSCR for the Extendicare Portfolio Mortgaged Properties then remaining subject to the liens of the mortgages must be equal to or greater than the greater of (i) the DSCR on the date of origination and (ii) the DSCR for all of the then remaining Extendicare Portfolio Mortgaged Properties (including the proposed Release Property and taking into account the debt represented by the defeasance collateral in question) for the twelve full calendar months immediately preceding the release of the Release Property; provided, that the Extendicare Portfolio Borrowers will be permitted to increase the principal amount of the debt evidenced by the subject defeased note and accordingly the Defeasance Amount in order to satisfy this DSCR test; and (c) the proposed Release Property must be conveyed to a person other than the Extendicare Portfolio Borrowers or if the Extendicare Portfolio Borrower which owns the proposed Release Property does not own any other Extendicare Portfolio Mortgaged Properties, then such Extendicare Portfolio Borrower may at its option continue to own such proposed Release Property and such Extendicare Portfolio Borrower will be released from obligations under the Extendicare Portfolio Mortgage Loan documents accruing thereafter.

The Mortgaged Properties.    The Extendicare Portfolio Mortgage Loan is secured by first priority mortgage liens on the fee simple and, in the case of one property, leasehold interest of the Extendicare Portfolio Borrowers in the Extendicare Portfolio Mortgaged Properties. The Extendicare Portfolio Mortgaged Properties consist of 80 skilled nursing facilities and two skilled nursing and assisted living facilities containing approximately 8,492 beds. These facilities are located in ten states across the country, as noted in the chart below. Skilled nursing facilities, in addition to room, board, housekeeping and laundry, provide long-term professional nursing care and therapies, assistance with activities of daily living, and, in some cases, shorter-term subacute rehabilitative care, to the frail, elderly, convalescent, chronically ill and others who require such care. Skilled nursing facilities are eligible to become certified in the Medicare and Medicaid programs. Assisted living facilities provide room, board, housekeeping, laundry and assistance with normal daily living activities, which is not necessarily provided by a professional nurse. An assisted living facility is designed to provide services to an established number of persons who may or may not be ambulatory or who may need minimal assistance with bathing, personal grooming or table service. An assisted living facility provides personal need services and supervision of residents’ activities, but does not offer any type of direct medical management unless it participates in a specialized state program, in which case it may provide some health care services.

The Extendicare Portfolio Mortgage Loan by Property Type
Property Type	Number of Mortgaged Properties	Allocated Loan Amount(1)	Percentage of Mortgage Loan Balance
Skilled Nursing Facilities	80	$487,371,357	97.5%
Skilled Nursing Facilities & Assisted Living Facilities	2	12,628,643	2.5%
Total	82	$500,000,000	100.0%

(1)	Reflects aggregate allocated loan amount of the entire Extendicare Loan Combination.

The Extendicare Portfolio Mortgage Loan by State(1)
Location	Number of Properties	Approximate Number of Beds	Year Built	Weighted Average Occupancy(2)	Appraised Value	Allocated Loan Amount(3)
Kentucky	19	1,638	1963-2000	92.8%	$154,550,000	$98,424,445
Pennsylvania	9	1,257	1963-1984	98.3	154,080,000	98,125,127
Wisconsin	11	992	1948-1997	91.9	123,040,000	78,357,449
Indiana	14	1,418	1958-1988	90.4	99,750,000	63,525,321
Washington	10	1,089	1965-1985	94.0	99,290,000	63,232,372
Ohio	11	1,218	1965-1998	94.7	83,980,000	53,482,270
Minnesota	4	446	1949-1971	94.1	29,130,000	18,551,304
Delaware	1	120	1990	94.5	14,910,000	9,495,364
West Virginia	1	120	1985	98.0	13,270,000	8,450,937
Idaho	2	194	1967-1973	91.7	13,120,000	8,355,411
Total/Weighted Average	82	8,492		93.9%	$785,120,000	$500,000,000

(1)	Ranked by the aggregate allocated loan amount per state for the entire Extendicare Loan Combination.

(2)	Weighted average occupancy for each state based on average occupancy per property in the specified state as of June 30, 2006.

(3)	Based on the entire amount of the Extendicare Portfolio Loan Combination.

Lockbox.    The Extendicare Portfolio Borrowers are required to deliver to the Master Tenant (defined below) the master tenant rent direction letter directing the Master Tenant to deposit all rent payable under the Master Lease (as defined below) directly into a cash management account. The Extendicare Portfolio Borrowers have established such cash management account and various mortgage sub-accounts (collectively, the ‘‘Lockbox Accounts’’) with Wachovia Bank National Association as eligible accounts for the benefit of the lender, each of which Accounts is under the sole dominion and control of the lender. The Extendicare Portfolio Borrowers have granted to the lender a first priority security interest in the Lockbox Accounts and all deposits at any time contained therein and the proceeds thereof. The lender has the sole right to make withdrawals from the Lockbox Accounts and all costs and expenses for establishing and maintaining the Lockbox Accounts will be paid by the Extendicare Portfolio Borrowers. All funds on deposit in the Lockbox Accounts are to be applied as follows: (a) funds sufficient to pay the monthly tax and insurance amount for such payment date, if any, will be transferred to the tax and insurance reserve sub-account; (b) during any time that the monthly ground rent reserve amount is required to be deposited pursuant to the Extendicare Portfolio Mortgage Loan documents, funds sufficient to pay the monthly ground rent reserve amount for such payment date will be transferred to the ground rent reserve sub-account; (c) funds sufficient to pay the monthly debt service payment amount for such payment date will be transferred to the debt service reserve sub-account to be applied in accordance with the Extendicare Portfolio Mortgage Loan documents; (d) funds sufficient to pay the monthly replacement reserve amount for such payment date will be transferred to the replacement reserve sub-account; (e) funds sufficient to pay any interest accruing at the default rate and late payment charges, if any, will be transferred to the debt service reserve sub-account to be applied in accordance with the Extendicare Portfolio Mortgage Loan documents; (f) to the extent of excess cash flow, as described below, funds sufficient to pay the deposits, if any, required to be made by the Extendicare Portfolio Borrowers in the event that the test described below under ‘‘—Excess Cash Flow’’ is not met will be transferred to an account designated by the lender; and (g) all amounts remaining in the Lockbox Accounts after deposits for the foregoing will be transferred by wire transfer to the Extendicare Portfolio Mortgage Borrower’s agent. All funds on deposit in the Lockbox Accounts during the continuance of an event of default may be applied by the lender in such order and priority as the lender shall determine.

Terrorism Coverage.    The Extendicare Portfolio Borrowers are required to maintain commercial property and business income insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required in connection with the commercial property and business income insurance set forth in the Extendicare Portfolio Mortgage Loan documents at all times during the term of the Extendicare Portfolio Mortgage Loan as long as such coverage is available in the commercial market at a premium no greater than $600,000 per annum; provided that if the foregoing required terrorism coverages cost more than $600,000 per annum, the Extendicare Portfolio Borrowers will only be required to obtain such coverage which is available for a premium of $600,000 per annum.

Guarantees.    Extendicare Health Services, Inc. (the ‘‘Guarantor’’) has executed a guaranty in favor of the lender in lieu of the Extendicare Portfolio Borrowers making monthly escrow deposits relating to taxes, pursuant to which the Guarantor guaranties the payment and performance of the Extendicare Portfolio Borrowers’ obligations to pay taxes (the ‘‘Guaranteed Obligations’’), excluding any taxes accruing after the time that the Extendicare Portfolio Borrowers again become obligated pursuant to the applicable Extendicare Portfolio Mortgage Loan documents to make monthly deposits into the tax and insurance reserve account. The Guaranteed Obligations include any initial deposit of tax and insurance reserve funds attributable to taxes in accordance with the Extendicare Portfolio Mortgage Loan documents required by the lender in connection with such commencement of monthly deposits of tax and insurance reserve funds. The Guarantor has executed and delivered to the lender an insurance payment guaranty pursuant to which Guarantor guaranties to reimburse the lender for any loss, damage, cost, expense, liability, claim or other obligation incurred by lender (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or in connection with any failure on the part of a specified insurer to pay in full any claim or claims that are due to and owing to a claimant pursuant to the professional liability and/or general liability insurance coverage provided by a specified insurer to the Extendicare Portfolio Borrowers, up to and including the full $10,000,000 of aggregate coverage.

Ground Lease.    The Extendicare Portfolio Borrower is the ground lessee of that certain individual property commonly known as the Arbors at Dayton Nursing and Subacute Center. Under the terms of the ground lease, the Extendicare Portfolio Borrower is obligated to pay to ground lessor the amount of $3,720 per month. The lease expires 50 years from the commencement date thereof (the commencement date being on or about October 23, 1995).

Insurance.    Pursuant to the related loan documents, the Extendicare Portfolio Borrowers are required to procure and maintain commercial general liability insurance and professional liability insurance against claims for personal injury, bodily injury, death or property damages occurring upon, in or about the related mortgaged real properties, on the ‘‘claims made’’ form with a combined limit of not less than $100,000,000 in the annual aggregate and $100,000,000 per occurrence or professional incident. Such amounts will be subject to a self-insured retention of not more than $2,000,000 per each occurrence or professional incident. Such amounts will continue at not less than the specified limit until required to be changed by lender in writing by reason of changed economic conditions making such protection inadequate; and will cover at least the following hazzards: (i) premises, operations and professional services; (ii) products and completed operations; (iii) liabilities arising out of the activities of independent contractors; (iv) blanket contractual liability; and (v) contractual liability covering the indemnities contained in the related mortgages to the extent the same is available. Notwithstanding the foregoing, as long as the insurance payment guaranty, described under ‘‘—Guarantees’’ above, given in connection with the mortgages remains in full force and effect, the Extendicare Portfolio Borrower shall be deemed to satisfy the above requirements if such borrower obtains and maintains (i) professional liability and general liability coverage from a specified insurer as a captive insurer insuring not more than $10,000,000 of aggregate exposure under such professional liability and general liability coverage, which coverage shall be in excess of the self-insured retention described above and (ii) additional insurance or reinsurance in a coverage amount not less than $90,000,000 pursuant to policies that satisfy the conditions and applicable provisions including, without limitation, the ratings requirements set forth in the related mortgages.

Operators.    Each individual Extendicare Portfolio Mortgaged Property is master leased by the applicable Extendicare Portfolio Borrower that is the fee or, in the case of one such Extendicare Portfolio Mortgaged Property, leasehold owner of such property to Extendicare Master Tenant 1 LLC, as master tenant (the ‘‘Master Tenant’’) pursuant to a master lease (the ‘‘Master Lease’’). The Master Tenant sub-leases, pursuant to an individual sub-lease (an ‘‘Operating Lease’’), each Extendicare Portfolio Mortgaged Property demised to it pursuant to the Master Lease to a sub-tenant (a ‘‘Healthcare Operator’’). The Master Tenant is a special purpose entity which is an affiliate of each of the Extendicare Portfolio Borrowers. Each Healthcare Operator is a limited special purpose entity as required under the Extendicare Portfolio Mortgage Loan documents. The Operating Leases are cross-defaulted. In addition, the Healthcare Operators, along with certain other related entities, are permitted to incur and have incurred certain additional intercompany debt.

Master Lease.    The Master Lease with respect to the Extendicare Portfolio Loan Combination is a lease of the land, buildings and fixtures of the entire Extendicare Portfolio Mortgaged Property. The leased premises under the Master Lease may only be used as an Extendicare Portfolio Mortgaged Property. The Master Lease is subject and subordinate to the Extendicare Portfolio Loan Combination. The Master Lease has a term of 10 years, expiring October 16, 2016, subject to two (2) options to extend the term of the Master Lease each for an additional 10 year period.

The annual base rent due under the Master Lease (the ‘‘Master Lease Base Rent’’) for the first year of the lease term is $35,410,703, payable in advance in equal consecutive monthly installments on the first day of each month. Thereafter, the Master Lease Base Rent for each consecutive lease year will be the annual base rent due with respect to the immediately prior lease year multiplied by an escalation percentage which will be an amount per annum equal to a fraction, the numerator of which will be the Consumer Price Index on the first day of the applicable lease year and the denominator of which will be the Consumer Price Index on the first day of the preceding lease year. If, during any period during the initial term and the first renewal term, the Master Lease Base Rent is not equal to or greater than the product of one hundred and five percent (105.0%) and the regularly scheduled payments of interest and principal (excluding any balloon payments of principal that are due and payable at maturity, any accelerated payments, and any default interest) required by the applicable Extendicare Portfolio Mortgage Loan documents (‘‘Fee Mortgage Debt Service’’), the Master Lease Base Rent for such period will also, in addition to the annual increases set forth above, be increased by an amount equal to the Fee Mortgage Debt Service for such period minus the Master Lease Base Rent for such period. Based on the first year annual base rent due under the Master Lease, the DSCR as of the Cut-off date is 1.05x. The Master Tenant is also required to pay and discharge, as supplementary rent or additional rent, all other amounts, liabilities and obligations of any nature relating to the leased premises, including, without limitation, all impositions, those arising under any applicable laws, requirements, easements or other similar agreements and all interest and penalties that may accrue thereon in the event of the Master Tenant’s failure to pay such amounts when due, and all damages, costs and expenses which the Extendicare Portfolio Borrowers may incur by reason of the Master Tenant’s failure to comply with the terms of the Master Lease.

The Master Lease Base Rent and all other sums payable under the Master Lease will be payable in all events without regard to the performance or non-performance, by either party, of any other provisions of the Master Lease. The Master Tenant is obligated to pay the Master Lease Base Rent to the Extendicare Portfolio Borrowers, free from any charges, assessments, impositions or deductions of any kind and without abatement, deduction or set-off whatsoever other than expressly set forth in the Master Lease. The Master Tenant is required to pay all costs, expenses and charges of every kind and nature relating to the leased premises from and after the date of the Master Lease, including, without limitation, all taxes, costs and improvements, maintenance, repairs, alterations, additions, replacements and insurance and other impositions except debt service on the Extendicare Portfolio Mortgage Loan or any other indebtedness of the Extendicare Portfolio Borrowers which becomes due and payable or accrues during the term of the Master Lease.

Operating Leases.    The Operating Leases have terms substantially similar to the terms of the Master Lease described above, with changes made based on the type and number of Extendicare Portfolio Mortgage Properties and the specific situations with respect thereto and with respect to the related tenant.

Substitutions.    At any time prior to the date which is three (3) months prior to the maturity date, the Extendicare Portfolio Borrowers may obtain the release of one or more Extendicare Portfolio Mortgaged Properties from the lien of the mortgage thereon and the release of the Extendicare Portfolio Borrowers’ obligations under the Extendicare Portfolio Mortgage Loan documents with respect to such Extendicare Portfolio Mortgaged Properties (other than those expressly stated to survive) (each such Extendicare Portfolio Mortgaged Property, a ‘‘Substituted Property’’), by substituting therefor one or more properties (such properties, individually and collectively as the context requires, a ‘‘Substitute Property’’), provided that, among other things, (a) after giving effect to the proposed substitution, no event of default shall be continuing; (b) the allocated loan amount of the Substituted Property, when taken together with the allocated loan amounts of all other Substituted Properties substituted pursuant to the Extendicare Portfolio Mortgage Loan documents, does not exceed $100,000,000 in the aggregate; (c) the Substitute Property is not located in Arkansas, Mississippi, Florida or Texas (unless the applicable Substituted Property is located in the same such state as the Substitute Property); (d) the Substitute Property has not suffered a casualty or condemnation which has not been fully restored; (e) either (i) the Substituted Property must be conveyed or (ii) the ownership interests in the new Borrower owning such Substituted Property must be transferred, in either case, to a person other than an Extendicare Portfolio Borrower, the Master Tenant or an Operator; (f) the appraised value of the Substitute Property and the ‘‘leased fee value’’ as shown in the related appraisal is equal to or exceeds the appraised value of the Substituted Property and the ‘‘leased fee value’’ immediately prior to the substitution; (g) after giving effect to the proposed substitution, the DSCR for the Extendicare Portfolio Mortgage Properties then remaining subject to the liens of the mortgages must be equal to or greater than the greater of (i) the DSCR for the twelve full calendar months immediately preceding origination and (ii) the DSCR for all of the then remaining Extendicare Portfolio Mortgage Properties (including the Substituted Property) for the twelve full calendar months ending on the last day of the month immediately preceding the substitution of the Substituted Property; (h) the Extendicare Portfolio Borrower must have obtained and delivered to the lender prior written confirmation from the applicable rating agencies that the substitution will not cause a downgrade, withdrawal or qualification of the then-current ratings of the any certificates backed by the

Extendicare Portfolio Loan Combination; (i) the operator of the facility located on the Substitute Property must be a qualified operator which must possess or must have applied for and obtained all material health care licenses necessary to operate the facility located on the Substitute Property; (j) the facility located on the Substitute Property must be operated as a skilled nursing facility and/or an assisted living facility; (k) an operating lease meeting criteria set forth in the loan agreement is entered into with respect to the Substitute Property, (l) the new Borrower will agree to assume and be bound by the Extendicare Portfolio Mortgage Loan documents and have executed a mortgage with respect to the Substitute Property; (m) the lender receives such evidence that the Substitute Property, the facility thereon and the operations thereof are in compliance with all health care requirements as would be acceptable to a reasonably prudent lender; (n) the lender receives valid certificates of insurance evidencing coverage with respect to the Substitute Property as required in the Extendicare Portfolio Mortgage Loan documents; (o) the lender receives certain third party reports with respect to the zoning, structural and environmental conditions of the Substitute Property; and (p) the applicable Extendicare portfolio Borrower pays all reasonable out-of-pocket costs and expenses incurred by the lender in connection with the substitution.

Other Defeasance/Substitution Provisions.    Certain ‘‘operating lease defaults’’ and/or ‘‘health care defaults’’ relating to individual Extendicare Portfolio Mortgaged Properties (a ‘‘Limited Cure Default’’) will not, in each instance, constitute an event of default under the Extendicare Portfolio Mortgage Loan documents in the event that the Extendicare Portfolio Borrowers either (A) obtain the release of the applicable Extendicare Portfolio Mortgaged Property from the lien of the mortgage thereon by partial defeasance as described under ‘‘—the Mortgage Loan’’ above or (B) effect a substitution of such applicable Extendicare Portfolio Mortgaged Property in accordance with the Extendicare Portfolio Mortgage Loan documents as described under ‘‘—Substitutions’’ above within sixty (60) days (which time period will be extended for such time as is reasonably necessary for the related Extendicare Portfolio Borrower in the exercise of due diligence to obtain such release, such additional period not to exceed thirty (30) days) of such Limited Cure Default. The release amount for each such Extendicare Portfolio Mortgaged Property must be equal to one hundred twenty five percent (125%) of the allocated loan amount for such property (the ‘‘Limited Cure Release Amount’’). If the defeasance lockout date has not occurred, the related Extendicare Portfolio Borrower must deposit the Limited Cure Release Amount with the lender to be held by the lender as additional collateral for the Extendicare Portfolio Mortgage Loan and the related Extendicare Portfolio Borrower must effect such Limited Cure Release within ten (10) business days after the occurrence of the defeasance lockout date. In no event will the Extendicare Portfolio Borrowers be entitled to more than six (6) limited cure releases during the term of the Extendicare Portfolio Mortgage Loan.

With respect to any casualty or condemnation at any individual Extendicare Portfolio Mortgaged Property, in the event the lender does not make the net proceeds available to the Extendicare Portfolio Borrowers for restoration in accordance with the terms of the Extendicare Portfolio Mortgage Loan documents, the Extendicare Portfolio Borrowers may partially defease the Extendicare Portfolio Mortgage Loan and obtain the release of such Extendicare Portfolio Mortgaged Property from the lien of the mortgage thereon in accordance with the Extendicare Portfolio Mortgage Loan documents, except that the release amount for such individual Property must be equal to the allocated loan amount for such Extendicare Portfolio Mortgaged Property.

Revolving Loan.    An affiliate of the related mortgage loan seller, as agent (‘‘Agent’’) for itself and other lenders from time to time (the ‘‘Revolving Loan Lenders’’), entered into an amended and restated credit agreement (the ‘‘Revolving Loan’’) with Extendicare Health Services, Inc. in the maximum principal amount of $120,000,000. The Revolving Loan is guaranteed by Extendicare Holdings Inc. The Revolving Loan is not secured by the Extendicare Portfolio Mortgage Properties or the direct interests of the Extendicare Mortgage Portfolio Borrowers. The Revolving Loan is secured by, among other things, a pledge of the direct and indirect equity interests in the Operators of the Extendicare Portfolio Mortgaged Properties and a pledge of the indirect equity of the Extendicare Portfolio Borrowers and the Master Tenant. The Revolving Loan Lenders have entered into an intercreditor agreement (the ‘‘Extendicare Intercreditor’’) with the mortgage lender. In the Extendicare Intercreditor, the Revolving Loan Lenders and the lender each acknowledge that such lender does not have any interest in the collateral securing the Revolving Loan or the Extendicare Portfolio Loan Combination, as applicable, and agree that they will not advocate, induce or cause any third party to (x) make, initiate or challenge the validity, priority or effectiveness of any assertion or claim in any action, suit or proceeding of any nature whatsoever in any way challenging the priority, validity or effectiveness of the liens and security interests granted to the other lenders or (y) in any way interfere with the lien of the other lender on its collateral or its rights of collection with respect thereto. Additionally, the Revolving Loan Lender’s ability to foreclose on the equity interests in the Extendicare Portfolio Borrowers, the Master Tenant and Healthcare Operators is subject to, among other things: (a) the monthly payment amount continuing to be paid to the lender at all times during any enforcement action pursuant to the Extendicare Intercreditor; (b) there having been no material impairment of the value, use or operation of the Extendicare Portfolio Mortgaged Properties taken as a whole; (c) all non-monetary defaults under the Extendicare Portfolio Mortgage Loan documents which are susceptible of cure by any party other than the Extendicare Portfolio Borrowers having been remedied and cured (or proposed remedies and cures have been commenced and are being diligently pursued to the reasonable satisfaction of the lender); (d) the mortgage lender having not commenced an enforcement action; (e) any new borrower being directly or indirectly owned and controlled by a qualified transferee and being a ‘‘special purpose entity’’ meeting applicable criteria of the applicable rating agencies; and (f) Revolving Loan Lender must have received: (i) a rating agency confirmation with respect to such Agent enforcement action and (ii) an additional insolvency opinion and an additional true lease opinion acceptable to the rating agencies). Further, after any foreclosure by the Agent of the pledge of indirect equity interest in the Extendicare Portfolio Borrowers, the Agent or such new borrower, as applicable, will be obligated to commence and diligently pursue to completion the cure of any remaining defaults under the Extendicare Portfolio Mortgage Loan documents which are susceptible of cure by any party other than the original borrower.

Consolidated Leverage Ratio.    At all times during the term of the Extendicare Portfolio Mortgage Loan, Extendicare Health Services Inc. and its subsidiaries, in the aggregate, are required to maintain, as of the last day of each fiscal quarter, a ratio (the ‘‘Consolidated Leverage Ratio’’) of the principal amount of Consolidated Total Debt (as defined below) to consolidated EBITDA for such period that is not in excess of 5.50 to 1.0; provided that after any permitted transfer of the direct or indirect interests in a ‘‘restricted party’’ (as defined under the related loan agreement) that results in a change of control of Extendicare Health Services Inc., Extendicare Health Services Inc. and its subsidiaries in the aggregate are required to maintain a Consolidated Leverage Ratio as of the last day of each fiscal quarter that is not in excess of 7.1 to 1.0. For the purposes of determining the Consolidated Leverage Ratio, ‘‘Consolidated Total Debt’’ includes all indebtedness of Extendicare Health Services Inc. and its subsidiaries (which includes the Extendicare Portfolio Borrower) determined on a consolidated basis (including, without limitation, the Extendicare Portfolio Mortgage Loan, the Revolving Loan, debt for borrowed money and all forms of corporate debt), minus certain Extendicare REIT notes and intercompany loans.

Excess Cash Flow.    If at the end of any calendar quarter the lease DSCR (based on the Master Lease base rent as set forth under ‘‘—Master Lease’’ above) is not at least 1.05x, the related Extendicare Portfolio Borrowers will be required to deposit all excess cash flow into an account designated by lender. Such funds will be additional collateral for the Extendicare Portfolio Mortgage Loan, which funds may be withdrawn by the lender during the continuance of an event of default and applied by the lender in such order and priority as the lender may determine. Any such funds escrowed will be returned to the related the Extendicare Portfolio Borrowers if such lease debt service coverage ratio becomes at least 1.05x for two consecutive determination dates.

IV. The Reston Town Center Mortgage Loan

Mortgage Loan Information
Cut-off Date Principal Balance:	$121,500,000(1)
Loan per Square Foot:	$160(2)
% of Initial Mortgage Pool Balance:	4.0%
Shadow Rating (S&P/Fitch):	AAA/AAA
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.5005% per annum(3)
Interest Calculation:	Actual/360
First Payment Date:	November 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(4)
Hyperamortization:	NAP(4)
Maturity Date:	October 11, 2016
Maturity Balance:	$121,500,000
Borrower:	VA – Reston Town Center Owner, L.L.C.
Sponsor:	EOP Operating Limited Partnership
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted six months prior to maturity date.
Up-Front Reserves:	NAP(4)
Ongoing Reserves:	Tax and Insurance Reserve(5) Replacement Reserve(6)
Rollover Reserve(7)
Lockbox:	Hard(8)
Other Secured Debt:	$89,750,000(1) Subordinate Non-Trust Loan
Permitted Mezzanine Financing(9)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	Reston, Virginia
Year Built:	1988-1990; 1999
Year Renovated:	NAP(4)
Square Feet:	758,364(10)
Occupancy:	97.9%(11)
Occupancy Date:	October 9, 2006
Ownership Interest:	Fee(12)
Property Management:	Equity Office Management L.L.C., an affiliate of the borrower
U/W NCF:	$19,327,238(13)
U/W NCF DSCR:	2.85x(14)
Cut-off Date U/W NCF DSCR:	2.85x(14)
Appraised Value:	$382,000,000
Appraisal As of Date:	September 1, 2006
Cut-off Date LTV Ratio:	31.8%(15)
Maturity LTV Ratio:	31.8%(15)

(1)	The Reston Town Center Mortgage Loan is part of the Reston Town Center Loan Combination that also includes the Reston Town Center Subordinate Non-Trust Loan in the Cut-off Date principal amount of $89,750,000.

(2)	Based solely on the Reston Town Center Mortgage Loan.

(3)	The mortgage interest rate for the Reston Town Center Subordinate Non-Trust Loan is 5.9948%.

(4)	NAP means not applicable.

(5)	Upon an event of default or if the DSCR falls below 1.10x, the Reston Town Center Borrower is required to make monthly escrow deposits for the payment of real estate taxes and insurance premiums in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums for the Reston Town Center Mortgaged Property. The Reston Town Center Borrower will not be required to fund the Insurance Reserve provided that all insurance premiums have been paid under Equity Office Property’s blanket policy. The Reston Town Center Borrower may provide a letter of credit in lieu of the reserve funds provided the aggregate amount of the letter of credit is at least the amount of the required reserves.

(6)	If (i) a qualified manager is not managing the Reston Town Center Mortgaged Property and (ii) Equity Office Properties does not own at least 20% of the direct or indirect interests in the Reston Town Center Borrower and does not control the Reston Town Center Borrower, then the Reston Town Center Borrower is required to make monthly deposits in the amount of $12,641 into the replacement reserve. The Reston Town Center Borrower may provide a letter of credit in lieu of the reserve funds provided the aggregate amount of the letter of credit is at least the amount of the required reserves.

(7)	If more than 10% of the College Entrance Board or the Pfizer space is not subject to a qualifying lease extension or renewal one year prior to the lease termination date in 2009, then the Reston Town Center Borrower is required to make monthly deposits into the rollover reserve up to a maximum of $2,213,880 for the College Entrance Board space and $2,518,960 for the Pfizer space. In addition, upon an event of default or if the DSCR falls below 1.10x, the Reston Town Center Borrower is required to make monthly reserve deposits into the rollover reserve in the amount of $166,666.67 per month up to a maximum of $2,000,000. The Reston Town Center Borrower may provide a letter of credit in lieu of the reserve funds provided the aggregate amount of the letter of credit is at least the amount of the required reserves.

(8)	See ‘‘—Lockbox’’ below.

(9)	See ‘‘—Permitted Mezzanine Financing’’ below.

(10)	Represents the total net rentable area of which 525,224 square feet is office space and 233,140 square feet is retail space, and parking with 2,804 parking spaces.

(11)	Weighted average occupancy based on overall office occupancy of 98.2% and retail occupancy of 97.1% as of October 9, 2006, as weighted based on square footage.

(12)	A small portion of the Reston Town Center Mortgaged Property is a leasehold interest pursuant to a ground lease expiring October 20, 2095. See ‘‘—Ground Lease’’ below

(13)	Reflects in-place U/W NCF. Projected U/W NCF is $21,520,169 based on assumed mark-to market rent adjustments applied to below market tenant leases and certain other lease-up assumptions.

(14)	Based on in-place U/W NCF and calculated based on the annual interest-only payments for the Reston Town Center Mortgage Loan only. The U/W DSCR based on in-place U/W NCF for the entire Reston Town Center Loan Combination is 1.58x. The U/W DSCR based on the projected U/W NCF (described in footnote (13) above) for the Reston Town Center Mortgage Loan only is 3.18x. The U/W DSCR based on that projected U/W NCF for the entire Reston Town Center Loan Combination is 1.76x.

(15)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based solely on the Reston Town Center Mortgage Loan and do not take into account the Reston Town Center Subordinate Non-Trust Loan. The Cut-off Date LTV Ratio and the Maturity LTV Ratio of the entire Reston Town Center Loan Combination are both 55.3%.

Major Office Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet(2)	% Total Base Revenues (3)	Rent PSF (4)	Ratings(5)	Lease Expiration Date
College Entrance Board	70,834	13.5%	13.1%	$33.71	NR	9/30/2009
Pfizer.	62,974	12.0	12.4	$35.92	AAA/AAA	9/30/2009
Metron, Inc.	45,387	8.6	9.7	$37.20	NR	2/29/2012(6)
Learning Tree International	44,488	8.5	8.9	$36.54	NR	4/30/2011
Federal Home Loan Banks	27,203	5.2	6.0	$39.96	NR	7/31/2009
Total	250,886	47.8%	50.2%

(1)	The five major office tenants are ranked by approximate square feet of the office portion of the Reston Town Center Mortgaged Property.

(2)	The percentages of total square feet are based on total office square footage of 525,224 square feet at the Reston Town Center Mortgaged Property.

(3)	The percentages of total base revenues are based on in-place underwritten base rental revenues, excluding vacant lease-up assumptions.

(4)	Reflects in-place base rent.

(5)	Credit ratings are those by S&P and Fitch, respectively, and may reflect the parent company rating even though the parent company may have no obligations under the related lease. NR means not rated.

(6)	Approximately 22,691 of Metron, Inc.’s space expires 2/28/2007. The remaining 22,696 square feet expires 2/29/2012.

Major Retail Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet(2)	% Total Base Revenues (3)	Rent PSF(4)	Ratings(5)	Lease Expiration Date
National Amusements (cinema)	51,511	22.1%	16.3%	$24.39	NR	2/15/2011
Clydes of Reston	12,310	5.3	7.4	$46.25	NR	12/31/2010
McCormick and Schmick.	11,176	4.8	3.4	$23.53	NR	12/31/2009
Pottery Barn	10,007	4.3	3.7	$28.50	NR	1/31/2014
Banana Republic	10,000	4.3	4.0	$31.05	BBB−/BBB−	8/31/2008
Total	95,004	40.7%	34.8%

(1)	The five major retail tenants are ranked by approximate square feet of the retail portion of the Reston Town Center Mortgaged Property.

(2)	The percentages of total square feet are based on total retail square footage of 233,140 square feet at the Reston Town Center Mortgaged Property.

(3)	The percentages of total base revenues are based on underwritten base rental revenues, excluding vacant lease-up assumptions.

(4)	Reflects in-place base rent.

(5)	Credit ratings are by S&P and Fitch, respectively, and may reflect parent company rating even though the parent company may have no obligations under the related lease. NR means not rated.

Lease Expiration Information–Office
Year	Approximate Expiring Square Feet	As % of Total Square Feet(1)	Cumulative % of Total Square Feet(1)	Approximate Expiring Base Revenues(2)	As % of Total Base Revenues(2)	Cumulative % of Total Base Revenues(2)
2006(3)	4,549	0.9%	0.9%	$0	0.0%	0.0%
2007	89,546	17.0	17.9%	3,437,397	18.4	18.4%
2008	52,876	10.1	28.0%	1,843,896	9.8	28.2%
2009	219,271	41.7	69.7%	7,972,031	42.6	70.8%
2010	19,290	3.7	73.4%	690,431	3.7	74.5%
2011	70,939	13.5	86.9%	2,765,756	14.8	89.2%
2012	22,696	4.3	91.2%	941,884	5.0	94.3%
2013	36,700	7.0	98.2%	1,071,203	5.7	100.0%
2014	0	0.0	98.2%	0	0.0	100.0%
2015	0	0.0	98.2%	0	0.0	100.0%
2016 and beyond	0	0.0	98.2%	0	0.0	100.0%
Vacant	9,357	1.8	100.0%	0	—
Total	525,224	100.0%		$18,722,598	100.0%

(1)	The percentages of total square feet are based on the total office square feet of the Reston Town Center Mortgaged Property.

(2)	Based on in-place underwritten base rental revenues of the office portion of the Reston Town Center Mortgaged Property, excluding vacant lease-up assumptions.

(3)	Includes any month-to-month tenants.

Lease Expiration Information–Retail
Year	Approximate Expiring Square Feet	As % of Total Square Feet(1)	Cumulative % of Total Square Feet(1)	Approximate Expiring Base Revenues(2)	As % of Total Base Revenues(2)	Cumulative % of Total Base Revenues(2)
2006(3)	25,198	10.8%	10.8%	$832,660	10.8%	10.8%
2007	9,614	4.1	14.9%	393,541	5.1	15.9%
2008	17,369	7.5	22.4%	652,477	8.5	24.4%
2009	25,606	11.0	33.4%	775,629	10.1	34.4%
2010	22,054	9.5	42.8%	961,046	12.5	46.9%
2011	83,663	35.9	78.7%	2,499,707	32.4	79.3%
2012	3,117	1.3	80.0%	140,540	1.8	81.1%
2013	5,806	2.5	82.5%	283,489	3.7	84.8%
2014	17,699	7.6	90.1%	554,383	7.2	92.0%
2015	9,436	4.0	94.2%	377,923	4.9	96.9%
2016 and beyond	6,925	3.0	97.1%	238,913	3.1	100.0%
Vacant	6,653	2.9	100.0%	0	—
Total	233,140	100.0%		$7,710,308	100.0%

(1)	The percentages of total square feet are based on total retail square feet of the Reston Town Center Mortgaged Property.

(2)	Based on in-place underwritten base rental revenues of the retail portion of the Reston Town Center Mortgaged Property excluding vacant lease up assumptions.

(3)	Includes any month-to-month tenants.

The Borrower and Sponsor.    The Reston Town Center Borrower is VA–Reston Town Center, L.L.C., a Delaware limited liability company, that is 100% indirectly owned and controlled by EOP Operating Limited Partnership (rated BBB/BBB by S&P and Fitch, respectively). EOP Operating Limited Partnership is the principal operating partnership of Equity Office Properties Trust, a Maryland real estate investment trust, and the Reston Town Center sponsor. Equity Office Properties Trust is the nation’s largest publicly traded office building owner and manager with a total office portfolio conisisting of whole or partial interests in more than 590 buildings comprising over 105 million square feet of office space in the country’s major metropolitan markets. Equity Office Properties Trust’s origin dates back to 1976 when Sam Zell, chairman, founded an integrated real estate management and acquisition organization. Since its initital public offering in 1997, Equity Office Properties Trust has nearly quadrupled in size through strategic mergers and acquisitions totaling more than $17 billion. Equity Office Properties Trust is listed on the New York Stock Exchange under the symbol EOP.

The Mortgage Loan.    The Reston Town Center Loan is part of the Reston Town Center Loan Combination which is comprised of (i) the Reston Town Center Mortgage Loan and (ii) the Reston Town Center Subordinate Non-Trust Loan in the amount of $89,750,000. Both of the mortgage loans which comprise the Reston Town Center Loan Combination are secured by the Reston Town Center Mortgaged Property. The Reston Town Center Subordinate Non-Trust Loan, which will not be included in the trust, is, subsequent to an event of default on the Reston Town Center Loan Combination, subordinate in right of payment to the Reston Town Center Mortgage Loan. Both of the mortgage loans in the Reston Town Center Loan Combination are obligations of the Reston Town Center Borrower and are cross-defaulted with each other. The respective rights of the holders of the Reston Town Center Mortgage Loan and the Reston Town Center Subordinate Non-Trust Loan will be governed by the Reston Town Center Co-Lender Agreement. See ‘‘Loan Combinations—The Reston Town Center Loan Combination.’’

The Reston Town Center Loan Combination was originated on October 10, 2006 and has a Cut-off Date principal balance of $121,500,000. The Reston Town Center Loan Combination is ten-year loan with a stated maturity date of October 11, 2016. The Reston Town Center Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 5.5005% per annum. On the eleventh day of each month to, but not including the stated maturity date, the Reston Town Center Borrower is required to make interest-only payments on the Reston Town Center Mortgage Loan. The principal balance of the Reston Town Center Mortgage Loan plus all accrued and unpaid interest thereon is due and payable on the stated maturity date.

The Reston Town Center Borrower is prohibited from voluntarily prepaying the Reston Town Center Mortgage Loan, in whole or in part, prior to April 11, 2016. From and after April 11, 2016, the Reston Town Center Borrower may prepay the Reston Town Center Mortgage Loan, in whole only, without payment of any prepayment fee or penalty.

The Reston Town Center Borrower may defease the Reston Town Center Mortgage Loan in whole only on any date following the second anniversary of the Issue Date and prior to April 11, 2016, and by doing so obtain the release of the Reston Town Center Mortgaged Property. A defeasance will be effected by the Reston Town Center Borrower's pledging substitute collateral that consists of direct non-callable obligations of the United States of America that produce payments which replicate the payment obligations of the Reston Town Center Borrower under the Reston Town Center Mortgage Loan and are sufficient to pay off the Reston Town Center Mortgage Loan in its entirety on the stated maturity date. The Reston Town Center Borrower's right to defease the entire Reston Town Center Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C7 certificates by such rating agency and is further conditioned on the Reston Town Center Non-Trust Mortgage Loan being simultaneously prepaid in whole.

The Mortgaged Property.    The Reston Town Center Loan Combination is secured by a first priority mortgage lien on the fee simple and leasehold interests of the Reston Town Center Borrower in the Reston Town Center Mortgaged Property, a Class A office property situated in Reston, Virginia. The Reston Town Center Mortgaged Property consists of two 11-story office buildings, one three-story building, two parking garages (one with a retail component), and a leasehold interest in 8,502 square feet of retail space located on the ground floor of the neighboring Hyatt Regency Hotel. The Reston Town Center Mortgaged Property also contains a lighted and covered ice rink and a 13-screen cinema. Two parking garages are part of the Reston Town Center Mortgaged Property and contain approximately 2,804 parking spaces. There is no income generated from the parking spaces. Each of the buildings were constructed between 1988-1990, with the exception of the area known as the New Garage which was constructed in 1999. The 525,224 square feet of office space is leased to multiple tenants including the College Entrance Board leasing 70,834 square feet (13.5% of total office space), a not-for-profit membership association whose mission is to connect students to college success and opportunity, Pfizer (rated AAA/AAA by S&P and Fitch, respectively) leasing 62,974 square feet (12.0% of the total office space) through September 2009, and Metron, Inc, a scientific consulting company, leasing 45,387 square feet (8.6% of the total office space) through February 2012. As of October 9, 2006, based on square footage leased, occupancy at the office portion of the Reston Town Center Mortgaged Property was 98.2%. The retail component consists of 233,140 square feet, including a 13-screen cinema. Retail tenants include Clyde’s of Reston, McCormick and Schmick, Pottery Barn, Banana Republic and Angelo & Maxie’s Steakhouse. Overall retail occupancy for the retail component, based on square footage leased, was 97.1% as of October 9, 2006. Combined overall weighted average occupancy for the retail and office components at the Reston Town Center Mortgaged Property, weighted based on square footage, was 97.9% as of October 9, 2006.

Lockbox.    The Reston Town Center Borrower is required under the Reston Town Center Mortgage Loan to establish an account (the ‘‘Reston Town Center Lockbox Account’’) under the control of the lender into which all tenants at the Reston Town Center Mortgaged Property are required to directly deposit their applicable rents. Provided that a Reston Town Center Trigger Event (defined below) has not occurred or is not continuing under the Reston Town Center Mortgage Loan, all rents on deposit in the Reston Town Center Lockbox Account will be released to the Reston Town Center Borrower. Upon the occurrence and during the continuance of a Reston Town Center Trigger Event, all rents on deposit in the Reston Town Center Lockbox Account are to be applied as set forth below. A ‘‘Reston Town Center Trigger Event’’ is the occurrence of one or more of the following events: (i) any time that the DSCR for the Reston Town Center Mortgage Loan and the Reston Town Center Non-Trust Loan is less than 1.10x, (ii) an event of default under the Reston Town Center Mortgage Loan, (iii) any time deposits are then required to the replacement reserve or (iv) any time deposits are then required to the rollover reserve.

Upon the occurrence and during the continuance of a Reston Town Center Trigger Event, all amounts on deposit in the Reston Town Center Lockbox Account are required to be transferred each business day to an account to be established by the Reston Town Center Borrower under the control of the lender and unless the Reston Town Center Trigger Event is an event of default under the Reston Town Center Mortgage Loan, will applied in the following order of priority: (i) if the DSCR for the Reston Town Center Mortgage Loan and the Reston Town Center Non-Trust Loan is less than 1.10x, an amount equal to 1/12th of the amount due for taxes will be deposited in the applicable reserve account, (ii) if the DSCR for the Reston Town Center Mortgage Loan and the Reston Town Center Non-Trust Loan is less than 1.10x, an amount equal to 1/12th of the amount due for insurance premiums will be deposited in the applicable reserve account, (iii) the amount due for interest on the Reston Town Center Mortgage Loan and the Reston Town Center Non-Trust Loan will be paid to the applicable lender, (iv) if reserves are then required to the replacement reserve, an amount equal to the sums required to be deposited therein will be deposited in the applicable reserve account, (v) an amount equal to the operating expenses based on the annual budget will be paid to the Reston Town Center Borrower, (vi) if the DSCR is less than 1.10x, an amount equal to the required deposit to the rollover reserve for portions of the Reston Town Center Mortgaged Property other than the College Board space and the Pfizer space, which amount will be deposited in the applicable rollover reserve account, (vii) if deposits are then required to the rollover reserve for portions of the Reston Town Center Mortgaged Property pertaining to the College Board space and the Pfizer space, the applicable amount will be deposited in the applicable rollover reserve account,

(viii) any other amounts due to the lender, and (ix) provided that an event of default shall not have occurred, the balance remaining will be paid to the Reston Town Center Borrower. Upon the occurrence of an event of default under the Reston Town Center Mortgage Loan, all amounts on deposit in the Reston Town Center Lockbox Account are required to be transferred each business day to an account to be established by the Reston Town Center Borrower under the control of the lender and will be applied as the lender in its sole discretion determines.

Terrorism Coverage.    As long as TRIA is in effect (including any extensions or if another federal governmental program is in effect which provides substantially similar protections as TRIA), the Reston Town Center Borrower is required to maintain insurance against terrorism, terrorist acts (including bio-terrorism) or similar acts of sabotage. For any period during which TRIA or another federal governmental program which provides substantially similar protections as TRIA is not in effect, the Reston Town Center Borrower is not be obligated to expend more than $125,000 in any fiscal year on insurance premiums for terrorism insurance and if the cost of the terrorism insurance exceeds $125,000 in any fiscal year, the Reston Town Center Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to the $125,000.

Permitted Mezzanine Financing.    Provided that no event of default has occurred and is continuing under the Reston Town Center Mortgage Loan, the Reston Town Center Borrower may permit persons owning direct or indirect interests in the Reston Town Center Borrower to incur indebtedness secured by a pledge of interests in the Reston Town Center Borrower provided that the certain conditions set forth in the Reston Town Center Mortgage Loan are satisfied including, without limitation: (a) that a right of first offer to provide such mezzanine financing is given to Teachers Insurance and Annuity Association of America; (b) delivery of an intercreditor agreement in form and substance acceptable to the applicable rating agencies and reasonably acceptable to the lender; (c) the DSCR for the immediately preceding 12-month period, which will be calculated on the basis of the Reston Town Center Mortgage Loan, the Reston Town Center Non-Trust Loan and the permitted mezzanine debt, is not less than 1.25x; (d) the loan-to-value ratio immediately following the closing of the mezzanine loan based on the aggregate principal balance of the Reston Town Center Mortgage Loan, the Reston Town Center Non-Trust Loan and the permitted mezzanine loan is no greater than 75% based on an appraisal reasonably acceptable to the lender; and the applicable rating agencies have confirmed in writing that such permitted mezzanine debt will not, in and of itself, result in a downgrade, withdrawal or qualification of the then current ratings assigned in connection with LB-UBS 2006-C7 Certificates. In lieu of the mezzanine loan as described in the preceding sentence, in the event Teachers Insurance and Annuity Association of America is the holder of the Reston Town Center Non-Trust Loan, Teachers Insurance and Annuity Association of America will have the right to structure the permitted mezzanine loan as an increase in the principal amount of the Reston Town Center Non-Trust Loan in which event all of the conditions which would otherwise apply to the permitted mezzanine loan will apply thereto.

Ground Lease.    A portion of the Reston Town Center Mortgaged Property consists of a leasehold interest in 8,502 square feet of space on the first floor of the neighboring Hyatt Regency Reston pursuant to a 99-year lease from an unrelated third party, expiring October 20, 2095. The rent payable by the Reston Town Center Borrower is $1 per year plus a pro rata share of real estate taxes, premiums for fire and extended insurance on the building where the leased premises are situated, HVAC costs and the cost of utilities serving the premises to the extent not separately billed to Reston Town Center Borrower by the provider. The Reston Town Center Mortgaged Property ground lease may expire earlier than October 20, 2095 if more than 20% of either the floor area of the premises subject to Reston Town Center Mortgaged Property ground lease or the Hyatt Regency Reston is damaged or destroyed, or (ii) if any damage to either the floor area of the premises subject to Reston Town Center Mortgaged Property ground lease or the Hyatt Regency Reston cannot, in landlord’s reasonable judgment, be substantially repaired within 180 days after the date of the damage, or (iii) if the damage to the floor area of the premises subject to Reston Town Center Mortgaged Property ground lease or the Hyatt Regency Reston occurs during the last two lease years of the Reston Town Center Mortgaged Property ground lease, the landlord may terminate the Reston Town Center Mortgaged Property ground lease by 60 days written notice to the Reston Town Center Borrower. The Reston Town Center Mortgaged Property ground lease allows the Reston Town Center Borrower to mortgage its interest but the Reston Town Center Mortgaged Property ground lease does not have any of the financing provisions typically found in financeable ground leases.

Guaranty of Payment.    At origination, the Reston Town Center Borrower caused the sponsor to deliver a guaranty of the amounts required to be on deposit in the rollover reserve as to portions of the Reston Town Center Mortgaged Property pertaining to the College Board space and the Pfizer space.

V. The Colony Square Mortgage Loan

Mortgage Loan Information
Cut-off Date Principal Balance:	$116,000,000
Loan per Square Foot:	$140
% of Initial Mortgage Pool Balance:	3.8%
Shadow Rating (S&P/Fitch):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.762% per annum
Interest Calculation:	Actual/360
First Payment Date:	November 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	October 11, 2011
Maturity Balance:	$116,000,000
Borrower:	Colony Square, L.P.
Sponsor:	Tishman Speyer Real Estate Venture VI, L.P. and an affiliate of Lehman Brothers
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment with penalty permitted twelve months prior to maturity date. Prepayment without penalty permitted six months prior to maturity date.
Up-Front Reserves:	Unfunded Tenant Obligations Reserve(2)
Ongoing Reserves:	Unfunded Tenant Obligations Reserve(2)
Tax and Insurance Reserve(3)
Replacement Reserve(4)
Leasing Reserve(5)
Lockbox:	Hard(6)
Other Secured Debt:	$12,170,744 Unfunded Mezzanine Financing(7)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	Atlanta, Georgia
Year Built:	1970 and 1973
Year Renovated:	1980 and 1998
Square Feet:	827,252
Occupancy:	91.1%
Occupancy Date:	September 1, 2006
Ownership Interest:	Fee
Property Management:	Tishman Speyer Properties, L.P., an affiliate of the borrower
U/W NCF:	$9,316,923(8)
U/W NCF DSCR:	1.37x(9)
Cut-off Date U/W NCF DSCR:	1.37x(9)
Appraised Value:	$170,000,000
Appraisal As of Date:	August 1, 2006
Cut-off Date LTV Ratio:	68.2%
Maturity LTV Ratio:	68.2%

(1)	NAP means not applicable.

(2)	At closing, the Colony Square Borrower deposited $864,487 into an unfunded tenant obligations reserve account for tenant allowances, tenant improvements and leasing commissions at the Colony Square Mortgaged Property. In addition, $68,818 will be deposited monthly into this account.

(3)	The Colony Square Borrower is required to make monthly escrow deposits for the payment of real estate taxes and insurance premiums in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums for the Colony Square Mortgaged Property. Notwithstanding the foregoing, so long as the Colony Square Borrower provides evidence of a blanket insurance policy covering the Colony Square Mortgaged Property, the monthly insurance escrow payments will not be required.

(4)	The Colony Square Borrower is required to make monthly deposits into the replacement reserve account in the amount of $10,323 for costs related to replacements and repairs at the Colony Square Mortgaged Property.

(5)	The Colony Square Borrower is required to deposit into the leasing reserve any lease termination payments in excess of $500,000 to be used for tenant improvements, leasing commissions and legal expenses related to leases at the Colony Square Mortgaged Property.

(6)	See ‘‘—Lockbox’’ below.

(7)	Reflects the portion of a $35,000,000 unfunded mezzanine facility allocated to the Colony Square Mortgaged Property . See ‘‘—Mezzanine Financing’’ below.

(8)	Reflects in-place U/W NCF. Projected U/W NCF is $9,809,136 based on assumed lease-up of vacant space at 95% occupancy at the current weighted average rent at the Colony Square Mortgaged Property.

(9)	Based on U/W NCF and calculated based on the annual interest only payments. The U/W DSCR based on the projected U/W NCF of $9,809,136 (described in footnote (8) above) is 1.45x.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Merrill Lynch, Pierce, Fenner	94,590	11.4%	13.0%	$21.42	A+/AA−	4/30/2009
AIG Aviation, Inc.	51,059	6.2	6.7	$20.43	AA/AA	4/30/2016
CBS Radio East, Inc.	29,688	3.6	3.6	$18.77	BBB+/BBB	1/31/2015
WebMD, Inc.(5).	28,816	3.5	3.7	$20.00	NR	8/31/2010
Lord, Aeck and Sargent, Inc.	26,986	3.3	3.8	$21.51	NR	1/31/2014
Total	231,139	27.9%	30.8%

(1)	The five major tenants are ranked by approximate total square feet.

(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues.

(3)	Reflects in-place base rent.

(4)	Credit ratings are those by S&P and Fitch, respectively, and may reflect the parent company rating even though the parent company may have no obligations under the related lease. NR means not rated.

(5)	WebMD, Inc.'s lease provides for a termination option effective 8/31/08, provided the tenant gives notice no later than 11/30/07 and simultaneously, with the termination notice, pays a fee equal to five months of the then current rent.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2006(2)	56,480	6.8%	6.8%	$1,188,789	7.6%	7.6%
2007	78,658	9.5	16.3%	1,747,741	11.2	18.8%
2008	84,793	10.2	26.6%	1,734,274	11.1	29.9%
2009	175,090	21.2	47.8%	3,635,252	23.3	53.2%
2010	79,484	9.6	57.4%	1,725,435	11.0	64.2%
2011	63,866	7.7	65.1%	1,311,743	8.4	72.6%
2012	25,185	3.0	68.1%	542,659	3.5	76.1%
2013	2,753	0.3	68.5%	74,248	0.5	76.6%
2014	83,117	10.0	78.5%	1,569,310	10.0	86.6%
2015	47,634	5.8	84.3%	911,379	5.8	92.4%
2016 and beyond	56,775	6.9	91.1%	1,181,150	7.6	100.0%
Vacant	73,417	8.9	100.0%	0	—
Total	827,252	100.0%		$15,621,980	100.0%

(1)	Based on in-place underwritten base rental revenues.

(2)	Includes any month-to-month tenants.

The Borrower and Sponsor.    The Colony Square Borrower is Colony Square L.P., a Delaware limited liability company. The sponsor of the Colony Square Borrower is Tishman Speyer Real Estate Venture VI, L.P. Founded in 1978 by Robert Tishman, Tishman Speyer operates from its headquarters in Manhattan and from 17 other offices worldwide including offices in Frankfurt, Berlin, London, Paris, Madrid, Bangalore, São Paulo and Sydney, as well as eight other offices in the United States. Since its formation, Tishman Speyer has developed or acquired a portfolio of over 77 million square feet of constructed area valued at over $24 billion. In addition to well known developments of high rise office buildings in major urban locations, Tishman Speyer also creates mixed use, retail, residential and entertainment centers, as well as mid and low rise office buildings. An affiliate of the related mortgage loan seller is an indirect equity holder in the Colony Square Borrower.

The Mortgage Loan.    The Colony Square Mortgage Loan was originated on October 3, 2006 and has a Cut-off Date principal balance of $116,000,000. The Colony Square Mortgage Loan is a five-year loan with a stated maturity date of October 11, 2011. The Colony Square Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.762% per annum. On the eleventh day of each month to but not including the stated maturity date, the Colony Square Borrower is required to make interest-only payments on the Colony Square Mortgage Loan. The principal balance of the Colony Square Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

The Colony Square Borrower is prohibited from voluntarily prepaying the Colony Square Mortgage Loan, in whole or in part, prior to October 11, 2010. From and after October 11, 2010, the Colony Square Borrower may prepay the Colony

Square Mortgage Loan, in whole only, provided that (x) the Mezzanine Facility Loan (as defined below) in an amount equal to a release price allocated to the Colony Square Mortgaged Property under the mezzanine facility loan documents is simultaneously prepaid and (y) for a prepayment of the Colony Square Mortgage Loan made prior to April 11, 2011, the prepayment is accompanied by payment of a yield maintenance premium. From and after April 11, 2011, the Colony Square Borrower may prepay the Colony Square Mortgage Loan in whole only without payment of any yield maintenance premium.

The Colony Square Borrower may defease the Colony Square Mortgage Loan, in whole only, on any monthly payment date following the earlier of (i) the second anniversary of the Issue Date or (ii) the third anniversary of the origination of the Colony Square Mortgage Loan, and by doing so obtain the release of the Colony Square Mortgaged Property. A defeasance will be effected by the Colony Square Borrower's pledging substitute collateral that consists of direct, non-callable, fixed rate obligations that are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Colony Square Borrower under the Colony Square Mortgage Loan and are sufficient to pay off the Colony Square Mortgage Loan in its entirety on April 11, 2011. The Colony Square Borrower's right to defease the entire Colony Square Mortgage Loan is subject to, among other things, (i) the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C7 Certificates by such rating agency and (ii) the prepayment of the Mezzanine Facility Loan in an amount equal to a release price allocated to the Colony Square Mortgaged Property under the Mezzanine Facility Loan documents.

The Mortgaged Property.    The Colony Square Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Colony Square Borrower in the Colony Square Mortgaged Property, a Class A office complex located on Peachtree Street in the Midtown office submarket of Atlanta, Georgia. The Colony Square Mortgaged Property contains a net rentable area of 827,252 square feet comprised of two office towers with an aggregate of 685,902 square feet known as Colony 100 and Colony 400, retail space, and a three-level underground garage with approximately 1,681 parking spaces. Built in 1970, Colony 100 is 22 stories and has 311,709 square feet of net rentable area while Colony 400, built in 1973, is 24 stories and contains 374,193 square feet. The Colony Square Mortgaged Property contains approximately 141,350 square feet of retail space. The Colony Square Mortgaged Property is leased by multiple tenants. The major tenants at the property are Merrill Lynch, Pierce, Fenner (rated A+/AA− by S&P and Fitch, respectively), leasing 94,590 square feet (11.4% of the total office space) through April 2009, AIG Aviation, Inc. (rated AA/AA by S&P and Fitch respectively), leasing 51,059 square feet (6.2% of the total space) through April 2016, and CBS Radio East, Inc. (rated BBB+/BBB by S&P and Fitch, respectively), leasing 29,688 square feet (3.6% of the total space) through January 2015. As of September 1, 2006 overall occupancy at the Colony Square Mortgaged Property, based on square footage leased, was 91.1%.

Lockbox.    The Colony Square Borrower is required to directly deposit or cause to be deposited all rents and other income from the Colony Square Mortgaged Property into a segregated lockbox account controlled by, and pledged to, the lender. All funds on deposit in such lockbox account are required to be allocated on each business day as follows: (a) to the tax account in the amount of the monthly deposit for taxes; (b) to the insurance premium account in the amount of the monthly deposit for insurance premiums if any are required; (c) to the debt service account in the amount of monthly payment of the debt service; (d) to the replacement reserve account in the amount of the monthly replacement reserve deposit; (e) to the unfunded tenant obligations reserve account in the amount of the monthly unfunded tenant obligations reserve deposit; (f) to the lockbox bank in the amount of any outstanding fees and expenses of such bank; (g) to the debt service account in the amount of funds sufficient to pay any interest accruing at the default rate and late payment charges; (h) provided no event of default exists, to the holder of the Mezzanine Facility Loan in an amount equal to the monthly debt service due under the Mezzanine Facility Loan; (i) provided no event of default exists, upon the occurrence of an event of default under the Mezzanine Facility Loan or the failure of a debt service coverage ratio test under the Mezzanine Facility Loan, to the operating expense account in an amount equal to budgeted monthly operating expenses and any extraordinary operating expenses approved by lender for disbursement to the Colony Square Borrower; and (j) provided no event of default exists, all sums on deposit in the lockbox account after the foregoing deposits under clauses (a) through (i) above will be disbursed (A), to the holder of the Mezzanine Facility Loan if the lender has received notice that an event of default exists under the Mezzanine Facility Loan or (B) to the Colony Square Borrower if the lender has not received notice that an event of default exists under the Mezzanine Facility Loan.

Terrorism Coverage.    The Colony Square Borrower is required to maintain insurance against terrorism, terrorist acts or similar acts of sabotage, but excluding acts of war with coverage amounts of not less than an amount equal to the full insurable value of the Colony Square Mortgaged Property (the ‘‘Terrorism Insurance Required Amount’’) and the business interruption/rent loss insurance required under the loan documents may not contain an exclusion from coverage under such policy for loss incurred as a result of an act of terrorism (but may contain an exclusion for acts of war). Notwithstanding the foregoing sentence, the Colony Square Borrower is not obligated to expend more than (i) $50,000 if the Property is controlled by certain individuals affiliated with Tishman Speyer and Colony Square Borrower maintains the insurance for the Colony Square Mortgaged Property under a blanket policy maintained by the property manager or an entity controlled by one or more designated individuals affiliated with Tishman Speyer or (ii) $100,000 if either (A) the Colony Square Mortgaged Property is not controlled by certain individuals affiliated with Tishman Speyer or (B) the insurance for the Colony Square Mortgaged Property is maintained under a stand alone policy, in any fiscal year on insurance premiums for terrorism insurance, as adjusted to reflect any increase during the preceding year in the consumer price index (the ’’Terrorism Insurance Cap’’) and if the cost of the Terrorism Insurance Required Amount exceeds the Terrorism Insurance Cap, Borrower shall purchase the maximum amount of terrorism insurance obtainable for a premium equal in amount to the Terrorism Insurance Cap.

Mezzanine Financing.    The ‘‘Mezzanine Facility Loan’’ in the maximum principal amount of $35,000,000 was made by the related mortgage loan seller, individually and as the agent for one or more other lenders, to certain direct and indirect owners of the Colony Square Borrower together with certain direct and indirect owners of affiliates of the Colony Square Borrower, on a joint and several basis (collectively, the ‘‘Mezzanine Facility Borrower’’). The Mezzanine Facility Loan accrues interest at a floating rate per annum and matures on October 6, 2011. The Mezzanine Facility Loan is secured by pledges of 100% of the equity interests in eight Delaware limited partnerships and eight Delaware limited liability companies. Such pledges include one Delaware limited partnership and one Delaware limited liability company which owns, indirectly, 100% of the equity interests in the Colony Square Borrower. The balance of the equity interests securing the Mezzanine Facility Loan relate to the owners of 4 other properties owned by affiliates of the Borrower (one of which is the Midtown Plaza Mortgaged Property). A default by any Mezzanine Facility Borrower will constitute a default under the Mezzanine Facility Loan and a default by the owner of such other properties owned by affiliates of the Colony Square Borrower under any mortgage loan encumbering such other properties owned by affiliates of the Colony Square Borrower will constitute a default under the Mezzanine Facility Loan.

The Mezzanine Facility Borrower did not receive any proceeds of the Mezzanine Facility Loan at origination, but is entitled to receive future facility advances to be used to pay for (i) debt service shortfalls on the Mezzanine Facility Loan, (ii) required repairs, replacements, tenant improvements, tenant allowances, leasing commissions, or legal expenses at the Colony Square Mortgaged Property or certain other properties owned by affiliates of the Borrower, (iii) budgeted capital expenditures or other discretionary capital expenditures for the Colony Square Mortgaged Property or certain other properties owned by affiliates of the Colony Square Borrower, (iv) debt service shortfalls on the Colony Square Mortgage Loan or certain other mortgage loans made by lender to certain affiliates of the Colony Square Borrower, or (v) with respect to the Colony Square Mortgaged Property and certain other properties owned by affiliates of the Colony Square Borrower, certain costs and expenses of architects, engineers, surveyors and attorneys in connection with the subdivision of certain development parcels at certain other properties owned by affiliates of the Colony Square Borrower, the preparation of surveys, plans and specifications, architectural drawings, site plans, and in obtaining building permits, and variances, together with the cost of such permits and variances and other similar costs.

The Mezzanine Facility Loan may be prepaid in whole or in part at any time by the Mezzanine Facility Borrower. Provided the original Mezzanine Facility Loan has been repaid in full and terminated, the Mezzanine Facility Borrower will be permitted to incur and have outstanding at any given time a single indebtedness not to exceed an aggregate principal amount equal to $35,000,000 extended by a lender (meeting certain qualifications set forth in the Colony Square Mortgage Loan agreement) and secured by first lien pledges of indirect ownership interests in the Colony Square Borrower and certain other affiliates of the Colony Square Borrower that own various other properties, provided certain conditions described in the Colony Square Mortgage Loan agreement are satisfied including, but not limited to, the delivery of an intercreditor agreement reasonably satisfactory to the lender and loan-to-value ratio not to exceed 80%.

Mezzanine Intercreditor Agreement.    The mortgage lender has entered into an intercreditor agreement (the ‘‘Intercreditor Agreement’’) with the lender under the Mezzanine Facility Loan (the ‘‘Mezzanine Facility Lender’’), that sets forth the relative priorities between the Colony Square Mortgage Loan and the Mezzanine Facility Loan. The Intercreditor Agreement provides that, among other things:

•	The Mezzanine Facility Loan is generally subordinate to the Colony Square Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the Colony Square Mortgage Loan, subject to the terms of the Intercreditor Agreement, the Mezzanine Facility Lender may accept payments due and payable from time to time under the loan documents evidencing or securing the Mezzanine Facility Loan and prepayments of the Mezzanine Facility Loan made in accordance with loan documents evidencing or securing the Mezzanine Facility Loan.

•	Pursuant to the terms of the Intercreditor Agreement the Mezzanine Facility Lender may not exercise any rights it may have under the Mezzanine Facility loan documents with respect to a foreclosure or other realization upon the collateral for the Mezzanine Facility Loan without obtaining confirmation from the applicable rating agencies that such realization will not result in a downgrade, qualification or withdrawal of the applicable rating or ratings ascribed by such rating agency to any of the series 2006-C7 certificates then outstanding unless (i) the transferee of title to such collateral meets certain standards set forth in the Intercreditor Agreement, (ii) the Colony Square Mortgaged Property is managed by a manager meeting certain standards set forth in the Intercreditor Agreement and (iii) a cash management system meeting the requirements of the Intercreditor Agreement is in place.

•	Upon an ‘‘event of default’’ under the Mezzanine Facility Loan, the Mezzanine Facility Lender will have the right, subject to the terms of the Intercreditor Agreement, to select a replacement manager for the Colony Square Mortgaged Property.

•	The Mezzanine Facility Lender has the right to receive notice of any event of default under the Colony Square Mortgage Loan and the right to cure any monetary default within a period ending 5 business days after the later of receipt of such notice or the expiration of the Borrower’s cure periods under the Colony Square Mortgage Loan documents; provided that the Mezzanine Facility Lender will not have the right to cure with respect to monthly scheduled debt service payments for a period of more than four consecutive months unless the Mezzanine Facility Lender has commenced and is continuing to diligently pursue its rights against the collateral for the Mezzanine Facility Loan. In addition, if the default is of a non-monetary nature, the Mezzanine Facility Lender will have the same amount of time as the Colony Square Borrower’s cure period to cure such non-monetary default plus 10 business days; provided, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period (or is not susceptible of cure without foreclosure on the collateral for the Mezzanine Facility Loan) then, subject to certain conditions, the Mezzanine Facility Lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default or to pursue such foreclosure.

•	If the Colony Square Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the Colony Square Mortgage Loan has been commenced, or if the Colony Square Mortgage Loan is a ‘‘specially serviced’’ loan, then, subject to the terms of the Intercreditor Agreement, the Mezzanine Facility Lender will have the right to purchase the Colony Square Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any late charges, default interest, exit fees, advances and post-petition interest), any protective advances made by the mortgagee and any interest on any advances.

•	The loan documents evidencing and securing the Mezzanine Facility Loan generally may be modified without the mortgage lender’s consent, except that certain provisions may not be modified without the mortgage lender’s consent, including, without limitation, a material increase in any monetary obligations of the Mezzanine Facility Borrower. Notwithstanding the foregoing, upon the occurrence of an event of default under the loan documents evidencing or securing the Mezzanine Facility Loan, the Mezzanine Facility Lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the Mezzanine Facility Loan in connection with a work-out or other surrender, compromise, release, renewal or modification of the Mezzanine Facility Loan.

VI. The Republic Portfolio Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$100,000,000
Loan per Square Foot:	$188.32
% of Initial Mortgage Pool Balance:	3.3%
Shadow Rating (S&P/Moody’s):	NAP(1)
Loan Purpose:	Refinance
Mortgage Interest Rate:	6.090% per annum
Interest Calculation:	Actual/360
First Payment Date:	November 11, 2006
Amortization Term:	30 years(2)
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	October 1, 2016
Maturity Balance:	$96,435,795.86
Borrower:	Republic Park, LLC
Sponsor:	Republic Property Limited Partnership
Defeasance/Prepayment:	Defeasance permitted beginning two years after Issue Date. Prepayment without penalty permitted four months prior to maturity date.
Up-Front Reserves:	Letter of Credit(3)
Ongoing Reserves:	Tax and Insurance(4)
Replacement Reserve(5)
Lockbox:	None
Other Secured Debt:	None

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio
Property Type:	Class A Office
Location:	Herndon, Virginia
Year Built:	1998 & 2000
Year Renovated:	NAP
Square Feet:	531,008
Occupancy:	93.0%
Occupancy Date:	September 1, 2006 & September 6, 2006
Ownership Interest:	Fee Simple
Property Management:	Republic Properties Corporation
U/W NCF:	$8,508,900
U/W NCF DSCR:	1.17x(6)
Cut-off Date U/W NCF DSCR:	1.38x(7)
Aggregate Appraised Value:	$144,900,000
Appraisal As of Date:	September 12, 2006 & October 24, 2006
Aggregate Cut-off Date LTV Ratio:	69.01%
Aggregate Maturity LTV Ratio:	66.55%

(1)	NAP means not applicable.

(2)	Payments of interest only are required through and including the payment date in October 2013.

(3)	The Republic Portfolio Borrower delivered a $5,000,000 irrevocable Letter of Credit at closing. The Letter of Credit will be held by lender as security for payment of the Debt and the performance of Borrower’s obligations under the Loan Documents. Upon the occurrence of an event of default, lender may draw upon the Letter of Credit.

(4)	The Republic Portfolio Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and one-twelfth of the insurance premiums, estimated by the lender due for the renewal of insurance policies. Notwithstanding the foregoing, the monthly tax and insurance reserves will not be required so long as no event of default has occurred and the Republic Portfolio Mortgaged Property is covered under a blanket insurance policy for the Republic Portfolio Mortgaged Property.

(5)	The Republic Portfolio Borrower is required to make monthly deposits of $8,850 into a replacement reserve account until the minimum escrow balance of $318,606 is achieved, following the occurrence of an event of a default.

(6)	Based on U/W NCF and calculated based on the annualized constant monthly payment commencing with the payment date in November 2013.

(7)	Based on U/W NCF and calculated based on the annual interest-only payments.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Rating(4)	Lease Expiration Date
Tenant 1 Cisco(5)	108,858	20.5%	21.3%	$23.29	A+/NR	3/31/16
Tenant 2 TASC(6)	49,300	9.3%	7.8%	$18.73	BBB+/BBB+	6/30/08
Tenant 3 GSA National Park Service	44,906	8.5%	10.0%	$26.44	NR	9/30/09
Tenant 4 Focus Bio-Inova(7)	44,030	8.3%	9.2%	$24.83	NR	10/31/08
Tenant 5 Honeywell(8)	31,561	5.9%	6.8%	$25.50	A/A+	9/30/11
Total	278,655	52.5%	55.1%

(1)	The five major tenants are ranked by approximate square feet.

(2)	The percentages of total base revenues are based on underwritten base rental revenues.

(3)	Reflects in-place base rent.

(4)	Credit rating is by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. NR means not rated.

(5)	Termination option at 10/31/2010 and 10/31/2012.

(6)	Tenant has two 5-year options to renew

(7)	Tenant has two 5-year options to renew

(8)	Tenant has one 5-year option to renew

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2006(2)	15,648	2.9%	2.9%	$406,339	3.4%	3.4%
2007	20,261	3.8	6.8%	445,742	3.8	7.2%
2008	93,330	17.6	24.3%	2,016,431	17.0	24.2%
2009	44,906	8.5	32.8%	1,187,427	10.0	34.1%
2010	71,259	13.4	46.2%	1,662,310	14.0	48.1%
2011	130,953	24.7	70.9%	3,440,516	29.0	77.1%
2012	0	0	70.9%	0	0	77.1%
2013	0	0	70.9%	0	0	77.1%
2014	8,496	1.6	72.5%	182,985	1.5	78.7%
2015	0	0	72.5%	0	0	78.7%
2016 and beyond	108,858	20.5	93.0%	2,535,449	21.3	100.0%
Vacant	37,297	7.0	100.0%	0	—
Total	531,008	100.0%		$11,877,199	100.0%

(1)	Based on underwritten base rental revenues excluding vacant lease-up assumptions.

(2)	Includes any month-to-month leases.

The Borrower and Sponsor.    The Republic Portfolio Borrower is Republic Park, LLC, a Delaware limited liability company that is 100% owned by Republic Property Limited Partnership, a Delaware limited partnership (the ‘‘Operating Partnership’’) whose general partner is Republic Property Trust, a Maryland real estate investment trust (‘‘Republic’’). Borrower has two independent managers that are also springing members of Borrower. Republic was incorporated as a Maryland real estate investment trust on July 19, 2005 and is headquartered in Washington, D.C. Republic is the sole general partner and owner of approximately 87.5% of the economic interests in the Operating Partnership. As of September, 2006, Republic owns 10 commercial properties, consisting of 22 institutional-grade office buildings with an aggregate of approximately 2.2 million net rentable square feet. In addition, Republic holds an option to acquire three office properties under construction in the D.C. area, representing 1.1 million net rentable square feet upon completion. Republic trades on the New York Stock Exchange under the ticker symbol RPB. Republic’s senior management team has significant real estate industry experience including the development of two Class A office buildings in Washington, D.C. representing approximately 1.1 million net rentable square feet. The senior management team previously managed RKB Washington Property Fund I L.P., a commercial real estate investment fund.

The Mortgage Loan.    The Republic Portfolio Mortgage Loan was originated on September 29, 2006 and has a cut-off date balance of $100,000,000. The Republic Portfolio Mortgage Loan is a ten-year loan with a stated maturity date of October 1, 2016. The Republic Portfolio Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.090% per annum. On the eleventh day of each month through and including the payment date on October 11, 2013, the Republic Portfolio Borrower is required to make payments of interest only on the Republic Portfolio Mortgage Loan. On the eleventh day of each month from and including November 11, 2013, up to the stated maturity date, the Republic Portfolio Borrower is required to make a constant monthly payment of $605,349.01 (based on a 30-year amortization schedule). The remaining principal balance of the Republic Portfolio Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

The Republic Portfolio Borrower is prohibited from voluntarily prepaying the Republic Park Mortgage Loan in whole or in part prior to that certain date which is 120 days prior to the Maturity Date. From and after said date, the Republic Portfolio Borrower may prepay the Republic Portfolio Mortgage Loan, in whole only, without payment of any prepayment consideration.

The Republic Portfolio Borrower may defease the Republic Portfolio Mortgage Loan, in whole only, on any monthly payment date following that certain date that is 2 years and 15 days after the Issue Date, and by doing so obtain the release of the Republic Portfolio Mortgaged Properties. A defeasance will be effected by the Republic Portfolio Borrower’s pledging substitute collateral that consists of either (i) direct, non-callable and non-redeemable securities evidencing an obligation to pay principal and interest in a full and timely manner that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) similar REMIC eligible collateral issued by any agency of the United States of America which is acceptable to the lender and the applicable rating agencies, which obligations or collateral must, in any event, be in compliance with Treasury Reg. Section 1.860G-2(a)(8), that produce payments which replicate the payment obligations of the Republic Portfolio Borrower under the Republic Portfolio Mortgage Loan and are sufficient to pay off the Republic Portfolio Mortgage Loan in its entirety on October 1, 2016. The Republic Portfolio Borrower’s right to defease the entire Republic Portfolio Mortgage Loan is subject to, among other things, upon the lender’s request the applicable rating agencies confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C7 certificates by such rating agency.

The Mortgaged Property.    The Republic Portfolio Mortgage Loan is secured by a first priority mortgage lien on fee simple interest of the Republic Portfolio Borrower in the Republic Portfolio Mortgaged Properties. The Republic Portfolio Properties consist of eight Class A, low-rise office buildings located in Herndon, Virginia, approximately one mile east of Dulles International Airport and twenty-two miles west of the Washington D.C. central business district. Republic Portfolio is located on the south side of the Dulles Toll Road, an eight lane divided highway that provides access from Leesburg, Virginia to the west and Washington D.C. to the east. The area is a favorable option for many tenants because of the visibilty provided by the Dulles Toll Road as well as the proximity to Washington Dulles Airport. Built between 1998 and 2000, the properties consist of three multi-level buildings and five single-story buildings ranging in size from 29,338 to 181,154 square feet with a total of 531,008 square feet in all eight buildings. Each building has a large floor plan to serve single and multi-tenant users. Situated on 28.73 acres, the collateral also includes 1,870 surface parking spaces. Single-story office space in the suburban Virginia market is very attractive, as tenants are able to lease an entire building, giving them complete control over the space and security, an important feature for technology and government tenants. The properties are 93% leased with an average lease rate of $24.06 per square foot.

Terrorism Coverage.    The Republic Portfolio Borrower is required, in accordance with the Republic Portfolio Mortgage Loan documents, to maintain insurance against acts of terrorism, so long as (A) the lender determines that either (I) prudent owners of real estate comparable to the Republic Portfolio Mortgaged Property are maintaining same, or (II) prudent institutional lenders are requiring that such owners maintain such insurance; or (B) if such insurance is obtainable from any insurer or the United States of America or any agency or instrumentality thereof and the lack of such insurance in and of itself will result in a qualification, downgrade or withdrawal of the then current rating assigned, or to be assigned, or prevent ratings from being assigned, to any class of the series 2006-C7 certificates.

Partial Release.    The Republic Portfolio Borrower may obtain the release of a specified portion of the Republic Portfolio Mortgaged Properties consisting of excess, unimproved land which was not considered in the underwriting of the Republic Portfolio Mortgage Loan (‘‘Republic Portfolio Release Parcel’’) upon request and satisfaction of certain conditions which include: (a) If any existing parcel is being split into separate parcels: (i) Republic Portfolio Borrower must have provided satisfactory evidence that the Republic Portfolio Release Parcel has been separately subdivided or otherwise lawfully ‘‘split’’ from the remaining Republic Portfolio Mortgaged Properties, including, if applicable, evidence that a plat of the land upon which the Republic Portfolio Release Parcel is shown as a separate lot has been duly approved by all required governmental authorities and must have been duly filed, if necessary; and (ii) Republic Portfolio Borrower must have obtained and furnished a survey of the Republic Portfolio Release Parcel and the remaining Republic Portfolio Mortgaged Properties, which must, among other things provide evidence that (A) the remaining Republic Portfolio Mortgaged Properties abut a duly dedicated and physically open street and (B) water, gas, electric, telephone, storm sewer and sanitary sewer services are available to the remaining Republic Portfolio Mortgaged Properties; (b) the release of the Republic Portfolio Release Parcel would not violate (or cause any of the Republic Portfolio Mortgaged Properties to violate) any applicable zoning, subdivision or other applicable law; (c) Republic Portfolio Borrower must deliver an endorsement to the lender's title policy insuring the priority of this Republic Portfolio Mortgage as a first lien on the remaining Republic Portfolio Mortgaged Properties; (d) Republic Portfolio Borrower must grant, as an appurtenance to the remaining Republic Portfolio Mortgaged Properties, any easement rights over the Republic Portfolio Release Parcel for the benefit of the remaining Republic Portfolio Mortgaged Properties necessary for the maintenance, operation and improvement of the remaining Republic Portfolio Mortgaged Properties; and (e) Republic Portfolio Borrower must have provided evidence that the Republic Portfolio Release Parcel will be assessed as a separate tax parcel with respect to all property taxes and assessments.

Parking Project Construction.    Surface parking and/or a parking garage (the ‘‘Parking Project’’) may be constructed on any unimproved portion of the Republic Portfolio Mortgaged Properties commonly referred to as 13461 Sunrise Valley Drive, Herndon, Virginia, provided certain conditions are satisfied including the following: (a) at least thirty (30) days prior to the commencement of construction of the Parking Project, Republic Portfolio Borrower must have delivered for approval: (A) a copy of all architectural plans, construction plans, drawings and site plans (collectively, the ‘‘Construction Plans’’); (B) a budget, based on the Construction Plans, for completion of the Parking Project (‘‘Budget’’); and (C) all proposed contracts or work orders with contractors, subcontractors, suppliers or other parties providing labor or materials in connection with the Parking Project (‘‘Construction Contracts’’); (b) prior to construction of the Parking Project, the Construction Plans, the Budget and the Construction Contracts (individually and collectively, the ‘‘Construction Documents’’) must have been approved by the lender; (c) prior to construction of the Parking Project, Republic Portfolio Borrower must have delivered evidence of Republic Portfolio Borrower’s financial ability to fund the construction of the Parking Project based on the Budget; (d) prior to construction of the Parking Project, all permits, variances, and approvals for the construction of the Parking Project must have been obtained; (e) prior to construction of the Parking Project, Republic Portfolio Borrower must have certified that the Parking Project and/or the construction thereof must not violate any lease demising any portion of the Republic Portfolio Mortgaged Properties; (f) prior to construction of the Parking Project, Republic Portfolio Borrower must have delivered evidence that all insurance required by the Republic Portfolio Loan Documents, any governmental authority and applicable law in connection with said construction has been obtained; (g) if construction of the Parking Project adversely affects any parking available to the Republic Portfolio Mortgaged Properties as of the date hereof, then, Republic Portfolio Borrower must have delivered evidence of alternative parking arrangements in compliance with all leases of the Republic Portfolio Mortgaged Properties and all applicable laws; (h) prior to construction of the Parking Project, if required under the operative documents with respect to any secondary market transaction, applicable rating agency confirmation that the construction of the Parking Project would not cause a downgrade, withdrawal or qualification of the ratings of any class of the series 2006-C7 certificates; (i) the Parking Project must be fully completed in a diligent and good and workmanlike manner in accordance with all applicable laws and ordinances (including zoning); (j) during the construction of the Parking Project, Republic Portfolio Borrower must provide, on a monthly basis, copies of all receipted bills, invoices, lien waivers and other such documents from each of the contractors and materialmen which provided work or services in connection with the Parking Project in excess of $10,000.00 (for each individual contractor or materialman) sufficient to reflect that all materials installed and work and labor performed in connection with the construction of the Parking Project have been paid for in full or will be paid with the next installment payment; (k) upon completion of the Parking Project, Republic Portfolio Borrower must certify that the Parking Project has been completed in all material respects in accordance with the Construction Plans; (l) upon completion of the Parking Project, Republic Portfolio Borrower must provide evidence that no mechanic’s or other liens have been placed against the Republic Portfolio Properties; (m) upon the lender’s request, an opinion of counsel must be delivered that upon completion of the Parking Project, the Republic Portfolio Mortgage Loan will remain a ‘‘qualified mortgage’’ under Section 860G(a)(3) of the Internal Revenue Code; and (n) Republic Portfolio Borrower must deliver a final as-built survey for the Republic Portfolio Mortgaged Properties within one month of the completion of the construction of the Parking Project.

Temporary Construction Easements.    Republic Portfolio Borrower may, without the consent of lender, grant temporary construction easements in the ordinary course of business in connection with any construction on the Republic Portfolio Release Parcel so long as said temporary construction easements do not (a) adversely affect the improvements located on the Republic Portfolio Mortgaged Properties; (b) adversely affect the use or operation of the Republic Portfolio Mortgaged Properties; (c) adversely affect access to the Republic Portfolio Mortgaged Properties; (d) cause the Republic Portfolio Mortgaged Properties to violate zoning laws or regulations or any other applicable law; (e) materially adversely affect the value of the Republic Portfolio Mortgaged Properties; or (f) materially adversely affect the net operating income of the Republic Portfolio Mortgaged Properties.

VII. Government Property Advisors Portfolio Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$96,476,000
Loan per Square Foot:	$91
% of Initial Mortgage Pool Balance:	3.2%
Shadow Rating (S&P/Moody’s):	NAP(1)
Loan Purpose:	Refinance
Mortgage Interest Rate:	6.110%
Interest Calculation:	Actual/360
First Payment Date:	December 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	November 11, 2011
Maturity Balance:	$96,476,000
Borrower:	38 limited liability companies, controlled indirectly by the sponsors
Sponsors:	D. James Barton and Gregory S. Barton
Prepayment/Defeasance:	Defeasance permitted beginning two years after Issue Date Prepayment without penalty permitted one month prior to maturity date.
Up-Front Reserves:	Deferred Maintenance Reserve(2) Ground Rent Reserve(3)
Ongoing Reserves:	Replacement Reserve(4)
TI/LC Reserve(5)
Tax and Insurance Reserve(6)
Lockbox:	Hard(7)
Other Secured Debt:	Mezzanine Debt(8)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio
Property Type:	Office
Location (number of mortgaged properties):	AL(1); AZ(3); CA(1); IL(1); MI(3); MO(1); MT(1); NJ(1); NM(1); OH(1); OK(1); PA(2); TX(19); VA(1); WI(1)
Year Built:	1955 to 2005
Year Renovated:	NAP(1)
Square Feet:	1,061,763
Usuable Square Feet:	977,589
Occupancy:	99.5%
Occupancy Date:	November 1, 2006
Ownership Interest:	Fee (37); Leasehold (1)
Property Management:	BGP Management, LLC
U/W NCF:	$7,160,225
U/W NCF DSCR:	1.20x
Aggregate Appraised Value:	$120,595,000
Appraisal As of Date:	June – October 2006
Aggregate Cut-off Date LTV Ratio:	80.0%
Aggregate Maturity LTV Ratio:	80.0%

(1)	NAP means not applicable.

(2)	At origination, the Government Property Advisors Portfolio Borrower deposited $393,094 into a deferred maintenance reserve account for scheduled repairs at the Government Property Advisors Portfolio Mortgaged Properties to be made following the origination date.

(3)	At origination, the Government Property Advisors Portfolio Borrower deposited $2,800 into a ground rent reserve account for ground rent payments due with respect to the 6451 Boeing Drive mortgaged property.

(4)	The Government Property Advisors Portfolio Borrower is required to make monthly escrow deposits into a replacement reserve account in the amount of $17,696 for costs related to replacements and repairs at the Government Property Advisors Portfolio Properties.

(5)	The Government Property Advisors Portfolio Borrower is required to make monthly escrow deposits into the TI/LC reserve account in the amount of $44,240 for costs related to tenant improvements and leasing commissions at the Government Property Advisors Portfolio Properties.

(6)	The Government Property Advisors Portfolio Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months.

(7)	See ‘‘—Lockbox’’ below.

(8)	See ‘‘—Mezzanine Loan’’ below.

Major Tenant Information
Tenant(1)	# of Properties	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Lease Expiration Date
United States of America: General Services Administration	22	626,226	59.0%	64.4%	$13.75	Various(4)
State of Texas	14	305,749	28.8%	22.1%	$9.69	Various(5)
State of Michigan.	1	77,674	7.3%	9.1%	$15.65	2/28/2011(6)
State of Ohio.	1	40,708	3.8%	4.4%	$14.50	6/30/2007(7)
Vacant	—	11,406	1.1%
Total	38	1,061,763	100%	100%	$12.74

(1)	The four major tenants are ranked by approximate square feet.

(2)	The percentages of total base revenues are based on underwritten base rental revenues, excluding vacant space lease-up assumptions.

(3)	Reflects in-place underwritten base rent.

(4)	The United States of America: General Services Administration leases space allocated to various federal agencies, including the Department of Agriculture Forest Service, the United States Postal Service, Department of Homeland Security, the United States Customs Service, the Social Security Administration, the Bureau of Land Management, the Internal Revenue Service, the United States Drug Enforcement Agency, Veterans Administration and the Public Buildings Service. Lease expirations at the 22 properties are as follows: one tenant totaling 55,090 square feet in 2009; two tenants totaling 27,529 square feet in 2010; five tenants totaling 159,026 square feet in 2011; four tenants totaling 227,903 square feet in 2012; one tenant totaling 8,432 square feet in 2013; and nine tenants totaling 148,246 square feet after 2013. These amounts do not reflect early termination options or appropriations termination provisions in the leases.

(5)	The State of Texas leases space allocated to various state agencies, including the Department of Human Services, the Department of Family and Protective Services, the Health and Human Services Commission and the Texas Building and Procurement Commission. Lease expirations at the 14 properties are as follows: one tenant totaling 8,344 square feet in 2007; four tenants totaling 106,939 square feet in 2008; three tenants totaling 44,464 square feet in 2009; two tenants totaling 29,597 square feet in 2010, one tenant totaling 45,990 square feet in 2011, and three tenants totaling 70,415 square feet in 2012.

(6)	The State of Michigan leases space allocated to the Department of Police.

(7)	The State of Ohio leases space allocated to the Department of Administrative Services.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(2)	As % of Total Base Revenues(2)	Cumulative % of Total Base Revenues(2)
2007	49,052	4.6%	4.6%	$664,799	5.0%	5.0%
2008	106,939	10.1%	14.7%	$980,228	7.3%	12.3%
2009	99,554	9.4%	24.1%	$1,173,146	8.8%	21.1%
2010	57,126	5.4%	29.4%	$847,245	6.3%	27.4%
2011	282,690	26.6%	56.1%	$3,727,819	27.9%	55.3%
2012	298,318	28.1%	84.2%	$2,200,280	16.5%	71.8%
2013	8,432	0.8%	85.0%	$177,344	1.3%	73.1%
After 2013	148,246	14.0%	98.9%	$3,606,236	26.9%	100.0%
Vacant	11,406	1.1%
Total	1,061,763	100.0%		$13,377,097	100.0%

(1)	Lease expiration is based on the actual lease expiration date. Various tenants have termination options resulting in potential lease expiration as follows: 245,354 square feet in 2007, 131,611 square feet in 2008, 99,554 square feet in 2009, 57,126 square feet in 2010, 108,000 square feet in 2011, 298,318 square feet in 2012, 35,311 square feet in 2013, and 75,083 square feet after 2013. Additionally, 12 leases, totaling 250,200 square feet and 18.9% of base rent, are subject to appropriations clauses that allow for termination based on reduced funding and may occur at any time provided written notice to landlord.

(2)	Based on in-place underwritten base rental revenues.

The Borrower and Sponsor.    The Government Property Advisors Portfolio Borrower is 38 limited liability companies each of which is indirectly owned and controlled by D. James Barton and Gregory S. Barton. D. James Barton and Gregory S. Barton are principals of Genesis Financial Group (‘‘GFG’’), a real estate firm experienced in development, acquisition, asset management and property management in the federal and state government agency real estate market.

Mortgaged Properties.    The Government Property Advisors Portfolio Mortgaged Properties are comprised of 38 office properties totaling approximately 1,061,763 net rentable square feet (977,589 usable square feet) located in 15 states. The mortgaged properties are generally classified as single-tenant and are leased to various federal and state government agencies of the United States of America: General Services Administration, the State of Texas, the State of Michigan and the State of Ohio. Substantially all of the leases allow termination at anytime pursuant to an appropriations clause in the related lease and/or provide the respective tenant with early termination rights after a specified date. The weighted average occupancy of the 38 mortgaged properties, based on allocated loan amounts, is 99.5%. The following table summarizes certain information related to the Government Property Advisors Portfolio Mortgaged Properties.

Property Name	City	State	Size (square feet)	Tenant	Allocated Current Loan Balance
4500 1st Avenue South	Birmingham	AL	178,174	United States Postal Service	$5,840,000
1728 Paseo San Luis	Sierra Vista	AZ	8,432	United States of America: General Services Administration (US Drug Enforcement Agency)	1,200,000
2555 East Gila Ridge Road	Yuma	AZ	32,041	United States of America: Bureau of Land Management	2,880,000
2334 East Highway 80	Douglas	AZ	16,151	United States of America: General Services Administration (United States Customs Service)	4,600,000
2345 South 2nd Street	El Centro	CA	15,310	United States of America: General Services Administration (Social Security Administration and Internal Revenue Service)	2,344,000
230 North Mannheim Road	Hillside	IL	16,240	United States of America: General Services Administration (Social Security Administration)	2,720,000
4000 Collins Road	Lansing	MI	77,674	State of Michigan (Department of Police)	7,680,000
3400 Conner Street	Detroit	MI	14,000	United States of America: General Services Administration (Social Security Administration)	2,440,000
5210 Perry Robinson Circle	Lansing	MI	19,160	United States of America: General Services Administration (Social Security Administration)	3,360,000
4240 Lee's Summit Road	Independence	MO	13,330	United States of America: General Services Administration (Social Security Administration)	1,840,000
1101 15th Street North	Great Falls	MT	48,680	United States of America (Department of Agriculture Forest Service)	2,140,000
1350 Doughty Road	Egg Harbor Township	NJ	12,219	United States of America: General Services Administration (Public Buildings Service)	1,360,000
2909 West Second Street	Roswell	NM	39,444	United States of America: Department of Interior Bureau of Land Management	3,760,000
13430 Yarmouth Drive	Pickerington	OH	40,708	State of Ohio (Department of Administrative Services)	2,920,000
2400 East Jackson	Hugo	OK	6,610	United States of America: General Services Administration (Social Security Administration)	1,112,000
1781 McKees Rocks Road	McKees Rocks	PA	48,159	United States of America: General Services Administration (US Drug Enforcement Agency)	11,040,000
301 North Elmire Street	Sayre	PA	21,217	United States of America: General Services Administration (Veterans Administration)	2,160,000
3000 East Villa Maria	Bryan	TX	28,750	State of Texas (Health and Human Services Commission)	1,200,000
7400 Dianna	El Paso	TX	21,472	State of Texas (Department of Human Services)	1,632,000
2505 Stone Hollow	Brenham	TX	10,368	State of Texas (Health and Human Services Commission and Department of Family and Protective Services	528,000
2400 Osborn Lane	Bryan	TX	13,914	State of Texas (Texas Building and Procurement Commission)	640,000
317 Casa Drive	Copperas Cove	TX	8,344	State of Texas (Health and Human Services Commission and Department of Family and Protective Services)	456,000
703 Church Street	East Bernard	TX	7,204	United States Postal Service	840,000
2520 South 1 Road	Edinburg	TX	46,690	State of Texas (Health and Human Services Commission)	2,824,000
7450 John White Boulevard	Fort Worth	TX	23,467	State of Texas (Texas Building and Procurement Commission)	1,360,000
1545 Hawkins Boulevard	El Paso	TX	55,090	United States of America: General Services Administration (Department of Homeland Security)	4,312,000
103 Park Hill Drive	Hamilton	TX	5,865	State of Texas (Health and Human Services Commission and Department of Family and Protective Services)	152,000
2110 Telephone Road	Houston	TX	26,800	State of Texas (Health and Human Services Commission)	1,608,000
11307 Roszell	San Antonio	TX	66,050	State of Texas (The Texas Department of Human Services)	4,624,000
6451 Boeing Drive	El Paso	TX	25,531	United States of America: General Services Administration (Department of Homeland Security)	5,200,000
2010 La Salle	Waco	TX	16,980	State of Texas (Health and Human Services Commission)	936,000
1460 Northwest 19th Street	Paris	TX	36,580	State of Texas (Health and Human Services Commission and Department of Family and Protective Services)	2,200,000
1735 Coffee Port Raod	Brownsville	TX	14,512	United States of America: General Services Administration (Social Security Administration)	2,000,000
40090 Hempstead Road	Waller	TX	8,695	United States Postal Service	1,120,000
605 West 4th street	Cameron	TX	8,125	State of Texas (Health and Human Services Commission and Department of Family and Protective Services)	280,000
1320 East Highway 84	Teague	TX	3,750	State of Texas (Health and Human Services Commission)	104,000
17283 General Puller Highway	Deltaville	VA	4,415	United States Postal Service	504,000
6300 West Fond Du Lac	Milwaukee	WI	21,612	United States of America: General Services Administration (Social Security Administration)	4,560,000

The Mortgage Loan.    The Government Property Advisors Portfolio Mortgage Loan was originated on November 10, 2006, and has a cut-off date principal balance of $96,476,000. The Government Property Advisors Portfolio Mortgage Loan is a five-year interest only balloon loan with a stated maturity date of November 11, 2011. The Government Property Advisors Portfolio Mortgage Loan accrues interest on an actual/360 basis at an interest rate, in the absence of default, of 6.11% per annum. On the eleventh day of each month, up to but not including the stated maturity date, Government Property Advisors Portfolio Borrower is required to make monthly debt service payments of interest only on the Government Property Advisors Portfolio Mortgage Loan. The principal balance of the Government Property Advisors Portfolio Mortgage Loan plus all accrued and unpaid interest thereon is due on the stated maturity date.

The Government Property Advisors Portfolio Borrower is prohibited from voluntarily prepaying the Government Property Advisors Portfolio Mortgage Loan, in whole or in part, prior to the monthly payment date immediately prior to the Maturity Date. The Government Property Advisors Portfolio Borrower may, at any time on or subsequent to the monthly payment date immediately prior to the maturity date, elect to prepay the Government Property Advisors Portfolio Mortgage Loan, in whole only (but not in part).

The Government Property Advisors Portfolio Borrower may defease the Government Property Advisors Portfolio Mortgage Loan in whole or in part at any time after the second anniversary of the Issue Date, and by doing so obtain the release of some or all of the Government Property Advisors Portfolio Mortgaged Properties. A defeasance will be effected by the Government Property Advisors Portfolio Borrower pledging substitute collateral that consists of securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, and (ii) not subject to prepayment, call or early redemption that produce payments which replicate the payment obligations of the Government Property Advisors Portfolio Borrower under the Government Property Advisors Portfolio Mortgage Loan and are sufficient to pay off the defeased portion of the Government Property Advisors Portfolio Mortgage Loan in its entirety on the stated maturity date. The Government Property Advisors Portfolio Borrower’s right to defease the Government Property Advisors Portfolio Mortgage Loan is subject to, among other things, S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings in effect prior to such defeasance. In the event that the Government Property Advisors Portfolio Borrower defeases less than all of the Government Property Advisors Portfolio Mortgage Loan, then the amount of such defeasance shall not be less than 125% of the allocated portion of the Government Property Advisors Portfolio Mortgage Loan related to the applicable Government Property Advisors Portfolio Mortgaged Property to be released.

Substitution Provisions.    The Government Property Advisors Portfolio Borrower may elect to substitute one or more individual properties and obtain the release of one or more individual properties from the lien of the Government Property Advisors Portfolio Mortgage Loan provided that certain conditions are satisfied including, without limitation, (i) that no event of default has occurred and is continuing, (ii) that certain debt service coverage ratio and loan-to-value conditions in the loan documents are satisfied in connection with the substitution, and (iii) under certain circumstances as set forth in the loan documents, receipt of a rating agency confirmation that the ratings will not be qualified, downgraded or withdrawn as a result of such substitution. In addition, such substitutions are further subject to the limitation that the allocated loan amount of the property to be released from the lien of the Government Property Advisors Portfolio Mortgage Loan, when aggregated with the allocated loan amount of all other individual properties which are or were released from the lien of the Government Property Advisors Portfolio Mortgage Loan do not constitute more than ten percent (10%) of the original outstanding principal balance of the Government Property Advisors Portfolio Mortgage Loan in any one (1) calendar year or thirty percent (30%) of the original outstanding principal balance of the Government Property Advisors Portfolio Mortgage Loan in the aggregate throughout the term of the Government Property Advisors Portfolio Mortgage Loan. The substitute property is required to be no less favorable than the replaced property when consideration is given to the following factors, taken as a whole (i) market or geographic area in which the substitute property is located, including vacancy, absorption rates and other customary factors relating to such area, (ii) the relative quality of construction and use of the improvements and (iii) the length and quality of the lease or leases at the substitute property. Tenants under such leases are required to be either federal or state governmental authorities or entities which have a long term unsecured debt rating of not less than ‘‘A’’ by S&P.

Lockbox.    The Government Property Advisors Portfolio Borrower has established a lockbox account with National City Bank into which the Government Property Advisors Portfolio Borrower and the manager of the Government Property Advisors Portfolio Mortgaged Property are required to cause all tenants of the Government Property Advisors Portfolio Mortgaged Property to deposit the rents under their applicable leases. The available funds in the lockbox account are swept daily to the Government Property Advisors Portfolio Borrower, unless a trigger event shall have occurred and be continuing, in which event, all available funds in the lockbox account will be applied to make required deposits to the tax and insurance escrow fund, to pay the monthly debt service payment on the Government Property Advisors Portfolio Mortgage Loan, to make required deposits to the rollover, replacement and required repair reserves and any other amounts due and payable by the Government Property Advisors Portfolio Borrower on the Government Property Advisors Portfolio Mortgage Loan and any funds remaining to be released to the Government Property Advisors Portfolio Borrower. A trigger event is a debt service coverage ratio of less than 1.10x or an event of default under the Government Property Advisors Portfolio Mortgage Loan.

Terrorism Insurance.    The Government Property Advisors Portfolio Borrower is required to obtain and maintain insurance on the Government Property Advisors Portfolio Mortgaged Property against acts of terrorism, provided such insurance is available at a cost not in excess of an annual premium equal to two times the cost of maintaining the insurance required by the loan documents during the prior calendar year. Insurance against acts of terrorism is defined as insurance that does not include exclusions for loss, cost, damage or liability caused by ‘‘terrorism’’ or ‘‘terrorist acts’’. Such insurance currently provides coverage for certified acts of terrorism, as defined in the Terrorism Risk Insurance Act of 2002 (‘‘TRIA’’), subject to applicable deductibles under TRIA.

Ground Lease.    One property of the Government Property Advisors Portfolio Mortgaged Properties is leased by the Government Property Advisors Portfolio Borrower pursuant to a ground lease which, by its terms, will expire in 2019. The lender has certain rights to cure defaults under the ground lease but is not entitled to a new lease if the applicable ground lease is terminated for any reason. In the event that the Government Property Advisors Portfolio Borrower is not able to obtain a new ground lease as set forth in the loan documents the Government Property Advisors Portfolio Borrower is required to deposit into a reserve account with lender an amount equal to the allocated loan amount applicable to the ground leased property or deposit all excess cash flow from the Government Property Advisors Portfolio Mortgaged Properties in a reserve account with the lender until the lender has accumulated therein an amount equal to the allocated loan amount applicable to the ground leased property, such amount to be applied to the Government Property Advisors Portfolio Mortgage Loan on the stated maturity date.

Mezzanine Loan.    A mezzanine loan in the aggregate maximum principal amount of $20,020,671 was made by GSA III INVESTMENTS, LLC, a Delaware limited liability company (the ‘‘Government Property Advisors Portfolio Mezzanine Lender’’), to Barton Government Portfolio, LLC, a Delaware limited liability company. The Government Property Advisors Portfolio Mezzanine Lender is an affiliate of Rubicon America Trust, an Australian property trust. The mezzanine loan accrues interest at a fixed rate per annum equal to 10%, compounded monthly, as to a portion of the mezzanine loan equal to $12,421,285 and a fixed rate per annum equal to 7%, compounded monthly, as to the balance of the mezzanine loan in the principal amount of $7,599,386. In addition, the mezzanine loan contains an obligation of the mezzanine borrower to pay to the Government Property Advisors Portfolio Mezzanine Lender, as additional interest fifty percent (50%) of the excess cash flow after payment of all operating expenses and debt service and other expenses on the Government Property Advisors Portfolio Mortgage Loan and the Government Property Advisors Portfolio Mezzanine Loan and after certain other deductions. The mezzanine loan matures on November 11, 2011. The mezzanine loan is secured by pledges of 100% of the direct and indirect equity interests in the Government Property Advisors Portfolio Borrower. The mezzanine loan may not be prepaid in whole or in part prior to October 11, 2011. The Government Property Advisors Portfolio Mezzanine Loan is subject to an intercreditor agreement between the mortgagee and the Government Property Advisors Portfolio Mezzanine Lender. The intercreditor agreement provides, among other things, that (a) the Government Property Advisors

Portfolio Mezzanine Lender will have certain cure rights to cure defaults under the Government Property Advisors Portfolio Mortgage Loan, (b) the Government Property Advisors Portfolio Mezzanine Lender may not amend or modify the Government Property Advisors Portfolio Mortgage Loan in certain respects without the consent of the mortgagee, (c) the Government Property Advisors Portfolio Mezzanine Lender is not permitted to transfer more than 49% of its beneficial interest in the Government Property Advisors Portfolio Mezzanine Loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the 2006-C7 certificates has been received, and (d) if the Government Property Advisors Portfolio Mortgage Loan is accelerated or becomes specially serviced mortgage loan or if the mortgagee exercise any right or remedy under the related loan documents with respect to the Government Property Advisors Portfolio Borrowers or the Government Property Advisors Portfolio Mortgaged Property, the Government Property Advisors Portfolio Mezzanine Lender has the right to purchase the mortgage loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest thereon, and any advances made by the mortgagee or its servicer under the subject mortgage loan and any interest thereon.

Renovation Reserve.    In the case of the Roswell, New Mexico property included in the Government Property Advisors Portfolio, observations of the exterior and interior walls revealed apparent signs of cracking and movement that could indicate excessive settlement or an improperly installed foundation system. The engineering firm noted additional evidence of foundation movement, including cracking of drywall, and binding of doorways and recommended further investigation to determine the extent and causes of the observed foundation movement indicators. A deferred maintenance reserve was funded at origination, which included 125% of the currently estimated costs of renovations to address these matters. To the extent it is determined that additional funds will be necessary to complete such renovations, excess cash flow from the entire Government Property Advisors Portfolio will be reserved until 125% of the newly estimated cost of renovations is escrowed.

VIII. The Arizona Retail Portfolio Mortgage Loan

Loan Information
Cut-off Date Principal Balance:	$86,000,000
Loan per Square Foot:	$143
% of Initial Mortgage Pool Balance:	2.8%
Shadow Rating (S&P/Moody's):	NAP(1)
Loan Purpose:	Refinance
Mortgage Interest Rate:	6.180% per annum
Interest Calculation:	Actual/360
First Payment Date:	December 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	November 11, 2016
Maturity Balance:	$86,000,000
Borrowers:	BPRE 51 Thunderbird, LLC, BPRE Casa Grande Center, LLC, BPRE Chandler Mercado, LLC, BPRE Elliot & McClintock, LLC, BPRE Fairway Center, LLC, BPRE Greenway Village, LLC, BPRE Glendale Square, LLC, BPRE Higley & Pecos, LLC, BPRE Longmore & Southern, LLC, BPRE McQueen Guadalupe North, LLC, BPRE Scottsdale Promenade, LLC, BPRE Sunflower Plaza, LLC, BPRE Tempe Scottsdale, LLC and BPRE Union Crossing, LLC
Sponsors:	Alex Papakyriakou and Ron N. Barness
Defeasance/Prepayment:	Defeasance in whole or in part permitted two years after Issue Date. Partial defeasance permitted in connection with release of certain individual properties. Prepayment without penalty permitted two months prior to maturity date.
Up-Front Reserves:	Deferred Maintenance Reserve(2)
Ongoing Reserves:	Tax and Insurance Reserve(3)
Replacement Escrow Reserve(4)
Rollover Escrow Reserve(5)
Lockbox:	Hard(6)
Other Secured Debt:	NAP(1)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio
Property Type:	Unanchored (12 properties), Single Tenant (1 property), Shadow Anchored (1 property)
Location:	Various, Arizona
Year Built:	1964-2006
Year Renovated:	NAP(1)
Square Feet:	600,178
Occupancy:	89.9%(7)
Ownership Interest:	Fee
Property Management:	RBI Management Services, L.L.C., an affiliate of the borrower
U/W NCF:	$6,446,213(7)
U/W NCF DSCR:	1.20x(7)
Aggregate Appraised Value:	$107,700,000
Appraisal As of Date:	July-August 2006
Aggregate Cut-off Date LTV Ratio:	79.9%
Aggregate Maturity LTV Ratio:	79.9%

(1)	NAP means not applicable.

(2)	At closing, the Arizona Retail Portfolio Borrower deposited $268,520 into a reserve for deferred maintenance costs at the Arizona Retail Portfolio Properties.

(3)	The Arizona Retail Portfolio Borrower is required to make monthly payments equal to one-twelfth of the annual amount into the tax and insurance reserve.

(4)	The Arizona Retail Portfolio Borrower is required to make monthly deposits into a replacement reserve account in the amount of $8,056 for costs relating to replacements and repairs at the Arizona Retail Portfolio Properties.

(5)	The Arizona Retail Portfolio Borrower is required to make monthly deposits into a rollover reserve account in the amount of $29,766 for costs relating to lease rollovers at the Arizona Retail Portfolio Properties.

(6)	See ‘‘—Lockbox’’ below.

(7)	Occupancy, U/W NCF and U/W NCDF DSCR were calculated including nine (9) recently executed leases totaling 28,875 square feet, with respect to which the tenants have not yet taken occupancy. The sponsors have guaranteed the amount of $4,680,456, which represents the loan proceeds allocable to the net cash flow differential between the current in-place net cash flow and the projected net cash flow including the recently executed leases. The guaranteed amount decreases as these tenants take occupancy and commence paying full unabated rent. The current Occupancy and U/W NCF DSCR, calculated without these leases are 84.3% and 1.13x, respectively.

Arizona Retail Portfolio Tenant Information for Top Five Tenants (1)
Tenant	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(1)(2)	Lease Expiration Date
Claim Jumper Restaurant L.L.C.	14,000	2.3%	4.8%	11/30/2022
Basha's Store #50	43,723	7.3%	3.7%	6/11/2007
Asiana Market	35,534	5.9%	3.4%	12/30/2010
Record Town USA,LLC dba FYE Music and Movies	9,400	1.6%	3.1%	1/31/2011
Cornerstone Productions, Inc. (dba TGI Friday's)	9,100	1.5%	3.1%	6/30/2010
Others (2)	409,868	68.3%	82.0%
Vacant	78,553	13.1%
Total	600,178	100%	100%

(1)	The percentages of total base rent are based on underwritten in-place base rental revenues, which includes 28,875 square feet of executed leases where the tenants thereunder have not yet taken occupancy.

(2)	There are 167 tenants with 409,868 square feet accounting for 68.3% of the space and 82.0% of the base rent with lease expirations between August 31, 2006 and June 6, 2020.

Arizona Retail Portfolio Lease Expiration Schedule
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2006	17,025	2.8%	2.8%	$289,727	4.0%	4.0%
2007	110,902	18.5%	21.3%	$1,176,122	16.1%	20.0%
2008	82,503	13.7%	35.1%	$1,248,557	17.1%	37.1%
2009	111,436	18.6%	53.6%	$1,571,455	21.5%	58.6%
2010	105,530	17.6%	71.2%	$1,404,575	19.2%	77.8%
2011	41,483	6.9%	78.1%	$859,423	11.8%	89.6%
2012	16,016	2.7%	80.8%	$168,144	2.3%	91.9%
2013	0	0.0%	80.8%	$0	0.0%	91.9%
2014	0	0.0%	80.8%	$0	0.0%	91.9%
2015 and Beyond	36,370	6.1%	86.9%	$593,219	8.1%	100.0%
Vacant	78,553	13.1%	100.0%
Total	600,178	100%		$7,311,223	100%

(1)	Based on in-place underwritten base rental revenues.

The Borrower and Sponsor.    The Arizona Retail Portfolio Borrower collectively consists of BPRE 51 Thunderbird, LLC, BPRE Casa Grande Center, LLC, BPRE Chandler Mercado, LLC, BPRE Elliot & McClintock, LLC, BPRE Fairway Center, LLC, BPRE Greenway Village, LLC, BPRE Glendale Square, LLC, BPRE Higley & Pecos, LLC, BPRE Longmore & Southern, LLC, BPRE McQueen Guadalupe North, LLC, BPRE Scottsdale Promenade, LLC, BPRE Sunflower Plaza, LLC, BPRE Tempe Scottsdale, LLC and BPRE Union Crossing, LLC, each a Delaware limited liability company and each a single purpose bankruptcy-remote entity, and is sponsored and controlled by Alex Papakyriakou and Ron N. Barness.

The Mortgage Loan.    The Arizona Retail Portfolio Mortgage Loan was originated on October 17, 2006 and has a cut-off date principal balance of $86,000,000. The Arizona Retail Portfolio Mortgage Loan is a ten-year loan with a maturity date of November 11, 2016. The Arizona Retail Portfolio Mortgage Loan accrues interest on an actual/360 Basis in the absence of default at a fixed rate of 6.180% per annum. On the eleventh day of each month during the term of the Arizona Retail Portfolio Mortgage Loan, the Arizona Retail Portfolio Borrower is required to make payments of interest only calculated on the outstanding balance of the Arizona Retail Portfolio Mortgage Loan. The principal balance of the Arizona Retail Portfolio Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

The Arizona Retail Portfolio Borrower may defease the Arizona Retail Portfolio Mortgage Loan, in whole or in part, on any due date after the expiration of two years following the Issue Date (the ‘‘Arizona Retail Portfolio Defeasance Lockout Period’’). In connection with a defeasance of the entire loan, the Arizona Retail Portfolio Borrower will obtain the release of all the Arizona Retail Portfolio Mortgaged Properties. A defeasance in whole will be effected by the Arizona Retail Portfolio Borrower's pledging substitute collateral that consists of non-callable fixed rate United States Treasury obligations that produce payments which replicate the payment obligations of the Arizona Retail Portfolio Borrower under the Arizona Retail Portfolio Mortgage Loan and that are sufficient to pay off the Arizona Retail Portfolio Mortgage Loan in its entirety on the stated maturity date. The right of the Arizona Retail Portfolio Borrower to defease the Arizona Retail Portfolio Mortgage Loan in whole is subject to, among other things, S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C7 certificates by such rating agency.

The Arizona Retail Portfolio Borrower may partially defease the Arizona Retail Portfolio Mortgage Loan and obtain the release of an individual Arizona Retail Portfolio Mortgaged Property (other than the Scottsdale Promenade Premises, the Union Crossing Premises, the Cooper Village Premises and the Chandler Mercado Premises) on any due date after the end of the Arizona Retail Portfolio Defeasance Lockout Period, provided that (i) the debt service coverage ratio for the Arizona Retail Portfolio Mortgaged Properties remaining after the release of an Arizona Retail Portfolio Mortgaged Property is not less than 1.45x; and (ii) the loan-to value ratio for the Arizona Retail Portfolio Mortgaged Properties remaining after the release of an individual Arizona Retail Portfolio Mortgaged Property does not exceed 80%. Such partial defeasance will be effected by the Arizona Retail Portfolio Borrower's defeasing an amount (an ‘‘Arizona Retail Portfolio Partial Defeasance Amount’’) equal to 125% of the allocated loan amount for such Arizona Retail Portfolio Mortgaged Property (the ‘‘Arizona Retail Portfolio Release Amount’’) and pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Arizona Retail Portfolio Borrower with respect to the Arizona Retail Portfolio Partial Defeasance Amount and that are sufficient to pay off the Arizona Retail Portfolio Partial Defeasance Amount in its entirety on the stated maturity date. The right of the Arizona Retail Portfolio Borrower to defease the Arizona Retail Portfolio Mortgage Loan in part is also subject to, among other things, S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2006-C7 certificates by such rating agency.

The Mortgaged Properties.    The Arizona Retail Portfolio Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the Arizona Retail Portfolio Mortgaged Properties. The Arizona Retail Portfolio Mortgaged Properties are comprised of the Arizona Retail Portfolio Borrower's fee interest retail shopping centers located in Arizona (collectively, the ‘‘Arizona Retail Portfolio Shopping Centers’’). The Arizona Retail Portfolio Shopping Centers have an aggregate of 600,178 square feet of gross leasable area. As of October 17, 2006, based on allocated loan amount, the weighted average occupancy of the Arizona Retail Portfolio Shopping Centers, calculated including 28,875 square feet of recently executed leases with respect to which the tenants have not yet taken occupancy, was 89.9% and, calculated not including such leases, was 84.3%.

Lockbox.    The Arizona Retail Portfolio Borrower is required to cause the tenants to deposit all rents derived from each Arizona Retail Portfolio Mortgaged Property directly into a segregated lockbox account under the control of the related mortgagee; provided that prior to the occurrence of a sweep period under the Arizona Retail Portfolio Mortgage Loan, the funds on deposit in the lockbox account will be swept on each business day to an account controlled and maintained by the Arizona Retail Portfolio Borrower. Following the occurrence of a sweep period, funds on deposit in the lockbox account will no longer be swept to an account maintained and controlled by the Arizona Retail Portfolio Borrower, but will instead be swept on a daily basis to a cash collateral account under the sole control of the related mortgagee, until the event which caused the sweep period is cured or ceases to exist, as provided for in the loan documents. During the existence of a sweep period, funds in the cash collateral account will be applied as follows, at the related mortgagee's option: first, to the payment of the Arizona Retail Portfolio Borrower's real estate tax and insurance reserve obligation; second, to the payment of debt service; third, to the payment of the Arizona Retail Portfolio Borrower's monthly capital expenditure reserve obligation; fourth, to the payment of the Arizona Retail Portfolio Borrower's monthly tenant improvement and leasing commission reserve obligation; fifth, to the payment of the Arizona Retail Portfolio Borrower's monthly operating expenses; and sixth, to the payment of other amounts due in respect of the Arizona Retail Portfolio Mortgage Loan. A sweep period means the period of time from and after the earliest to occur of (i) the date on which the debt service coverage ratio is less than 1.05x as of the end of any two consecutive calendar quarters and continuing until the debt service coverage ratio is not less than 1.05x for 2 consecutive calendar quarters (provided that such reversing event may only occur once during the term), (ii) an event of default under the property management agreement, (iii) an event of default under the Arizona Retail Portfolio Loan, or (iv) for so long as the debt service coverage ratio guaranty as described below is in place, the aggregate net worth of the sponsors being below $50,000,000.

Terrorism Coverage.    The Arizona Retail Portfolio Borrower is required to maintain commercial property and business interruption insurance, which includes coverage against losses resulting from perils and acts of terrorism.

Additional Guarantees:

•	The sponsors provided a guarantee of up to $10,000,000 of the Arizona Retail Portfolio Loan amount until the Arizona Retail Portfolio Mortgaged Properties achieve a debt service coverage ratio of 1.40x.

•	The sponsors provided a guarantee of up to $4,680,456 until the Arizona Retail Portfolio Borrower delivers executed tenant estoppel certificates from certain tenants that have signed leases and are either not in occupancy and/or not paying full unabated rent for their demised premises stating that (x) the applicable tenant is in actual physical occupancy and commenced the payment of full unabated rent for the demised premises, (y) all free rent and reduced rent periods under the applicable lease have expired, and (z) neither tenant nor landlord is in default under the applicable lease. The guarantee will be reduced proportionately upon receipt of each such tenant estoppel certificate.

•	The sponsor provided a guarantee of all monetary obligations under three master leases representing approximately 85,000 square feet of the Arizona Retail Portfolio Mortgaged Properties.

•	Upon an event of default following an insured casualty, the sponsors provided a guaranty of the payment of the applicable allocated loan amounts together with the proportionate yield maintenance premium, if applicable, as and when due less any insurance proceeds received by lender as a result of an insured casualty at seven (7) of the subject properties. The affected properties are (i) Cooper Village Premises, (ii) Elliot/McClintock Premises, (iii) Higley & Pecos Premises, (iv) Union Crossings Premises, (v) Greenway Village Premises, (vi) Longmore & Southern Premises, and (vii) Scottsdale Promenade Premises.

IX. The Midtown Plaza Mortgage Loan

Mortgage Loan Information
Cut-off Date Principal Balance:	$65,000,000
Loan per Square Foot:	$132
% of Initial Mortgage Pool Balance:	2.1%
Shadow Rating (S&P/Fitch):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.762% per annum
Interest Calculation:	Actual/360
First Payment Date:	November 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	October 11, 2011
Maturity Balance:	$65,000,000
Borrower:	Midtown Plaza (Buildings), L.P. and 1372 Peachtree, L.P.
Sponsor:	Tishman Speyer Real Estate Venture VI, L.P., and an affiliate of Lehman Brothers
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date.
Partial prepayment permitted at any time only with release of development parcel, and if prior to 12 months prior to maturity date, with penalty. Prepayment with penalty permitted twelve months prior to maturity date. Prepayment without penalty permitted six months prior to maturity date.
Up-Front Reserves:	Unfunded Tenant Obligations Reserve(2)
Ongoing Reserves:	Unfunded Tenant Obligations Reserve(2)
Tax and Insurance Reserve(3) Replacement Reserve(4)
Leasing Reserve(5)
Lockbox:	Hard(6)
Other Secured Debt:	$6,814,159 Unfunded Mezzanine Financing(7)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	Atlanta, Georgia
Year Built:	1984 and 1985
Year Renovated:	NAP(1)
Square Feet:	494,012(8)
Occupancy:	88.6%
Occupancy Date:	September 1, 2006
Ownership Interest:	Fee
Property Management:	Tishman Speyer Properties, L.P., an affiliate of the borrower
U/W NCF:	$5,317,074(9)
U/W NCF DSCR:	1.40x(10)
Cut-off Date U/W NCF DSCR:	1.40x(10)
Appraised Value:	$94,090,000(11)
Appraisal As of Date:	October 5, 2006(12)
Cut-off Date LTV Ratio:	69.1%
Maturity LTV Ratio:	69.1%

(1)	NAP means not applicable.

(2)	At closing, the Midtown Plaza Borrower deposited $749,751 into an unfunded tenant obligations reserve account for tenant allowances, tenant improvements, and leasing commissions at the Midtown Plaza Mortgaged Property. In addition, $41,090 will be deposited monthly into this account.

(3)	The Midtown Plaza Borrower is required to make monthly escrow deposits for the payment of real estate taxes and insurance premiums in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums for the Midtown Plaza Mortgaged Property. Notwithstanding the foregoing, so long as an approved blanket insurance policy covering the Midtown Plaza Mortgaged Property, the monthly insurance escrow payment will not be required.

(4)	The Midtown Plaza Borrower is required to make monthly deposits into the replacement reserve account in the amount of $6,164 for costs related to replacements and repairs at the Midtown Plaza Mortgaged Property.

(5)	The Midtown Plaza Borrower is required to deposit into the leasing reserve any lease termination payments in excess of $500,000 to be used for tenant improvements, leasing commissions and legal expenses related to leases at the Midtown Plaza Mortgaged Property.

(6)	See ‘‘—Lockbox’’ below.

(7)	Reflects the portion of a $35,000,000 unfunded mezzanine facility allocated to the Midtown Plaza Mortgaged Property. See ‘‘—Mezzanine Financing’’ below.

(8)	In addition, the collateral includes a 0.69 acre development parcel that can be developed into approximately 300,000 square feet of office or residential space.

(9)	Reflects in-place U/W NCF. Projected U/W NCF based on assumed mark to market adjustments applied to below market tenant leases and certain other lease-up assumptions is $5,670,267.

(10)	Based on in place U/W NCF and calculated based on the annual interest only payments. The U/W DSCR based on the projected U/W NCF of $5,670,267 (described in footnote (9) above) is 1.49x.

(11)	Aggregate appraised value for the Midtown Plaza office buildings and the development parcel. The office buildings were appraised at a value of $89,750,000 and the developable land was appraised at a value of $4,340,000.

(12)	The buildings were appraised as of October 5, 2006 and the development parcel was appraised as of August 1, 2006.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Invesco Institutional	130,390	26.4%	34.8%	$26.23	BBB+/BBB+	7/31/2008
Shapiro Fussell and Wedge	23,586	4.8	5.8	$23.79	NR	9/30/2007
Atlanta Capital Management Co., LLC	22,540	4.6	4.8	$20.50	BBB+/NR	12/31/2009
Collier’s Cauble & Company	18,121	3.7	4.4	$23.43	NR	12/31/2008
Nelson & Associates	16,324	3.3	3.1	$18.80	NR	1/13/2017
Total	210,961	42.7%	52.9%

(1)	The five major tenants are ranked by approximate square feet.

(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues, excluding vacant lease–up assumptions.

(3)	Reflects in-place base rent.

(4)	Credit ratings are those by S&P and Fitch, respectively, and may reflect the parent company rating even though the parent company may have no obligations under the related lease if the tenant company is not rated. NR means not rated.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2006(2)	29,151	5.9%	5.9%	$448,010	4.6%	4.6%
2007	61,590	12.5	18.4%	1,422,055	14.5	19.0%
2008	171,235	34.7	53.0%	4,414,864	44.9	63.9%
2009	33,025	6.7	59.7%	693,774	7.1	70.9%
2010	33,432	6.8	66.5%	757,142	7.7	78.6%
2011	33,177	6.7	73.2%	679,911	6.9	85.5%
2012	11,253	2.3	75.5%	219,434	2.2	87.8%
2013	7,061	1.4	76.9%	136,778	1.4	89.2%
2014	6,919	1.4	78.3%	124,542	1.3	90.4%
2015	3,588	0.7	79.0%	27,986	0.3	90.7%
2016 and beyond	47,120	9.5	88.6%	914,103	9.3	100.0%
Vacant	56,461	11.4	100.0%	0	-
Total	494,012	100.0%		$9,838,599	100.0%

(1)	Based on in-place underwritten base rental revenues.

(2)	Includes any month-to-month tenants.

The Borrowers and Sponsor.    The Midtown Plaza Borrowers are Midtown Plaza (Buildings) L.P., a Delaware limited liability company and 1372 Peachtree L.P., a Delaware limited liabilty company. The sponsor of the Midtown Plaza Borrowers is Tishman Speyer Real Estate Venture VI, L.P. Founded in 1978 by Robert Tishman, Tishman Speyer operates from its headquarters in Manhattan and from 17 other offices worldwide including offices in Frankfurt, Berlin, London, Paris, Madrid, Bangalore, São Paulo and Sydney, as well as eight other offices in the United States. Since its formation, Tishman Speyer has developed or acquired a portfolio of over 77 million square feet of constructed area valued at over $24 billion. In addition to well-known developments of high rise office buildings in major urban locations, Tishman Speyer also creates mixed use, retail, residential and entertainment centers, as well as mid and low rise office buildings. An affiliate of the mortgage loan seller is an indirect equity holder in the Midtown Plaza Borrower.

The Mortgage Loan.    The Midtown Plaza Mortgage Loan was originated on October 3, 2006 and has a cut-off date principal balance of $65,000,000. The Midtown Plaza Mortgage Loan is a five-year loan with a stated maturity date of October 11, 2011. The Midtown Plaza Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.762% per annum. On the eleventh day of each month to but not including the stated maturity date, the Midtown Plaza Borrower is required to make interest-only payments on the Midtown Plaza Mortgage Loan. The principal balance of the Midtown Plaza Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

Except as set forth below under ‘‘—Development Parcel Release’’ with respect to the Midtown Plaza Mortgage Loan, the Midtown Plaza Borrower is prohibited from voluntarily prepaying the Midtown Plaza Mortgage Loan, in whole or in part, prior to October 11, 2010. From and after October 11, 2010, the Midtown Plaza Borrower may prepay the Midtown Plaza Mortgage Loan, in whole only, provided that (x) the Mezzanine Facility Loan (as defined below) in an amount equal to a release price allocated to the Midtown Plaza Mortgaged Property under the Mezzanine Facility Loan documents is simultaneously prepaid and, (y) for a prepayment of the Midtown Plaza Mortgage Loan made prior to April 11, 2011, the prepayment is accompanied by payment of a yield maintenance premium. From and after April 11, 2011, the Midtown Plaza Borrower may prepay the Midtown Plaza Mortgage Loan in whole only without payment of any yield maintenance premium.

The Midtown Plaza Borrower may defease the Midtown Plaza Mortgage Loan, in whole only, on any monthly payment date following the earlier of (i) the second anniversary of the Issue Date or (ii) the third anniversary of the origination of the Midtown Plaza Mortgage Loan, and by doing so obtain the release of the Midtown Plaza Mortgaged Property. A defeasance will be effected by the Midtown Plaza Borrower's pledging substitute collateral that consists of direct, non-callable, fixed rate obligations that are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Midtown Plaza Borrower under the Midtown Plaza Mortgage Loan and are sufficient to pay off the Midtown Plaza Mortgage Loan in its entirety on April 11, 2011. The Midtown Plaza Borrower's right to defease the entire Midtown Plaza Mortgage Loan is subject to, among other things, (i) the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C7 certificates by such rating agency and (ii) the prepayment of the Mezzanine Facility Loan in an amount equal to a release price allocated to the Midtown Plaza Mortgaged Property under the Mezzanine Facility Loan documents.

The Mortgaged Property.    The Midtown Plaza Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Midtown Plaza Borrower in the Midtown Plaza Mortgaged Property, a class A office complex located on Peachtree and West Peachtree Streets in the Midtown office submarket of Atlanta, Georigia. The Midtown Plaza Mortgaged Property is a two building project with an aggregate of 494,012 square feet of net rentable area consisting of a 12-story office building with 225,649 square feet and a 20-story office building with 268,363 square feet. The office buildings are connected by a seven-story parking deck with approximately 1,019 parking spaces. The Midtown Plaza Mortgaged Property also includes a 0.69 acre development site that can accomodate up to 300,000 square feet of office or residential space. The development parcel is currently improved with a vacant 3-story 39,000 square foot office building developed in 1960. The Midtown Plaza Mortgaged Property is leased by multiple tenants. The major tenants at the property are Invesco Institutional, (which is rated BBB+/BBB+ by S&P and Fitch, respectively), with 130,390 square feet (26.4% of the total space) through July 2008, Shapiro Fussell and Wedge, a law firm, leasing 23,586 square feet (4.8% of the total space) through September 2007, and Atlanta Capital Management Co., LLC (which is rated BBB+/NR by S&P and Fitch, respectively), with 22,540 square feet (4.6% of the total space) through December 2009. As of September 1, 2006 occupancy at the Midtown Plaza Mortgaged Property, based on square footage leased, was 88.6%.

Lockbox.    The Midtown Plaza Borrower is required to directly deposit, or cause to be deposited, all rents and other income from the Midtown Plaza Mortgaged Property into a segregated lockbox account controlled by, and pledged to, the lender. All funds on deposit in such lockbox account are required to be allocated on each business day as follows: (a) to the tax account in the amount of the monthly deposit for taxes; (b) to the insurance premium account in the amount of the monthly deposit for insurance premiums if any are required; (c) to the debt service account in the amount of monthly payment of the debt service; (d) to the replacement reserve account in the amount of the monthly replacement reserve deposit; (e) to the unfunded tenant obligations reserve account in the amount of the monthly unfunded tenant obligations reserve deposit; (f) to the lockbox bank in the amount of any outstanding fees and expenses of such bank; (g) to the debt service account in the amount of funds sufficient to pay any interest accruing at the default rate and late payment charges; (h) provided no event of default exists, to the holder of the Mezzanine Facility Loan in an amount equal to the monthly debt service due under the Mezzanine Facility Loan; (i) provided no event of default exists, upon the occurrence of an event of default under the Mezzanine Facility Loan or the failure of a debt service coverage ratio test under the Mezzanine Facility Loan, to the operating expense account in an amount equal to budgeted monthly operating expenses and any extraordinary operating expenses approved by lender for disbursement to the Midtown Plaza Borrower; and (j) provided no event of default exists, all sums on deposit in the lockbox account after the foregoing deposits under clauses (a) through (i) above will be disbursed (A), to the holder of the Mezzanine Facility Loan if the lender has received notice that an event of default exists under the Mezzanine Facility Loan or (B) to the Midtown Plaza Borrower if the lender has not received notice that an event of default exists under the Mezzanine Facility Loan.

Terrorism Coverage.    The Borrower is required to maintain insurance against terrorism, terrorist acts or similar acts of sabotage, but excluding acts of war with coverage amounts of not less than an amount equal to the full insurable value of the Midtown Plaza Mortgaged Property (the ‘‘Terrorism Insurance Required Amount’’) and the business interruption/rent loss insurance required under the loan documents may not contain an exclusion from coverage under such policy for loss incurred as a result of an act of terrorism (but may contain an exclusion for acts of war). Notwithstanding the foregoing sentence, the

Midtown Plaza Borrower is not be obligated to expend more than (i) $50,000 if the Midtown Plaza Mortgaged Property is controlled by certain individuals affiliated with Tishman Speyer and the Midtown Plaza Borrower maintains the insurance for the Midtown Plaza Mortgaged Property under a blanket policy maintained by the property manager or an entity controlled by one or more designated individuals affiliated with Tishman Speyer or (ii) $100,000 if either (A) the Midtown Plaza Mortgaged Property is not controlled by certain individuals affiliated with Tishman Speyer or (B) the insurance for the Midtown Plaza Mortgaged Property is maintained under a stand alone policy, in any fiscal year on insurance premiums for terrorism insurance, as adjusted to reflect any increase during the preceding year in the consumer price index (the ‘‘Terrorism Insurance Cap’’) and if the cost of the Terrorism Insurance Required Amount exceeds the Terrorism Insurance Cap, the Midtown Plaza Borrower shall purchase the maximum amount of terrorism insurance obtainable for a premium equal in amount to the Terrorism Insurance Cap.

Mezzanine Financing.    The ‘‘Mezzanine Facility Loan’’ in the maximum principal amount of $35,000,000 was made by the related mortgage loan seller, individually and as the agent for one or more other lenders to certain direct and indirect owners of the Midtown Plaza Borrower together with certain direct and indirect owners of affiliates of the Midtown Plaza Borrower, on a joint and several basis (collectively, the ‘‘Mezzanine Facility Borrower’’. The Mezzanine Facility Loan accrues interest at a floating rate per annum and matures on October 6, 2011. The Mezzanine Facility Loan is secured by pledges of 100% of the equity interests in eight Delaware limited partnerships and eight Delaware limited liability companies. Such pledges include two Delaware limited partnerships and two Delaware limited liability companies which own, indirectly, 100% of the equity interests in the Midtown Plaza Borrower. The balance of the equity interests securing the Mezzanine Facility Loan relate to the owners of 4 other properties owned by affiliates of the Midtown Plaza Borrower (one of which is the Colony Square Mortgaged Property). A default by any Mezzanine Facility Borrower will constitute a default under the Mezzanine Facility Loan and a default by the owner of such other properties owned by affiliates of the Midtown Plaza Borrower under any mortgage loan encumbering such other properties owned by affiliates of the Midtown Plaza Borrower will constitute a default under the Mezzanine Facility Loan.

The Mezzanine Facility Borrower did not receive any proceeds of the Mezzanine Facility Loan at origination, but is entitled to received future facility advances to be used to pay for (i) debt service shortfalls on the Mezzanine Facility Loan, (ii) required repairs, replacements, tenant improvements, tenant allowances, leasing commissions, or legal expenses at the Midtown Plaza Mortgaged Property or certain other properties owned by affiliates of the Midtown Plaza Borrower, (iii) budgeted capital expenditures or other discretionary capital expenditures for the Midtown Plaza Mortgaged Property or certain other properties owned by affiliates of the Borrower, (iv) debt service shortfalls on the Midtown Plaza Mortgage Loan or certain other mortgage loans made by the lender to certain affiliates of the Midtown Plaza Borrower, or (v) with respect to the Midtown Plaza Mortgaged Property and certain other properties owned by affiliates of the Midtown Plaza Borrower, certain costs and expenses of architects, engineers, surveyors and attorneys in connection with the subdivision of a Development Parcel (defined below) (or certain development parcels at certain other properties owned by affiliates of the Borrower), the preparation of surveys, plans and specifications, architectural drawings, site plans, and in obtaining building permits, and variances, together with the cost of such permits and variances and other similar costs.

The Mezzanine Facility Loan may be prepaid in whole or in part at any time by the Mezzanine Facility Borrower. Provided the original Mezzanine Facility Loan has been repaid in full and terminated, the Mezzanine Facility Borrower will be permitted to incur and have outstanding at any given time a single indebtedness not to exceed an aggregate principal amount equal to $35,000,000 extended by a lender (meeting certain qualifications set forth in the Midtown Plaza Mortgage Loan agreement) and secured by first lien pledges of indirect ownership interests in the Midtown Plaza Borrower and certain affiliates of the Midtown Plaza Borrower that own various other properties, provided certain conditions described in the Midtown Plaza Mortgage Loan agreement are satisfied including, but not limited to, the delivery of an intercreditor agreement reasonably satisfactory to the lender and loan-to-value ratio not to exceed 80%.

Mezzanine Intercreditor Agreement.    The mortgage lender has entered into an intercreditor agreement (the ‘‘Intercreditor Agreement’’) with the lender under the Mezzanine Facility Loan (the ‘‘Mezzanine Facility Lender’’), that sets forth the relative priorities between the Midtown Plaza Mortgage Loan and the Mezzanine Facility Loan. The Intercreditor Agreement provides that, among other things:

•	The Mezzanine Facility Loan is generally subordinate to the Midtown Plaza Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the Midtown Plaza Mortgage Loan, subject to the terms of the Intercreditor Agreement, the Mezzanine Facility Lender may accept payments due and payable from time to time under the loan documents evidencing or securing the Mezzanine Facility Loan and prepayments of the Mezzanine Facility Loan made in accordance with loan documents evidencing or securing it’s the Mezzanine Facility Loan.

•	Pursuant to the terms of the Intercreditor Agreement the Mezzanine Facility Lender may not exercise any rights it may have under the Mezzanine Facility loan documents with respect to a foreclosure or other realization upon the collateral for the Mezzanine Facility Loan without obtaining confirmation from the applicable rating agencies that such realization will not result in a downgrade, qualification or withdrawal of the applicable rating or ratings ascribed by such applicable rating agency to any of the series 2006-C7 certificates then outstanding unless (i) the transferee of title to such collateral meets certain standards set forth in the Intercreditor Agreement, (ii) the Midtown Plaza Mortgaged Property is managed by a manager meeting certain standards set forth in the Intercreditor Agreement and (iii) a cash management system meeting the requirements of the Intercreditor Agreement is in place.

•	Upon an ‘‘event of default’’ under the Mezzanine Facility Loan, the Mezzanine Facility Lender will have the right, subject to the terms of the Intercreditor Agreement, to select a replacement manager for the Midtown Plaza Mortgaged Property.

•	The Mezzanine Facility Lender has the right to receive notice of any event of default under the Midtown Plaza Mortgage Loan and the right to cure any monetary default within a period ending 5 business days after the later of receipt of such notice or the expiration of the Borrower’s cure periods under the Midtown Plaza Mortgage Loan documents; provided that the Mezzanine Facility Lender will not have the right to cure with respect to monthly scheduled debt service payments for a period of more than four consecutive months unless the Mezzanine Facility Lender has commenced and is continuing to diligently pursue its rights against the collateral for the Mezzanine Facility Loan. In addition, if the default is of a non-monetary nature, the Mezzanine Facility Lender will have the same amount of time as Borrower’s cure period to cure such non-monetary default plus 10 business days; provided, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period (or is not susceptible of cure without foreclosure on the collateral for the Mezzanine Facility Loan) then, subject to certain conditions, the Mezzanine Facility Lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default or to pursue such foreclosure.

•	If the Midtown Plaza Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the Midtown Plaza Mortgage Loan has been commenced, or if the Midtown Plaza Mortgage Loan is a ‘‘specially serviced’’ loan, then, subject to the terms of the Intercreditor Agreement, the Mezzanine Facility Lender will have the right to purchase the Midtown Plaza Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any late charges, default interest, exit fees, advances and post-petition interest), any protective advances made by the mortgagee and any interest on any advances.

•	The loan documents evidencing and securing the Mezzanine Facility Loan generally may be modified without the mortgage lender’s consent, except that certain provisions may not be modified without the Midtown Plaza Mortgage Loan lender’s consent, including, without limitation, a material increase in any monetary obligations of the Mezzanine Facility Borrower. Notwithstanding the foregoing, upon the occurrence of an event of default under the loan documents evidencing or securing the Mezzanine Facility Loan, the Mezzanine Facility Lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the Mezzanine Facility Loan in connection with a work-out or other surrender, compromise, release, renewal or modification of the Mezzanine Facility Loan.

Development Parcel Release.    The Midtown Plaza Borrower has the right at any time to obtain the release of a specified portion of the Midtown Plaza Mortgaged Property (the ‘‘Development Parcel’’) from the lien of the mortgage upon the satisfaction of certain conditions set forth in the loan agreement, including:

(i)     No event of default has occurred and is continuing;

(ii)    On or prior to the release, payment of the release price of $3,150,000 allocated to the Development Parcel in the loan agreement, together with (A) all accrued and unpaid interest on the amount of principal being prepaid through and including the date of prepayment and, if such prepayment occurs on a date which is not a payment date, all interest which would have accrued on the amount of principal being prepaid after the date of such prepayment to the next payment date, less the amount of investment income that would be earned from investing the amount of the principal prepayment in permitted investments specified by Midtown Plaza Borrower from the date of such prepayment to the next succeeding payment date and (B) if such prepayment is made prior to April 11, 2011, a yield maintenance premium;

(iii)    The Mezzanine Borrower simultaneously prepays the Mezzanine Facility Loan, in an amount equal to the release price for the Development Parcel as set forth in the Mezzanine Facility Loan documents;

X. The Martin Resorts Mortgage Loan

Mortgage Loan Information
Cut-off Date Principal Balance:	$50,000,000
Loan per Room:	$133,333
% of Initial Mortgage Pool Balance:	1.6%
Shadow Rating (S&P/Moody's):	NAP(1)
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.965% per annum
Interest Calculation:	Actual/360
First Payment Date:	November 11, 2006
Amortization Term:	30 years(2)
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	October 11, 2016
Maturity Balance:	$45,410,908
Borrower:	Martin Hotel Management Company LLC
Sponsors:	Noreen Martin, Laura Martin Sherlock and Julie Martin Westfall
Prepayment/Defeasance:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted three months prior to scheduled maturity date. From and after April 11, 2007, the borrower may obtain a release of any 1 of the 5 Martin Resorts Properties by satisfying certain criteria and paying an adjusted release amount and yield maintenance.
Up-Front Reserves:	Paso Robles Reserve(3)
Collateral Escrow Fund(4)
Ongoing Reserves:	Tax and Insurance Reserve(5)
Replacement Reserve(6)
Lockbox:	Hard/Hotel(7)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio
Property Type:	Hotel
Location:	Various, California
Year Built:	1941-2005
Year Renovated:	2001-2005
Number of Rooms:	375
Weighted Average Occupancy:	71.4%(8)
Occupancy Date:	July 31, 2006(8)
Ownership Interest:	Fee
Property Management:	Martin Resorts, Inc.
Weighted Average ADR:	$154.54(9)
Weighted Average RevPAR:	$112.34(10)
U/W NCF:	$5,627,958(11)
U/W NCF DSCR:	1.57x
Aggregate Appraised Value:	$81,700,000(12)
Appraisal As of Date:	August 2006
Aggregate Cut-off Date LTV Ratio:	61.2%
Aggregate Maturity LTV Ratio:	55.6%

(1)	NAP means not applicable.

(2)	Payments of interest only are required through and including the payment date in February 2010.

(3)	Upon closing, the Martin Resorts Borrower deposited $950,000 into a reserve, which may be replaced by a letter of credit, to be used to pay for any capital improvements required to be performed at the Paso Robles Property and not covered by the replacement escrow fund.

(4)	Upon closing, the Martin Resorts Borrower deposited $300,000 into a collateral reserve to be held as additional security for the repayment of the debt.

(5)	The Martin Resorts Borrower is required on each monthly payment date to make deposits equal to one-twelfth of the annual amount required into the tax and insurance reserve account.

(6)	The Martin Resorts Borrower is required on each monthly payment date to make deposits equal to $41,667 into a replacement reserve, which deposits are capped at $1,000,000.

(7)	See ‘‘—Lockbox’’ below.

(8)	Occupancy is the weighted average occupancy of the Martin Resorts Mortgaged Properties for the trailing 12 months through July 31, 2006 or, with respect to the Avila Lighthouse Suites property, through June 30, 2006, weighted based on allocated loan amount per property.

(9)	ADR is the weighted average daily rate based on average daily rate for each of the Martin Resorts Mortgaged Properties for the 12 months ending June 30, 2006, weighted based on allocated loan amount per property.

(10)	RevPAR is the weighted average revenue per available room based on revenue per available room for each of the Martin Resorts Mortgaged Properties for the 12 months ending June 30, 2006, weighted based on allocated loan amount per property.

(11)	U/W Net Cash Flow reflects in-place underwritten net cash flow of the Martin Resorts Mortgaged Properties. The U/W Net Cash Flow of the Martin Resorts Mortgaged Properties is $5,627,958 based on the weighted average occupancy, ADR and RevPAR of the Martin Resorts Mortgaged Properties, which is based on the trailing 12 months through July 31, 2006. The Net Cash Flow for Avila Lighthouse Suites mortgaged property is based on the appraiser's analysis of market occupancy, which is higher than the trailing 12 month Net Cash Flow, as the mortgaged property opened for business in December 2005.

(12)	Aggregate of appraised values for the Martin Resorts Mortgaged Properties.

The Borrower and Sponsor.    Martin Hotel Management Company LLC, a Delaware limited liability company (the ‘‘Martin Resorts Borrower’’), is a single purpose, bankruptcy-remote entity that owns no assets other that the Martin Resorts Mortgaged Properties and related interests and is sponsored by Noreen Martin, Laura Martin Sherlock and Julie Martin Westfall, collectively, the ‘‘Martin Resorts Sponsor’’).

The Mortgage Loan.    The Martin Resorts Mortgage Loan was originated on October 11, 2006, and has a cut-off date principal balance of $50,000,000. The Martin Resorts Mortgage Loan is a ten-year balloon loan with a stated maturity date of October 11, 2016. The Martin Hotel Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.956% per annum. On the 11th day of each month, payments of interest only are required through and including the payment date occurring in February, 2010. On the eleventh day of each month beginning in March 2010, through but not including the stated maturity date, the Martin Resorts Borrower is required to make constant monthly debt service payment of $298,362 (calculated based on a 30-year amortization schedule). The remaining principal balance of the Martin Resorts Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The Martin Resorts Borrower is prohibited from voluntarily prepaying the Martin Resorts Mortgage Loan in whole or in part prior to August 11, 2016. The Martin Resorts Borrower may defease the Martin Resorts Mortgage Loan, in whole, on any payment date following the second anniversary of the Issue Date. A defeasance of the loan will be effected by the Martin Resorts Borrower's pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Martin Resorts Borrower under the Martin Resorts Mortgage Loan and are sufficient to pay, the Martin Resorts Mortgage Loan in its entirety on the stated maturity date. The Martin Resorts Borrower's right to defease the Martin Resorts Mortgage Loan is subject to, among other things, S&P and Fitch confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C7 certificates by such rating agency.

Partial Release.    From and after the date that is six (6) months following the origination of the Martin Resorts Mortgage Loan, the Martin Resorts Borrower may release any one (1) but not more than one (1) of the Martin Hotel Mortgage Loan Properties, provided that, among other things; (i) all accrued and unpaid interest and all other sums due under the Martin Resorts Mortgage Loan have been paid in full on or prior to the partial release date; (ii) the debt service coverage ratio for the Martin Resorts Properties after giving effect to such release is at least equal to the greater of (x) the debt service coverage ratio for the Martin Resorts Properties immediately preceding the release of the individual property and (y) the debt service coverage ratio for the Martin Resorts Properties as of the origination date; (iii) the loan-to-value ratio for the Martin Resorts Properties after giving effect to such release as determined by lender in its sole discretion, is at least equal to the greater of (x) the loan-to-value ratio for the Martin Resorts Properties as of the date of origination and (y) the loan-to-ratio for the Martin Resorts Properties immediately preceding the release of the individual property based on the appraisal delivered to lender in connection with the making of the loan or, at lender's election, as determined in its sole discretion, by an updated appraisal satisfactory to lender in all respects; (iv) the Martin Resorts Borrower pays 125% of the allocated loan amount for the applicable individual property to be released; and (v) the Martin Resorts Borrower pays a yield maintenance fee.

The Mortgaged Properties.    The Martin Resorts Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Martin Resorts Mortgaged Properties. The Martin Resorts Mortgaged Properties consist of 5 hotels containing approximately 375 rooms which were constructed between 1941 and 2005 and renovated between 2001 and 2005. One of the hotels is located in Paso Robles, one in Avila Beach and three in Pismo Beach, California. Two (2) of the Martin Resorts Mortgaged Properties, Shore Cliff Lodge and Shelter Cove Lodge, are flagged ‘‘Best Western.’’ As of June-July 2006, the weighted average occupancy of the Martin Hotel Mortgage Loan Properties was 71.7%

The Martin Resorts Mortgaged Properties(1)
Location	# of Rooms	Appraised Value	Allocated Loan Amount
Shelter Cove Lodge	53	$13,300,000	$9,250,000
Avila Lighthouse Suites	54	19,700,000	10,000,000
Pismo Lighthouse Suites	70	18,400,000	10,750,000
Shore Cliff Lodge	100	13,700,000	9,500,000
Paso Robles Inn	98	16,600,000	10,500,000
Total/Weighted Average	375	$81,700,000	$50,000,000

Lockbox.    The Martin Resorts Borrower is required to cause the tenants to deposit all rents derived from each Martin Resorts Mortgaged Property directly into a segregated lockbox account under the control of the related mortgagee; Prior to the occurrence of a sweep period, the funds on deposit in the lockbox account will be swept each business day to an account controlled and maintained by the Martin Resorts Borrower. Following the occurrence of a sweep period, funds on deposit in the lockbox account will no longer be swept to an account maintained and controlled by the Martin Resorts Borrower, but will instead be swept on a daily basis to a cash collateral account under the sole control of the related mortgagee. During the existence of a sweep period, funds in the cash collateral account will be applied as follows, at the related mortgagee's option: first, to the payment of the Martin Resorts Borrower's real estate tax and insurance reserve obligation; second, to the payment of debt service; third, to the payment of the Martin Resorts Borrower's monthly capital expenditure reserve obligation; fourth, to the payment of the Martin Resorts Borrower's monthly operating expenses and fifth, to the Martin Resorts Borrower. A sweep period means the period of time from and after the earliest to occur of (i) the date on which the debt service coverage ratio is less than 1.10x based on a 30 year amortization schedule as of the end of any calendar quarter, (ii) an event of default under the property management agreement, (iii) an event of default under the Martin Resorts Loan, and/or (iv) three (3) months prior to the Maturity Date.

Property Management.    The Martin Resorts Properties are managed by Martin Resorts, Inc. (the ‘‘Martin Resorts Manager’’). The management agreement generally provides for a management fee of 4% of revenues per annum which is subordinated to the Martin Resorts Mortgage Loan. The management of the Martin Resorts Properties will be performed by either the Martin Resorts Manager, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Martin Resorts Properties, provided that the borrower must have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Martin Resorts Mortgage Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Martin Resorts Mortgage Loan.

Terrorism Coverage.    The Martin Resorts Properties are required to maintain commercial property and business interruption insurance, which includes coverage against losses resulting from perils and acts of terrorism.

Loan Combinations

General.    The mortgage pool will include seven (7) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans constituting a particular Loan Combination are obligations of the same borrower(s) and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/ subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination. Further, each such co-lender agreement or other intercreditor arrangement will generally prohibit the transfer of the ownership of any mortgage loan that is part of a Loan Combination to any person or entity other than: (i) institutional lenders, institutional investors, investment funds or other substantially similar institutions that, in each such case, exceeds a minimum net worth, surplus or shareholder equity requirement and are regularly engaged in the business of making or owning mortgage loans similar to the underlying mortgage loans; (ii) affiliates of the foregoing; or (iii) a trustee of a rated securitization trust.

The table below identifies each underlying mortgage loan that is part of a Loan Combination.

Underlying Mortgage Loans That are Part of a Loan Combination			Related Pari Passu Non-Trust Loans(1)		Related Senior Non-Trust Loans(2)		Related Subordinate Non-Trust Loans(3)		U/W NCF DSCR and Original LTV of Entire Loan Combination
Mortgaged Property Name (as identified on Annex A-1 to this Offering Prospectus)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance	Non-Trust Loan Noteholder	Original Principal Balance	Non-Trust Loan Noteholder	Original Principal Balance	Non-Trust LoanNoteholder	U/W NCF DSCR	Original LTV Ratio
1. 1211 Avenue of the Americas(4)	$275,000,000	9.0%	$400,000,000	LB-UBS 2006-C6 Commercial Mortgage Trust	NAP	NAP	NAP	NAP	1.86x	42.5%
2. Extendicare Portfolio(5)	$250,000,000	8.2%	$250,000,000	Our Affiliate (10)	NAP	NAP	NAP	NAP	2.72x	63.7%
3. Reston Town Center(6)	$121,500,000	4.0%	NAP	NAP	NAP	NAP	$89,750,000	Third Party Institutional Investor (8)	1.58x	55.3%
4. Triangle Town Center Subordinate Tranche(7)	$29,000,000	1.0%	NAP	NAP	$127,034,076 $43,965,924	LB-UBS 2006-C1 Commercial Mortgage Trust UBS Mortgage Loan Seller or its affiliate	NAP	NAP	1.05x	70.2%
5. Cherry Grove Apartments	$24,678,930	0.8%	NAP	NAP	NAP	NAP	$1,300,000	CBA – Mezzanine Finance, LLC	1.11x	80.9%
6. Park Place LaPalma	$8,223,932	0.3%	NAP	NAP	NAP	NAP	$535,000	CBA – Mezzanine Finance, LLC	1.08x	81.9%
7. Gaffney Portfolio	$5,325,697	0.2%	NAP	NAP	NAP	NAP	$350,000	CBA – Mezzanine Finance, LLC	1.14x	81.1%

(1)	Reflects those Non-Trust Loans (the ‘‘Pari Passu Non-Trust Loans’’) that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the same Loan Combination.

(2)	Reflects those Non-Trust Loans (the ‘‘Senior Non-Trust Loans’’) that are, in each case, (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a senior, but pro rata, basis with the related underlying mortgage loan in the subject Loan Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject Loan Combination, entitled to payment of all accrued interest (other than Default Interest) and the total outstanding principal balance of the Senior Non-Trust Loans in the subject Loan Combination prior to payments of principal and interest being made with respect to the subject underlying mortgage loan.

(3)	Reflects those Non-Trust Loans (the ‘‘Subordinate Non-Trust Loans’’) that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a subordinate, but pro rata, basis with the underlying mortgage loan and any Pari Passu Non-Trust Loan(s) in the subject Loan Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject Loan Combination, generally entitled to payments of principal and interest only following payment of all accrued interest (other than Default Interest) and the total outstanding principal balance of the underlying mortgage loan and any Pari Passu Non-Trust Loan(s) in the subject Loan Combination.

(4)	The 1211 Avenue of the Americas Mortgage Loan is one of two (2) mortgage loans comprising the 1211 Avenue of the Americas Loan Combination that includes: (a) the 1211 Avenue of the Americas Mortgage Loan; and (b) the 1211 Avenue of the Americas Non-Trust Loan, with an original principal balance of $400,000,000, which is a Pari Passu Non-Trust Loan. The aggregate cut-off date principal balance of the 1211 Avenue of the Americas Loan Combination is $675,000,000.

(5)	The Extendicare Portfolio Mortgage Loan is one of two (2) mortgage loans comprising the Extendicare Portfolio Loan Combination that includes: (a) the Extendicare Portfolio Mortgage Loan; and (b) the Extendicare Portfolio Non-Trust Loan, with an original principal balance of $250,000,000, which is a Pari Passu Non-Trust Loan. The aggregate cut-off date principal balance of the Extendicare Portfolio Loan Combination is $500,000,000.

(6)	The Reston Town Center Mortgage Loan is one of two (2) mortgage loans comprising the Reston Town Center Loan Combination that includes: (a) the Reston Town Center Mortgage Loan; and (b) the Reston Town Center Non-Trust Loan, with an original principal balance of $89,750,000, which is a Subordinate Non-Trust Loan. The aggregate cut-off date principal balance of the Reston Town Center Loan Combination is $211,250,000.

(7)	The Triangle Town Center Subordinate Tranche Mortgage Loan is one of three (3) mortgage loans comprising the Triangle Town Center Loan Combination that includes: (a) the Triangle Town Center Subordinate Tranche Mortgage Loan; (b) the Triangle Town Center Note A Senior Non-Trust Loan, with an original principal balance of $127,034,076, which is a Senior Non-Trust Loan; and (c) the Triangle Town Center Note B-1 Senior Non-Trust Loan, with an original principal balance of $43,965,924, which is a Senior Non-Trust Loan. The Triangle Town Center Subordinate Tranche Mortgage Loan is, in general, subordinate to both of the Triangle Town Center Senior Non-Trust Loans. The Triangle Town Center Note B-1 Senior Non-Trust Loan is, in general, subordinate to the Triangle Town Center Note A Senior Non-Trust Loan. The aggregate cut-off date principal balance of the Triangle Town Center Loan Combination is $200,000,000.

(8)	Expected to be included in a separate commercial mortgage securitization.

Set forth below is a brief description of the co-lender arrangement regarding the underlying mortgage loans that are each part of a Loan Combination.

The 1211 Avenue of the Americas Loan Combination.    The 1211 Avenue of the Americas Mortgage Loan is part of a Loan Combination comprised of two (2) mortgage loans that are both secured by the 1211 Avenue of the Americas Mortgaged Property, identified in this offering prospectus as the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan. The 1211 Avenue of the Americas Mortgage Loan will be serviced, along with the 1211 Avenue of the Americas Non-Trust Loan, under the series 2006-C6 pooling and servicing agreement, which is the governing document for the securitization transaction involving the 1211 Avenue of the Americas Non-Trust Loan. See ‘‘—Significant Underlying Mortgage Loans—The 1211 Avenue of the Americas Mortgage Loan’’ above for a more detailed description of the 1211 Avenue of the Americas Mortgage Loan. See also ‘‘Servicing of the 1211 Avenue of the Americas Loan Combination and the Triangle Town Center Loan Combination’’ in this offering prospectus for a more detailed description of certain rights of the 1211 Avenue of the Americas Non-Trust Loan Noteholder.

Co-Lender Agreement.    The 1211 Avenue of the Americas Co-Lender Agreement, dated as of September 11, 2006, between the two holders of the mortgage loans comprising the 1211 Avenue of the Americas Loan Combination, generally provides that:

•	Consent Rights. Subject to certain limitations, the related Loan Combination Controlling Party will have the ability to advise and direct the series 2006-C6 master servicer and/or the 2006-C6 special servicer with respect to certain specified servicing actions regarding the 1211 Avenue of the Americas Loan Combination, including those involving foreclosure or material modification of the 1211 Avenue of the Americas Loan Combination. As of any date of determination, the Loan Combination Controlling Party for the 1211 Avenue of the Americas Loan Combination will be the holder of the 1211 Avenue of the Americas Mortgage Loan and the holder of the 1211 Avenue of the Americas Non-Trust Loan, acting jointly (directly or through representatives, which representative, in the case of the 1211 Avenue of the Americas Mortgage Loan will be, in accordance with the series 2006-C7 pooling and servicing agreement, the series 2006-C7 controlling class representative); provided that, in the event that the holders of the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan have not, within the requisite time period, directly or through representatives, executed a consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2006-C6 special servicer or master servicer, as applicable, will implement such servicing action as it deems to be in accordance with the servicing standard set forth in the series 2006-C6 pooling and servicing agreement, and the decision of such series 2006-C6 special servicer or master servicer, as applicable, will be binding on all such parties.

Priority of Payments.    Pursuant to the 1211 Avenue of the Americas Co-Lender Agreement, all amounts received with respect to the 1211 Avenue of the Americas Loan Combination will generally be allocated between the two (2) mortgage loans comprising the 1211 Avenue of the Americas Loan Combination on a pro rata and pari passu basis.

The Extendicare Portfolio Loan Combination.    The Extendicare Portfolio Mortgage Loan is part of a Loan Combination comprised of two (2) mortgage loans that are both secured by the Extendicare Portfolio Mortgaged Properties, identified in this offering prospectus as the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loan. See ‘‘—Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loan’’ above for a more detailed description of the Extendicare Portfolio Mortgage Loan. See also ‘‘The Series 2006-C7 Pooling and Servicing Agreement—The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus for a more detailed description of certain rights of the Extendicare Portfolio Non-Trust Loan Noteholder. The Extendicare Portfolio Non-Trust Loan will be serviced, along with the Extendicare Portfolio Mortgage Loan, under the series 2006-C7 pooling and servicing agreement by the master servicer and the special servicer, generally as if that Non-Trust Loan was a mortgage loan in the trust.

Co-Lender Agreement.    The Extendicare Portfolio Co-Lender Agreement, dated as of November 13, 2006, between the two holders of the mortgage loans comprising the Extendicare Portfolio Loan Combination, generally provides that:

•	Consent Rights. Subject to certain limitations, the related Loan Combination Controlling Party will have the ability to advise and direct the series 2006-C7 master servicer and/or the 2006-C7 special servicer with respect to certain specified servicing actions regarding the Extendicare Portfolio Loan Combination, including those involving foreclosure or material modification of the Extendicare Portfolio Loan Combination. As of any date of determination, the Loan Combination Controlling Party for the Extendicare Portfolio Loan Combination will be the holder of the Extendicare Portfolio Mortgage Loan and the holder of the Extendicare Portfolio Non-Trust Loan, acting jointly (directly or through representatives, which representative, in the case of the Extendicare Portfolio Mortgage Loan will be, in accordance with the series 2006-C7 pooling and servicing agreement, the series 2006-C7 controlling class representative); provided that, in the event that the holders of the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loan have not, within the requisite time period, directly or through representatives, executed a consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2006-C7 special servicer or master servicer, as applicable, will implement such servicing action as it deems to be in accordance with the Servicing Standard, and the decision of such series 2006-C7 special servicer or master servicer, as applicable, will be binding on all such parties.

Priority of Payments.    Pursuant to the Extendicare Portfolio Co-Lender Agreement, all amounts received with respect to the Extendicare Portfolio Loan Combination will generally be allocated between the two (2) mortgage loans comprising the Extendicare Portfolio Loan Combination on a pro rata and pari passu basis.

The Reston Town Center Loan Combination.    The Reston Town Center Mortgage Loan is part of a Loan Combination comprised of two (2) mortgage loans that are both secured by the Reston Town Center Mortgaged Property, identified in this offering prospectus as the Reston Town Center Mortgage Loan and the Reston Town Center Non-Trust Loan. See ‘‘—Significant Underlying Mortgage Loans—The Reston Town Center Mortgage Loan’’ above for a more detailed description of the Reston Town Center Mortgage Loan. See also ‘‘The Series 2006-C7 Pooling and Servicing Agreement—The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus for a more detailed description of certain rights of the Reston Town Center Non-Trust Loan Noteholder. The Reston Town Center Non-Trust Loan will be serviced, along with the Reston Town Center Mortgage Loan, under the series 2006-C7 pooling and servicing agreement by the master servicer and the special servicer, generally as if that Non-Trust Loan was a mortgage loan in the trust (provided, however, that neither the master servicer nor the trustee will be required to make P&I advances with respect to such Non-Trust Loan).

Co-Lender Agreement.    The holders of the Reston Town Center Mortgage Loan and the Reston Town Center Non-Trust Loan are bound by the terms and provisions of the Reston Town Center Co-Lender Agreement, dated as of September 26, 2006. The Reston Town Center Co-Lender Agreement generally includes the following provisions, among others:

•	Consent Rights. The Loan Combination Controlling Party for the Reston Town Center Loan Combination will have the ability to advise and direct the series 2006-C7 master servicer and/or special servicer with respect to certain specified servicing actions regarding the Reston Town Center Loan Combination, including those involving foreclosure or material modification of the Reston Town Center Mortgage Loan and the Reston Town Center

Non-Trust Loan (see ‘‘The Series 2006-C7 Pooling and Servicing Agreement—The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus), subject to certain conditions described in the Reston Town Center Co-Lender Agreement. As of any date of determination, the Loan Combination Controlling Party for the Reston Town Center Loan Combination will be (A) the Reston Town Center Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the Reston Town Center Non-Trust Loan, net of any existing Appraisal Reduction Amount with respect to the Reston Town Center Loan Combination, is equal to or greater than 25% of an amount equal to (i) the original principal balance of the Reston Town Center Non-Trust Loan, less (ii) any principal payments made by the Reston Town Center Borrower and received on and allocated to the Reston Town Center Non-Trust Loan, and (B) otherwise, the holder of the Reston Town Center Mortgage Loan or its designee (which designee, in accordance with the series 2006-C7 pooling and servicing agreement, will be the series 2006-C7 controlling class representative).

•	Purchase Option. If and for so long as the Reston Town Center Loan Combination is specially serviced and, further, upon the date when a scheduled payment on the Reston Town Center Loan Combination becomes at least 60 days delinquent, the Reston Town Center Non-Trust Loan Noteholder (or its assignee) will have the option to purchase the Reston Town Center Mortgage Loan at a price generally equal to the unpaid principal balance of the Reston Town Center Mortgage Loan, together with all accrued unpaid interest on the Reston Town Center Mortgage Loan (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2006-C7 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

•	Cure Rights. The Reston Town Center Non-Trust Loan Noteholder has the assignable right to cure (i) a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by the Reston Town Center Non-Trust Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default and (ii) a non-monetary default within 30 days of the receipt by the Reston Town Center Non-Trust Noteholder of notice of the subject event of default; provided that no more than (A) three consecutive cure events are permitted, and (B) eight cure events are permitted during the term of the Reston Town Center Loan Combination.

•	Replacement of Special Servicer. The Reston Town Center Non-Trust Loan Noteholder (for so long as it is the related Loan Combination Controlling Party) may replace the Special Servicer with respect to the Reston Town Center Loan Combination only, subject to satisfaction of the conditions set forth under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this offering prospectus.

Priority of Payments.    Pursuant to the Reston Town Center Co-Lender Agreement, following the allocation of payments to each mortgage loan in the Reston Town Center Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the Reston Town Center Mortgage Loan and the Reston Town Center Non-Trust Loan Noteholder has not cured those defaults or (b) certain non-monetary events of default with respect to the Reston Town Center Mortgage Loan at a time when the Reston Town Center Mortgage Loan is being specially serviced, collections on the Reston Town Center Loan Combination will generally be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Reston Town Center Mortgage Loan and the Reston Town Center Non-Trust Loan generally in the following manner:

•	first, to the Reston Town Center Mortgage Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the Reston Town Center Mortgage Loan, in an amount equal to (a) all scheduled principal payments attributable to the Reston Town Center Mortgage Loan in accordance with the related loan documents or the Reston Town Center Co-Lender Agreement, as applicable, (b) all voluntary principal prepayments attributable to the Reston Town Center Mortgage Loan in accordance with the related loan documents or the Reston Town Center Co-Lender Agreement, as applicable, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Reston Town Center Mortgage Loan in accordance with the related loan documents or the Reston Town Center Co-Lender Agreement, as applicable and (d) on the maturity date, all principal payments attributable to the Reston Town Center Mortgage Loan in accordance with the related loan documents or the Reston Town Center Co-Lender Agreement, as applicable, with (in each case) principal to be attributable to the Reston Town Center Mortgage Loan under the related loan documents or the Reston Town Center Co-Lender Agreement, as applicable, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the Reston Town Center Loan Combination;

•	third, to the Reston Town Center Non-Trust Loan, up to the amount of any unreimbursed cure payments made by the Reston Town Center Non-Trust Loan Noteholder with respect to the Reston Town Center Loan Combination pursuant to the Reston Town Center Co-Lender Agreement or the applicable servicing agreement;

•	fourth, to the Reston Town Center Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fifth, to the Reston Town Center Non-Trust Loan, in an amount equal to (a) all scheduled principal payments attributable to the Reston Town Center Non-Trust Loan in accordance with the related loan documents or the Reston Town Center Co-Lender Agreement, as applicable, (b) all voluntary principal prepayments attributable to the Reston Town Center Non-Trust Loan in accordance with the related loan documents or the Reston Town Center Co-Lender Agreement, as applicable, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Reston Town Center Non-Trust Loan in accordance with the related loan documents or the Reston Town Center Co-Lender Agreement, as applicable and (d) on the maturity date, all principal payments attributable to the Reston Town Center Non-Trust Loan in accordance with the related loan documents or the Reston Town Center Co-Lender Agreement, as applicable, with (in each case) principal to be attributable to the Reston Town Center Non-Trust Loan under the related loan documents or the Reston Town Center Co-Lender Agreement, as applicable, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the Reston Town Center Loan Combination;

•	sixth, to the Reston Town Center Mortgage Loan, any prepayment consideration attributable to the Reston Town Center Mortgage Loan in accordance with the related loan documents or the Reston Town Center Co-Lender Agreement, as applicable;

•	seventh, to the Reston Town Center Non-Trust Loan, any prepayment consideration attributable to the Reston Town Center Non-Trust Loan in accordance with the related loan documents or the Reston Town Center Co-Lender Agreement, as applicable;

•	eighth, to the Reston Town Center Mortgage Loan, any late payment charges and Default Interest due in respect of the Reston Town Center Mortgage Loan in accordance with the related loan documents or the Reston Town Center Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	ninth, to the Reston Town Center Non-Trust Loan, any late payment charges and Default Interest due in respect of the Reston Town Center Non-Trust Loan in accordance with the related loan documents or the Reston Town Center Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement); and

•	tenth, for such remaining purposes as are provided in the Reston Town Center Co-Lender Agreement.

Pursuant to the Reston Town Center Co-Lender Agreement, during the existence of: (a) certain monetary events of default with respect to the Reston Town Center Mortgage Loan and the Reston Town Center Non-Trust Loan Noteholder has not cured those defaults or (b) certain non-monetary events of default with respect to the Reston Town Center Mortgage Loan at a time when the Reston Town Center Mortgage Loan is being specially serviced, collections on the Reston Town Center Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Reston Town Center Mortgage Loan and the Reston Town Center Non-Trust Loan generally in the following manner:

•	first, to the Reston Town Center Mortgage Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the unpaid principal balance thereof (net of related master servicing fees);

•	second, to the Reston Town Center Mortgage Loan, in an amount equal to the unpaid principal balance thereof, until such principal balance has been reduced to zero;

•	third, to the Reston Town Center Non-Trust Loan, up to the amount of any cure payments made by the Reston Town Center Non-Trust Loan Noteholder with respect to the Reston Town Center Loan Combination pursuant to the Reston Town Center Co-Lender Agreement or the applicable servicing agreement;

•	fourth, to the Reston Town Center Non-Trust Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the unpaid principal balance thereof (net of related master servicing fees);

•	fifth, to the Reston Town Center Non-Trust Loan in an amount equal to the unpaid principal balance thereof, until such principal balance has been reduced to zero;

•	sixth, to the Reston Town Center Mortgage Loan, any prepayment consideration attributable to the Reston Town Center Mortgage Loan in accordance with the related loan documents or the Reston Town Center Co-Lender Agreement, as applicable;

•	seventh, to the Reston Town Center Non-Trust Loan, any prepayment consideration attributable to the Reston Town Center Non-Trust Loan in accordance with the related loan documents or the Reston Town Center Co-Lender Agreement, as applicable;

•	eighth, to the Reston Town Center Mortgage Loan, any late payment charges and Default Interest due in respect of the Reston Town Center Mortgage Loan in accordance with the related loan documents or the Reston Town Center Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	ninth, to the Reston Town Center Non-Trust Loan, any late payment charges and Default Interest due in respect of the Reston Town Center Non-Trust Loan in accordance with the related loan documents or the Reston Town Center Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	tenth, to the Reston Town Center Mortgage Loan, any other amounts paid by the related borrower and due in respect of the Reston Town Center Mortgage Loan;

•	eleventh, to the Reston Town Center Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the Reston Town Center Non-Trust Loan; and

•	twelfth, for such remaining purposes as are provided in the Reston Town Center Co-Lender Agreement.

The Triangle Town Center Loan Combination.    The Triangle Town Center Loan Combination is comprised of three (3) mortgage loans that are each secured by the same mortgage instruments on the related mortgaged real properties: (i) the Triangle Town Center Subordinate Tranche Mortgage Loan; (ii) the Triangle Town Center Note B-1 Senior Non-Trust Mortgage Loan, which is generally senior in right of payment to the Triangle Town Center Subordinate Tranche Mortgage Loan; and (iii) the Triangle Town Center Note A Senior Non-Trust Mortgage Loan, which is generally senior in right of payment to the Triangle Town Center Subordinate Tranche Mortgage Loan and the Triangle Town Center Note B-1 Senior Non-Trust Mortgage Loan. The Triangle Town Center Loan Combination will be serviced under the series 2006-C1 pooling and servicing agreement. See ‘‘Servicing of the 1211 Avenue of the Americas Loan Combination and the Triangle Town Center Loan Combination’’ for a more detailed description of the servicing of the Triangle Town Center Loan Combination.

Co-Lender Agreement.    The holders of the Triangle Town Center Subordinate Tranche Mortgage Loan and the Triangle Town Center Non-Trust Loans are bound by the terms and provisions of a Co-Lender Agreement, dated as of January 6, 2005, as modified by a Noteholders Priority Agreement dated in November 2006 (collectively, the ‘‘Triangle Town Center Co-Lender Agreement’’), which generally provides that:

•	Consent Rights. The Loan Combination Controlling Party for the Triangle Town Center Loan Combination will have the ability to advise and direct the series 2006-C1 master servicer and/or special servicer with respect to certain specified servicing actions regarding the Triangle Town Center Loan Combination, including those involving foreclosure or material modification of the related underlying mortgage loan and the related Non-Trust Loans. As of any date of determination, the Loan Combination Controlling Party will be: (A) the holder of the Triangle Town Center Subordinate Tranche Mortgage Loan or its designee (which designee, in accordance with the series 2006-C7 pooling and servicing agreement, will be the series 2006-C7 controlling class representative), if and for so long as the unpaid principal balance of the Triangle Town Center Subordinate Tranche Mortgage Loan, net of any existing Appraisal Reduction Amount with respect to the Triangle Town Center Loan Combination, is equal to or greater than 25.0% of the original principal balance of the Triangle Town Center Subordinate Tranche Mortgage Loan; (B) the holder of the Triangle Town Center Note B-1 Senior Non-Trust Loan or its designee, if and for so long as the aggregate unpaid principal balance of the Triangle Town Center Note B-1 Senior Non-Trust Loan and the Triangle Town Center Subordinate Tranche Mortgage Loan, net of any existing Appraisal Reduction Amount with respect to the Triangle Town Center Loan Combination, is equal to or greater than 25.0% of the aggregate original principal balance of the Triangle Town Center Note B-1 Senior Non-Trust Loan and the Triangle Town Center Subordinate Tranche Mortgage Loan; and (C) otherwise, the holder of the Triangle Town Center Note A Senior Non-Trust Loan.

•	Purchase Option. If and for so long as the Triangle Town Center Loan Combination is specially serviced and, further, upon the date when a scheduled payment on such Loan Combination becomes at least 60 days delinquent, the Loan Combination Controlling Party will have the option to purchase the Triangle Town Center Note A Senior Non-Trust Loan, provided that if the Loan Combination Controlling Party is the holder of the Triangle Town Center Subordinate Tranche Mortgage Loan or its designee, the Loan Combination Controlling Party or its designee will also be required to purchase the Triangle Town Center Note B-1 Senior Non-Trust Loan, at a price generally equal to the unpaid principal balance of the Triangle Town Center Note A Senior Non-Trust Loan (and, if the Loan Combination Controlling Party is the holder of the Triangle Town Center Subordinate Tranche Mortgage Loan or its designee, the Triangle Town Center Note B-1 Senior Non-Trust Loan), together with all accrued unpaid interest thereon (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2006-C1 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges); provided that, if the Loan Combination Controlling Party is the holder of the Triangle Town Center Subordinate Tranche Mortgage Loan or its designee or the holder of the Triangle Town Center Note B-1 Senior Non-Trust Loan or its designee, and if the Loan Combination Controlling Party does not exercise such purchase option within 45 days, then the other such holder will have the right to exercise such purchase option, subject to the terms of the Triangle Town Center Co-Lender Agreement.

•	Cure Rights. The related Loan Combination Controlling Party has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by the Loan Combination Controlling Party of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that no more than (x) three consecutive cure events are permitted, (y) seven cure events are permitted during the term of the Triangle Town Center Loan Combination and (z) four cure events, whether or not consecutive, in any 12 month period are permitted. In addition, for so long as the holder of the Triangle Town Center Subordinate Tranche Mortgage Loan or the Triangle Town Center Note B-1 Senior Non-Trust Loan is the Loan Combination Controlling Party, if such Loan Combination Controlling Party does not exercise such cure right within eight (8) business days of the later of (a) receipt by the Loan Combination Controlling Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default, the other such holder shall have such right to cure such default within the remaining two business days of the time limits set forth in the first sentence of this paragraph.

•	Replacement of Special Servicer. The related Loan Combination Controlling Party may replace the series 2006-C1 special servicer with respect to the Triangle Town Center Loan Combination only, subject to satisfaction of the conditions set forth in the series 2006-C1 pooling and servicing agreement.

Priority of Payments.    Pursuant to the Triangle Town Center Co-Lender Agreement, following the allocation of payments to each mortgage loan in the subject Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the Triangle Town Center Note A Senior Non-Trust Loan (and the holder of the Triangle Town Center Subordinate Tranche Mortgage Loan or the Triangle Town Center Note B-1 Senior Non-Trust Loan has not cured those defaults) or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the Triangle Town Center Note A Senior Non-Trust Loan is being specially serviced, collections on the Triangle Town Center Loan Combination will generally be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Triangle Town Center Subordinate Tranche Mortgage Loan, the Triangle Town Center Note A Senior Non-Trust Loan and the Triangle Town Center Note B-1 Senior Non-Trust Loan generally in the following manner:

•	first, to the Triangle Town Center Note A Senior Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the Triangle Town Center Note A Senior Non-Trust Loan, in an amount equal to (a) its pro rata share, based on principal balances, of all scheduled principal payments received with respect to the Triangle Town Center Loan Combination, (b) its pro rata share, based on principal balances, of all voluntary principal prepayments received with respect to the Triangle Town Center Loan Combination, (c) its pro rata share, based on principal balances, of all unscheduled principal payments on account of the application of insurance or condemnation proceeds received with respect to the Triangle Town Center Loan Combination, and (d) its pro rata share, based on principal balances, of the principal portion of any balloon payment received with respect to the Triangle Town Center Loan Combination;

•	third, to the Triangle Town Center Note B-1 Senior Non-Trust Loan, up to the amount of any cure payments made by the holder of the Triangle Town Center Note B-1 Senior Non-Trust Loan;

•	fourth, to the Triangle Town Center Note B-1 Senior Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fifth, to the Triangle Town Center Note B-1 Senior Non-Trust Loan, in an amount equal to (a) its pro rata share, based on principal balances, of all scheduled principal payments received with respect to the Triangle Town Center Loan Combination, (b) its pro rata share, based on principal balances, of all voluntary principal prepayments received with respect to the Triangle Town Center Loan Combination, (c) its pro rata share, based on principal balances, of all unscheduled principal payments on account of the application of insurance or condemnation proceeds received with respect to the Triangle Town Center Loan Combination, and (d) its pro rata share, based on principal balances, of the principal portion of any balloon payment received with respect to the Triangle Town Center Loan Combination;

•	sixth, to the Triangle Town Center Subordinate Tranche Mortgage Loan, up to the amount of any cure payments made by the holder of the Triangle Town Center Subordinate Tranche Mortgage Loan;

•	seventh, to the Triangle Town Center Subordinate Tranche Mortgage Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	eighth, to the Triangle Town Center Subordinate Tranche Mortgage Loan, in an amount equal to (a) its pro rata share, based on principal balances, of all scheduled principal payments received with respect to the Triangle Town Center Loan Combination, (b) its pro rata share, based on principal balances, of all voluntary principal prepayments received with respect to the Triangle Town Center Loan Combination, (c) its pro rata share, based on principal balances, of all unscheduled principal payments on account of the application of insurance or condemnation proceeds received with respect to the Triangle Town Center Loan Combination, and (d) its pro rata share, based on principal balances, of the principal portion of any balloon payment received with respect to the Triangle Town Center Loan Combination;

•	ninth, to the Triangle Town Center Note A Senior Non-Trust Loan, its pro rata share, based on principal balances, of any prepayment consideration actually paid with respect to the Triangle Town Center Loan Combination;

•	tenth, to the Triangle Town Center Note A Senior Non-Trust Loan, its pro rata share, based on principal balances, of any late payment charges and Default Interest received with respect to the Triangle Town Center Loan Combination (after application as provided in the applicable servicing agreement);

•	eleventh, to the Triangle Town Center Note B-1 Senior Non-Trust Loan, its pro rata share, based on principal balances, of any prepayment consideration actually paid with respect to the Triangle Town Center Loan Combination;

•	twelfth, to the Triangle Town Center Note B-1 Senior Non-Trust Loan, its pro rata share, based on principal balances, of any late payment charges and Default Interest received with respect to the Triangle Town Center Loan Combination (after application as provided in the applicable servicing agreement);

•	thirteenth, to the Triangle Town Center Subordinate Tranche Mortgage Loan, its pro rata share, based on principal balances, of any prepayment consideration actually paid with respect to the Triangle Town Center Loan Combination;

•	fourteenth, to the Triangle Town Center Subordinate Tranche Mortgage Loan, its pro rata share, based on principal balances, of any late payment charges and Default Interest received with respect to the Triangle Town Center Loan Combination (after application as provided in the applicable servicing agreement); and

•	fifteenth, to the Triangle Town Center Note A Senior Non-Trust Loan, the Triangle Town Center Note B-1 Senior Non-Trust Loan and the Triangle Town Center Subordinate Tranche Mortgage Loan, pro rata and pari passu (calculated based on their respective principal balances), any remaining amount allocated between such mortgage loans.

Pursuant to the Triangle Town Center Co-Lender Agreement, following the allocation of payments to each mortgage loan in the subject Loan Combination in accordance with the related loan documents, during the existence of either (a) certain monetary events of default as to the Triangle Town Center Note A Senior Non-Trust Loan (and the holder of the Triangle Town Center Subordinate Tranche Mortgage Loan or the Triangle Town Center Note B-1 Senior Non-Trust Loan has not cured those defaults) or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the Triangle Town Center Note A Senior Non-Trust Loan is being specially serviced, collections on the Triangle Town Center Loan Combination will generally be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Triangle Town Center Subordinate Tranche Mortgage Loan, the Triangle Town Center Note A Senior Non-Trust Loan and the Triangle Town Center Note B-1 Senior Non-Trust Loan generally in the following manner:

•	first, to the Triangle Town Center Note A Senior Non-Trust Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the unpaid principal balance thereof (net of related master servicing fees);

•	second, to the Triangle Town Center Note A Senior Non-Trust Loan, in an amount equal to the unpaid principal balance thereof, until such principal balance has been reduced to zero;

•	third, to the Triangle Town Center Note B-1 Senior Non-Trust Loan, up to the amount of any cure payment made by the holder of the Triangle Town Center Note B-1 Senior Non-Trust Loan;

•	fourth, to the Triangle Town Center Note B-1 Senior Non-Trust Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the unpaid principal balance thereof (net of related master servicing fees);

•	fifth, to the Triangle Town Center Note B-1 Senior Non-Trust Loan, in an amount equal to the unpaid principal balance thereof, until such principal balance has been reduced to zero;

•	sixth, to the Triangle Town Center Subordinate Tranche Mortgage Loan, up to the amount of any cure payment made by the holder of the Triangle Town Center Subordinate Tranche Mortgage Loan;

•	seventh, to the Triangle Town Center Subordinate Tranche Mortgage Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the unpaid principal balance thereof (net of related master servicing fees);

•	eighth, to the Triangle Town Center Subordinate Tranche Mortgage Loan, in an amount equal to the unpaid principal balance thereof, until such principal balance has been reduced to zero;

•	ninth, to the Triangle Town Center Note A Senior Non-Trust Loan, its pro rate share, based on principal balances, of any prepayment consideration actually paid with respect to the Triangle Town Center Loan Combination;

•	tenth, to the Triangle Town Center Note A Senior Non-Trust Loan, its pro rate share, based on principal balances, of any late payment charges and Default Interest received with respect to the Triangle Town Center Loan Combination;

•	eleventh, to the Triangle Town Center Note B-1 Senior Non-Trust Loan, its pro rate share, based on principal balances, of any prepayment consideration actually paid with respect to the Triangle Town Center Loan Combination;

•	twelfth, to the Triangle Town Center Note B-1 Senior Non-Trust Loan, its pro rate share, based on principal balances, of any late payment charges and Default Interest received with respect to the Triangle Town Center Loan Combination;

•	thirteenth, to the Triangle Town Center Subordinate Tranche Mortgage Loan, its pro rate share, based on principal balances, of any prepayment consideration actually paid with respect to the Triangle Town Center Loan Combination;

•	fourteenth, to the Triangle Town Center Subordinate Tranche Mortgage Loan, its pro rate share, based on principal balances, of any late payment charges and Default Interest received with respect to the Triangle Town Center Loan Combination;

•	fifteenth, to the Triangle Town Center Note A Senior Non-Trust Loan, its pro rata share, based on principal balances, of any other amounts paid by the related borrower;

•	sixteenth, to the Triangle Town Center Note B-1 Senior Non-Trust Loan, its pro rata share, based on principal balances, of any other amounts paid by the related borrower;

•	seventeenth, to the Triangle Town Center Subordinate Tranche Mortgage Loan, its pro rata share, based on principal balances, of any other amounts paid by the related borrower; and

•	eighteenth, to the Triangle Town Center Note A Senior Non-Trust Loan, the Triangle Town Center Note B-1 Senior Non-Trust Loan and the Triangle Town Center Subordinate Tranche Mortgage Loan, pro rata and pari passu (calculated based on their respective principal balances), any remaining amount allocated between such mortgage loans.

The MezzCap Loan Combinations.    There are three (3) underlying mortgage loans, which respectively represent 0.8%, 0.3% and 0.2% of the Initial Mortgage Pool Balance, that are secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Cherry Grove Apartments, Park Place LaPalma and Gaffney Portfolio, respectively. In each case, the related borrower has encumbered the subject mortgaged real property with junior debt, which constitutes the related Subordinate Non-Trust Loan. In each case, the aggregate debt consisting of the underlying mortgage loan and the related Subordinate Non-Trust Loan, which two mortgage loans constitute a Loan Combination, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include each of the underlying mortgage loans in the trust fund. Each of those Subordinate Non-Trust Loans was sold immediately after origination to CBA-Mezzanine Capital Finance, LLC, and will not be included in the trust fund. We refer to each of those Loan Combinations as a ‘‘MezzCap Loan Combination.’’

In the case of each MezzCap Loan Combination, the underlying mortgage loan and related Subordinate Non-Trust Loan are cross-defaulted. Each such Subordinate Non-Trust Loan has the same maturity date and prepayment structure as the related underlying mortgage loan. For purposes of the information presented in this offering prospectus with respect to each underlying mortgage loan that is part of a MezzCap Loan Combination, unless the context clearly indicates otherwise, the loan-to-value ratio and debt service coverage ratio information reflects only that underlying mortgage loan and does not take into account the related Subordinate Non-Trust Loan.

In the case of each MezzCap Loan Combination, the trust, as the holder of the related underlying mortgage loan, and the holder of the related Subordinate Non-Trust Loan are parties to an intercreditor agreement, which we refer to as a Co-Lender Agreement. The servicing and administration of each underlying mortgage loan (and, to the extent described below, the related Subordinate Non-Trust Loan) that is part of a MezzCap Loan Combination will be performed by the master servicer (and, in the case of the related Subordinate Non-Trust Loan, on behalf of the holder of that loan). The master servicer will be required to collect payments with respect to any Subordinate Non-Trust Loan following the occurrence of certain events of default with respect to the related MezzCap Loan Combination set forth in the related Co-Lender Agreement, each of which events of default is referred to as a MezzCap Material Default. The following describes certain provisions of the Co-Lender Agreements for the MezzCap Loan Combinations.

Priority of Payments.    The rights of the holder of each Subordinate Non-Trust Loan that is part of a MezzCap Loan Combination to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related underlying mortgage loan to receive such amounts. So long as an MezzCap Material Default has not occurred or, if an MezzCap Material Default has occurred but is no longer continuing with respect to a MezzCap Loan Combination, the borrower under the subject MezzCap Loan Combination will be required to make separate payments of principal and interest to the holder of the related underlying mortgage loan and Subordinate Non-Trust Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust as the holder of the underlying mortgage loans. Any voluntary principal prepayments will be applied as provided in the related loan documents; provided that any prepayment resulting from the payment of insurance proceeds or condemnation awards or accepted during the continuance of an event of default will be applied as though there were an existing MezzCap Material Default. If a MezzCap Material Default occurs and is continuing with respect to a MezzCap Loan Combination, then all amounts tendered by the borrower on the related Subordinate Non-Trust Loan will be subordinated to all payments due with respect to the subject underlying mortgage loan and the amounts with respect to the applicable MezzCap Loan Combination will be paid in the following manner:

•	first, to the master servicer, the special servicer or the trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

•	second, to the master servicer and the special servicer, in an amount equal to the accrued and unpaid servicing fees and/or other compensation earned by them;

•	third, to the subject underlying mortgage loan, in an amount equal to interest (other than default interest) due with respect to the subject underlying mortgage loan;

•	fourth, to the subject underlying mortgage loan, in an amount equal to the principal balance of the subject underlying mortgage loan until paid in full;

•	fifth, to the subject underlying mortgage loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the subject underlying mortgage loan;

•	sixth, to the related Subordinate Non-Trust Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the related Subordinate Non-Trust Loan;

•	seventh, to the related Subordinate Non-Trust Loan, in an amount equal to interest (other than default interest) due with respect to the related Subordinate Non-Trust Loan;

•	eighth, to the related Subordinate Non-Trust Loan, in an amount equal to the principal balance of the related Subordinate Non-Trust Loan until paid in full;

•	ninth, to the related Subordinate Non-Trust Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related Subordinate Non-Trust Loan;

•	tenth, to the subject underlying mortgage loan and the related Subordinate Non-Trust Loan, in that order, in an amount equal to any unpaid default interest accrued on the subject underlying mortgage loan and the related Subordinate Non-Trust Loan, respectively; and

•	eleventh, to the subject underlying mortgage loan and the related Subordinate Non-Trust Loan, pro rata, based upon the initial principal balances, any amounts actually collected that represent late payment charges, other than a prepayment premium or default interest, that are not payable to the applicable master servicer, the special servicer or the trustee; and

•	twelfth, any excess, to the subject underlying mortgage loan and the related Subordinate Non-Trust Loan, pro rata, based upon the initial principal balances.

Notwithstanding the foregoing, amounts payable with respect to a Subordinate Non-Trust Loan that is part of a MezzCap Loan Combination will not be available to cover all costs and expenses associated with the related underlying mortgage loan. Unless an MezzCap Material Default exists with respect to a MezzCap Loan Combination, payments of principal and interest with respect to the related Subordinate Non-Trust Loan will be made directly by the borrower to the holder of the related Subordinate Non-Trust Loan and, accordingly, will not be available to cover certain expenses that, upon payment out of the trust fund, will constitute Additional Trust Fund Expenses. For example, a Servicing Transfer Event could occur with respect to a MezzCap Loan Combination, giving rise to special servicing fees, at a time when no MezzCap Material Default exists. In addition, following the resolution of all Servicing Transfer Events (and presumably all MezzCap Material Defaults) with respect to a MezzCap Loan Combination, workout fees would be payable. The special servicer has agreed that special servicing fees, workout fees and principal recovery fees earned with respect to any Subordinate Non-Trust Loan that is part of a MezzCap Loan Combination will be payable solely out of funds allocable thereto. However, special servicing compensation earned with respect to an underlying mortgage loan that is part of a MezzCap Loan Combination, as well as interest on related advances and various other servicing expenses, will be payable out of collections allocable to that underlying mortgage loan and/or general collections on the mortgage pool if collections allocable to the related Subordinate Non-Trust Loan are unavailable or insufficient to cover such items.

If, after the expiration of the right of the holder of any Subordinate Non-Trust Loan that is part of a MezzCap Loan Combination to purchase the related underlying mortgage loan (as described below), the related underlying mortgage loan or the subject Subordinate Non-Trust Loan is modified in connection with a workout so that, with respect to either the related underlying mortgage loan or the subject Subordinate Non-Trust Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of that MezzCap Loan Combination, then all payments to the trust, as the holder of the related underlying mortgage loan, will be made as if the workout did not occur and the payment terms of the related underlying mortgage loan will remain the same. In that case, the holder of the subject Subordinate Non-Trust Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the related underlying mortgage loan or the subject Subordinate Non-Trust Loan attributable to the workout (up to the outstanding principal balance, together with accrued interest, of the subject Subordinate Non-Trust Loan).

So long as a MezzCap Material Default has not occurred with respect to a MezzCap Loan Combination, the master servicer will have no obligation to collect payments with respect to the related Subordinate Non-Trust Loan. A separate servicer of that Subordinate Non-Trust Loan will be responsible for collecting amounts payable in respect of that Subordinate Non-Trust Loan. That servicer will have no servicing duties or obligations with respect to the related underlying mortgage loan or the related mortgaged real property. If an MezzCap Material Default occurs with respect to a MezzCap Loan Combination, the master servicer or the special servicer, as applicable, will (during the continuance of that MezzCap Material Default) collect and distribute payments for both the related underlying mortgage loan and the related Subordinate Non-Trust Loan according to the sequential order of priority provided for in the related Co-Lender Agreement.

Consent Rights.    Subject to certain limitations with respect to modifications and certain rights of the holder of a Subordinate Non-Trust Loan that is part of a MezzCap Loan Combination to purchase the related underlying mortgage loan (as discussed in the next paragraph and under ‘‘—Purchase Option’’ below), the holder of that Subordinate Non-Trust Loan has no voting, consent or other rights with respect to the master servicer’s or special servicer’s administration of, or the exercise of its rights and remedies with respect to, the related MezzCap Loan Combination.

In the case of each MezzCap Loan Combination, the ability of the master servicer or the special servicer, as applicable, to enter into any assumption, amendment, deferral, extension, increase or waiver of any term or provision of the related Subordinate Non-Trust Loan, the related underlying mortgage loan or the related loan documents, is limited by the rights of the holder of the related Subordinate Non-Trust Loan to approve modifications and other actions as contained in the related Co-Lender Agreement; provided that the consent of the holder of a Subordinate Non-Trust Loan will not be required in connection with any modification or other action with respect to the related MezzCap Loan Combination after the expiration of the right of the holder of the related Subordinate Non-Trust Loan to purchase the related underlying mortgage loan; and provided, further, that no consent or failure to provide consent of the holder of the related Subordinate Non-Trust Loan may cause the master servicer or special servicer to violate applicable law or any term of the series 2006-C7 pooling and servicing agreement, including the Servicing Standard. The holder of a Subordinate Non-Trust Loan that is part of the MezzCap Combination may not enter into any assumption, amendment, deferral, extension, increase or waiver of the subject Subordinate Non-Trust Loan or the related loan documents without the prior written consent of the trustee, as holder of the related underlying mortgage loan, acting through the master servicer and/or the special servicer as specified in the series 2006-C7 pooling and servicing agreement.

Purchase Option.    In the case of each MezzCap Loan Combination, upon the occurrence of any one of certain defaults that are set forth in the related Co-Lender Agreement, the holder of the related Subordinate Non-Trust Loan will have the right to purchase the related underlying mortgage loan at a purchase price determined under the related Co-Lender Agreement and generally equal to the sum of (a) the outstanding principal balance of the related underlying mortgage loan, (b) accrued and unpaid interest on the outstanding principal balance of the related underlying mortgage loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer, the special servicer or the trustee with respect to the related mortgaged real property, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject MezzCap Loan Combination by the master servicer or the special servicer in accordance with its duties and related to an event of default, (e) any interest on any unreimbursed P&I advances made by the master servicer or the trustee with respect to the related underlying mortgage loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee’s fees payable under the series 2006-C7 pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee, the special servicer or the master servicer with respect to the subject MezzCap Loan Combination together with advance interest thereon.

Additional Loan and Property Information

Delinquency and Loss Information.    Except as described in the next paragraph, none of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment due thereunder. There has been no forgiveness of interest or principal with respect to the mortgage loans that we intend to include in the trust.

Tenant Matters.    Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust—

•	Two hundred ten (210) of the mortgaged real properties, securing 53.3% of the Initial Mortgage Pool Balance and 62.6% of the Initial Loan Group 1 Balance, respectively, are, in each case, a retail property, an office property or an industrial/warehouse property that has space leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

•	One hundred forty-one (141) of the mortgaged real properties, securing 10.1% of the Initial Mortgage Pool Balance, and 11.8% of the Initial Loan Group 1 Balance, respectively, are entirely or substantially leased to a single tenant.

•	A number of companies are major tenants at more than one of the mortgaged real properties.

•	There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

•	One (1) of the mortgaged real properties, securing 0.5% of the Initial Mortgage Pool Balance is a multifamily rental property that has a material concentration of military personnel. Each of those mortgaged real properties could be adversely affected by the closing of the local military base.

•	Thirteen (13) of the mortgaged real properties, securing 0.9% of the Initial Mortgage Pool Balance, respectively, and 6.4% of the Initial Loan Group 2 Balance, respectively, are each a multifamily rental property that has a material tenant concentration of students. These mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

•	Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. For example, see also ‘‘Description of the Mortgage Pool —Significant Underlying Mortgage Loans’’ and the footnotes to Annex A-1 to this offering prospectus.

•	Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

•	Certain of the mortgaged real properties used for multifamily rental purposes are located in states and/or municipalities where laws or ordinances impose limitations on increases in rent on the rental units of such mortgaged real properties.

•	Three (3) of the mortgaged real properties, securing 0.6% of the Initial Mortgage Pool Balance and 3.7% of the Initial Loan Group 2 Balance, are each a multifamily rental property that, receives rent subsidies from the United States Department of Housing and Urban Development under its Section 8 Housing Assistance Program. Also, in the case of the Royal Crest Apartments mortgage loan, securing 0.2% of the Initial Mortgage Pool Balance and 1.3% of the Initial Loan Group 2 Balance, the mortgaged real property is subject to a requirement that at least 20% of the mortgaged property be reserved for low income tenants, provided that this requirement will cease to apply to the Mortgaged Property after a foreclosure, condemnation or similar event.

•	There may be one or more cases in which the sole tenant or a significant tenant of a related mortgaged property is an agency of the United States Federal Government or a state or local government. Typically the terms of such tenancies are prescribed by the Government Services Administration or the applicable state authority and may contain few or no limitations on the ability of such tenant to terminate the lease and/or vacate the premises and cease the payment of rent.

Leasehold Mortgages.    Six (6) of the mortgage loans that we intend to include in the trust, representing 4.8% of the Initial Mortgage Pool Balance, and 5.6 of the Initial Loan Group 1 Balance and 0.5% of the Initial Loan Group 2 Balance, respectively, as identified on Annex A-1 under the heading ‘‘Ownership Interest’’ as leaseholds are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. In each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

Purchase Options.    With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Sharp Rees-Stealy Building, which mortgage loan represents 0.5% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 1 Balance, the lease between the related borrower and the sole tenant at the mortgaged property gives the tenant an option to purchase the related mortgaged property. If the tenant delivers notice of its intent to exercise this option: (a) a hard lockbox is triggered; and (b) the loan must be prepaid in its entirety with the applicable prepayment consideration on the applicable purchase date. The borrower and the related guarantor are personally liable for the difference between the purchase price and the amount required to satisfy the mortgage loan, including any prepayment consideration.

With respect to the General McMullen Self Storage mortgage loan, representing 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Loan Group 1 Balance respectively, one of the tenants, who is also the property manager, has a purchase option to buy the property with 90 days notice at fair market value.

Rights of First Refusal.    With respect to the mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Park Meadows Village and Mrs. Winners, representing 0.1% of the Initial Mortgage Pool Balance, and 0.1% of the Initial Loan Group 1 Balance, each of the leases between the related borrowers and tenants requires that, in the event the borrowers negotiate a sale of the mortgaged property with a third party, the borrowers are required to provide the related tenant with an opportunity to purchase the mortgaged property at such negotiated price. If such tenant does not accept an offer submitted to it by the borrower within the time period specified in the lease, such right of first refusal shall be considered waived as to that offer; provided, however, that the right of first refusal will be a continuing right as to any subsequent or modified purchase offer. The foregoing right of first purchase will be inapplicable to a transfer of the mortgaged property upon foreclosure of the related mortgage, a transfer upon a deed in lieu of foreclosure, or any other enforcement action under the mortgage but generally will be applicable to any subsequent transfers. With respect to the Walgreens Seguin underlying mortgage loan, representing 0.1% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 1 Balance, respectively, the Walgreen's lease contains a right of first offer which does not exempt from its application a foreclosure or deed in lieu of foreclosure. The related borrower has covenanted to provide an SNDA from Walgreen's which will exclude a foreclosure and deed in lieu of foreclosure from the application of the right of first offer.

Other Financing.    In the case of the underlying mortgage loans described under ‘‘Description of the Mortgage Pool— Loan Combinations’’ above in this offering prospectus, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See ‘‘Risk Factors —Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this offering prospectus, ‘‘—Significant Underlying Mortgage Loans —The 1211 Avenue of the Americas Mortgage Loan,’’ ‘‘—Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loan,’’ ‘‘—Significant Underlying Mortgage Loans—The Reston Town Center Mortgage Loan’’ and ‘‘Description of the Mortgage Pool—Loan Combinations’’ above.

In addition, with respect to the First and Main North, representing 0.6% of the Initial Mortgage Pool Balance and 0.7% of the Initial Loan Group 1 Balance, the borrower is permitted to incur additional secured debt subject to certain loan to value and debt service coverage ratios as well as a subordination and standstill agreement acceptable to the lender.

Except as disclosed under this ‘‘—Other Financing’’ subsection, including as described in the second succeeding paragraph, we are not aware of any other mortgage loans that we intend to include in the trust, as to which there is any additional secured debt encumbering the related mortgaged real property. However, the direct or indirect equity interests in borrowers under some of the underlying mortgage loans have been or are permitted to be pledged to secure mezzanine or affiliate debt. ‘‘Mezzanine debt’’ is debt secured by the principal’s direct ownership interest in a related borrower, and the affiliate debt referred to in this ‘‘—Other Financing’’ section is secured by an entity’s indirect ownership interest in a related borrower.

With respect to the 520 Madison Avenue Mortgage Loan, which mortgage loan represents 15.6% of the Initial Mortgage Pool Balance and 18.3% of the Initial Loan Group 1 Balance, respectively, there are two mezzanine loans secured by a pledge of 100% of the direct and indirect equity interests in the related borrower in the aggregate amount of $50,000,000 (Mezzanine A) and $75,000,000 (Mezzanine B), as further described under ‘‘—Significant Underlying Mortgage Loans—The 520 Madison Ave Mortgage Loan— Mezzanine Financing’’ in this offering prospectus.

With respect to the 1211 Avenue of the Americas Mortgage Loan, which mortgage loan represents 9.0% of the Initial Mortgage Pool Balance and 10.6% of the Initial Loan Group 1 Balance, respectively, there are three mezzanine loans secured by a pledge of 100% of the direct and indirect equity interests in the related borrower in the aggregate amount of $275,000,000 and an unfunded junior mezzanine facility of $25,000,000, as further described under ‘‘—Significant Underlying Mortgage Loans—The 1211 Avenue of the Americas Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

With respect to the Colony Square Mortgage Loan and the Midtown Plaza Mortgage Loan, which mortgage loans together represent 3.8% and 2.1%, respectively, of the Initial Mortgage Pool Balance and 4.5% and 2.5%, respectively, of the Initial Loan Group 1 Balance, there is a joint mezzanine facility loan secured by a pledge of the indirect equity interests in the related borrowers (together with its indirect equity interests in other affiliated borrowers) in the aggregate amount of $35,000,000, as further described under ‘‘—Significant Underlying Mortgage Loan—The Colony Square Mortgage Loan—Mezzanine Financing’’ and ‘‘—Significant Underlying Mortgage Loans—The Midtown Plaza Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

With respect to the Government Property Advisors Portfolio Mortgage Loan, which mortgage loan represents 3.2% of the Initial Mortgage Pool Balance and 3.7% of the Initial Loan Group 1 Balance, respectively, there is mezzanine financing secured by pledges of equity interests in the related borrower in the maximum aggregate principal amount of $20,020,671 as further described under ‘‘—Significant Underlying Mortgage Loans—The Government Advisors Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

With respect to the 175 Fulton Avenue mortgage loan, which mortgage loan represents 0.7% of the Initial Mortgage Pool Balance and 0.8% of the Initial Loan Group 1 Balance, respectively, there is one mezzanine loan secured by a pledge of 100% of the direct and indirect equity interests in the related borrower in the aggregate amount of $3,650,000. The related mezzanine intercreditor agreement provides that (i) the mezzanine lenders are restricted in their ability to transfer their loans, (ii) any foreclosure of the mezzanine loan must comply with the relevant rating agency requirements, (iii) the lender is restricted from modifying the mortgage loan in certain ways without the consent of the mezzanine lenders, (iv) the mezzanine loan documents can be modified in certain ways without the consent of the lender and (v) the mezzanine lenders will have certain cure and purchase and cure rights with respect to the mortgage loan.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this offering prospectus, those mortgage loans, collectively representing 25.1% of the Initial Mortgage Pool Balance, 28.3% of the Initial Loan Group 1 Balance, and 6.5% of the Initial Loan Group 2 Balance, respectively, for which the owners of the related borrowers are permitted to pledge their ownership interests in the borrower as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions:

•	consent of the mortgage lender;

•	satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified amount;

•	subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

•	confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Maximum Combined LTV Ratio Permitted	Minimum Combined DSCR Permitted
1211 Avenue of the Americas	$275,000,000.00	59.8%	1.29	x
Reston Town Center	121,500,000.00	75.0	1.25
Colony Square	116,000,000.00	80.0	N/A
Midtown Plaza	65,000,000.00	80.0	N/A
Santa Maria Plaza	23,500,000.00	80.0	1.20
Citizens Ohio Portfolio 2	9,205,035.00	95.0	1.00
Citizens Michigan Portfolio 5	8,556,920.00	95.0	1.00
Felton's Shopping Center	8,500,000.00	85.0	1.15
Melbourne Village	8,400,000.00	85.0	1.15
Citizens Illinois Portfolio 3	7,878,479.00	95.0	1.00
Citizens Illinois Portfolio 1	7,708,684.39	95.0	1.00
Park Place Plaza	7,200,000.00	85.0	1.15
Citizens Northeast Portfolio	7,076,077.00	95.0	1.00
Preston Racquet Club	5,850,000.00	85.0	1.15
Town West Plaza	5,458,000.00	85.0	1.15
Shenandoah Woods	5,200,000.00	85.0	1.15
Fond du Lac Plaza	5,059,000.00	85.0	1.15
Citizens New York Portfolio 4	4,864,987.00	95.0	1.00
Citizens 15 Portfolio	4,861,024.00	95.0	1.00
Citizens New York Portfolio 1	4,677,051.00	95.0	1.00
Chillicothe Plaza	4,550,000.00	85.0	1.10
Southern Oaks	4,400,000.00	85.0	1.15
Citizens 4 Portfolio	4,278,447.00	95.0	1.00
Lemon Bay	4,100,000.00	85.0	1.15
Citizens New York Portfolio 3	4,088,893.00	95.0	1.00
Citizens 27 Portfolio	3,586,021.00	95.0	1.00
Hidden Pines	3,475,000.00	85.0	1.15
Citizens 22 Portfolio	3,386,165.00	95.0	1.00
Citizens New York Portfolio 2	3,360,685.00	95.0	1.00
Parkview Apartments	3,200,000.00	85.0	1.15
Citizens 21 Portfolio	3,119,763.00	95.0	1.00
Shelley Station	2,800,000.00	85.0	1.15
Citizens 13 Portfolio	2,745,130.00	95.0	1.00
Citizens 14 Portfolio	2,599,151.00	95.0	1.00
Unity Pointe	2,440,000.00	85.0	1.15
Ashley Square	2,420,000.00	85.0	1.15
Crossroads Shopping Center	2,300,000.00	85.0	1.15
Inglewood Village	2,300,000.00	85.0	1.15
Citizens 28 Portfolio	2,216,075.00	95.0	1.00

While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See ‘‘Risk Factors—Risks Relating to the Mortgage Loans—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Real Property’’ in this offering prospectus.

Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, lender may determine the debt service average ratio on the basis of a market-based constant reasonably determined by lender.

In addition, with respect to the Extendicare Portfolio Mortgage Loan, representing 8.2% of the Initial Mortgage Pool Balance and 9.6% of the Initial Loan Group 1 Balance, the ultimate owner of the related borrower has a revolving loan in place in the maximum principal amount of $120,000,000, secured by a pledge of the direct and indirect equity in the operators of the related mortgaged real properties and the indirect equity in the related borrower and the related master tenant, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loan—Revolving Loan’’ below in this offering prospectus.

In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt.

Except as disclosed under this ‘‘—Other Financing’’ subsection, we are not aware of any other mezzanine or affiliate debt affecting borrowers under the mortgage loans that we intend to include in the trust.

In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt, including loans from members or partners, that is in addition to customary trade debt and equipment financing. For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Phoenicia Specialty Foods, representing 0.2% of the Initial Mortgage Pool Balance, and 0.3% of the Initial Loan Group 1 Balance, the related borrower is permitted to incur unsecured intercompany debt in the amount of approximately $1,200,000.00.

Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See ‘‘Risk Factors—Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights’’ in the accompanying base prospectus.

Zoning and Building Code Compliance.    In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator—

•	determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

•	determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator’s judgment constitute adequate security for the related mortgage loan; and/or

•	required law and ordinance insurance.

See ‘‘Risk Factors—Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures’’ in this offering prospectus. See also ‘‘Risk Factors—Some of the Mortgaged Real Properties May Not Comply With All Applicable Zoning Laws and/or Local Building Codes or with the Americans With Disabilities Act of 1990’’ in this offering prospectus, and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Outstanding building and/or fire code violations, in addition to other zoning violations, may exist with respect to some of the mortgaged real properties that secure the underlying mortgage loans. In some, but not all, of those circumstances, the borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan; however, there can be no assurance that the borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties.

In addition, certificates of occupancy or other evidence of compliance with zoning and building codes may not be available for all or for certain portions of some of the mortgaged real properties which secure mortgage loans included in the trust.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements.

However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Lockboxes.    One hundred forty-eight (148) mortgage loans that we intend to include in the trust, representing approximately 88.3% of the Initial Mortgage Pool Balance, generally provide that rents and certain other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:

Type of Lockbox	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
Hard	14	53.0%
Springing Soft	89	25.5%
Springing Hard	44	9.1%
Soft	1	0.7%

•	Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay certain of the items described in clause (a) above, with the remainder disbursed to the borrower. In a few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required (without the requirement of a triggering event) to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

•	Hard/Hotel Lockbox. With respect to hospitality properties only, cash or ‘‘over-the-counter’’ receipts are deposited into the lockbox account by a property manager (which may be affiliated with the borrower), while credit card receivables are deposited directly into a lockbox account) controlled by the lender. In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay the items described in clause (a) above, with the remainder disbursed to the borrower. In very few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

•	Springing Hard Lockbox. Either—

1.	income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a Hard Lockbox with lender cash management; or

2.	a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in certain cases upon lender’s request, following the occurrence of certain triggering events, of a Hard Lockbox with lender cash management.

•	Soft Lockbox. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a Hard Lockbox.

•	Springing Soft Lockbox. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in certain cases upon lender’s request, following the occurrence of certain triggering events, of a Soft Lockbox as described in the preceding bullet.

For the purposes of the foregoing lockbox definitions, examples of triggering events may include one or more of the following:

1.	a failure to pay the related mortgage loan in full on or before any related anticipated repayment date;

2.	a decline, by more than a specified amount, in the net operating income of the related mortgaged real property;

3.	a failure to meet a specified debt service coverage ratio;

4.	a discontinuation of operations, lease default, lease termination, lease non-renewal or similar event involving one or more major tenants; and/or

5.	an event of default under the mortgage loan.

Property, Liability and Other Insurance.    Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

•	property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination), and

2.	the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

•	if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination),

2.	the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

3.	the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

4.	the full insurable replacement cost of the improvements located on the mortgaged real property;

•	comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

•	business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

With respect to most of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties (except that the related borrower may object to the reasonableness of having to maintain insurance against acts of terrorism); (c) a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Eighty-four (84) of the mortgaged real properties, securing 15.0% of the Initial Mortgage Pool Balance, 11.7% of the Initial Loan Group 1 Balance, and 34.1% of the Initial Loan Group 2 Balance, respectively, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, require the related borrower to maintain windstorm insurance.

Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See ‘‘Risk Factors—Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses’’ in the accompanying base prospectus.

The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2006-C7 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers’ title to the subject mortgaged real property.

Assessments of Property Condition

Property Inspections.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

Appraisals.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation’s Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within approximately 12 months of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this offering prospectus.

Environmental Assessments.    With respect to each of the mortgaged real properties securing the underlying mortgage loans, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or conducted a transaction screen, as described under ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this offering prospectus.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition. In addition, in certain cases the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property. Further, in certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. See ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this offering prospectus for a discussion of certain environmental conditions identified at some of the mortgaged real properties securing mortgage loans that we intend to include in our trust.

The information provided by us in this offering prospectus regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to above and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

Environmental Insurance.    As discussed above, certain mortgaged real properties securing the underlying mortgage loans may, in each case, be covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

1.	With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default. Under the policy, a ’’pollution condition’’ is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive. With respect to certain other secured creditor impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

2.	If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

3.	If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See ‘‘—Property, Liability and Other Insurance’’ above.

The premium for the secured creditor impaired property policies described above has been paid in full as of the Issue Date.

Engineering Assessments.    In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm’s estimated cost of the recommended repairs, corrections or replacements to assure their completion.

Assignment of the Underlying Mortgage Loans

On or before the Issue Date, we will acquire, pursuant to one or more mortgage loan purchase agreements—

•	88 mortgage loans, with an aggregate cut-off date principal balance of $1,996,897,422, from the Lehman Mortgage Loan Seller,

•	57 mortgage loans, with an aggregate cut-off date principal balance of $637,523,984, from the UBS Mortgage Loan Seller, and

•	40 mortgage loans, with an aggregate cut-off date principal balance of $409,916,064, from the KeyBank Mortgage Loan Seller.

We will transfer to the trustee, for the benefit of the series 2006-C7 certificateholders, all of the mortgage loans that we so acquire from the Lehman Mortgage Loan Seller, the UBS Mortgage Loan Seller and the KeyBank Mortgage Loan Seller.

In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee, with respect to each UBS Mortgage Loan, the KeyBank Mortgage Loan Seller will be required to deliver to the trustee, with respect to each KeyBank Mortgage Loan, and we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, the following documents, among others:

•	either—

1.	the original promissory note(s) evidencing that mortgage loan, or

2.	if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

•	the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

•	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

•	either—

1.	an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to a mortgage instrument that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording;

•	either—

1.	an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording; and

•	an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a ‘‘marked-up’’ commitment for title insurance or a pro forma policy;

provided that, in the case of the Triangle Town Center Subordinate Tranche Mortgage Loan, the UBS Mortgage Loan Seller will only be obligated to deliver, and in the case of the 1211 Avenue of the Americas Mortgage Loan, we will only be obligated to deliver, the original promissory note evidencing that mortgage loan, a copy of the related Co-Lender Agreement and a copy of the agreement governing the servicing of that mortgage loan.

The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2006-C7 certificateholders and, in the case of a Serviced Loan Combination, also for the benefit of the related Serviced Non-Trust Loan Noteholder(s). Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee’s review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

The above loan documents, among others, with respect to the 1211 Avenue of the Americas Mortgage Loan (with the exception of the original mortgage note evidencing the 1211 Avenue of the Americas Mortgage Loan) have been delivered to the trustee under the series 2006-C6 pooling and servicing agreement, which governs the securitization of a pool of commercial and multifamily mortgage loans that includes the 1211 Avenue of the Americas Non-Trust Loan. The above loan documents, among others, with respect to the Triangle Town Center Subordinate Tranche Mortgage Loan (with the exception of the original mortgage note evidencing the Triangle Town Center Subordinate Tranche Mortgage Loan) have been delivered to the trustee under the series 2006-C1 pooling and servicing agreement, which governs the securitization of a pool of commercial and multifamily mortgage loans that includes the Triangle Town Center Note A Senior Non-Trust Loan.

The trustee may appoint, at the trustee’s expense, one or more custodians to hold all or a portion of the mortgage files as agent for the trustee, which custodian may not be the depositor, any mortgage loan seller or any affiliate of any of them. Neither the master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series 2006-C7 pooling and servicing agreement. The trustee may enter into an agreement to appoint a custodian which is not the trustee, so long as that agreement: (a) is consistent with the series 2006-C7 pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series 2006-C7 pooling and servicing agreement; (b) provides that if the trustee no longer acts in the capacity of trustee hereunder, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under the subject agreement or, alternatively, may terminate that agreement without cause and without payment of any penalty or termination fee; and (c) may provide that the related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent that such indemnification would be permitted for any other agent of the trustee. See ‘‘Description of the Governing Documents— Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series 2006-C7 pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The series 2006-C7 pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in therein. LaSalle itself will act as initial custodian on behalf of the trustee. See ‘‘Transaction Participants—The Trustee’’ in this offering prospectus for a discussion of the procedures to be employed by LaSalle in connection with the safekeeping and preservation of the documents with respect to the underlying mortgage loans.

If, as provided in the series 2006-C7 pooling and servicing agreement—

•	any of the above-described documents required to be delivered by us, the UBS Mortgage Loan Seller or the KeyBank Mortgage Loan Seller to the trustee is not delivered,

•	we, the UBS Mortgage Loan Seller or the KeyBank Mortgage Loan Seller, as applicable, are notified of the missing document, and

•	either (a) we, in the case of a Lehman Mortgage Loan, the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, and the KeyBank Mortgage Loan Seller, in the case of a KeyBank Mortgage Loan, agree that, or (b) an arbitration panel makes a binding determination that, in the case of (a) or (b), such omission materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a document omission that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series 2006-C4 certificates, and (ii) with respect to any notice of a document omission that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice, then the omission will constitute a ‘‘Material Document Omission’’ as to which the trust will have the rights against us, the UBS Mortgage Loan Seller or the KeyBank Mortgage Loan Seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below.

Within a specified period following the later of—

•	the Issue Date, and

•	the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of us, in the case of the Lehman Mortgage Loans, the UBS Mortgage Loan Seller, in the case of the UBS Mortgage Loans, and the KeyBank Mortgage Loan Seller, in the case of the KeyBank Mortgage Loans, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

In addition to the foregoing, the UBS Mortgage Loan Seller will be required to deliver to the master servicer with respect to each UBS Mortgage Loan (other than an Outside Serviced Trust Mortgage Loan), the KeyBank Mortgage Loan Seller will be required to deliver to the master servicer with respect to each KeyBank Mortgage Loan, and we will be required to deliver to the master servicer with respect to each Lehman Mortgage Loan (other than an Outside Serviced Trust Mortgage Loan), only the documents required to be included in the related Servicing File for the subject underlying mortgage loan and only to the extent such documents: (a) were delivered in connection with the origination of such underlying mortgage loan, (b) are reasonably necessary for the ongoing administration or servicing of such underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series 2006-C7 pooling and servicing agreement, and (c) are in our possession or under our control, in the possession or under the control of the UBS Mortgage Loan Seller, or in the possession or under the control of the KeyBank Mortgage Loan Seller, as applicable; except that none of us, the UBS Mortgage Loan Seller or the KeyBank Mortgage Loan Seller will be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations. With respect to each underlying mortgage loan, within a specified period of time following the Issue Date, the master servicer will be required to certify solely as to its receipt, but not the sufficiency or accuracy, of the documents constituting the Servicing File that are then in its possession. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to a subject underlying mortgage loan, is not so delivered, and if a written request therefor is not made to us, in the case of a Lehman Mortgage Loan, the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, or the KeyBank Mortgage Loan Seller, in the case of a KeyBank Mortgage Loan, within approximately 18 months of the date of the certification referred to in the preceding sentence, then none of us, the UBS Mortgage Loan Seller or the KeyBank Mortgage Loan Seller, as applicable, will have any further obligation to deliver such document with respect to the subject mortgage loan. The master servicer will not be under any duty or obligation to inspect, review or examine any of the documents constituting the Servicing File to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us, the UBS Mortgage Loan Seller or the KeyBank Mortgage Loan Seller, as the case may be, in the event those documents are not delivered.

Representations and Warranties

As of the Issue Date, and subject to certain exceptions (including, without limitation, any conflicting disclosure contained in this offering prospectus), we will make with respect to each Lehman Mortgage Loan that we include in the trust, the UBS Mortgage Loan Seller will make with respect to each UBS Mortgage Loan that we include in the trust, and the KeyBank Mortgage Loan Seller will make with respect to each KeyBank Mortgage Loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

•	The information pertaining to the mortgage loan set forth in the mortgage loan schedule attached to the series 2006-C7 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

•	To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

•	The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

•	The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property; and there is no requirement for future advances thereunder.

•	The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors’ rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the lender’s realization of the principal benefits and/or security provided by the subject agreement or instrument.

•	Subject to the exceptions and limitations on enforceability set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

•	The assignment of each related mortgage instrument in favor of the trustee (or, in the case of the 1211 Avenue of the Americas Mortgage Loan, the trustee under the series 2006-C6 pooling and servicing agreement or, in the case of the Triangle Town Center Subordinate Tranche Mortgage Loan, the trustee under the series 2006-C1 pooling and servicing agreement) constitutes the legal, valid, binding and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, enforceable assignment of that mortgage instrument to the trustee.

•	Each related mortgage instrument is a valid and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan Combination also secures one or more related Non-Trust Loans that will not be included in the trust. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

•	All taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

•	To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

•	A nationally recognized title insurance company has issued an ALTA (or its equivalent) lender’s title insurance policy insuring that the mortgage is a valid first lien on the mortgaged real property subject only to Permitted Encumbrances.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant is permitted under a lease to insure or self-insure or is required to restore the premises or a related sponsor has agreed to be responsible for certain losses due to windstorm or certain acts of terrorism, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property; provided that the insurance for acts of terrorism and the amount thereof may be limited by the commercial availability of such coverage, whether the lender may reasonably require such insurance, cost limitations and/or whether such hazards are commonly insured against for similar properties.

•	Other than payments due but not yet 30 days or more delinquent, to the actual knowledge of the representing party, no material default, breach, violation or event of acceleration exists under the related mortgage loan documents, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration exists under any of such documents.

•	As of the Issue Date, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

•	Subject to certain identified exceptions, the related mortgage loan documents do not provide for or permit, without the prior written consent of the holder of the related mortgage note or the satisfaction of certain conditions in the related mortgage, any related mortgaged real property or any direct controlling interest in the borrower to secure any other promissory note or debt (other than another mortgage loan in the trust or a Non-Trust Loan which is part of a Loan Combination).

•	One or more environmental site assessments, or updates thereof were performed with respect to each the mortgaged real property during the 12-month period preceding the cut-off date and none of the environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then such report also identifies one or more factors mitigating such circumstances. Additionally, the borrower has represented and warranted generally to the effect that, to its knowledge, except as set forth in the environmental reports described above, it has not used, caused or permitted to exist, and will not use, cause or permit to exist, on the mortgaged real property, any hazardous materials in any manner which violates applicable environmental laws.

•	The related mortgage loans documents require the borrower to comply with applicable environmental laws.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

•	The mortgage loan documents do not provide for any contingent interest in the cash flow of the related mortgaged real property.

•	Subject to certain identified exceptions, the related mortgage loan contains provisions for the acceleration thereof if, without the prior written consent of the lender, confirmation from the applicable rating agencies that the ratings assigned to the series 2006-C7 certificates will not be withdrawn, qualified or downgraded and/or the satisfaction of certain conditions, any related mortgaged real property, or any direct controlling interest in the borrower is directly encumbered in connection with subordinate financing. Subject to certain identified exceptions, the representing party has not consented to such subordinate financing. To the representing party’s knowledge, subject to certain identified exceptions, the related mortgaged real property is not encumbered in connection with subordinate financing and none of the direct controlling equity holders in the related borrower have incurred debt secured by such interest in the related borrower.

•	Subject to certain identified exceptions, and except with respect to transfers of certain non-controlling and/or minority interests in the related borrower as specified in the related mortgage loan documents or with respect to transfers of interests in the related borrower between affiliates, principals and/or immediate family members and with respect to transfers by devise, by descent or by operation of law or otherwise upon the death or incapacity of a person having an interest in the related borrower, the mortgage loan documents contains provisions for the acceleration of the mortgage loan if any related mortgaged real property or interest therein is directly or indirectly transferred or sold without the prior written consent of the lender, rating agency confirmation, or the satisfaction of certain conditions.

•	Subject to certain identified exceptions, none of the material terms of the mortgage loan documents have been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded by the mortgage lender, and no material portion of the mortgaged real property has been released from the lien of the related mortgage.

•	The related mortgage loan documents do not provide for the release from the lien of the mortgage of any material portion of the related mortgaged real property that is necessary to the operation of such mortgaged real property or was given material value in the underwriting of such mortgage loan at origination, without requiring payment of the loan in full, payment of a specified release price, or the delivery of defeasance collateral or acceptable substitute collateral.

•	The borrower has covenanted in the mortgage loan documents to maintain the mortgaged real property in compliance in all material respects with, to the extent it is not grandfathered under, all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such mortgaged real property. The representing party has received no notice of any material violation of, to the extent is has not been grandfathered under, such laws, ordinances, rules, covenants and restrictions which is not affirmatively covered by the lender’s title insurance policy.

•	Subject to certain identified exceptions, generally the borrower is obligated by its organizational documents or the related mortgage loan documents or both to be, for the term of the mortgage loan, an entity that is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing such mortgage loan and is prohibited from engaging in any business unrelated to the mortgaged real property, does not have any material assets other than those related to its interest in and operation of the mortgaged real property and may not incur indebtedness other than as permitted by the mortgage loan documents.

•	To the actual knowledge of the representing party, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the borrower or any mortgaged real property the adverse determination of which would materially and adversely affect the value of the mortgaged real property or the ability of the borrower to pay principal, interest or any other amounts due under the mortgage loan.

•	To the actual knowledge of the representing party, the mortgaged real property is not collateral or security for any mortgage loan that is not in the trust, other than a related Non-Trust Loan.

•	None of improvements on the mortgaged real property are located in a flood hazard area as defined by the Federal Insurance Administration, or if any of such improvements are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards falling within zones A or V in the national flood insurance program, the borrower is required to maintain flood insurance.

•	One or more engineering assessments, or assessment updates, were performed with respect to the mortgaged real property during the 12-month period preceding the cut-off date and, to the extent the assessments revealed material deficiencies or deferred maintenance the related loan documents provide for reserves, escrows or other security and/or require the borrower to effect repairs.

•	The borrower has represented in the mortgage loan documents that all material licenses, permits and authorizations then required for use of the related mortgaged real property by such borrower, the related lessee, franchisor or operator were issued and were then valid and in full force and effect.

•	Subject to certain identified exceptions, if the mortgage loan is secured in whole or in material part by the interest of the borrower as a lessee under a ground lease but not by the fee interest in that property, then, subject to certain identified exceptions: (a) the ground lease or a memorandum thereof has been recorded; (b) all lessor consents required for the operation of the leasehold mortgage have been or will be obtained; (c) upon a foreclosure of the leasehold mortgage, the ground lease can be assigned to the lender; (d) the ground lease cannot be modified without the lender’s consent; (e) the ground lease is in full force and effect; (f) to the actual knowledge of the representing party, there are no current material defaults under the ground lease; (g) the ground lease—or an estoppel or consent letter—requires notices of default to be delivered to the lender; (h) the lender can enter a new ground lease if the current ground lease is terminated, provided the lender cures any then-existing defaults; (i) the lender will have an opportunity to cure lessee defaults; (j) the ground lease has a current term—including options—which exceeds the mortgage loan maturity date.

•	If the mortgage loan is secured by the interest of the related borrower under a ground lease and also by the fee interest in the same property, then the fee mortgage is a first lien on such fee interest, subject only to Permitted Encumbrances.

•	The mortgaged real property currently does, or, within a time period specified in the mortgage loan documents, constitutes, or will constitute one or more complete separate tax lots.

•	If the mortgage loan permits defeasance, the mortgage loan documents require the borrower to pay all reasonable costs associated with the defeasance thereof, and provide either that the lender consent in advance, the borrower comply with the requirements set forth therein for defeasance, or defeasance not occur prior to the second anniversary of the Issue Date and then with defeasance collateral consisting of Government Securities sufficient to make all scheduled payments under the mortgage note or, for a partial defeasance, to make all scheduled payments under the mortgage note equal to at least 100% of the allocated loan amount for the portion of the mortgaged real property being released.

•	As of origination, the mortgaged real property is free and clear of mechanics’ and materialmen’s liens that are not bonded, insured against or escrowed for, and no claims exist that under law could give rise to any such lien that would be prior or equal to the lien of the mortgage unless affirmatively covered by the lender’s title insurance policy in any jurisdiction where such coverage is available.

The foregoing representations and warranties are subject to certain exceptions, including, without limitation, any conflicting disclosure contained in this offering prospectus.

If, as provided in the series 2006-C7 pooling and servicing agreement—

•	there exists a breach of any of the above-described representations and warranties made by us, the UBS Mortgage Loan Seller or the KeyBank Mortgage Loan Seller,

•	we, the UBS Mortgage Loan Seller or the KeyBank Mortgage Loan Seller, as applicable, are notified of the breach, and

•	either (a) we, in the case of a Lehman Mortgage Loan, the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, and the KeyBank Mortgage Loan Seller, in the case of a KeyBank Mortgage Loan, agree that, or (b) an arbitration panel makes a binding determination that, in the case of (a) or (b), such breach materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a breach that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series 2006-C7 certificates, and (ii) with respect to any notice of a breach that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice, then that breach will be a ‘‘Material Breach’’ as to which the trust will have the rights against us, the UBS Mortgage Loan Seller or the KeyBank Mortgage Loan Seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below.

Cures and Repurchases

If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans, by the UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans or by the KeyBank Mortgage Loan Seller with respect to any of the KeyBank Mortgage Loans, as discussed under ‘‘—Representations and Warranties’’ above, or if there exists a Material Document Omission with respect to any Lehman Mortgage Loan, UBS Mortgage Loan or KeyBank Mortgage Loan, as discussed under ‘‘—Assignment of the Underlying Mortgage Loans’’ above, then we, in the case of a Lehman Mortgage Loan, the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, and the KeyBank Mortgage Loan Seller, in the case of a KeyBank Mortgage Loan, will be required either:

•	to cure that Material Breach or Material Document Omission, as the case may be, in all material respects,

•	at our option (in the case of a Lehman Mortgage Loan) or at the option of the UBS Mortgage Loan Seller (in the case of a UBS Mortgage Loan) or at the option of the KeyBank Mortgage Loan Seller (in the case of a KeyBank Mortgage Loan), in the event such party determines that such Material Breach or Material Document Omission cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material Document Omission, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing loss of value payment option will not be available if 95% or more of all of the loss of value of the subject underlying mortgage loan was caused by the subject Material Breach or Material Document Omission, as applicable, and the subject Material Breach or Material Document Omission is not capable of being cured, or

•	to repurchase the affected mortgage loan at a price generally equal to the sum of—

1.	the unpaid principal balance of that mortgage loan at the time of purchase, plus

2.	all unpaid interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

3.	all unreimbursed servicing advances made under the series 2006-C7 pooling and servicing agreement with respect to that mortgage loan, plus

4.	all unpaid interest accrued on advances made under the series 2006-C7 pooling and servicing agreement with respect to that mortgage loan, plus

5.	subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan (including any liquidation fee, if payable under the series 2006-C7 pooling and servicing agreement).

The time period within which we, the UBS Mortgage Loan Seller or the KeyBank Mortgage Loan Seller, as applicable, must complete that cure or repurchase will generally be limited to either (a) 90 days following the date on which we, in the case of a Lehman Mortgage Loan, the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, or the KeyBank Mortgage Loan Seller, in the case of a KeyBank Mortgage Loan, as the case may be, agree that, or (b) 60 days after an arbitration panel makes a binding determination that, in the case of (a) or (b), as applicable, a Material Breach or a Material Document Omission, as the case may be, exists. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to as much as an additional 90 days (in the case of clause (a) above in this paragraph) or 45 days (in the case of clause (b) above in this paragraph), or more in the case of a Material Document Omission resulting from the failure of the responsible party to have received the recorded documents, to complete that cure or repurchase.

If a Material Breach or a Material Document Omission exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series 2006-C7 controlling class representative so consents, then we, the UBS Mortgage Loan Seller or the KeyBank Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of—

•	determining whether the subject breach or document omission materially and adversely affects the value of that cross-collateralized group, and

•	the application of remedies.

The cure/payment/repurchase obligations of us, the UBS Mortgage Loan Seller and the KeyBank Mortgage Loan Seller described above will constitute the sole remedies available to the series 2006-C7 certificateholders in connection with a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust.

In connection with the enforcement of any cure/payment/repurchase obligations of us, the UBS Mortgage Loan Seller or the KeyBank Mortgage Loan Seller, as applicable, relating to a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust, the parties to the series 2006-C7 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement have agreed that any claims with respect thereto are to be resolved through non-binding mediation and, if an agreement with respect to the subject Material Breach or a Material Document Omission is not reached through non-binding mediation after a period of approximately 90 days following the commencement thereof, then through a binding arbitration proceeding conducted in accordance with the terms of the pooling and servicing agreement, the applicable mortgage loan purchase agreement and the American Arbitration Association Rules for Large Complex Disputes. We, the UBS Mortgage Loan Seller and the KeyBank Mortgage Loan Seller, as applicable, and the other parties to the series 2006-C7 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement have waived the right to resolve any claim related to the enforcement of any cure/payment/repurchase obligations of us, the UBS Mortgage Loan Seller or the KeyBank Mortgage Loan Seller, as applicable, in connection with a Material Breach or a Material Document Omission through the judicial process.

Further, no other person will be obligated to cure, pay loss of value or repurchase any affected mortgage loan in connection with, or otherwise address, a Material Breach or a Material Document Omission, if we, the UBS Mortgage Loan Seller or the KeyBank Mortgage Loan Seller, as the case may be, default on our obligations to do so. There can be no assurance that we, the UBS Mortgage Loan Seller or the KeyBank Mortgage Loan Seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do so.

Changes in Mortgage Pool Characteristics

The description in this offering prospectus of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this offering prospectus. We believe that the information in this offering prospectus will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this offering prospectus, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this offering prospectus.

A copy of the series 2006-C7 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Exchange Act, following the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K. In addition, if and to the extent that any material terms of the series 2006-C7 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus, then the series 2006-C7 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the Issue Date. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

TRANSACTION PARTICIPANTS

The Issuing Entity

The issuing entity with respect to the series 2006-C7 certificates will be the LB-UBS Commercial Mortgage Trust 2006-C7, a common law trust created under the laws of the State of New York pursuant to the series 2006-C7 pooling and servicing agreement. LB-UBS Commercial Mortgage Trust 2006-C7 is sometimes referred to in this offering prospectus as the ‘‘trust’’ or the ‘‘trust fund.’’ We will transfer the underlying mortgage loans to the issuing entity in exchange for the series 2006-C7 certificates being issued to us or at our direction.

The trust’s activities will be limited to the transactions and activities entered into in connection with the securitization described in this offering prospectus, and except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this offering prospectus. Because the trust will be created pursuant to the series 2006-C7 pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the series 2006-C7 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

The trust will not have any directors, officers or employees. The trustee, the master servicer and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the series 2006-C7 pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a ‘‘business trust.’’

The Depositor

The depositor is Structured Asset Securities Corporation II, a Delaware corporation and a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc. The depositor’s principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. The depositor is only engaged in the securitization of commercial and multifamily mortgage loans and has been since it was organized in October 2002. See ‘‘The Depositor’’ in the accompanying base prospectus.

The Sponsors

Lehman Brothers Holdings Inc.    Lehman Brothers Holdings Inc. will act as co-sponsor of the series 2006-C7 transaction. Lehman Brothers Holdings Inc., a Delaware corporation (‘‘LBHI’’), was founded in 1850 and its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

LBHI, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. LBHI has been engaged in the securitization of assets since 1987 and in the securitization of multifamily and commercial mortgage loans since 1991. LBHI and its affiliates securitized approximately (a) $9.0 billion of multifamily and commercial mortgage loans during fiscal year 2003, (b) $9.7 billion of multifamily and commercial mortgage loans during fiscal year 2004, and (c) $11.4 billion of commercial mortgage loans during fiscal year 2005.

LBHI and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad and have been engaged in the origination of commercial mortgage loans since 1994. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by LBHI and its affiliates have been originated, directly or through correspondents, by LBHI or an affiliate.

For further information about LBHI and its affiliates, the general character if its business, its securitization program and a general discussion of LBHI’s procedures for originating or acquiring and securitizing commercial and multifamily mortgage loans, see ‘‘The Sponsor’’ in the accompanying base prospectus.

UBS Real Estate Investments Inc.    UBS Real Estate Investments Inc. will also act as co-sponsor of the series 2006-C7 transaction. UBS Real Estate Investments Inc., a Delaware corporation (‘‘UBSREI’’), has its executive offices located at 1251 Avenue of the Americas, 22nd Floor, New York, New York 10020, U.S.A. UBSREI’s predecessor entity was founded in 1994.

General Character of UBSREI’s Business.    UBSREI, together with its affiliates, engages in real estate acquisitions and finance, including mortgage-backed securitizations and other structured financing arrangements. UBSREI originates and purchases commercial and multifamily mortgage loans, some of which are originated or purchased primarily for securitization or resale. UBSREI has been an active participant in securitizations of commercial mortgage loans with Lehman Brothers since 2000. UBSREI securitized approximately (a) $2.9 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2003, (b) $2.7 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2004, and (c) in excess of $4.0 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2005 and to date. The statistics set forth in (a), (b) and (c) of the previous sentence do not include whole loan sales or stand-alone securitizations outside the LB-UBS program. In addition to its securitization program with Lehman Brothers, UBSREI acquires commercial real estate and originates fixed and floating rate mortgage loans and mezzanine loans to be held in a portfolio. Most of the commercial mortgage loans included in commercial mortgage securitizations sponsored by UBSREI and its affiliates have been originated by UBSREI, directly or through correspondents.

UBSREI is an indirect subsidiary of UBS AG. UBS AG provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. Its has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSREI’s Securitization Program.    UBSREI engages in mortgage securitizations and other structured financing arrangements. UBSREI has been an active participant in securitizations of commercial mortgage loans with Lehman Brothers since 2000.

UBSREI and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad. UBSREI, its affiliates and its predecessor entity have been engaged in the origination of commercial mortgage loans since 1994. The commercial mortgage loans originated and securitized by UBSREI and its affiliates include both small balance and large balance fixed-rate and floating-rate loans. Most of the more recent commercial mortgage loans included in commercial mortgage securitizations sponsored by UBSREI and its affiliates have been originated by UBSREI, directly or through correspondents.

In addition, in the normal course of its securitization program, UBSREI and its affiliates, may also acquire mortgage assets from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by UBSREI or any of its affiliates. The related trust fund may include mortgage loans originated by one or more of these third parties.

UBSREI and its affiliates may also originate mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on certain criteria established or reviewed by UBSREI, and UBSREI or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In connection with its commercial mortgage securitization transactions, UBSREI or an affiliate generally transfers the mortgage assets to the depositor, who then transfers such assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Pursuant to a mortgage loan purchase agreement, UBSREI will make certain representations and warranties, subject to certain exceptions set forth therein, to the depositor and will covenant to provide certain documents regarding the mortgage loans for which it acts as mortgage loan seller and, in connection with certain breaches thereof or certain defects with respect thereto, which breaches or defects are determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related mortgage loan purchase agreement, may have an obligation to repurchase such mortgage asset from the depositor, cure the subject defect or breach or pay a loss of value amount with respect to the subject defect or breach, as the case may be. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans,’’ ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ in this offering prospectus.

Underwriting Standards.    Set forth below is a discussion of certain general underwriting guidelines of UBSREI with respect to multifamily and commercial mortgage loans originated by UBSREI. In the case of a multifamily or commercial mortgage loan originated by UBSREI through a correspondent, that correspondent generally collects certain relevant information for analysis by UBSREI, and assists in the origination of the subject mortgage loan on documents approved by UBSREI. The underwriting guidelines described below generally do not apply to mortgage loans acquired by UBSREI or its affiliates from third-party originators.

Notwithstanding the discussion below, given the unique nature of commercial mortgage properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described in this ‘‘—Underwriting Standards’’ section.

A.    Loan Analysis:    UBSREI generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. Generally, borrowers are required to be single-purpose entities, although exceptions are made, particularly with respect to mortgage loans that are in the amount of $15,000,000 or less. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBSREI’s credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable.

B.    Loan Approval:     Prior to commitment, all multifamily and commercial mortgage loans to be originated by UBSREI must be approved by a loan committee which includes senior personnel from UBSREI or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C.    Debt Service Coverage Ratio:    UBSREI’s underwriting includes a calculation of the Debt Service Coverage Ratio (the ‘‘DSCR’’) in connection with the origination of a loan. The DSCR will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSREI and payments on the loan based on actual principal and/or interest due on the loan.

However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBSREI may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and the related tenant will take occupancy and commence paying rent on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates to tenants that will take occupancy and commence paying rent;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

D.    Loan-to-Value Ratio:    UBSREI’s underwriting also generally includes a calculation of the loan-to-value ratio of a prospective multifamily or commercial mortgage loan in connection with the origination of the mortgage loan. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

E.    Additional Debt:    Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBSREI will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described under ‘‘—Loan-to-Value Ratio’’ may be higher based on the inclusion of the amount of any such additional debt.

F.    Assessments of Property Condition:    As part of the underwriting process, UBSREI will obtain the property assessments and reports described below.

(1)	Appraisals: UBSREI will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBSREI may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(2)	Environmental Assessment: UBSREI will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBSREI may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBSREI might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSREI or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBSREI may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(3)	Engineering Assessment: In connection with the origination process, UBSREI will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBSREI will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(4)	Seismic Report: If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, UBSREI may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, UBSREI may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

G.    Zoning and Building Code Compliance:    In connection with the origination of a multifamily or commercial mortgage loan, UBSREI will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

H.    Escrow Requirements:    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBSREI may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBSREI conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSREI. Furthermore, UBSREI may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—Underwriting Standards’’ section, the depositor may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, UBSREI’s underwriting guidelines. In addition, in some cases, UBSREI and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

KeyBank National Association.    KeyBank National Association (‘‘KeyBank’’) is a co-sponsor of the series 2006-C7 transaction and is one of the mortgage loan sellers. KeyBank is the seller of 40 of the underlying mortgage loans, with an aggregate cut-off date principal balance of $409,916,064, all of which loans were underwritten and originated by KeyBank.

KeyBank is a national banking association that is a wholly-owned subsidiary of KeyCorp (NYSE: KEY). KeyBank is the parent of KeyCorp Real Estate Capital Markets, Inc., a primary servicer, and is an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank maintains its primary offices at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank has approximately 950 banking centers located in 13 states. As of September 30, 2006, KeyBank had total assets of approximately $91.772 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $84.771 billion and approximately $7.001 billion in stockholder’s equity.

KeyBank provides financial services, including commercial real estate financing, throughout the United States. In 2005, KeyBank’s Real Estate Capital Group originated a total of $16.6 billion in construction, development, permanent and private equity loans from 32 offices nationwide. Of this total, $2.7 billion was originated for sale through commercial mortgage-backed securities (CMBS) transactions, acquisition by Fannie Mae or Freddie Mac, or sale to life insurance companies and pension funds.

KeyBank began selling commercial mortgage loans into CMBS transactions in 2000. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed rate and are secured primarily by retail, office, multifamily, industrial, self-storage, and hospitality properties. As of December 31, 2005, KeyBank had originated approximately $6.3 billion of commercial mortgage loans that have been securitized in 28 securitization transactions. The following table sets forth information for the past three years regarding the amount of commercial mortgage loans that KeyBank (i) originated for the purposes of securitization in CMBS transactions and (ii) actually securitized in CMBS transactions (which amounts include mortgage loans that were originated or purchased by KeyBank).

Year	Loans Originated	Loans Securitized
2005 (in billions)	$1.385	$1.323
2004 (in billions)	$1.213	$1.099
2003 (in billions)	$1.057	$1.062

Generally, KeyBank originates the commercial mortgage loans that it contributes to CMBS transactions. However, if KeyBank purchases mortgage loans from third-party originators (which mortgage loans may have been originated using underwriting guidelines not established by KeyBank), KeyBank re-underwrites those mortgage loans and performs other procedures to ascertain the quality of those mortgage loans, which procedures are subject to approval by a credit officer of KeyBank.

KeyBank originates commercial mortgage loans and, together with other sponsors or loan sellers, participates in a securitization by transferring the mortgage loans to an unaffiliated securitization depositor, which then transfers the mortgage loans to the issuing entity for the related securitization. KeyBank initially selects the mortgage loans that it will contribute to the securitization, but it has no input on the mortgage loans contributed by other sponsors or loan sellers. KeyBank generally participates in securitizations with multiple mortgage loan sellers and an unaffiliated depositor. KeyBank’s wholly-owned subsidiary, KeyCorp Real Estate Capital Markets, Inc., acts as the primary servicer of KeyBank’s commercial mortgage loans that are securitized and, in most cases, acts as a master servicer for securitizations in which KeyBank participates. Other than the securitization of commercial mortgage loans, KeyBank securitizes federal and private student loans that it originates or purchases from third parties.

Pursuant to a mortgage loan purchase agreement, KeyBank will make certain representations and warranties, subject to certain exceptions set forth therein, to the depositor and will covenant to provide certain documents regarding the mortgage loans for which it acts as mortgage loan seller and, in connection with certain breaches thereof or certain defects with respect thereto, which breaches or defects are determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related mortgage loan purchase agreement, may have an obligation to repurchase such mortgage asset from the depositor, cure the subject defect or breach or pay a loss of value amount with respect to the subject defect or breach, as the case may be. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans,’’ ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ in this offering prospectus.

KeyBank’s Underwriting Standards.    Set forth below is a general discussion of certain of KeyBank’s underwriting guidelines for originating commercial mortgage loans. KeyBank also generally applies these underwriting guidelines when it re-underwrites commercial mortgage loans acquired from third-party originators. KeyBank generally does not outsource to third parties any credit underwriting decisions or originating duties other than those services performed by providers of environmental, engineering and appraisal reports and other related consulting services.

The underwriting and origination procedures and credit analysis described below may vary from one commercial mortgage loan to another based on the unique circumstances of the related commercial property (including its type, current use, size, location, market conditions, tenants and leases, performance history and/or other factors), and KeyBank may, on a case-by-case basis, permit exceptions to its underwriting guidelines based upon other compensating factors. Consequently, there can be no assurance that the underwriting of any particular underlying mortgage loan sold into this transaction by KeyBank strictly conformed to the general guidelines described in this ‘‘—KeyBank’s Underwriting Standards’’ section.

A.    Loan Analysis:    KeyBank generally performs both a credit analysis and a collateral analysis for each commercial mortgage loan as well as a site inspection of the related real property collateral. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches as well as searches to determine OFAC and PATRIOT Act compliance. Generally, borrowers of loans greater than $4.0 million are required to be special-purpose entities, although exceptions are made on a case-by-case basis. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. KeyBank’s credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, property condition reports and seismic reports, if applicable.

B.    Loan Approval:    Prior to commitment, all commercial mortgage loans to be originated or purchased by KeyBank must be approved by a dedicated credit officer of KeyBank. The credit officer may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C.    Debt Service Coverage Ratio and Loan-to-Value Ratio:    KeyBank’s underwriting includes a calculation of the debt service coverage ratio (‘‘DSCR’’) in connection with the origination of a commercial mortgage loan. The DSCR will generally be calculated based on the underwritten net cash flow from the subject property as determined by KeyBank and payments on the mortgage loan based on actual principal and/or interest due on the mortgage loan. However, underwritten net cash flow is a subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral, and there is no assurance that those assumptions or adjustments will, in fact, be consistent with actual property performance. KeyBank’s underwriting also generally includes a calculation of the loan-to-value ratio of a prospective commercial mortgage loan in connection with its origination. In general, the loan-to-value ratio of a commercial mortgage loan at any given time is the ratio, expressed as a percentage, of (i) the then outstanding principal balance of the mortgage loan, to (ii) the estimated value of the related real property collateral based on an appraisal. See also the definition of ‘‘U/W Net Cash Flow’’ in the glossary to this offering prospectus and Annex A-1 to this offering prospectus.

D.    Property Assessments:    As part of its underwriting process, KeyBank will obtain the following property assessments.

(1)	Appraisals: KeyBank will require independent appraisals in connection with the origination of each commercial mortgage loan that meet the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation and the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

(2)	Environmental Assessment: KeyBank will require a Phase I environmental assessment with respect to the real property collateral for a prospective commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Depending on the findings of the initial environmental assessment, KeyBank may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(3)	Property Condition Assessment: KeyBank will require that an engineering firm inspect the real property collateral for any prospective commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(4)	Seismic Report: If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, KeyBank may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, KeyBank may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

G.    Zoning and Building Code Compliance:    KeyBank will generally examine whether the use and occupancy of the subject real property collateral securing a commercial mortgage loan is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering, appraisal or consulting reports; and/or representations by the related borrower.

H.    Escrow Requirements:    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, KeyBank may require a borrower under a commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, potential re-tenanting expenses and/or environmental remediation. KeyBank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by KeyBank. Furthermore, KeyBank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—KeyBank’s Underwriting Standards’’ section, the depositor may purchase underlying mortgage loans for inclusion in the trust fund that vary from, or do not comply with, KeyBank’s underwriting guidelines.

Mortgage Loan Sellers

LBHI, or an affiliate thereof, UBSREI and KeyBank are the mortgage loan sellers for the series 2006-C7 securitization transaction. LBHI is our affiliate and an affiliate of Lehman Brothers Inc., one of the underwriters, UBSREI is an affiliate of UBS Global Asset Management (US) Inc., one of the underwriters, KeyBank is the parent of KRECM, a primary servicer and an affiliate of McDonald Investments Inc., one of the underwriters. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ for further information on our acquisition of the underlying mortgage loans.

The Servicers

General.    The parties primarily responsible for servicing the underlying mortgage loans include the master servicer and the special servicer. The obligations of the master servicer and the special servicer are set forth in the series 2006-C7 pooling and servicing agreement, and are described under ‘‘The Series 2006-C7 Pooling and Servicing Agreement’’ in this offering prospectus and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus. In addition, as permitted under the series 2006-C7 pooling and servicing agreement, the master servicer and/or special servicer may delegate their respective servicing obligations to one or more sub-servicers. With respect to most of the underlying mortgage loans, the master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions. However, with respect to certain underlying mortgage loans or groups of underlying mortgage loans, including all the KeyBank Mortgage Loans, the master servicer has engaged or will engage a sub-servicer, and the master servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool. See ‘‘The Series 2006-C7 Pooling and Servicing Agreement—Sub-Servicers’’ in this offering prospectus.

The Initial Master Servicer.

Wachovia Bank, National Association (‘‘Wachovia’’) will be the master servicer under the series 2006-C7 pooling and servicing agreement. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia’s primary servicing system runs on EnableUs (formerly known as McCracken) Strategy software, and Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of June 30, 2006
By Approximate Number	10,015	15,531	17,641	18,888
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$182.5	$207.6

Within this portfolio, as of June 30, 2006, are approximately 16,198 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $174.4 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia’s servicing portfolio as of June 30, 2006 were located in all 50 states, the District of Columbia, Guam, Mexico, Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and property protection advances (i) made by Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Securitized Master Serviced Portfolio (UPB) *	Outstanding Advance (P&I and PPA) *	Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘PPA’’ means property protection advances.

Pursuant to an interim servicing agreement between Wachovia and the UBS Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the UBS Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the UBS Mortgage Loan Seller. There are currently no outstanding property protection advances made by Wachovia on those underlying mortgage loans being contributed by the UBS Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust. Pursuant to an interim servicing agreement between Wachovia and the Lehman Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the Lehman Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller. There are currently no outstanding property protection advances made by Wachovia on those underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia are A-1+ by S&P, P-1 by Moody’s, F1+ by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. Wachovia may perform any of its obligations under the series 2006-C7 pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents

•	provision of Strategy and Strategy CS software

•	identification, classification, imaging and storage of documents

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance

•	entry of rent roll information and property performance data from operating statements

•	tracking and reporting of flood zone changes

•	tracking, maintenance and payment of rents due under ground leases

•	abstracting of insurance requirements contained in loan documents

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any

•	abstracting of leasing consent requirements contained in loan documents

•	legal representation

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia

•	maintenance and storage of letters of credit

•	tracking of anticipated repayment dates for loans with such terms

•	reconciliation of deal pricing, tapes and annexes prior to securitization

•	entry of new loan data and document collection

•	initiation of loan payoff process and provision of payoff quotes

•	printing, imaging and mailing of statements to borrowers

•	performance of property inspections

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes

•	review of financial spreads performed by sub-servicers

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval

•	performance of UCC searches and filing of UCCs

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—Accounts’’ in this offering prospectus within the time required by the Series 2006-C7 Pooling and Servicing Agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the series 2006-C7 certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this offering prospectus concerning Wachovia has been provided by it.

Wachovia is also the master servicer under both (a) the series 2006-C1 pooling and servicing agreement, which governs the servicing of the Triangle Town Center Loan Combination, and (b) the series 2006-C6 pooling and servicing agreement, which governs the servicing of the 1211 Avenue of the Americas Loan Combination.

The Initial Special Servicer.

LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. (‘‘LNR’’), will initially be appointed as special servicer for the mortgage pool. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities (‘‘CMBS’’).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series 2006-C7 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 184 as of March 31, 2006. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of

December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; and (f) 147 domestic CMBS pools as of March 31, 2006, with a then current face value in excess of $160 billion. Additionally, LNR Partners has resolved over $16.7 billion of U.S. commercial and multifamily loans over the past 13 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005 and $0.1 billion for the three months ended March 31, 2006.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of March 31, 2006, LNR Partners had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of March 31, 2006, LNR Partners and its affiliates specially service a portfolio, which included approximately 21,000 assets in the 50 states and in Europe with a then current face value in excess of $189 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2006-C7 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the relevant servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the series 2006-C7 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2006-C7 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2006-C7 certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standards set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in four commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2006-C7 certificateholders.

LNR Partners is not an affiliate of the depositor, any sponsors, the trust, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this offering prospectus or the borrower under any underlying mortgage loan representing 10% or more of the Initial Mortgage Pool Balance.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the series 2006-C7 certificates. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from the subject securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the offered certificates.

LNR Partners is also the special servicer under both (a) the series 2006-C1 pooling and servicing agreement, which governs the servicing of the Triangle Town Center Loan Combination, and (b) the series 2006-C6 pooling and servicing agreement, which governs the servicing of the 1211 Avenue of the Americas Loan Combination.

The Initial Primary Servicer of the KeyBank Mortgage Loans.

KeyCorp Real Estate Capital Markets, Inc. (‘‘KRECM’’) will be a primary servicer in respect of 40 of the underlying mortgage loans, with an aggregate cut-off date principal balance of $409,916,064.34. KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers and a sponsor, and an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank National Association and McDonald Investments Inc. are both wholly-owned subsidiaries of KeyCorp. KRECM’s maintains servicing offices at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717 Main Street, Suite 1000, Dallas, Texas 75201.

KRECM has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2003	12/31/2004	12/31/2005	3/31/2006
By Approximate Number:	4,468	5,345	11,218	11,156
By Approximate Aggregate Principal Balance (in billions):	$25.408	$34.094	$73.692	$76.870

Within this servicing portfolio are, as of December 31, 2005, approximately 9,147 loans with a total principal balance of approximately $55.9 billion that are included in approximately 108 commercial mortgage-backed securitization transactions. KRECM’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third-parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2005, the Mortgage Bankers Association of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

KRECM is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P and Fitch. Moody’s does not assign specific ratings to servicers. KRECM is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has assigned to KRECM the rating of STRONG as a master servicer, primary servicer and special servicer. Fitch has assigned to KRECM the ratings of CMS1- as a master servicer, CPS1- as a primary servicer and CSS2+ as a special servicer. S&P’s and Fitch’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

No securitization transaction involving commercial mortgage loans in which KRECM was acting as primary servicer has experienced a primary servicer event of default as a result of any action or inaction of KRECM as primary servicer, including as a result of KRECM’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

KRECM’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the CMSA format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.Key.com\Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is a primary servicer.

KRECM will not have primary responsibility for the custody of original documents evidencing the underlying mortgage loans. Rather, the trustee acts as custodian of the original documents evidencing the underlying mortgage loans. But on occasion, KRECM may have custody of certain original documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent KRECM performs custodial functions as the primary servicer, original documents will be maintained in a manner consistent with the Servicing Standard.

KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association. The following table sets forth the ratings assigned to KeyBank National Association’s long-term deposits and short-term deposits.

	S&P	Fitch	Moody’s
Long-Term Deposits:	A	A	A1
Short-Term Deposits:	A-1	F1	P-1

KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under the series 2006-C7 pooling and servicing agreement and, accordingly, will not have any material adverse impact on the mortgage pool performance or the performance of the series 2006-C7 certificates. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against KRECM or of which any of its property is the subject, that is material to the series 2006-C7 certificateholders.

KRECM has developed policies, procedures and controls for the performance of its primary servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, and (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer. KRECM’s servicing policies and procedures for the servicing functions it will perform under the series 2006-C7 pooling and servicing agreement for assets of the same type included in the series 2006-C7 securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KRECM is, as a primary servicer, generally responsible for primary servicing functions with respect to the underlying mortgage loans it is obligated to service under the 2006-C7 pooling and servicing agreement. However, KRECM will be permitted to appoint one or more subservicers to perform all or any portion of its primary servicing functions under the series 2006-C7 pooling and servicing agreement. In addition, KRECM may from time to time perform some of its servicing obligations under the series 2006-C7 pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches or filing UCC financing statements and amendments.

KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of the subservicers that it appoints and any third-party vendors retained by it to perform servicing functions.

KRECM is not an affiliate of the depositor, the sponsors (other than KeyBank), the trust, the master servicer, the special servicer, the trustee, or any originator of any of the underlying mortgage loans identified in this offering prospectus (other than KeyBank).

The information set forth in this offering prospectus concerning KRECM has been provided by it. KRECM will make no representations as to the validity or sufficiency of the series 2006-C7 pooling and servicing agreement, the series 2006-C7 certificates, the underlying mortgage loans or this offering prospectus.

We are not aware of any other sub-servicer that will primary service underlying mortgage loans representing 10% or more of the initial mortgage pool balance or that is affiliated with one of the sponsors.

The Trustee

LaSalle Bank National Association, a national banking association (‘‘LaSalle’’), will act as trustee under the series 2006-C7 pooling and servicing agreement, on behalf of the series 2006-C7 certificateholders. In addition, LaSalle will act as custodian on behalf of the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services—LB-UBS Commercial Mortgage Trust 2006-C7 or at such other address as the trustee may designate from time to time.

LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 665 commercial mortgage-backed security transactions involving assets similar to the mortgage loans that we intend to include in the trust. As of September 30, 2006, LaSalle serves as trustee or paying agent on over 450 commercial mortgage-backed security transactions. The long-term unsecured debt of LaSalle is rated ‘‘A+’’ by S&P, ‘‘Aa3’’ by Moody’s and ‘‘AA−’’ by Fitch Ratings.

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the series 2006-C7 pooling and servicing agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

LaSalle Bank National Association and UBSREI are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to UBSREI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by UBSREI to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

LaSalle Bank National Association and Lehman Brothers Bank, FSB (‘‘LBB’’), an affiliate of LBHI (LBB and LBHI, collectively, for purposes of this paragraph, ‘‘Lehman’’), are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Lehman for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by Lehman to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Using information set forth in this offering prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of series 2006-C7 certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to series 2006-C7 certificateholders and prepare a monthly statement to series 2006-C7 certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer. LaSalle regularly performs such obligations with respect to commercial mortgage-backed securities transactions for which it acts as trustee.

There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the series 2006-C7 certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

We, the master servicer, the special servicer and our and their respective affiliates, may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2006-C7 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

In addition to having express duties under the series 2006-C7 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2006-C7 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2006-C7 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the ‘‘prudent person’’ standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2006-C7 pooling and servicing agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

LaSalle is also the trustee under both (a) the series 2006-C1 pooling and servicing agreement, which governs the servicing of the Triangle Town Center Loan Combination, and (b) the series 2006-C6 pooling and servicing agreement, which governs the servicing of the 1211 Avenue of the Americas Loan Combination.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., one of the underwriters with respect to this offering. Lehman Brothers Inc. is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc., the co-sponsor and one of the mortgage loan sellers. In general, one of our affiliates and an affiliate of Lehman Brothers Holdings Inc. is also the originator with respect to certain of the underlying mortgage loans contributed to the trust by the Lehman Mortgage Loan Seller. See also ‘‘The Transaction Participants—The Depositor,’’ ‘‘—The Sponsor’’ and ‘‘—The Originators’’ in the accompanying base prospectus.

UBS Real Estate Investments Inc., a co-sponsor and one of the mortgage loan sellers, is an affiliate of UBS Global Asset Management (US) Inc., one of the underwriters with respect to the offered certificates. In addition, all of the mortgage loans contributed to the trust by the UBS Mortgage Loan Seller were originated by the UBS Mortgage Loan Seller or its affiliates, directly or through correspondents. See also ‘‘Transaction Participants—The Sponsors’’ and ‘‘—The Mortgage Loan Sellers’’ in this offering prospectus.

KeyBank National Association, a co-sponsor and one of the mortgage loan sellers, is an affiliate of McDonald Investments Inc., one of the underwriters with respect to this offering. In addition, all of the mortgage loans contributed to the trust by the KeyBank Mortgage Loan Seller were originated by the KeyBank Mortgage Loan Seller. KeyCorp Real Estate Capital Markets, Inc., a wholly owned subsidiary of the KeyBank Mortgage Loan Seller and an affiliate of McDonald Investments Inc., will act as the primary servicer of the mortgage loans contributed to the trust by the KeyBank Mortgage Loan Seller. See also ‘‘Transaction Participants—The Sponsors’’ and ‘‘—The Mortgage Loan Sellers’’ in this offering prospectus.

Pursuant to an interim servicing agreement between Wachovia and the UBS Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the UBS Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the UBS Mortgage Loan Seller. Pursuant to an interim servicing agreement between Wachovia and the Lehman Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the Lehman Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller.

The trustee has entered into separate custodial agreements with each of UBS Real Estate Investments Inc. and Lehman Brothers Bank, FSB, an affiliate of Lehman Brothers Holdings Inc. (Lehman Brothers Bank, FSB and Lehman Brothers Holdings Inc., collectively, for purposes of this paragraph, ‘‘Lehman’’) whereby the trustee, for consideration, provides custodial services to each of UBS Real Estate Investments Inc. and Lehman for certain commercial mortgage loans originated or purchased by UBS Real Estate Investments Inc. or Lehman, as the case may be. Pursuant to these custodial agreements, the trustee is currently providing custodial services for most of the mortgage loans to be sold by each of UBS Real Estate Investments Inc. and Lehman to the Depositor in connection with this securitization. See also ‘‘Transaction Participants—The Trustee’’ in this offering prospectus.

The master servicer may enter into agreements with certain firms, including without limitation, the transaction participants of the 2006-C7 securitization transaction, to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans, which may include, without limitation, the underlying mortgage loans. See also ‘‘Transaction Participants—The Servicers’’ in this offering prospectus.

THE SERIES 2006-C7 POOLING AND SERVICING AGREEMENT

General

The parties to the series 2006-C7 pooling and servicing agreement will consist of us, the trustee, the master servicer and the special servicer. The series 2006-C7 pooling and servicing agreement will govern, among other things:

•	the issuance of the series 2006-C7 certificates;

•	the formation of the issuing entity;

•	the transfer of the initial trust assets to the issuing entity;

•	the retention of the trust assets on behalf of the series 2006-C7 certificateholders; and

•	the servicing and administration of the mortgage loans in the trust (other than the Outside Serviced Trust Mortgage Loan), as well as the servicing and administration of (a) the Serviced Non-Trust Loans, and (b) any REO Properties acquired by the special servicer on behalf of the series 2006-C7 certificateholders and, if and when applicable, the related Serviced Non-Trust Loan Noteholder(s) as a result of foreclosure or other similar action.

Because the Extendicare Portfolio Loan Combination, the Reston Town Center Loan Combination and the MezzCap Loan Combinations are to be serviced and administered under the series 2006-C7 pooling and servicing agreement, while the 1211 Avenue of the Americas Loan Combination and the Triangle Town Center Loan Combination are subject to other servicing arrangements, we have adopted the use of the following terms:

•	‘‘Serviced Loan Combination’’ refers to a Loan Combination that is being serviced and administered under the series 2006-C7 pooling and servicing agreement. The Extendicare Portfolio Loan Combination, the Reston Town Center Loan Combination and the MezzCap Loan Combinations are the Serviced Loan Combinations.

•	‘‘Serviced Non-Trust Loan’’ refers to a Non-Trust Loan that is part of a Serviced Loan Combination. The Extendicare Portfolio Non-Trust Loan, the Reston Town Center Non-Trust Loan and, during such periods as may be provided for in the related Co-Lender Agreement, each Non-Trust Loan that is part of a MezzCap Loan Combination are the Serviced Non-Trust Loans.

•	‘‘Serviced Non-Trust Loan Noteholder’’ refers to the holder of a Serviced Non-Trust Loan.

•	‘‘Outside Serviced Loan Combination’’ refers to a Loan Combination that is being serviced and administered under a servicing agreement other than the series 2006-C7 pooling and servicing agreement. The 1211 Avenue of the Americas Loan Combination and the Triangle Town Center Loan Combination are the Outside Serviced Loan Combinations.

•	‘‘Outside Serviced Trust Mortgage Loan’’ refers to an underlying mortgage loan that is part of an Outside Serviced Loan Combination. The 1211 Avenue of the Americas Mortgage Loan and the Triangle Town Center Subordinate Tranche Mortgage Loan are the Outside Serviced Trust Mortgage Loans.

The following summaries describe some of the material provisions of the series 2006-C7 pooling and servicing agreement. In addition, see ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’. ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ and ‘‘Description of the Offered Certificates’’ in this offering prospectus and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus.

Overview of Servicing

The series 2006-C7 pooling and servicing agreement will provide that the master servicer and the special servicer must each service and administer the mortgage loans (except to the extent provided in the series 2006-C7 pooling and servicing agreement and other than the Outside Serviced Trust Mortgage Loans) and any REO Properties in the trust for which it is responsible, together with, when appropriate, the Serviced Non-Trust Loans, directly or through sub-servicers, in accordance with:

•	any and all applicable laws;

•	the express terms of the series 2006-C7 pooling and servicing agreement;

•	the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements; and

•	to the extent consistent with the foregoing, the Servicing Standard.

In general, the master servicer will be responsible for the servicing and administration of each mortgage loan in the trust (excluding the Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan—

•	as to which no Servicing Transfer Event has occurred, or

•	that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.

The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan (excluding, if applicable, the Outside Serviced Trust Mortgage Loans) in the trust and each Serviced Non-Trust Loan, as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. In addition, the special servicer will be responsible for the administration of any REO Properties acquired by the trust (other than those that relate to Outside Serviced Loan Combinations).

Despite the foregoing, the series 2006-C7 pooling and servicing agreement will require the master servicer to continue to receive information (which information, with respect to an Outside Serviced Trust Mortgage Loan, will be received from the master servicer under the governing servicing agreement for the related Outside Serviced Loan Combination) and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans (other than, if applicable, an Outside Serviced Loan Combination) and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans (other than, if applicable, an Outside Serviced Loan Combination). In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the Outside Serviced Trust Mortgage Loans) in the trust and the Serviced Non-Trust Loan. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2006-C7 pooling and servicing agreement.

The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2006-C7 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of ‘‘Servicing Transfer Event’’ in the glossary to this offering prospectus.

In general, the occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Serviced Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that Loan Combination. However, if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, a Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event may occur with respect thereto.

In general, the Serviced Non-Trust Loans will be serviced and administered under the series 2006-C7 pooling and servicing agreement as if each such Serviced Non-Trust Loan was a mortgage loan in the trust.

Notwithstanding the foregoing, the Outside Serviced Trust Mortgage Loans will not be serviced under the series 2006-C7 pooling and servicing agreement. Under the terms of the related Co-Lender Agreement—

•	for so long as the 1211 Avenue of the Americas Non-Trust Loan is part of the Series 2006-C6 Securitization, the 1211 Avenue of the Americas Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series 2006-C6 Securitization (subject to replacement of each such party), in accordance with the series 2006-C6 pooling and servicing agreement (or any permitted successor servicing agreement); and

•	for so long as the Triangle Town Center Note A Senior Non-Trust Loan is part of the Series 2006-C1 Securitization, the Triangle Town Center Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series 2006-C1 Securitization (subject to replacement of each such party), in accordance with the series 2006-C1 pooling and servicing agreement (or any permitted successor servicing agreement).

The discussion below regarding servicing generally relates solely to the servicing of the mortgage loans in the trust (excluding the Outside Serviced Trust Mortgage Loans) under the series 2006-C7 pooling and servicing agreement. For a description of certain of the servicing arrangements for the Outside Serviced Loan Combinations, see ‘‘Servicing of the 1211 Avenue of the Americas Loan Combination and the Triangle Town Center Loan Combination’’ in this offering prospectus.

Sub-Servicers

Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

The series 2006-C7 pooling and servicing agreement will permit each of the master servicer and, with the consent of the series 2006-C7 controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series 2006-C7 pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (a) is consistent with the series 2006-C7 pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the series 2006-C7 pooling and servicing agreement and, with limited exceptions, provides for events of default with respect to the subject sub-servicer substantially the same as those applicable to the master servicer or the special servicer, as the case may be, modified as necessary to apply to the subject sub-servicer’s obligations under that sub-servicing agreement; (b) provides that if the master servicer or the special servicer, as the case may be, will for any reason no longer act in such capacity under the series 2006-C7 pooling and servicing agreement, including by reason of an event of default, the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the master servicer or the special servicer, as the case may be, under that sub-servicing agreement or may terminate that sub-servicing agreement without cause, except that any sub-servicing agreement in effect as of the Issue Date or within 90 days thereafter may only be terminated for cause; (c) provides that the trustee, for the benefit of the series 2006-C7 certificateholders and, in the case of a sub-servicing agreement relating to a Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), will each be a third-party beneficiary under that sub-servicing agreement; (d) permits any purchaser of an underlying mortgage loan to terminate that sub-servicing agreement with respect to such purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to material modifications, extensions, waivers or amendments of or otherwise take enforcement actions with respect to the subject mortgage loans on behalf of the master servicer or the special servicer, as the case may be, without the consent of the master servicer or special servicer, as the case may be; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series 2006-C7 pooling and servicing agreement, each sub-servicing agreement entered into by the master servicer must provide that such agreement will, with respect to any underlying mortgage loan, terminate at the time such underlying mortgage loan becomes a specially serviced mortgage loan (or, alternatively, be subject to the special servicer’s rights to service such underlying mortgage loan for so long as such underlying mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.

References in the series 2006-C7 pooling and servicing agreement, and under this ‘‘The Series 2006-C7 Pooling and Servicing Agreement’’ section, to actions taken or to be taken by the master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the master servicer or the special servicer, as the case may be. In connection with the foregoing, all amounts advanced by any sub-servicer to satisfy the obligations of the master servicer or the special servicer under the series 2006-C7 pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, those advances will be recoverable by that sub-servicer in the same manner and out of the same funds as if that sub-servicer were the master servicer or the special servicer, as the case may be. The series 2006-C7 pooling and servicing agreement will provide that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series 2006-C7 pooling and servicing agreement, with that interest to be allocable between the master servicer or the special servicer, as the case may be, and the subject sub-servicer as they may agree. For purposes of the series 2006-C7 pooling and servicing agreement, each of the master servicer and the special servicer will be deemed to have received any payment when a sub-servicer retained by it receives the payment.

The series 2006-C7 pooling and servicing agreement will require the master servicer and the special servicer, for the benefit of the trustee, the series 2006-C7 certificateholders and, in the case of a Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series 2006-C7 pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicer and the special servicer will remain obligated and liable to the trustee, the series 2006-C7 certificateholders and the Serviced Non-Trust Loan Noteholder(s) for the performance of their respective obligations and duties under the series 2006-C7 pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and the master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

Servicing Compensation and Payment of Expenses

Principal Master Servicing Compensation.    The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee will be earned with respect to each and every mortgage loan in the trust (including the Outside Serviced Trust Mortgage Loans) and, subject to the discussion regarding MezzCap Loan Combinations below, each and every Serviced Non-Trust Loan, including each such mortgage loan—

•	that is being specially serviced;

•	as to which the corresponding mortgaged real property has become an REO Property; or

•	that has been defeased.

In the case of each mortgage loan in the trust, the master servicing fee will—

•	in the case of each KeyBank Mortgage Loan that accrues interest on an Actual/360 Basis, be calculated on an Actual/360 Basis, and in the case of each other mortgage loan in the trust, be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at the related master servicing fee rate,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

The master servicing fee rate with respect to each Outside Serviced Trust Mortgage Loan under the series 2006-C7 pooling and servicing agreement will equal 0.01% per annum. The master servicing fee rate with respect to the other underlying mortgage loans under the series 2006-C7 pooling and servicing agreement will vary on a loan-by-loan basis and ranges from 0.02% per annum to 0.11% per annum. The master servicing fee rate includes any sub-servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer, but does not include (i) the master servicing fee rate (which is 0.01% per annum calculated on a 30/360 Basis) that is payable to the series 2006-C6 master servicer with respect to the 1211 Avenue of the Americas Mortgage Loan under the series 2006-C6 pooling and servicing agreement, or (ii) the master servicing fee rate (which is 0.01% per annum calculated on a 30/360 Basis) that is payable to the series 2006-C1 master servicer with respect to the Triangle Town Center Subordinate Tranche Mortgage Loan under the servicing agreement for the Triangle Town Center Loan Combination.

Notwithstanding the foregoing, only after the occurrence, and during the continuance, of a MezzCap Material Default with respect to any MezzCap Loan Combination, will master servicing fees be payable with respect to the Serviced Non-Trust Loan in the subject MezzCap Loan Combination.

Principal Special Servicing Compensation.    The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loans will generally consist of—

•	the special servicing fee,

•	the workout fee, and

•	the liquidation fee.

The Special Servicing Fee.    The special servicing fee will be earned with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) and each Serviced Non-Trust Loan—

•	that is being specially serviced, or

•	as to which the corresponding mortgaged real property has become an REO Property.

In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at a special servicing fee rate of 0.25% per annum,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

Subject to the discussion regarding MezzCap Loan Combinations below, special servicing fees earned with respect to a Serviced Loan Combination may be paid out of collections on the entire subject Loan Combination.

The Workout Fee.    The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) and Serviced Non-Trust Loan that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of—

•	interest, other than Default Interest and Post-ARD Additional Interest,

•	principal, and

•	prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked out mortgage loan; provided that any workout fees in respect of a Serviced Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan is worked out with respect to that new Servicing Transfer Event.

If the special servicer is terminated or replaced—other than for cause—or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2006-C7 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2006-C7 certificateholders.

The Liquidation Fee.    Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to: (a) any specially serviced mortgage loan (other than a mortgage loan that is part of an Outside Serviced Loan Combination) for which it obtains a full, partial or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property (other than a mortgage loan that is part of, or an REO Property that relates to, an Outside Serviced Loan Combination) as to which it receives any Liquidation Proceeds. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest; provided that, subject to the discussion regarding MezzCap Loan Combinations below, any liquidation fees in respect of a Serviced Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

•	a specially serviced mortgage loan that becomes a worked-out mortgage loan (unless it again becomes a specially serviced mortgage loan);

•	the repurchase of any mortgage loan in the trust by us, the UBS Mortgage Loan Seller or the KeyBank Mortgage Loan Seller, due to a breach of representation or warranty or for missing mortgage loan documentation, prior to the expiration of a specified period of time set forth in the series 2006-C7 pooling and servicing agreement, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus;

•	the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under ‘‘—Fair Value Option’’ below, unless (a) such purchase occurs more than 90 days after the purchase option arose, and (b) the purchase is by certain specified parties under the series 2006-C7 pooling and servicing agreement;

•	the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

•	the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2006-C7 controlling class or the master servicer in connection with the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by any related Non-Trust Loan Noteholder or its designee in accordance with the related Co-Lender Agreement, unless (a) such purchase occurs more than 60 days after the purchase right arose, and (b) the liquidation fee is actually paid; or

•	the receipt or application of loss of value payments, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus.

Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2006-C7 certificateholders.

MezzCap Loan Combinations.    After the occurrence, and during the continuance, of a MezzCap Material Default, special servicing fees and, except in connection with a purchase of the related underlying mortgage loan by the related Serviced Non-Trust Loan Noteholder, pursuant to the purchase option in the related Co-Lender Agreement, as described under ‘‘Description of the Mortgage Pool—The Loan Combinations—The MezzCap Loan Combinations’’ in this offering prospectus, workout fees and liquidation fees, earned with respect to a MezzCap Loan Combination may be paid out of collections on the entire such MezzCap Loan Combination. However, if a MezzCap Material Default ceases to exist with respect to a MezzCap Loan Combination, payments on the related Serviced Non-Trust Loan may be made directly to the related Serviced Non-Trust Loan Noteholder. Accordingly, those payments would no longer be available to offset special servicing fees, workout fees, liquidation fees or any other Additional Trust Fund Expenses paid or payable with respect to the related underlying mortgage loan.

Outside Serviced Loan Combinations.    Special servicing fees, liquidation fees and workout fees will be payable with respect to the Outside Serviced Loan Combinations in accordance with the applicable governing servicing agreement under generally the same circumstances as such fees will be payable with respect to the Serviced Loan Combinations under the series 2006-C7 pooling and servicing agreement and may reduce amounts payable to the series 2006-C7 certificateholders, except that any special servicing fee with respect to an Outside Serviced Loan Combination will be calculated at 0.35% per annum and be subject to a monthly minimum of $4,000.

Additional Servicing Compensation.    As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire mortgage pool (but, in the case of Outside Serviced Trust Mortgage Loan, only to the extent passed through to the trust).

In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow accounts, reserve accounts and/or Serviced Loan Combination-specific accounts maintained by the master servicer, in Permitted Investments. See ‘‘—Accounts—Custodial Account’’ below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any investment losses from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See ‘‘—Accounts—REO Account’’ below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer’s REO account.

All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2006-C7 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected (and, in the case of an Outside Serviced Trust Mortgage Loan, remitted to the trust) with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2006-C7 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable—

•	to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursable to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

•	to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

•	to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool—other than late payment charges and Default Interest collected with respect to the subject mortgage loan—and that were not previously reimbursed in accordance with this bullet.

Some or all of the items referred to in the prior paragraph that are collected in respect of the Serviced Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2006-C7 pooling and servicing agreement. Some or all of the items referred to in the prior paragraph (exclusive of Default Interest and late payment charges) that are collected in respect of an Outside Serviced Trust Mortgage Loan will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided under the governing servicing agreement for the subject Outside Serviced Loan Combination. However, Default Interest and late payment charges allocable to an Outside Serviced Trust Mortgage Loan may be applied, in accordance with the related governing servicing agreement, first, to offset interest on servicing advances, and, in the case of the Triangle Town Center Subordinate Tranche Mortgage Loan, delinquency advances on the related Non-Trust Loans made under such governing servicing agreement, and then, to the extent passed through to the trust, for the same purposes as Default Interest and late payment charges on the other underlying mortgage loans.

Prepayment Interest Shortfalls.    The series 2006-C7 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool (including, if applicable, the Outside Serviced Trust Mortgage Loans) during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

•	the total amount of those Prepayment Interest Shortfalls, and

•	the sum of the following components of the master servicer’s total servicing compensation for that same collection period—

1.	all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

2.	with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2006-C7 certificates on that distribution date as described under ‘‘Description of the Offered Certificates—Payments’’ in this offering prospectus. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated to or among one or more of the respective interest-bearing classes of the series 2006-C7 certificates, in reduction of the interest payable on those certificates, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this offering prospectus.

Payment of Expenses.    Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2006-C7 pooling and servicing agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for any expenses incurred by it in connection with performing its duties under the series 2006-C7 pooling and servicing agreement except as expressly provided therein.

The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer’s custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced under the series 2006-C7 pooling and servicing agreement. In addition, the series 2006-C7 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer’s custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. See ‘‘—Advances’’ below. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2006-C7 certificateholders (or, if the subject specially serviced asset is a Serviced Loan Combination or any related REO Property, the best interests of the series 2006-C7 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole.

Trustee Compensation

The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its collection account, the trustee fee. With respect to each calendar month, the trustee fee will equal one month’s interest accrued at 0.00065% per annum on the Stated Principal Balance outstanding immediately prior to the distribution date in that month of each and every mortgage loan in the trust. In the case of KeyBank Mortgage Loans that accrue interest on an Actual/360 Basis, the trustee fee will accrue on an Actual/360 Basis, and in the case of the remaining underlying mortgage loans, the trustee fee will accrue on a 30/360 Basis.

In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and its interest reserve account in Permitted Investments. See ‘‘—Accounts—Collection Account’’ and ‘‘—Accounts—Interest Reserve Account’’ below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee’s collection account or interest reserve account.

Advances

Servicing Advances.    Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred or to be incurred, as the case may be, by the master servicer, the special servicer or the trustee in connection with the servicing of a mortgage loan under the series 2006-C7 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be required to make any servicing advances with respect to any Outside Serviced Trust Mortgage Loan or any related mortgaged real property under the series 2006-C7 pooling and servicing agreement. Those servicing advances will be made by the applicable master servicer, special servicer, trustee or fiscal agent, if any (and will be reimbursable together with interest thereon at a published prime rate) under the governing servicing agreement for the related Outside Serviced Loan Combination, on generally the same terms and conditions as are applicable under the series 2006-C7 pooling and servicing agreement. See ‘‘Servicing of the 1211 Avenue of the Americas Loan Combination and the Triangle Town Center Loan Combination’’ in this offering prospectus.

The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2006-C7 pooling and servicing agreement, in lieu of the special servicer’s making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2006-C7 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer’s receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

If the master servicer or the special servicer is required under the series 2006-C7 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

•	if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

•	if the failure continues for three more business days, to make the servicing advance.

None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer with regard to advances by parties other than the special servicer, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by that party’s assumptions—consistent with the Servicing Standard—regarding the possibility and effects of future adverse change with respect to the related mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines—or, with regard to advances by parties other than the special servicer, that the special servicer subsequently determines—is not recoverable from expected collections on the related mortgage loan or REO Property, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances— Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. See also ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

Advances of Delinquent Monthly Debt Service Payments.    The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees (and, in the case of each Outside Serviced Trust Mortgage Loan, further net of any comparable fees payable pursuant to the governing servicing agreement for that mortgage loan), that—

•	were due or deemed due, as the case may be, with respect to the mortgage loans in the trust during the related collection period, and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

Notwithstanding the foregoing, if the special servicer determines that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (or, with respect to an Outside Serviced Trust Mortgage Loan, if the master servicer has received notice from a servicer under the applicable governing servicing agreement of the existence of an Appraisal Reduction Amount with respect thereto), then the master servicer will generally reduce the interest portion—but not the principal portion—of each P&I advance, if any, that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

•	the amount of the interest portion of that P&I advance that would otherwise be required to be made with respect to the subject mortgage loan for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

•	a fraction, the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount (or, if applicable, the relevant portion thereof allocable to the subject mortgage loan), and the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

In the case of any underlying mortgage loan that is part of a Loan Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to that underlying mortgage loan.

Each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated in accordance with the definition of ‘‘Appraisal Reduction Amount’’ set forth in the Glossary to this offering prospectus.

With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2006-C7 pooling and servicing agreement, funds held in the master servicer’s custodial account that are not required to be paid on the series 2006-C7 certificates on that distribution date.

The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make, including with respect to an Outside Serviced Trust Mortgage Loan.

The master servicer and the trustee will each be entitled to recover any P&I advance made by it out of its own funds from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any P&I advance for any underlying mortgage loan—including any specially serviced mortgage loan or any mortgage loan as to which the related mortgaged real property has become an REO Property—that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines will not be recoverable out of collections on the related underlying mortgage loan, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances—Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. The master servicer and the trustee will be required to rely on the special servicer’s determination, and the trustee will be entitled to rely on the master servicer’s determination, that an advance, if made, would not be ultimately recoverable from collections on the related underlying mortgage loan. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by such party’s assumptions—consistent with the Servicing Standard—regarding the possibility and effects of future adverse change with respect to such mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. See ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

A monthly debt service payment will be assumed to be due with respect to:

•	each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

•	each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if applicable) and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for an ARD Loan do not include Post-ARD Additional Interest or accelerated amortization payments.

Neither the master servicer nor the trustee will be required to make any P&I advance with respect to a Non-Trust Loan.

Special Considerations Regarding the Reimbursement of Nonrecoverable Advances.    If the master servicer, the trustee or the special servicer reimburses itself out of general collections on the mortgage pool for any advance that has been determined not to be recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C7 principal balance certificates, and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C7 certificates, thereby reducing the payments of principal on the series 2006-C7 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related mortgage loan (or, if such mortgage loan is part of the Serviced Loan Combination, on or in respect of such Loan Combination), as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject mortgage loan as to which the advance was made, and then, out of payments or other collections of principal on the other loan group.

Notwithstanding the foregoing, upon a determination that a previously made advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable advance over a period of time (not to exceed 12 months without the consent of the series 2006-C7 controlling class representative), with interest thereon at the prime rate described under ‘‘—Advances—Interest on Advances’’ below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover over time an advance that is nonrecoverable on a loan-specific basis, or not to do so, benefits some classes of series 2006-C7 certificateholders to the detriment of other classes of series 2006-C7 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2006-C7 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2006-C7 certificateholders.

Interest on Advances.    Each of the master servicer, the special servicer and the trustee will be entitled to receive interest on any servicing advances and, except in the case of the special servicer, P&I advances made by it. The interest will accrue on the amount of each servicing advance and P&I advance, and compound annually, for so long as that advance is outstanding, at a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance or P&I advance will generally be payable—

•	first, out of Default Interest and late payment charges on deposit in the master servicer’s collection account that were collected on the related underlying mortgage loan during the collection period in which the advance is reimbursed, and

•	then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer’s custodial account.

Any delay between a sub-servicer’s receipt of a late collection of any monthly debt service or other payment as to which an advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the special servicer, as the case may be, on that advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding advance will result in a reduction in amounts payable on one or more classes of the series 2006-C7 certificates.

The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders

Series 2006-C7 Controlling Class.    As of any date of determination, the controlling class of series 2006-C7 certificateholders will be the holders of the most subordinate class of series 2006-C7 principal balance certificates then outstanding that has a total principal balance that is at least equal to 25% of that class’s original total principal balance. However, if no class of series 2006-C7 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2006-C7 certificateholders will be the holders of the most subordinate class of series 2006-C7 principal balance certificates then outstanding that has a total principal balance greater than zero. For purposes of the foregoing, whether a class of series 2006-C7 principal balance certificates is more subordinate than another such class will be based on the payment priority described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this offering prospectus. The class A-1, A-2, A-AB, A-3 and A-1A certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class of series 2006-C7 certificates. For clarification, the controlling class of series 2006-C7 certificateholders will in no event be the holders of the class X-CL, X-CP, R-I, R-II, R-III or V certificates, which do not have principal balances.

Selection of the Series 2006-C7 Controlling Class Representative.    The series 2006-C7 pooling and servicing agreement permits the holder or holders of series 2006-C7 certificates representing a majority of the voting rights allocated to the series 2006-C7 controlling class to select a representative with the rights and powers described below in this ‘‘—The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ section and elsewhere in this offering prospectus. In addition, if the series 2006-C7 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2006-C7 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series 2006-C7 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders—or, if applicable, the beneficial owners—of series 2006-C7 certificates representing a majority of the voting rights allocated to the series 2006-C7 controlling class that a series 2006-C7 controlling class representative is no longer designated, any party identified to the trustee as beneficially owning more than 50% of the aggregate principal balance of the series 2006-C7 controlling class certificates will be the series 2006-C7 controlling class representative.

If the series 2006-C7 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series 2006-C7 controlling class representative may be an expense of the trust.

Designation of the Loan Combination Controlling Parties.    The Co-Lender Agreement for each Loan Combination (other than a MezzCap Loan Combination) provides for, or allows for, one or more particular holders of the mortgage loans comprising that Loan Combination or its or their designee or designees (as to that Loan Combination, the ‘‘Loan Combination Controlling Party’’) to provide advice and direction to the master servicer and/or the special servicer (or, with respect to an Outside Serviced Loan Combination, to provide advice and direction to the master servicer and special servicer under the related governing servicing agreement) with respect to various servicing actions regarding that Loan Combination, including as described below in this ‘‘—The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ section. The Loan Combination Controlling Party for each Loan Combination (other than a MezzCap Loan Combination) is identified under the subheading ‘‘—Co-Lender Agreement—Consent Rights’’ relating to such Loan Combination that appears under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

Rights and Powers of The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders.    Neither the special servicer nor the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2006-C7 pooling and servicing agreement) will, in general, be permitted to take (or, in the case of the special servicer, if and when applicable, consent to the master servicer’s taking), among others, any of the following actions under the series 2006-C7 pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination other than a MezzCap Loan Combination), as to which action the series 2006-C7 controlling class representative has objected in writing within ten business days (or, in the case of certain of those actions, five business days) of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action—

•	any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of Default Interest and late charges) (or, in the case of a non-specially serviced mortgage loan, a material monetary term) or any material non-monetary term (including any material term relating to insurance) of a mortgage loan in the trust;

•	any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest and Post-ARD Additional Interest) thereon, plus any related unreimbursed servicing advances thereon, plus such other items set forth in the 2006-C7 pooling and servicing agreement;

•	any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

•	any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

•	any release of collateral for specially serviced mortgage loans other than any release of collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan or (c) occurs in connection with a defeasance;

•	any release of a parcel of land with respect to a non-specially serviced mortgage loan in the trust (other than parcels that were not given value in the calculation of loan-to-value ratio in connection with the underwriting of such mortgage loan), other than any release of collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan, (c) occurs in connection with a defeasance, or (d) may be approved by the master servicer in accordance with the series 2006-C7 pooling and servicing agreement;

•	any acceptance of substitute or additional collateral for a mortgage loan in the trust, other than any acceptance of substitute or additional collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs in connection with a defeasance, or (c) may be approved by the master servicer in accordance with the series 2006-C7 pooling and servicing agreement;

•	any acceptance of a change in the property management company or, if applicable, the hotel franchise for a mortgaged real property, in each case other than as required by the terms of the mortgage loan; provided that, in each case, there is no material discretion by the lender, and provided, further, that, with respect to a change in the property management company, the unpaid principal balance of such mortgage loan is greater than $5,000,000;

•	any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

•	any determination by the special servicer not to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan;

•	any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

•	any other actions as may be specified in the series 2006-C7 pooling and servicing agreement.

provided that, if the special servicer or the master servicer, as applicable, determines that failure to take such action would violate the Servicing Standard, then the special servicer or the master servicer, as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer’s taking) any such action without waiting for the series 2006-C7 controlling class representative’s response.

In addition, the series 2006-C7 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust—other than any such mortgage loans that are part of, and any such REO Properties that relate to, a Loan Combination—that the series 2006-C7 controlling class representative may consider advisable or as to which provision is otherwise made in the series 2006-C7 pooling and servicing agreement.

Similarly, neither the special servicer nor the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2006-C7 pooling and servicing agreement) will be permitted to take (or, in case of the special servicer, if and when appropriate, to consent to the master servicer’s taking) any of the following actions (or, subject to the related Co-Lender Agreement, some subset of the following actions) under the series 2006-C7 pooling and servicing agreement with respect to a Serviced Loan Combination (other than a MezzCap Loan Combination), as to which action the related Loan Combination Controlling Party has objected within ten business days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

•	any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Loan Combination if it comes into and continues in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments or the maturity date and any acceleration of the loan unless such acceleration is by its terms automatic under the related loan documents) or any material non-monetary term (including a material term relating to insurance) of a mortgage loan that is part of the subject Loan Combination;

•	any proposed sale of a related REO Property or any proposed sale of the loan other than in connection with the exercise of a fair value purchase option pursuant to the pooling and servicing agreement;

•	any acceptance of a discounted payoff or the forgiveness of any interest or principal payments of a mortgage loan that is part of the subject Loan Combination;

•	any determination to bring the related mortgaged real property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

•	any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if lender’s approval is required by the related loan documents;

•	any adoption or approval of a plan in bankruptcy of the related borrower or similar event in a bankruptcy or similar proceeding;

•	any release of collateral for the subject Loan Combination (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the subject Loan Combination;

•	any acceptance of substitute or additional collateral for the subject Loan Combination or any release of the borrower or any guarantor, other than in accordance with the terms thereof;

•	any waiver of or determination to enforce or not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to the subject Loan Combination;

•	any acceptance of an assumption agreement releasing the related borrower from liability under the subject Loan Combination;

•	any approval of annual budgets, business plans, major leases, modifications to or terminations of major leases or a material capital expenditure, if lender’s approval is required by the related loan documents;

•	any replacement of the property manager or any proposed termination or material modification of the property management agreement, if lender’s approval is required by the related loan documents;

•	any approval of the transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property or any mezzanine financing by any beneficial owner of the borrower, if lender’s approval is required by the related loan documents;

•	any modification to a ground lease or certain designated space leases;

•	any determination to apply casualty proceeds or condemnation awards toward repayment of a mortgage loan that is part of the subject Loan Combination rather than toward restoration of the related mortgaged real property;

•	any release, waiver or reduction of the amounts of escrows or reserves not expressly required by the terms of the related loan documents or under applicable law;

•	the subordination of any lien created pursuant to the terms of the related loan documents;

•	any material alteration to the related mortgaged real property, to the extent the lender has approval rights with respect to such item in the related loan documents;

•	any proposed amendment to any single purpose entity provision of the related loan documents;

•	any determination by the master servicer that a Servicing Transfer Event that is based on imminent default has occurred with respect to a mortgage loan that is part of the subject Loan Combination; and

•	any proposed sale of the related mortgaged real property for less than the unpaid principal amount of the underlying mortgage loan that is part of the subject Loan Combination, accrued and unpaid interest thereon, all amounts required to be paid or reimbursed to the master servicer, special servicer and trustee under the series 2006-C7 pooling and servicing agreement and any unreimbursed realized losses allocated to the underlying mortgage loan that is part of the subject Loan Combination;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2006-C7 certificateholders and the related Serviced Non-Trust Loan Noteholder(s), as a collective whole, then the special servicer or the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2006-C7 pooling and servicing agreement), as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer’s taking) any such action without waiting for the related Loan Combination Controlling Party’s response.

In addition, the related Loan Combination Controlling Party may direct the special servicer and/or the master servicer, as applicable, to take, or refrain from taking, any actions with respect to a Serviced Loan Combination (other than a MezzCap Loan Combination) that such Loan Combination Controlling Party may consider consistent with the related Co-Lender Agreement or as to which provision is otherwise made in the related Co-Lender Agreement.

Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2006-C7 controlling class representative or by the Loan Combination Controlling Party for any Serviced Loan Combination, as contemplated by any of the foregoing paragraphs in this ‘‘—The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ subsection, may require or cause the special servicer or master servicer, as applicable, to violate (a) any other provision of the series 2006-C7 pooling and servicing agreement described in this offering prospectus or the accompanying base prospectus, including the obligation of that servicer to act in accordance with the Servicing Standard, (b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c) applicable law, including the REMIC provisions of the Internal Revenue Code; and that servicer is to ignore any such advice, direction or objection that would cause such a violation. Also notwithstanding the foregoing, in the case of the Extendicare Portfolio Loan Combination, if the holders of the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loan— or their respective representatives—have not, within the requisite time period provided for in the related Co-Lender Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the special servicer or master servicer, as applicable, will implement the servicing action that it deems to be in accordance with the Servicing Standard, and the decision of the special servicer or the master servicer, as applicable, will be binding on all such parties.

Furthermore, the special servicer will not be obligated to seek approval from the series 2006-C7 controlling class representative or the related Loan Combination Controlling Party, as applicable, for any actions to be taken by the special servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust or any Serviced Loan Combination that is being specially serviced under the series 2006-C7 pooling and servicing agreement if—

•	the special servicer has, as described above, notified the series 2006-C7 controlling class representative or the related Loan Combination Controlling Party, as the case may be, in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan or that Loan Combination, and

•	for 60 days following the first of those notices, the series 2006-C7 controlling class representative or the related Loan Combination Controlling Party, as the case may be, has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

Furthermore, during the time that the series 2006-C7 controlling class representative is not the related Loan Combination Controlling Party with respect to the Triangle Town Center Loan Combination, the series 2006-C7 controlling class representative may have certain consultation rights with respect to the servicing thereof.

In the case of a MezzCap Loan Combination, the related Serviced Non-Trust Loan Noteholder may exercise certain approval rights relating to a deferral, modification, supplement or waiver of the related underlying mortgage loan or the related Serviced Non-Trust Loan that materially and adversely affects the related Serviced Non-Trust Loan Noteholder prior to the expiration of the repurchase period described under ‘‘Description of the Mortgage Pool—The Loan Combinations —The MezzCap Loan Combinations’’ in this offering prospectus.

With respect to the 1211 Avenue of the Americas Loan Combination, the provisions of the series 2006-C6 pooling and servicing agreement and the 1211 Avenue of the Americas Co-Lender Agreement relating to the rights and powers of the related Loan Combination Controlling Party are similar but not identical to those described above with respect to the Serviced Loan Combinations in this ‘‘—The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ section. Also notwithstanding the foregoing, in the case of the 1211 Avenue of the Americas Loan Combination, if the holders of the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan—or their respective representatives—have not, within the requisite time period provided for in the related Co-Lender Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2006-C6 special servicer or the series 2006-C6 master servicer, as applicable, will implement the servicing action that it deems to be in accordance with the applicable servicing standard, and the decision of the series 2006-C6 special servicer or the series 2006-C6 master servicer, as applicable, will be binding on all such parties.

With respect to the Triangle Town Center Loan Combination, the provisions of the series 2006-C1 pooling and servicing agreement and the Triangle Town Center Co-Lender Agreement relating to the rights and powers of the related Loan Combination Controlling Party are similar but not identical to those described above with respect to the Serviced Loan Combinations in this ‘‘—The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ section.

Limitation on Liability of The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders.    The series 2006-C7 controlling class representative will not be liable to the trust or the series 2006-C7 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2006-C7 controlling class representative will not be protected against any liability to a series 2006-C7 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2006-C7 certificateholder acknowledges and agrees, by its acceptance of its series 2006-C7 certificates, that:

•	the series 2006-C7 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2006-C7 certificates;

•	the series 2006-C7 controlling class representative may act solely in the interests of the holders of the series 2006-C7 controlling class;

•	the series 2006-C7 controlling class representative does not have any duties or liability to the holders of any class of series 2006-C7 certificates other than the series 2006-C7 controlling class;

•	the series 2006-C7 controlling class representative may take actions that favor the interests of the holders of the series 2006-C7 controlling class over the interests of the holders of one or more other classes of series 2006-C7 certificates;

•	the series 2006-C7 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2006-C7 controlling class; and

•	the series 2006-C7 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2006-C7 controlling class, and no series 2006-C7 certificateholder may take any action whatsoever against the series 2006-C7 controlling class representative for having so acted.

A Serviced Non-Trust Loan Noteholder or its designee, in connection with exercising the rights and powers described under ‘‘—The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above with respect to a Serviced Loan Combination will be entitled to substantially the same limitations on liability to which the series 2006-C7 controlling class representative is entitled.

Additional Rights of the Non-Trust Loan Noteholders; Right to Purchase and Right to Cure Defaults.

Right to Purchase.    With respect to the Reston Town Center Loan Combination, if and for so long as such Loan Combination is specially serviced and, further, upon any monthly debt service payment with respect to that Loan Combination becoming at least 60 days delinquent, then the holder of the Reston Town Center Non-Trust Loan has the option to purchase the Reston Town Center Mortgage Loan, as further described under ‘‘Description of the Mortgage Pool—Loan Combinations —Reston Town Center Loan Combination—Co-Lender Agreement—Purchase Option’’ in this offering prospectus.

With respect to each of the MezzCap Loan Combination, upon the occurrence of any one of certain defaults that are set forth in the related Co-Lender Agreement, the holder of the related Serviced Non-Trust Loan will have the right to purchase the underlying mortgage loan, as further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The MezzCap Loan Combinations—Purchase Option’’ in this offering prospectus.

Right to Cure Defaults. With respect to the Reston Town Center Mortgage Loan, the Reston Town Center Non-Trust Loan Noteholder will have an assignable right to cure certain events of default with respect to the Reston Town Center Mortgage Loan, as further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The Reston Town Center Loan Combination—Co-Lender Agreement—Cure Rights’’ in this offering prospectus.

Triangle Town Center Loan Combination Purchase Option and Cure Rights

Right to Purchase.    The series 2006-C7 controlling class representative will be entitled to purchase (solely for its own account and not on behalf of, or with funds from, the trust) each of the Triangle Town Center Senior Non-Trust Loans (together only), if and for so long as the Triangle Town Center Loan Combination is specially serviced and, further, upon any monthly debt service payment with respect to that Loan Combination becoming at least 60 days delinquent, as and under the circumstances further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The Triangle Town Center Loan Combination—Co-Lender Agreement—Purchase Option’’ in this offering prospectus.

Right to Cure.    The series 2006-C7 controlling class representative will have an assignable right, but not the obligation, to cure (solely with funds from its own account and not on behalf of, or with funds from, the trust) a monetary default or a default susceptible to cure by the payment of money that is not cured within the applicable grace period, with respect to the both of the Triangle Town Center Senior Non-Trust Loans, as and under the circumstances further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The Triangle Town Center Loan Combination—Co-Lender Agreement—Cure Rights’’ in this offering prospectus.

Replacement of the Special Servicer

Subject to the discussion below in this ‘‘—Replacement of the Special Servicer’’ section, series 2006-C7 certificateholders entitled to a majority of the voting rights allocated to the series 2006-C7 controlling class may—

•	terminate an existing special servicer with or without cause, and

•	appoint a successor to any special servicer that has resigned or been terminated.

Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of—

1.	written confirmation from each of S&P and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2006-C7 certificates, and

2.	the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2006-C7 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2006-C7 pooling and servicing agreement against the proposed special servicer.

In connection with the foregoing right of the series 2006-C7 certificateholders entitled to a majority of the voting rights allocated to the series 2006-C7 controlling class to replace the special servicer, those series 2006-C7 certificateholders may be required to consult with one or more of the related Serviced Non-Trust Loan Noteholders with respect to each Serviced Loan Combination (other than a MezzCap Loan Combination) prior to appointing a replacement special servicer; provided that those series 2006-C7 certificateholders may, in their sole discretion, reject any advice provided by any such Serviced Non-Trust Loan Noteholder.

If the controlling class of series 2006-C7 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2006-C7 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer’s responsibilities and rights under the series 2006-C7 pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an REO account or should have been delivered to the master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series 2006-C7 pooling and servicing agreement, the certificateholders and the Serviced Non-Trust Loan Noteholders of any termination of the special servicer and appointment of a new special servicer.

Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2006-C7 controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense.

The series 2006-C7 controlling class representative will, subject to the conditions set forth below in this paragraph, have a similar right to terminate, appoint or replace the special servicer responsible with respect to the Triangle Town Center Loan Combination. If and for so long as the holder of the Triangle Town Center Subordinate Tranche Mortgage Loan is the related Loan Combination Controlling Party, (i) the series 2006-C7 controlling class representative (as designee of the related Loan Combination Controlling Party) may terminate an existing series 2006-C1 special servicer under the series 2006-C1 pooling and servicing agreement with respect to, but solely with respect to, the Triangle Town Center Loan Combination, with or without cause, and appoint a successor to any such special servicer with respect to, but solely with respect to, the Triangle Town Center Loan Combination that has resigned or been terminated, subject to receipt by the series 2006-C1 trustee of items similar to those described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section, and (ii) the majority holders of the series 2006-C1 controlling class certificates cannot terminate a special servicer appointed by the related Loan Combination Controlling Party with respect to the Triangle Town Center Loan Combination, without cause.

With respect to the Reston Town Center Loan Combination, the Reston Town Center Non-Trust Loan Noteholder may terminate an existing special servicer with respect to, but solely with respect to, the Reston Town Center Loan Combination, with or without cause, and appoint a successor to any special servicer with respect to, but solely with respect to, the Reston Town Center Loan Combination that has resigned or been terminated, subject to, among other things, receipt by the trustee of the items described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section; provided that the Reston Town Center Non-Trust Loan Noteholder will cease to be able to replace the special servicer if it is no longer the related Loan Combination Controlling Party.

If the special servicer for any Serviced Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2006-C7 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this offering prospectus and the accompanying base prospectus are intended to mean the applicable special servicer or all special servicers together, as appropriate in light of the circumstances.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

Subject to the discussion under ‘‘—The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer, in accordance with the series 2006-C7 pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) and any Serviced Non-Trust Loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, the special servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either (a) written confirmation has been received from each of S&P and Fitch that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2006-C7 certificates, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2006-C7 pooling and servicing agreement.

Notwithstanding the foregoing, with respect to an Outside Serviced Trust Mortgage Loan, the master servicer and special servicer for the related Outside Serviced Loan Combination will be responsible for enforcing or waiving the mortgagee’s rights under any due-on-encumbrance or due-on-sale clause in a manner consistent with that described above.

Modifications, Waivers, Amendments and Consents

In general, except as described below and in certain other limited matters, the master servicer will not be permitted to agree to waive, modify or amend any term of any underlying mortgage loan or Serviced Non-Trust Loan. The special servicer, subject to the limitations described below in this ‘‘—Modifications, Waivers, Amendments and Consents’’ section, will generally be responsible for any material waivers, modifications or amendments of any mortgage loan documents for the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loans.

The series 2006-C7 pooling and servicing agreement will generally provide that, with respect to any mortgage loan (other than an Outside Serviced Trust Mortgage Loan) in the trust that is not specially serviced, subject to the rights of the special servicer and the discussion under ‘‘—The Series 2006-C7 Controlling Class Representative and the Non-Trust Loan Noteholders’’ above, and further subject to obtaining any rating confirmations required under the series 2006-C7 pooling and servicing agreement, the master servicer will be responsible for any request by a borrower for lender consent to certain modifications, waivers or amendments, as specified in the series 2006-C7 pooling and servicing agreement, including, without limitation—

•	approving routine leasing activity, including any subordination, standstill and attornment agreements, with respect to any lease for less than the lesser of 20,000 square feet and 20% of the related mortgaged real property,

•	approving a change of the property manager at the request of the related borrower, provided that (A) the successor property manager is not affiliated with the related borrower and is a nationally or regionally recognized manager of similar properties, (B) the mortgage loan does not have an outstanding principal balance in excess of $5,000,000 and (C) the related mortgaged real property does not secure a Loan Combination,

•	approving any waiver affecting the timing of receipt of financial statements from the related borrower, provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter,

•	approving annual budgets for the related mortgaged real property, provided, that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the related borrower other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the cut-off date,

•	subject to the restrictions set forth in the series 2006-C7 pooling and servicing agreement regarding principal prepayments, waiving any provision of the mortgage loan requiring a specified number of days notice prior to a principal prepayment,

•	approving modifications, consents or waivers (subject to certain limitations) in connection with a defeasance permitted by the terms of the mortgage loan if the master servicer receives an opinion of independent counsel generally to the effect that such modification, waiver or consent would not cause any REMIC created under the series 2006-C7 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in a tax on ‘‘prohibited transaction’’ being imposed on the trust assets, and

•	consent to subject the related mortgaged real property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the mortgage loan to such easement or right-of way provided the master servicer has determined in accordance with the Servicing Standard that such easement or right-of-way does not materially interfere with the then-current use of the related mortgaged real property, or the security intended to be provided by the related mortgage instrument, the related borrower’s ability to repay the mortgage loan, or materially or adversely affect the value of the related mortgaged real property or cause the mortgage loan to cease to be a ‘‘qualified mortgage’’ for REMIC purposes;

provided that—

1.	any such modification, waiver or amendment would not in any way affect a payment term (including, subject to certain exceptions, a waiver of the payment of assumption fees) of the mortgage loan, other than in the case of a waiver of the payment of late payment charges and/or Default Interest,

2.	agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard,

3.	agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of the series 2006-C7 pooling and servicing agreement, and

4.	any such modification, waiver or amendment does not materially violate the terms, conditions and limitations set forth in the series 2006-C7 pooling and servicing agreement relating to the enforcement of the mortgagee’s rights in connection with any transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property or any mezzanine financing by any beneficial owner of the related borrower, if applicable.

With respect to any action proposed to be taken by the master servicer under the preceding paragraph where any thresholds in the bullets of the preceding paragraph are exceeded, or which cannot be taken by the master servicer by reason of any of provisos (1) to (4) set out in the preceding paragraph, such action may only be taken by the special servicer, if and to the extent permitted by the series 2006-C7 pooling and servicing agreement. Without limiting the generality of the foregoing, any request for disbursement or funding to a related borrower of previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of any mortgage loan must be submitted to the special servicer for approval.

Furthermore, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is a hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P and Fitch that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 2006-C7 certificates.

The series 2006-C7 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder if that modification, extension, waiver or amendment:

•	is consistent with the Servicing Standard, and

•	except under the circumstances described below or as otherwise described under ‘‘—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions’’ above and/or ‘‘—Maintenance of Insurance’’ below, will not—

1.	affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and, with some limitations, other amounts constituting additional servicing compensation, payable under the mortgage loan,

2.	affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

3.	except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

4.	in the special servicer’s judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under ‘‘—The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer may—

•	reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest, including Post-ARD Additional Interest, and/or any prepayment premium or yield maintenance charge,

•	reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

•	forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

•	accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

•	subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that—

1.	the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

2.	in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2006-C7 certificateholders (or, if a Serviced Loan Combination is involved, to the series 2006-C7 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole, on a present value basis,

3.	that modification, extension, waiver or amendment does not result in a tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2006-C7 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code, and

4.	the subject mortgage loan is not an Outside Serviced Trust Mortgage Loan.

In no event, however, will the special servicer be permitted to:

•	extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final distribution date;

•	extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

•	if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

The master servicer will be permitted, with the special servicer’s consent, to waive any or all Post-ARD Additional Interest accrued on an ARD Loan, if—

•	that ARD Loan is not being specially serviced,

•	prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for all or a portion of that Post-ARD Additional Interest, and

•	the master servicer has determined that the waiver of all or a portion of that Post-ARD Additional Interest would result in a greater recovery to the series 2006-C7 certificateholders, as a collective whole, on a present value basis, than not waiving it.

The master servicer will not have any liability to the trust, the series 2006-C7 certificateholders or any other person for the determination referred to in the third bullet of the preceding sentence if it is made in accordance with the Servicing Standard. The series 2006-C7 pooling and servicing agreement will also limit the master servicer’s and the special servicer’s ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

In the case of a MezzCap Loan Combination, the related Serviced Non-Trust Loan Noteholder may exercise certain approval rights relating to a deferral, modification, supplement or waiver of the related underlying mortgage loan or the related Serviced Non-Trust Loan that materially and adversely affects the related Serviced Non-Trust Loan Noteholder prior to the expiration of the repurchase period described under ‘‘Description of the Mortgage Pool—The Loan Combinations —The MezzCap Loan Combination—Consent Rights’’ in this offering prospectus.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination will be required to be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the related co-lender or similar agreement, such that neither the trust as holder of the subject underlying mortgage loan, on the one hand, nor the related Serviced Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the related loan documents and the related Co-Lender Agreement.

Further, with respect to the Reston Town Center Loan Combination, to the extent consistent with the Servicing Standard, taking into account the subordinate position of the related Serviced Non-Trust Loan:

•	no waiver, reduction or deferral of any amounts due on the underlying mortgage loan in such Loan Combination will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related Serviced Non-Trust Loan; and

•	no reduction of the mortgage interest rate of the underlying mortgage loan in such Loan Combination may be effected prior to the reduction of the mortgage interest rate of the related Serviced Non-Trust Loan, to the fullest extent possible.

The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this offering prospectus.

Notwithstanding the foregoing, (a) the master servicer and special servicer for the Series 2006-C6 Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the 1211 Avenue of the Americas Loan Combination and (b) the master servicer and special servicer for the Series 2006-C1 Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the Triangle Town Center Loan Combination, in each case under terms and conditions similar to those described above in this ‘‘—Modifications, Waivers, Amendments and Consents’’ section.

Defense of Litigation

The series 2006-C7 pooling and servicing agreement will provide that the special servicer will (1) direct, manage, prosecute and/or defend any action brought by a borrower against the trust and/or the special servicer and (2) represent the interests of the trust in any litigation relating to the rights and obligations of the borrower or mortgagee, or the enforcement of the obligations of a borrower, under the loan documents for any underlying mortgage loan (‘‘Trust-Related Litigation’’).

To the extent the master servicer is named in Trust-Related Litigation, and the trust or special servicer is not named, in order to effectuate the role of the special servicer as contemplated by the prior paragraph, the master servicer must (1) notify the special servicer of such Trust-Related Litigation within ten days of the master servicer receiving notice of such Trust-Related Litigation; (2) provide monthly status reports to the special servicer, regarding such Trust-Related Litigation; (3) seek to have the trust replace the master servicer as the appropriate party to the lawsuit; and (4) so long as the master servicer remains a party to the lawsuit, consult with and act at the direction of the special servicer with respect to decisions and resolutions related to the interests of the trust in such Trust-Related Litigation, including but not limited to the selection of counsel, provided however, if there are claims against the master servicer and the master servicer has not determined that separate counsel is required for such claims, such counsel shall be reasonably acceptable to the master servicer.

Notwithstanding the right of the special servicer to represent the interests of the trust in Trust-Related Litigation, and subject to the rights of the special servicer to direct the master servicer’s actions as described in the next paragraph, the master servicer will retain the right to make determinations relating to claims against the master servicer, including but not limited to the right to engage separate counsel in the master servicer’s reasonable discretion, the cost of which shall be subject to indemnification out of trust assets. Further, the master servicer will not be required to take or fail to take any action which, in the master servicer’s good faith and reasonable judgment, may (1) result in an adverse REMIC event or adverse grantor trust event with respect to the trust or (2) subject the master servicer to liability or materially expand the scope of the master servicer’s obligations under the series 2006-C7 pooling and servicing agreement.

Notwithstanding any right of the master servicer to make determinations relating to claims against it, the special servicer will have the right at any time to (1) direct the master servicer to settle any claims brought against the trust, including claims asserted against the master servicer (whether or not the trust or the special servicer is named in any such claims or

Trust-Related Litigation) and (2) otherwise reasonably direct the actions of the master servicer relating to claims against the master servicer (whether or not the trust or the special servicer is named in any such claims or Trust-Related Litigation), provided in either case that (a) such settlement or other direction does not require any admission, or is not likely to result in a finding of liability or wrongdoing on the part of the master servicer, (b) the cost of such settlement or any resulting judgment is and will be paid by the trust, (c) the master servicer is and will be indemnified out of trust assets for all costs and expenses of the master servicer incurred in defending and settling the Trust-Related Litigation and for any judgment, (d) any such action taken by the master servicer at the direction of the special servicer will be deemed, as to the master servicer, to be in compliance with the Servicing Standard and (e) the special servicer provides the master servicer with assurance reasonably satisfactory to the master servicer as to the items in clauses (a), (b) and (c).

In the event both the master servicer and the special servicer or trust are named in litigation, the master servicer and the special servicer must cooperate with each other to afford the master servicer and the special servicer the rights afforded to such party as described in this ‘‘—Defense of Litigation’’ section.

The discussion in this ‘‘—Defense of Litigation’’ section will not apply in the event the special servicer authorizes the master servicer, and the master servicer agrees (both authority and agreement to be in writing), to make certain decisions or control certain Trust-Related Litigation on behalf of the trust.

The foregoing rights of the special servicer to direct, manage, prosecute and/or defend any Trust Related Litigation may be, as and to the extent provided in the series 2006-C7 pooling and servicing agreement, subject to the consent and/or direction of the series 2006-C7 controlling class representative.

Notwithstanding the foregoing, (a) in the event that any action, suit, litigation or proceeding names the trustee in its individual capacity, or in the event that any judgment is rendered against the trustee in its individual capacity, the trustee, upon prior written notice to the master servicer or the special servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests; provided that the master servicer or special servicer, as applicable, will retain the right to manage and direct any such action, suit, litigation or proceeding; (b) in the event of any action, suit, litigation or proceeding other than an action, suit, litigation or proceeding, relating to the enforcement of the obligations of a borrower under the related loan documents, neither the master servicer nor the special servicer may, without the prior written consent of the trustee, (i) initiate any action, suit, litigation or proceeding in the name of the trustee, whether in such capacity or individually, (ii) engage counsel to represent the trustee, or (iii) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with intent to cause, and that actually causes, the trustee to be registered to do business in any state; and (c) in the event that any court finds that the trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from the series 2006-C7 pooling and servicing agreement or any mortgage loan, the trustee will have the right to retain counsel and appear in any such proceedings on its own behalf in order to protect and represent its interests, whether as trustee or individually; provided that the master servicer or the special servicer, as applicable, will retain the right to manage and direct any such action, suit, litigation or proceeding.

Required Appraisals

Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the underlying mortgage loans (other than an Outside Serviced Trust Mortgage Loan), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2006-C7 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan or, if applicable, the subject Loan Combination. An Appraisal Reduction Amount is relevant to: (a) the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan; and (b) in the case of a Serviced Loan Combination (other than the Extendicare

Portfolio Loan Combination and the MezzCap Loan Combinations), the determination of the identity of the related Loan Combination Controlling Party. See ‘‘Description of the Series 2006-C7 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments’’ and ‘‘—The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above. The Appraisal Reduction Amount for any mortgage loan or Loan Combination serviced under the series 2006-C7 pooling and servicing agreement will be determined following either—

•	the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

•	the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when—

•	if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under ‘‘—General’’ above,

•	the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

•	no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) or, if applicable, any Serviced Loan Combination, the series 2006-C7 controlling class representative or the related Loan Combination Controlling Party, as applicable, under the series 2006-C7 pooling and servicing agreement, will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2006-C7 controlling class representative or the related Loan Combination Controlling Party, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

Subject to the Servicing Standard, the special servicer will be permitted, but not obligated, to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

Notwithstanding the foregoing, (a) any Appraisal Reduction Amounts with respect to the 1211 Avenue of the Americas Loan Combination will be determined based upon appraisals obtained in accordance with the series 2006-C6 pooling and servicing agreement, and (b) any Appraisal Reduction Amounts with respect to the Triangle Town Center Loan Combination will be determined based upon appraisals obtained in accordance with the series 2006-C1 pooling and servicing agreement, in each case on terms similar to those described above, and each such determination will affect the amount of any advances of delinquent interest required to be made on the 1211 Avenue of the Americas Loan Combination or the Triangle Town Center Subordinate Tranche Mortgage Loan, as applicable, and may affect the identity of the Loan Combination Controlling Party for the Triangle Town Center Loan Combination.

Maintenance of Insurance

The series 2006-C7 pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property (other than a mortgaged real property with respect to an Outside Serviced Loan Combination) that is not an REO Property all insurance coverage as is required under the related underlying mortgage loan. In addition, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain, but only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines, based on due inquiry in accordance with the Servicing Standard (subject to any required consent of the series 2006-C7 controlling class representative or the related Loan Combination Controlling Party, in each case if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

The related Loan Combination Controlling Party, in the case of a mortgaged real property that secures a Serviced Loan Combination (other than a MezzCap Loan Combination), or the series 2006-C7 controlling class representative, otherwise, may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that (a) insurance may be obtained at a commercially reasonable price and (b) the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee’s request.

The series 2006-C7 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property (other than an REO Property relating to an Outside Serviced Loan Combination) no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2006-C7 pooling and servicing agreement, then, to the extent such policy—

•	is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2006-C7 pooling and servicing agreement, and

•	provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this ‘‘—Maintenance of Insurance’’ section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer’s custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

In the case of the 1211 Avenue of the Americas Loan Combination, the master servicer and/or the special servicer under the series 2006-C6 pooling and servicing agreement will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property on substantially similar terms to those described above. In the case of the Triangle Town Center Loan Combination, the master servicer and/or the special servicer under the series 2006-C1 pooling and servicing agreement will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property on substantially similar terms to those described above.

Fair Value Option

Any single certificateholder or group of certificateholders with a majority interest in the series 2006-C7 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust (including, if applicable, an Outside Serviced Trust Mortgage Loan) as to which a material default exists, at a price generally equal to the sum of—

•	the outstanding principal balance of that mortgage loan,

•	all accrued and unpaid interest on that mortgage loan, other than Default Interest and Post-ARD Additional Interest,

•	all unreimbursed servicing advances with respect to that mortgage loan,

•	all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and

•	any other amounts payable under the series 2006-C7 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this ‘‘—Fair Value Option’’ section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal. Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the next to last paragraph of this ‘‘—Fair Value Option’’ section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

If the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, then the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten-business day period following such notice. At the conclusion of the above-described ten-business day period, the special servicer will be required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, that holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of the acceptance.

If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer will be required, within 45 days, to recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee will be required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years’ experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than (a) another holder of the purchase option, (b) the related borrower, or (c) if such assignment would violate the terms of any related co-lender, intercreditor or similar agreement, any affiliate of the related borrower; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. That assignment will only be effective after written notice, together with a copy of the executed assignment and assumption agreement, has been delivered to the trustee, the master servicer and the special servicer.

In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2006-C7 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling that mortgage loan to a holder of the purchase option.

Notwithstanding the foregoing, with respect to an Outside Serviced Trust Mortgage Loan, if it becomes a specially serviced mortgage loan under the terms of the applicable servicing agreement as to which a material default exists, the fair value price described above may be calculated based upon, among other things, appraisals and other information obtained from the applicable outside servicers, but only to the extent such information is so obtained. If the special servicer under the series 2006-C7 pooling and servicing agreement has received insufficient information from the applicable outside servicer with respect to such Outside Serviced Trust Mortgage Loan in order to establish a fair value price, it will base such determination only on information otherwise available or easily obtainable by it, at the expense of the trust. If the special servicer determines that a fair value price cannot be established for such Outside Serviced Trust Mortgage Loan based on the information available to it, then none of the purchase option holders will be permitted to exercise the purchase option at a fair value price.

The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price (although the purchase option will resume if the purchase is not completed within the requisite time period), (b) the subject specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to the subject specially serviced mortgage loan or (e) the subject specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2006-C7 pooling and servicing agreement and the Servicing Standard.

Notwithstanding the foregoing, any party exercising a fair value purchase option under the series 2006-C7 pooling and servicing agreement will be subject to any restrictions on transfer contained in any related co-lender or intercreditor agreement or in any related loan document.

Realization Upon Defaulted Mortgage Loans

If a default on an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) or Serviced Loan Combination has occurred, then, subject to the discussion under ‘‘—The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above and applicable law, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), take any of the following actions:

•	institute foreclosure proceedings;

•	exercise any power of sale contained in the related mortgage instrument;

•	obtain a deed in lieu of foreclosure; or

•	otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2006-C7 certificateholders and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

•	the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

•	in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2006-C7 certificateholders and, if the subject mortgaged real property secures a Loan Combination, the affected Serviced Non-Trust Loan Noteholder(s), as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

See, however, ‘‘—The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of the Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above.

The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section will generally be payable directly out of the master servicer’s custodial account.

If neither of the conditions relating to environmental matters set forth in the two bullets of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2006-C7 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), but subject to the discussion under ‘‘—The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on that mortgage loan and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of those Liquidation Proceeds to the series 2006-C7 certificateholders, for—

•	any and all amounts that represent unpaid servicing compensation with respect to the subject mortgage loan,

•	any unreimbursed servicing expenses incurred with respect to the subject mortgage loan, and

•	any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan.

In addition, amounts otherwise payable on the series 2006-C7 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

The special servicer under the applicable governing servicing agreement for each Outside Serviced Loan Combination will be responsible for realizing against the related mortgaged real property following an event of default under the related Outside Serviced Loan Combination, and assuming no alternative arrangements can be made for the resolution of that event of default. See ‘‘Servicing of the 1211 Avenue of the Americas Loan Combination and the Triangle Town Center Loan Combination’’ in this offering prospectus.

REO Properties

If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

•	the IRS grants an extension of time to sell the property, or

•	the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2006-C7 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the Servicing Standard and the terms and conditions of the Pooling and Servicing Agreement to liquidate the property. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer may not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under ‘‘—The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer determines, in accordance with the Servicing Standard, that acceptance of a lower cash bid would be in the best interests of the series 2006-C7 certificateholders (and, if the subject REO Property relates to a Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole. Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

•	maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

•	would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer’s ability to sell the REO Property promptly at a fair price.

The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust’s federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

•	a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

•	a tax on prohibited transactions under section 860F of the Internal Revenue Code.

To the extent that income the trust receives from an REO Property is subject to—

•	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

•	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2006-C7 certificateholders. See ‘‘Federal Income Tax Consequences’’ in this offering prospectus and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer’s custodial account.

Notwithstanding anything to the contrary described above, the special servicer will not have any obligations under the series 2006-C7 pooling and servicing agreement with respect to any REO Property relating to an Outside Serviced Loan Combination. If a mortgaged real property relating to an Outside Serviced Loan Combination is acquired as an REO property under the governing servicing agreement for that Loan Combination, then the special servicer under that governing servicing agreement will be required to operate, manage, lease, maintain and dispose of that property pursuant to the terms of the governing servicing agreement, which will be similar (but not identical) to those described above with respect to the special servicer under the series 2006-C7 pooling and servicing agreement and any REO Properties administered thereunder. See ‘‘Servicing of the 1211 Avenue of the Americas Loan Combination and the Triangle Town Center Loan Combination’’ in this offering prospectus.

Inspections; Collection of Operating Information

The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust and administered under the series 2006-C7 pooling and servicing agreement at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. Beginning in 2007, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan—

•	at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

•	at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months. Notwithstanding the foregoing, however, neither the master servicer nor the special servicer will be obligated to inspect the mortgaged real property related to an Outside Serviced Loan Combination.

The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and, insofar as the master servicer or the special servicer is aware thereof, that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

With respect to each Outside Serviced Loan Combination, periodic inspections of the related mortgaged real property are to be performed by the master servicer and/or special servicer under the governing servicing agreement for that Loan Combination.

The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2006-C7 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties other than a mortgaged real property related to an Outside Serviced Loan Combination. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust and administered under the Series 2006-C7 pooling and servicing agreement. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives, in each case upon request. The master servicer or the special servicer, as applicable, will be required to prepare and, upon request, deliver to the trustee, an operating statement analysis report with respect to each mortgaged real property and REO Property (other than any mortgaged real property or REO Property related to an Outside Serviced Loan Combination) for the applicable period; provided that, in the case of a report prepared by the special servicer, such report will be delivered by the special servicer for delivery to the trustee. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this offering prospectus. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

With respect to an Outside Serviced Trust Mortgage Loan, a servicer under the governing servicing agreement for the related Loan Combination will be responsible for collecting financial information with respect to the related mortgaged real property and will be required to deliver such information to the master servicer under the series 2006-C7 pooling and servicing agreement. Such information will be made available to the series 2006-C7 certificateholders by the trustee as provided in this offering prospectus.

Evidence as to Compliance

No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Securities Exchange Act of 1934, as amended, is required to be filed with the SEC with respect to the trust), beginning in 2007, each of the master servicer and the special servicer (and the trustee to the extent it constitutes a servicer for the purposes of Regulation AB) must deliver or cause to be delivered, as applicable, to us and the trustee, among others:

•	a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of the master servicer, the special servicer or the trustee, as the case may be, which report shall contain (a) a statement by the master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that the master servicer, the special servicer or the trustee, as the case may be, used the servicing criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the master servicer or the special servicer, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year; and

•	as to each annual assessment report delivered by the master servicer, the special servicer or the trustee, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm—made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board—that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and

•	a statement of compliance signed by an officer of the master servicer, the special servicer or the trustee, as the case may be, to the effect that (i) a review of the activities of the master servicer, the special servicer or the trustee, as the case may be, during the preceding calendar year—or, in the case of the first such certification, during the period from the Issue Date to December 31, 2006, inclusive—and of its performance under the series 2006-C7 pooling and servicing agreement, has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the master servicer, special servicer or trustee, as the case may be, has fulfilled its obligations under the series 2006-C7 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2006-C7 certificates were outstanding (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof).

Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicer and the special servicer will be made available to series 2006-C7 certificateholders, at their expense, upon written request to the trustee.

Accounts

General.    Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicer on behalf of the respective borrowers and the trust, for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series 2006-C7 pooling and servicing agreement will consist of:

•	the master servicer’s custodial account;

•	each of the Serviced Loan Combination-specific accounts maintained by the master servicer, which Loan Combination-specific accounts arc comparable to the custodial account;

•	the trustee’s collection account;

•	the special servicer’s REO account; and

•	the special servicer’s loss of value reserve fund.

In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series 2006-C7 pooling and servicing agreement or other third party.

Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the trust therefrom, will be distributable to the applicable series 2006-C7 certificateholders on the distribution date relating to the collection period in which those collections were received.

There will be no independent verification of the above-referenced transaction accounts or account activity.

Custodial Account.

General.    The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. That custodial account will be maintained separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the master servicer. Payments and collections received in respect of the Serviced Non-Trust Loan will not be deposited in the custodial account.

The funds held in the master servicer’s custodial account may be held as cash or, at the master servicer’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the master servicer’s custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2006-C7 pooling and servicing agreement.

Deposits.    Under the series 2006-C7 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2006-C7 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

•	all payments on account of principal on the underlying mortgage loans, including principal prepayments;

•	all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

•	all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

•	all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer’s REO account;

•	any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Serviced Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	all remittances to the trust under the series 2006-C6 pooling and servicing agreement and/or the 1211 Avenue of the Americas Co-Lender Agreement with respect to the 1211 Avenue of the Americas Mortgage Loan;

•	all remittances to the trust under the series 2006-C1 pooling and servicing agreement and/or the Triangle Town Center Co-Lender Agreement with respect to the Triangle Town Center Subordinate Tranche Mortgage Loan;

•	any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

•	all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under ‘‘—Maintenance of Insurance’’ above;

•	any amount required to be transferred from a loss of value reserve fund, any Loan Combination custodial account or the special servicer’s REO account;

•	any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

•	insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to an underlying mortgage loan specifically to cover items for which a servicing advance has been made.

Upon its receipt of any of the amounts described in the first five bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust (other than, if applicable, an Outside Serviced Trust Mortgage Loan), the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer’s custodial account.

The obligation of the master servicer to deposit the amounts identified in this ‘‘—Custodial Account—Deposits’’ section with respect to any Outside Serviced Trust Mortgage Loan is dependent upon its receipt of such amounts from a party responsible for servicing or administering that Outside Serviced Trust Mortgage Loan.

Notwithstanding the foregoing, amounts received on each underlying mortgage loan that is part of a Serviced Loan Combination will be deposited into a separate account maintained by the master servicer before being transferred to the master servicer’s custodial account. Each such separate account will be substantially similar to the custodial account with respect to the manner in which it is maintained and the amounts deposited therein, but will relate only to a particular Serviced Loan Combination.

Also notwithstanding the foregoing, the custodial account and each Serviced Loan Combination-specific account may, in fact, be separate sub-accounts of the same account.

Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

1.	to remit to the trustee for deposit in the trustee’s collection account described under ‘‘—Accounts—Collection Account’’ below, on the business day preceding each distribution date, an amount (the ‘‘Master Servicer Remittance Amount’’) equal to the aggregate of all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a due date subsequent to the end of the related collection period,

(b)	payments and other collections received after the end of the related collection period,

(c)	amounts that are payable or reimbursable from the custodial account to any person other than the series 2006-C7 certificateholders in accordance with any of clauses 3. through 21. below, and

(d)	amounts deposited in the custodial account in error;

2.	apply amounts held for future distribution on the series 2006-C7 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under ‘‘—Advances —Advances of Delinquent Monthly Debt Service Payments’’ in this offering prospectus;

3.	to reimburse the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2006-C7 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

4.	to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

5.	to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loans), that is either—

(a)	specially serviced mortgage loan, or

(b)	mortgage loan as to which the related mortgaged real property has become an REO Property;

6.	to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), which payment is to be made from the sources described under ‘‘—Servicing Compensation and Payment of Expenses’’ above;

7.	to reimburse the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2006-C7 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above or otherwise out of collections on the subject mortgage loan or any related REO Property;

8.	to pay the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2006-C7 pooling and servicing agreement, which payment is to be made out of any Default Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

9.	to pay unpaid expenses—other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees—that were incurred with respect to any underlying mortgage loan or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the underlying mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8. above;

10.	in connection with the reimbursement of advances as described in clause 3. or 7. above or out of the trustee’s collection account, to pay the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

11.	to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

12.	to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

13.	to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Payment of Expenses’’ above;

14.	to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

15.	to pay the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ and ‘‘—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus and under ‘‘—Defense of Litigation’’ above;

16.	to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained pursuant to the series 2006-C7 pooling and servicing agreement, to the extent that such cost is not covered by a servicing advance;

17.	in the event the master servicer determines, in accordance with the Servicing Standard, that it has received insufficient information from the master servicer or special servicer under the governing servicing agreement for an Outside Serviced Trust Mortgage Loan to make a recoverability determination with respect to required P&I advances on that mortgage loan, to pay, out of general collections on deposit in the custodial account, for costs incurred in connection with obtaining an appraisal and/or other relevant information necessary to make such determination;

18.	to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the fees of an independent contractor retained to manage an REO Property, the cost of various opinions of counsel, the cost of recording the series 2006-C7 pooling and servicing agreement and the cost of the trustee’s transferring mortgage files to a successor after having been terminated by series 2006-C7 certificateholders without cause, all as set forth in the series 2006-C7 pooling and servicing agreement;

19.	with respect to each mortgage loan purchased out of the trust fund, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

20.	to make any required payments—other than normal monthly remittances—due under the related Co-Lender Agreement from the trust, as holder of an underlying mortgage loan that is part of a Loan Combination, including to reimburse a servicer of an Outside Serviced Loan Combination for a servicing advance that is not recoverable out of collections on that Outside Serviced Loan Combination;

21.	to pay any other items described in this offering prospectus as being payable from the custodial account;

22.	to withdraw amounts deposited in the custodial account in error;

23.	to invest amounts held in the custodial account in Permitted Investments; and

24.	to clear and terminate the custodial account upon the termination of the series 2006-C7 pooling and servicing agreement.

Withdrawals from any Serviced Loan Combination-specific accounts may be made by the master servicer to make payments to the trust and the applicable Serviced Non-Trust Loan Noteholder(s) and, to the extent they relate solely to the related Loan Combination, for substantially the same purposes identified in clauses 3. through 19. and 22. through 24. of the prior paragraph.

The series 2006-C7 pooling and servicing agreement will prohibit the application of amounts received on a Serviced Non-Trust Loan to cover fees and expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust, which fees and expenses are not related to the applicable Serviced Loan Combination.

Only the master servicer and sub-servicers retained by it will have access to funds in the custodial account and the Serviced Loan Combination-specific accounts.

REO Account.    The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust and administered under the Series 2006-C7 pooling and servicing agreement, separate and apart from its own funds and general assets. If any such REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by it with respect to each REO Property held by the trust and administered under the Series 2006-C7 pooling and servicing agreement. The funds held in this REO account may be held as cash or, at the discretion of the special servicer, invested in Permitted Investments. Any interest or other income earned on funds in the special servicer’s REO account will be payable to the special servicer, subject to the limitations described in the series 2006-C7 pooling and servicing agreement.

The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust and administered under the Series 2006-C7 pooling and servicing agreement, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer’s custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of—

•	any withdrawals made out of those amounts as described in the preceding sentence,

•	any portion of those amounts that may be retained as reserves as described in the next paragraph, and

•	if the subject REO Property relates to a Serviced Loan Combination, any portion of those amounts that are payable to the related Serviced Non-Trust Loan Noteholder.

The special servicer may, subject to the limitations described in the series 2006-C7 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

Only the special servicer will have access to funds in the special servicer’s REO Account.

The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

If an REO Property relates to an Outside Serviced Loan Combination, then collections thereon will not be deposited in the special servicer’s REO account.

Collection Account.

General.    The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2006-C7 certificates, and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

The funds held in the trustee’s collection account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s collection account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2006-C7 pooling and servicing agreement.

Deposits.    On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

•	the applicable Master Servicer Remittance Amount;

•	any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that distribution date; and

•	any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

See ‘‘—Advances—Advances of Delinquent Monthly Debt Service Payments’’, ‘‘—Accounts—Custodial Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ above.

With respect to each distribution date that occurs during March, commencing in 2007, the trustee will be required to transfer from its interest reserve account, which we describe under ‘‘—Accounts—Interest Reserve Account’’ below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

Withdrawals.    The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

•	to pay itself a monthly fee, which is described under ‘‘—Trustee Compensation’’ above, to invest funds held in the collection account in Permitted Investments and to pay itself investment earnings on Permitted Investments of funds in the collection account;

•	to indemnify itself and various related persons as described under ‘‘Description of the Governing Documents— Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus;

•	to pay for various opinions of counsel or the advice of counsel required to be obtained in connection with any amendments to the series 2006-C7 pooling and servicing agreement and the administration of the trust;

•	to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus and ‘‘—REO Properties’’ above;

•	to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

•	with respect to each distribution date during January of 2007 or any year thereafter that is not a leap year or during February of 2006 or any year thereafter, to transfer to the trustee’s interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

•	to withdraw amounts deposited in the collection account in error.

On each distribution date, all amounts on deposit in the trustee’s collection account, exclusive of any portion of those amounts that may be withdrawn for the purposes contemplated in the foregoing paragraph or that was deposited in the collection account in error, will be withdrawn and applied to make payments on the series 2006-C7 certificates. For any distribution date, the funds available to make payments on the series 2006-C7 certificates will consist of the following separate components—

•	the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-AB, A-3, A-1A, X-CL, X-CP, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus,

•	the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be paid to the holders of the class V certificates as described under ‘‘—Payments—Payments of Post-ARD Additional Interest’’ below, and

•	the remaining portion of those funds, which—

1.	we refer to as the Available P&I Funds, and

2.	will be paid to the holders of all the series 2006-C7 certificates (exclusive of the class V certificates), as described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this offering prospectus.

Only the trustee will have access to funds in the collection account.

Interest Reserve Account.    The trustee must maintain an account in which it will hold the interest reserve amounts described in the second and third following paragraphs with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates.

The funds held in the trustee’s interest reserve account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s interest reserve account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2006-C7 pooling and servicing agreement.

During January, except in a leap year, and February of each calendar year, beginning in January 2007, the trustee will, on or before the distribution date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will, in general, equal one day’s interest accrued at the related mortgage interest rate (or (i) in the case of the 1211 Avenue of the Americas Mortgage Loan, the related mortgage interest rate, minus the actual/360 equivalent of 0.01%, which is the per annum rate at which the master servicing fee under the series 2006-C6 pooling and servicing agreement accrues with respect to the 1211 Avenue of the Americas Mortgage Loan on a 30/360 Basis, and (ii) in the case of a KeyBank Mortgage Loan that accrues interest on an Actual/360 Basis, the related mortgage interest rate, minus the related Administrative Cost Rate) on the Stated Principal Balance of that mortgage loan as of the end of the related collection period.

During March of each calendar year, beginning with March 2007, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I Funds for the distribution date during the month of transfer.

Only the trustee will have access to funds in the interest reserve account.

Loss of Value Reserve Fund.    If we, with respect to a Lehman Mortgage Loan, the UBS Mortgage Loan Seller, with respect to a UBS Mortgage Loan, or the KeyBank Mortgage Loan Seller, with respect to a KeyBank Mortgage Loan, make a loss of value payment in connection with a Material Breach or Material Document Defect, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus, then the special servicer will be required to establish a loss of value reserve fund in which to hold that payment pending application thereof. The loss of value reserve fund must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds in the loss of value reserve fund will be held uninvested.

The special servicer may make withdrawals from the loss of value reserve fund, out of any loss of value payment on deposit therein, in order to cover losses and Additional Trust Fund Expenses, as incurred, with respect to the underlying mortgage loan as to which that loss of value payment was made and, following a liquidation of that mortgage loan, to cover losses and Additional Trust Fund Expenses with respect to any other underlying mortgage loan.

Only the special servicer will have access to funds in the loss of value reserve fund.

Events of Default

Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or the special servicer, as applicable, under the series 2006-C7 pooling and servicing agreement:

•	the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer’s custodial account or the special servicer’s REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

•	the master servicer fails to remit to the trustee for deposit in the trustee’s collection account any amount required to be so remitted, which failure is not remedied by 11:00 a.m., New York City time, on the applicable distribution date, or the master servicer fails to make in a timely manner any payment required to be made to a Serviced Non-Trust Loan Noteholder, which failure is not remedied by 11:00 a.m., New York City time, on the business day immediately following the date on which the payment was required to be made;

•	the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2006-C7 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2006-C7 pooling and servicing agreement;

•	the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2006-C7 pooling and servicing agreement, and that failure continues unremedied for 30 days—or such shorter period as may be provided for in the series 2006-C7 pooling and servicing agreement for certain specified acts—or, if the responsible party is diligently attempting to remedy the failure, 60 days—or such shorter period as may be provided for in the series 2006-C7 pooling and servicing agreement for certain specified acts—after written notice of the failure (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2006-C7 pooling and servicing agreement, by series 2006-C7 certificateholders entitled to not less than 25% of the voting rights for the series 2006-C7 certificates or by any affected Serviced Non-Trust Loan Noteholder;

•	it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2006-C7 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2006-C7 certificateholders or any Serviced Non-Trust Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2006-C7 pooling and servicing agreement, by series 2006-C7 certificateholders entitled to not less than 25% of the voting rights for the series 2006-C7 certificates or by any affected Serviced Non-Trust Loan Noteholder;

•	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

•	the master servicer or the special servicer is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days, and the ratings assigned by S&P to one or more classes of the series 2006-C7 certificates (or, if the Extendicare Portfolio Non-Trust Loan or the Reston Town Center Non-Trust Loan is securitized, one or more classes of securities backed by either of those Serviced Non-Trust Loans) are qualified, downgraded or withdrawn in connection therewith;

•	a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that one or more ratings assigned by Fitch to one or more classes of the series 2006-C7 certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a ‘‘negative’’ credit watch that remains in effect for at least 60 days, which action Fitch has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity;

•	the master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated at least CSS3 by Fitch and, in either case, that rating is not restored within 60 days after the subject downgrade or withdrawal or ‘‘negative’’ credit watch; and

•	if the Extendicare Portfolio Non-Trust Loan or the Reston Town Center Non-Trust Loan is securitized, one or more ratings assigned by Fitch or Moody’s to one or more classes of securities backed by either of those Serviced Non-Trust Loans have been qualified, downgraded or withdrawn, or otherwise made the subject of a ‘‘negative’’ credit watch that remains in effect for at least 60 days, which action Fitch or Moody’s, as the case may be, has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity.

The series 2006-C7 pooling and servicing agreement may include other events of default that apply only to the Serviced Non-Trust Loans.

If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to the master servicer or the special servicer, then—within 10 days after such officer’s receipt of that notice—the trustee will transmit by mail to us, all the series 2006-C7 certificateholders, S&P and Fitch notice of that occurrence, unless the default has been cured.

Rights Upon Event of Default

If an event of default described above under ‘‘—Events of Default’’ occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2006-C7 certificateholders entitled to not less than 25% of the voting rights for the series 2006-C7 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2006-C7 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2006-C7 certificateholder.

Upon receipt by a defaulting party of written notice of termination for which that defaulting party may be terminated under the series 2006-C7 pooling and servicing agreement, all authority and power of the defaulting party under the series 2006-C7 pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series 2006-C7 pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the mortgage loans included in the trust and the Serviced Non-Trust Mortgage Loans and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series 2006-C7 pooling and servicing agreement in connection with an event of default on the part of the master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund; provided that the defaulting party will not be relieved of its liability for those costs and expenses.

Upon any termination of the master servicer or special servicer as a result of an event of default, the trustee must either:

•	succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2006-C7 pooling and servicing agreement; or

•	appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2006-C7 pooling and servicing agreement.

The holders of series 2006-C7 certificates entitled to a majority of the voting rights for the series 2006-C7 Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2006-C7 pooling and servicing agreement, rather than have the trustee act as that successor.

Notwithstanding the foregoing discussion in this ‘‘—Rights Upon Event of Default’’ section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last four bullets under ‘‘—Events of Default’’ above, the master servicer will have the right for a period of approximately 45 days—during which time the master servicer will continue to master service the mortgage loans—to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment S&P and Fitch have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2006-C7 certificates. The terminated master servicer is responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the underlying mortgage loans, to the extent such expenses are not reimbursed by the replacement servicer.

In general, series 2006-C7 certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2006-C7 certificates affected by any event of default may waive the event of default. However, some events of default may only be waived by all of the holders of the affected classes of the series 2006-C7 certificates. In addition, any waiver of an event of default under the second bullet of the ‘‘—Events of Default’’ section above in this offering prospectus requires the written consent of the trustee; and, in limited circumstances, a waiver of certain events of default under the fourth bullet of the ‘‘—Events of Default’’ section above requires our consent. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2006-C7 pooling and servicing agreement.

Notwithstanding the foregoing in this ‘‘—Rights Upon Event of Default’’ section, (a) if an event of default on the part of the master servicer affects a Serviced Non-Trust Loan Noteholder, and if the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by or at the direction of the related Serviced Non-Trust Loan Noteholder, and (b) furthermore, if an event of default affects solely a Serviced Non-Trust Loan Noteholder, then the master servicer may not be terminated by the trustee. However, in the case of each of clause (a) and (b) of the prior sentence, at the request of the affected Serviced Non-Trust Loan Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the subject Loan Combination.

Also notwithstanding the foregoing in this ‘‘—Rights Upon Event of Default’’ section, if an event of default on the part of the special servicer affects a Serviced Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the related Serviced Non-Trust Loan Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject Loan Combination only, but no other mortgage loan in the trust, in accordance with the terms of the series 2006-C7 pooling and servicing agreement. If the special servicer for a Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2006-C7 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this offering prospectus and the accompanying base prospectus are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

In general, with respect to each Outside Serviced Trust Mortgage Loan, the trustee may waive any event of default on the part of the related master servicer and/or special servicer under the governing servicing agreement only if so directed by series 2006-C7 certificateholders entitled to waive a comparable event of default under the series 2006-C7 pooling and servicing agreement. In the event of any such event of default that is not waived or cured and that materially and adversely affects the trust as holder of the subject Outside Serviced Trust Mortgage Loan, the trustee may (and, at the direction of the series 2006-C7 controlling class representative or the holders of series 2006-C7 certificates entitled to 25% of the series 2006-C7 voting rights, will be required to) pursue such rights, if any, as the holder of the subject Outside Serviced Trust Mortgage Loan may have pursuant to the applicable servicing agreement. The trustee, as holder of the 1211 Avenue of the Americas Mortgage Loan and the Triangle Town Center Subordinate Tranche Mortgage Loan, will have substantially the same rights in respect of events of default on the part of the master servicer and/or the special servicer under the applicable governing servicing agreement as are granted to the Serviced Non-Trust Loan Noteholders in respect of events of default on the part of the master servicer and/or the special servicer under the series 2006-C7 pooling and servicing agreement. Subject to any waiver of the subject event of default on substantially the same terms as are applicable to an event of default under the series 2006-C7 pooling and servicing agreement, the trustee will be required to exercise those rights at the direction of the series 2006-C7 controlling class representative or the holders of series 2006-C7 certificates entitled to at least 25% of the series 2006-C7 voting rights.

No series 2006-C7 certificateholder will have the right under the series 2006-C7 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless—

•	that holder previously has given to the trustee written notice of default,

•	except in the case of a default by the trustee, series 2006-C7 certificateholders entitled to not less than 25% of the series 2006-C7 voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2006-C7 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

•	except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

See ‘‘Description of the Governing Documents—Rights, Protection, Indemnities and Immunities of the Trustee’’ for a description of certain limitations regarding the trustee’s duties with respect to the foregoing matters.

Administration of the Outside Serviced Trust Mortgage Loans

The Outside Serviced Trust Mortgage Loans and any related REO Property will be serviced and administered in accordance with the governing servicing agreement for the related Loan Combination. If the trustee is requested to take any action in its capacity as holder of an Outside Serviced Trust Mortgage Loan, pursuant to that governing servicing agreement, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that governing servicing agreement, then (subject to any more specific discussion within this offering prospectus, including under ‘‘—Rights Upon Event of Default’’ above, with respect to the matter in question) the trustee will notify, and act in accordance with the instructions of, the series 2006-C7 controlling class representative.

SERVICING OF THE 1211 AVENUE OF THE AMERICAS LOAN COMBINATION
AND THE TRIANGLE TOWN CENTER LOAN COMBINATION

The series 2006-C6 pooling and servicing agreement initially governs the servicing and administration of the 1211 Avenue of the Americas Loan Combination and any related REO Property. The series 2006-C6 pooling and servicing agreement is the governing document for the Series 2006-C6 Securitization, which closed prior to the Issue Date. Under the series 2006-C6 pooling and servicing agreement, the master servicer is Wachovia Bank, National Association, the trustee is LaSalle Bank National Association, the initial special servicer is LNR Partners, Inc. and the initial series 2006-C6 controlling class representative (which is comparable to the series 2006-C7 controlling class representative) is an affiliate of that special servicer. The master servicer, special servicer and trustee under the series 2006-C7 pooling and servicing agreement will not have any obligation or authority to supervise the series 2006-C6 master servicer, the series 2006-C6 special servicer or the series 2006-C6 trustee or to make servicing advances with respect to the 1211 Avenue of the Americas Loan Combination.

The series 2006-C1 pooling and servicing agreement initially governs the servicing and administration of the Triangle Town Center Loan Combination and any related REO Property. The series 2006-C1 pooling and servicing agreement is the governing document for the Series 2006-C1 Securitization, which closed prior to the Issue Date. Under the series 2006-C1 pooling and servicing agreement, the master servicer is Wachovia Bank, National Association, the trustee is LaSalle Bank National Association and the initial special servicer is LNR Partners, Inc. The master servicer, special servicer and trustee under the series 2006-C7 pooling and servicing agreement will not have any obligation or authority to supervise the series 2006-C1 master servicer, the series 2006-C1 special servicer or the series 2006-C1 trustee or to make servicing advances with respect to the Triangle Town Center Subordinate Tranche Mortgage Loan.

Each of the series 2006-C6 pooling and servicing agreement and the series 2006-C1 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series 2006-C7 securitization and the servicing arrangements under each of the series 2006-C6 pooling and servicing agreement and the series 2006-C1 pooling and servicing agreement are generally similar, but not identical, to the servicing arrangements under the series 2006-C7 pooling and servicing agreement. In that regard, with respect to each of the 1211 Avenue of the Americas Loan Combination and the Triangle Town Center Loan Combination:

•	one or more parties to the related pooling and servicing agreement will be responsible for making servicing advances with respect to the subject Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the subject Loan Combination, and none of the parties to that agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the 1211 Avenue of the Americas Mortgage Loan or the Triangle Town Center Loan Combination, as the case may be;

•	the mortgage loans that form the subject Loan Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical) to the Servicing Standard under the series 2006-C7 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the related Loan Combination Controlling Party or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the subject Loan Combination);

•	the mortgage loans that form the subject Loan Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the Servicing Transfer Events under the Series 2006-C7 pooling and servicing agreement, in which case the party serving as the special servicer under the related pooling and servicing agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the 1211 Avenue of the Americas Mortgage Loan or the Triangle

Town Center Subordinate Tranche Mortgage Loan, as the case may be, that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2006-C7 pooling and servicing agreement with respect to other underlying mortgage loans, except that the special servicing fee under each related pooling and servicing agreement is calculated at 0.35% per annum and, in the case of the entire subject Loan Combination, subject to a $4,000 monthly minimum;

•	any modification, extension, waiver or amendment of the payment terms of the subject Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related Co-Lender Agreement, such that neither the trust as holder of the 1211 Avenue of the Americas Mortgage Loan or the Triangle Town Center Subordinate Tranche Mortgage Loan, as the case may be, nor any holder of a related Non-Trust Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related Co-Lender Agreement (taking into account, in the case of the Triangle Town Center Loan Combination, that the Triangle Town Center Subordinate Tranche Mortgage Loan is subordinate to both of the Triangle Town Center Senior Non-Trust Loans);

•	in the case of the 1211 Avenue of the Americas Loan Combination, the master servicer and special servicer under the series 2006-C6 pooling and servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related Loan Combination Controlling Party under that agreement under provisions that are substantially similar to those described in this offering prospectus with respect to the Extendicare Portfolio Loan Combination (see ‘‘The Series 2006-C7 Pooling and Servicing Agreement—The Series 2006-C7 Controlling Class Representative and the Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C7 Controlling Class Representative and the Non-Trust Loan Noteholders’’), subject to the discussion under ‘‘Description of the Mortgage Pool—Loan Combinations—The 1211 Avenue of the Americas Loan Combination—Co-Lender Agreement—Consent Rights’’ in this offering prospectus, and except that some of the servicing actions as to which the Loan Combination Controlling Party for the 1211 Avenue of the Americas Loan Combination has consent rights, and the time periods within which such Loan Controlling Party must exercise any right to object, may be different in some respects;

•	in connection with the foregoing bullet, if the holder of the 1211 Avenue of the Americas Mortgage Loan and the holder of the 1211 Avenue of the Americas Non-Trust Loan, acting jointly (directly or through representatives) as the related Loan Combination Controlling Party, have not, within the requisite time period provided for in the related Co-Lender Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the special servicer or master servicer, as applicable, under the series 2006-C6 pooling and servicing agreement will implement the servicing action that it deems to be in accordance with the applicable servicing standard, and the decision of such special servicer or such master servicer, as applicable, will be binding on all such parties;

•	the holders of a majority interest in the series 2006-C6 controlling class will have the right to replace the special servicer under the series 2006-C6 pooling and servicing agreement on terms and conditions that are similar to those applicable to the replacement of the special servicer under the series 2006-C7 pooling and servicing agreement by the holders of a majority interest in the series 2006-C7 controlling class, as described under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this offering prospectus;

•	in the case of the Triangle Town Center Loan Combination, the master servicer and special servicer under the series 2006-C1 pooling and servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related Loan Combination Controlling Party under that agreement under provisions that are substantially similar to those described in this offering prospectus with respect to the Reston Town Center Loan Combination (see ‘‘The Series 2006-C7 Pooling and Servicing Agreement—The Series 2006-C7 Controlling Class Representative and the Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C7 Controlling Class Representative and the Non-Trust Loan Noteholders’’), subject to the discussion under ‘‘Description of the Mortgage Pool—Loan Combinations—The Triangle Town Center Loan Combination—Co-Lender Agreement—Consent Rights’’ in this offering prospectus, and except that some of the servicing actions as to which the Loan Combination Controlling Party for the Triangle Town Center Loan Combination has consent rights may be different in some respects;

•	in the case of the Triangle Town Center Loan Combination, if and for so long as the holder of the Triangle Town Center Subordinate Tranche Mortgage Loan is the related Loan Combination Controlling Party, then the series

2006-C7 controlling class representative (as designee of the trust as the holder of the Triangle Town Center Subordinate Tranche Mortgage Loan), depending on the circumstances, will have the right to exercise the rights and powers referred to in the prior bullet and to replace the special servicer with respect to the Triangle Town Center Loan Combination under the series 2006-C1 pooling and servicing agreement;

•	subject to the rights of the holder of the Triangle Town Center Subordinate Tranche Mortgage Loan described in the preceding bullet and the holder of the Triangle Town Center Note B-1 Senior Non-Trust Loan for so long as the holder of the Triangle Town Note B-1 Senior Non-Trust Loan is the related Loan Combination Controlling Party, the holders of a majority interest in the series 2006-C1 controlling class will have the right to replace the special servicer under the series 2006-C1 pooling and servicing agreement on terms and conditions that are similar to those applicable to the replacement of the special servicer under the series 2006-C7 pooling and servicing agreement by the holders of a majority interest in the series 2006-C7 controlling class, as described under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this offering prospectus;

•	in general, the respective parties to the related pooling and servicing agreement will have substantially the same limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2006-C7 pooling and servicing agreement; and

•	if the 1211 Avenue of the Americas Mortgage Loan or the Triangle Town Center Subordinate Tranche Mortgage Loan, as the case may be, becomes no longer subject to the related pooling and servicing agreement, then the subject Loan Combination will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the related pooling and servicing agreement and, if applicable, the special servicer under the related pooling and servicing agreement, on terms substantially similar to those in the related pooling and servicing agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the subject Loan Combination otherwise agree; no such other servicing agreement may be entered into on behalf of the trust as the holder of the 1211 Avenue of the Americas Mortgage Loan or the Triangle Town Center Subordinate Tranche Mortgage Loan, as the case may be, unless the holders of all mortgage loans comprising the subject Loan Combination collectively agree to grant consent to such other servicing agreement; and entry into any successor servicing agreement will be conditioned upon receipt from S&P and Fitch of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series 2006-C7 certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The series 2006-C7 certificates will be issued, on or about December 5, 2006, under the series 2006-C7 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

•	the underlying mortgage loans;

•	any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

•	the loan documents for the underlying mortgage loans;

•	our rights under our mortgage loan purchase agreement with the UBS Mortgage Loan Seller;

•	our rights under our mortgage loan purchase agreement with the KeyBank Mortgage Loan Seller;

•	any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans; and

•	those funds or assets as from time to time are deposited in the various transaction accounts described under ‘‘Description of the Series 2006-C7 Pooling and Servicing Agreement—Accounts’’ in this offering prospectus.

The series 2006-C7 certificates will include the following classes:

•	the X-CP, A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E and F classes, which are the classes of series 2006-C7 certificates that are offered by this offering prospectus, and

•	the X-CL, G, H, J, K, L, M, N, P, Q, S, T, R-I, R-II, R-III and V classes, which are the classes of series 2006-C7 certificates that—

1.	will be retained by us or sold in transactions that do not require registration under the Securities Act of 1933, and

2.	are not offered by this offering prospectus.

The class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates are the series 2006-C7 certificates that will have principal balances and are sometimes referred to as the series 2006-C7 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that distribution date. See ‘‘—Payments’’ below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2006-C7 principal balance certificates immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2006-C7 principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

The class X-CL and X-CP certificates will not have principal balances and are sometimes referred to as the series 2006-C7 interest-only certificates. For purposes of calculating the amount of accrued interest, each class of series 2006-C7 interest-only certificates will have a total notional amount.

The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time.

The total notional amount of the class X-CP certificates will equal:

•	during the period from the date of initial issuance of the series 2006-C7 certificates through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class , , , and certificates outstanding from time to time and (d) the lesser of $ and the total principal balance of the class certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class , and certificates outstanding from time to time, and (d) the lesser of $ and the total principal balance of the class certificates outstanding from time to time; and

•	following the distribution date in , $0.

The class R-I, R-II, R-III and V certificates will not have principal balances or notional amounts.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount, as applicable, of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount, as applicable, of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee’s distribution date statement.

Registration and Denominations

General.    The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X-CP certificates, $250,000 initial notional amount—and in any additional whole dollar denominations.

Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under ‘‘Description of the Certificates—Book-Entry Registration.’’ For so long as any class of offered certificates is held in book-entry form—

•	all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

•	all references in this offering prospectus to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC’s procedures.

The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

DTC, Euroclear and Clearstream.    You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see ‘‘Description of the Certificates—Book-Entry Registration—DTC, Euroclear and Clearstream’’ in the accompanying base prospectus.

Transfers between participants in DTC will occur in accordance with DTC’s rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See ‘‘Description of the Certificates— Book-Entry Registration—Holding and Transferring Book-Entry Certificates’’ in the accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex G hereto.

Payments

General.    For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2006-C7 certificates will be divided into:

1.	Loan Group 1, which will consist of 141 underlying mortgage loans, with an Initial Loan Group 1 Balance of $2,592,035,525, representing approximately 85.1% of the Initial Mortgage Pool Balance.

2.	Loan Group 2, which will consist of 44 underlying mortgage loans, with an Initial Loan Group 2 Balance of $452,301,945, representing approximately 14.9% of the Initial Mortgage Pool Balance.

On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 2006-C7 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

In order for a series 2006-C7 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business on the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See ‘‘—Registration and Denominations’’ above.

Payments of Interest. All of the classes of the series 2006-C7 certificates, except for the R-I, R-II, R-III and V classes, will bear interest.

With respect to each interest-bearing class of the series 2006-C7 certificates, that interest will accrue during each interest accrual period based upon—

•	the pass-through rate applicable for that particular class of series 2006-C7 certificates for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of that particular class of series 2006-C7 certificates outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months.

However, no interest will accrue with respect to the class X-CP certificates following the interest accrual period that ends in    .

On each distribution date, subject to the Available P&I Funds for that date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the total amount of interest distributable with respect to each interest-bearing class of the series 2006-C7 certificates will equal—

•	the total amount of interest accrued during the related interest accrual period with respect to that class of series 2006-C7 certificates, reduced by

•	the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2006-C7 certificates.

If the full amount of interest distributable with respect to any interest-bearing class of the series 2006-C7 certificates is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the priorities of payment described under ‘‘—Payments—Priority of Payments’’ below. However, no interest will accrue on any of that unpaid interest.

The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 2006-C7 certificates for the related interest accrual period.

Calculation of Pass-Through Rates.    The table on page 7 of this offering prospectus provides the initial pass-through rate for each interest-bearing class of the series 2006-C7 certificates, provided that as and when indicated thereon that initial pass-through rate is approximate. Set forth below is a description of how the pass-through rate will be calculated with respect to each class of the series 2006-C7 certificates.

The pass-through rates for the class L, M, N, P, Q, S and T certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page 7 of this offering prospectus as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the applicable Weighted Average Pool Pass-Through Rate is below the identified initial pass-through rate for the class L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series 2006-C7 certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

The pass-through rates for the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates will, in the case of each of those classes, for any interest accrual period, be a rate per annum equal to one of the following: (a) a specified fixed pass-through rate; (b) the Weighted Average Pool Pass-Through Rate for that interest accrual period; (c) a rate equal to the lesser of (i) a specified fixed pass-through rate and (ii) the Weighted Average Pool Pass-Through Rate for that interest accrual period; or (d) the Weighted Average Pool Pass-Through Rate for that interest accrual period, minus a specified percentage for the subject class of series 2006-C7 certificates.

The pass-through rate for the class X-CP certificates, for each interest accrual period from and including the initial interest accrual period through and including the interest accrual period that ends in                                 , will equal the weighted average of the respective strip rates, which we refer to as class X-CP strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2006-C7 principal balance certificates. If all or a designated portion of the total principal balance of any class of series 2006-C7 principal balance certificates is identified under ‘‘—General’’ above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that total principal balance, or designated portion thereof, will represent a separate component of the total notional amount of the class X-CP certificates for purposes of calculating the accrual of interest during the related interest accrual period.

For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in                                 , on any particular component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, the applicable class X-CP strip rate will equal the excess, if any, of:

(1)	the lesser of (a) the reference rate specified on Annex E to this offering prospectus for that interest accrual period and (b) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over

(2)	the pass-through rate in effect during that interest accrual period for the class of series 2006-C7 principal balance certificates whose total principal balance, or a designated portion thereof, comprises the subject component.

Following the interest accrual period that ends in                                 , the class X-CP certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest accrual period beginning in          and for each interest accrual period thereafter.

The pass-through rate for the class X-CL certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2006-C7 principal balance certificates. In general, the total principal balance of each class of series 2006-C7 principal balance certificates will constitute a separate component of the total notional amount of the class X-CL certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2006-C7 principal balance certificates is identified under ‘‘—General’’ above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period.

For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in                 , on any particular component of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, the applicable class X-CL strip rate will be calculated as follows:

(1)	if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any particular class of series 2006-C7 principal balance certificates, and if such total principal balance or such designated portion of such total principal balance, as applicable, also constitutes a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the greater of (i) the reference rate specified on Annex E to this offering prospectus for that interest accrual period and (ii) the pass-through rate in effect during that interest accrual period for that class of series 2006-C7 principal balance certificates; and

(2)	if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any class of series 2006-C7 principal balance certificates, and if such total principal balance or such designated portion of such total principal balance, as applicable, does not also constitute a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for that class of series 2006-C7 principal balance certificates.

Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the interest accrual period that ends in                                 , the total principal balance of each class of series 2006-C7 principal balance certificates will constitute a single separate component of the total notional amount of the class X-CL certificates, and the applicable class X-CL strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2006-C7 principal balance certificates whose total principal balance makes up that component.

The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

The class R-I, R-II, R-III and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

Payments of Principal.    Subject to the Available P&I Funds for each distribution date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of each class of series 2006-C7 principal balance certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series 2006-C7 principal balance certificates on any distribution date will generally equal the Total Principal Distribution Amount for that distribution date.

On each distribution date, after all required payments of interest have been made with respect to the class X-CL, X-CP, A-1, A-2, A-AB, A-3 and A-1A certificates on that date, the trustee will be required to apply any and all remaining Available P&I Funds to make payments of principal with respect to the class A-1, A-2, A-AB, A-3 and A-1A certificates. In general:

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-AB and A-3 certificates is reduced to zero;

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group 2 will be made to the holders of the class A-1, A-2, A-AB and/or A-3 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

•	on any given distribution date, except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-1, A-2, A-AB and/or A-3 certificates until the holders of the class A-1A certificates have received all payments of principal to which they are entitled on that distribution date with respect to Loan Group 2;

•	on any given distribution date, beginning with the distribution date in , except as otherwise discussed in the paragraph following these bullets, the total principal balance of the class A-AB certificates must be paid down to the Class A-AB Planned Principal Balance for that distribution date before any payments of principal are made with respect to the class A-1, A-2 and/or A-3 certificates; and

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1, A-2 and A-AB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-AB certificates—other than as described in the immediately preceding bullet—until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

Notwithstanding the foregoing, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-AB, A-3 and A-1A classes are outstanding at that time, payments of principal on the outstanding class A-1, A-2, A-AB, A-3 and A-1A certificates, will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 2006-C7 certificates then outstanding.

The ‘‘Class A-AB Planned Principal Balance’’ for any distribution date is the scheduled principal balance specified for that distribution date on Annex F to this offering prospectus. Such principal balances were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the Modeling Assumptions and a 0% CPR, the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex F to this offering prospectus. There is no assurance, however, that the underlying mortgage loans will not be subject to prepayment or that they will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-AB certificates on any distribution date will be equal to—and, furthermore, following retirement of the class A-1 and A-2 certificates, there can be no assurance that the total principal balance of the class A-AB certificates will not be less than—the principal balance that is specified for such distribution date on Annex F to this offering prospectus.

In general, subject to the available funds and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be entitled on each distribution date to payments of principal in an amount that will, in the case of each of those classes, generally equal the lesser of:

•	the total principal balance of the subject class of series 2006-C7 principal balance certificates outstanding immediately prior to the subject distribution date; and

•	the excess, if any, of (a) the Total Principal Distribution Amount for the subject distribution date, over (b) the total payments of principal made on the subject distribution date with respect to all other more senior classes of series 2006-C7 principal balance certificates, as described under ‘‘—Payments—Priority of Payments’’ below.

In no event will the holders of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A-AB, A-3 and A-1A Certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2006-C7 principal balance certificates (exclusive of the class A-1, A-2, A-AB, A-3 and A-1A certificates) be entitled to receive any payments of principal until the total principal balance of all other more senior classes of series 2006-C7 principal balance certificates is reduced to zero.

Notwithstanding the foregoing, on the final distribution date in connection with a termination of the trust, subject to the Available P&I Funds for that final distribution date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of each class of series 2006-C7 principal balance certificates will be entitled to payments of principal, up to the total principal balance of that class of series 2006-C7 principal balance certificates outstanding immediately prior to that final distribution date.

If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan in the trust, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C7 principal balance certificates, and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C7 certificates, thereby reducing the payments of principal on the series 2006-C7 principal balance certificates. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related mortgage loan (or, if such mortgage loan is part of the Serviced Loan Combination, on or in respect of such Loan Combination), as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject mortgage loan as to which the advance was made, and then, out of payments or other collections of principal on the other loan group.

If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2006-C7 principal balance certificates. In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2006-C7 principal balance certificates. For purposes of determining the respective portions of the Total Principal Distribution Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2006-C7 principal balance certificates will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

The class X-CL, X-CP, R-I, R-II, R-III and V certificates do not have principal balances and do not entitle their respective holders to payments of principal.

Reimbursement Amounts.    As discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below, the total principal balance of any class of series 2006-C7 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2006-C7 principal balance certificates, then, subject to the Available P&I Funds and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the ‘‘loss reimbursement amount’’ under ‘‘—Payments— Priority of Payments’’ below and elsewhere in this offering prospectus mean, in the case of any class of series 2006-C7 principal balance certificates, for any distribution date, the total amount to which the holders of that class will be entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

In limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2006-C7 principal balance certificates immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2006-C7 principal balance certificates that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2006-C7 principal balance certificates. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

Priority of Payments.    On each distribution date, the trustee will apply the Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

(1)	concurrently, (a) from the portion of the Available P&I Funds attributable to Loan Group 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payable with respect to such class on the subject distribution date, (b) from the portion of the Available P&I Funds attributable to Loan Group 1, to pay interest to the holders of the class A-1, A-2, A-AB and A-3 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date, and (c) from any and all Available P&I Funds, to pay interest to the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date; provided, however, that if the Available P&I Funds for the subject distribution date, or the applicable portion of those Available P&I Funds attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Available P&I Funds will be allocated among all those classes pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

(2)	to pay principal to the holders of the class A-1A certificates, until the total principal balance of the class A-1A certificates has been reduced to zero, in an amount up to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to Loan Group 2;

(3)	to pay principal to the holders of the class A-AB certificates, in an amount up to the lesser of (a) the Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A certificates on the subject distribution date as described in the immediately preceding clause (2), and (b) the excess, if any, of (i) the total principal balance of the class A-AB certificates outstanding immediately prior to the subject distribution date, over (ii) the Class A-AB Planned Principal Balance for the subject distribution date;

(4)	to pay principal to the holders of the class A-1, A-2, A-AB, A-3 and A-1A certificates, sequentially among those classes in that order, in each case until the total principal balance of the subject class of series 2006-C7 certificates has been reduced to zero, in an aggregate amount up to the Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A and/or A-AB certificates on the subject distribution date as described in the immediately preceding clauses (2) and (3); and

(5)	to make payments to the holders of the class A-1, A-2, A-AB, A-3 and A-1A certificates, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject distribution date;

provided that, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date, assuming any two or more of the A-1, A-2, A-AB, A-3 and A-1A classes are outstanding at that time, the allocations and order of principal payments described in clauses (2), (3) and (4) above will be ignored and payments of principal on the A-1, A-2, A-AB, A-3 and/or A-1A classes will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes then outstanding.

On each distribution date, following the payments to be made with respect to the class A-1, A-2, A-AB, A-3, A-1A, X-CL and X-CP certificates as described above, the trustee will apply any remaining Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

(1)	payments to the holders of the class A-M certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class A-M certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class A-M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3 and A-1A certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class A-M certificates;

(2)	payments to the holders of the class A-J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class A-J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class A-J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A and A-M certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class A-J certificates;

(3)	payments to the holders of the class B certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M and A-J certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

(4)	payments to the holders of the class C certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J and B certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

(5)	payments to the holders of the class D certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B and C certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

(6)	payments to the holders of the class E certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C and D certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

(7)	payments to the holders of the class F certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D and E certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

(8)	payments to the holders of the class G certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E and F certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

(9)	payments to the holders of the class H certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F and G certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

(10)	payments to the holders of the class J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G and H certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

(11)	payments to the holders of the class K certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H and J certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

(12)	payments to the holders of the class L certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

(13)	payments to the holders of the class M certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K and L certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

(14)	payments to the holders of the class N certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L and M certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

(15)	payments to the holders of the class P certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M and N certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

(16)	payments to the holders of the class Q certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

(17)	payments to the holders of the class S certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

(18)	payments to the holders of the class T certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

(19)	payments to the holders of the class R-I, R-II and R-III certificates, up to the amount of any remaining Available P&I Funds;

provided that, on the final distribution date, subject to the Available P&I Funds for such distribution date and the priority of payments described above in this paragraph, the holders of each class of series 2006-C7 principal balance certificates referred to above in this paragraph will be entitled to receive payments of principal sufficient to retire their certificates, without regard to the Total Principal Distribution Amount for the final distribution date.

Payments of Prepayment Premiums and Yield Maintenance Charges.    If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J or K certificates that are then entitled to payments of principal on such distribution date from the loan group (i.e., Loan Group 1 or Loan Group 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those series 2006-C7 certificates, the product of—

•	the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

•	a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2006-C7 principal balance certificates for the related interest accrual period, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

•	a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2006-C7 principal balance certificates on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Total Principal Distribution Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class X-CL certificates and/or the holders of the class X-CP certificates, allocable between such classes as follows:

•	on any distribution date up to and including the distribution date in ,

1.	% thereof to the holders of the class X-CL certificates, and

2.	% thereof to the holders of the class X-CP certificates; and

•	on any distribution date subsequent to the distribution date in , 100% thereof to the holders of the class X-CL certificates.

Neither we nor the underwriters make any representation as to—

•	the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

•	the collectability of any prepayment premium or yield maintenance charge.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this offering prospectus.

Payments of Post-ARD Additional Interest.    On each Distribution Date, the holders of the class V certificates will be entitled to all amounts, if any, applied as Post-ARD Additional Interest collected on the ARD Loans in the trust during the related collection period.

Treatment of REO Properties

Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

•	payments on the series 2006-C7 certificates,

•	allocations of Realized Losses and Additional Trust Fund Expenses to the series 2006-C7 certificates, and

•	the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2006-C7 pooling and servicing agreement.

In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds derived from an REO Property administered under the series 2006-C7 pooling and servicing agreement will be applied—

•	first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

•	thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

To the extent described under ‘‘Description of the Series 2006-C7 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments’’ in this offering prospectus, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2006-C7 principal balance certificates. If this occurs following the payments made to the series 2006-C7 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2006-C7 principal balance certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-M
19th	A-1, A-2, A-AB, A-3 and A-1A, pro rata based on total outstanding principal balances

The reductions in the total principal balances of the respective classes of series 2006-C7 principal balance certificates, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between (a) the underlying mortgage loans and (b) the respective classes of series 2006-C7 principal balance certificates.

The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, will generally equal the excess, if any, of:

•	the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest), over

•	the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest and/or Post-ARD Additional Interest) on, that mortgage loan.

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest and Post-ARD Additional Interest) also will be treated as a Realized Loss.

Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the mortgage pool.

Additional Trust Fund Expenses may include:

•	any special servicing fees, workout fees and liquidation fees paid to the special servicer;

•	any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	any unanticipated, non-mortgage loan specific expense of the trust, including—

1.	any reimbursements and indemnifications to the trustee and various related persons described under ‘‘Description of the Governing Documents—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus,

2.	any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ in the accompanying base prospectus, and

3.	any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—REO Properties’’ in this offering prospectus and/or ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus;

•	rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan; and

•	any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this offering prospectus, and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan.

Any expenses under the governing servicing agreement for an Outside Serviced Loan Combination that are similar to the Additional Trust Fund Expenses described above and that relate to such Outside Serviced Loan Combination, are to be paid out of collections on that Loan Combination, could adversely affect amounts available for payments on the series 2006-C7 certificates and, to the extent paid out of amounts otherwise distributable to the trust with respect to the Outside Serviced Trust Mortgage Loan, should be considered Additional Trust Fund Expenses.

The Total Principal Distribution Amount may from time to time include Recovered Amounts. In such circumstances, it is possible that the total Stated Principal Balance of the mortgage pool may exceed the total principal balance of the series 2006-C7 principal balance certificates. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2006-C7 principal balance certificates, the total principal balances of one or more classes of series 2006-C7 principal balance certificates that had previously been reduced as described above in this ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ section may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2006-C7 principal balance certificates in the reverse order that such reductions had been made (i.e., such increases would be made first with respect to the most senior class of series 2006-C7 principal balance certificates with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2006-C7 principal balance certificates being in excess of the total Stated Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest on the various interest-bearing classes of the series 2006-C7 certificates that would otherwise have accrued if the reinstated principal amounts had never been written off.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each KeyBank Mortgage Loan that accrues interest on an Actual/360 Basis, interest accrued at the related annual outside master servicing fee rate for the same number of days as, and on the same principal amount on which, interest accrues or is deemed to accrue from time to time on the subject underlying mortgage loan; and, with respect to each other underlying mortgage loan, one-twelfth of the related annual master servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan (3)	Compensation	First, out of recoveries of interest with respect to that mortgage loan and then, if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account (4)	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Additional Master Servicing Compensation / Master Servicer	•Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period	Compensation	Interest payments made by the related mortgagor intended to cover interest accrued on the subject principal prepayment with respect to the subject mortgage loan during the period from and after the related due date	Time to time
	•All interest and investment income earned on amounts on deposit in the master servicer’s pool custodial account and in any Loan Combination-specific custodial account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly
	•All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	•Late payment charges and Default Interest actually collected with respect to any underlying mortgage loan in the trust fund during any collection period (and, in the case of an Outside Serviced Trust Mortgage Loan, passed through to the trust), but only to the extent that such late payment charges and Default Interest accrued while it was a non-specially serviced mortgage loan and are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or related mortgaged real property from collections on the mortgage pool and not previously reimbursed.	Compensation	Payments of late payment charges and Default Interest made by mortgagors with respect to the underlying mortgage loans	Time to time
Outside Master Servicing Fee / Master Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each of the 1211 Avenue of the Americas Mortgage Loan and the Triangle Town Center Subordinate Tranche Mortgage Loan, one-twelfth of the product of the related outside master servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on the subject underlying mortgage loan. (5)	Compensation	Out of payments of interest with respect to the subject Outside Serviced Trust Mortgage Loan.	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loans) and Serviced Non-Trust Loan that is being specially serviced or as to which the related mortgaged real property has become an REO Property, one-twelfth of the product of the annual special servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan. (6)	Compensation	Out of general collections on all the mortgage loans and any REO Properties in the trust. (4)	Time to time
Outside Special Servicing Fee / Special Servicer of an Outside Serviced Trust Mortgage Loan	With respect to the 1211 Avenue of the Americas Mortgage Loan, one-twelfth of the product of the related annual outside special servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan (with a minimum of $4,000 per month for the entire related loan combination); and, with respect to the Triangle Town Center Subordinate Tranche Mortgage Loan and each of the related Non-Trust Loans, one-twelfth of the product of the related annual outside special servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan (with a minimum of $4,000 per month for the entire related loan combination). (5)	Compensation	Out of amounts otherwise payable to the trust with respect to the subject Outside Serviced Trust Mortgage Loan, either solely or, in any event, prior to being paid out of other payments with respect to the related Outside Serviced Loan Combination, as applicable	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan that has been and continues to be worked-out, the workout fee rate of 1.0% multiplied by each collection of interest (other than Default Interest and Post-ARD Additional Interest), principal, and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan	Compensation	Out of each collection of interest (other than Default Interest and Post-ARD Additional Interest), principal and prepayment consideration received on the subject mortgage loan. (4)	Time to time
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) or REO Property for which the special servicer receives any Liquidation Proceeds an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of Default Interest and Post-ARD Additional Interest). (7)	Compensation	Out of the full, partial or discounted payoff obtained from the related borrower and/or Liquidation Proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest and/or Post-ARD Additional Interest) in respect of the related specially serviced mortgage loan or related REO Property, as the case may be. (4)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Outside Serviced Trust Mortgage Loan Workout Fee and Liquidation Fee / Special Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each Outside Serviced Trust Mortgage Loan (and, in the case of the Triangle Town Center Subordinate Tranche Mortgage Loan, each of the related Non-Trust Loans), the related liquidation fee and workout fee due and owing under the applicable outside servicing agreement, which fees are calculated in substantially the same manner as the comparable fees under the series 2006-C7 pooling and servicing agreement. (8)	Compensation	Out of amounts otherwise payable to the trust with respect to the subject Outside Serviced Trust Mortgage Loan, either solely or, in any event, prior to being paid out of other payments with respect to the related Outside Serviced Loan Combination, as applicable.	Time to time
Additional Special Servicing Compensation / Special Servicer	•All interest and investment income earned on amounts on deposit in the special servicer’s REO Account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	•Late payment charges and Default Interest actually collected with respect to any mortgage loan (other than the Outside Serviced Trust Mortgage Loans), but only to the extent such late payment charges and Default Interest (a) accrued with respect to that mortgage loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or mortgaged real property from collections on the mortgage pool and not previously reimbursed	Compensation	Late payment charges and Default Interest actually collected in respect of the underlying mortgage loans	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer (9)	•All assumption fees, assumption application fees, modification fees, consent fees, extension fees and similar fees actually collected on the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loan	Compensation	Related payments made by mortgagors with respect to the subject mortgage loans	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Trustee Fee / Trustee	With respect to each distribution date, an amount generally equal to one month’s interest at the annual trustee fee rate accrued on the Stated Principal Balance outstanding immediately prior to such distribution date of each and every underlying mortgage loan. (10)	Compensation	General collections on the mortgage pool on deposit in the trustee’s collection account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account and interest reserve account.	Compensation	Interest and investment income realized on funds deposited in the trustee’s collection account and interest reserve account (net of investment losses).	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	Reimbursement of expenses	Amounts on deposit in the custodial account that represent (a) payments made by the related mortgagor to cover the item for which such servicing advance was made or (b) Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the particular mortgage loan or related REO Property, provided that if the master servicer, special servicer or trustee determines that a servicing advance is not recoverable out of collections on the related underlying mortgage, then such reimbursements shall be paid out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the custodial account (11)	Time to time
Interest on servicing advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding servicing advance	Payment of Interest on servicing advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account (12)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances.	Reimbursement of P&I advances made with respect to the mortgage pool	Late collections of interest and principal (net of related master servicing, workout and liquidation fees) received in respect of the related underlying mortgage loan or REO Property as to which such P&I advance was made, provided that if the master servicer or trustee determines that a P&I advance is not recoverable out of collections on the related underlying mortgage, then out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding P&I advance	Payment of interest on P&I advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account	Time to time
Unpaid expenses (other than interest on servicing advances or P&I advances, special servicing fees, workout fees and liquidation fees)	To the extent of funds available, the amount of any outstanding expenses.	Reimbursement of Expenses	Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent not applied to the payment of interest on outstanding servicing or P&I advances	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Reimbursement of costs and expenses for the remediation of adverse environmental conditions at any mortgaged real property / Special Servicer	To the extent of funds available, the costs and expenses in connection with the remediation of adverse environmental condition at any mortgaged real property that secures a defaulted mortgage loan in the trust (such costs and expenses will be incurred only if the Special Servicer has determined to acquire title or possession of the related mortgaged real property)	Reimbursement of Expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time
Cost of an independent appraiser or other expert in real estate matters	To the extent of funds available, the cost of such independent appraiser or other expert in real estate matters	Payment of Expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time
Fees of an independent contractor retained to manage an REO Property	To the extent of funds available, the amount of the fees of such independent contractor	Payment of Expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time
Servicing expenses, that would, if advanced by the master servicer or special servicer, constitute nonrecoverable servicing advances	To the extent of funds available, the amount of such servicing expense	Payment of servicing expenses	General collections on deposit in the master servicer’s custodial account (4)	Time to time
Amounts payable or reimbursable to a Non-Trust Noteholder or a servicer of an Outside Serviced Trust Mortgage Loan	Amounts (other than normal monthly payments) specifically payable or reimbursable to such party by the trust in its capacity as holder of the related underlying mortgage loan that is part of the relevant Loan Combination, pursuant to the terms of the related Co-Lender Agreement	Payment or reimbursement or amounts payable by the trust	General collections on deposit in the master servicer’s custodial account.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Reimbursement of nonrecoverable advances and interest thereon / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any P&I advance or servicing advance, and interest thereon, that the advancing party has determined to be not recoverable out of collections on the related underlying mortgage loan	Reimbursement of Expenses	First, out of amounts on deposit in the custodial account that represent payments or collections of principal on the mortgage pool and second, out of any other payments and/or collections on the mortgage pool and third, out any other amounts on deposit in the custodial account.	Time to time
Indemnification of expenses in connection with the termination and removal of the master servicer or the special servicer as a result of an Event of Default / the applicable party to the pooling and servicing agreement	Any cost or expenses in connection with any actions taken by any party to the pooling and servicing agreement with respect to the termination and removal of the master servicer or special servicer following an Event of Default (if not paid by the defaulting party within 90 days after notice of such costs and expenses).	Indemnification	General collections on deposit in the master servicer’s custodial account.	Time to time
Cost of transferring mortgage files and related documents to a successor trustee/ trustee	The cost of transferring mortgage files and related documents to a successor trustee	Payment of expenses	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Cost of opinions or advice of counsel / Party incurring such expense	To the extent of funds available, the cost of such opinions of counsel or advice of counsel	Payment of expenses	General collections on the mortgage pool on deposit in the trustee’s collection account or the master servicer’s custodial account (4)	Time to time
Payment of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust / Party payment such expense	The amount of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses	Payment of taxes and related expenses	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Indemnification Expenses / Tax Administrator	The amount of any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities	Indemnification	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time
Funds necessary for the proper operation, management, leasing, maintenance and disposition of any administered REO Property / Special Servicer	To the extent of funds available, the amount of the expenses for the proper operation, management, leasing, maintenance and disposition of such REO Property	Payment of expenses	Amounts on deposit in the account established by the special servicer for the retention of revenues and other proceeds derived from such REO Property (4)	Time to time
The cost or expenses incurred in connection with determining the identity of the Controlling Class Representative or a Loan- Specific Class Representative	The amount of such cost or expenses	Indemnification of expenses	Out of the trust funds (in any event, out of amounts otherwise payable with respect to the series 2006-C7 controlling class certificates)	Time to time
Indemnification Expenses / Trustee and any director, officer, employee or agent of the Trustee	Any loss, liability or reasonable ‘‘out-of-pocket’’ expense arising out of, or incurred in connection with the series 2006-C7 pooling and servicing agreement, the series 2006-C7 certificates (provided that such loss, liability or expense constitutes an ‘‘unanticipated expense’’ within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii)) (13)	Indemnification	Amounts on deposit on the master servicer’s custodial account and the trustee’s collection account (and, to the extent that a Loan Combination or any related REO Property is affected, such indemnity will be payable out of the related Loan Combination custodial account)	Time to time
Indemnification Expenses / Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of Depositor, Master Servicer or Special Servicer	Any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to the series 2006-C7 pooling and servicing agreement or the series 2006-C7 certificates (13)	Indemnification	Amounts on deposit on the master servicer’s custodial account (14)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Servicing Advances, Interest on Servicing Advances, Servicing Expenses and Indemnification Expenses / Master Servicer or Special Servicer of an Outside Serviced Trust Mortgage Loan	Substantially the same as corresponding items under the series 2006-C7 pooling and servicing agreement	Fees, Expenses and Indemnification	Payable out of collections on the related Outside Serviced Loan Combination, but, in the case of the Triangle Town Center Loan Combination, first out of amounts otherwise payable to the trust with respect to the Triangle Town Center Subordinate Tranche Mortgage Loan	Time to time
Interest on Delinquency Advances with respect to the Triangle Town Center Senior Non-Trust Loans / Applicable Advancing Party	Substantially the same as corresponding items under the series 2006-C7 pooling and servicing agreement	Expenses	Payable first out of amounts otherwise payable to the trust with respect to the Triangle Town Center Subordinate Tranche Mortgage Loan, and then out of other collections on the Triangle Town Center Loan Combination	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this offering prospectus. Any change to the fees and expenses described in this offering prospectus would require an amendment to the series 2006-C7 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or trustee in the case of amounts owed to either of them) prior to distributions on the series 2006-C7 certificates.

(3)	The master servicing fee rate payable with respect to each Outside Serviced Trust Mortgage Loan under the series 2006-C7 pooling and servicing agreement will equal 0.01% per annum. The master servicing fee rate payable with respect to the other underlying mortgage loans will range, on a loan-by-loan basis, from 0.02% per annum to 0.11% per annum, as described in this offering prospectus under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—The Principal Master Servicing Compensation.’’

(4)	In the case of a mortgage loan in a Serviced Loan Combination, first, out of amounts on deposit in the Serviced Loan Combination-specific custodial account.

(5)	The outside master servicing fee rate for each Outside Serviced Trust Mortgage Loan will equal 0.01% per annum and the outside special servicing fee rate for each Outside Serviced Trust Mortgage Loan will equal 0.35% per annum.

(6)	The special servicing fee rate for each mortgage loan will equal 0.25% per annum, as described in this offering prospectus under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—The Special Servicing Fee.’’

(7)	Circumstances as to when a liquidation fee is not payable are set forth under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee’’ in this offering prospectus.

(8)	The liquidation fee rate and the workout fee rate with respect to each Outside Serviced Trust Mortgage Loan will equal 1.0%.

(9)	Allocable between the master servicer and the special servicer as provided in the series 2006-C7 pooling and servicing agreement.

(10)	The trustee fee rate will equal 0.00065% per annum, as described in this offering prospectus under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—Trustee Compensation.’’ In the case of the KeyBank Mortgage Loans that accrue on an Actual/360 Basis, the trustee fee will be calculated on an Actual/360 Basis, and in the case of each other underlying mortgage loan, the trustee fee will be calculated on a 30/360 Basis.

(11)	If the subject underlying mortgage loan is part of a Serviced Loan Combination, such servicing advance will generally be paid out of amounts on deposit in the related Serviced Loan Combination-specific account that represent payments made by the related mortgagor to cover the item for which such servicing advance was made, and amounts on deposit in the related Loan Combination-specific account that represent Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the subject Serviced Loan Combination or any related REO Property, provided that if the party entitled to the reimbursement of such servicing advance has made a determination that such servicing advance is nonrecoverable, then such servicing advance shall generally be paid out of amounts on deposit in the master services custodial account.

(12)	If the subject underlying mortgage loan is part of a Serviced Loan Combination, such amounts will generally be paid out of: first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Serviced Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to holders of the mortgage loans comprising the subject Serviced Loan Combination as Default Interest and late payment charges, with such payment to be deducted from the amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Serviced Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Serviced Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, third, as and to the extent provided in the series 2006-C7 pooling and servicing agreement, out of general collections on the mortgage pool.

(13)	In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2006-C7 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2006-C7 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2006-C7 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2006-C7 pooling and servicing agreement, or allocable overhead.

(14)	If a Serviced Loan Combination is involved, such indemnity will be payable out of the related Loan Combination-specific custodial account and, if and to the extent not solely attributable to the Serviced Non-Trust Loan included in such Loan Combination, will also be payable out of the master servicer’s custodial account if amounts on deposit in the related Loan Combination-specific account are insufficient therefor.

Reports to Certificateholders; Available Information

Certificateholder Reports.    Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under ‘‘—Information Available Electronically’’ below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

•	A distribution date statement containing substantially the information contained in Annex D to this offering prospectus.

•	A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

•	A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-4 to this offering prospectus, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the distribution date statement.

The master servicer or the special servicer, as specified in the series 2006-C7 pooling and servicing agreement, is required to deliver to the trustee (or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under ‘‘—Information Available Electronically,’’ a copy of each of the following reports with respect to the underlying mortgage loans (except as provided in the fourth succeeding paragraph below with respect to the Outside Serviced Trust Mortgage Loans) and the corresponding mortgaged real properties:

•	a CMSA delinquent loan status report;

•	a CMSA historical loan modification and corrected mortgage loan report;

•	a CMSA REO status report;

•	a CMSA servicer watch list;

•	a loan payoff notification report;

•	a CMSA comparative financial status report;

•	a CMSA loan level reserve/LOC report;

•	a CMSA loan periodic update file;

•	a CMSA advance recovery report;

•	a CMSA property file; and

•	a CMSA financial file.

In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

•	with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

•	with respect to any mortgaged real property or REO Property, a CMSA NOI adjustment worksheet.

The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA’s internet website, located at www.cmbs.org.

Recipients of the reports described above in this ‘‘—Reports to Certificateholders; Available Information’’ section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws. Notwithstanding the foregoing, any information made available by or duplicated in filings made pursuant to the Exchange Act is required to be and will be made available to anyone.

With respect to each of the Outside Serviced Trust Mortgage Loans, the reports required to be delivered to the holder of those mortgage loans by the applicable master servicer, pursuant to the governing servicing agreement, are substantially similar, but not identical, to those required to be delivered to the trustee by the master servicer under the series 2006-C7 pooling and servicing agreement. To the extent any such information with respect to an Outside Serviced Trust Mortgage Loan or the related mortgaged real property is received from the master servicer under the related governing servicing agreement, the series 2006-C7 master servicer is required to aggregate that information with the CMSA reports the series 2006-C7 master servicer is required to prepare with respect to the underlying mortgage loans, and the trustee is then required to make those reports available as described below under ‘‘—Information Available Electronically.’’ The obligation of the series 2006-C7 master servicer and/or the trustee to remit any reports or information identified in this ‘‘—Reports to Certificateholders; Available Information’’ section with respect to an Outside Serviced Trust Mortgage Loan is dependent upon its receipt of the corresponding information from a party responsible for servicing that mortgage loan.

Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2006-C7 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly distribution date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Book-Entry Certificates.    If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee’s internet website.

Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2006-C7 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2006-C7 certificates are registered on the books and records of the certificate registrar.

Information Available Electronically.    The trustee will make available each month, for the relevant reporting periods, to the series 2006-C7 certificateholders and beneficial owners of series 2006-C7 certificates identified to the reasonable satisfaction of the trustee, the distribution date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee’s internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2006-C7 pooling and servicing agreement from the person(s) seeking access. The trustee’s internet website will initially be located at www.etrustee.net.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See ‘‘Description of the Certificates—Incorporation of Certain Documents by Reference; Reports Filed with the SEC’’ in the accompanying base prospectus.

The trustee will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus. Requests for this information should be made to the trustee at LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: Kathryn Hawkinson, telephone number (312) 904-6561.

The trustee may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made in accordance with the series 2006-C7 pooling and servicing agreement.

Upon notice from the underwriters that the non-offered classes of series 2006-C7 certificates have been sold by them, the trustee will be required to make available electronically, on each distribution date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series 2006-C7 certificateholders.

None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Other Information.    The series 2006-C7 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

•	the final prospectus supplement, the accompanying base prospectus and any other disclosure documents relating to the non-offered classes of the series 2006-C7 certificates, in the form most recently provided by us or on our behalf to the trustee;

•	the series 2006-C7 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the Issue Date, and any amendments to those agreements;

•	all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2006-C7 certificateholders since the Issue Date;

•	all statements of compliance delivered to the trustee annually by the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this offering prospectus;

•	all assessment reports and attestation reports delivered to the trustee annually with respect to the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this offering prospectus;

•	the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

•	the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

•	upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2006-C7 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this offering prospectus;

•	upon request, except in the case of an Outside Serviced Trust Mortgage Loan, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2006-C7 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this offering prospectus; and

•	with respect to each Outside Serviced Trust Mortgage Loan, the governing servicing agreement and any reports and other information delivered under that agreement to the master servicer on behalf of the trust as holder of the Outside Serviced Trust Mortgage Loan.

Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

•	in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2006-C7 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity; and

•	in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2006-C7 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.

Voting Rights

The voting rights for the series 2006-C7 certificates will be allocated among the respective classes of those certificates as follows:

•	99% of the voting rights will be allocated among the holders of the various classes of series 2006-C7 certificates that have principal balances, pro rata in accordance with those principal balances;

•	1% of the voting rights will be allocated among the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective notional amounts; and

•	0% of the voting rights will be allocated among the holders of the class R-I, R-II, R-III and V certificates.

Voting rights allocated to a class of series 2006-C7 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

Termination

The obligations created by the series 2006-C7 pooling and servicing agreement will terminate following the earliest of—

1.	the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

2.	the purchase of all of the mortgage loans and REO Properties remaining in the trust by any single certificateholder or group of certificateholders of the series 2006-C7 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc., in that order of preference.

Written notice of termination of the series 2006-C7 pooling and servicing agreement will be given to each series 2006-C7 certificateholder. The final payment with respect to each series 2006-C7 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2006-C7 certificate registrar or at any other location specified in the notice of termination.

Any purchase by any single holder or group of holders of the controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price generally equal to:

•	the sum of—

1.	the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

2.	the appraised value of all REO Properties then included in the trust,

minus

•	solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2006-C7 pooling and servicing agreement.

The purchase will result in early retirement of the outstanding series 2006-C7 certificates. However, the rights of any single holder or group of holders of the series 2006-C7 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the Initial Mortgage Pool Balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2006-C7 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2006-C7 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

In addition, following the date on which the total principal balances of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F and G certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining 2006-C7 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2006-C7 pooling and servicing agreement, in connection with an exchange of all the remaining series 2006-C7 certificates for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any offered certificate will depend on:

•	the price at which the certificate is purchased by an investor, and

•	the rate, timing and amount of payments on the certificate.

The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

•	the pass-through rate for the certificate, which will be fixed or variable, as described in this offering prospectus,

•	the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount, as applicable, of the certificate,

•	the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount, as applicable, of, or the total payments on, the certificate, and

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this offering prospectus and ‘‘—Rate and Timing of Principal Payments’’ below.

Pass-Through Rates.    If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this offering prospectus and ‘‘—Rate and Timing of Principal Payments’’ below.

Rate and Timing of Principal Payments.    The yield to maturity of the class X-CP certificates will be extremely sensitive to, and the yield maturity of any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance or notional amount of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2006-C7 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amount of the class X-CP certificates is reduced and further tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2006-C7 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates with principal balances. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X-CP certificates, or if you otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

The yield to investors on the class X-CP certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the underlying mortgage loans. Depending on the timing thereof, a payment of principal on the underlying mortgage loans that is, in turn, applied in reduction of the total principal balance of the class    ,     ,    ,    ,    ,    ,    ,    ,    ,    ,    ,    , and     certificates may result in a reduction in the total notional amount of the class X-CP certificates. If you are considering the purchase of class X-CP certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the pass-through rate for, and the yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2006-C7 principal balance certificates.

Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

Delinquencies and Defaults on the Mortgage Loans.    The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and, in the case of offered certificates with principal balances, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

If—

•	you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

•	the additional losses result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

Depending on the timing thereof, any reduction of the total principal balance of the class    ,    ,    ,    ,    ,    ,    ,    ,    ,     ,    , and    certificates caused by a Realized Loss with respect to the underlying mortgage loans or an Additional Trust Fund Expense may result in a reduction in the total notional amount of the class X-CP certificates.

Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C7 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C7 certificates. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto.

The Effect of Loan Groups.    The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, A-2, A-AB and A-3 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 2. In addition, the holders of the class A-1A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 2 and, prior to the retirement of the class A-1, A-2, A-AB and A-3 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

Relevant Factors.    The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

•	prevailing interest rates;

•	the terms of the mortgage loans, including—

1.	provisions that require the payment of prepayment premiums and yield maintenance charges,

2.	provisions that impose prepayment lock-out periods, and

3.	amortization terms that require balloon payments;

•	the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

•	the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

•	the quality of management of the mortgaged real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

See ‘‘Risk Factors,’’ ‘‘Description of the Mortgage Pool,’’ ‘‘The Series 2006-C7 Pooling and Servicing Agreement’’ and ‘‘Servicing of the 1211 Avenue of the Americas Loan Combination and the Triangle Town Center Loan Combination’’ in this offering prospectus and ‘‘Description of the Governing Documents’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the accompanying base prospectus.

The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

We make no representation or warranty regarding:

•	the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

•	the relative importance of those factors;

•	the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

•	the overall rate of prepayment or default on the underlying mortgage loans.

Unpaid Interest.    If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Available P&I Funds on those subsequent distribution dates and the priority of payments described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this offering prospectus. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

Delay in Payments.    Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

Yield Sensitivity

The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent yield to maturity and modified duration with respect to each class of offered certificates, as well as the weighted average life and the first and final distribution dates on which principal is to be paid with respect to each class of offered certificates with principal balances. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance or notional amount, as applicable, of each class of offered certificates. For example, 99-24 means 99 24/32%.

We calculated the yields set forth in the tables on Annex C-1 by—

•	determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the first day of the initial interest accrual period to but excluding the assumed settlement date specified as part of the Modeling Assumptions, and

•	converting those monthly rates to semi-annual corporate bond equivalent rates.

That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the ‘‘PSA Standard Formulas.’’ The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest (or, in the case of the class X-CP certificates, just payments of interest), and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this offering prospectus is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of an offered certificate and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this offering prospectus is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that—

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will prepay at any particular rate,

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

•	the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

•	the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

•	the total purchase prices of the offered certificates will be as assumed.

You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

Weighted Average Lives

The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this offering prospectus, the weighted average life of any offered certificate with a principal balance is determined as follows:

•	multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

•	sum the results; and

•	divide the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate. The weighted average life of any offered certificate may also be affected to the extent that additional payments of principal are in turn applied in reduction of the principal balance of that certificate occur as a result of the purchase of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the subject mortgage loan had prepaid in full, except that no prepayment fee is collectable on the subject mortgage loans.

As described in this offering prospectus, the Total Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-AB, A-3 and/or A-1A certificates (allocated among those classes as described under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ in this offering prospectus), until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Distribution Amount is applied, the weighted average lives of some classes of offered certificates with principal balances will be shorter, and the weighted average lives of the other classes of offered certificates with principal balances will be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2006-C7 certificates with principal balances.

The tables set forth in Annex C-2 show with respect to each class of offered certificates (exclusive of the class X-CP certificates)—

•	the weighted average life of that class, and

•	the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Modeling Assumptions.

The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Annex C-2. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex C-2 and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the underlying mortgage loans will prepay in accordance with the Maturity Assumptions at any of the specified CPRs until maturity or that all the underlying mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the underlying mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the underlying mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

We make no representation that—

•	the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this offering prospectus at any of the CPRs shown or at any other particular prepayment rate,

•	all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this offering prospectus at the same rate, or

•	mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the offered certificates will be used by us to—

•	purchase the mortgage loans that we will include in the trust, and

•	pay expenses incurred in connection with the issuance of the series 2006-C7 certificates.

FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the offered certificates, Sidley Austin LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2006-C7 pooling and servicing agreement and the governing servicing agreement for each Outside Serviced Trust Mortgage Loan, and subject to any other assumptions set forth in the opinion, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code.

The assets of REMIC I will generally include—

•	the underlying mortgage loans,

•	any REO Properties acquired on behalf of the series 2006-C7 certificateholders,

•	the master servicer’s custodial account,

•	the special servicer’s REO account, and

•	the trustee’s collection account and interest reserve account.

However, REMIC I will exclude any collections of Post-ARD Additional Interest on the ARD Loans held in that REMIC.

For federal income tax purposes,

•	the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

•	the class R-I certificates will evidence the sole class of residual interests in REMIC I,

•	the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

•	the class R-II certificates will evidence the sole class of residual interests in REMIC II,

•	the class A-1, A-2, A-AB, A-3, A-1A, X-CL, X-CP, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

•	the class R-III certificates will evidence the sole class of residual interests in REMIC III.

For federal income tax purposes, each of the X-CL and X-CP classes will evidence multiple regular interests in REMIC III.

Discount and Premium; Prepayment Consideration

For federal income tax reporting purposes, the class X-CP certificates will, and the other classes of the offered certificates may, be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. This is a possibility of particular relevance to a holder of a class X-CP certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of a class X-CP certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the accompanying base prospectus.

When determining the rate of accrual of market discount and premium, if any, with respect to the series 2006-C7 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	the mortgage loans with anticipated repayment dates will be paid in full on those dates,

•	no mortgage loan in the trust will be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under ‘‘Description of the Offered Certificates— Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Characterization of Investments in Offered Certificates

Except to the extent noted below, the offered certificates will be ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as ’’real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a ‘‘domestic building and loan association’’ under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as ’’qualified mortgages’’ for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

•	a portion of that certificate may not represent ownership of ‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of ‘‘real estate assets’’ under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)	the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a ‘‘loan secured by an interest in real property’’ or a ‘‘real estate asset’’ and interest on that loan would not constitute ‘‘interest on obligations secured by real property’’ for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

See ‘‘Description of the Mortgage Pool’’ in this offering prospectus and ‘‘Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates’’ in the accompanying base prospectus.

Constructive Sales of Class X-CP Certificates

Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X-CP certificates, which do not have principal balances, could be subject to this provision if a holder of those offered certificates engages in a constructive sale transaction.

Prohibited Transactions Tax and Other Taxes

In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as ‘‘service’’ or ‘‘non-service’’ income. The ‘‘service’’ portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2006-C7 certificateholders.

See ‘‘The Series 2006-C7 Pooling and Servicing Agreement—REO Properties’’ in this offering prospectus and ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Federal Income Tax Consequences—REMICs’’ in the accompanying base prospectus.

ERISA CONSIDERATIONS

If you are—

•	a fiduciary of a Plan, or

•	any other person investing ‘‘plan assets’’ of any Plan,

you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a ‘‘prohibited transaction’’ or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See ‘‘ERISA Considerations’’ in the accompanying base prospectus.

If a Plan acquires a series 2006-C7 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See ‘‘ERISA Considerations—Plan Asset Regulations’’ in the accompanying base prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset

Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered ‘‘plan assets’’ if less than 25% of the value of each class of equity interests is held by ‘‘benefit plan investors,’’ which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 2006-C7 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2006-C7 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2006-C7 certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust’s underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things—

•	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

•	the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

•	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody’s;

•	third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

•	fourth, the following must be true—

1.	the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the series 2006-C7 pooling and servicing agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of S&P and Fitch. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

The Underwriter Exemption also requires that the trust meet the following requirements:

•	the trust assets must consist solely of assets of the type that have been included in other investment pools;

•	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch or Moody’s for at least one year prior to the Plan’s acquisition of an offered certificate; and

•	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an offered certificate.

We believe that these requirements have been satisfied as of the date of this offering prospectus.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with—

•	the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, any party responsible for servicing an Outside Serviced Trust Mortgage Loan, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

•	the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

•	the continued holding of an offered certificate by a Plan.

However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

•	the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

•	the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

•	the continued holding of offered certificates by a Plan.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of—

•	providing services to the Plan, or

•	having a specified relationship to this person,

solely as a result of the Plan’s ownership of offered certificates.

Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

•	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

•	the investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

None of the offered certificates will be mortgage related securities for purposes of SMMEA. Furthermore, neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates—

•	are legal investments for them, or

•	are subject to investment, capital or other restrictions.

See ‘‘Legal Investment’’ in the accompanying base prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters will agree, severally and not jointly, to purchase from us, and we will agree to sell to them, their respective allotments, in each case if any, of the offered certificates. Not every underwriter will have an obligation to acquire offered certificates. We will disclose in the final prospectus supplement relating to the offered certificates the dollar amount of the expected proceeds to us from the sale of the offered certificates, before deducting expenses payable by us. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about December 5, 2006, against payment for them in immediately available funds.

The underwriting agreement will provide that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

•	the receipt of various legal opinions; and

•	the satisfaction of various conditions, including that—

1.	no stop order suspending the effectiveness of our registration statement is in effect, and

2.	no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

Each underwriter will represent to and agree with us that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter will represent to and agree with us that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of series 2006-C7 certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the series 2006-C7 certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of series 2006-C7 certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of series 2006-C7 certificates to the public’’ in relation to any series 2006-C7 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2006-C7 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 2006-C7 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriting agreement will provide that we must indemnify the underwriters, and that under limited circumstances the underwriters must indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in various free writing prospectuses relating to the offered certificates, this offering prospectus, the accompanying base prospectus or our registration statement.

We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See ‘‘Risk Factors—Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates’’ in the accompanying base prospectus.

With respect to this offering—

•	Lehman Brothers Inc., one of our affiliates, is acting as co-lead manager and sole bookrunner,

•	UBS Global Asset Management (US) Inc. is acting as co-lead manager,

•	KeyBanc Capital Markets, a division of McDonald Investments Inc., is acting as co-manager; and

•	Citigroup Global Markets Inc. is acting as co-manager;

provided that UBS Global Asset Management (US) Inc., will not act as an underwriter with respect to the Class A-3 certificates.

LEGAL MATTERS

Particular legal matters relating to the offered certificates will be passed upon for us by Sidley Austin LLP, New York, New York, for all of the underwriters by Sidley Austin LLP, New York, New York and for UBS Global Asset Management (US) Inc. and KeyBanc Capital Markets by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

Class	S&P	Fitch
X-CP	AAA	AAA
A-1	AAA	AAA
A-2	AAA	AAA
A-AB	AAA	AAA
A-3	AAA	AAA
A-1A	AAA	AAA
A-M	AAA	AAA
A-J	AAA	AAA
B	AA+	AA+
C	AA	AA
D	AA−	AA−
E	A+	A+
F	A	A

The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the class X-CP certificates, the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

The ratings on the respective classes of offered certificates do not represent any assessment of—

•	the tax attributes of the offered certificates or of the trust,

•	whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

•	the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

•	whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

•	whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

•	the yield to maturity that investors may experience.

Also, a security rating does not represent any assessment of the possibility that the holders of the class X-CP certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

In general, ratings address credit risk and not prepayment risk. As described in this offering prospectus, the amounts payable with respect to the class X-CP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class X-CP certificates receive only a single month’s interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class X-CP certificates. The ratings of the class X-CP certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Fitch.

See ‘‘Rating’’ in the accompanying base prospectus.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this offering prospectus, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this offering prospectus.

‘‘520 Madison Avenue Borrower’’ means the borrower under the 520 Madison Avenue Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans— The 520 Madison Avenue Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘520 Madison Avenue Mortgage Loan’’ means the underlying mortgage loan secured by the 520 Madison Avenue Mortgaged Property.

‘‘520 Madison Avenue Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as 520 Madison Avenue.

‘‘1211 Avenue of the Americas Borrower’’ means the borrower under the 1211 Avenue of the Americas Loan Combination, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1211 Avenue of the Americas Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘1211 Avenue of the Americas Co-Lender Agreement’’ means the Co-Lender Agreement for the 1211 Avenue of the Americas Loan Combination.

‘‘1211 Avenue of the Americas Loan Combination’’ means, together, the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan.

‘‘1211 Avenue of the Americas Mortgage Loan’’ means the underlying mortgage loan secured by the 1211 Avenue of the Americas Mortgaged Property.

‘‘1211 Avenue of the Americas Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as 1211 Avenue of the Americas.

‘‘1211 Avenue of the Americas Non-Trust Loan’’ means the Non-Trust Loan secured by the 1211 Avenue of the Americas Mortgaged Property that is, at all times, pari passu in right of payment with the 1211 Avenue of the Americas Mortgage Loan.

‘‘1211 Avenue of the Americas Non-Trust Loan Noteholder’’ means the holder of the promissory note for the 1211 Avenue of the Americas Non-Trust Loan.

‘‘30/360 Basis’’ means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

‘‘A/B Loan Combination’’ means a Loan Combination that consists only of an underlying mortgage loan and one or more Subordinate Non-Trust Loans. The Reston Town Center Loan Combination and the MezzCap Loan Combinations are A/B Loan Combinations.

‘‘Actual/360 Basis’’ means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

‘‘Additional Trust Fund Expense’’ means an expense of the trust that—

•	arises out of a default on a mortgage loan or an otherwise unanticipated event,

•	is not required to be paid by any party to the series 2006-C7 pooling and servicing agreement,

•	is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

•	is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan or by amounts otherwise payable to the holder of any related Serviced Non-Trust Loan, and

•	causes a shortfall in the payments of interest (other than Post-ARD Additional Interest) or principal on any class of series 2006-C7 certificates.

We provide some examples of Additional Trust Fund Expenses under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

‘‘Administrative Cost Rate’’ means, with respect to each mortgage loan in the trust, the sum of—

•	the per annum rate at which the related master servicing fee (including any related primary servicing fee payable by the master servicer to any related sub-servicer who has entered into a sub-servicing agreement with the master servicer) is calculated under the series 2006-C7 pooling and servicing agreement,

•	the per annum rate at which the monthly trustee fee is calculated under the series 2006-C7 pooling and servicing agreement, and

•	solely with respect to an Outside Serviced Trust Mortgage Loan, the per annum rate at which the applicable servicing fee for the subject Outside Serviced Trust Mortgage Loan is calculated (on a 30/360 Basis) under the applicable pooling and servicing agreement.

‘‘ADR’’ means average daily rate.

‘‘Appraisal Reduction Amount’’ means, for any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of ‘‘x’’ over ‘‘y’’ where—

•	‘‘x’’ is equal to the sum of:

1.	the Stated Principal Balance of the mortgage loan;

2.	to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

3.	all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

4.	all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with interest on those advances as permitted under the series 2006-C7 pooling and servicing agreement;

5.	any other unpaid items that could become Additional Trust Fund Expenses in respect of the mortgage loan; and

6.	all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer that cover any such item; and

•	‘‘y’’ is equal to the sum of:

1.	the excess, if any, of—

(a)	90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer, acting in accordance with the Servicing Standard, based on its review of the related appraisal and other relevant information), over

(b)	the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

2.	the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that—

(a)	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

(b)	are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the 12-month period following the date of determination, and

(c)	may be used to reduce the principal balance of the mortgage loan; and

3.	the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for purposes of paying down the principal balance of the mortgage loan.

If, however, with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan)—

•	an Appraisal Trigger Event occurs,

•	no appraisal or other valuation estimate, as described under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—Required Appraisals,’’ is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

•	either—

1.	no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

2.	there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that would, in the special servicer’s judgment, materially affect the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

Each Appraisal Reduction Amount for a mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) will be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other Appraisal Trigger Event has occurred during the preceding three-month period; and no Appraisal Reduction Amount will exist as to any such mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Consistent therewith, any Appraisal Reduction Amount or the equivalent under the series 2006-C6 pooling and servicing agreement with respect to the 1211 Avenue of the Americas Loan Combination, and any Appraisal Reduction Amount or the equivalent under the series 2006-C1 pooling and servicing agreement with respect to the Triangle Town Center Loan Combination, will be calculated in a manner substantially the same as that described above, except that any unpaid interest accrued on delinquency advances with respect to the related Non-Trust Loan(s) will be taken into account in calculating an Appraisal Reduction Amount with respect to each such Loan Combination.

Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated among the mortgage loans in that Loan Combination as follows—

•	with respect to the 1211 Avenue of the Americas Loan Combination, any resulting Appraisal Reduction Amount will be allocated, on a pro rata basis by balance, between the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan;

•	with respect to the Extendicare Portfolio Loan Combination, any resulting Appraisal Reduction Amount will be allocated, on a pro rata basis by balance, between the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loan;

•	with respect to the Triangle Town Center Loan Combination, any resulting Appraisal Reduction Amount will be allocated under the series 2006-C1 pooling and servicing agreement, first, to the Triangle Town Center Subordinate Tranche Mortgage Loan, up to the amount of the outstanding principal balance of, and any accrued and unpaid interest on, the Triangle Town Center Subordinate Tranche Mortgage Loan, and then, between the Triangle Town Center Note A Senior Non-Trust Loan and the Triangle Town Center Note B-1 Senior Non-Trust Loan, as provided in the series 2006-C1 pooling and servicing agreement; and

•	with respect to each other Loan Combination, any resulting Appraisal Reduction Amount will be allocated, first, to the related Subordinate Non-Trust Loan, up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the subject Subordinate Non-Trust Loan, and then, to the subject underlying mortgage loan.

‘‘Appraisal Trigger Event’’ means, with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) or any Serviced Non-Trust Loan, any of the following events:

•	the mortgage loan has been modified by the special servicer in a manner that—

1.	affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

2.	except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

3.	in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due on the mortgage loan;

•	the mortgage loan is delinquent—

1.	except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

2.	solely in the case of a balloon payment, if any, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

•	a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

•	the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

•	the mortgaged real property securing the mortgage loan becomes an REO Property; or

•	the mortgage loan remains outstanding five years after any extension of its maturity.

Appraisal Trigger Events or the equivalent with respect to the 1211 Avenue of the Americas Mortgage Loan will be as set forth in, and appraisals of the 1211 Avenue of the Americas Subordinate Tranche Mortgaged Property will be conducted under, the pooling and servicing agreement for the Series 2006-C6 Securitization (or other successor servicing agreement). Those Appraisal Trigger Events or the equivalent will be similar, but may not be identical, to those described above.

Appraisal Trigger Events or the equivalent with respect to the Triangle Town Center Subordinate Tranche Mortgage Loan will be as set forth in, and appraisals of the Triangle Town Center Subordinate

Tranche Mortgaged Property will be conducted under, the pooling and servicing agreement for the Series 2006-C1 Securitization (or other successor servicing agreement). Those Appraisal Trigger Events or the equivalent will be similar, but may not be identical, to those described above.

‘‘ARD Balance’’ means, with respect to an ARD Loan, the expected balance as of the anticipated repayment date, assuming no prepayments or defaults.

‘‘ARD Loan’’ means any mortgage loan in the trust that provides for various material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date, referred to as its anticipated repayment date, but as to which the failure to repay such mortgage loan by such anticipated prepayment date would not by itself be a default.

‘‘Arizona Retail Portfolio Borrower’’ means the borrower under the Arizona Retail Portfolio Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Arizona Retail Portfolio Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Arizona Retail Portfolio Mortgage Loan’’ means the underlying mortgage loan secured by the Arizona Retail Portfolio Mortgaged Property.

‘‘Arizona Retail Portfolio Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Arizona Retail Portfolio.

‘‘Available P&I Funds’’ means the total amount available to make payments of interest and principal on the series 2006-C7 certificates on each distribution date. The Available P&I Funds are more particularly described under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—Accounts—Collection Account—Withdrawals’’ in this offering prospectus.

‘‘Balloon Balance’’ has the same meaning as ‘‘Maturity Balance.’’

‘‘Balloon Loan’’ means any mortgage loan in the trust that by its original terms or by virtue of any modification entered into as of the Issue Date provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

‘‘Capital Imp. Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

‘‘CBE’’ means corporate bond equivalent.

‘‘CERCLA’’ means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

‘‘Class A-AB Planned Principal Balance’’ has the meaning assigned to that term under ‘‘Description of the Certificates—Payments—Payments of Principal’’ in this offering prospectus.

‘‘Class A Senior Principal Payment Cross-Over Date’’ means the first distribution date as of the commencement of business on which—

•	the class A-1, A-2, A-AB, A-3 and A-1A certificates, or any two or more of those classes, remain outstanding, and

•	the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates have previously been reduced to zero as described under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

‘‘Clearstream’’ means Clearstream Banking Luxembourg.

‘‘CMSA’’ means the Commercial Mortgage Securities Association.

‘‘Co-Lender Agreement’’ means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identifies the respective rights and obligations of the holders of the promissory notes that evidence the subject Loan Combination, and that is described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

‘‘Colony Square Borrower’’ means the borrower under the Colony Square Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Colony Square Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Colony Square Mortgage Loan’’ means the underlying mortgage loan secured by the Colony Square Mortgaged Property.

‘‘Colony Square Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Colony Square.

‘‘Condemnation Proceeds’’ means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘CPI’’ means consumer price index.

‘‘CPR’’ means an assumed constant prepayment rate each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this offering prospectus.

‘‘Cut-off Date Loan-to-Value Ratio,’’ ‘‘Cut-off Date LTV Ratio’’ and ‘‘Cut-off Date LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than an underlying mortgage loan that is part of an Outside Serviced Loan Combination or the Extendicare Portfolio Loan Combination), the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this offering prospectus, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

•	with respect to each of the 1211 Avenue of the Americas Mortgage Loan and the Extendicare Portfolio Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this offering prospectus, together with the cut-off date principal balance of the related Pari Passu Non-Trust Loan, to

2.	the appraised value of the related mortgaged real property, as shown on Annex A-1 to this offering prospectus; and

•	with respect to the Triangle Town Center Subordinate Tranche Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the aggregate cut-off date principal balance of the Triangle Town Center Subordinate Tranche Mortgage Loan, as shown on Annex A-1 to this offering prospectus, together with the cut-off date principal balance of both of the Triangle Town Center Senior Non-Trust Loans, to

2.	the appraised value of the Triangle Town Center Subordinate Tranche Mortgaged Property, as shown on Annex A-1 to this offering prospectus.

‘‘Cut-off Date U/W NCF DSCR’’ means, with respect to any mortgage loan in the trust, the U/W NCF DSCR, except that for any underlying mortgage loan that provides for payments of interest only for a specified period prior to the maturity date, Cut-off Date U/W NCF DSCR is equal to the Net Cash Flow for the related mortgaged real property, divided by the sum of the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of that underlying mortgage loan during the 12-month period following the cut-off date or, if that underlying mortgage loan is part of a Loan Combination (other than an A/B Loan Combination), that will be due in respect of all of the mortgage loans in the subject Loan Combination.

‘‘D(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

‘‘Default Interest’’ means any interest that—

•	accrues on a defaulted mortgage loan solely by reason of the subject default, and

•	is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

‘‘Discount Rate’’ means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the ‘‘Yield Maintenance Treasury Rate’’ when compounded semi-annually. The ‘‘Yield Maintenance Treasury Rate’’ means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date (or, in the case of an ARD Loan, the anticipated repayment date) of the relevant prepaid mortgage loan. If Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the master servicer will select a comparable publication or source for the purposes of determining the Yield Maintenance Treasury Rate.

‘‘DSCR’’ means debt service coverage ratio.

‘‘DSCR Net Cash Flow’’ has the same meaning as Underwritten Debt Service Coverage Ratio.

‘‘Effective Gross Income,’’ ‘‘EGI’’ and ‘‘U/W EGI’’ each means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	allowances for vacancies, concessions and credit losses.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were generally determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of EGI.

In determining the ‘‘revenue’’ component of EGI for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of EGI for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. If they are not consistent, actual annual effective gross income for a mortgaged property may be less than the EGI presented with respect to that property in this offering prospectus.

For more detailed information regarding the EGI with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plan’’ means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

‘‘Euroclear’’ means The Euroclear System.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Exemption-Favored Party’’ means any of—

•	Lehman Brothers Inc.,

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

•	any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

‘‘Extendicare Portfolio Borrowers’’ means the borrowers under the Extendicare Portfolio Loan Combination, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Extendicare Portfolio Mortgage Loan—The Borrowers and Sponsor’’ in this offering prospectus.

‘‘Extendicare Portfolio Co-Lender Agreement’’ means the Co-Lender Agreement for the Extendicare Portfolio Loan Combination.

‘‘Extendicare Portfolio Loan Combination’’ means, together, the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loan.

‘‘Extendicare Portfolio Mortgage Loan’’ means the underlying mortgage loan secured by the Extendicare Portfolio Mortgaged Property.

‘‘Extendicare Portfolio Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this offering prospectus as Extendicare Portfolio.

‘‘Extendicare Portfolio Non-Trust Loan’’ means the Non-Trust Loan secured by the Extendicare Portfolio Mortgaged Properties that is, at all times, pari passu in right of payment with the Extendicare Portfolio Mortgage Loan.

‘‘Extendicare Portfolio Non-Trust Loan Noteholder’’ means the holder of the promissory note for the Extendicare Portfolio Non-Trust Loan.

‘‘FF&E’’ means furniture, fixtures and equipment.

‘‘Fitch’’ means Fitch, Inc.

‘‘FSMA’’ means the Financial Services and Markets Act 2000.

‘‘GAAP’’ means generally accepted accounting principles in the United States of America.

‘‘GLA’’ means gross leasable area.

‘‘Government Property Advisors Portfolio Borrower’’ means the borrower under the Government Property Advisors Portfolio Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Government Property Advisors Portfolio Mortgage Loan —The Borrower and Sponsor’’ in this offering prospectus.

‘‘Government Property Advisors Portfolio Mortgage Loan’’ means the underlying mortgage loan secured by the Government Property Advisors Portfolio Mortgaged Property.

‘‘Government Property Advisors Portfolio Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Government Property Advisors Portfolio.

‘‘Government Securities’’ means government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

‘‘Initial Loan Group 1 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group 1, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Loan Group 2 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group 2, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Mortgage Pool Balance’’ means the aggregate principal balance, as of the cut-off date, of the mortgage loans that are included in the trust, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Insurance Proceeds’’ means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘Internal Revenue Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Issue Date’’ means the date of initial issuance for the series 2006-C7 certificates, which will be on or about December 5, 2006.

‘‘Key,’’ as referred to under the ‘‘Loan Seller’’ column on Annex A-1 hereto, means KeyBank or any affiliate of KeyBank.

‘‘KeyBank’’ means KeyBank National Association.

‘‘KeyBank Mortgage Loan’’ means each mortgage loan that was, directly or indirectly, acquired by us from the KeyBank Mortgage Loan Seller for inclusion in the trust.

‘‘KeyBank Mortgage Loan Seller’’ means KeyBank National Association.

‘‘LaSalle’’ means LaSalle Bank National Association.

‘‘LBHI’’ means Lehman Brothers Holdings Inc.

‘‘Lease Termination Payments’’ means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

‘‘Lehman,’’ as referred to under the ‘‘Loan Seller’’ column on Annex A-1 hereto, means LBHI or any affiliate of LBHI.

‘‘Lehman Mortgage Loan’’ means each mortgage loan that was, directly or indirectly, acquired by us from the Lehman Mortgage Loan Seller for inclusion in the trust.

‘‘Lehman Mortgage Loan Seller’’ means, individually and collectively, LBHI and each of our other affiliates, if any, that transferred mortgage loans to us for inclusion in the trust.

‘‘Liquidation Proceeds’’ means, in general, all cash proceeds received and retained by the trust in connection with—

•	the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

•	the repurchase of any mortgage loan by us or the applicable mortgage loan seller, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus;

•	the purchase of any specially serviced mortgage loan as to which a material default exists, by any holder of a purchase option, as described under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—Fair Value Option’’ in this offering prospectus;

•	the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2006-C7 controlling class or the master servicer, as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by a related Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

•	the sale of an REO Property.

‘‘LNR’’ means LNR Property Holdings Ltd.

‘‘LNR Partners’’ means LNR Partners, Inc.

‘‘Loan Combination’’ means each of the Loan Combinations described, and identified in the chart, under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this offering prospectus.

‘‘Loan Combination Controlling Party’’ means the party or, collectively, the parties designated as such with respect to each Loan Combination (other than a MezzCap Loan Combination) and having various rights and powers with respect to the subject Loan Combination, including (in the case of a Serviced Loan Combination) those described under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—The Series 2006-C7 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus. The Loan Combination Controlling Party for each Loan Combination (other than a MezzCap Loan Combination) is identified under each italicized subheading entitled ‘‘—Co-Lender Agreement—Consent Rights’’ in the applicable section relating to the subject Loan Combination under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

‘‘Loan Group 1’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—General’’ in this offering prospectus.

‘‘Loan Group 1 Multifamily Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as 504 Esplanade Apartments.

‘‘Loan Group 2’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—General’’ in this offering prospectus.

‘‘Loan per Bed’’ means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a healthcare property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this offering prospectus (or, in the case of any underlying mortgage loan that is part of a Loan Combination (other than an A/B Loan Combination), the total cut-off date principal balance of that mortgage loan and the related Non-Trust Loan(s)), divided by the number of beds at or in the related mortgaged real property.

‘‘Loan per SF,’’ ‘‘Loan per Sq. Ft.’’ and ‘‘Loan per Square Foot’’ each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this offering prospectus (or, in the case of any underlying mortgage loan that is part of a Loan Combination (other than an A/B Loan Combination), the total cut-off date principal balance of that mortgage loan and the related Non-Trust Loan(s)), divided by the net rentable square foot area of the related mortgaged real property.

‘‘Loan per Unit’’ means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park property or a hospitality property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this offering prospectus (or, in the case of any underlying mortgage loan that is part of a Loan Combination (other than an A/B Loan Combination), the total cut-off date principal balance of that mortgage loan and the related Non-Trust Loan(s)), divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property.

‘‘LOC’’ means letter of credit.

‘‘L(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

‘‘Martin Resorts Borrower’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Martin Resorts Mortgage Loan—The Borrower and the Sponsor’’ in this offering prospectus.

‘‘Martin Resorts Mortgage Loan’’ means the underlying mortgage loan secured by the Martin Resorts Mortgaged Property.

‘‘Martin Resorts Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Martin Resorts.

‘‘Master Servicer Remittance Amount’’ has the meaning assigned to that term under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—Accounts—Custodial Account—Withdrawals’’ in this offering prospectus.

‘‘Material Breach’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool —Representations and Warranties’’ in this offering prospectus.

‘‘Material Document Omission’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ in this offering prospectus.

‘‘Maturity Balance’’ means, with respect to any mortgage loan in the trust, the expected balance of the subject mortgage loan on its maturity date or, in the case of an ARD Loan, its anticipated repayment date, assuming no prepayments of principal or defaults, except that, with respect to each of the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Wolverine Portfolio, Redwood Portfolio II, and Lakewood Apartment Portfolio, respectively, the maturity date has been calculated assuming that any required or permitted additional monthly amortization payments are made thereon from excess cash flow as contemplated by the definition of ‘‘Modeling Assumptions.’’

‘‘Maturity Date Loan-to-Value Ratio,’’ ‘‘Maturity Date LTV,’’ ‘‘Maturity LTV Ratio’’ and ‘‘Scheduled Maturity LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than the 1211 Avenue of the Americas Mortgage Loan, the Extendicare Portfolio Mortgage Loan and the Triangle Town Center Subordinate Tranche Mortgage Loan), the ratio, expressed as a percentage, of—

1.	the Maturity Balance of the subject underlying mortgage loan, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

•	with respect to each of the 1211 Avenue of the Americas Mortgage Loan and the Extendicare Portfolio Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the expected total balance of the subject underlying mortgage loan and the related Pari Passu Non-Trust Loan on their stated maturity date, assuming no prepayments of principal or defaults, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus; and

•	with respect to the Triangle Town Center Subordinate Tranche Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the expected total principal balance on the related stated maturity date, assuming no prepayments of principal or defaults, of the Triangle Town Center Subordinate Tranche Mortgage Loan, together with both of the Triangle Town Center Senior Non-Trust Loans, to

2.	the appraised value of the Triangle Town Center Subordinate Tranche Mortgaged Property, as shown on Annex A-1 to this offering prospectus.

‘‘MezzCap Loan Combination’’ has the meaning given to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—MezzCap Loan Combinations’’ in this offering prospectus.

‘‘MezzCap Material Default’’ means, with respect to a MezzCap Loan Combination, one of the following events: (a) either of the related underlying mortgage loan or Subordinate Non-Trust Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

‘‘Midtown Plaza Borrowers’’ means the borrowers under the Midtown Plaza Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Midtown Plaza Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Midtown Plaza Mortgage Loan’’ means the underlying mortgage loan secured by the Midtown Plaza Mortgaged Property.

‘‘Midtown Plaza Mortgaged Property’’ means the mortgaged real property identified on Annex A 1 to this offering prospectus as Midtown Plaza.

‘‘Modeling Assumptions’’ means, collectively, the following assumptions regarding the series 2006-C7 certificates and the mortgage loans in the trust:

•	the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance is approximately $3,044,337,470, the Initial Loan Group 1 Balance is approximately $2,592,035,525 and the Initial Loan Group 2 Balance is approximately $452,301,945;

•	the initial total principal balance or notional amount, as the case may be, of each class of series 2006-C7 certificates is as described in this offering prospectus;

•	there are no delinquencies or losses with respect to the mortgage loans;

•	there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

•	there are no Appraisal Reduction Amounts with respect to the mortgage loans;

•	there are no casualties or condemnations affecting the corresponding mortgaged real properties;

•	each of the mortgage loans provides for monthly payments which are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis or a 30/360 Basis, as applicable;

•	all prepayments on the mortgage loans are assumed to be accompanied by a full month’s interest;

•	there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller or of the KeyBank Mortgage Loan Seller regarding the mortgage loans;

•	no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan’s prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

•	each ARD Loan is paid in full on its anticipated repayment date;

•	except as otherwise expressly assumed in any of the other bullets in this definition, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this offering prospectus, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

•	no person or entity entitled thereto exercises its right of optional termination described in this offering prospectus under ‘‘Description of the Offered Certificates—Termination;’’

•	there are no Material Breaches or Material Document Omissions with respect to the underlying mortgage loans;

•	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

•	there are no Additional Trust Fund Expenses;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Wolverine Portfolio, where the related borrower is required to make additional monthly amortization payments of $48,719.31, solely to the extent available from excess cash flow, on and after the payment date in December 11, 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Redwood Portfolio II, where the related borrower is required to make additional monthly amortization payments of $22,144.02, solely to the extent available from excess cash flow, on and after the payment date in October 11, 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Lakewood Apartment Portfolio, where the related borrower is required to make additional monthly amortization payments of $4,573.23, solely to the extent available from excess cash flow, on and after the payment date in November 11, 2009, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	payments on the offered certificates are made on the 15th day of each month, commencing in December 2006; and

•	the offered certificates are settled on December 5, 2006.

For purposes of the Modeling Assumptions, a ‘‘prepayment consideration period’’ is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage—which may decline over time—of the principal amount prepaid or (c) some combination of (a) and (b).

‘‘Moody’s’’ means Moody’s Investors Service, Inc.

‘‘N/A’’ and ‘‘NAP’’ mean that, with respect to a particular category of data, the data is not applicable.

‘‘NAV’’ means that, with respect to a particular category of data, the data is not available.

‘‘Net Aggregate Prepayment Interest Shortfall’’ means, with respect to any distribution date, the excess, if any, of—

•	the total Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

•	the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

‘‘Net Cash Flow,’’ ‘‘U/W Net Cash Flow’’ and ‘‘U/W NCF’’ each means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	the total of the following items—

(a)	allowances for vacancies and credit losses,

(b)	operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

(c)	fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

(d)	replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

Net Cash Flow can also be expressed as (a) Effective Gross Income minus (b) Total Expenses and underwritten replacement reserves and tenant improvements and leasing commissions.

Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

•	rolling 12-month operating statements;

•	applicable year-to-date financial statements, if available;

•	full year budgeted financial statements, if available;

•	except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls that were current as of a date not earlier than eight months prior to the respective date of origination; and

•	in the case of single tenant properties, the payments due under the related lease.

In the case of the 10 underlying mortgage loans described under ‘‘Description of the Mortgage Pool —Significant Underlying Mortgage Loans’’ in this offering prospectus and a few other underlying mortgage loans, some of the above described items were reviewed by an accountant under a set of agreed upon procedures. Except as described in the prior sentence, however, these items were not audited or otherwise confirmed by an independent party.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Net Cash Flow and U/W Net Cash Flow.

In determining the ‘‘revenue’’ component of Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of the Extendicare Portfolio Mortgage Loan, in calculating U/W NCF, the ‘‘revenue’’ component is based on the aggregate operating revenue at the 82 Extendicare Portfolio Mortgaged Properties, and not on payments under the Master Lease or the Operating Leases.

In the case of some of the underlying mortgage loans, the calculation of Net Cash Flow, U/W Net Cash Flow and U/W NCF for the related mortgaged real property or properties (which is, in turn, used in the calculation of underwritten debt service coverage ratios) was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. Actual annual Net Cash Flow for a mortgaged property may be less than the U/W Net Cash Flow presented with respect to that property in this offering prospectus.

In determining the ‘‘expense’’ component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used;

•	property management fees were generally assumed to be 1.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000; and

•	in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures.

Annual replacement reserves are —

(a) in the case of retail, office, self-storage and industrial/warehouse properties, generally not more than $0.31 per square foot of net rentable commercial area and may be zero;

(b) in the case of multifamily rental apartments, generally not more than approximately $1,333 per residential unit per year, depending on the condition of the property any may be zero;

(c) in the case of mobile home park properties, generally $44 per pad per year; and

(d) in the case of hospitality properties, generally 4%, inclusive, of gross revenues.

In some instances, the related originator (where it deemed appropriate) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing ‘‘Net Cash Flow.’’

For more detailed information regarding the Net Cash Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

Net Cash Flow will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

‘‘Net Mortgage Pass-Through Rate’’ means:

•	in the case of each underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to—

1.	the mortgage interest rate in effect for that mortgage loan as of the Issue Date,

minus

2.	the related Administrative Cost Rate;

•	in the case of each underlying mortgage loan (other than the 1211 Avenue of the Americas Mortgage Loan and/or a KeyBank Mortgage Loan) that accrues interest on an Actual/360 Basis, for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and its mortgage interest rate in effect as of the Issue Date, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the related Administrative Cost Rate;

•	in the case of the 1211 Avenue of the Americas Mortgage Loan (which accrues interest on an Actual/360 Basis), for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and an annual rate equal to (i) its mortgage interest rate in effect as of the Issue Date, minus (ii) 0.0100% (which is the related annual servicing fee rate on a 30/360 Basis under the series 2006-C6 pooling and servicing agreement), adjusted to an actual/360 equivalent, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the sum of the related master servicing fee rate and the trustee fee rate under the series 2006-C7 pooling and servicing agreement; and

•	in the case of the each KeyBank Mortgage Loan that accrues interest on an Actual/360 Basis, for any distribution date, an annual rate generally equal to the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and an annual rate equal to (i) its mortgage interest rate in effect as of the Issue Date, minus (ii) the related Administrative Cost Rate, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date.

Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second and third bullets, and clause (b) of the fourth bullet, of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee’s collection account to the trustee’s interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second and third bullets, and clause (b) of the fourth bullet, of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee’s interest reserve account to the trustee’s collection account during that month.

‘‘Net Operating Income,’’ ‘‘U/W Net Operating Income’’ and ‘‘U/W NOI’’ each means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

•	the U/W Net Cash Flow for that mortgaged real property;

plus

•	underwritten replacement reserves and tenant improvements and leasing commissions.

Net Operating Income can also be expressed as Effective Gross Income minus Total Expenses.

Net Operating Income will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

‘‘Non-Trust Loan’’ means any mortgage loan that is part of a Loan Combination but is not included in the trust.

‘‘Non-Trust Loan Noteholder’’ means the holder of a promissory note for a Non-Trust Loan.

‘‘Non-Trust Loan Securities’’ means any securities backed by a Serviced Non-Trust Loan.

‘‘NR’’ means not rated.

‘‘O(z)’’ means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

‘‘Occupancy Percentage’’ or ‘‘Occupancy Rate’’ means:

•	in the case of multifamily rental properties and mobile home park properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

•	in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain underlying mortgage loans, one or more of the additional lease-up assumptions described in the following paragraph);

•	in the case of healthcare properties, the percentage of available beds occupied as of the date of determination;

•	in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

•	in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.

Occupancy Percentage or Occupancy Rate with respect to an underlying mortgage loan secured by multiple mortgaged real properties reflects the weighted average occupancy of those mortgaged real properties based upon the portion of such mortgage loan allocated to each related mortgaged real property.

In the case of some of the underlying mortgage loans, the calculation of Occupancy Percentage or Occupancy Rate for the related mortgaged real property or properties was based on assumptions regarding projected occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

For more detailed information regarding Occupancy Percentages and Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Original Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

‘‘Original Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

‘‘Original Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months from origination to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

‘‘Other Secured Debt’’ means debt that is secured by the related mortgaged real property or by direct or indirect interests in the borrower of the related underlying mortgage loan.

‘‘Outside Serviced Loan Combination’’ has the meaning assigned to that term under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘Outside Serviced Trust Mortgage Loan’’ has the meaning assigned to that term under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘P&I’’ means principal and/or interest.

‘‘Pari Passu Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this offering prospectus. The 1211 Avenue of the Americas Non-Trust Loan and the Extendicare Non-Trust Loan are the Pari Passu Non-Trust Loans.

‘‘Party in Interest’’ means any person that is a ‘‘party in interest’’ within the meaning of ERISA or a ‘‘disqualified person’’ within the meaning of the Internal Revenue Code.

‘‘Permitted Encumbrances’’ means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

•	liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

•	covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender’s title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

•	the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

•	condominium declarations of record and identified in the related lender’s title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment), and

•	if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized.

‘‘Permitted Investments’’ means U.S. government securities and other investment grade obligations specified in the series 2006-C7 pooling and servicing agreement.

‘‘Plan’’ means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

‘‘Plan Asset Regulations’’ means the regulations of the U.S. Department of Labor promulgated under ERISA.

‘‘Post-ARD Additional Interest’’ means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

‘‘Prepayment Interest Excess’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage Loan, comparable servicing fees under the governing servicing agreement) payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

‘‘Prepayment Interest Shortfall’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage Loan, comparable servicing fees under the governing servicing agreement) that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or Post-ARD Additional Interest.

‘‘Prepayment Provisions’’ means, with respect to any underlying mortgage loan, the type and duration of any indicated prepayment provision. The number in any parenthetical reflects the number of calendar months in the applicable period during which the subject prepayment provision is in effect, with any partial calendar month being calculated as a full calendar month, commencing with the calendar month in which the origination date occurred and ending in the calendar month in which the prepayment period terminates. For example, an underlying mortgage loan that was originated on February 17, 2006 and is in a lockout period through February 16, 2007 has a total lockout period consisting of 13 months.

‘‘PTCE’’ means prohibited transaction class exemption.

‘‘PTE’’ means prohibited transaction exemption.

‘‘Realized Losses’’ mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

‘‘Recovered Amount’’ has the meaning assigned to that term in the definition of ‘‘Total Principal Distribution Amount’’ below in this glossary.

‘‘Relevant Implementation Date’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this offering prospectus.

‘‘Relevant Member State’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this offering prospectus.

‘‘Remaining Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

‘‘Remaining Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

‘‘Remaining Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

‘‘REMIC’’ means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

‘‘REO Property’’ means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

‘‘Replacement Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

‘‘Republic Portfolio Borrower’’ means the borrower under the Republic Portfolio Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Republic Portfolio Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Republic Portfolio Mortgage Loan’’ means the underlying mortgage loan secured by the Republic Portfolio Mortgaged Property.

‘‘Republic Portfolio Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Republic Portfolio.

‘‘Reston Town Center Borrower’’ means the borrower under the Reston Town Center Loan Combination, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Reston Town Center Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Reston Town Center Co-Lender Agreement’’ means the Co-Lender Agreement for the Reston Town Center Loan Combination.

‘‘Reston Town Center Loan Combination’’ means, together, the Reston Town Center Mortgage Loan and the Reston Town Center Non-Trust Loan.

‘‘Reston Town Center Mortgage Loan’’ means the underlying mortgage loan secured by the Reston Town Center Mortgaged Property.

‘‘Reston Town Center Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Reston Town Center.

‘‘Reston Town Center Non-Trust Loan’’ means the Non-Trust Loan secured by the Reston Town Center Mortgaged Property that is evidenced by a promissory note designated as note B.

‘‘Reston Town Center Non-Trust Loan Noteholder’’ means the holder of the promissory note for the Reston Town Center Non-Trust Loan.

‘‘Restricted Group’’ means, collectively—

1.	the trustee,

2.	the Exemption-Favored Parties,

3.	us,

4.	the master servicer,

5.	the special servicer,

6.	any sub-servicers,

7.	any party having servicing responsibilities with respect to an Outside Serviced Trust Mortgage Loan or any related REO Property;

8.	the mortgage loan sellers,

9.	each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the Issue Date, and

10.	any and all affiliates of any of the aforementioned persons.

‘‘REVPAR’’ means, with respect to any hospitality property, revenues per available room.

‘‘S&P’’ means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended.

‘‘Senior Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this offering prospectus. Each of the Triangle Town Center Senior Non-Trust Loans are Senior Non-Trust Loans.

‘‘Series 2006-C1 Securitization’’ means the securitization that includes the Triangle Town Center Note A Senior Non-Trust Loan, and in connection with which the LB-UBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1, were issued.

‘‘Series 2006-C6 Securitization’’ means the securitization that includes the 1211 Avenue of the Americas Non-Trust Loan, and in connection with which the LB-UBS Commercial Mortgage Trust 2006-C6, Commercial Mortgage Pass-Through Certificates, Series 2006-C6, were issued.

‘‘Serviced Loan Combination’’ has the meaning assigned to that term under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘Serviced Non-Trust Loan’’ has the meaning assigned to that term under ‘‘The Series 2006-C7 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘Serviced Non-Trust Loan Noteholder’’ means the holder of a promissory note for a Serviced Non-Trust Loan.

‘‘Servicing File’’ means, in general, with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan), to the extent obtained in connection with such underlying mortgage loan, the following documents: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower delivered in connection with the closing of that mortgage loan, escrow agreements, reserve agreements, organizational documentation for the related borrower, the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates or insurance review reports, leases for tenants representing 10% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements, rent roll, property operating statement and financial statements for the related guarantor or indemnitor, cash management or lockbox agreement and zoning letters or zoning reports.

‘‘Servicing Standard’’ means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series 2006-C7 certificateholders (or, with respect to a Serviced Loan Combination, for the benefit of the series 2006-C7 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), those mortgage loans and any REO Properties that such party is obligated to service and administer under the series 2006-C7 pooling and servicing agreement:

•	in accordance with the higher of the following standards of care—

1.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

2.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2006-C7 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

•	with a view to—

1.	the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

2.	in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan as to which the related mortgaged real property has become an REO Property, the maximization of recovery on that mortgage loan to the series 2006-C7 certificateholders (as a collective whole) (or, if a Serviced Loan Combination is involved, with a view to the maximization of recovery on the subject Loan Combination to the series 2006-C7 certificateholders and the related Serviced Non-Trust Loan Noteholder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

•	without regard to—

1.	any relationship, including as lender on any other debt (including mezzanine debt or a Serviced Non-Trust Loan), that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 2006-C7 pooling and servicing agreement,

2.	the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2006-C7 certificate or any interest in a Serviced Non-Trust Loan,

3.	the obligation of the master servicer or the special servicer, as the case may be, to make advances,

4.	the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2006-C7 pooling and servicing agreement generally or with respect to any particular transaction, and

5.	the ownership, servicing or management for others of any mortgage loan or real property not subject to the series 2006-C7 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

With the 1211 Avenue of the Americas Mortgage Loan, which is being serviced under the series 2006-C6 pooling and servicing agreement, and the Triangle Town Center Subordinate Tranche Mortgage Loan, which is being serviced under the series 2006-C1 pooling and servicing agreement, the applicable governing servicing agreement in each case provides for a servicing standard which is substantially similar to the foregoing.

‘‘Servicing Transfer Event’’ means, with respect to any mortgage loan being serviced under the series 2006-C7 pooling and servicing agreement, any of the following events:

1.	the related borrower (or any related guarantor) fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special servicer (with the consent of the series 2006-C7 controlling class representative) determines that it will continue, unremedied (without regard to any grace period)—

(a)	except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

(b)	solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment prior to the related maturity date, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur)

2.	a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined (subject to any required consent of the series 2006-C7 controlling class representative or the related Loan Combination Controlling Party, in each case if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that the master servicer or the special servicer has determined, in accordance with the Servicing Standard, materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2006-C7 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan) or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2006-C7 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder;

3.	the master servicer determines, or the special servicer (with the consent of the series 2006-C7 controlling class representative) determines, in each case in accordance with the Servicing Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition or (b) a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2006-C7 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2. of this definition;

4.	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

5.	the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

A Servicing Transfer Event will cease to exist, if and when:

•	with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

•	with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

•	with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

•	with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination, provided that, if a Serviced Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Serviced Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event has occurred with respect thereto.

The 1211 Avenue of the Americas Mortgage Loan is not being serviced under the series 2006-C7 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series 2006-C6 pooling and servicing agreement (which governs the servicing of the 1211 Avenue of the Americas Loan Combination) will be similar, but may not be identical, to the foregoing, including with respect to the provisions described in the preceding paragraph relating to limited automatic servicing transfer events with respect to all of the mortgage loans comprising that Loan Combination.

Furthermore, the Triangle Town Center Subordinate Tranche Mortgage Loan is not being serviced under the series 2006-C7 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series 2006-C1 pooling and servicing agreement (which governs the servicing of the Triangle Town Center Loan Combination) will be similar, but may not be identical, to the foregoing, including with respect to the provisions described in the second preceding paragraph relating to limited automatic servicing transfer events with respect to all of the mortgage loans comprising that Loan Combination.

‘‘SF’’ means square feet.

‘‘Shadow’’ means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

‘‘Shadow Rating’’ means that it has been confirmed to us by S&P and Fitch that the subject underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with the specified ratings.

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘Stated Principal Balance’’ means, for each mortgage loan in the trust, an amount that:

•	will initially equal its cut-off date principal balance; and

•	will be permanently reduced on each distribution date, to not less than zero, by—

1.	that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any reduction in, or addition to, that Total Principal Distribution Amount contemplated by the second paragraph and/or third paragraph of the definition of ‘‘Total Principal Distribution Amount’’ below in this glossary), and

2.	the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

However, the ‘‘Stated Principal Balance’’ of an underlying mortgage loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

‘‘Subordinate Non-Trust Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this offering prospectus.

‘‘Subordinate Trust Loan’’ means the Triangle Town Center Subordinate Tranche Mortgage Loan.

‘‘Subordinate Serviced Non-Trust Loan’’ means any Serviced Non-Trust Loan that is a Subordinate Non-Trust Loan.

‘‘TI/LC’’ means tenant improvements and leasing commissions.

‘‘TI/LC Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to the Outside Serviced Trust Mortgage Loan, the foregoing reserves are collected and held by a servicer under the applicable governing servicing agreement.

‘‘Total Expenses’’ and ‘‘U/W Total Expenses’’ each means, for any mortgaged real property securing a mortgage loan in the trust, all operating expenses associated with that property, including utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and ground lease payments.

In determining ‘‘Total Expenses’’ for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used; and

•	property management fees were generally assumed to be 1.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact be consistent with actual property performance. Actual annual total expenses for a mortgaged property may be more than the Total Expenses presented with respect to that property in this offering prospectus.

For more detailed information regarding the Total Expenses with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Total Principal Distribution Amount’’ means, for any distribution date, an amount equal to the total, without duplication, of the following:

•	all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

•	all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

•	all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior distribution date; and

•	all advances of principal made with respect to the underlying mortgage loans for that distribution date.

Notwithstanding the foregoing, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan (together with accrued interest thereon), then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C7 principal balance certificates (with a corresponding reduction in the applicable Total Principal Distribution Amount), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C7 certificates. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Distribution Amount for the distribution date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Distribution Amount for the distribution date following the collection period in which that Default Interest, late payment charge or other amount was received. For purposes of determining the respective portions of the Total Principal Distribution Amount attributable to each loan group, those Recovered Amounts will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

The Total Principal Distribution Amount will not include any payments or other collections of principal with respect to any Non-Trust Loan.

‘‘TRIA’’ means the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005.

‘‘Triangle Town Center Co-Lender Agreement’’ means the Co-Lender Agreement for the Triangle Town Center Loan Combination.

‘‘Triangle Town Center Loan Combination’’ means, collectively, the Triangle Town Center Subordinate Tranche Mortgage Loan and the Triangle Town Center Senior Non-Trust Loans.

‘‘Triangle Town Center Subordinate Tranche Mortgage Loan’’ means the underlying mortgage loan secured by the Triangle Town Center Subordinate Tranche Mortgaged Property.

‘‘Triangle Town Center Subordinate Tranche Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Triangle Town Center Subordinate Tranche.

‘‘Triangle Town Center Note A Senior Non-Trust Loan’’ means the Triangle Town Center Senior Non-Trust Loan evidenced by a promissory note designated as note A1.

‘‘Triangle Town Center Note B-1 Senior Non-Trust Loan’’ means the Triangle Town Center Senior Non-Trust Loan evidenced by a promissory note designated as note B-1.

‘‘Triangle Town Center Senior Non-Trust Loans’’ means the two (2) senior Non-Trust Loans secured by the Triangle Town Center Subordinate Tranche Mortgaged Property.

‘‘UBS,’’ as referred to under the ‘‘Loan Seller’’ column on Annex A-1 hereto, means UBSREI or any affiliate of UBSREI.

‘‘UBS Mortgage Loan’’ means each mortgage loan that was acquired by us from the UBS Mortgage Loan Seller for inclusion in the trust.

‘‘UBS Mortgage Loan Seller’’ and ‘‘UBSREI’’ each means UBS Real Estate Investments Inc.

‘‘Underwriter Exemption’’ means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41, as described under ‘‘ERISA Considerations’’ in this offering prospectus.

‘‘Underwriting Reserves’’ means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

‘‘Underwritten Debt Service Coverage Ratio,’’ ‘‘DSCR Net Cash Flow’’ and ‘‘U/W NCF DSCR’’ each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of—

•	the Net Cash Flow for the related mortgaged real property or properties (without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan), to

•	twelve times the amount of monthly debt service that will be payable under the subject mortgage loan commencing on the first due date after the cut-off date or, if the subject mortgage loan is currently in an initial interest-only period, on the first due date after the commencement of the scheduled amortization.

Notwithstanding the foregoing, the calculation of Underwritten Debt Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

•	with respect to the 1211 Avenue of the Americas Mortgage Loan, the amount described in the second bullet of the preceding paragraph is based on monthly debt service payments for the entire 1211 Avenue of the Americas Loan Combination, including the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan;

•	with respect to the Extendicare Portfolio Mortgage Loan, the amount described in the second bullet of the preceding paragraph is based on monthly debt service payments for the entire Extendicare Portfolio Loan Combination, including the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loan;

•	with respect to the Triangle Town Center Subordinate Tranche Mortgage Loan, unless the context clearly indicates otherwise, the amount described in the second bullet of the preceding sentence of the preceding paragraph is based on the monthly debt service payments for entire Triangle Town Center Subordinate Tranche Loan Combination, including the Triangle Town Center Subordinate Tranche Mortgage Loan and both of the Triangle Town Center Senior Non-Trust Loans (see ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus);

•	in the case of any mortgage loan that provides for payments of interest only until the related stated maturity date or anticipated repayment date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan during the 12-month period following the cut-off date; and

•	in the case of each underlying mortgage loan that requires the related borrower to make additional monthly amortization payments solely to the extent available from excess cash flow after a certain date, the calculation of underwritten debt service coverage ratio is based upon interest only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date.

Unless the context clearly indicates otherwise, the Underwritten Debt Service Coverage Ratio for an underlying mortgage loan that is part of a Loan Combination does not take into account any related Subordinate Non-Trust Loan.

In the case of some of the underlying mortgage loans, the calculation of Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this offering prospectus.

For more detailed information regarding the Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘United States Person’’ means—

•	a citizen or resident of the United States,

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

‘‘U/W EGI’’ has the same meaning as Effective Gross Income.

‘‘U/W NCF’’ has the same meaning as Net Cash Flow.

‘‘U/W NCF DSCR’’ has the same meaning as Underwritten Debt Service Coverage Ratio.

‘‘U/W Net Cash Flow’’ has the same meaning as Net Cash Flow.

‘‘U/W Net Operating Income’’ has the same meaning as Net Operating Income.

‘‘U/W NOI’’ has the same meaning as Net Operating Income.

‘‘U/W Total Expenses’’ has the same meaning as Total Expenses.

‘‘Weighted Average Pool Pass-Through Rate’’ means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans for the related distribution date, weighted on the basis of those mortgage loans’ respective Stated Principal Balances immediately prior to the related distribution date.

‘‘Year Built’’ means the year that a mortgaged real property was originally constructed. With respect to any mortgaged real property that was constructed in phases, ‘‘Year Built’’ refers to the year that the first phase was originally constructed.

‘‘Year Renovated’’ means the year that a mortgaged real property was most recently renovated in a substantial manner.

‘‘YM(y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

‘‘YM(x) % (y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

ANNEX A-1

CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7

ITALICS Indicate Loans Secured by Multiple Properties

Capitalized terms used on this Annex A-1 have the same meanings assigned thereto in the Glossary to the accompanying Offering Prospectus

CONTROL  FOOTNOTE  GROUP
   NO.      NO.     NO.   LOAN SELLER                     PROPERTY NAME                                   ADDRESS
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   1        (1)      1    LB           520 Madison Avenue                               520 Madison Avenue
   2        (2)      1    LB           1211 Avenue of the Americas                      1211 Avenue of the Americas
   3        (3)      1    LB           Extendicare Portfolio                            Various
  3A1                1    LB           Valley Manor Nursing & Rehabilitation Center     7650 Route 309
  3A2                1    LB           Elkins Crest Health & Rehabilitation Center      265 East Township Line Road
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  3A3                1    LB           Cedar Springs Health & Rehab Center              N27 W5707 Lincoln Blvd.
  3A4                1    LB           Tremont Health and Rehabilitation Center         44 Donaldson Road
  3A5                1    LB           Willowcrest Care Center                          3821 South Chicago Avenue
  3A6                1    LB           Ironwood Health & Rehab. Center                  1950 Ridgedale Rd.
  3A7                1    LB           Beaver Valley Nursing & Rehabilitation Center    257 Georgetown Road
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  3A8                1    LB           Hospitality Nursing & Rehab. Center              8633 32nd Avenue
  3A9                1    LB           Bon Harbor Nursing & Rehab Center                2420 West Third Street
 3A10                1    LB           River's Bend Health & Rehab                      960 South Rapids Road
 3A11                1    LB           Woodcrest Manor Care Center                      3875 Turkeyfoot Road
 3A12                1    LB           Arbors at Milford                                5900 Meadowcreek Drive
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 3A13                1    LB           Spruce Manor Nursing & Rehabilitation Center     220 South 4th Avenue
 3A14                1    LB           Belair Health & Rehabilitation Center            100 Little Road
 3A15                1    LB           Arbors at New Castle Subacute & Rehab Center     32 Buena Vista Drive
 3A16                1    LB           Canterbury Nursing                               2827 Northgate Blvd.
 3A17                1    LB           Arbors at Fairmont                               130 Kaufman Drive
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 3A18                1    LB           Slate Belt Nursing                               701 Slate Belt Boulevard
 3A19                1    LB           Dresher Hill Health and Rehabilitation Center    1390 Camp Hill Road
 3A20                1    LB           Irvine Health & Rehab. Center                    411 Berta Wallace Drive
 3A21                1    LB           Evergreen Nursing & Rehab. Center                430 Lily Road NE
 3A23                1    LB           Puget Sound Healthcare Center                    4001 Capitol Mall Drive
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 3A22                1    LB           Salyersville Health Care Center                  571 Parkway Drive
 3A24                1    LB           Meadow View Health & Rehab. Center               900 Anson Street
 3A25                1    LB           The Gardens on University                        414 South University Road
 3A26                1    LB           Sunrise Manor Nursing & Rehab. Center            200 Norfleet Drive
 3A27                1    LB           Forest Ridge Health & Rehab. Center              140 South Marion Ave.
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 3A28                1    LB           Aldercrest Health & Rehab Center                 21400 72nd Avenue West
 3A29                1    LB           Crestwood Convalescent Center                    1116 East Lauridsen Blvd.
 3A30                1    LB           Northwood Nursing & Rehabilitation Center        3650 Klepinger Road
 3A31                1    LB           Bremerton Health & Rehab Center                  2701 Clare Avenue
 3A32                1    LB           Texas Terrace Care Center                        7900 West 28th Street
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 3A33                1    LB           Morningside Health Center                        3431 N. 13th St
 3A34                1    LB           Sheboygan Progressive Care Center                1902 Mead Avenue
 3A35                1    LB           Cypress Grove Rehab. Center                      4255 Medwell Drive
 3A36                1    LB           Franklin Hills Health & Rehab Center             6021 North Lidgerwood
 3A37                1    LB           Medco Center of Paducah                          867 McGuire Avenue
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 3A38                1    LB           Columbus Rehab & Subacute Institute              44 South Souder Ave.
 3A39                1    LB           Morganfield Nursing & Rehab.                     509 North Carrier Street
 3A40                1    LB           Westpark Rehab. Center                           25 South Boehne Camp Road
 3A41                1    LB           Kenwood House                                    130 Meadowlark Dr.
 3A42                1    LB           Park Health & Rehab. Center                      4415 West 36 1/2 Street
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 3A43                1    LB           Rockmill Rehab. Centre                           3680 Dolson Court NW
 3A44                1    LB           Arbors at Fairlawn                               575 Cleveland Massillon Road
 3A45                1    LB           Arbors West                                      375 West Main Street
 3A46                1    LB           LaCrosse Health & Rehab. Center                  210 West LaCrosse Ave.
 3A47                1    LB           Medco Center of Brandenburg                      814 Old Ekron Road
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 3A48                1    LB           Riverside Nursing & Rehab. Center                1305 Alexander
 3A49                1    LB           Mount Vernon Nursing & Rehab. Center             1415 County Club Road
 3A50                1    LB           Medco Center of Campbellsville                   1980 Old Greensburg Road
 3A51                1    LB           Woodsfield Nursing & Rehab. Center               37930 Airport Road
 3A52                1    LB           Richfield Health Center                          7727 Portland Avenue South
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 3A53                1    LB           Madison Manor                                    131 Meadowlark Dr.
 3A54                1    LB           Fordsville Nursing & Rehab. Center               313 West Main Street
 3A55                1    LB           Medco Center of Hardinsburg                      101 Fairgrounds Road
 3A56                1    LB           Abington Crest Nursing & Rehabilitation Center   1267 South Hill Road
 3A57                1    LB           Arbors at Dayton Nursing & Subacute Center       320 Albany Street
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 3A58                1    LB           Todd-Dickey Nursing & Rehab. Center              712 West 2nd Street
 3A59                1    LB           American Heritage Care Center                    425 Davis Street
 3A60                1    LB           Springfield Nursing and Rehabilitation Center    420 East Grundy Avenue
 3A61                1    LB           Weyauwega Health Care Center                     717 East Alred
 3A63                1    LB           Heritage Nursing & Rehab. Center                 1119 N. Wisconsin Street
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 3A62                1    LB           Ivy Court                                        2200 Ironwood Place
 3A64                1    LB           Arbors at London                                 218 Elm Street
 3A65                1    LB           Medco Center of Bowling Green                    1561 Newton Avenue
 3A66                1    LB           Crystal River Nursing & Rehab. Center            1401 Churchill Street
 3A67                1    LB           Scott Villa Nursing & Rehabilitation Center      545 W. Moonglo Road
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 3A68                1    LB           Rocksprings Rehab. Center                        36759 Rocksprings Road
 3A69                1    LB           Kittitas Valley Health & Rehab. Center           1050 East Mountain View
 3A70                1    LB           Cornell Area Care Center                         320 N. 7th Street
 3A71                1    LB           Medco Center of Franklin                         414 Robey Street
 3A72                1    LB           Medco Health & Rehab. Center                     457 S. State Road 145
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 3A73                1    LB           Eastgate Manor Nursing & Rehab. Center           2119 E. National Hwy.
 3A74                1    LB           Rose Of Sharon Manor                             1000 Lovell Avenue
 3A75                1    LB           Pembroke Nursing & Rehab. Center                 124 West Nashville Highway
 3A76                1    LB           Shady Lawn Nursing Home                          2582 Cerulean Road
 3A77                1    LB           Parkview Nursing Center                          2200 White River Blvd.
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 3A78                1    LB           Professional Care Rehab Center                   404 West Willow Street
 3A79                1    LB           Elizabethtown Nursing & Rehab. Center            1101 Woodland Drive
 3A80                1    LB           Elkhart Rehab. Center                            2600 Morehouse Avenue
 3A81                1    LB           Prairie Village Nursing & Rehabilitation Center  801 South State Road 57
 3A82                1    LB           Ridgewood Nursing & Rehab. Center                1600 Saint Paris Pike
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   4        (4)      1    LB           Reston Town Center                               11911-11921 Freedom Drive
   5        (5)      1    LB           Colony Square                                    1175 Peachtree Street NE
   6                 1    KeyBank      Republic Portfolio                               Various
  6A1                1    KeyBank      The Campus at Dulles Technology Center           13605-13665 Dulles Technology Drive
  6A2                1    KeyBank      Dulles Park Technology Center                    13461 Sunrise Valley Drive
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   7        (6)      1    UBS          Government Property Advisors Portfolio           Various
  7A1                1    UBS          1781 McKees Rocks Road                           1781 McKees Rocks Road
  7A2                1    UBS          4000 Collins Road                                4000 Collins Road
  7A3                1    UBS          4500 1st Avenue South                            4500 1st Avenue South
  7A4                1    UBS          6451 Boeing Drive                                6451 Boeing Drive
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  7A5                1    UBS          11307 Roszell                                    11307 Roszell Street
  7A6                1    UBS          2334 East Highway 80                             2334 East Highway 80
  7A7                1    UBS          6300 West Fond Du Lac                            6300 West Fond du Lac Avenue
  7A8                1    UBS          1545 Hawkins Boulevard                           1545 Hawkins Boulevard
  7A9                1    UBS          2909 West Second Street                          2909 West Second Street
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 7A10                1    UBS          5210 Perry Robinson Circle                       5210 Perry Robinson Circle
 7A11                1    UBS          13430 Yarmouth Drive                             13430 Yarmouth Drive
 7A12                1    UBS          2555 East Gila Ridge Road                        2555 East Gila Ridge Road
 7A13                1    UBS          2520 South 1 Road                                2520 South I Road
 7A14                1    UBS          230 North Mannheim Road                          230 North Mannheim Road
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 7A15                1    UBS          3400 Conner Street                               3400 Conner Street
 7A16                1    UBS          2345 South 2nd Street                            2345 South 2nd Street
 7A17                1    UBS          1460 Northwest 19th Street                       1460 Northwest 19th Street
 7A18                1    UBS          301 North Elmire Street                          301 North Elmire Street
 7A19                1    UBS          1101 15th Street North                           1101 15th Street North
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 7A20                1    UBS          1735 Coffee Port Raod                            1735 Coffee Port Road
 7A21                1    UBS          4240 Lee's Summit Road                           4240 Lee's Summit Road
 7A22                1    UBS          7400 Dianna                                      7400 Diana Drive
 7A23                1    UBS          2110 Telephone Road                              2110 Telephone Road
 7A25                1    UBS          1350 Doughty Road                                1350 Doughty Road
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 7A24                1    UBS          7450 John White Boulevard                        7450 John White Boulevard
 7A27                1    UBS          1728 Paseo San Luis                              1728 Paseo San Luis
 7A26                1    UBS          3000 East Villa Maria                            3000 East Villa Maria
 7A28                1    UBS          40090 Hempstead Road                             40090 Hempstead Road
 7A29                1    UBS          2400 East Jackson                                2400 East Jackson Street
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 7A30                1    UBS          2010 La Salle                                    2010 La Salle Avenue
 7A31                1    UBS          703 Church Street                                703 Church Street
 7A32                1    UBS          2400 Osborn Lane                                 2400 Osborn Lane
 7A33                1    UBS          2505 Stone Hollow                                2505 Stone Hollow Drive
 7A34                1    UBS          17283 General Puller Highway                     17283 General Puller Highway
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 7A35                1    UBS          317 Casa Drive                                   317 Casa Drive
 7A36                1    UBS          605 West 4th street                              605 West 4th Street
 7A37                1    UBS          103 Park Hill Drive                              103 Park Hill Drive
 7A38                1    UBS          1320 East Highway 84                             1320 East Highway 84
   8        (7)      1    UBS          Arizona Retail Portfolio                         Various
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  8A1                1    UBS          Scottsdale Promenade                             7000 East Shea Boulevard
  8A2                1    UBS          Union Crossing Shopping Center                   4330-4410 West Union Hills
  8A3                1    UBS          Cooper Village                                   6704-6744 East Broadway Road
  8A4                1    UBS          Chandler Mercado                                 2041-2081 North Arizona Avenue
  8A5                1    UBS          Glendale Square                                  5140-5190 West Peoria Avenue
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  8A6                1    UBS          Three Fountains                                  1310-1350 South Longmore Road
  8A7                1    UBS          Higley & Pecos                                   3142 South Higley Road
  8A8                1    UBS          Greenway Village                                 3342 East Greenway Road
  8A9                1    UBS          Casa Grande                                      1150-1156 East Florence Boulevard
 8A10                1    UBS          Fairway Park Plaza                               5819-5897 West Indian School Road
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 8A11                1    UBS          Tempe Scottsdale Center                          2240 North Scottsdale Road
 8A12                1    UBS          Blockbuster Elliot/McClintock Pad                1525 East Elliot Road
 8A13                1    UBS          Sunflower Plaza                                  8738 West Cholla Street
 8A14                1    UBS          McQueen & Guadalupe North                        904 North McQueen Road
   9        (8)      1    LB           Midtown Plaza                                    1349 West Peachtree Street, 1360 Peachtree
                                                                                        Street & 1372 Peachtree Street Northeast
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  10        (9)      1    UBS          Martin Resorts                                   Various
 10A1                1    UBS          Pismo Lighthouse Suites                          2411 Price Street
 10A2                1    UBS          Paso Robles Inn                                  1103 Spring Street
 10A3                1    UBS          Avila Lighthouse Suites                          550 Front Street
 10A4                1    UBS          Shore Cliff Lodge                                2555 Price Street
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 10A5                1    UBS          Shelter Cove Lodge                               2651 Price Street
  11       (10)      2    UBS          Wolverine Portfolio                              Various
 11A1                2    UBS          South Lyon Woods                                 530 Lanier Street
 11A2                2    UBS          Appletree Estates                                1061 Wilson Avenue Northwest
 11A3                2    UBS          College Heights                                  3501 Auburn Road
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 11A4                2    UBS          Metro Commons                                    28745 Van Born Road
 11A5                2    UBS          Brighton Village                                 7500 Grand River Road
 11A6                2    UBS          Hillcrest Acres                                  3205 Douglas Avenue
 11A7                2    UBS          Royal Village                                    7519 Dorr Street
 11A8                2    UBS          Fernwood Estates                                 2701 Staghorn Court
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 11A9                2    UBS          Chalet Village                                   14622 North Nebraska Avenue
 11A10               2    UBS          Satellite Bay                                    6250 Roosevelt Boulevard
  12                 1    LB           Bucs Headquarters Office Bldg                    3302 West Martin Luther King, Jr. Boulevard
  13                 1    LB           The Gallery at Beach Place                       17 South Ft. Lauderdale Beach Blvd.
  14                 1    LB           695/710 Route 46                                 Various
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 14A1                1    LB           695 Route 46                                     695 Route 46
 14A2                1    LB           710 Route 46                                     710 Route 46
  15                 2    LB           Archstone Woodlands Apartments                   2200 Woodlands Drive
  16       (11)      1    UBS          Triangle Town Center Subordinate Tranche         5959 Triangle Town Boulevard
  17                 1    LB           500 Collins Avenue                               500 Collins Avenue
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  18                 2    LB           Jefferson at Kessler Park                        1520 North Beckley Avenue
  19       (12)      2    KeyBank      Cherry Grove Apartments                          299 Walker Road
  20                 1    UBS          Santa Maria Plaza                                1318-1482 South Broadway
  21       (13)      2    UBS          Redwood Portfolio II                             Various
 21A1                2    UBS          Colonial Acres                                   5374 E Deadwood Drive
------------------------------------------------------------------------------------------------------------------------------------
 21A2                2    UBS          Algoma Estates                                   4456 13 Mile Road
 21A3                2    UBS          Colonial Manor                                   5500 West KL Avenue
  22                 2    LB           Thornblade Park Apartments                       100 Mary Rose Lane
  23                 1    UBS          6380 Wilshire                                    6380 Wilshire Boulevard
  24                 1    KeyBank      Weatherford Marketplace                          116, 126 & 138 East Interstate Highway 20
------------------------------------------------------------------------------------------------------------------------------------
  25       (14)      1    UBS          Brunswig Square                                  360 East 2nd Street
  26                 1    LB           Statesboro Mall                                  32 Statesboro Mall
  27                 2    LB           Jefferson at Founders Park                       1401 North Zang Boulevard
  28                 1    KeyBank      175 Fulton Avenue                                175 Fulton Avenue
  29                 1    KeyBank      First and Main North                             3710, 3730, 3770, 3771 Bloomington Street
------------------------------------------------------------------------------------------------------------------------------------
  30                 1    LB           Cool Creek Commons                               2430-2554 East 146th Street
  31                 1    KeyBank      Sharp Rees-Stealy Medical Office Building        1400 East Palomar Street
  32                 2    LB           Windsor Apartments                               4415 NE 5th Street
  33                 2    LB           Lexington on the Green                           5850 Hillandale Road
  34                 2    UBS          Grandview Apartments                             1319 East 45th Street and 4010 Avenue R
------------------------------------------------------------------------------------------------------------------------------------
  35                 1    LB           Bradford Towne Center                            U.S. Route 6
  36                 1    UBS          Lexham Street Retail                             967 & 970 Farmington Avenue, 27-43 LaSalle
                                                                                        Road, 1253 New Britain Avenue
  37                 1    KeyBank      Sunset Place                                     3860 - 3890 South Lindbergh Boulevard
  38                 1    LB           Beta Center                                      5151 & 5171 Glenwood Avenue
  39                 2    LB           New Hampton Commons Apartments                   1482 West Queen Street
------------------------------------------------------------------------------------------------------------------------------------
  40                 2    LB           Jamesbridge Apartments                           3815 Advantage Way Drive
  41                 1    KeyBank      West Road Collection                             10777 North Freeway
  42                 1    LB           Canterbury Village Shopping Center               8637-8699 Sudley Road
  43                 2    KeyBank      Cumberland Links Apartments                      130 Cumberland Way
  44                 2    UBS          Sienna Springs Apartments                        9455 Skillman Street
------------------------------------------------------------------------------------------------------------------------------------
  45                 1    LB           Dublin Mall                                      2005 Veterans Boulevard
  46                 1    KeyBank      Shoppes at Oakmonte                              1210 South International Parkway
  47                 1    KeyBank      Meadows Marketplace                              233-277 Hershey Road
  48                 2    LB           Windsor Landing Apartments                       7124 Southlake Pkwy
  49                 2    LB           Ramsgate Apartments                              1407 Bernard Street
------------------------------------------------------------------------------------------------------------------------------------
  50                 1    UBS          Citizens Ohio Portfolio 2                        Various
 50A1                1    UBS          333 South Broadway                               333 South Broadway
 50A2                1    UBS          1000 North Main Street                           1000 North Main Street
 50A3                1    UBS          1165 East Waterloo Road                          1165 East Waterloo Road
 50A4                1    UBS          3100 Cleveland Avenue South                      3100 Cleveland Avenue South
------------------------------------------------------------------------------------------------------------------------------------
 50A5                1    UBS          3323 Kent Road                                   3323 Kent Road
 50A6                1    UBS          9231 Chillicothe Road                            9231 Chillicothe Road
 50A7                1    UBS          2233 East Perishing Street                       2233 East Perishing Street
 50A8                1    UBS          2495 Easton Street Northeast                     2495 Easton Street Northeast
 50A9                1    UBS          4333 Belmont Avenue                              4333 Belmont Avenue
------------------------------------------------------------------------------------------------------------------------------------
 50A10               1    UBS          8806 Ohio River Road                             8806 Ohio River Road
 50A11               1    UBS          15765 Broadway Avenue                            15765 Broadway Avenue
 50A12               1    UBS          5205 Storer Avenue                               5205 Storer Avenue
  51       (15)      1    LB           Victor Marketplace                               14775 Victor Hugo Boulevard
  52                 2    LB           Indian Springs Apartments                        3700 Watonga Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  53                 1    KeyBank      Home Depot                                       1816 Meriden-Waterbury Turnpike
  54                 1    KeyBank      Mid Park Centre                                  1709, 1721 and 1729 Mid Park Drive; 1706,
                                                                                        1714 and 1722 Louisville Drive
  55                 1    UBS          Citizens Michigan Portfolio 5                    Various
 55A1                1    UBS          790 Penniman Avenue                              790 Penniman Avenue
 55A2                1    UBS          13620 Northbay Drive                             13620 Northbay Drive
------------------------------------------------------------------------------------------------------------------------------------
 55A3                1    UBS          19410 Middlebelt Road                            19410 Middlebelt Road
 55A4                1    UBS          36836 Van Dyke Road                              36836 Van Dyke Road
 55A5                1    UBS          28999 West Five Mile Road                        28999 West Five Mile Road
  56                 1    LB           Cross Continents Office Building                 3838 North Sam Houston Parkway
  57                 1    LB           Felton's Shopping Center                         877 Joe Frank Harris Parkway
------------------------------------------------------------------------------------------------------------------------------------
  58                 1    LB           Melbourne Village                                1270 North Wickham Road
  59                 1    LB           Pacific Marina Inn                               2628 Waiwai Loop
  60                 1    LB           Bee's Ferry Crossing                             2863, 2875 Ashley River Road & 2135 Bees
                                                                                        Ferry Road
  61       (16)      1    KeyBank      Park Place LaPalma                               1743 Park Center Drive
  62                 1    UBS          Route 6 and Stoneleigh                           1879-1905 Route 6
------------------------------------------------------------------------------------------------------------------------------------
  63                 2    LB           Majestic Oaks                                    5800 SW 20th Avenue
  64                 2    UBS          Manns Mobile Home Park Portfolio                 Various
 64A1                2    UBS          M.A.N.N.S. MHP                                   755 Stelzer Road
 64A2                2    UBS          Ashville MHP                                     4800 Duvall Road
 64A3                2    UBS          Westbrook MHP                                    2700 Harrison Avenue
------------------------------------------------------------------------------------------------------------------------------------
 64A4                2    UBS          By Way MHP                                       2778 Innis Road
  65                 1    UBS          Citizens Illinois Portfolio 3                    Various
 65A1                1    UBS          11150 South Western Avenue                       11150 South Western Avenue
 65A2                1    UBS          2811 North Narragansett Avenue                   2811 North Narragansett Avenue
 65A3                1    UBS          2131 South China Place                           2131 South China Place
------------------------------------------------------------------------------------------------------------------------------------
 65A4                1    UBS          400 West 75th Street                             400 West 75th Street
 65A5                1    UBS          5830 West 35th Street                            5830 West 35th Street
  66       (17)      1    LB           Drug Store Portfolio                             Various
 66A1                1    LB           Drug Store Portfolio - Eckerd                    2040 Atlantic Avenue
 66A2                1    LB           Drug Store Portfolio - Walgreens                 301 North Main Street
------------------------------------------------------------------------------------------------------------------------------------
  67                 2    UBS          Boulevard Estates                                2266 Gulf to Bay Boulevard
  68                 1    UBS          Citizens Illinois Portfolio 1                    Various
 68A1                1    UBS          45 West Roosevelt Road                           45 West Roosevelt Road
 68A2                1    UBS          11960 South Western Avenue                       11960 South Western Avenue
 68A3                1    UBS          170 East Main Street                             170 East Main Street
------------------------------------------------------------------------------------------------------------------------------------
 68A4                1    UBS          333 East Irving Park Road                        333 East Irving Park Road
 68A5                1    UBS          600 South Governor's Highway                     600 South Governor's Highway
 68A6                1    UBS          7900 South LaVergne Avenue                       7900 South LaVergne Avenue
  69                 2    UBS          Bank Street Court                                24-30 Bank Street
  70                 1    KeyBank      Iron Point Office                                50 Iron Point Circle
------------------------------------------------------------------------------------------------------------------------------------
  71                 1    KeyBank      Phoenicia Specialty Foods                        12141 Westheimer Road
  72                 1    KeyBank      Rampart Campus                                   125 Rampart Way & 7600 East 1st Place
  73                 1    UBS          Commonwealth Center                              5309 Commonwealth Center Parkway
  74                 1    UBS          Woodlands Retail                                 16778 Interstate 45 South
  75                 1    LB           Park Place Plaza                                 3761 Nova Road
------------------------------------------------------------------------------------------------------------------------------------
  76                 1    LB           Lakeview I & II                                  1701-1705 West Northwest Highway
  77                 1    UBS          Citizens Northeast Portfolio                     Various
 77A1                1    UBS          5068 Shelburne Road                              5068 Shelburne Road
 77A2                1    UBS          68 Helena Drive                                  68 Helena Drive
 77A3                1    UBS          1675 Diamond Hill Road                           1675 Diamond Hill Road
------------------------------------------------------------------------------------------------------------------------------------
 77A4                1    UBS          1477 Broad Street                                1477 Broad Street
 77A5                1    UBS          1117 Shelburne Road                              1117 Shelburne Road
 77A6                1    UBS          450 Ocean Avenue                                 450 Ocean Avenue
 77A7                1    UBS          464 Hope Street                                  464 Hope Street
 77A8                1    UBS          431 Woodstock Road                               431 Woodstock Road
------------------------------------------------------------------------------------------------------------------------------------
 77A9                1    UBS          48 Portland Street                               48 Portland Street
 77A10               1    UBS          1108 VT Route 149                                1108 VT Route 149
  78                 1    LB           Parker Square - Bldg 600                         600 Parker Square
  79                 2    LB           Serene Village                                   14014 Admiralty Way
  80                 2    LB           Crystal Pointe Apartments                        35434 25th Ave. S.W.
------------------------------------------------------------------------------------------------------------------------------------
  81                 2    LB           Windsor Townhomes & Erin's @ Windsor             4170, 4231 & 4271 Altoona Drive
  82                 1    KeyBank      PrimaPharm Life Science Building                 9940 Mesa Rim Road
  83                 2    LB           Preston Racquet Club                             5840 Spring Valley Road
  84                 2    LB           Royal Crest Apartments                           190 N. Old Corry Field Road
  85                 1    LB           Pratt & Whitney Building                         15091 Al Highway 20
------------------------------------------------------------------------------------------------------------------------------------
  86                 1    KeyBank      CVS Commerce Bank - New Carrolton                8201 Annapolis Road
  87                 1    KeyBank      North Shore Self Storage                         38 Swampscott Road
  88                 2    LB           Fountains Gardens & Fountains Corner             5150 Hildring Drive East & 4151 Southwest
                                                                                        Loop 820
  89                 1    LB           Town West Plaza                                  5615 West 38th Street
  90                 1    KeyBank      Waynesboro Shopping Center                       12771-12785 Washington Township Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  91                 1    KeyBank      Hamburg Shopping Center                          500 Hawk Ridge Drive
  92                 2    UBS          Village Green Apartments                         1005 Village Green Drive
  93       (18)      2    KeyBank      Gaffney Portfolio                                Various
 93A1                2    KeyBank      Creekside at Wellington                          1230 Overbrook Drive
 93A2                2    KeyBank      Magnolia Ridge Apartments                        266 Goldmine Springs Road
------------------------------------------------------------------------------------------------------------------------------------
  94                 1    KeyBank      Dix-Toledo Shopping Center                       15060-15310 Dix-Toledo Highway
  95                 2    LB           Shenandoah Woods                                 4250 West 34th Street
  96                 1    KeyBank      Ashley Furniture Home Store                      1705 South Forty Drive
  97                 1    KeyBank      Air Industries                                   1460 North Fifth Avenue & 1479-80 North
                                                                                        Clinton Avenue
  98                 1    LB           Patel Hotel Portfolio                            Various
------------------------------------------------------------------------------------------------------------------------------------
 98A1                1    LB           Patel Hotel Portfolio - Country Inn & Suites     4325 Southport Crossings Way
 98A2                1    LB           Patel Hotel Portfolio - Quality Inn              4345 Southport Crossings Way
  99                 1    LB           Fond du Lac Plaza                                75 West Scott Street
  100                1    KeyBank      Stor-More West Seattle                           2850 Southwest Yancy Street
  101                1    LB           Northpark Plaza                                  6300 and 6320 Rufe Snow Drive
------------------------------------------------------------------------------------------------------------------------------------
  102                2    UBS          Varsity Portfolio                                Various
 102A1               2    UBS          604-612 Franklin Boulevard                       604-612 Franklin Boulevard
 102A2               2    UBS          207 West 39th Street                             207 West 39th Street
 102A3               2    UBS          2514 Hartford Road                               2514 Hartford Road
 102A4               2    UBS          2503 Hartford Road                               2503 Hartford Road
------------------------------------------------------------------------------------------------------------------------------------
 102A5               2    UBS          3203 Highland Terrace                            3203 Highland Terrace
 102A6               2    UBS          3804 Duval Street                                3804 Duval Street
 102A7               2    UBS          4506 Caswell Avenue                              4506 Caswell Avenue
 102A8               2    UBS          5007 Westfield Drive                             5007 Westfield Drive
 102A9               2    UBS          5004 Westfield Drive                             5004 Westfield Drive
------------------------------------------------------------------------------------------------------------------------------------
102A10               2    UBS          5002 North Fresco Drive                          5002 North Fresco Drive
102A11               2    UBS          3907 Avenue F                                    3907 Avenue F
  103                1    LB           Stonegate Crossing                               2735 South Hulen Street
  104                1    UBS          Citizens New York Portfolio 4                    Various
 104A1               1    UBS          126 West Main Street                             126 West Main Street
------------------------------------------------------------------------------------------------------------------------------------
 104A2               1    UBS          324 Prospect Street                              324 Prospect Street
 104A3               1    UBS          70 Main Street                                   70 Main Street
 104A4               1    UBS          247 Main Street                                  247 Main Street
 104A5               1    UBS          4116 Center Street                               4116 Center Street
 104A6               1    UBS          3092 Main Street                                 3092 Main Street
------------------------------------------------------------------------------------------------------------------------------------
 104A7               1    UBS          603 River Road                                   603 River Road
  105                1    UBS          Citizens 15 Portfolio                            Various
 105A1               1    UBS          23801 Michigan Avenue                            23801 Michigan Avenue
 105A2               1    UBS          15930 Michigan Avenue                            15930 Michigan Avenue
  106                2    LB           Village West Apartments                          1449 Richland Rd.
------------------------------------------------------------------------------------------------------------------------------------
  107                1    UBS          Citizens New York Portfolio 1                    Various
 107A1               1    UBS          26 South Route 9W                                26 South Route 9W
 107A2               1    UBS          253 North Main Street                            253 North Main Street
 107A3               1    UBS          1818 5th Avenue                                  1818 5th Avenue
 107A4               1    UBS          4883 State Highway 30                            4883 State Highway 30
------------------------------------------------------------------------------------------------------------------------------------
 107A5               1    UBS          9 North Main Street                              9 North Main Street
  108                1    KeyBank      Chillicothe Plaza                                887 North Bridge Street
  109                1    KeyBank      Maryland Food Center Warehouse                   7855 Rappahannock Avenue
  110                1    KeyBank      The University Medical Plaza                     20403 University Boulevard
  111                2    UBS          Westbrook Apartments                             3474 53rd Avenue
------------------------------------------------------------------------------------------------------------------------------------
  112                2    LB           Southern Oaks                                    6353 Skyline Drive
  113                1    UBS          Citizens 4 Portfolio                             Various
 113A1               1    UBS          9401 South Cicero Avenue                         9401 South Cicero Avenue
 113A2               1    UBS          4001 South Harlem Avenue                         4001 South Harlem Avenue
  114                1    KeyBank      Rocklin Self Storage                             6500 Fairway Drive
------------------------------------------------------------------------------------------------------------------------------------
  115                1    LB           Lemon Bay                                        1845 Englewood Road
  116      (19)      2    UBS          Lakewood Apartment Portfolio                     Various
 116A1               2    UBS          Belvidere Apartments                             12221-12227 Clifton Boulevard
 116A2               2    UBS          Adriana Apartments                               11733 Edgewater Drive
 116A3               2    UBS          Riverside Apartments                             17540 Madison Avenue
------------------------------------------------------------------------------------------------------------------------------------
  117      (20)      1    LB           Walgreens - Henderson                            400 Second Street
  118                1    UBS          Citizens New York Portfolio 3                    Various
 118A1               1    UBS          244 Main Street                                  244 Main Street
 118A2               1    UBS          32 Saranac Avenue                                32 Saranac Avenue
 118A3               1    UBS          314 Hosley Avenue                                314 Hosley Avenue
------------------------------------------------------------------------------------------------------------------------------------
 118A4               1    UBS          2523 Route 9N                                    2523 Route 9N
 118A5               1    UBS          55 Broadway                                      55 Broadway
 118A6               1    UBS          Route 30                                         Route 30
 118A7               1    UBS          750 Utica Street                                 750 Utica Street
 118A8               1    UBS          Route 28 and 30                                  Route 28 and 30
------------------------------------------------------------------------------------------------------------------------------------
 118A9               1    UBS          4995 Route 28 North                              4995 Route 28 North
118A10               1    UBS          25 Water Street                                  25 Water Street
  119                1    UBS          Best Western - Oak Harbor                        33175 State Route 20
  120      (21)      1    LB           Walgreens - Seguin, Texas                        1357 East Court Street
  121                1    KeyBank      504 Esplanade Apartments                         504 Esplanade
------------------------------------------------------------------------------------------------------------------------------------
  122      (22)      1    KeyBank      Walgreens                                        26800 John R Road
  123                1    KeyBank      Stor-More Burien                                 1612 Southwest 114th Street
  124                1    LB           2051 Dogwood Street                              2051 Dogwood Street
  125                1    UBS          Fulton Industrial                                7404-7440 Fulton Avenue
  126                2    UBS          Edgewater & Westcourt Apartments                 Various
------------------------------------------------------------------------------------------------------------------------------------
 126A1               2    UBS          Edgewater Apartments                             12505 Edgewater Drive
 126A2               2    UBS          Westcourt Apartments                             12060 Lake Avenue
  127                1    LB           Bear Valley West Self Storage                    12829 Bear Valley Road
  128                1    UBS          Winston Plaza                                    241 Winston Street
  129      (23)      1    LB           General McMullen Self Storage                    421 North General McMullen Drive
------------------------------------------------------------------------------------------------------------------------------------
  130                1    LB           Butterfield Business Center                      3700 East Columbia Street
  131                1    LB           100 Medical Center Parkway                       100 Medical Center Parkway
  132                1    LB           Plantation Storage                               810 Sparkleberry Lane
  133                2    KeyBank      Maplewood Village Mobile Home Community          201 Cape Avenue
  134                1    UBS          Citizens 27 Portfolio                            Various
------------------------------------------------------------------------------------------------------------------------------------
 134A1               1    UBS          955 Boardman-Poland Road                         955 Boardman-Poland Road
 134A2               1    UBS          3720 Center Road                                 3720 Center Road
 134A3               1    UBS          214 High Street                                  214 High Street
  135                1    KeyBank      Cool Springs Collection                          790 Jordan Road
  136                2    LB           Hidden Pines                                     6360 Skyline Drive
------------------------------------------------------------------------------------------------------------------------------------
  137                1    UBS          American Mini Storage                            7399 US Highway 64
  138                1    UBS          Rite Aid Zanesville                              825 East Main Street
  139                1    UBS          Citizens 22 Portfolio                            Various
 139A1               1    UBS          3180 Sheridan Drive                              3180 Sheridan Drive
 139A2               1    UBS          2000 Monroe Avenue                               2000 Monroe Avenue
------------------------------------------------------------------------------------------------------------------------------------
 139A3               1    UBS          212 Main Street                                  212 Main Street
  140                1    UBS          Citizens New York Portfolio 2                    Various
 140A1               1    UBS          1516 Western Avenue                              1516 Western Avenue
 140A2               1    UBS          456 Broadway                                     456 Broadway
 140A3               1    UBS          3 Winterton Road                                 3 Winterton Road
------------------------------------------------------------------------------------------------------------------------------------
 140A4               1    UBS          6708 Route 9                                     6708 Route 9
 140A5               1    UBS          69 Main Street                                   69 Main Street
  141      (24)      1    LB           Walgreens - Floyds Knob                          200 Lafollette Station
  142                1    LB           Pecanland Village SC                             4739 Pecanland Mall Drive
  143      (25)      1    UBS          Walgreens - Reedsburg                            1100 East Main Street
------------------------------------------------------------------------------------------------------------------------------------
  144                2    LB           Parkview Apartments                              1200 West Taylor Street
  145                1    UBS          Citizens 21 Portfolio                            Various
 145A1               1    UBS          North Chenango and Genessee Street               North Chenango and Genessee Street
 145A2               1    UBS          9 Margaret Street                                9 Margaret Street
 145A3               1    UBS          89 Oriskany Boulevard                            89 Oriskany Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  146                1    UBS          North Meadows                                    10 North Meadows Drive
  147                1    KeyBank      Kuykendahl Medical Office                        21301 Kuykendahal Road
  148                1    LB           Sunrise II Mini Storage                          3225 S. Nellis Boulevard
  149                1    LB           Layton Hills Business Park                       1550-1590 North Hill Field Road
  150                1    UBS          Hamilton Mills                                   2108 Teron Trace
------------------------------------------------------------------------------------------------------------------------------------
  151                1    KeyBank      Wortham Village Shopping Center                  12914 FM 1960 Road West
  152                1    LB           Shelley Station                                  570 South State Street
  153                1    UBS          Citizens 13 Portfolio                            Various
 153A1               1    UBS          31231 Harper Avenue                              31231 Harper Avenue
 153A2               1    UBS          69055 Main Street                                69055 Main Street
------------------------------------------------------------------------------------------------------------------------------------
  154                1    UBS          Storage Plus                                     5701 Old Bullard Road
  155                1    LB           Lincoln Meadows Retail Center                    18366 East Lincoln Avenue
  156                1    UBS          Storage Zone                                     Various
 156A1               1    UBS          Storage Zone II                                  4525 Capital Circle Northwest
 156A2               1    UBS          Storage Zone I                                   3945 West Pensacola Street
------------------------------------------------------------------------------------------------------------------------------------
  157                1    LB           Park Meadows Village and Mrs. Winners            Various
 157A1               1    LB           Park Meadows Village                             9447 Park Meadow Drive
 157A2               1    LB           Mrs. Winners                                     1195 Merchants Drive
  158                1    LB           Comfort Inn - Metro Airport                      31800 Wick Road
  159                1    LB           Linens 'N Things of College Station              1505 University Dr. East, Suite 700
------------------------------------------------------------------------------------------------------------------------------------
  160                1    UBS          Citizens 14 Portfolio                            Various
 160A1               1    UBS          27777 Southfield Road                            27777 Southfield Road
 160A2               1    UBS          2050 12 Mile Road                                2050 12 Mile Road
  161                1    LB           Hampton Square Shopping Center                   1325 West Elm Street
  162                1    UBS          20 North Central Avenue                          20-21 North Central Avenue
------------------------------------------------------------------------------------------------------------------------------------
  163                2    LB           Unity Pointe                                     6370 Windswept Lane
  164                1    LB           Blalock Office Park                              1200 Blalock
  165                2    LB           Ashley Square                                    6330 Windswept Lane
  166                1    LB           White Pines Plaza                                1008 East Main Street
  167                2    UBS          Saddle Vineyards Apartments                      3752 Winchester Road
------------------------------------------------------------------------------------------------------------------------------------
  168                2    LB           Inglewood Village                                6363 Skyline Drive
  169                1    LB           Crossroads Shopping Center                       1317 East Dixie Drive
  170                1    UBS          John's Creek                                     6630 McGinnis Ferry Road
  171                1    UBS          Citizens 28 Portfolio                            Various
 171A1               1    UBS          780 West State Street                            780 West State Street
------------------------------------------------------------------------------------------------------------------------------------
 171A2               1    UBS          315 East Main Street                             315 East Main Street
  172      (26)      1    LB           Lambertson Lakes Shopping Center Phase II        9650-9686 Washington Street
  173                1    UBS          Autumn Springs                                   300 Autumn Springs Court
  174                1    LB           Silver Lake Plaza                                291 West Canfield Avenue
  175                1    UBS          Diamond Head Inn                                 605 Diamond Street
------------------------------------------------------------------------------------------------------------------------------------
  176                1    LB           Stonecrest Village                               341-361 Northside Dr
  177                1    LB           Blackstone Building                              100 South Dixie Highway
  178                1    LB           Lewisville Retail Strip Center                   859 Highway 121
  179                1    KeyBank      AMC Theatre Outlot Retail Center                 28250 Diehl Road
  180                1    LB           Fidelity Retail                                  425 Commerce Street
------------------------------------------------------------------------------------------------------------------------------------
  181                1    LB           310 Professional Building                        310 South Dixie Highway
  182                1    UBS          Hampton Bays Medical                             240 West Montauk Highway
  183                2    LB           Cleveland Ridge Apartments                       206 Gray Avenue
  184                1    UBS          Family Dollar - 1425 East 71st Street            1425 East 71st Street
  185                1    KeyBank      GetGo Station Monroeville                        4000 Monroeville Boulevard
------------------------------------------------------------------------------------------------------------------------------------

                                                                            CROSS          ORIGINAL      CUT-OFF DATE
CONTROL                                                    LOAN         COLLATERALIZED      BALANCE         BALANCE
  NO.             CITY          STATE       ZIP           PURPOSE           GROUPS            ($)             ($)
----------------------------------------------------------------------------------------------------------------------

   1     New York              NY              10022  Refinance         No              475,000,000.00  475,000,000.00
   2     New York              NY              10016  Acquisition       No              275,000,000.00  275,000,000.00
   3     Various               VR            Various  Recapitalization  No              250,000,000.00  250,000,000.00
  3A1    Coopersburg           PA              18036  N/A               Yes(LB-F)                         8,231,225.80
  3A2    Elkins Park           PA              19027  N/A               Yes(LB-F)                         8,189,830.85
----------------------------------------------------------------------------------------------------------------------
  3A3    Cedarburg             WI              53012  N/A               Yes(LB-F)                         7,845,934.38
  3A4    Tremont               PA              17981  N/A               Yes(LB-F)                         7,349,195.03
  3A5    South Milwaukee       WI              53172  N/A               Yes(LB-F)                         5,999,082.94
  3A6    South Bend            IN              46614  N/A               Yes(LB-F)                         5,534,185.86
  3A7    Beaver Falls          PA              15010  N/A               Yes(LB-F)                         5,374,974.53
----------------------------------------------------------------------------------------------------------------------
  3A8    Kenosha               WI              53142  N/A               Yes(LB-F)                         5,215,763.20
  3A9    Owensboro             KY              42301  N/A               Yes(LB-F)                         5,088,394.13
  3A10   Manitowoc             WI              54220  N/A               Yes(LB-F)                         5,069,288.77
  3A11   Elsmere               KY              41018  N/A               Yes(LB-F)                         5,059,736.09
  3A12   Milford               OH              45150  N/A               Yes(LB-F)                         5,008,788.47
----------------------------------------------------------------------------------------------------------------------
  3A13   West Reading          PA              19611  N/A               Yes(LB-F)                         4,801,813.74
  3A14   Lower Burrell         PA              15068  N/A               Yes(LB-F)                         4,750,866.11
  3A15   New Castle            DE              19720  N/A               Yes(LB-F)                         4,747,681.88
  3A16   Fort Wayne            IN              46835  N/A               Yes(LB-F)                         4,422,890.77
  3A17   Fairmont              WV              26554  N/A               Yes(LB-F)                         4,225,468.72
----------------------------------------------------------------------------------------------------------------------
  3A18   Bangor                PA              18013  N/A               Yes(LB-F)                         4,203,179.13
  3A19   Dresher               PA              19034  N/A               Yes(LB-F)                         4,104,468.11
  3A20   Irvine                KY              40336  N/A               Yes(LB-F)                         3,910,230.28
  3A21   Olympia               WA              98506  N/A               Yes(LB-F)                         3,846,545.75
  3A23   Olympia               WA              98502  N/A               Yes(LB-F)                         3,735,097.82
----------------------------------------------------------------------------------------------------------------------
  3A22   Salyersville          KY              41465  N/A               Yes(LB-F)                         3,735,097.82
  3A24   Salem                 IN              47167  N/A               Yes(LB-F)                         3,706,439.78
  3A25   Spokane               WA              99206  N/A               Yes(LB-F)                         3,591,807.62
  3A26   Somerset              KY              42501  N/A               Yes(LB-F)                         3,515,386.18
  3A27   Bremerton             WA              98312  N/A               Yes(LB-F)                         3,486,728.14
----------------------------------------------------------------------------------------------------------------------
  3A28   Edmonds               WA              98026  N/A               Yes(LB-F)                         3,483,543.92
  3A29   Port Angeles          WA              98362  N/A               Yes(LB-F)                         3,448,517.42
  3A30   Dayton                OH              45416  N/A               Yes(LB-F)                         3,270,200.73
  3A31   Bremerton             WA              98310  N/A               Yes(LB-F)                         3,196,963.52
  3A32   St. Louis Park        MN              55426  N/A               Yes(LB-F)                         3,193,779.29
----------------------------------------------------------------------------------------------------------------------
  3A33   Sheboygan             WI              53083  N/A               Yes(LB-F)                         3,095,068.27
  3A34   Sheboygan             WI              53081  N/A               Yes(LB-F)                         3,085,515.59
  3A35   Newburgh              IN              47630  N/A               Yes(LB-F)                         2,967,699.21
  3A36   Spokane               WA              99208  N/A               Yes(LB-F)                         2,942,225.39
  3A37   Paducah               KY              42001  N/A               Yes(LB-F)                         2,875,356.63
----------------------------------------------------------------------------------------------------------------------
  3A38   Columbus              OH              43222  N/A               Yes(LB-F)                         2,776,645.61
  3A39   Morganfield           KY              42437  N/A               Yes(LB-F)                         2,706,592.62
  3A40   Evansville            IN              47712  N/A               Yes(LB-F)                         2,665,197.68
  3A41   Richmond              KY              40475  N/A               Yes(LB-F)                         2,515,539.03
  3A42   St. Louis Park        MN              55416  N/A               Yes(LB-F)                         2,461,407.17
----------------------------------------------------------------------------------------------------------------------
  3A43   Carroll               OH              43112  N/A               Yes(LB-F)                         2,410,459.55
  3A44   Fairlawn              OH              44333  N/A               Yes(LB-F)                         2,397,722.64
  3A45   West Jefferson        OH              43162  N/A               Yes(LB-F)                         2,388,169.96
  3A46   Coeur d'Alene         ID              83814  N/A               Yes(LB-F)                         2,346,775.02
  3A47   Brandenburg           KY              40108  N/A               Yes(LB-F)                         2,279,906.26
----------------------------------------------------------------------------------------------------------------------
  3A48   Centralia             WA              98531  N/A               Yes(LB-F)                         2,279,906.26
  3A49   Mt. Vernon            IN              47620  N/A               Yes(LB-F)                         2,248,063.99
  3A50   Campbellsville        KY              42718  N/A               Yes(LB-F)                         2,238,511.31
  3A51   Woodsfield            OH              43793  N/A               Yes(LB-F)                         2,232,142.86
  3A52   Richfield             MN              55423  N/A               Yes(LB-F)                         2,228,958.63
----------------------------------------------------------------------------------------------------------------------
  3A53   Richmond              KY              40475  N/A               Yes(LB-F)                         2,190,747.91
  3A54   Fordsville            KY              42343  N/A               Yes(LB-F)                         2,171,642.55
  3A55   Hardinsburg           KY              40143  N/A               Yes(LB-F)                         2,092,036.89
  3A56   Erie                  PA              16509  N/A               Yes(LB-F)                         2,057,010.39
  3A57   Dayton                OH              45408  N/A               Yes(LB-F)                         2,037,905.03
----------------------------------------------------------------------------------------------------------------------
  3A58   Leavenworth           IN              47137  N/A               Yes(LB-F)                         1,923,272.88
  3A59   Hammond               WI              54015  N/A               Yes(LB-F)                         1,891,430.61
  3A60   Springfield           KY              40069  N/A               Yes(LB-F)                         1,888,246.38
  3A61   Weyauwega             WI              54983  N/A               Yes(LB-F)                         1,853,219.89
  3A63   Port Washington       WI              53074  N/A               Yes(LB-F)                         1,830,930.30
----------------------------------------------------------------------------------------------------------------------
  3A62   Coeur d'Alene         ID              83814  N/A               Yes(LB-F)                         1,830,930.30
  3A64   London                OH              43140  N/A               Yes(LB-F)                         1,811,824.94
  3A65   Bowling Green         KY              42104  N/A               Yes(LB-F)                         1,805,456.49
  3A66   Waupaca               WI              54981  N/A               Yes(LB-F)                         1,706,745.47
  3A67   Scottsburg            IN              47170  N/A               Yes(LB-F)                         1,668,534.75
----------------------------------------------------------------------------------------------------------------------
  3A68   Pomeroy               OH              45769  N/A               Yes(LB-F)                         1,649,429.39
  3A69   Ellensburg            WA              98926  N/A               Yes(LB-F)                         1,604,850.21
  3A70   Cornell               WI              54732  N/A               Yes(LB-F)                         1,585,744.85
  3A71   Franklin              KY              42135  N/A               Yes(LB-F)                         1,461,560.02
  3A72   French Lick           IN              47432  N/A               Yes(LB-F)                         1,420,165.07
----------------------------------------------------------------------------------------------------------------------
  3A73   Washington            IN              47501  N/A               Yes(LB-F)                         1,420,165.07
  3A74   Roseville             MN              55113  N/A               Yes(LB-F)                         1,391,507.03
  3A75   Pembroke              KY              42266  N/A               Yes(LB-F)                         1,372,401.67
  3A76   Cadiz                 KY              42211  N/A               Yes(LB-F)                         1,273,690.65
  3A77   Muncie                IN              47303  N/A               Yes(LB-F)                         1,143,137.35
----------------------------------------------------------------------------------------------------------------------
  3A78   Dale                  IN              47523  N/A               Yes(LB-F)                         1,079,452.82
  3A79   Elizabethtown         KY              42701  N/A               Yes(LB-F)                         1,031,689.42
  3A80   Elkhart               IN              46517  N/A               Yes(LB-F)                           792,872.43
  3A81   Washington            IN              47501  N/A               Yes(LB-F)                           770,582.84
  3A82   Springfield           OH              45504  N/A               Yes(LB-F)                           757,845.93
----------------------------------------------------------------------------------------------------------------------
   4     Reston                VA              20190  Refinance         No              121,500,000.00  121,500,000.00
   5     Atlanta               GA              30309  Acquisition       No              116,000,000.00  116,000,000.00
   6     Herndon               VA              20171  Refinance         No              100,000,000.00  100,000,000.00
  6A1    Herndon               VA              20171  N/A               Yes (Key B)                      64,872,325.74
  6A2    Herndon               VA              20171  N/A               Yes (Key B)                      35,127,674.26
----------------------------------------------------------------------------------------------------------------------
   7     Various               Various       Various  Refinance         No               96,476,000.00   96,476,000.00
  7A1    McKees Rocks          PA              15136  N/A               Yes (UBS-A)                      11,040,000.00
  7A2    Lansing               MI              48910  N/A               Yes (UBS-A)                       7,680,000.00
  7A3    Birmingham            AL              35222  N/A               Yes (UBS-A)                       5,840,000.00
  7A4    El Paso               TX              79925  N/A               Yes (UBS-A)                       5,200,000.00
----------------------------------------------------------------------------------------------------------------------
  7A5    San Antonio           TX              78217  N/A               Yes (UBS-A)                       4,624,000.00
  7A6    Douglas               AZ              85607  N/A               Yes (UBS-A)                       4,600,000.00
  7A7    Milwaukee             WI              53218  N/A               Yes (UBS-A)                       4,560,000.00
  7A8    El Paso               TX              79925  N/A               Yes (UBS-A)                       4,312,000.00
  7A9    Roswell               NM              88201  N/A               Yes (UBS-A)                       3,760,000.00
----------------------------------------------------------------------------------------------------------------------
  7A10   Lansing               MI              48911  N/A               Yes (UBS-A)                       3,360,000.00
  7A11   Pickerington          OH              43147  N/A               Yes (UBS-A)                       2,920,000.00
  7A12   Yuma                  AZ              85365  N/A               Yes (UBS-A)                       2,880,000.00
  7A13   Edinburg              TX              78539  N/A               Yes (UBS-A)                       2,824,000.00
  7A14   Hillside              IL              60162  N/A               Yes (UBS-A)                       2,720,000.00
----------------------------------------------------------------------------------------------------------------------
  7A15   Detroit               MI              48215  N/A               Yes (UBS-A)                       2,440,000.00
  7A16   El Centro             CA              92243  N/A               Yes (UBS-A)                       2,344,000.00
  7A17   Paris                 TX              75460  N/A               Yes (UBS-A)                       2,200,000.00
  7A18   Sayre                 PA              18840  N/A               Yes (UBS-A)                       2,160,000.00
  7A19   Great Falls           MT              59401  N/A               Yes (UBS-A)                       2,140,000.00
----------------------------------------------------------------------------------------------------------------------
  7A20   Brownsville           TX              78521  N/A               Yes (UBS-A)                       2,000,000.00
  7A21   Independence          MO              64055  N/A               Yes (UBS-A)                       1,840,000.00
  7A22   El Paso               TX              79904  N/A               Yes (UBS-A)                       1,632,000.00
  7A23   Houston               TX              77023  N/A               Yes (UBS-A)                       1,608,000.00
  7A25   Egg Harbor Township   NJ               8234  N/A               Yes (UBS-A)                       1,360,000.00
----------------------------------------------------------------------------------------------------------------------
  7A24   Fort Worth            TX              76120  N/A               Yes (UBS-A)                       1,360,000.00
  7A27   Sierra Vista          AZ              85635  N/A               Yes (UBS-A)                       1,200,000.00
  7A26   Bryan                 TX              77803  N/A               Yes (UBS-A)                       1,200,000.00
  7A28   Waller                TX              77484  N/A               Yes (UBS-A)                       1,120,000.00
  7A29   Hugo                  OK              74743  N/A               Yes (UBS-A)                       1,112,000.00
----------------------------------------------------------------------------------------------------------------------
  7A30   Waco                  TX              76706  N/A               Yes (UBS-A)                         936,000.00
  7A31   East Bernard          TX              77435  N/A               Yes (UBS-A)                         840,000.00
  7A32   Bryan                 TX              77803  N/A               Yes (UBS-A)                         640,000.00
  7A33   Brenham               TX              77833  N/A               Yes (UBS-A)                         528,000.00
  7A34   Deltaville            VA              23043  N/A               Yes (UBS-A)                         504,000.00
----------------------------------------------------------------------------------------------------------------------
  7A35   Copperas Cove         TX              76522  N/A               Yes (UBS-A)                         456,000.00
  7A36   Cameron               TX              76520  N/A               Yes (UBS-A)                         280,000.00
  7A37   Hamilton              TX              76531  N/A               Yes (UBS-A)                         152,000.00
  7A38   Teague                TX              75860  N/A               Yes (UBS-A)                         104,000.00
   8     Various               AZ            Various  Refinance         No               86,000,000.00   86,000,000.00
----------------------------------------------------------------------------------------------------------------------
  8A1    Scottsdale            AZ              85254  N/A               Yes (UBS-A)                      28,750,000.00
  8A2    Glendale              AZ              85308  N/A               Yes (UBS-A)                      11,070,000.00
  8A3    Mesa                  AZ              85206  N/A               Yes (UBS-A)                      10,530,000.00
  8A4    Chandler              AZ              85225  N/A               Yes (UBS-A)                       7,950,000.00
  8A5    Glendale              AZ              85302  N/A               Yes (UBS-A)                       5,700,000.00
----------------------------------------------------------------------------------------------------------------------
  8A6    Mesa                  AZ              85202  N/A               Yes (UBS-A)                       5,060,000.00
  8A7    Gilbert               AZ              85297  N/A               Yes (UBS-A)                       4,430,000.00
  8A8    Phoenix               AZ              85032  N/A               Yes (UBS-A)                       2,550,000.00
  8A9    Casa Grande           AZ              85222  N/A               Yes (UBS-A)                       2,200,000.00
  8A10   Phoenix               AZ              85031  N/A               Yes (UBS-A)                       2,060,000.00
----------------------------------------------------------------------------------------------------------------------
  8A11   Tempe                 AZ              85281  N/A               Yes (UBS-A)                       1,760,000.00
  8A12   Tempe                 AZ              85283  N/A               Yes (UBS-A)                       1,580,000.00
  8A13   Peoria                AZ              85345  N/A               Yes (UBS-A)                       1,480,000.00
  8A14   Gilbert               AZ              85233  N/A               Yes (UBS-A)                         880,000.00
   9     Atlanta               GA              30309  Acquisition       No               65,000,000.00   65,000,000.00
----------------------------------------------------------------------------------------------------------------------
   10    Various               CA            Various  Refinance         No               50,000,000.00   50,000,000.00
  10A1   Pismo Beach           CA              93449  N/A               Yes (UBS-C)                      10,750,000.00
  10A2   Paso Robles           CA              93446  N/A               Yes (UBS-C)                      10,500,000.00
  10A3   Avila Beach           CA              93424  N/A               Yes (UBS-C)                      10,000,000.00
  10A4   Pismo Beach           CA              93449  N/A               Yes (UBS-C)                       9,500,000.00
----------------------------------------------------------------------------------------------------------------------
  10A5   Pismo Beach           CA              93449  N/A               Yes (UBS-C)                       9,250,000.00
   11    Various               Various       Various  Refinance         No               46,550,000.00   46,550,000.00
  11A1   South Lyon            MI              48178  N/A               Yes (UBS-D)                       8,000,000.00
  11A2   Grand Rapids          MI              49534  N/A               Yes (UBS-D)                       6,400,000.00
  11A3   Auburn Hills          MI              48326  N/A               Yes (UBS-D)                       5,800,000.00
----------------------------------------------------------------------------------------------------------------------
  11A4   Romulus               MI              48174  N/A               Yes (UBS-D)                       5,550,000.00
  11A5   Brighton              MI              48114  N/A               Yes (UBS-D)                       5,300,000.00
  11A6   Kalamazoo             MI              49004  N/A               Yes (UBS-D)                       4,900,000.00
  11A7   Toledo                OH              43615  N/A               Yes (UBS-D)                       4,700,000.00
  11A8   Deland                FL              32724  N/A               Yes (UBS-D)                       2,200,000.00
----------------------------------------------------------------------------------------------------------------------
  11A9   Tampa                 FL              33613  N/A               Yes (UBS-D)                       2,100,000.00
 11A10   Clearwater            FL              33760  N/A               Yes (UBS-D)                       1,600,000.00
   12    Tampa                 FL              33607  Acquisition       No               41,000,000.00   41,000,000.00
   13    Ft. Lauderdale        FL              33316  Refinance         No               40,000,000.00   40,000,000.00
   14    Fairfield Township    NJ               7004  Acquisition       No               35,000,000.00   35,000,000.00
----------------------------------------------------------------------------------------------------------------------
  14A1   Fairfield Township    NJ               7004  N/A               Yes (LB-B)                       22,000,000.00
  14A2   Fairfield Township    NJ               7004  N/A               Yes (LB-B)                       13,000,000.00
   15    Smyrna                GA              30080  Acquisition       No               32,750,000.00   32,750,000.00
   16    Raleigh               NC              27616  Refinance         No               29,000,000.00   29,000,000.00
   17    Miami                 FL              33139  Refinance         No               28,500,000.00   28,500,000.00
----------------------------------------------------------------------------------------------------------------------
   18    Dallas                TX              75203  Acquisition       Yes (LB-A)       25,200,000.00   25,200,000.00
   19    Jackson               TN              38305  Refinance         No               24,700,000.00   24,678,930.33
   20    Santa Maria           CA              93454  Refinance         No               23,500,000.00   23,500,000.00
   21    Various               MI            Various  Refinance         No               22,550,000.00   22,550,000.00
  21A1   Kalamazoo             MI              49002  N/A               Yes (UBS-C)                      11,550,000.00
----------------------------------------------------------------------------------------------------------------------
  21A2   Rockford              MI              49341  N/A               Yes (UBS-C)                       7,250,000.00
  21A3   Kalamazoo             MI              49009  N/A               Yes (UBS-C)                       3,750,000.00
   22    Greenville            SC              29650  Acquisition       No               22,200,000.00   22,200,000.00
   23    Los Angeles           CA              90048  Refinance         No               22,000,000.00   22,000,000.00
   24    Weatherford           TX              76087  Acquisition       No               21,925,000.00   21,925,000.00
----------------------------------------------------------------------------------------------------------------------
   25    Los Angeles           CA              90012  Acquisition       No               21,500,000.00   21,500,000.00
   26    Statesboro            GA              30458  Refinance         No               21,400,000.00   21,362,487.73
   27    Dallas                TX              75203  Acquisition       Yes (LB-A)       21,300,000.00   21,300,000.00
   28    Hempstead             NY              11550  Refinance         No               19,850,000.00   19,850,000.00
   29    Colorado Springs      CO              80922  Refinance         No               18,500,000.00   18,442,239.00
----------------------------------------------------------------------------------------------------------------------
   30    Carmel                IN              46033  Refinance         No               18,000,000.00   18,000,000.00
   31    Chula Vista           CA              91913  Refinance         No               16,000,000.00   16,000,000.00
   32    Renton                WA              98059  Refinance         No               15,900,000.00   15,900,000.00
   33    Lithonia              GA              30058  Acquisition       No               15,000,000.00   15,000,000.00
   34    Kearney               NE              68847  Refinance         No               14,716,000.00   14,716,000.00
----------------------------------------------------------------------------------------------------------------------
   35    Towanda               PA              18854  Acquisition       No               14,500,000.00   14,500,000.00
   36    West Hartford         CT       06107, 06110  Refinance         No               14,500,000.00   14,500,000.00
   37    Sunset Hills          MO              63127  Refinance         No               14,000,000.00   14,000,000.00
   38    Raleigh               NC              27612  Acquisition       No               13,900,000.00   13,900,000.00
   39    Hampton               VA              23669  Refinance         No               13,800,000.00   13,788,562.03
----------------------------------------------------------------------------------------------------------------------
   40    Memphis               TN              38128  Acquisition       No               13,500,000.00   13,500,000.00
   41    Houston               TX              77038  Refinance         No               13,352,000.00   13,352,000.00
   42    Manassas              VA              20110  Refinance         No               13,200,000.00   13,200,000.00
   43    Pataskala             OH              43062  Refinance         No               12,000,000.00   11,977,302.25
   44    Dallas                TX              75243  Refinance         No               11,500,000.00   11,463,533.79
----------------------------------------------------------------------------------------------------------------------
   45    Dublin                GA              31021  Refinance         No               11,200,000.00   11,180,367.42
   46    Lake Mary             FL              32746  Refinance         No               11,100,000.00   11,100,000.00
   47    Hershey               PA              17033  Refinance         No               10,775,000.00   10,775,000.00
   48    Morrow                GA              30260  Acquisition       No               10,350,000.00   10,350,000.00
   49    Denton                TX              76201  Acquisition       No               10,000,000.00   10,000,000.00
----------------------------------------------------------------------------------------------------------------------
   50    Various               OH            Various  Acquisition       No                9,205,035.00    9,205,035.00
  50A1   Akron                 OH              44308  N/A               Yes (UBS-L)                       1,511,883.00
  50A2   North Canton          OH              44720  N/A               Yes (UBS-L)                       1,189,409.00
  50A3   Akron                 OH              44306  N/A               Yes (UBS-L)                         914,960.00
  50A4   Canton                OH              44707  N/A               Yes (UBS-L)                         899,797.00
----------------------------------------------------------------------------------------------------------------------
  50A5   Stow                  OH              44224  N/A               Yes (UBS-L)                         777,538.00
  50A6   Kirtland              OH              44094  N/A               Yes (UBS-L)                         712,745.00
  50A7   Salem                 OH              44460  N/A               Yes (UBS-L)                         676,802.00
  50A8   North Canton          OH              44721  N/A               Yes (UBS-L)                         661,065.00
  50A9   Youngstown            OH              44505  N/A               Yes (UBS-L)                         586,246.00
----------------------------------------------------------------------------------------------------------------------
 50A10   Wheelersburg          OH              45694  N/A               Yes (UBS-L)                         551,761.00
 50A11   Maple Heights         OH              44137  N/A               Yes (UBS-L)                         516,670.00
 50A12   Cleveland             OH              44102  N/A               Yes (UBS-L)                         206,159.00
   51    Hugo                  MN              55038  Refinance         No                9,000,000.00    9,000,000.00
   52    Houston               TX              77092  Acquisition       No                9,000,000.00    9,000,000.00
----------------------------------------------------------------------------------------------------------------------
   53    Southington           CT               6489  Acquisition       No                8,975,000.00    8,975,000.00
   54    Knoxville             TN              37921  Refinance         No                8,750,000.00    8,750,000.00
   55    Various               MI            Various  Acquisition       No                8,556,920.00    8,556,920.00
  55A1   Plymouth              MI              48170  N/A               Yes (UBS-F)                       2,513,018.00
  55A2   Sterling Heights      MI              48313  N/A               Yes (UBS-F)                       2,320,950.00
----------------------------------------------------------------------------------------------------------------------
  55A3   Livonia               MI              48152  N/A               Yes (UBS-F)                       1,434,685.00
  55A4   Sterling Heights      MI              48312  N/A               Yes (UBS-F)                       1,325,294.00
  55A5   Livonia               MI              48154  N/A               Yes (UBS-F)                         962,973.00
   56    Houston               TX              77032  Acquisition       No                8,500,000.00    8,500,000.00
   57    Cartersville          GA              30120  Acquisition       No                8,500,000.00    8,500,000.00
----------------------------------------------------------------------------------------------------------------------
   58    Melbourne             FL              32935  Refinance         No                8,400,000.00    8,400,000.00
   59    Honolulu              HI              96819  Acquisition       No                8,400,000.00    8,393,505.78
   60    Charleston            SC              29414  Acquisition       No                8,300,000.00    8,300,000.00
   61    Orlando               FL              32835  Refinance         No                8,245,000.00    8,223,932.11
   62    Carmel                NY              10512  Acquisition       No                8,214,000.00    8,214,000.00
----------------------------------------------------------------------------------------------------------------------
   63    Gainesville           FL              32607  Refinance         No                8,000,000.00    8,000,000.00
   64    Various               OH            Various  Refinance         No                8,000,000.00    7,967,110.15
  64A1   Columbus              OH              43219  N/A               Yes (UBS-I)                       2,791,261.11
  64A2   Ashville              OH              43103  N/A               Yes (UBS-I)                       2,698,835.66
  64A3   Columbus              OH              43204  N/A               Yes (UBS-I)                       1,441,843.78
----------------------------------------------------------------------------------------------------------------------
  64A4   Columbus              OH              43219  N/A               Yes (UBS-I)                       1,035,169.61
   65    Various               IL            Various  Acquisition       No                7,878,479.00    7,878,479.00
  65A1   Chicago               IL              60643  N/A               Yes (UBS-N)                       1,727,696.00
  65A2   Chicago               IL              60634  N/A               Yes (UBS-N)                       1,716,647.00
  65A3   Chicago               IL              60616  N/A               Yes (UBS-N)                       1,542,077.00
----------------------------------------------------------------------------------------------------------------------
  65A4   Downer's Grove        IL              60516  N/A               Yes (UBS-N)                       1,449,145.00
  65A5   Cicero                IL              60804  N/A               Yes (UBS-N)                       1,442,914.00
   66    Various               VR            Various  Acquisition       No                7,870,000.00    7,870,000.00
  66A1   Chesapeake            VA              23324  N/A               Yes (LB-C)                        4,350,000.00
  66A2   Holly Springs         NC              27540  N/A               Yes (LB-C)                        3,520,000.00
----------------------------------------------------------------------------------------------------------------------
   67    Clearwater            FL              33765  Refinance         No                7,800,000.00    7,800,000.00
   68    Various               IL            Various  Acquisition       No                7,708,684.39    7,708,684.39
  68A1   Lombard               IL              60148  N/A               Yes (UBS-O)                       2,386,213.95
  68A2   Blue Island           IL              60406  N/A               Yes (UBS-O)                       1,967,703.32
  68A3   Braidwood             IL              60408  N/A               Yes (UBS-O)                       1,160,575.69
----------------------------------------------------------------------------------------------------------------------
  68A4   Wood Dale             IL              60191  N/A               Yes (UBS-O)                       1,114,152.66
  68A5   Peotone               IL              60468  N/A               Yes (UBS-O)                         621,083.84
  68A6   Burbank               IL              60459  N/A               Yes (UBS-O)                         458,954.93
   69    Philadelphia          PA              19106  Refinance         No                7,500,000.00    7,500,000.00
   70    Folsom                CA              95630  Refinance         No                7,500,000.00    7,494,248.84
----------------------------------------------------------------------------------------------------------------------
   71    Houston               TX              77077  Refinance         No                7,500,000.00    7,493,767.34
   72    Denver                CO              80230  Refinance         No                7,500,000.00    7,491,573.29
   73    Midlothian            VA              23112  Acquisition       No                7,300,000.00    7,300,000.00
   74    Conroe                TX              77384  Acquisition       No                7,270,000.00    7,270,000.00
   75    Port Orange           FL              32129  Refinance         No                7,200,000.00    7,200,000.00
----------------------------------------------------------------------------------------------------------------------
   76    Grapevine             TX              76051  Acquisition       No                7,160,000.00    7,160,000.00
   77    Various               Various       Various  Acquisition       No                7,076,077.00    7,076,077.00
  77A1   Shelburne             VT               5482  N/A               Yes (UBS-Q)                       1,669,997.00
  77A2   Williston             VT               5495  N/A               Yes (UBS-Q)                         994,452.00
  77A3   Woonsocket            RI               2895  N/A               Yes (UBS-Q)                         857,751.00
----------------------------------------------------------------------------------------------------------------------
  77A4   Providence            RI               2905  N/A               Yes (UBS-Q)                         733,904.00
  77A5   South Burlington      VT               5403  N/A               Yes (UBS-Q)                         644,654.00
  77A6   New London            CT               6320  N/A               Yes (UBS-Q)                         569,248.00
  77A7   Bristol               RI               2809  N/A               Yes (UBS-Q)                         557,368.00
  77A8   Woodstock             VT               5091  N/A               Yes (UBS-Q)                         419,339.00
----------------------------------------------------------------------------------------------------------------------
  77A9   Rochester             NH               3867  N/A               Yes (UBS-Q)                         344,585.00
 77A10   West Pawlet           VT               5775  N/A               Yes (UBS-Q)                         284,779.00
   78    Flower Mound          TX              75028  Refinance         No                6,800,000.00    6,800,000.00
   79    Lynnwood              WA              98087  Refinance         No                6,650,000.00    6,650,000.00
   80    Federal Way           WA              98023  Refinance         No                6,550,000.00    6,550,000.00
----------------------------------------------------------------------------------------------------------------------
   81    Dallas                TX              75233  Refinance         No                6,280,000.00    6,280,000.00
   82    San Diego             CA              92121  Refinance         No                6,000,000.00    6,000,000.00
   83    Dallas                TX              75254  Acquisition       No                5,850,000.00    5,850,000.00
   84    Pensacola             FL              32507  Acquisition       No                5,850,000.00    5,850,000.00
   85    Huntsville            AL              35756  Acquisition       No                5,840,000.00    5,832,863.22
----------------------------------------------------------------------------------------------------------------------
   86    New Carrolton         MD              20784  Acquisition       No                5,750,000.00    5,750,000.00
   87    Salem                 MA               1970  Refinance         No                5,700,000.00    5,700,000.00
   88    Fort Worth            TX              76132  Refinance         No                5,530,000.00    5,530,000.00
   89    Indianapolis          IN              46254  Refinance         No                5,458,000.00    5,458,000.00
   90    Waynesboro            PA              17268  Acquisition       No                5,400,000.00    5,395,847.84
----------------------------------------------------------------------------------------------------------------------
   91    Hamburg               PA              19526  Refinance         No                5,400,000.00    5,394,726.28
   92    Norfolk               NE              68701  Refinance         No                5,348,000.00    5,348,000.00
   93    Gaffney               SC            Various  Refinance         No                5,330,000.00    5,325,697.79
  93A1   Gaffney               SC              29341  N/A               Yes (Key A)                       2,929,133.78
  93A2   Gaffney               SC              29340  N/A               Yes (Key A)                       2,396,564.01
----------------------------------------------------------------------------------------------------------------------
   94    Southgate             MI              48195  Refinance         No                5,300,000.00    5,293,353.93
   95    Houston               TX              77092  Acquisition       Yes (LB-B)        5,200,000.00    5,200,000.00
   96    Greensboro            NC              27407  Refinance         No                5,200,000.00    5,194,227.15
   97    Bay Shore             NY              11706  Acquisition       No                5,100,000.00    5,100,000.00
   98    Indianapolis          IN              46237  Refinance         No                5,100,000.00    5,074,562.05
----------------------------------------------------------------------------------------------------------------------
  98A1   Indianapolis          IN              46237  N/A               Yes (LB-D)                        3,034,787.11
  98A2   Indianapolis          IN              46237  N/A               Yes (LB-D)                        2,039,774.94
   99    Fond du Lac           WI              54935  Refinance         No                5,059,000.00    5,059,000.00
  100    Seattle               WA              98126  Refinance         No                5,000,000.00    5,000,000.00
  101    North Richland Hills  TX              76180  Refinance         No                5,000,000.00    5,000,000.00
----------------------------------------------------------------------------------------------------------------------
  102    Austin                TX            Various  Refinance         No                5,000,000.00    5,000,000.00
 102A1   Austin                TX              78751  N/A               Yes (UBS-S)                       1,560,525.00
 102A2   Austin                TX              78751  N/A               Yes (UBS-S)                         484,554.00
 102A3   Austin                TX              78703  N/A               Yes (UBS-S)                         454,270.00
 102A4   Austin                TX              78703  N/A               Yes (UBS-S)                         436,965.00
----------------------------------------------------------------------------------------------------------------------
 102A5   Austin                TX              78731  N/A               Yes (UBS-S)                         415,333.00
 102A6   Austin                TX              78751  N/A               Yes (UBS-S)                         328,805.00
 102A7   Austin                TX              78751  N/A               Yes (UBS-S)                         311,500.00
 102A8   Austin                TX              78731  N/A               Yes (UBS-S)                         259,583.00
 102A9   Austin                TX              78731  N/A               Yes (UBS-S)                         259,583.00
----------------------------------------------------------------------------------------------------------------------
 102A10  Austin                TX              78731  N/A               Yes (UBS-S)                         246,604.00
 102A11  Austin                TX              78751  N/A               Yes (UBS-S)                         242,278.00
  103    Fort Worth            TX              76109  Refinance         No                4,950,000.00    4,950,000.00
  104    Various               NY            Various  Acquisition       No                4,864,987.00    4,864,987.00
 104A1   Malone                NY              12953  N/A               Yes (UBS-T)                       1,539,664.00
----------------------------------------------------------------------------------------------------------------------
 104A2   Herkimer              NY              13350  N/A               Yes (UBS-T)                         833,515.00
 104A3   Unadilla              NY              13846  N/A               Yes (UBS-T)                         734,532.00
 104A4   Binghamton            NY              13905  N/A               Yes (UBS-T)                         626,941.00
 104A5   Lyons Falls           NY              13368  N/A               Yes (UBS-T)                         441,425.00
 104A6   Hartwick              NY              13348  N/A               Yes (UBS-T)                         354,577.00
----------------------------------------------------------------------------------------------------------------------
 104A7   Chenango Bridge       NY              13745  N/A               Yes (UBS-T)                         334,333.00
  105    Dearborn              MI            Various  Acquisition       No                4,861,024.00    4,861,024.00
 105A1   Dearborn              MI              48124  N/A               Yes (UBS-CC)                      2,572,956.00
 105A2   Dearborn              MI              48126  N/A               Yes (UBS-CC)                      2,288,068.00
  106    Auburn                AL              36832  Refinance         No                4,840,000.00    4,840,000.00
----------------------------------------------------------------------------------------------------------------------
  107    Various               NY            Various  Acquisition       No                4,677,051.00    4,677,051.00
 107A1   West Haverstraw       NY              10993  N/A               Yes (UBS-U)                       1,626,380.00
 107A2   Spring Valley         NY              10977  N/A               Yes (UBS-U)                       1,266,037.00
 107A3   Troy                  NY              12180  N/A               Yes (UBS-U)                         773,205.00
 107A4   Amsterdam             NY              12010  N/A               Yes (UBS-U)                         643,615.00
----------------------------------------------------------------------------------------------------------------------
 107A5   Broadalbin            NY              12025  N/A               Yes (UBS-U)                         367,814.00
  108    Chillicothe           OH              45601  Refinance         No                4,550,000.00    4,550,000.00
  109    Jessup                MD              20794  Acquisition       No                4,500,000.00    4,500,000.00
  110    Sugar Land            TX              77479  Acquisition       No                4,500,000.00    4,492,218.73
  111    Columbus              NE              68601  Refinance         No                4,450,000.00    4,450,000.00
----------------------------------------------------------------------------------------------------------------------
  112    Houston               TX              77057  Acquisition       Yes (LB-B)        4,400,000.00    4,400,000.00
  113    Various               IL            Various  Acquisition       No                4,278,447.00    4,278,447.00
 113A1   Oak Lawn              IL              60453  N/A               Yes (UBS-S)                       3,010,567.00
 113A2   Stickney              IL              60402  N/A               Yes (UBS-S)                       1,267,880.00
  114    Rocklin               CA              95677  Refinance         No                4,200,000.00    4,189,061.32
----------------------------------------------------------------------------------------------------------------------
  115    Englewood             FL              34223  Refinance         No                4,100,000.00    4,100,000.00
  116    Lakewood              OH              44107  Refinance         No                4,100,000.00    4,100,000.00
 116A1   Lakewood              OH              44107  N/A               Yes (UBS-Y)                       2,273,000.00
 116A2   Lakewood              OH              44107  N/A               Yes (UBS-Y)                       1,075,000.00
 116A3   Lakewood              OH              44107  N/A               Yes (UBS-Y)                         752,000.00
----------------------------------------------------------------------------------------------------------------------
  117    Henderson             KY              42420  Refinance         No                4,100,000.00    4,096,664.08
  118    Various               NY            Various  Acquisition       No                4,088,893.00    4,088,893.00
 118A1   North Creek           NY              12853  N/A               Yes (UBS-V)                         670,237.00
 118A2   Lake Placid           NY              12946  N/A               Yes (UBS-V)                         602,333.00
 118A3   Tupper Lake           NY              12986  N/A               Yes (UBS-V)                         563,716.00
----------------------------------------------------------------------------------------------------------------------
 118A4   Au Sable Forks        NY              12912  N/A               Yes (UBS-V)                         520,792.00
 118A5   Saranac Lake          NY              12983  N/A               Yes (UBS-V)                         516,501.00
 118A6   Long Lake             NY              12847  N/A               Yes (UBS-V)                         362,949.00
 118A7   De Ruyter             NY              13052  N/A               Yes (UBS-V)                         354,701.00
 118A8   Indian Lake           NY              12842  N/A               Yes (UBS-V)                         181,921.00
----------------------------------------------------------------------------------------------------------------------
 118A9   Newcomb               NY              12852  N/A               Yes (UBS-V)                         171,219.00
118A10   Fort Covinton         NY              12937  N/A               Yes (UBS-V)                         144,524.00
  119    Oak Harbor            WA              98277  Refinance         No                4,000,000.00    4,000,000.00
  120    Seguin                TX              78155  Acquisition       No                4,000,000.00    4,000,000.00
  121    Redondo Beach         CA              90277  Acquisition       No                4,000,000.00    3,996,579.04
----------------------------------------------------------------------------------------------------------------------
  122    Madison Heights       MI              48071  Refinance         No                3,945,000.00    3,934,519.45
  123    Seattle               WA              98146  Refinance         No                3,900,000.00    3,900,000.00
  124    Louisville            CO              80027  Refinance         No                3,900,000.00    3,900,000.00
  125    Los Angeles           CA              91605  Refinance         No                3,750,000.00    3,750,000.00
  126    Lakewood              OH              44107  Acquisition       No                3,750,000.00    3,750,000.00
----------------------------------------------------------------------------------------------------------------------
 126A1   Lakewood              OH              44107  N/A               Yes (UBS Z)                       2,250,000.00
 126A2   Lakewood              OH              44107  N/A               Yes (UBS Z)                       1,500,000.00
  127    Victorville           CA              92392  Refinance         No                3,750,000.00    3,746,924.50
  128    Los Angeles           CA              90013  Refinance         No                3,700,000.00    3,678,143.63
  129    San Antonio           TX              78237  Refinance         No                3,650,000.00    3,650,000.00
----------------------------------------------------------------------------------------------------------------------
  130    Tucson                AZ              85714  Refinance         No                3,650,000.00    3,650,000.00
  131    Huntsville            TX              77340  Refinance         No                3,650,000.00    3,650,000.00
  132    Columbia              SC              29229  Refinance         No                3,600,000.00    3,600,000.00
  133    Cocoa                 FL              32926  Refinance         No                3,600,000.00    3,593,574.40
  134    Various               OH            Various  Acquisition       No                3,586,021.00    3,586,021.00
----------------------------------------------------------------------------------------------------------------------
 134A1   Boardman              OH              44512  N/A               Yes (UBS-OO)                      1,624,058.00
 134A2   Brunswick             OH              44212  N/A               Yes (UBS-OO)                      1,074,196.00
 134A3   Wadsworth             OH              44281  N/A               Yes (UBS-OO)                        887,767.00
  135    Franklin              TN              37067  Acquisition       No                3,550,000.00    3,550,000.00
  136    Houston               TX              77057  Acquisition       Yes (LB-B)        3,475,000.00    3,475,000.00
----------------------------------------------------------------------------------------------------------------------
  137    Memphis               TN              38133  Acquisition       No                3,440,000.00    3,440,000.00
  138    Zanesville            OH              43701  Refinance         No                3,420,000.00    3,420,000.00
  139    Various               NY            Various  Acquisition       No                3,386,165.00    3,386,165.00
 139A1   Amherst               NY              14226  N/A               Yes (UBS-JJ)                      1,422,242.00
 139A2   Rochester             NY              14618  N/A               Yes (UBS-JJ)                        997,872.00
----------------------------------------------------------------------------------------------------------------------
 139A3   East Aurora           NY              14052  N/A               Yes (UBS-JJ)                        966,051.00
  140    Various               NY            Various  Acquisition       No                3,360,685.00    3,360,685.00
 140A1   Albany                NY              12203  N/A               Yes (UBS-W)                       1,156,557.00
 140A2   Newburgh              NY              12550  N/A               Yes (UBS-W)                         770,998.00
 140A3   Bloomingburg          NY              12721  N/A               Yes (UBS-W)                         664,957.00
----------------------------------------------------------------------------------------------------------------------
 140A4   Rhinebeck             NY              12572  N/A               Yes (UBS-W)                         434,440.00
 140A5   Worcester             NY              12197  N/A               Yes (UBS-W)                         333,733.00
  141    Floyds Knobs          IN              47119  Acquisition       No                3,340,000.00    3,340,000.00
  142    Monroe                LA              71203  Refinance         No                3,300,000.00    3,300,000.00
  143    Reedsburg             WI              53959  Acquisition       No                3,275,000.00    3,275,000.00
----------------------------------------------------------------------------------------------------------------------
  144    Sherman               TX              75092  Refinance         No                3,200,000.00    3,200,000.00
  145    Various               NY            Various  Acquisition       No                3,119,763.00    3,119,763.00
 145A1   Greene                NY              13778  N/A               Yes (UBS-II)                      1,240,581.00
 145A2   Plattsburgh           NY              12901  N/A               Yes (UBS-II)                      1,091,387.00
 145A3   Whitesboro            NY              13492  N/A               Yes (UBS-II)                        787,795.00
----------------------------------------------------------------------------------------------------------------------
  146    McCandless            PA              15090  Refinance         No                3,100,000.00    3,100,000.00
  147    Spring                TX              77379  Acquisition       No                3,100,000.00    3,097,616.35
  148    Las Vegas             NV              89121  Acquisition       No                3,100,000.00    3,097,511.10
  149    Layton                UT              84041  Acquisition       No                3,000,000.00    3,000,000.00
  150    Dacula                GA              30019  Refinance         No                2,975,000.00    2,975,000.00
----------------------------------------------------------------------------------------------------------------------
  151    Houston               TX              77065  Acquisition       No                2,870,000.00    2,865,025.97
  152    Shelley               ID              83274  Refinance         No                2,800,000.00    2,800,000.00
  153    Various               MI            Various  Acquisition       No                2,745,131.00    2,745,130.00
 153A1   St. Clair Shores      MI              48082  N/A               Yes (UBS-AA)                      1,786,364.00
 153A2   Richmond              MI              48062  N/A               Yes (UBS-AA)                        958,766.00
----------------------------------------------------------------------------------------------------------------------
  154    Tyler                 TX              75703  Acquisition       No                2,700,000.00    2,700,000.00
  155    Parker                CO              80134  Refinance         No                2,700,000.00    2,700,000.00
  156    Tallahassee           FL            Various  Acquisition       No                2,700,000.00    2,695,060.39
 156A1   Tallahassee           FL              32303  N/A               Yes (X)                           1,628,355.49
 156A2   Tallahassee           FL              32304  N/A               Yes (X)                           1,066,704.90
----------------------------------------------------------------------------------------------------------------------
  157    Various               Various       Various  Refinance         No                2,650,000.00    2,650,000.00
 157A1   Lone Tree             CO              80124  N/A               Yes (LB-E)                        2,000,000.00
 157A2   Dallas                GA              30132  N/A               Yes (LB-E)                          650,000.00
  158    Romulus               MI              48174  Refinance         No                2,650,000.00    2,643,310.06
  159    College Station       TX              77840  Acquisition       No                2,610,000.00    2,610,000.00
----------------------------------------------------------------------------------------------------------------------
  160    Various               MI            Various  Acquisition       No                2,599,151.00    2,599,151.00
 160A1   Lathrup Village       MI              48076  N/A               Yes (UBS-BB)                      1,601,698.00
 160A2   Warren                MI              48092  N/A               Yes (UBS-BB)                        997,453.00
  161    Hampton               SC              29924  Refinance         No                2,600,000.00    2,588,951.11
  162    Valley Stream         NY              11580  Refinance         No                2,500,000.00    2,495,250.93
----------------------------------------------------------------------------------------------------------------------
  163    Houston               TX              77057  Acquisition       Yes (LB-B)        2,440,000.00    2,440,000.00
  164    Houston               TX              77054  Refinance         No                2,425,000.00    2,425,000.00
  165    Houston               TX              77057  Acquisition       Yes (LB-B)        2,420,000.00    2,420,000.00
  166    Cherryville           NC              28021  Refinance         No                2,400,000.00    2,384,982.82
  167    Memphis               TN              38118  Acquisition       No                2,360,000.00    2,358,234.53
----------------------------------------------------------------------------------------------------------------------
  168    Houston               TX              77057  Acquisition       Yes (LB-B)        2,300,000.00    2,300,000.00
  169    Asheboro              NC              27203  Refinance         No                2,300,000.00    2,300,000.00
  170    Duluth                GA              30097  Refinance         No                2,255,000.00    2,249,549.95
  171    Various               OH            Various  Acquisition       No                2,216,075.00    2,216,075.00
 171A1   Alliance              OH              44601  N/A               Yes (UBS-QQ)                      1,148,952.00
----------------------------------------------------------------------------------------------------------------------
 171A2   Louisville            OH              44641  N/A               Yes (UBS-QQ)                      1,067,123.00
  172    Thornton              CO              80229  Refinance         No                2,200,000.00    2,198,079.21
  173    Franklin              TN              37067  Refinance         No                2,015,000.00    2,015,000.00
  174    Coeur d'Alene         ID              83815  Refinance         No                1,950,000.00    1,950,000.00
  175    San Diego             CA              92109  Refinance         No                1,950,000.00    1,948,512.86
----------------------------------------------------------------------------------------------------------------------
  176    Valdosta              GA              31602  Refinance         No                1,950,000.00    1,946,673.99
  177    West Palm Beach       FL              33401  Refinance         No                1,825,000.00    1,823,623.40
  178    Lewisville            TX              75057  Acquisition       No                1,762,500.00    1,762,500.00
  179    Warrenville           IL              60555  Refinance         No                1,700,000.00    1,694,622.93
  180    Hernando              MS              38632  Refinance         No                1,650,000.00    1,650,000.00
----------------------------------------------------------------------------------------------------------------------
  181    West Palm Beach       FL              33401  Refinance         No                1,520,000.00    1,518,853.46
  182    Hampton Bays          NY              11946  Refinance         No                1,250,000.00    1,250,000.00
  183    Durham                NC              27701  Refinance         No                1,200,000.00    1,200,000.00
  184    Chicago               IL              60619  Acquisition       No                1,011,000.00    1,011,000.00
  185    Monroeville           PA              15146  Acquisition       No                  870,000.00      870,000.00
----------------------------------------------------------------------------------------------------------------------

         % OF AGGREGATE    CUMULATIVE %             ADMINISTRATIVE  INTEREST                              ORIGINAL       REMAINING
CONTROL   CUT-OFF DATE   OF INITIAL POOL  MORTGAGE       COST        ACCRUAL         AMORTIZATION       INTEREST-ONLY  INTEREST-ONLY
  NO.        BALANCE         BALANCE      RATE (%)       RATE         BASIS              TYPE           PERIOD (MOS.)  PERIOD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

   1              15.6%            15.6%   5.92299         0.02065  Actual/360  Interest-Only                     120            119
   2               9.0%            24.6%   6.41787         0.02065  Actual/360  Interest-Only                     120            118
   3               8.2%            32.8%   6.65250         0.02065  Actual/360  Interest-Only, Balloon             36             36
  3A1
  3A2
------------------------------------------------------------------------------------------------------------------------------------
  3A3
  3A4
  3A5
  3A6
  3A7
------------------------------------------------------------------------------------------------------------------------------------
  3A8
  3A9
  3A10
  3A11
  3A12
------------------------------------------------------------------------------------------------------------------------------------
  3A13
  3A14
  3A15
  3A16
  3A17
------------------------------------------------------------------------------------------------------------------------------------
  3A18
  3A19
  3A20
  3A21
  3A23
------------------------------------------------------------------------------------------------------------------------------------
  3A22
  3A24
  3A25
  3A26
  3A27
------------------------------------------------------------------------------------------------------------------------------------
  3A28
  3A29
  3A30
  3A31
  3A32
------------------------------------------------------------------------------------------------------------------------------------
  3A33
  3A34
  3A35
  3A36
  3A37
------------------------------------------------------------------------------------------------------------------------------------
  3A38
  3A39
  3A40
  3A41
  3A42
------------------------------------------------------------------------------------------------------------------------------------
  3A43
  3A44
  3A45
  3A46
  3A47
------------------------------------------------------------------------------------------------------------------------------------
  3A48
  3A49
  3A50
  3A51
  3A52
------------------------------------------------------------------------------------------------------------------------------------
  3A53
  3A54
  3A55
  3A56
  3A57
------------------------------------------------------------------------------------------------------------------------------------
  3A58
  3A59
  3A60
  3A61
  3A63
------------------------------------------------------------------------------------------------------------------------------------
  3A62
  3A64
  3A65
  3A66
  3A67
------------------------------------------------------------------------------------------------------------------------------------
  3A68
  3A69
  3A70
  3A71
  3A72
------------------------------------------------------------------------------------------------------------------------------------
  3A73
  3A74
  3A75
  3A76
  3A77
------------------------------------------------------------------------------------------------------------------------------------
  3A78
  3A79
  3A80
  3A81
  3A82
------------------------------------------------------------------------------------------------------------------------------------
   4               4.0%            36.8%   5.50050         0.02065  Actual/360  Interest-Only                     120            119
   5               3.8%            40.6%   5.76200         0.02065  Actual/360  Interest-Only                      60             59
   6               3.3%            43.9%   6.09000         0.04065  Actual/360  Interest-Only, Balloon             84             83
  6A1
  6A2
------------------------------------------------------------------------------------------------------------------------------------
   7               3.2%            47.1%   6.11000         0.02065  Actual/360  Interest-Only                      60             60
  7A1
  7A2
  7A3
  7A4
------------------------------------------------------------------------------------------------------------------------------------
  7A5
  7A6
  7A7
  7A8
  7A9
------------------------------------------------------------------------------------------------------------------------------------
  7A10
  7A11
  7A12
  7A13
  7A14
------------------------------------------------------------------------------------------------------------------------------------
  7A15
  7A16
  7A17
  7A18
  7A19
------------------------------------------------------------------------------------------------------------------------------------
  7A20
  7A21
  7A22
  7A23
  7A25
------------------------------------------------------------------------------------------------------------------------------------
  7A24
  7A27
  7A26
  7A28
  7A29
------------------------------------------------------------------------------------------------------------------------------------
  7A30
  7A31
  7A32
  7A33
  7A34
------------------------------------------------------------------------------------------------------------------------------------
  7A35
  7A36
  7A37
  7A38
   8               2.8%            49.9%   6.18000         0.02065  Actual/360  Interest-Only                     120            120
------------------------------------------------------------------------------------------------------------------------------------
  8A1
  8A2
  8A3
  8A4
  8A5
------------------------------------------------------------------------------------------------------------------------------------
  8A6
  8A7
  8A8
  8A9
  8A10
------------------------------------------------------------------------------------------------------------------------------------
  8A11
  8A12
  8A13
  8A14
   9               2.1%            52.1%   5.76200         0.02065  Actual/360  Interest-Only                      60             59
------------------------------------------------------------------------------------------------------------------------------------
   10              1.6%            53.7%   5.95600         0.02065  Actual/360  Interest-Only, Balloon             40             39
  10A1
  10A2
  10A3
  10A4
------------------------------------------------------------------------------------------------------------------------------------
  10A5
   11              1.5%            55.2%   6.13000         0.02065  Actual/360  Interest-Only                     120            120
  11A1
  11A2
  11A3
------------------------------------------------------------------------------------------------------------------------------------
  11A4
  11A5
  11A6
  11A7
  11A8
------------------------------------------------------------------------------------------------------------------------------------
  11A9
 11A10
   12              1.3%            56.6%   6.59700         0.02065  Actual/360  Balloon                             0              0
   13              1.3%            57.9%   6.21000         0.02065  Actual/360  Interest-Only, Balloon             48             46
   14              1.1%            59.0%   6.19000         0.02065  Actual/360  Interest-Only                      60             57
------------------------------------------------------------------------------------------------------------------------------------
  14A1
  14A2
   15              1.1%            60.1%   6.20000         0.02065  Actual/360  Interest-Only                      60             59
   16              1.0%            61.1%   5.73700         0.02065  30/360      Interest-Only, Balloon             24             13
   17              0.9%            62.0%   5.95000         0.02065  Actual/360  Interest-Only                     120            120
------------------------------------------------------------------------------------------------------------------------------------
   18              0.8%            62.8%   5.91000         0.02065  Actual/360  Interest-Only, Balloon             60             59
   19              0.8%            63.6%   5.89000         0.04065  Actual/360  Balloon                             0              0
   20              0.8%            64.4%   6.10000         0.02065  Actual/360  Interest-Only, Balloon             60             60
   21              0.7%            65.2%   6.45000         0.02065  Actual/360  Interest-Only                     120            118
  21A1
------------------------------------------------------------------------------------------------------------------------------------
  21A2
  21A3
   22              0.7%            65.9%   6.06000         0.02065  Actual/360  Interest-Only                      60             58
   23              0.7%            66.6%   6.38000         0.02065  Actual/360  Interest-Only                     120            120
   24              0.7%            67.3%   5.89000         0.04065  Actual/360  Interest-Only, Balloon             60             59
------------------------------------------------------------------------------------------------------------------------------------
   25              0.7%            68.0%   6.10000         0.02065  Actual/360  Interest-Only                     120            119
   26              0.7%            68.7%   6.19000         0.02065  Actual/360  Balloon                             0              0
   27              0.7%            69.4%   5.91000         0.02065  Actual/360  Interest-Only, Balloon             60             59
   28              0.7%            70.1%   5.94000         0.04065  Actual/360  Interest-Only, Balloon             24             24
   29              0.6%            70.7%   5.20000         0.04065  Actual/360  Balloon                             0              0
------------------------------------------------------------------------------------------------------------------------------------
   30              0.6%            71.3%   5.88000         0.02065  Actual/360  Interest-Only, Balloon             36             29
   31              0.5%            71.8%   6.17000         0.04065  Actual/360  Interest-Only, ARD                 60             60
   32              0.5%            72.3%   5.83000         0.02065  Actual/360  Interest-Only                     120            119
   33              0.5%            72.8%   5.97000         0.02065  Actual/360  Interest-Only                      60             59
   34              0.5%            73.3%   6.05000         0.02065  Actual/360  Interest-Only, Balloon             60             60
------------------------------------------------------------------------------------------------------------------------------------
   35              0.5%            73.8%   6.41000         0.02065  Actual/360  Interest-Only, Balloon             36             36
   36              0.5%            74.3%   5.79000         0.02065  Actual/360  Interest-Only                     120            120
   37              0.5%            74.7%   6.32000         0.04065  Actual/360  Interest-Only, Balloon             36             35
   38              0.5%            75.2%   6.36000         0.08065  Actual/360  Interest-Only                      60             59
   39              0.5%            75.6%   6.00000         0.08065  Actual/360  Balloon                             0              0
------------------------------------------------------------------------------------------------------------------------------------
   40              0.4%            76.1%   5.98000         0.02065  Actual/360  Interest-Only, Balloon             60             59
   41              0.4%            76.5%   6.02000         0.04065  Actual/360  Interest-Only, Balloon             60             58
   42              0.4%            77.0%   6.01000         0.02065  Actual/360  Interest-Only, Balloon             60             60
   43              0.4%            77.3%   5.85000         0.04065  Actual/360  Balloon                             0              0
   44              0.4%            77.7%   6.41000         0.02065  Actual/360  Balloon                             0              0
------------------------------------------------------------------------------------------------------------------------------------
   45              0.4%            78.1%   6.19000         0.02065  Actual/360  Balloon                             0              0
   46              0.4%            78.5%   6.08000         0.04065  Actual/360  Interest-Only, Balloon             36             34
   47              0.4%            78.8%   5.55000         0.04065  Actual/360  Balloon                             0              0
   48              0.3%            79.1%   5.93000         0.02065  Actual/360  Interest-Only, Balloon             36             35
   49              0.3%            79.5%   6.42000         0.02065  Actual/360  Interest-Only                      60             59
------------------------------------------------------------------------------------------------------------------------------------
   50              0.3%            79.8%   6.19100         0.02065  Actual/360  Interest-Only                     120            117
  50A1
  50A2
  50A3
  50A4
------------------------------------------------------------------------------------------------------------------------------------
  50A5
  50A6
  50A7
  50A8
  50A9
------------------------------------------------------------------------------------------------------------------------------------
 50A10
 50A11
 50A12
   51              0.3%            80.1%   6.20000         0.05065  Actual/360  Interest-Only, Balloon             24             22
   52              0.3%            80.4%   5.85000         0.02065  Actual/360  Interest-Only, Balloon             60             59
------------------------------------------------------------------------------------------------------------------------------------
   53              0.3%            80.7%   6.04000         0.04065  Actual/360  Interest-Only, ARD                 60             59
   54              0.3%            81.0%   5.90000         0.04065  Actual/360  Balloon                             0              0
   55              0.3%            81.2%   6.19100         0.02065  Actual/360  Interest-Only                     120            117
  55A1
  55A2
------------------------------------------------------------------------------------------------------------------------------------
  55A3
  55A4
  55A5
   56              0.3%            81.5%   6.21000         0.08065  Actual/360  Interest-Only, Balloon             24             22
   57              0.3%            81.8%   5.88000         0.02065  Actual/360  Interest-Only, Balloon             36             35
------------------------------------------------------------------------------------------------------------------------------------
   58              0.3%            82.1%   5.90200         0.02065  Actual/360  Interest-Only, Balloon             48             47
   59              0.3%            82.3%   6.26000         0.02065  Actual/360  Balloon                             0              0
   60              0.3%            82.6%   5.88000         0.02065  Actual/360  Balloon                             0              0
   61              0.3%            82.9%   6.18000         0.04065  Actual/360  Balloon                             0              0
   62              0.3%            83.2%   6.12000         0.02065  Actual/360  Interest-Only, Balloon             36             34
------------------------------------------------------------------------------------------------------------------------------------
   63              0.3%            83.4%   5.85100         0.08065  Actual/360  Interest-Only, Balloon             24             20
   64              0.3%            83.7%   6.41000         0.02065  Actual/360  Balloon                             0              0
  64A1
  64A2
  64A3
------------------------------------------------------------------------------------------------------------------------------------
  64A4
   65              0.3%            83.9%   6.19100         0.02065  Actual/360  Interest-Only                     120            117
  65A1
  65A2
  65A3
------------------------------------------------------------------------------------------------------------------------------------
  65A4
  65A5
   66              0.3%            84.2%   6.12000         0.02065  Actual/360  Interest-Only                     120            118
  66A1
  66A2
------------------------------------------------------------------------------------------------------------------------------------
   67              0.3%            84.5%   6.46300         0.02065  Actual/360  Interest-Only                      60             60
   68              0.3%            84.7%   6.19100         0.02065  Actual/360  Interest-Only                     120            117
  68A1
  68A2
  68A3
------------------------------------------------------------------------------------------------------------------------------------
  68A4
  68A5
  68A6
   69              0.2%            85.0%   6.20000         0.02065  Actual/360  Interest-Only                     120            119
   70              0.2%            85.2%   6.29000         0.04065  Actual/360  Balloon                             0              0
------------------------------------------------------------------------------------------------------------------------------------
   71              0.2%            85.4%   5.99000         0.04065  Actual/360  Balloon                             0              0
   72              0.2%            85.7%   5.79000         0.04065  Actual/360  Balloon                             0              0
   73              0.2%            85.9%   6.18000         0.02065  Actual/360  Interest-Only, Balloon             36             36
   74              0.2%            86.2%   5.98000         0.02065  Actual/360  Interest-Only, Balloon             36             36
   75              0.2%            86.4%   5.90200         0.02065  Actual/360  Interest-Only, Balloon             48             47
------------------------------------------------------------------------------------------------------------------------------------
   76              0.2%            86.6%   6.12000         0.02065  Actual/360  Balloon                             0              0
   77              0.2%            86.9%   6.19100         0.02065  Actual/360  Interest-Only                     120            117
  77A1
  77A2
  77A3
------------------------------------------------------------------------------------------------------------------------------------
  77A4
  77A5
  77A6
  77A7
  77A8
------------------------------------------------------------------------------------------------------------------------------------
  77A9
 77A10
   78              0.2%            87.1%   5.96000         0.06065  Actual/360  Interest-Only, Balloon             48             48
   79              0.2%            87.3%   5.83000         0.02065  Actual/360  Interest-Only                     120            119
   80              0.2%            87.5%   5.83000         0.02065  Actual/360  Interest-Only                     120            119
------------------------------------------------------------------------------------------------------------------------------------
   81              0.2%            87.7%   6.31000         0.06065  Actual/360  Interest-Only, Balloon             60             57
   82              0.2%            87.9%   6.30000         0.09065  Actual/360  Interest-Only, ARD                 60             59
   83              0.2%            88.1%   6.26000         0.02065  Actual/360  Interest-Only, Balloon             12              9
   84              0.2%            88.3%   6.18000         0.02065  Actual/360  Interest-Only, Balloon             24             22
   85              0.2%            88.5%   6.22000         0.02065  Actual/360  Balloon                             0              0
------------------------------------------------------------------------------------------------------------------------------------
   86              0.2%            88.7%   6.02000         0.04065  Actual/360  Interest-Only, ARD                 60             59
   87              0.2%            88.9%   5.85000         0.04065  Actual/360  Interest-Only                     120            119
   88              0.2%            89.1%   6.29000         0.05065  Actual/360  Interest-Only, Balloon             60             59
   89              0.2%            89.2%   6.10000         0.02065  Actual/360  Interest-Only, Balloon             48             45
   90              0.2%            89.4%   6.28000         0.04065  Actual/360  Balloon                             0              0
------------------------------------------------------------------------------------------------------------------------------------
   91              0.2%            89.6%   6.10000         0.04065  30/360      Balloon                             0              0
   92              0.2%            89.8%   6.05000         0.02065  Actual/360  Interest-Only, Balloon             60             59
   93              0.2%            90.0%   6.10000         0.04065  Actual/360  Balloon                             0              0
  93A1
  93A2
------------------------------------------------------------------------------------------------------------------------------------
   94              0.2%            90.1%   6.09000         0.04065  Actual/360  ARD                                 0              0
   95              0.2%            90.3%   6.23000         0.06065  Actual/360  Interest-Only, Balloon             60             58
   96              0.2%            90.5%   6.25000         0.09065  Actual/360  ARD                                 0              0
   97              0.2%            90.6%   6.03000         0.04065  Actual/360  Balloon                             0              0
   98              0.2%            90.8%   6.34000         0.02065  Actual/360  Balloon                             0              0
------------------------------------------------------------------------------------------------------------------------------------
  98A1
  98A2
   99              0.2%            91.0%   6.10000         0.02065  Actual/360  Interest-Only, Balloon             48             45
  100              0.2%            91.1%   5.90000         0.04065  Actual/360  Interest-Only                     120            119
  101              0.2%            91.3%   6.21000         0.02065  Actual/360  Interest-Only, Balloon             24             20
------------------------------------------------------------------------------------------------------------------------------------
  102              0.2%            91.5%   6.15000         0.02065  Actual/360  Balloon                             0              0
 102A1
 102A2
 102A3
 102A4
------------------------------------------------------------------------------------------------------------------------------------
 102A5
 102A6
 102A7
 102A8
 102A9
------------------------------------------------------------------------------------------------------------------------------------
102A10
102A11
  103              0.2%            91.6%   6.10000         0.02065  Actual/360  Interest-Only, Balloon             36             35
  104              0.2%            91.8%   6.19100         0.02065  Actual/360  Interest-Only                     120            117
 104A1
------------------------------------------------------------------------------------------------------------------------------------
 104A2
 104A3
 104A4
 104A5
 104A6
------------------------------------------------------------------------------------------------------------------------------------
 104A7
  105              0.2%            91.9%   6.30000         0.02065  Actual/360  Interest-Only                      60             57
 105A1
 105A2
  106              0.2%            92.1%   5.85000         0.02065  Actual/360  Interest-Only, Balloon             36             36
------------------------------------------------------------------------------------------------------------------------------------
  107              0.2%            92.3%   6.19100         0.02065  Actual/360  Interest-Only                     120            117
 107A1
 107A2
 107A3
 107A4
------------------------------------------------------------------------------------------------------------------------------------
 107A5
  108              0.1%            92.4%   6.11000         0.04065  Actual/360  Interest-Only, ARD                 36             35
  109              0.1%            92.6%   6.26000         0.09065  Actual/360  Interest-Only                     120            118
  110              0.1%            92.7%   6.25000         0.04065  Actual/360  Balloon                             0              0
  111              0.1%            92.8%   6.06000         0.02065  Actual/360  Interest-Only, Balloon             60             59
------------------------------------------------------------------------------------------------------------------------------------
  112              0.1%            93.0%   6.23000         0.06065  Actual/360  Interest-Only, Balloon             60             58
  113              0.1%            93.1%   6.30000         0.02065  Actual/360  Interest-Only                      60             57
 113A1
 113A2
  114              0.1%            93.3%   6.10000         0.09065  Actual/360  Balloon                             0              0
------------------------------------------------------------------------------------------------------------------------------------
  115              0.1%            93.4%   5.90200         0.02065  Actual/360  Interest-Only, Balloon             48             47
  116              0.1%            93.5%   6.15000         0.02065  Actual/360  Interest-Only                     120            119
 116A1
 116A2
 116A3
------------------------------------------------------------------------------------------------------------------------------------
  117              0.1%            93.7%   6.07000         0.02065  Actual/360  Balloon                             0              0
  118              0.1%            93.8%   6.19100         0.02065  Actual/360  Interest-Only                     120            117
 118A1
 118A2
 118A3
------------------------------------------------------------------------------------------------------------------------------------
 118A4
 118A5
 118A6
 118A7
 118A8
------------------------------------------------------------------------------------------------------------------------------------
 118A9
 118A10
  119              0.1%            93.9%   6.12000         0.02065  Actual/360  Balloon                             0              0
  120              0.1%            94.1%   6.14000         0.02065  Actual/360  Interest-Only, Balloon             60             60
  121              0.1%            94.2%   5.88000         0.04065  Actual/360  Balloon                             0              0
------------------------------------------------------------------------------------------------------------------------------------
  122              0.1%            94.3%   6.15000         0.04065  Actual/360  ARD                                 0              0
  123              0.1%            94.5%   5.90000         0.04065  Actual/360  Interest-Only                     120            119
  124              0.1%            94.6%   6.11000         0.08065  Actual/360  Interest-Only, Balloon             36             35
  125              0.1%            94.7%   6.20000         0.02065  Actual/360  Interest-Only, Balloon             24             23
  126              0.1%            94.8%   6.06000         0.02065  Actual/360  Interest-Only, Balloon             60             60
------------------------------------------------------------------------------------------------------------------------------------
 126A1
 126A2
  127              0.1%            95.0%   6.04000         0.08065  Actual/360  Balloon                             0              0
  128              0.1%            95.1%   6.35000         0.02065  Actual/360  Balloon                             0              0
  129              0.1%            95.2%   5.88000         0.02065  Actual/360  Interest-Only, Balloon             24             23
------------------------------------------------------------------------------------------------------------------------------------
  130              0.1%            95.3%   6.28000         0.08065  Actual/360  Interest-Only, Balloon             60             57
  131              0.1%            95.4%   6.19000         0.06065  Actual/360  Interest-Only, Balloon             36             34
  132              0.1%            95.6%   6.29000         0.02065  Actual/360  Interest-Only, Balloon             24             22
  133              0.1%            95.7%   6.11000         0.04065  Actual/360  Balloon                             0              0
  134              0.1%            95.8%   6.30000         0.02065  Actual/360  Interest-Only                      60             57
------------------------------------------------------------------------------------------------------------------------------------
 134A1
 134A2
 134A3
  135              0.1%            95.9%   6.06000         0.09065  Actual/360  Interest-Only, Balloon             24             23
  136              0.1%            96.0%   6.23000         0.06065  Actual/360  Interest-Only, Balloon             60             58
------------------------------------------------------------------------------------------------------------------------------------
  137              0.1%            96.1%   6.32000         0.02065  Actual/360  Interest-Only                     120            119
  138              0.1%            96.2%   6.15000         0.02065  Actual/360  Balloon                             0              0
  139              0.1%            96.4%   6.30000         0.02065  Actual/360  Interest-Only                      60             57
 139A1
 139A2
------------------------------------------------------------------------------------------------------------------------------------
 139A3
  140              0.1%            96.5%   6.19100         0.02065  Actual/360  Interest-Only                     120            117
 140A1
 140A2
 140A3
------------------------------------------------------------------------------------------------------------------------------------
 140A4
 140A5
  141              0.1%            96.6%   5.98000         0.02065  Actual/360  Interest-Only                     120            120
  142              0.1%            96.7%   6.05000         0.02065  Actual/360  Interest-Only, Balloon             24             24
  143              0.1%            96.8%   6.00000         0.02065  Actual/360  Interest-Only                     120            120
------------------------------------------------------------------------------------------------------------------------------------
  144              0.1%            96.9%   6.51000         0.02065  Actual/360  Interest-Only, Balloon             12              9
  145              0.1%            97.0%   6.30000         0.02065  Actual/360  Interest-Only                      60             57
 145A1
 145A2
 145A3
------------------------------------------------------------------------------------------------------------------------------------
  146              0.1%            97.1%   5.98000         0.02065  Actual/360  Interest-Only, Balloon             24             24
  147              0.1%            97.2%   6.28000         0.04065  Actual/360  Balloon                             0              0
  148              0.1%            97.3%   6.12000         0.08065  Actual/360  Balloon                             0              0
  149              0.1%            97.4%   6.01000         0.08065  Actual/360  Interest-Only, Balloon             36             35
  150              0.1%            97.5%   6.08000         0.02065  Actual/360  Balloon                             0              0
------------------------------------------------------------------------------------------------------------------------------------
  151              0.1%            97.6%   6.24000         0.04065  Actual/360  Balloon                             0              0
  152              0.1%            97.7%   5.90200         0.02065  Actual/360  Interest-Only, Balloon             48             47
  153              0.1%            97.8%   6.30000         0.02065  Actual/360  Interest-Only                      60             57
 153A1
 153A2
------------------------------------------------------------------------------------------------------------------------------------
  154              0.1%            97.9%   6.31000         0.02065  Actual/360  Interest-Only, Balloon             48             47
  155              0.1%            98.0%   6.08000         0.02065  Actual/360  Interest-Only, Balloon             24             17
  156              0.1%            98.0%   6.00000         0.02065  Actual/360  Balloon                             0              0
 156A1
 156A2
------------------------------------------------------------------------------------------------------------------------------------
  157              0.1%            98.1%   6.43000         0.02065  Actual/360  Balloon                             0              0
 157A1
 157A2
  158              0.1%            98.2%   6.44000         0.02065  Actual/360  Balloon                             0              0
  159              0.1%            98.3%   6.39000         0.02065  Actual/360  Interest-Only, Balloon             60             59
------------------------------------------------------------------------------------------------------------------------------------
  160              0.1%            98.4%   6.30000         0.02065  Actual/360  Interest-Only                      60             57
 160A1
 160A2
  161              0.1%            98.5%   6.27000         0.02065  Actual/360  Balloon                             0              0
  162              0.1%            98.6%   6.35000         0.02065  Actual/360  Balloon                             0              0
------------------------------------------------------------------------------------------------------------------------------------
  163              0.1%            98.6%   6.23000         0.06065  Actual/360  Interest-Only, Balloon             60             58
  164              0.1%            98.7%   6.03000         0.02065  Actual/360  Balloon                             0              0
  165              0.1%            98.8%   6.23000         0.06065  Actual/360  Interest-Only, Balloon             60             58
  166              0.1%            98.9%   6.10000         0.11065  Actual/360  Balloon                             0              0
  167              0.1%            99.0%   6.38000         0.02065  Actual/360  Balloon                             0              0
------------------------------------------------------------------------------------------------------------------------------------
  168              0.1%            99.0%   6.23000         0.06065  Actual/360  Interest-Only, Balloon             60             58
  169              0.1%            99.1%   5.90200         0.02065  Actual/360  Interest-Only, Balloon             48             47
  170              0.1%            99.2%   6.41000         0.02065  Actual/360  Balloon                             0              0
  171              0.1%            99.2%   6.30000         0.02065  Actual/360  Interest-Only                      60             57
 171A1
------------------------------------------------------------------------------------------------------------------------------------
 171A2
  172              0.1%            99.3%   5.80000         0.08065  Actual/360  Balloon                             0              0
  173              0.1%            99.4%   6.15000         0.02065  Actual/360  Interest-Only, Balloon             24             24
  174              0.1%            99.5%   6.41000         0.08065  Actual/360  Interest-Only, Balloon             60             58
  175              0.1%            99.5%   6.31000         0.02065  Actual/360  Balloon                             0              0
------------------------------------------------------------------------------------------------------------------------------------
  176              0.1%            99.6%   6.31000         0.02065  Actual/360  Balloon                             0              0
  177              0.1%            99.6%   6.35000         0.08065  Actual/360  Balloon                             0              0
  178              0.1%            99.7%   6.23000         0.02065  Actual/360  Interest-Only, Balloon             48             46
  179              0.1%            99.8%   6.42000         0.04065  Actual/360  Balloon                             0              0
  180              0.1%            99.8%   6.23000         0.02065  Actual/360  Interest-Only, Balloon             30             29
------------------------------------------------------------------------------------------------------------------------------------
  181              0.0%            99.9%   6.35000         0.08065  Actual/360  Balloon                             0              0
  182              0.0%            99.9%   6.35000         0.02065  Actual/360  Balloon                             0              0
  183              0.0%            99.9%   6.05000         0.02065  Actual/360  Interest-Only, Balloon             24             23
  184              0.0%           100.0%   6.24000         0.02065  Actual/360  Balloon                             0              0
  185              0.0%           100.0%   6.40000         0.04065  Actual/360  Interest-Only, ARD                 24             23
------------------------------------------------------------------------------------------------------------------------------------

           ORIGINAL         REMAINING        ORIGINAL       REMAINING                   MATURITY OR
CONTROL     TERM TO          TERM TO       AMORTIZATION   AMORTIZATION   ORIGINATION    ANTICIPATED    BALLOON         PROPERTY
  NO.    MATURITY (MOS.)  MATURITY (MOS.)    TERM (MOS.)    TERM (MOS.)      DATE     REPAYMENT DATE  BALANCE ($)        TYPE
-----------------------------------------------------------------------------------------------------------------------------------

    1                120              119              0              0    9/26/2006      10/11/2016  475,000,000  Office
    2                120              118              0              0    8/24/2006       9/11/2016  275,000,000  Office
    3                 60               60            300            300   10/16/2006      11/11/2011  242,137,291  Health Care
   3A1                                                                                                             Health Care
   3A2                                                                                                             Health Care
-----------------------------------------------------------------------------------------------------------------------------------
   3A3                                                                                                             Health Care
   3A4                                                                                                             Health Care
   3A5                                                                                                             Health Care
   3A6                                                                                                             Health Care
   3A7                                                                                                             Health Care
-----------------------------------------------------------------------------------------------------------------------------------
   3A8                                                                                                             Health Care
   3A9                                                                                                             Health Care
  3A10                                                                                                             Health Care
  3A11                                                                                                             Health Care
  3A12                                                                                                             Health Care
-----------------------------------------------------------------------------------------------------------------------------------
  3A13                                                                                                             Health Care
  3A14                                                                                                             Health Care
  3A15                                                                                                             Health Care
  3A16                                                                                                             Health Care
  3A17                                                                                                             Health Care
-----------------------------------------------------------------------------------------------------------------------------------
  3A18                                                                                                             Health Care
  3A19                                                                                                             Health Care
  3A20                                                                                                             Health Care
  3A21                                                                                                             Health Care
  3A23                                                                                                             Health Care
-----------------------------------------------------------------------------------------------------------------------------------
  3A22                                                                                                             Health Care
  3A24                                                                                                             Health Care
  3A25                                                                                                             Health Care
  3A26                                                                                                             Health Care
  3A27                                                                                                             Health Care
-----------------------------------------------------------------------------------------------------------------------------------
  3A28                                                                                                             Health Care
  3A29                                                                                                             Health Care
  3A30                                                                                                             Health Care
  3A31                                                                                                             Health Care
  3A32                                                                                                             Health Care
-----------------------------------------------------------------------------------------------------------------------------------
  3A33                                                                                                             Health Care
  3A34                                                                                                             Health Care
  3A35                                                                                                             Health Care
  3A36                                                                                                             Health Care
  3A37                                                                                                             Health Care
-----------------------------------------------------------------------------------------------------------------------------------
  3A38                                                                                                             Health Care
  3A39                                                                                                             Health Care
  3A40                                                                                                             Health Care
  3A41                                                                                                             Health Care
  3A42                                                                                                             Health Care
-----------------------------------------------------------------------------------------------------------------------------------
  3A43                                                                                                             Health Care
  3A44                                                                                                             Health Care
  3A45                                                                                                             Health Care
  3A46                                                                                                             Health Care
  3A47                                                                                                             Health Care
-----------------------------------------------------------------------------------------------------------------------------------
  3A48                                                                                                             Health Care
  3A49                                                                                                             Health Care
  3A50                                                                                                             Health Care
  3A51                                                                                                             Health Care
  3A52                                                                                                             Health Care
-----------------------------------------------------------------------------------------------------------------------------------
  3A53                                                                                                             Health Care
  3A54                                                                                                             Health Care
  3A55                                                                                                             Health Care
  3A56                                                                                                             Health Care
  3A57                                                                                                             Health Care
-----------------------------------------------------------------------------------------------------------------------------------
  3A58                                                                                                             Health Care
  3A59                                                                                                             Health Care
  3A60                                                                                                             Health Care
  3A61                                                                                                             Health Care
  3A63                                                                                                             Health Care
-----------------------------------------------------------------------------------------------------------------------------------
  3A62                                                                                                             Health Care
  3A64                                                                                                             Health Care
  3A65                                                                                                             Health Care
  3A66                                                                                                             Health Care
  3A67                                                                                                             Health Care
-----------------------------------------------------------------------------------------------------------------------------------
  3A68                                                                                                             Health Care
  3A69                                                                                                             Health Care
  3A70                                                                                                             Health Care
  3A71                                                                                                             Health Care
  3A72                                                                                                             Health Care
-----------------------------------------------------------------------------------------------------------------------------------
  3A73                                                                                                             Health Care
  3A74                                                                                                             Health Care
  3A75                                                                                                             Health Care
  3A76                                                                                                             Health Care
  3A77                                                                                                             Health Care
-----------------------------------------------------------------------------------------------------------------------------------
  3A78                                                                                                             Health Care
  3A79                                                                                                             Health Care
  3A80                                                                                                             Health Care
  3A81                                                                                                             Health Care
  3A82                                                                                                             Health Care
-----------------------------------------------------------------------------------------------------------------------------------
    4                120              119              0              0   10/10/2006      10/11/2016  121,500,000  Office
    5                 60               59              0              0    10/3/2006      10/11/2011  116,000,000  Office
    6                120              119            360            360    9/29/2006       10/1/2016   96,435,796  Office
   6A1                                                                                                             Office
   6A2                                                                                                             Office
-----------------------------------------------------------------------------------------------------------------------------------
    7                 60               60              0              0   11/10/2006      11/11/2011   96,476,000  Office
   7A1                                                                                                             Office
   7A2                                                                                                             Office
   7A3                                                                                                             Office
   7A4                                                                                                             Office
-----------------------------------------------------------------------------------------------------------------------------------
   7A5                                                                                                             Office
   7A6                                                                                                             Office
   7A7                                                                                                             Office
   7A8                                                                                                             Office
   7A9                                                                                                             Office
-----------------------------------------------------------------------------------------------------------------------------------
  7A10                                                                                                             Office
  7A11                                                                                                             Office
  7A12                                                                                                             Office
  7A13                                                                                                             Office
  7A14                                                                                                             Office
-----------------------------------------------------------------------------------------------------------------------------------
  7A15                                                                                                             Office
  7A16                                                                                                             Office
  7A17                                                                                                             Office
  7A18                                                                                                             Office
  7A19                                                                                                             Office
-----------------------------------------------------------------------------------------------------------------------------------
  7A20                                                                                                             Office
  7A21                                                                                                             Office
  7A22                                                                                                             Office
  7A23                                                                                                             Office
  7A25                                                                                                             Office
-----------------------------------------------------------------------------------------------------------------------------------
  7A24                                                                                                             Office
  7A27                                                                                                             Office
  7A26                                                                                                             Office
  7A28                                                                                                             Office
  7A29                                                                                                             Office
-----------------------------------------------------------------------------------------------------------------------------------
  7A30                                                                                                             Office
  7A31                                                                                                             Office
  7A32                                                                                                             Office
  7A33                                                                                                             Office
  7A34                                                                                                             Office
-----------------------------------------------------------------------------------------------------------------------------------
  7A35                                                                                                             Office
  7A36                                                                                                             Office
  7A37                                                                                                             Office
  7A38                                                                                                             Office
    8                120              120              0              0   10/17/2006      11/11/2016   86,000,000  Retail
-----------------------------------------------------------------------------------------------------------------------------------
   8A1                                                                                                             Retail
   8A2                                                                                                             Retail
   8A3                                                                                                             Retail
   8A4                                                                                                             Retail
   8A5                                                                                                             Retail
-----------------------------------------------------------------------------------------------------------------------------------
   8A6                                                                                                             Retail
   8A7                                                                                                             Retail
   8A8                                                                                                             Retail
   8A9                                                                                                             Retail
  8A10                                                                                                             Retail
-----------------------------------------------------------------------------------------------------------------------------------
  8A11                                                                                                             Retail
  8A12                                                                                                             Retail
  8A13                                                                                                             Retail
  8A14                                                                                                             Retail
    9                 60               59              0              0    10/3/2006      10/11/2011   65,000,000  Office
-----------------------------------------------------------------------------------------------------------------------------------
   10                120              119            360            360   10/11/2006      10/11/2016   45,410,908  Hotel
  10A1                                                                                                             Hotel
  10A2                                                                                                             Hotel
  10A3                                                                                                             Hotel
  10A4                                                                                                             Hotel
-----------------------------------------------------------------------------------------------------------------------------------
  10A5                                                                                                             Hotel
   11                120              120              0              0   10/26/2006      11/11/2016   43,626,841  Mobile Home Park
  11A1                                                                                                             Mobile Home Park
  11A2                                                                                                             Mobile Home Park
  11A3                                                                                                             Mobile Home Park
-----------------------------------------------------------------------------------------------------------------------------------
  11A4                                                                                                             Mobile Home Park
  11A5                                                                                                             Mobile Home Park
  11A6                                                                                                             Mobile Home Park
  11A7                                                                                                             Mobile Home Park
  11A8                                                                                                             Mobile Home Park
-----------------------------------------------------------------------------------------------------------------------------------
  11A9                                                                                                             Mobile Home Park
  11A10                                                                                                            Mobile Home Park
   12                180              180            300            300   10/23/2006      11/11/2021   25,363,950  Office
   13                120              118            360            360    8/31/2006       9/11/2016   36,929,041  Retail
   14                 60               57              0              0    7/26/2006       8/11/2011   35,000,000  Office
-----------------------------------------------------------------------------------------------------------------------------------
  14A1                                                                                                             Office
  14A2                                                                                                             Office
   15                 60               59              0              0   10/11/2006      10/11/2011   32,750,000  Multifamily
   16                120              109            336            336   11/16/2005       12/5/2015   24,753,411  Retail
   17                120              120              0              0    11/1/2006      11/11/2016   28,500,000  Retail
-----------------------------------------------------------------------------------------------------------------------------------
   18                120              119            360            360    9/21/2006      10/11/2016   23,549,342  Multifamily
   19                120              119            360            359    9/26/2006       10/1/2016   20,881,640  Multifamily
   20                120              120            360            360    11/7/2006      11/11/2016   22,015,595  Retail
   21                120              118              0              0    8/25/2006       9/11/2016   21,221,359  Mobile Home Park
  21A1                                                                                                             Mobile Home Park
-----------------------------------------------------------------------------------------------------------------------------------
  21A2                                                                                                             Mobile Home Park
  21A3                                                                                                             Mobile Home Park
   22                 60               58              0              0    8/31/2006       9/11/2011   22,200,000  Multifamily
   23                120              120              0              0   10/18/2006      11/11/2016   22,000,000  Office
   24                120              119            360            360    9/21/2006       10/1/2016   20,483,314  Retail
-----------------------------------------------------------------------------------------------------------------------------------
   25                120              119              0              0    10/5/2006      10/11/2016   21,500,000  Office
   26                120              118            360            358    8/30/2006       9/11/2016   18,250,148  Retail
   27                120              119            360            360    9/21/2006      10/11/2016   19,904,802  Multifamily
   28                 60               60            360            360   10/13/2006       11/1/2011   19,116,675  Office
   29                120              118            300            298    8/30/2006        9/1/2016   13,933,009  Retail
-----------------------------------------------------------------------------------------------------------------------------------
   30                120              113            360            360    3/29/2006       4/11/2016   16,228,970  Retail
   31                120              120            360            360   10/19/2006       11/1/2016   15,003,125  Office
   32                120              119              0              0    9/29/2006      10/11/2016   15,900,000  Multifamily
   33                 60               59              0              0    9/29/2006      10/11/2011   15,000,000  Multifamily
   34                120              120            360            360   10/19/2006      11/11/2016   13,777,329  Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
   35                120              120            360            360    11/3/2006      11/11/2016   13,204,777  Retail
   36                120              120              0              0    11/7/2006      11/11/2016   14,500,000  Mixed-Use
   37                120              119            360            360    9/26/2006       10/1/2016   12,729,056  Mixed-Use
   38                 60               59              0              0    10/5/2006      10/11/2011   13,900,000  Office
   39                120              119            360            359    9/27/2006      10/11/2016   11,704,770  Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
   40                120              119            360            360    9/21/2006      10/11/2016   12,627,617  Multifamily
   41                120              118            360            360    8/31/2006        9/1/2016   12,495,442  Retail
   42                120              120            360            360   10/26/2006      11/11/2016   12,351,451  Retail
   43                120              118            360            358    8/17/2006        9/1/2016   10,131,985  Multifamily
   44                120              116            360            356    6/29/2006       7/11/2016    9,871,486  Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
   45                120              118            360            358    8/30/2006       9/11/2016    9,551,480  Retail
   46                120              118            360            360    8/11/2006        9/1/2016   10,045,983  Retail
   47                120              120            360            360    10/2/2006       11/1/2016    9,014,932  Retail
   48                 84               83            360            360    9/29/2006      10/11/2013    9,825,193  Multifamily
   49                 60               59              0              0    9/21/2006      10/11/2011   10,000,000  Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
   50                120              117              0              0    7/21/2006       8/11/2016    9,205,035  Retail
  50A1                                                                                                             Retail
  50A2                                                                                                             Retail
  50A3                                                                                                             Retail
  50A4                                                                                                             Retail
-----------------------------------------------------------------------------------------------------------------------------------
  50A5                                                                                                             Retail
  50A6                                                                                                             Retail
  50A7                                                                                                             Retail
  50A8                                                                                                             Retail
  50A9                                                                                                             Retail
-----------------------------------------------------------------------------------------------------------------------------------
  50A10                                                                                                            Retail
  50A11                                                                                                            Retail
  50A12                                                                                                            Retail
   51                120              118            360            360    9/11/2006       9/11/2016    8,011,122  Retail
   52                120              119            360            360    9/25/2006      10/11/2016    8,403,631  Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
   53                120              119            360            360     9/7/2006       10/1/2016    8,401,756  Retail
   54                120              120            360            360   10/27/2006       11/1/2016    7,398,769  Mixed-Use
   55                120              117              0              0    7/21/2006       8/11/2016    8,556,920  Retail
  55A1                                                                                                             Retail
  55A2                                                                                                             Retail
-----------------------------------------------------------------------------------------------------------------------------------
  55A3                                                                                                             Retail
  55A4                                                                                                             Retail
  55A5                                                                                                             Retail
   56                 60               58            360            360     9/6/2006       9/11/2011    8,202,849  Office
   57                120              119            360            360    10/3/2006      10/11/2016    7,663,375  Retail
-----------------------------------------------------------------------------------------------------------------------------------
   58                120              119            360            360    9/13/2006      10/11/2016    7,716,777  Retail
   59                120              119            360            359    9/22/2006      10/11/2016    7,178,705  Hotel
   60                120              120            360            360   10/23/2006      11/11/2016    7,014,081  Retail
   61                120              117            360            357    7/31/2006        8/1/2016    7,030,197  Office
   62                120              118            360            360     9/1/2006       9/11/2016    7,439,731  Retail
-----------------------------------------------------------------------------------------------------------------------------------
   63                 60               56            360            360    6/21/2006       7/11/2011    7,699,518  Multifamily
   64                120              115            360            355     6/7/2006       6/11/2016    6,866,456  Mobile Home Park
  64A1                                                                                                             Mobile Home Park
  64A2                                                                                                             Mobile Home Park
  64A3                                                                                                             Mobile Home Park
-----------------------------------------------------------------------------------------------------------------------------------
  64A4                                                                                                             Mobile Home Park
   65                120              117              0              0    7/21/2006       8/11/2016    7,878,479  Retail
  65A1                                                                                                             Retail
  65A2                                                                                                             Retail
  65A3                                                                                                             Retail
-----------------------------------------------------------------------------------------------------------------------------------
  65A4                                                                                                             Retail
  65A5                                                                                                             Retail
   66                120              118              0              0     9/7/2006       9/11/2016    7,870,000  Retail
  66A1                                                                                                             Retail
  66A2                                                                                                             Retail
-----------------------------------------------------------------------------------------------------------------------------------
   67                 60               60              0              0   10/26/2006      11/11/2011    7,800,000  Mobile Home Park
   68                120              117              0              0    7/21/2006       8/11/2016    7,708,684  Retail
  68A1                                                                                                             Retail
  68A2                                                                                                             Retail
  68A3                                                                                                             Retail
-----------------------------------------------------------------------------------------------------------------------------------
  68A4                                                                                                             Retail
  68A5                                                                                                             Retail
  68A6                                                                                                             Retail
   69                120              119              0              0    9/19/2006      10/11/2016    7,500,000  Multifamily
   70                120              119            360            359    8/24/2006       10/1/2016    6,415,067  Office
-----------------------------------------------------------------------------------------------------------------------------------
   71                120              119            360            359    9/19/2006       10/1/2016    6,359,413  Retail
   72                120              119            324            323     9/6/2006       10/1/2016    6,018,556  Office
   73                120              120            360            360   10/12/2006      11/11/2016    6,619,351  Office
   74                120              120            360            360    11/3/2006      11/11/2016    6,566,863  Retail
   75                120              119            360            360    9/13/2006      10/11/2016    6,614,381  Retail
-----------------------------------------------------------------------------------------------------------------------------------
   76                120              120            360            360   11/10/2006      11/11/2016    6,093,605  Office
   77                120              117              0              0    7/21/2006       8/11/2016    7,076,077  Retail
  77A1                                                                                                             Retail
  77A2                                                                                                             Retail
  77A3                                                                                                             Retail
-----------------------------------------------------------------------------------------------------------------------------------
  77A4                                                                                                             Retail
  77A5                                                                                                             Retail
  77A6                                                                                                             Retail
  77A7                                                                                                             Retail
  77A8                                                                                                             Retail
-----------------------------------------------------------------------------------------------------------------------------------
  77A9                                                                                                             Retail
  77A10                                                                                                            Retail
   78                120              120            360            360   10/12/2006      11/11/2016    6,252,565  Mixed-Use
   79                120              119              0              0    9/29/2006      10/11/2016    6,650,000  Multifamily
   80                120              119              0              0    9/29/2006      10/11/2016    6,550,000  Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
   81                120              117            360            360    7/26/2006       8/11/2016    5,899,729  Multifamily
   82                120              119            360            360     9/7/2006       10/1/2016    5,635,912  Mixed-Use
   83                120              117            360            360    7/20/2006        8/1/2016    5,111,366  Multifamily
   84                120              118            360            360    8/17/2006       9/11/2016    5,204,927  Multifamily
   85                120              119            300            299    9/25/2006      10/11/2016    4,556,389  Industrial/W'hse
-----------------------------------------------------------------------------------------------------------------------------------
   86                120              119            360            360     9/8/2006       10/1/2016    5,381,306  Retail
   87                120              119              0              0    9/28/2006       10/1/2016    5,700,000  Self-Storage
   88                120              119            360            360    9/15/2006      10/11/2016    5,193,764  Multifamily
   89                120              117            360            360    7/26/2006       8/11/2016    5,030,368  Retail
   90                120              119            360            359    9/20/2006       10/1/2016    4,617,527  Retail
-----------------------------------------------------------------------------------------------------------------------------------
   91                120              119            360            359     9/5/2006       10/1/2016    4,531,040  Retail
   92                120              119            360            360    9/28/2006      10/11/2016    5,007,082  Multifamily
   93                120              119            360            359    9/25/2006       10/1/2016    4,534,030  Multifamily
  93A1                                                                                                             Multifamily
  93A2                                                                                                             Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
   94                120              119            300            299     9/7/2006       10/1/2016    4,117,190  Retail
   95                120              118            360            360    9/11/2006       9/11/2016    4,879,866  Multifamily
   96                120              119            312            311     9/8/2006       10/1/2016    4,151,896  Retail
   97                120              120            360            360   10/23/2006       11/1/2016    4,329,023  Mixed-Use
   98                120              116            300            296    6/12/2006       7/11/2016    3,995,516  Hotel
-----------------------------------------------------------------------------------------------------------------------------------
  98A1                                                                                                             Hotel
  98A2                                                                                                             Hotel
   99                120              117            360            360    7/26/2006       8/11/2016    4,662,630  Retail
   100               120              119              0              0     9/5/2006       10/1/2016    5,000,000  Self-Storage
   101               120              116            360            360    6/27/2006       7/11/2016    4,452,346  Retail
-----------------------------------------------------------------------------------------------------------------------------------
   102               120              120            360            360    11/8/2006      11/11/2016    4,259,018  Multifamily
  102A1                                                                                                            Multifamily
  102A2                                                                                                            Multifamily
  102A3                                                                                                            Multifamily
  102A4                                                                                                            Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
  102A5                                                                                                            Multifamily
  102A6                                                                                                            Multifamily
  102A7                                                                                                            Multifamily
  102A8                                                                                                            Multifamily
  102A9                                                                                                            Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
 102A10                                                                                                            Multifamily
 102A11                                                                                                            Multifamily
   103               120              119            360            360    9/28/2006      10/11/2016    4,481,918  Retail
   104               120              117              0              0    7/21/2006       8/11/2016    4,864,987  Retail
  104A1                                                                                                            Retail
-----------------------------------------------------------------------------------------------------------------------------------
  104A2                                                                                                            Retail
  104A3                                                                                                            Retail
  104A4                                                                                                            Retail
  104A5                                                                                                            Retail
  104A6                                                                                                            Retail
-----------------------------------------------------------------------------------------------------------------------------------
  104A7                                                                                                            Retail
   105                60               57              0              0    7/21/2006       8/11/2011    4,861,024  Retail
  105A1                                                                                                            Retail
  105A2                                                                                                            Retail
   106                84               84            360            360   10/13/2006      11/11/2013    4,590,539  Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
   107               120              117              0              0    7/21/2006       8/11/2016    4,677,051  Retail
  107A1                                                                                                            Retail
  107A2                                                                                                            Retail
  107A3                                                                                                            Retail
  107A4                                                                                                            Retail
-----------------------------------------------------------------------------------------------------------------------------------
  107A5                                                                                                            Retail
   108               120              119            360            360    9/28/2006       10/1/2016    4,120,533  Retail
   109               120              118              0              0     8/9/2006        9/1/2016    4,500,000  Industrial/W'hse
   110               120              118            360            358    8/15/2006        9/1/2016    3,844,280  Office
   111               120              119            360            360    9/28/2006      10/11/2016    4,166,880  Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
   112               120              118            360            360    9/11/2006       9/11/2016    4,129,118  Multifamily
   113                60               57              0              0    7/21/2006       8/11/2011    4,278,447  Retail
  113A1                                                                                                            Retail
  113A2                                                                                                            Retail
   114               120              117            360            357    7/27/2006        8/1/2016    3,572,867  Self-Storage
-----------------------------------------------------------------------------------------------------------------------------------
   115               120              119            360            360    9/13/2006      10/11/2016    3,766,523  Retail
   116               120              119              0              0    9/15/2006      10/11/2016    3,715,849  Multifamily
  116A1                                                                                                            Multifamily
  116A2                                                                                                            Multifamily
  116A3                                                                                                            Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
   117               120              119            360            359    10/6/2006      10/11/2016    3,484,660  Retail
   118               120              117              0              0    7/21/2006       8/11/2016    4,088,893  Retail
  118A1                                                                                                            Retail
  118A2                                                                                                            Retail
  118A3                                                                                                            Retail
-----------------------------------------------------------------------------------------------------------------------------------
  118A4                                                                                                            Retail
  118A5                                                                                                            Retail
  118A6                                                                                                            Retail
  118A7                                                                                                            Retail
  118A8                                                                                                            Retail
-----------------------------------------------------------------------------------------------------------------------------------
  118A9                                                                                                            Retail
 118A10                                                                                                            Retail
   119               120              120            300            300   10/31/2006      11/11/2016    3,110,025  Hotel
   120               120              120            360            360    11/3/2006      11/11/2016    3,749,308  Retail
   121               120              119            360            359    9/20/2006       10/1/2016    3,380,634  Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
   122               120              118            300            298    8/22/2006        9/1/2016    3,070,423  Retail
   123               120              119              0              0     9/5/2006       10/1/2016    3,900,000  Self-Storage
   124               120              119            360            360    9/21/2006      10/11/2016    3,531,886  Office
   125               120              119            360            360    9/27/2006      10/11/2016    3,338,180  Industrial/W'hse
   126               120              120            360            360    11/8/2006      11/11/2016    3,511,269  Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
  126A1                                                                                                            Multifamily
  126A2                                                                                                            Multifamily
   127               120              119            360            359    9/21/2006      10/11/2016    3,184,389  Self-Storage
   128               120              117            240            237     8/7/2006       8/11/2016    2,458,818  Retail
   129               120              119            360            360    10/3/2006      10/11/2016    3,225,838  Self-Storage
-----------------------------------------------------------------------------------------------------------------------------------
   130               120              117            360            360    7/18/2006       8/11/2016    3,427,659  Industrial/W'hse
   131               120              118            360            360    8/18/2006       9/11/2016    3,310,354  Office
   132               120              118            360            360    8/18/2006       9/11/2016    3,210,791  Self-Storage
   133               120              118            360            358     9/1/2006        9/1/2016    3,063,007  Mobile Home Park
   134                60               57              0              0    7/21/2006       8/11/2011    3,586,021  Retail
-----------------------------------------------------------------------------------------------------------------------------------
  134A1                                                                                                            Retail
  134A2                                                                                                            Retail
  134A3                                                                                                            Retail
   135               120              119            360            360    9/29/2006       10/1/2016    3,150,301  Retail
   136               120              118            360            360    9/11/2006       9/11/2016    3,261,065  Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
   137               120              119              0              0    10/4/2006      10/11/2016    3,440,000  Self-Storage
   138               120              120            300            300    11/9/2006      11/11/2016    2,661,735  Retail
   139                60               57              0              0    7/21/2006       8/11/2011    3,386,165  Retail
  139A1                                                                                                            Retail
  139A2                                                                                                            Retail
-----------------------------------------------------------------------------------------------------------------------------------
  139A3                                                                                                            Retail
   140               120              117              0              0    7/21/2006       8/11/2016    3,360,685  Retail
  140A1                                                                                                            Retail
  140A2                                                                                                            Retail
  140A3                                                                                                            Retail
-----------------------------------------------------------------------------------------------------------------------------------
  140A4                                                                                                            Retail
  140A5                                                                                                            Retail
   141               120              120              0              0   10/30/2006      11/11/2016    3,340,000  Retail
   142               120              120            360            360   10/31/2006      11/11/2016    2,927,558  Retail
   143               120              120              0              0   10/25/2006      11/11/2016    3,275,000  Retail
-----------------------------------------------------------------------------------------------------------------------------------
   144               120              117            360            360    7/11/2006        8/1/2016    2,813,452  Multifamily
   145                60               57              0              0    7/21/2006       8/11/2011    3,119,763  Retail
  145A1                                                                                                            Retail
  145A2                                                                                                            Retail
  145A3                                                                                                            Retail
-----------------------------------------------------------------------------------------------------------------------------------
   146               120              120            360            360   10/24/2006      11/11/2016    2,745,792  Retail
   147               120              119            360            359    9/21/2006       10/1/2016    2,650,802  Office
   148               120              119            360            359    9/14/2006      10/11/2016    2,638,590  Self-Storage
   149               120              119            360            360    9/26/2006      10/11/2016    2,711,602  Office
   150               120              120            360            360   10/13/2006      11/11/2016    2,528,962  Office
-----------------------------------------------------------------------------------------------------------------------------------
   151               120              118            360            358     8/8/2006        9/1/2016    2,451,093  Retail
   152               120              119            360            360    9/13/2006      10/11/2016    2,572,259  Retail
   153                60               57              0              0    7/21/2006       8/11/2011    2,745,130  Retail
  153A1                                                                                                            Retail
  153A2                                                                                                            Retail
-----------------------------------------------------------------------------------------------------------------------------------
   154               120              119            360            360   10/11/2006      10/11/2016    2,496,767  Self-Storage
   155               120              113            360            360    3/13/2006       4/11/2016    2,397,207  Retail
   156               120              118            360            358    8/25/2006       9/11/2016    2,289,869  Self-Storage
  156A1                                                                                                            Self-Storage
  156A2                                                                                                            Self-Storage
-----------------------------------------------------------------------------------------------------------------------------------
   157               120              120            360            360   10/31/2006      11/11/2016    2,275,400  Retail
  157A1                                                                                                            Retail
  157A2                                                                                                            Retail
   158               120              118            300            298    8/21/2006       9/11/2016    2,082,321  Hotel
   159               120              119            360            360    9/19/2006      10/11/2016    2,454,446  Retail
-----------------------------------------------------------------------------------------------------------------------------------
   160                60               57              0              0    7/21/2006       8/11/2011    2,599,151  Retail
  160A1                                                                                                            Retail
  160A2                                                                                                            Retail
   161                84               79            360            355    5/26/2006       6/11/2013    2,361,904  Retail
   162               120              119            240            239    10/3/2006      10/11/2016    1,661,300  Office
-----------------------------------------------------------------------------------------------------------------------------------
   163               120              118            360            360    9/11/2006       9/11/2016    2,289,783  Multifamily
   164               120              120            360            360   10/25/2006      11/11/2016    2,058,407  Office
   165               120              118            360            360    9/11/2006       9/11/2016    2,271,015  Multifamily
   166               120              113            360            353    3/29/2006       4/11/2016    2,041,731  Retail
   167                60               59            360            359    9/14/2006      10/11/2011    2,218,610  Multifamily
-----------------------------------------------------------------------------------------------------------------------------------
   168               120              118            360            360    9/11/2006       9/11/2016    2,158,403  Multifamily
   169               120              119            360            360    9/13/2006      10/11/2016    2,112,928  Retail
   170               120              117            360            357    7/13/2006       8/11/2016    1,935,434  Office
   171                60               57              0              0    7/21/2006       8/11/2011    2,216,075  Retail
  171A1                                                                                                            Retail
-----------------------------------------------------------------------------------------------------------------------------------
  171A2                                                                                                            Retail
   172               120              119            360            359    9/29/2006      10/11/2016    1,854,895  Retail
   173               120              120            360            360    11/3/2006      11/11/2016    1,791,581  Office
   174               120              118            360            360     9/8/2006       9/11/2016    1,834,178  Retail
   175               120              119            360            359    9/29/2006      10/11/2016    1,668,871  Hotel
-----------------------------------------------------------------------------------------------------------------------------------
   176               120              118            360            358     9/1/2006       9/11/2016    1,668,715  Retail
   177                60               59            360            359    9/21/2006      10/11/2011    1,715,008  Office
   178               120              118            360            360    8/30/2006       9/11/2016    1,627,703  Retail
   179               120              116            360            356    6/22/2006        7/1/2016    1,459,676  Retail
   180               120              119            360            360    9/20/2006      10/11/2016    1,484,167  Retail
-----------------------------------------------------------------------------------------------------------------------------------
   181                60               59            360            359    9/21/2006      10/11/2011    1,428,390  Office
   182               120              120            360            360   10/16/2006      11/11/2016    1,070,878  Office
   183               120              119            360            360   10/10/2006      10/11/2016    1,064,651  Multifamily
   184               120              120            360            360   10/23/2006      11/11/2016      863,411  Retail
   185               120              119            360            360     9/8/2006       10/1/2016      777,850  Retail
-----------------------------------------------------------------------------------------------------------------------------------

                                       MONTHLY       GROSS         TOTAL       U/W NET     U/W NET       U/W      CUT-OFF
CONTROL          PREPAYMENT              DEBT        INCOME      EXPENSES     OPERATING      CASH        NCF      DATE U/W
  NO.            PROVISIONS          SERVICE ($)      ($)           ($)      INCOME ($)    FLOW ($)   DSCR (X)  NCF DSCR (X)
----------------------------------------------------------------------------------------------------------------------------

    1    L(26),D(91),O(3)           2,377,079.21   82,168,107   30,300,321   51,867,786   49,658,881      1.74          1.74
    2    L(27),D(90),O(3)           1,491,189.12  132,802,973   48,989,265   83,813,708   81,661,628      1.86          1.86
    3    YM1%(25),DorYM1%(32),O(3)  1,711,918.04  606,595,926  492,778,449  113,817,477  111,783,127      2.72          3.31
   3A1   N/A
   3A2   N/A
----------------------------------------------------------------------------------------------------------------------------
   3A3   N/A
   3A4   N/A
   3A5   N/A
   3A6   N/A
   3A7   N/A
----------------------------------------------------------------------------------------------------------------------------
   3A8   N/A
   3A9   N/A
  3A10   N/A
  3A11   N/A
  3A12   N/A
----------------------------------------------------------------------------------------------------------------------------
  3A13   N/A
  3A14   N/A
  3A15   N/A
  3A16   N/A
  3A17   N/A
----------------------------------------------------------------------------------------------------------------------------
  3A18   N/A
  3A19   N/A
  3A20   N/A
  3A21   N/A
  3A23   N/A
----------------------------------------------------------------------------------------------------------------------------
  3A22   N/A
  3A24   N/A
  3A25   N/A
  3A26   N/A
  3A27   N/A
----------------------------------------------------------------------------------------------------------------------------
  3A28   N/A
  3A29   N/A
  3A30   N/A
  3A31   N/A
  3A32   N/A
----------------------------------------------------------------------------------------------------------------------------
  3A33   N/A
  3A34   N/A
  3A35   N/A
  3A36   N/A
  3A37   N/A
----------------------------------------------------------------------------------------------------------------------------
  3A38   N/A
  3A39   N/A
  3A40   N/A
  3A41   N/A
  3A42   N/A
----------------------------------------------------------------------------------------------------------------------------
  3A43   N/A
  3A44   N/A
  3A45   N/A
  3A46   N/A
  3A47   N/A
----------------------------------------------------------------------------------------------------------------------------
  3A48   N/A
  3A49   N/A
  3A50   N/A
  3A51   N/A
  3A52   N/A
----------------------------------------------------------------------------------------------------------------------------
  3A53   N/A
  3A54   N/A
  3A55   N/A
  3A56   N/A
  3A57   N/A
----------------------------------------------------------------------------------------------------------------------------
  3A58   N/A
  3A59   N/A
  3A60   N/A
  3A61   N/A
  3A63   N/A
----------------------------------------------------------------------------------------------------------------------------
  3A62   N/A
  3A64   N/A
  3A65   N/A
  3A66   N/A
  3A67   N/A
----------------------------------------------------------------------------------------------------------------------------
  3A68   N/A
  3A69   N/A
  3A70   N/A
  3A71   N/A
  3A72   N/A
----------------------------------------------------------------------------------------------------------------------------
  3A73   N/A
  3A74   N/A
  3A75   N/A
  3A76   N/A
  3A77   N/A
----------------------------------------------------------------------------------------------------------------------------
  3A78   N/A
  3A79   N/A
  3A80   N/A
  3A81   N/A
  3A82   N/A
----------------------------------------------------------------------------------------------------------------------------
    4    L(26),D(88),O(6)             564,660.70   30,910,940    9,997,272   20,913,668   19,327,238      2.85          2.85
    5    L(26),D(22),DorYM(6),O(6)    564,729.35   20,041,299    9,221,761   10,819,538    9,316,923      1.37          1.37
    6    L(26),D(90),O(4)             605,349.01   12,845,219    4,230,118    8,615,102    8,508,900      1.17          1.38
   6A1   N/A
   6A2   N/A
----------------------------------------------------------------------------------------------------------------------------
    7    L(25),D(34),O(1)             498,046.18   13,504,271    5,456,453    8,047,818    7,156,824      1.20          1.20
   7A1   N/A
   7A2   N/A
   7A3   N/A
   7A4   N/A
----------------------------------------------------------------------------------------------------------------------------
   7A5   N/A
   7A6   N/A
   7A7   N/A
   7A8   N/A
   7A9   N/A
----------------------------------------------------------------------------------------------------------------------------
  7A10   N/A
  7A11   N/A
  7A12   N/A
  7A13   N/A
  7A14   N/A
----------------------------------------------------------------------------------------------------------------------------
  7A15   N/A
  7A16   N/A
  7A17   N/A
  7A18   N/A
  7A19   N/A
----------------------------------------------------------------------------------------------------------------------------
  7A20   N/A
  7A21   N/A
  7A22   N/A
  7A23   N/A
  7A25   N/A
----------------------------------------------------------------------------------------------------------------------------
  7A24   N/A
  7A27   N/A
  7A26   N/A
  7A28   N/A
  7A29   N/A
----------------------------------------------------------------------------------------------------------------------------
  7A30   N/A
  7A31   N/A
  7A32   N/A
  7A33   N/A
  7A34   N/A
----------------------------------------------------------------------------------------------------------------------------
  7A35   N/A
  7A36   N/A
  7A37   N/A
  7A38   N/A
    8    L(25),D(93),O(2)             449,051.39   10,027,738    3,131,767    6,895,971    6,446,213      1.20          1.20
----------------------------------------------------------------------------------------------------------------------------
   8A1   N/A
   8A2   N/A
   8A3   N/A
   8A4   N/A
   8A5   N/A
----------------------------------------------------------------------------------------------------------------------------
   8A6   N/A
   8A7   N/A
   8A8   N/A
   8A9   N/A
  8A10   N/A
----------------------------------------------------------------------------------------------------------------------------
  8A11   N/A
  8A12   N/A
  8A13   N/A
  8A14   N/A
    9    L(26),D(22),DorYM(6),O(6)    316,443.17   11,734,053    5,521,222    6,212,831    5,317,074      1.40          1.40
----------------------------------------------------------------------------------------------------------------------------
   10    L(26),D(91),O(3)             298,362.31   13,157,668    6,643,903    6,513,765    5,627,958      1.57          1.86
  10A1   N/A
  10A2   N/A
  10A3   N/A
  10A4   N/A
----------------------------------------------------------------------------------------------------------------------------
  10A5   N/A
   11    L(25),D(92),O(3)             282,622.70    6,739,458    2,977,073    3,762,385    3,679,935      1.27          1.27
  11A1   N/A
  11A2   N/A
  11A3   N/A
----------------------------------------------------------------------------------------------------------------------------
  11A4   N/A
  11A5   N/A
  11A6   N/A
  11A7   N/A
  11A8   N/A
----------------------------------------------------------------------------------------------------------------------------
  11A9   N/A
  11A10  N/A
   12    L(25),YM1%(143),O(12)        279,325.15    4,330,301      173,212    4,157,089    4,022,349      1.20          1.20
   13    L(27),D(90),O(3)             245,247.21    6,039,405    2,656,775    3,382,630    3,362,435      1.14          1.34
   14    L(28),YM1%(28),O(4)          183,049.19    5,167,162    2,152,233    3,014,930    2,669,573      1.22          1.22
----------------------------------------------------------------------------------------------------------------------------
  14A1   N/A
  14A2   N/A
   15    YM1%(57),O(3)                171,558.45    4,441,864    2,073,703    2,368,161    2,368,161      1.15          1.15
   16    L(36),D(81),O(3)             173,605.96   22,015,221    6,282,592   15,732,629   15,100,523      1.05          1.32
   17    L(25),DorYM(92),O(3)         143,275.17    3,107,344      992,901    2,114,443    2,104,269      1.22          1.22
----------------------------------------------------------------------------------------------------------------------------
   18    L(48),D(70),O(2)             149,631.69    3,239,336      994,155    2,245,181    2,177,581      1.21          1.44
   19    L(26),D(91),O(3)             146,346.70    3,403,503    1,165,645    2,237,858    2,133,352      1.21          1.21
   20    L(25),D(93),O(2)             142,408.78    2,538,453      428,907    2,109,546    1,964,321      1.15          1.35
   21    L(27),D(90),O(3)             141,602.73    3,334,555    1,493,436    1,841,119    1,783,619      1.21          1.21
  21A1   N/A
----------------------------------------------------------------------------------------------------------------------------
  21A2   N/A
  21A3   N/A
   22    L(48),D(11),O(1)             113,667.08    2,969,018    1,232,076    1,736,942    1,656,074      1.21          1.21
   23    L(25),D(92),O(3)             118,591.20    3,001,906    1,170,673    1,831,233    1,713,988      1.20          1.20
   24    L(26),D(90),O(4)             129,904.92    2,604,469      639,188    1,965,281    1,871,205      1.20          1.43
----------------------------------------------------------------------------------------------------------------------------
   25    L(26),D(91),O(3)             110,809.61    3,023,786    1,248,752    1,775,034    1,597,514      1.20          1.20
   26    L(48),D(69),O(3)             130,929.53    3,122,701      782,585    2,340,116    2,127,669      1.35          1.35
   27    L(48),D(70),O(2)             126,474.40    2,780,226      928,566    1,851,660    1,784,460      1.18          1.40
   28    L(25),D(32),O(3)             118,246.15    3,473,684    1,665,380    1,808,304    1,644,301      1.16          1.38
   29    L(27),D(90),O(3)             110,315.78    2,730,261      903,293    1,826,968    1,760,489      1.33          1.33
----------------------------------------------------------------------------------------------------------------------------
   30    L(48),D(69),O(3)             106,534.32    2,218,979      609,196    1,609,783    1,545,635      1.21          1.44
   31    YM(117),O(3)                  97,683.78    2,094,919      525,047    1,569,872    1,497,279      1.28          1.28
   32    L(48),D(72)                   78,320.38    2,181,661      971,703    1,209,958    1,151,202      1.22          1.22
   33    L(48),D(11),O(1)              75,661.46    2,133,982      892,713    1,241,269    1,199,365      1.32          1.32
   34    L(25),YM1%(92),O(3)           88,703.47    2,118,721      757,330    1,361,390    1,281,390      1.20          1.42
----------------------------------------------------------------------------------------------------------------------------
   35    L(25),D(92),O(3)              90,793.32    2,186,516      727,672    1,458,844    1,363,765      1.25          1.45
   36    L(25),D(92),O(3)              70,934.20    2,012,258      738,014    1,274,244    1,201,249      1.41          1.41
   37    YM(117),O(3)                  86,838.79    2,019,805      689,379    1,330,426    1,258,424      1.21          1.40
   38    L(26),D(34)                   74,693.19    2,057,502      677,739    1,379,763    1,233,289      1.38          1.38
   39    L(48),D(72)                   82,737.97    2,148,247      867,500    1,280,747    1,217,747      1.23          1.23
----------------------------------------------------------------------------------------------------------------------------
   40    L(24),YM1%(96)                80,765.81    2,571,176    1,286,464    1,284,712    1,185,758      1.22          1.45
   41    L(27),D(89),O(4)              80,223.75    1,524,167      402,333    1,121,834    1,086,590      1.13          1.33
   42    L(25),D(95)                   79,225.55    1,422,656      264,714    1,157,942    1,112,417      1.17          1.38
   43    L(27),D(87),O(6)              70,792.91    1,854,774      792,695    1,062,079    1,018,879      1.20          1.20
   44    L(29),D(88),O(3)              72,008.49    2,125,852    1,011,459    1,114,393    1,038,793      1.20          1.20
----------------------------------------------------------------------------------------------------------------------------
   45    L(48),D(69),O(3)              68,523.86    1,885,923      561,818    1,324,105    1,089,271      1.32          1.32
   46    YM(117),O(3)                  67,122.09    1,373,823      353,079    1,020,744      969,503      1.20          1.42
   47    L(25),D(91),O(4)              61,517.71    1,373,880      288,790    1,085,090    1,054,297      1.43          1.43
   48    L(26),D(54),O(4)              61,588.45    1,718,280      770,059      948,221      898,297      1.22          1.44
   49    L(48),D(11),O(1)              54,243.06    1,816,652      913,605      903,047      833,297      1.28          1.28
----------------------------------------------------------------------------------------------------------------------------
   50    YM(28),DorYM(89),O(3)         48,149.90      745,965       22,379      723,586      693,303      1.20          1.20
  50A1   N/A
  50A2   N/A
  50A3   N/A
  50A4   N/A
----------------------------------------------------------------------------------------------------------------------------
  50A5   N/A
  50A6   N/A
  50A7   N/A
  50A8   N/A
  50A9   N/A
----------------------------------------------------------------------------------------------------------------------------
  50A10  N/A
  50A11  N/A
  50A12  N/A
   51    L(48),YM1%(72)                55,122.21    1,190,303      403,022      787,281      766,548      1.16          1.35
   52    L(26),D(93),O(1)              53,094.68    2,355,545    1,481,022      874,523      776,710      1.22          1.46
----------------------------------------------------------------------------------------------------------------------------
   53    L(26),D(91),O(3)              54,040.68      750,000        3,750      746,250      746,250      1.15          1.36
   54    YM(117),O(3)                  51,899.44    1,267,319      347,223      920,095      799,047      1.28          1.28
   55    YM(28),DorYM(89),O(3)         44,759.72      677,320       20,320      657,000      644,488      1.20          1.20
  55A1   N/A
  55A2   N/A
----------------------------------------------------------------------------------------------------------------------------
  55A3   N/A
  55A4   N/A
  55A5   N/A
   56    L(48),D(11),O(1)              52,115.03    1,557,966      708,211      849,755      750,632      1.20          1.40
   57    L(26),D(94)                   50,307.88      948,453      163,949      784,504      744,189      1.23          1.47
----------------------------------------------------------------------------------------------------------------------------
   58    L(26),D(88),O(6)              49,834.22    1,107,544      313,353      794,191      734,118      1.23          1.46
   59    L(26),D(94)                   51,774.89    3,093,385    2,038,984    1,054,401      930,666      1.50          1.50
   60    L(48),D(72)                   49,124.16      906,592      183,143      723,449      704,955      1.20          1.20
   61    L(28),D(89),O(3)              50,391.11    1,016,732      231,598      785,134      725,693      1.20          1.20
   62    L(27),D(90),O(3)              49,882.57    1,046,206      309,979      736,227      721,057      1.20          1.41
----------------------------------------------------------------------------------------------------------------------------
   63    L(29),D(31)                   47,200.38    1,309,606      604,754      704,852      654,112      1.15          1.38
   64    L(30),D(87),O(3)              50,092.87    1,540,908      728,464      812,444      780,994      1.30          1.30
  64A1   N/A
  64A2   N/A
  64A3   N/A
----------------------------------------------------------------------------------------------------------------------------
  64A4   N/A
   65    YM(28),DorYM(89),O(3)         41,210.92      629,698       18,891      610,807      593,389      1.20          1.20
  65A1   N/A
  65A2   N/A
  65A3   N/A
----------------------------------------------------------------------------------------------------------------------------
  65A4   N/A
  65A5   N/A
   66    L(27),D(93)                   40,694.46      729,975       79,623      650,352      644,677      1.32          1.32
  66A1   N/A
  66A2   N/A
----------------------------------------------------------------------------------------------------------------------------
   67    YM(25),DorYM(32),O(3)         42,592.97    1,219,691      590,580      629,111      614,761      1.20          1.20
   68    YM(28),DorYM(89),O(3)         40,322.75      614,376       18,431      595,945      580,601      1.20          1.20
  68A1   N/A
  68A2   N/A
  68A3   N/A
----------------------------------------------------------------------------------------------------------------------------
  68A4   N/A
  68A5   N/A
  68A6   N/A
   69    L(26),D(91),O(3)              39,288.19      910,480      315,360      595,120      575,557      1.22          1.22
   70    L(61),YM(56),O(3)             46,374.09    1,124,472      383,955      740,517      696,408      1.25          1.25
----------------------------------------------------------------------------------------------------------------------------
   71    L(26),D(91),O(3)              44,918.08    1,175,940      412,358      763,582      739,088      1.37          1.37
   72    L(37),YM(80),O(3)             45,820.46    1,428,890      554,063      874,827      708,129      1.29          1.29
   73    L(25),D(94),O(1)              44,615.54    1,055,154      363,005      692,149      614,858      1.15          1.34
   74    L(25),D(92),O(3)              43,493.89      733,339       22,000      711,339      694,604      1.33          1.58
   75    L(26),D(88),O(6)              42,715.04      981,706      279,564      702,142      650,329      1.27          1.51
----------------------------------------------------------------------------------------------------------------------------
   76    L(48),D(72)                   43,481.77    1,249,982      531,355      718,627      638,929      1.22          1.22
   77    YM(28),DorYM(89),O(3)         37,013.70      568,725       17,062      551,663      532,954      1.20          1.20
  77A1   N/A
  77A2   N/A
  77A3   N/A
----------------------------------------------------------------------------------------------------------------------------
  77A4   N/A
  77A5   N/A
  77A6   N/A
  77A7   N/A
  77A8   N/A
----------------------------------------------------------------------------------------------------------------------------
  77A9   N/A
  77A10  N/A
   78    L(25),D(95)                   40,594.73      827,146      257,551      569,595      531,464      1.09          1.29
   79    L(48),D(72)                   32,756.64    1,051,321      536,115      515,206      479,390      1.22          1.22
   80    L(48),D(72)                   32,264.06    1,006,466      484,366      522,100      489,915      1.27          1.27
----------------------------------------------------------------------------------------------------------------------------
   81    L(28),D(89),O(3)              38,912.44    1,257,528      630,942      626,586      585,082      1.25          1.46
   82    YM(60),O(60)                  37,138.37      845,549      188,062      657,487      579,379      1.30          1.51
   83    L(28),D(89),O(3)              36,057.51      979,963      434,976      544,987      517,237      1.20          1.39
   84    L(48),D(72)                   35,753.55    1,250,944      671,608      579,336      536,164      1.25          1.46
   85    L(48),D(71),O(1)              38,416.47      650,746       27,265      623,481      598,281      1.30          1.30
----------------------------------------------------------------------------------------------------------------------------
   86    L(26),D(91),O(3)              34,548.13      490,014        2,450      487,564      487,564      1.18          1.39
   87    L(26),D(88),O(6)              28,173.44    1,236,316      635,989      600,326      564,664      1.67          1.67
   88    L(26),D(93),O(1)              34,193.16    1,186,690      644,875      541,815      492,315      1.20          1.40
   89    L(28),D(86),O(6)              33,075.20      738,481      220,201      518,280      476,201      1.20          1.41
   90    L(26),D(91),O(3)              33,354.16      656,318      121,400      534,918      515,232      1.29          1.29
----------------------------------------------------------------------------------------------------------------------------
   91    L(26),D(90),O(4)              32,723.72      868,201      357,397      510,804      473,935      1.21          1.21
   92    L(26),YM1%(91),O(3)           32,236.08      888,222      389,794      498,428      465,428      1.20          1.42
   93    L(26),D(91),O(3)              32,299.52      921,326      384,209      537,117      492,513      1.27          1.27
  93A1   N/A
  93A2   N/A
----------------------------------------------------------------------------------------------------------------------------
   94    L(26),D(91),O(3)              34,440.15    1,144,670      447,538      697,132      613,164      1.48          1.48
   95    L(48),D(72)                   31,949.69    1,466,229      921,110      545,119      486,117      1.27          1.48
   96    L(26),D(91),O(3)              33,758.96      633,678       87,317      546,361      509,914      1.26          1.26
   97    L(25),D(92),O(3)              30,675.51      774,601      275,968      498,633      465,743      1.27          1.27
   98    L(48),D(72)                   33,927.42    1,894,372    1,277,218      617,154      541,378      1.33          1.33
----------------------------------------------------------------------------------------------------------------------------
  98A1   N/A
  98A2   N/A
   99    L(28),D(86),O(6)              30,657.28      702,655      214,550      488,105      441,500      1.20          1.41
   100   L(26),D(91),O(3)              24,924.77      815,055      262,903      552,152      545,036      1.82          1.85
   101   L(48),D(68),O(4)              30,655.90      636,206      159,007      477,199      444,699      1.21          1.41
----------------------------------------------------------------------------------------------------------------------------
   102   L(25),D(92),O(3)              30,461.41      664,749      212,328      452,421      438,621      1.20          1.20
  102A1  N/A
  102A2  N/A
  102A3  N/A
  102A4  N/A
----------------------------------------------------------------------------------------------------------------------------
  102A5  N/A
  102A6  N/A
  102A7  N/A
  102A8  N/A
  102A9  N/A
----------------------------------------------------------------------------------------------------------------------------
 102A10  N/A
 102A11  N/A
   103   L(48),D(68),O(4)              29,996.74      659,217      189,073      470,144      443,620      1.23          1.45
   104   YM(28),DorYM(89),O(3)         25,447.88      392,529       11,776      380,753      366,420      1.20          1.20
  104A1  N/A
----------------------------------------------------------------------------------------------------------------------------
  104A2  N/A
  104A3  N/A
  104A4  N/A
  104A5  N/A
  104A6  N/A
----------------------------------------------------------------------------------------------------------------------------
  104A7  N/A
   105   YM(28),DorYM(29),O(3)         25,874.83      398,877       11,966      386,910      372,598      1.20          1.20
  105A1  N/A
  105A2  N/A
   106   L(48),D(35),O(1)              28,553.14      878,792      425,832      452,960      415,200      1.21          1.45
----------------------------------------------------------------------------------------------------------------------------
   107   YM(28),DorYM(89),O(3)         24,464.82      373,989       11,220      362,770      352,265      1.20          1.20
  107A1  N/A
  107A2  N/A
  107A3  N/A
  107A4  N/A
----------------------------------------------------------------------------------------------------------------------------
  107A5  N/A
   108   L(26),D(91),O(3)              27,602.16      643,942      199,753      444,189      398,270      1.20          1.41
   109   L(27),D(90),O(3)              23,801.04      759,009      231,977      527,032      397,915      1.39          1.39
   110   L(27),D(90),O(3)              27,707.27      719,428      241,465      477,963      431,824      1.30          1.30
   111   L(26),YM1%(91),O(3)           26,851.90      704,167      288,017      416,150      386,150      1.20          1.41
----------------------------------------------------------------------------------------------------------------------------
   112   L(48),D(72)                   27,034.35    1,333,806      868,255      465,551      419,864      1.29          1.51
   113   YM(28),DorYM(29),O(3)         22,773.82      355,624       10,669      344,955      327,943      1.20          1.20
  113A1  N/A
  113A2  N/A
   114   L(28),D(89),O(3)              25,451.78      779,076      294,419      484,657      472,900      1.55          1.55
----------------------------------------------------------------------------------------------------------------------------
   115   L(26),D(88),O(6)              24,323.84      654,499      213,060      441,439      371,601      1.27          1.51
   116   L(26),D(93),O(1)              24,907.07      666,722      282,186      384,536      362,536      1.42          1.42
  116A1  N/A
  116A2  N/A
  116A3  N/A
----------------------------------------------------------------------------------------------------------------------------
   117   L(48),D(72)                   24,766.39      371,910       11,157      360,753      360,753      1.21          1.21
   118   YM(28),DorYM(89),O(3)         21,388.27      330,595        9,918      320,677      307,968      1.20          1.20
  118A1  N/A
  118A2  N/A
  118A3  N/A
----------------------------------------------------------------------------------------------------------------------------
  118A4  N/A
  118A5  N/A
  118A6  N/A
  118A7  N/A
  118A8  N/A
----------------------------------------------------------------------------------------------------------------------------
  118A9  N/A
 118A10  N/A
   119   L(25),D(92),O(3)              26,066.27    1,166,972      571,206      595,766      530,159      1.69          1.69
   120   L(48),D(71),O(1)              24,343.24      351,000        3,510      347,490      346,008      1.18          1.39
   121   L(26),D(91),O(3)              23,674.29      508,976      156,113      352,863      346,438      1.22          1.22
----------------------------------------------------------------------------------------------------------------------------
   122   L(27),D(90),O(3)              25,780.64      368,483       11,054      357,429      355,343      1.15          1.15
   123   L(26),D(91),O(3)              19,441.32      697,922      236,983      460,939      453,384      1.94          1.94
   124   L(48),YM1%(72)                23,658.99      611,522      234,939      376,583      341,538      1.20          1.41
   125   L(26),D(91),O(3)              22,967.59      447,845       85,682      362,163      336,686      1.22          1.43
   126   L(25),D(92),O(3)              22,628.01      620,120      261,659      358,461      338,711      1.25          1.47
----------------------------------------------------------------------------------------------------------------------------
  126A1  N/A
  126A2  N/A
   127   L(48),D(72)                   22,579.67      497,208      154,506      342,702      335,582      1.24          1.24
   128   L(28),D(91),O(1)              27,260.44      981,920      308,394      673,526      670,846      2.05          2.05
   129   L(48),D(72)                   21,602.79      666,548      228,586      437,962      423,236      1.63          1.95
----------------------------------------------------------------------------------------------------------------------------
   130   L(24),YM1%(93),O(3)           22,544.94      551,470      164,428      387,042      327,709      1.21          1.41
   131   L(48),D(72)                   22,331.44      473,741      133,250      340,491      325,057      1.21          1.42
   132   L(48),D(72)                   22,259.56      582,956      241,184      341,772      332,341      1.24          1.45
   133   YM(117),O(3)                  21,839.07      694,990      366,611      328,379      318,329      1.21          1.21
   134   YM(28),DorYM(29),O(3)         19,088.09      296,485        8,895      287,591      274,869      1.20          1.20
----------------------------------------------------------------------------------------------------------------------------
  134A1  N/A
  134A2  N/A
  134A3  N/A
   135   YM(117),O(3)                  21,421.18      399,654       64,950      334,704      316,136      1.23          1.45
   136   L(48),D(72)                   21,350.99    1,259,494      904,515      354,979      311,123      1.21          1.42
----------------------------------------------------------------------------------------------------------------------------
   137   L(26),YM1%(93),O(1)           18,368.96      469,271      189,086      280,185      264,879      1.20          1.20
   138   L(25),D(92),O(3)              22,349.76      344,658       10,340      334,319      325,026      1.21          1.21
   139   YM(28),DorYM(29),O(3)         18,024.27      282,890        8,487      274,404      259,550      1.20          1.20
  139A1  N/A
  139A2  N/A
----------------------------------------------------------------------------------------------------------------------------
  139A3  N/A
   140   YM(28),DorYM(89),O(3)         17,579.14      270,008        8,100      261,908      253,120      1.20          1.20
  140A1  N/A
  140A2  N/A
  140A3  N/A
----------------------------------------------------------------------------------------------------------------------------
  140A4  N/A
  140A5  N/A
   141   L(48),D(69),O(3)              16,875.50      261,660        5,233      256,427      254,945      1.26          1.26
   142   L(48),D(71),O(1)              19,891.37      391,435       67,202      324,233      300,581      1.26          1.48
   143   L(25),D(92),O(3)              16,602.43      264,600        7,938      256,662      255,180      1.28          1.28
----------------------------------------------------------------------------------------------------------------------------
   144   L(28),D(89),O(3)              20,247.23      953,193      605,113      348,080      298,080      1.23          1.41
   145   YM(28),DorYM(29),O(3)         16,606.24      267,686        8,031      259,655      239,130      1.20          1.20
  145A1  N/A
  145A2  N/A
  145A3  N/A
----------------------------------------------------------------------------------------------------------------------------
   146   L(25),D(92),O(3)              18,546.22      394,735       73,707      321,027      295,850      1.33          1.57
   147   L(26),D(91),O(3)              19,147.76      494,997      136,049      358,948      325,772      1.42          1.42
   148   L(48),D(71),O(1)              18,825.90      491,328      183,178      308,150      301,362      1.33          1.33
   149   L(36),YM1%(81),O(3)           18,005.81      414,610      121,871      292,739      277,508      1.28          1.52
   150   L(25),D(94),O(1)              17,989.93      318,076       47,499      270,576      258,086      1.20          1.20
----------------------------------------------------------------------------------------------------------------------------
   151   L(27),D(90),O(3)              17,652.42      414,813      115,084      299,729      274,884      1.30          1.30
   152   L(26),D(88),O(6)              16,611.41      305,346       44,602      260,744      246,051      1.23          1.47
   153   YM(28),DorYM(29),O(3)         14,612.10      225,830        6,775      219,055      210,415      1.20          1.20
  153A1  N/A
  153A2  N/A
----------------------------------------------------------------------------------------------------------------------------
   154   L(26),YM1%(93),O(1)           16,729.87      455,392      186,324      269,068      263,206      1.31          1.52
   155   L(48),D(72)                   16,327.00      362,177      107,386      254,791      242,596      1.24          1.46
   156   L(27),D(90),O(3)              16,187.86      549,217      277,834      271,383      256,713      1.32          1.32
  156A1  N/A
  156A2  N/A
----------------------------------------------------------------------------------------------------------------------------
   157   L(25),D(95)                   16,628.00      360,236       92,826      267,410      253,918      1.27          1.27
  157A1  N/A
  157A2  N/A
   158   L(48),D(72)                   17,793.76    1,996,543    1,613,820      382,723      302,861      1.42          1.42
   159   L(48),D(72)                   16,308.62      322,106       64,121      257,985      252,365      1.29          1.49
----------------------------------------------------------------------------------------------------------------------------
   160   YM(28),DorYM(29),O(3)         13,835.06      214,484        6,435      208,049      199,225      1.20          1.20
  160A1  N/A
  160A2  N/A
   161   L(48),D(36)                   16,042.48      381,368      141,185      240,183      224,285      1.17          1.17
   162   L(26),D(91),O(3)              18,419.21      830,295      405,690      424,605      406,891      1.84          1.84
----------------------------------------------------------------------------------------------------------------------------
   163   L(48),D(72)                   14,991.78      849,771      585,532      264,239      238,297      1.32          1.55
   164   L(24),YM1%(93),O(3)           14,585.91      425,964      122,711      303,253      266,813      1.52          1.52
   165   L(48),D(72)                   14,868.89      901,224      640,896      260,328      229,921      1.29          1.50
   166   L(48),D(71),O(1)              14,543.87      366,563       91,137      275,426      243,729      1.40          1.40
   167   L(26),D(31),O(3)              14,731.05      587,988      310,614      277,374      251,874      1.42          1.42
----------------------------------------------------------------------------------------------------------------------------
   168   L(48),D(72)                   14,131.59      604,549      375,539      229,010      206,306      1.22          1.42
   169   L(26),D(88),O(6)              13,645.08      309,417       84,108      225,309      199,075      1.22          1.45
   170   L(28),D(91),O(1)              14,119.93      300,997       82,567      218,430      202,720      1.20          1.20
   171   YM(28),DorYM(29),O(3)         11,795.98      187,471        5,624      181,847      173,638      1.23          1.23
  171A1  N/A
----------------------------------------------------------------------------------------------------------------------------
  171A2  N/A
   172   L(48),D(71),O(1)              12,908.57      301,538       84,722      216,816      206,909      1.34          1.34
   173   L(25),D(94),O(1)              12,275.95      271,868       79,074      192,794      178,937      1.21          1.42
   174   L(48),YM1%(72)                12,210.14      247,002       59,086      187,916      172,819      1.18          1.36
   175   L(26),D(91),O(3)              12,082.68      468,054      215,730      252,324      227,559      1.57          1.57
----------------------------------------------------------------------------------------------------------------------------
   176   L(27),D(92),O(1)              12,082.68      255,233       61,489      193,744      174,415      1.20          1.20
   177   L(26),D(34)                   11,355.80      323,972      116,048      207,924      187,897      1.38          1.38
   178   L(48),D(72)                   10,829.10      230,612       64,275      166,337      155,584      1.20          1.40
   179   L(29),D(88),O(3)              10,655.87      391,458      217,695      173,763      166,012      1.30          1.30
   180   L(48),D(72)                   10,137.88      201,095       50,925      150,170      143,489      1.18          1.38
----------------------------------------------------------------------------------------------------------------------------
   181   L(26),D(34)                    9,457.98      279,194      111,195      167,999      154,101      1.36          1.36
   182   L(25),D(94),O(1)               7,777.95      175,745       40,174      135,571      128,190      1.37          1.37
   183   L(48),D(72)                    7,233.23      184,431       66,776      117,655      109,655      1.26          1.49
   184   L(25),D(92),O(3)               6,218.33       94,516        2,835       91,680       85,824      1.15          1.15
   185   L(26),D(91),O(3)               5,441.90       85,500          850       84,650       84,650      1.30          1.50
----------------------------------------------------------------------------------------------------------------------------

                                    CUT-OFF  SCHEDULED    HOSPITALITY                                               SQ FEET,
CONTROL    APPRAISED     APPRAISAL    DATE   MATURITY/      AVERAGE               YEAR                 YEAR       PADS, ROOMS
  NO.      VALUE ($)       DATE     LTV (%)   LTV (%)   DAILY RATE ($)           BUILT              RENOVATED       OR UNITS
-----------------------------------------------------------------------------------------------------------------------------

    1    1,100,000,000   8/22/2006     43.2       43.2               0                    1982               N/A      994,757
    2    1,590,000,000    8/1/2006     42.5       42.5               0                    1973        1991, 2006    1,876,972
    3      785,120,000   8/31/2006     63.7       61.7               0                 Various           Various        8,492
   3A1      25,850,000   8/31/2006                                   0              1965, 1975              2005          180
   3A2      25,720,000   8/31/2006                                   0                    1968              1996          150
-----------------------------------------------------------------------------------------------------------------------------
   3A3      24,640,000   8/31/2006                                   0                    1995              2005           78
   3A4      23,080,000   8/31/2006                                   0                    1981              1991          180
   3A5      18,840,000    3/1/2007                                   0                    1970              2004          135
   3A6      17,380,000   8/31/2006                                   0                    1958              2002          220
   3A7      16,880,000   8/31/2006                                   0                    1969              2001          120
-----------------------------------------------------------------------------------------------------------------------------
   3A8      16,380,000   8/31/2006                                   0                    1967              1987          133
   3A9      15,980,000   8/31/2006                                   0                    1966              2001          132
  3A10      15,920,000    1/1/2007                                   0                    1997              2006          124
  3A11      15,890,000   8/31/2006                                   0                    2000              2006          127
  3A12      15,730,000   8/31/2006                                   0                    1985              1995          181
-----------------------------------------------------------------------------------------------------------------------------
  3A13      15,080,000   8/31/2006                                   0              1967, 1975              1998          200
  3A14      14,920,000   8/31/2006                                   0                    1967         2005-2006          103
  3A15      14,910,000   8/31/2006                                   0                    1990               N/A          120
  3A16      13,890,000   8/31/2006                                   0                    1988               N/A          190
  3A17      13,270,000   8/31/2006                                   0                    1985               N/A          120
-----------------------------------------------------------------------------------------------------------------------------
  3A18      13,200,000   8/31/2006                                   0                    1984               N/A          126
  3A19      12,890,000   8/31/2006                                   0                    1981              2004          118
  3A20      12,280,000   8/31/2006                                   0                    1975        1992, 1997           96
  3A21      12,080,000   8/31/2006                                   0                    1970          Mid 90's          129
  3A23      11,730,000   8/31/2006                                   0                    1985              1997          108
-----------------------------------------------------------------------------------------------------------------------------
  3A22      11,730,000   8/31/2006                                   0                    1979        1991, 2004          157
  3A24      11,640,000   8/31/2006                                   0                    1963        1996, 2002          132
  3A25      11,280,000   8/31/2006                                   0                    1966        1984, 2006          124
  3A26      11,040,000   8/31/2006                                   0                    1969              1998           93
  3A27      10,950,000   8/31/2006                                   0                    1975              1997           98
-----------------------------------------------------------------------------------------------------------------------------
  3A28      10,940,000   8/31/2006                                   0                    1974              2004          124
  3A29      10,830,000   8/31/2006                                   0                    1968        1986, 1993          101
  3A30      10,270,000   8/31/2006                                   0                    1995              2002          175
  3A31      10,040,000   8/31/2006                                   0                    1970              1985          125
  3A32      10,030,000   8/31/2006                                   0                    1971              2004          142
-----------------------------------------------------------------------------------------------------------------------------
  3A33       9,720,000   8/31/2006                                   0                    1965              1989           72
  3A34       9,690,000   8/31/2006                                   0                    1965               N/A          120
  3A35       9,320,000   8/31/2006                                   0                    1979              2002          100
  3A36       9,240,000   8/31/2006                                   0                    1965              1998          117
  3A37       9,030,000   8/31/2006                                   0                    1969               N/A          103
-----------------------------------------------------------------------------------------------------------------------------
  3A38       8,720,000   8/31/2006                                   0                    1972               N/A          120
  3A39       8,500,000   8/31/2006                                   0                    1966              2004           60
  3A40       8,370,000   8/31/2006                                   0                    1988               N/A          118
  3A41       7,900,000   8/31/2006                                   0              1968, 1984              1995          108
  3A42       7,730,000   8/31/2006                                   0                    1949               N/A           93
-----------------------------------------------------------------------------------------------------------------------------
  3A43       7,570,000   8/31/2006                                   0                    1979               N/A          100
  3A44       7,530,000   8/31/2006                                   0                    1985               N/A          100
  3A45       7,500,000   8/31/2006                                   0                    1979              1987          100
  3A46       7,370,000   8/31/2006                                   0                    1967  1989, 1996, 2005          109
  3A47       7,160,000   8/31/2006                                   0                    1969              1990           64
-----------------------------------------------------------------------------------------------------------------------------
  3A48       7,160,000   8/31/2006                                   0                    1970              1995           89
  3A49       7,060,000   8/31/2006                                   0                    1972              1996           76
  3A50       7,030,000   8/31/2006                                   0                    1969        1990, 2003           67
  3A51       7,010,000   8/31/2006                                   0                    1980              2002          100
  3A52       7,000,000   8/31/2006                                   0                    1965              2006          126
-----------------------------------------------------------------------------------------------------------------------------
  3A53       6,880,000   8/31/2006                                   0                    1975              1995           87
  3A54       6,820,000   8/31/2006                                   0                    1966              1991           67
  3A55       6,570,000   8/31/2006                                   0                    1967        Early 90's           63
  3A56       6,460,000   8/31/2006                                   0                    1963              2005           80
  3A57       6,400,000   8/31/2006                                   0                    1998               N/A          106
-----------------------------------------------------------------------------------------------------------------------------
  3A58       6,040,000   8/31/2006                                   0                    1980               N/A           78
  3A59       5,940,000   8/31/2006                                   0                    1975              2001           72
  3A60       5,930,000   8/31/2006                                   0                    1968              2002           70
  3A61       5,820,000   8/31/2006                                   0                    1973               N/A           60
  3A63       5,750,000    3/1/2007                                   0                    1966              2006           74
-----------------------------------------------------------------------------------------------------------------------------
  3A62       5,750,000   8/31/2006                                   0                    1973              2004           85
  3A64       5,690,000   8/31/2006                                   0                    1969              2005           86
  3A65       5,670,000   8/31/2006                                   0                    1986               N/A           66
  3A66       5,360,000   8/31/2006                                   0                    1948              2006           74
  3A67       5,240,000   8/31/2006                                   0                    1984              2005           70
-----------------------------------------------------------------------------------------------------------------------------
  3A68       5,180,000   8/31/2006                                   0                    1984              1995          100
  3A69       5,040,000   8/31/2006                                   0                    1971              1998           74
  3A70       4,980,000   8/31/2006                                   0                    1984               N/A           50
  3A71       4,590,000   8/31/2006                                   0                    1963              2006           98
  3A72       4,460,000   8/31/2006                                   0                    1971        1992, 2005           70
-----------------------------------------------------------------------------------------------------------------------------
  3A73       4,460,000   8/31/2006                                   0                    1973        Early 90's           82
  3A74       4,370,000   8/31/2006                                   0                    1964              1998           85
  3A75       4,310,000   8/31/2006                                   0                    1985               N/A           64
  3A76       4,000,000   8/31/2006                                   0                    1985               N/A           50
  3A77       3,590,000    9/1/2006                                   0                    1965              1997           87
-----------------------------------------------------------------------------------------------------------------------------
  3A78       3,390,000   8/31/2006                                   0                    1969        1994, 2001           53
  3A79       3,240,000   8/31/2006                                   0                    1967              2005           66
  3A80       2,490,000   8/31/2006                                   0                    1961              1980           72
  3A81       2,420,000   8/31/2006                                   0                    1967              2005           70
  3A82       2,380,000   8/31/2006                                   0                    1965               N/A           50
-----------------------------------------------------------------------------------------------------------------------------
    4      382,000,000    9/1/2006     31.8       31.8               0         1988-1990; 1999               N/A      758,364
    5      170,000,000    8/1/2006     68.2       68.2               0              1970, 1973        1980, 1998      827,252
    6      144,900,000     Various     69.0       66.6               0                 Various               N/A      531,008
   6A1      94,000,000  10/24/2006                                   0                    1998               N/A      349,854
   6A2      50,900,000   9/12/2006                                   0                    2000               N/A      181,154
-----------------------------------------------------------------------------------------------------------------------------
    7      120,595,000     Various     80.0       80.0               0                 Various               N/A    1,061,763
   7A1      13,800,000   8/21/2006                                   0                    2005               N/A       48,159
   7A2       9,600,000   8/23/2006                                   0              1983, 1996               N/A       77,674
   7A3       7,300,000   8/21/2006                                   0              1970, 1984               N/A      178,174
   7A4       6,500,000   8/31/2006                                   0                    1970               N/A       25,531
-----------------------------------------------------------------------------------------------------------------------------
   7A5       5,780,000    9/1/2006                                   0                    1993               N/A       66,050
   7A6       5,750,000   6/22/2006                                   0                    2003               N/A       16,151
   7A7       5,700,000    6/1/2006                                   0                    1997               N/A       21,612
   7A8       5,390,000   8/31/2006                                   0                    1993               N/A       55,090
   7A9       4,700,000   8/21/2006                                   0                    1996               N/A       39,444
-----------------------------------------------------------------------------------------------------------------------------
  7A10       4,200,000   10/4/2006                                   0                    2002               N/A       19,160
  7A11       3,650,000   8/29/2006                                   0                    1980               N/A       40,708
  7A12       3,600,000   8/21/2006                                   0                    1996               N/A       32,041
  7A13       3,530,000   8/30/2006                                   0                    1994               N/A       46,690
  7A14       3,400,000   8/21/2006                                   0                    1998               N/A       16,240
-----------------------------------------------------------------------------------------------------------------------------
  7A15       3,050,000   10/4/2006                                   0                    2002               N/A       14,000
  7A16       2,930,000   8/21/2006                                   0                    2000               N/A       15,310
  7A17       2,750,000   8/29/2006                                   0                    2002               N/A       36,580
  7A18       2,700,000   8/21/2006                                   0                    1997               N/A       21,217
  7A19       2,675,000   8/21/2006                                   0                    1958              2002       48,680
-----------------------------------------------------------------------------------------------------------------------------
  7A20       2,500,000   8/30/2006                                   0                    2002               N/A       14,512
  7A21       2,300,000   8/30/2006                                   0                    2001               N/A       13,330
  7A22       2,040,000   8/31/2006                                   0                    2002               N/A       21,472
  7A23       2,010,000   8/21/2006                                   0                    1992               N/A       26,800
  7A25       1,700,000    8/8/2006                                   0                    2000               N/A       12,219
-----------------------------------------------------------------------------------------------------------------------------
  7A24       1,700,000   8/23/2006                                   0                    1996               N/A       23,467
  7A27       1,500,000   8/21/2006                                   0                    1998               N/A        8,432
  7A26       1,500,000   8/25/2006                                   0                    1990               N/A       28,750
  7A28       1,400,000   8/23/2006                                   0                    2001               N/A        8,695
  7A29       1,390,000   8/29/2006                                   0                    2005               N/A        6,610
-----------------------------------------------------------------------------------------------------------------------------
  7A30       1,170,000   8/23/2006                                   0                    1989               N/A       16,980
  7A31       1,050,000   8/21/2006                                   0                    2001               N/A        7,204
  7A32         800,000   8/25/2006                                   0                    1998               N/A       13,914
  7A33         660,000   8/25/2006                                   0                    1992               N/A       10,368
  7A34         630,000   8/21/2006                                   0                    1999               N/A        4,415
-----------------------------------------------------------------------------------------------------------------------------
  7A35         570,000   8/23/2006                                   0                    1988               N/A        8,344
  7A36         350,000   8/23/2006                                   0                    1955              1990        8,125
  7A37         190,000   8/23/2006                                   0                    1990               N/A        5,865
  7A38         130,000   8/23/2006                                   0                    1990               N/A        3,750
    8      107,700,000     Various     79.9       79.9               0                 Various           Various      600,178
-----------------------------------------------------------------------------------------------------------------------------
   8A1      34,500,000   7/31/2006                                   0                    1986              2006      137,012
   8A2      13,000,000   8/25/2006                                   0                    1987               N/A       76,724
   8A3      11,500,000   8/16/2006                                   0                    1986               N/A      103,411
   8A4      10,000,000   7/24/2006                                   0                    1986               N/A       83,277
   8A5       7,400,000   7/24/2006                                   0                    1986               N/A       49,569
-----------------------------------------------------------------------------------------------------------------------------
   8A6       6,700,000    8/4/2006                                   0                    1986               N/A       18,500
   8A7       5,200,000    8/2/2006                                   0                    2006               N/A       13,477
   8A8       3,100,000   8/15/2006                                   0                    2002               N/A       11,531
   8A9       3,000,000    8/7/2006                                   0                    1970               N/A       26,925
  8A10       4,300,000    8/1/2006                                   0                    1964               N/A       31,960
-----------------------------------------------------------------------------------------------------------------------------
  8A11       2,950,000   7/24/2006                                   0              1969, 1985               N/A       19,957
  8A12       2,200,000   7/24/2006                                   0                    1997               N/A        6,039
  8A13       2,100,000    8/1/2006                                   0                    1983               N/A       16,300
  8A14       1,750,000   7/24/2006                                   0                    2003               N/A        5,496
    9       94,090,000   10/5/2006     69.1       69.1               0              1984, 1985               N/A      494,012
-----------------------------------------------------------------------------------------------------------------------------
   10       81,700,000     Various     61.2       55.6          154.54                 Various           Various          375
  10A1      18,400,000   8/15/2006                              183.43                    1988              2003           70
  10A2      16,600,000   8/16/2006                              129.34                    1941              2005           98
  10A3      19,700,000   8/15/2006                              101.45                    2005               N/A           54
  10A4      13,700,000   8/15/2006                              125.25                    1970              2001          100
-----------------------------------------------------------------------------------------------------------------------------
  10A5      13,300,000   8/15/2006                              145.95                    1986              2001           53
   11       58,210,000     Various     80.0       74.9               0                 Various           Various        1,649
  11A1       9,250,000   9/12/2006                                   0                    1972               N/A          211
  11A2       8,100,000   9/21/2006                                   0                    1971              2005          238
  11A3       6,700,000   9/19/2006                                   0                    1964               N/A          161
-----------------------------------------------------------------------------------------------------------------------------
  11A4       6,800,000   9/19/2006                                   0                    1978               N/A          227
  11A5       6,700,000   9/12/2006                                   0        1950, 1972, 1994               N/A          194
  11A6       5,540,000   9/11/2006                                   0                    1962               N/A          150
  11A7       5,900,000   9/21/2006                                   0                    1979               N/A          233
  11A8       2,770,000   9/13/2006                                   0                    1971               N/A           92
-----------------------------------------------------------------------------------------------------------------------------
  11A9       2,700,000   9/13/2006                                   0                    1965              2005           60
  11A10      3,750,000   9/13/2006                                   0                    1973              2004           83
   12       62,000,000   8/29/2006     66.1       40.9               0                    2006               N/A      134,739
   13       55,000,000   7/21/2006     72.7       67.1               0                    1997               N/A       96,169
   14       44,000,000   6/29/2006     79.5       79.5               0                 Various               N/A      258,657
-----------------------------------------------------------------------------------------------------------------------------
  14A1      27,700,000   6/29/2006                                   0                    1991               N/A      157,394
  14A2      16,300,000   6/29/2006                                   0                    1986               N/A      101,263
   15       43,100,000   8/18/2006     76.0       76.0               0              1984, 1985               N/A          644
   16      285,000,000  10/21/2005     70.2       59.9               0         2002, 2004-2005               N/A    1,440,865
   17       36,000,000    9/7/2006     79.2       79.2               0                    2004               N/A       49,768
-----------------------------------------------------------------------------------------------------------------------------
   18       32,700,000   8/22/2006     77.1       72.0               0                    2001               N/A          338
   19       32,120,000   8/17/2006     76.8       65.0               0                    1998               N/A          380
   20       33,100,000   8/31/2006     71.0       66.5               0                    1966              2006      173,519
   21       31,000,000     Various     72.7       68.5               0                 Various               N/A        1,150
  21A1      16,800,000   7/24/2006                                   0                    1968               N/A          612
-----------------------------------------------------------------------------------------------------------------------------
  21A2       9,450,000   7/21/2006                                   0  1973, 1995, 1997, 2000               N/A          343
  21A3       4,750,000   7/24/2006                                   0                    1960               N/A          195
   22       27,800,000   6/19/2006     79.9       79.9               0                    1998               N/A          293
   23       28,550,000   7/18/2006     77.1       77.1               0                    1963               N/A      150,246
   24       29,000,000   8/17/2006     75.6       70.6               0                    2005               N/A      148,066
-----------------------------------------------------------------------------------------------------------------------------
   25       26,900,000    9/7/2006     79.9       79.9               0                    1934              1986      135,982
   26       28,850,000    8/7/2006     74.0       63.3               0                    1970              2001      309,801
   27       29,600,000   8/22/2006     72.0       67.2               0                    2004               N/A          336
   28       27,100,000   6/26/2006     73.3       70.5               0                    1962              2000      198,341
   29       26,500,000   7/27/2006     69.6       52.6               0                    2006               N/A      161,588
-----------------------------------------------------------------------------------------------------------------------------
   30       25,300,000    1/5/2006     71.1       64.1               0                    2004               N/A      120,678
   31       22,200,000   8/23/2006     72.1       67.6               0                    2001               N/A       67,000
   32       25,300,000   7/18/2006     62.8       62.8               0                    1989              2004          202
   33       18,750,000    8/4/2006     80.0       80.0               0              2002, 2003               N/A          216
   34       19,100,000   7/20/2006     77.0       72.1               0  1995, 1999, 2003, 2005               N/A          320
-----------------------------------------------------------------------------------------------------------------------------
   35       19,900,000   6/17/2006     72.9       66.4               0                    1994               N/A      257,123
   36       19,300,000   9/21/2006     75.1       75.1               0  1924, 1927, 1931, 1990        1988, 1995       63,049
   37       17,500,000   7/10/2006     80.0       72.7               0                    1997               N/A       90,721
   38       17,855,000   7/12/2006     77.8       77.8               0              1980, 1982  2000, 2002, 2003      148,788
   39       18,400,000   7/18/2006     74.9       63.6               0                    1973              1991          252
-----------------------------------------------------------------------------------------------------------------------------
   40       18,500,000   8/23/2006     73.0       68.3               0                    1986              2000          432
   41       16,470,000    8/1/2006     78.7       73.6               0                    2005               N/A       65,900
   42       17,300,000   8/31/2006     76.3       71.4               0                    1986               N/A       62,875
   43       15,000,000    7/6/2006     79.9       67.6               0             2001 - 2005               N/A          216
   44       14,600,000   5/17/2006     78.5       67.6               0                    1981           Ongoing          336
-----------------------------------------------------------------------------------------------------------------------------
   45       15,350,000    8/7/2006     72.8       62.2               0                    1991              2003      271,155
   46       16,000,000   6/29/2006     69.4       62.8               0                    1999              2005       45,474
   47       16,580,000    9/1/2006     65.0       54.4               0                    2006               N/A       89,079
   48       13,000,000   8/23/2006     79.6       75.6               0                    1990              2000          200
   49       12,500,000    8/1/2006     80.0       80.0               0                    1984               N/A          279
-----------------------------------------------------------------------------------------------------------------------------
   50       10,916,000    7/1/2006     84.3       84.3               0                 Various               N/A       43,262
  50A1       1,792,000    7/1/2006                                   0                    1997               N/A        7,000
  50A2       1,403,000    7/1/2006                                   0                    1974               N/A        4,678
  50A3       1,079,000    7/1/2006                                   0                    1996               N/A        3,550
  50A4       1,066,000    7/1/2006                                   0                    1975               N/A        4,100
-----------------------------------------------------------------------------------------------------------------------------
  50A5         922,000    7/1/2006                                   0                    1942               N/A        3,600
  50A6         845,000    7/1/2006                                   0                    1961               N/A        3,300
  50A7         800,000    7/1/2006                                   0                    1973               N/A        2,900
  50A8         780,000    7/1/2006                                   0                    1975               N/A        2,600
  50A9         694,000    7/1/2006                                   0                    1980               N/A        2,550
-----------------------------------------------------------------------------------------------------------------------------
  50A10        653,000    7/1/2006                                   0                    1974               N/A        2,400
  50A11        624,000    7/1/2006                                   0                    1925               N/A        3,900
  50A12        258,000    7/1/2006                                   0                    1925               N/A        2,684
   51       11,900,000   6/12/2006     75.6       67.3               0                    2006               N/A       69,433
   52       11,700,000   8/24/2006     76.9       71.8               0                    1979               N/A          408
-----------------------------------------------------------------------------------------------------------------------------
   53       12,500,000   7/17/2006     71.8       67.2               0                    2006               N/A      102,513
   54       11,700,000   8/10/2006     74.8       63.2               0                    1985               N/A      140,708
   55        9,974,000    7/1/2006     85.8       85.8               0                 Various               N/A       17,874
  55A1       2,936,000    7/1/2006                                   0                    1963               N/A        6,117
  55A2       2,701,000    7/1/2006                                   0                    1979               N/A        4,274
-----------------------------------------------------------------------------------------------------------------------------
  55A3       1,671,000    7/1/2006                                   0                    1966               N/A        2,862
  55A4       1,544,000    7/1/2006                                   0                    1971               N/A        2,700
  55A5       1,122,000    7/1/2006                                   0                    1976               N/A        1,921
   56       10,625,000   7/25/2006     80.0       77.2               0                    1982              2002      117,771
   57       10,625,000   8/17/2006     80.0       72.1               0                    1984              1999      112,240
-----------------------------------------------------------------------------------------------------------------------------
   58       11,800,000   8/10/2006     71.2       65.4               0                    1988               N/A      127,741
   59       11,650,000    7/3/2006     72.0       61.6           79.46                    1960               N/A          119
   60       10,750,000   8/15/2006     77.2       65.2               0              2001, 2004               N/A       59,485
   61       10,700,000    8/1/2006     76.9       65.7               0                    2001               N/A       38,592
   62       10,400,000   6/29/2006     79.0       71.5               0                    1985           Ongoing       50,049
-----------------------------------------------------------------------------------------------------------------------------
   63       11,400,000    5/5/2006     70.2       67.5               0                    1981               N/A          172
   64       10,775,000   10/5/2005     73.9       63.7               0                 Various           Various          629
  64A1       3,775,000   10/5/2005                                   0                    1950               N/A          260
  64A2       3,650,000   10/5/2005                                   0                    1945               N/A          212
  64A3       1,950,000   10/5/2005                                   0                    1964               N/A           94
-----------------------------------------------------------------------------------------------------------------------------
  64A4       1,400,000   10/5/2005                                   0                    1949               N/A           63
   65        9,248,000    7/1/2006     85.2       85.2               0                 Various               N/A       24,883
  65A1       2,033,000    7/1/2006                                   0                    1967               N/A        6,050
  65A2       2,005,000    7/1/2006                                   0                    1985               N/A        4,075
  65A3       1,814,000    7/1/2006                                   0                    1992               N/A        5,400
-----------------------------------------------------------------------------------------------------------------------------
  65A4       1,692,000    7/1/2006                                   0                    1976               N/A        3,440
  65A5       1,704,000    7/1/2006                                   0                    1959               N/A        5,918
   66        9,925,000     Various     79.3       79.3               0                 Various               N/A       28,373
  66A1       5,450,000    7/7/2006                                   0                    2006               N/A       13,813
  66A2       4,475,000   7/13/2006                                   0                    2003               N/A       14,560
-----------------------------------------------------------------------------------------------------------------------------
   67       13,600,000   9/13/2006     57.4       57.4               0        1950, 1960, 1969               N/A          287
   68        9,031,000    7/1/2006     85.4       85.4               0                 Various               N/A       21,919
  68A1       3,338,000    7/1/2006                                   0                    1975               N/A        6,785
  68A2       1,880,000    7/1/2006                                   0                    1962               N/A        5,595
  68A3         950,000    7/1/2006                                   0                    1988               N/A        3,300
-----------------------------------------------------------------------------------------------------------------------------
  68A4       1,432,000    7/1/2006                                   0                    1975               N/A        3,168
  68A5         841,000    7/1/2006                                   0                    1974               N/A        1,766
  68A6         590,000    7/1/2006                                   0                    1974               N/A        1,305
   69       10,275,000   8/17/2006     73.0       73.0               0               1854-1860              1985           62
   70       11,100,000   7/31/2006     67.5       57.8               0                    2004               N/A       48,567
-----------------------------------------------------------------------------------------------------------------------------
   71       13,480,000   7/16/2006     55.6       47.2               0                    2006               N/A       76,866
   72       12,500,000    8/3/2006     59.9       48.2               0                    1941              2001       91,533
   73        9,350,000   8/25/2006     78.1       70.8               0                    1989               N/A       62,863
   74        9,700,000   9/12/2006     74.9       67.7               0                    2000               N/A      111,570
   75        9,200,000   8/10/2006     78.3       71.9               0                    1983               N/A       87,341
-----------------------------------------------------------------------------------------------------------------------------
   76        9,000,000   8/20/2006     79.6       67.7               0              1980, 1995               N/A       77,445
   77        8,339,000    7/1/2006     84.9       84.9               0                 Various               N/A       26,727
  77A1       1,976,000    7/1/2006                                   0                    1987               N/A        7,264
  77A2       1,165,000    7/1/2006                                   0                    1995               N/A        2,856
  77A3       1,013,000    7/1/2006                                   0                    1973               N/A        3,518
-----------------------------------------------------------------------------------------------------------------------------
  77A4         872,000    7/1/2006                                   0                    1930               N/A        3,632
  77A5         761,000    7/1/2006                                   0                    1939               N/A        2,644
  77A6         662,000    7/1/2006                                   0                    1980               N/A        1,035
  77A7         658,000    7/1/2006                                   0                    1960               N/A        2,286
  77A8         496,000    7/1/2006                                   0                    1980               N/A        1,824
-----------------------------------------------------------------------------------------------------------------------------
  77A9         400,000    7/1/2006                                   0                    1978               N/A          500
  77A10        336,000    7/1/2006                                   0                    1986               N/A        1,168
   78        8,600,000   9/30/2006     79.1       72.7               0                    2000               N/A       37,011
   79        8,670,000   7/25/2006     76.7       76.7               0                    1987               N/A          121
   80        9,580,000   7/21/2006     68.4       68.4               0                    1991               N/A          105
-----------------------------------------------------------------------------------------------------------------------------
   81        7,850,000   6/14/2006     80.0       75.2               0              1983, 1984               N/A          184
   82       10,160,000   7/24/2006     59.1       55.5               0                    1991              2006       47,984
   83        7,850,000   4/25/2006     74.5       65.1               0                    1982         2003-2005          111
   84        7,350,000    7/7/2006     79.6       70.8               0              1966, 1973              2004          172
   85        7,600,000   3/13/2006     76.7       60.0               0                    2003               N/A       63,000
-----------------------------------------------------------------------------------------------------------------------------
   86        7,800,000   11/3/2006     73.7       69.0               0                    2006               N/A       17,513
   87        9,100,000   9/11/2006     62.6       62.6               0                    1988               N/A      156,775
   88        7,000,000   7/31/2006     79.0       74.2               0              1967, 1968         2005-2006          198
   89        7,540,000   6/25/2006     72.4       66.7               0                    1985               N/A       88,200
   90        8,075,000   8/17/2006     66.8       57.2               0                    2005               N/A       28,528
-----------------------------------------------------------------------------------------------------------------------------
   91        7,357,000    8/2/2006     73.3       61.6               0                    1988              2005       99,580
   92        7,650,000   7/21/2006     69.9       65.5               0                    1995               N/A          132
   93        7,000,000    9/6/2006     76.1       64.8               0                 Various               N/A          176
  93A1       3,850,000    9/6/2006                                   0                    1973              1989           92
  93A2       3,150,000    9/6/2006                                   0                    1971              2001           84
-----------------------------------------------------------------------------------------------------------------------------
   94        9,700,000   7/31/2006     54.6       42.5               0                    1965              1991      121,185
   95        6,500,000    8/9/2006     80.0       75.1               0                    1975               N/A          232
   96        7,000,000   7/12/2006     74.2       59.3               0                    2006               N/A       45,827
   97        6,800,000   7/14/2006     75.0       63.7               0                    1972               N/A       75,421
   98        7,700,000    4/1/2006     65.9       51.9           71.95                 Various           Various          134
-----------------------------------------------------------------------------------------------------------------------------
  98A1       4,500,000    4/1/2006                               76.59                    1997               N/A           64
  98A2       3,200,000    4/1/2006                                  62                    1998               N/A           70
   99        7,040,000   6/24/2006     71.9       66.2               0                    1988               N/A       89,259
   100       8,150,000    5/9/2006     61.4       61.4               0                    1994               N/A       47,440
   101       6,950,000    5/8/2006     71.9       64.1               0                    1979         2001-2006       55,240
-----------------------------------------------------------------------------------------------------------------------------
   102       6,530,000   9/15/2006     76.6       65.2               0                 Various               N/A           92
  102A1      2,038,047   9/15/2006                                   0                    1967              2005           30
  102A2        632,828   9/15/2006                                   0        1920, 1935, 1940               N/A            8
  102A3        593,276   9/15/2006                                   0              1947, 1962               N/A            9
  102A4        570,676   9/15/2006                                   0                    1948               N/A            7
-----------------------------------------------------------------------------------------------------------------------------
  102A5        542,425   9/15/2006                                   0                    1949               N/A            7
  102A6        429,419   9/15/2006                                   0                    1933               N/A            5
  102A7        406,819   9/15/2006                                   0              1951, 1998               N/A            5
  102A8        339,015   9/15/2006                                   0                    1954               N/A            6
  102A9        339,015   9/15/2006                                   0                    1954               N/A            6
-----------------------------------------------------------------------------------------------------------------------------
 102A10        322,065   9/15/2006                                   0                    1954               N/A            5
 102A11        316,414   9/15/2006                                   0                    1948               N/A            4
   103       6,200,000   8/23/2006     79.8       72.3               0                    2000               N/A       21,800
   104       5,751,000    7/1/2006     84.6       84.6               0                 Various               N/A       20,475
  104A1      1,822,000    7/1/2006                                   0                    1986               N/A        6,800
-----------------------------------------------------------------------------------------------------------------------------
  104A2        983,000    7/1/2006                                   0                    1974               N/A        3,234
  104A3        869,000    7/1/2006                                   0                    1905               N/A        3,195
  104A4        740,000    7/1/2006                                   0                    1973               N/A        2,500
  104A5        523,000    7/1/2006                                   0                    1900               N/A        1,980
  104A6        420,000    7/1/2006                                   0                    1916               N/A        1,566
-----------------------------------------------------------------------------------------------------------------------------
  104A7        394,000    7/1/2006                                   0                    1974               N/A        1,200
   105       6,008,000    7/1/2006     80.9       80.9               0                 Various               N/A       11,927
  105A1      3,180,000    7/1/2006                                   0                    1977               N/A        6,313
  105A2      2,828,000    7/1/2006                                   0                    1974               N/A        5,614
   106       6,050,000   8/30/2006     80.0       75.9               0                    1980               N/A          160
-----------------------------------------------------------------------------------------------------------------------------
   107       5,492,000    7/1/2006     85.2       85.2               0                 Various               N/A       15,006
  107A1      1,906,000    7/1/2006                                   0                    1974               N/A        4,718
  107A2      1,483,000    7/1/2006                                   0                    1980               N/A        3,600
  107A3        912,000    7/1/2006                                   0                    1975               N/A        3,000
  107A4        758,000    7/1/2006                                   0                    1972               N/A        2,400
-----------------------------------------------------------------------------------------------------------------------------
  107A5        433,000    7/1/2006                                   0                    1900               N/A        1,288
   108       6,100,000   8/29/2006     74.6       67.6               0              1965, 1970              2002       94,596
   109       6,600,000   5/31/2006     68.2       68.2               0                    1973              1983      123,239
   110       6,450,000   7/13/2006     69.7       59.6               0                    2004               N/A       22,490
   111       5,600,000   7/21/2006     79.5       74.4               0                    1995               N/A          120
-----------------------------------------------------------------------------------------------------------------------------
   112       5,550,000    8/9/2006     79.3       74.4               0                    1974               N/A          198
   113       5,345,000    7/1/2006     80.0       80.0               0                 Various               N/A       14,177
  113A1      3,732,000    7/1/2006                                   0                    1987               N/A        8,127
  113A2      1,613,000    7/1/2006                                   0                    1949               N/A        6,050
   114       7,300,000   6/26/2006     57.4       48.9               0                    1998               N/A       89,420
-----------------------------------------------------------------------------------------------------------------------------
   115       7,000,000    8/8/2006     58.6       53.8               0                    1982               N/A      130,432
   116       5,250,000   7/13/2006     78.1       70.8               0                 Various               N/A           88
  116A1      2,800,000   7/13/2006                                   0              1926, 1928               N/A           42
  116A2      1,350,000   7/13/2006                                   0                    1929               N/A           21
  116A3      1,100,000   7/13/2006                                   0                    1922               N/A           25
-----------------------------------------------------------------------------------------------------------------------------
   117       5,850,000   6/25/2006     70.0       59.6               0                    2006               N/A       14,820
   118       4,841,000    7/1/2006     84.5       84.5               0                 Various               N/A       18,156
  118A1        795,000    7/1/2006                                   0                    1924               N/A        3,154
  118A2        712,000    7/1/2006                                   0                    1970               N/A        2,543
  118A3        667,000    7/1/2006                                   0                    1972               N/A        2,452
-----------------------------------------------------------------------------------------------------------------------------
  118A4        617,000    7/1/2006                                   0                    1940               N/A        2,336
  118A5        609,000    7/1/2006                                   0                    1974               N/A        2,004
  118A6        430,000    7/1/2006                                   0                    1987               N/A        1,628
  118A7        420,000    7/1/2006                                   0                    1986               N/A        1,591
  118A8        215,000    7/1/2006                                   0                    1974               N/A          816
-----------------------------------------------------------------------------------------------------------------------------
  118A9        203,000    7/1/2006                                   0                    1963               N/A          768
 118A10        173,000    7/1/2006                                   0                    1964               N/A          864
   119       6,780,000   7/28/2006     59.0       45.9            87.7                    1985              2006           80
   120       5,520,000   8/24/2006     72.5       67.9               0                    2006               N/A       14,820
   121       7,200,000   7/25/2006     55.5       47.0               0                    1969              1984           25
-----------------------------------------------------------------------------------------------------------------------------
   122       5,400,000   6/19/2006     72.9       56.9               0                    1999               N/A       13,905
   123       6,925,000    5/9/2006     56.3       56.3               0                    1995               N/A       50,366
   124       5,300,000   8/14/2006     73.6       66.6               0                    2001               N/A       40,396
   125       5,100,000   7/14/2006     73.5       65.5               0        1955, 1957, 1991               N/A       53,425
   126       4,950,000   10/6/2006     75.8       70.9               0                 Various               N/A           79
-----------------------------------------------------------------------------------------------------------------------------
  126A1      3,050,000   10/6/2006                                   0                    1931               N/A           50
  126A2      1,900,000   10/6/2006                                   0                    1929               N/A           29
   127       4,690,000    3/7/2006     79.9       67.9               0              2003, 2004               N/A       72,060
   128      14,300,000   12/2/2005     25.7       17.2               0                    1932              2004       13,400
   129       5,440,000   4/20/2006     67.1       59.3               0                    1975        1995, 2006       98,175
-----------------------------------------------------------------------------------------------------------------------------
   130       5,300,000    6/9/2006     68.9       64.7               0                    1985               N/A       57,263
   131       4,780,000   6/23/2006     76.4       69.3               0                    2001               N/A       26,972
   132       5,250,000   7/10/2006     68.6       61.2               0                    1996               N/A       62,875
   133       5,150,000    8/1/2006     69.8       59.5               0                    1965              2002          175
   134       4,460,000    7/1/2006     80.4       80.4               0                 Various               N/A       10,602
-----------------------------------------------------------------------------------------------------------------------------
  134A1      2,001,000    7/1/2006                                   0                    1984               N/A        3,602
  134A2      1,333,000    7/1/2006                                   0                    2004               N/A        3,000
  134A3      1,126,000    7/1/2006                                   0                    1960               N/A        4,000
   135       4,600,000   8/28/2006     77.2       68.5               0                    2005               N/A       14,110
   136       5,190,000    8/9/2006     67.0       62.8               0                    1974               N/A          185
-----------------------------------------------------------------------------------------------------------------------------
   137       4,350,000   8/19/2006     79.1       79.1               0                    1999               N/A      102,040
   138       4,600,000   10/1/2006     74.3       57.9               0                    2006               N/A       11,157
   139       4,249,000    7/1/2006     79.7       79.7               0                 Various               N/A       12,378
  139A1      1,786,000    7/1/2006                                   0                    1965               N/A        5,300
  139A2      1,250,000    7/1/2006                                   0                    1962               N/A        3,478
-----------------------------------------------------------------------------------------------------------------------------
  139A3      1,213,000    7/1/2006                                   0                    1996               N/A        3,600
   140       3,961,000    7/1/2006     84.8       84.8               0                 Various               N/A       12,555
  140A1      1,361,000    7/1/2006                                   0                    1992               N/A        4,050
  140A2        909,000    7/1/2006                                   0                    1974               N/A        2,875
  140A3        784,000    7/1/2006                                   0                    1993               N/A        2,580
-----------------------------------------------------------------------------------------------------------------------------
  140A4        512,000    7/1/2006                                   0                    1981               N/A        1,620
  140A5        395,000    7/1/2006                                   0                    1904               N/A        1,430
   141       4,200,000   8/30/2006     79.5       79.5               0                    2006               N/A       14,820
   142       4,325,000   8/28/2006     76.3       67.7               0                    1986               N/A       22,950
   143       4,280,000    9/4/2006     76.5       76.5               0                    2006               N/A       14,820
-----------------------------------------------------------------------------------------------------------------------------
   144       4,350,000    4/4/2006     73.6       64.7               0              1979, 1981               N/A          200
   145       4,004,000    7/1/2006     77.9       77.9               0                 Various               N/A       17,104
  145A1      1,612,000    7/1/2006                                   0                    1981               N/A        8,062
  145A2      1,398,000    7/1/2006                                   0                    1973               N/A        5,808
  145A3        994,000    7/1/2006                                   0                    1980               N/A        3,234
-----------------------------------------------------------------------------------------------------------------------------
   146       3,925,000    9/6/2006     79.0       70.0               0                    1976               N/A       22,120
   147       5,040,000    8/7/2006     61.5       52.6               0                    2006               N/A       22,000
   148       4,350,000   7/28/2006     71.2       60.7               0                    1995               N/A       45,250
   149       4,160,000   6/27/2006     72.1       65.2               0                    1988               N/A       42,559
   150       3,800,000   3/12/2006     78.3       66.6               0                    2006               N/A       10,861
-----------------------------------------------------------------------------------------------------------------------------
   151       4,060,000    7/8/2006     70.6       60.4               0                    2003               N/A       16,006
   152       3,700,000    8/8/2006     75.7       69.5               0              1990, 2005               N/A       41,980
   153       3,400,000    7/1/2006     80.7       80.7               0                 Various               N/A        7,200
  153A1      2,207,000    7/1/2006                                   0                    1960               N/A        4,350
  153A2      1,193,000    7/1/2006                                   0                    1980               N/A        2,850
-----------------------------------------------------------------------------------------------------------------------------
   154       3,600,000   9/15/2006     75.0       69.4               0                    2004               N/A       39,085
   155       3,300,000  11/23/2005     81.8       72.6               0                    2005               N/A       10,010
   156       3,775,000   7/26/2006     71.4       60.7               0                 Various               N/A       97,815
  156A1      2,280,669   7/26/2006                                   0                    1978               N/A       59,095
  156A2      1,494,331   7/26/2006                                   0                    1979               N/A       38,720
-----------------------------------------------------------------------------------------------------------------------------
   157       3,720,000     Various     71.2       61.2               0                 Various               N/A       10,504
  157A1      2,700,000    8/9/2006                                   0                    1999               N/A        7,760
  157A2      1,020,000   8/16/2006                                   0                    1985               N/A        2,744
   158       4,200,000   3/20/2006     62.9       49.6           45.84                    1986               N/A          123
   159       3,650,000   6/16/2006     71.5       67.2               0                    2005               N/A       28,197
-----------------------------------------------------------------------------------------------------------------------------
   160       3,228,000    7/1/2006     80.5       80.5               0                 Various               N/A        7,353
  160A1      1,984,000    7/1/2006                                   0                    1980               N/A        4,184
  160A2      1,244,000    7/1/2006                                   0                    1963               N/A        3,169
   161       4,100,000   3/21/2006     63.1       57.6               0                    1995               N/A       47,950
   162       3,600,000    8/4/2006     69.3       46.1               0                    1991               N/A       16,551
-----------------------------------------------------------------------------------------------------------------------------
   163       3,060,000    8/9/2006     79.7       74.8               0                    1971               N/A          109
   164       3,070,000   8/17/2006     79.0       67.0               0                    1978               N/A       46,356
   165       3,140,000    8/9/2006     77.1       72.3               0                    1973               N/A          117
   166       3,250,000    2/9/2006     73.4       62.8               0                    1989               N/A       48,000
   167       3,600,000   8/14/2006     65.5       61.6               0                    1971              2005          102
-----------------------------------------------------------------------------------------------------------------------------
   168       3,400,000    8/9/2006     67.6       63.5               0                    1973               N/A           93
   169       3,075,000   8/17/2006     74.8       68.7               0                    1981               N/A       51,440
   170       2,900,000   3/12/2006     77.6       66.7               0                    1996               N/A       12,669
   171       2,379,000    7/1/2006     93.2       93.2               0                 Various               N/A        6,841
  171A1      1,230,000    7/1/2006                                   0                    1972               N/A        3,928
-----------------------------------------------------------------------------------------------------------------------------
  171A2      1,149,000    7/1/2006                                   0                    1960               N/A        2,913
   172       2,960,000   7/11/2006     74.3       62.7               0                    2004               N/A       12,808
   173       2,700,000   8/28/2006     74.6       66.4               0                    1996               N/A       19,797
   174       2,560,000   7/26/2006     76.2       71.6               0                    1999               N/A       16,584
   175       3,700,000   7/18/2006     52.7       45.1          107.44                    1952              2003           21
-----------------------------------------------------------------------------------------------------------------------------
   176       2,750,000    7/6/2006     70.8       60.7               0                    2005               N/A       20,013
   177       3,600,000   7/20/2006     50.7       47.6               0                    1924              2003       16,973
   178       2,500,000   7/24/2006     70.5       65.1               0                    2003               N/A        5,759
   179       2,350,000    5/8/2006     72.1       62.1               0                    2004               N/A       11,589
   180       2,100,000   3/28/2006     78.6       70.7               0                    2005               N/A       11,134
-----------------------------------------------------------------------------------------------------------------------------
   181       2,500,000   7/20/2006     60.8       57.1               0                    1910              1995       12,824
   182       1,700,000   7/14/2006     73.5       63.0               0                    1990               N/A        4,800
   183       1,675,000   8/10/2006     71.6       63.6               0                    1990              2006           32
   184       1,260,000   9/13/2006     80.2       68.5               0                    1965              2006       14,500
   185       1,350,000    8/2/2006     64.4       57.6               0                    2004               N/A        1,895
-----------------------------------------------------------------------------------------------------------------------------

           UNIT      LOAN                       RENT                                                     LARGEST
CONTROL    OF        PER       OCCUPANCY        ROLL          OWNERSHIP                                  TENANT
  NO.    MEASURE   UNIT ($)  PERCENTAGE (%)     DATE           INTEREST                                   NAME
------------------------------------------------------------------------------------------------------------------------------------

    1    Sq. Ft.        478            99.5    1/1/2007  Fee Simple            Jeffries & Company, Inc.
    2    Sq. Ft.        360            99.9    8/1/2006  Fee Simple            News America
    3    Beds        58,879            93.9   6/30/2006  Fee Simple            N/A
   3A1   Beds        45,729            98.9   6/30/2006  Fee Simple            N/A
   3A2   Beds        54,599            98.8   6/30/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
   3A3   Beds       100,589            85.3   6/30/2006  Fee Simple            N/A
   3A4   Beds        40,829            98.4   6/30/2006  Fee Simple            N/A
   3A5   Beds        44,438            94.9   6/30/2006  Fee Simple            N/A
   3A6   Beds        25,155            89.6   6/30/2006  Fee Simple            N/A
   3A7   Beds        44,791            98.4   6/30/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
   3A8   Beds        39,216            95.9   6/30/2006  Fee Simple            N/A
   3A9   Beds        38,548            96.8   6/30/2006  Fee Simple            N/A
  3A10   Beds        40,881            96.1   6/30/2006  Fee Simple            N/A
  3A11   Beds        39,840            96.7   6/30/2006  Fee Simple            N/A
  3A12   Beds        27,673            96.6   6/30/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
  3A13   Beds        24,009            98.2   6/30/2006  Fee Simple            N/A
  3A14   Beds        46,125            97.1   6/30/2006  Fee Simple            N/A
  3A15   Beds        39,564            94.5   6/30/2006  Fee Simple            N/A
  3A16   Beds        23,278            81.8   6/30/2006  Fee Simple            N/A
  3A17   Beds        35,212            98.0   6/30/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
  3A18   Beds        33,359            98.6   6/30/2006  Fee Simple            N/A
  3A19   Beds        34,784            97.8   6/30/2006  Fee Simple            N/A
  3A20   Beds        40,732            97.5   6/30/2006  Fee Simple            N/A
  3A21   Beds        29,818            95.5   6/30/2006  Fee Simple            N/A
  3A23   Beds        34,584            94.5   6/30/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
  3A22   Beds        23,790            87.9   6/30/2006  Fee Simple            N/A
  3A24   Beds        28,079            85.5   6/30/2006  Fee Simple            N/A
  3A25   Beds        28,966            94.3   6/30/2006  Fee Simple            N/A
  3A26   Beds        37,800            97.8   6/30/2006  Fee Simple            N/A
  3A27   Beds        35,579            95.7   6/30/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
  3A28   Beds        28,093            95.5   6/30/2006  Fee Simple            N/A
  3A29   Beds        34,144            92.5   6/30/2006  Fee Simple            N/A
  3A30   Beds        18,687            95.5   6/30/2006  Fee Simple            N/A
  3A31   Beds        25,576            91.4   6/30/2006  Fee Simple            N/A
  3A32   Beds        22,491            95.3   6/30/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
  3A33   Beds        42,987            96.8   6/30/2006  Fee Simple            N/A
  3A34   Beds        25,713            94.9   6/30/2006  Fee Simple            N/A
  3A35   Beds        29,677            94.7   6/30/2006  Fee Simple            N/A
  3A36   Beds        25,147            91.5   6/30/2006  Fee Simple            N/A
  3A37   Beds        27,916            97.2   6/30/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
  3A38   Beds        23,139            98.3   6/30/2006  Fee Simple            N/A
  3A39   Beds        45,110            97.7   6/30/2006  Fee Simple            N/A
  3A40   Beds        22,586            89.0   6/30/2006  Fee Simple            N/A
  3A41   Beds        23,292            66.1   6/30/2006  Fee Simple            N/A
  3A42   Beds        26,467            90.7   6/30/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
  3A43   Beds        24,105            95.3   6/30/2006  Fee Simple            N/A
  3A44   Beds        23,977            83.2   6/30/2006  Fee Simple            N/A
  3A45   Beds        23,882            94.4   6/30/2006  Fee Simple            N/A
  3A46   Beds        21,530            96.0   6/30/2006  Fee Simple            N/A
  3A47   Beds        35,624            96.7   6/30/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
  3A48   Beds        25,617            95.5   6/30/2006  Fee Simple            N/A
  3A49   Beds        29,580            98.1   6/30/2006  Fee Simple            N/A
  3A50   Beds        33,411            96.9   6/30/2006  Fee Simple            N/A
  3A51   Beds        22,321            96.4   6/30/2006  Fee Simple            N/A
  3A52   Beds        17,690            94.6   6/30/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
  3A53   Beds        25,181            61.5   6/30/2006  Fee Simple            N/A
  3A54   Beds        32,413            95.7   6/30/2006  Fee Simple            N/A
  3A55   Beds        33,207            99.2   6/30/2006  Fee Simple            N/A
  3A56   Beds        25,713            95.9   6/30/2006  Fee Simple            N/A
  3A57   Beds        19,226            98.1   6/30/2006  Leasehold             N/A
------------------------------------------------------------------------------------------------------------------------------------
  3A58   Beds        24,657            96.4   6/30/2006  Fee Simple            N/A
  3A59   Beds        26,270            89.5   6/30/2006  Fee Simple            N/A
  3A60   Beds        26,975            96.7   6/30/2006  Fee Simple            N/A
  3A61   Beds        30,887            71.7   6/30/2006  Fee Simple            N/A
  3A63   Beds        24,742            90.6   6/30/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
  3A62   Beds        21,540            86.2   6/30/2006  Fee Simple            N/A
  3A64   Beds        21,068            94.0   6/30/2006  Fee Simple            N/A
  3A65   Beds        27,355            97.3   6/30/2006  Fee Simple            N/A
  3A66   Beds        23,064            94.5   6/30/2006  Fee Simple            N/A
  3A67   Beds        23,836            93.7   6/30/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
  3A68   Beds        16,494            93.9   6/30/2006  Fee Simple            N/A
  3A69   Beds        21,687            91.9   6/30/2006  Fee Simple            N/A
  3A70   Beds        31,715            96.9   6/30/2006  Fee Simple            N/A
  3A71   Beds        14,914            88.5   6/30/2006  Fee Simple            N/A
  3A72   Beds        20,288            87.8   6/30/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
  3A73   Beds        17,319            97.6   6/30/2006  Fee Simple            N/A
  3A74   Beds        16,371            96.4   6/30/2006  Fee Simple            N/A
  3A75   Beds        21,444            88.6   6/30/2006  Fee Simple            N/A
  3A76   Beds        25,474            96.9   6/30/2006  Fee Simple            N/A
  3A77   Beds        13,140            93.8   6/30/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
  3A78   Beds        20,367            97.0   6/30/2006  Fee Simple            N/A
  3A79   Beds        15,632            97.2   6/30/2006  Fee Simple            N/A
  3A80   Beds        11,012            94.3   6/30/2006  Fee Simple            N/A
  3A81   Beds        11,008            86.9   6/30/2006  Fee Simple            N/A
  3A82   Beds        15,157            90.6   6/30/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
    4    Sq. Ft.        160            97.9   10/9/2006  Fee Simple            College Entrance Board
    5    Sq. Ft.        140            91.1    9/1/2006  Fee Simple            Merill Lynch, Pierce, Fenner
    6    Sq. Ft.        188            93.0     Various  Fee Simple            N/A
   6A1   Sq. Ft.        185            91.2    9/1/2006  Fee Simple            Cisco
   6A2   Sq. Ft.        194            96.4    9/6/2006  Fee Simple            GSA National Park Service
------------------------------------------------------------------------------------------------------------------------------------
    7    Sq. Ft.         91            99.5   11/1/2006  Fee Simple/Leasehold  N/A
   7A1   Sq. Ft.        229           100.0   11/1/2006  Fee Simple            United States of America: General Services
                                                                               Administration (US Drug Enforcement Agency)
   7A2   Sq. Ft.         99           100.0   11/1/2006  Fee Simple            State of Michigan (Department of Police)
   7A3   Sq. Ft.         33           100.0   11/1/2006  Fee Simple            United States Postal Service
   7A4   Sq. Ft.        204           100.0   11/1/2006  Leasehold             United States of America: General Services
                                                                               Administration (Department of Homeland Security)
------------------------------------------------------------------------------------------------------------------------------------
   7A5   Sq. Ft.         70           100.0   11/1/2006  Fee Simple            State of Texas (The Texas Department of Human
                                                                               Services)
   7A6   Sq. Ft.        285           100.0   11/1/2006  Fee Simple            United States of America: General Services
                                                                               Administration (United States Customs Service)
   7A7   Sq. Ft.        211           100.0   11/1/2006  Fee Simple            United States of America: General Services
                                                                               Administration (Social Security Administration)
   7A8   Sq. Ft.         78           100.0   11/1/2006  Fee Simple            United States of America: General Services
                                                                               Administration (Department of Homeland Security)
   7A9   Sq. Ft.         95           100.0   11/1/2006  Fee Simple            United States of America: Department of Interior
                                                                               Bureau of Land Management
------------------------------------------------------------------------------------------------------------------------------------
  7A10   Sq. Ft.        175           100.0   11/1/2006  Fee Simple            Unites States of America: General Services
                                                                               Administration (Social Security Administration)
  7A11   Sq. Ft.         72           100.0   11/1/2006  Fee Simple            State of Ohio (Department of Administrative Services)
  7A12   Sq. Ft.         90           100.0   11/1/2006  Fee Simple            United States of America: Bureau of Land Management
  7A13   Sq. Ft.         60            98.5   11/1/2006  Fee Simple            State of Texas (Health and Human Services Commission)
  7A14   Sq. Ft.        167           100.0   11/1/2006  Fee Simple            United States of America: General Services
                                                                               Administration (Social Security Administration)
------------------------------------------------------------------------------------------------------------------------------------
  7A15   Sq. Ft.        174           100.0   11/1/2006  Fee Simple            United States of America: General Services
                                                                               Administration (Social Security Administration)
  7A16   Sq. Ft.        153           100.0   11/1/2006  Fee Simple            United States of America: General Services
                                                                               Administration (Social Security Administration and
                                                                               Internal Revenue Service)
  7A17   Sq. Ft.         60           100.0   11/1/2006  Fee Simple            State of Texas (Health and Human Services Commission
                                                                               and Department of Family and Protective Services)
  7A18   Sq. Ft.        102           100.0   11/1/2006  Fee Simple            United States of America: General Services
                                                                               Administration (Veterans Administration)
  7A19   Sq. Ft.         44           100.0   11/1/2006  Fee Simple            United States of America (Department of Agriculture
                                                                               Forest Service)
------------------------------------------------------------------------------------------------------------------------------------
  7A20   Sq. Ft.        138           100.0   11/1/2006  Fee Simple            United States of America: General Serices
                                                                               Administration (Social Security Administration)
  7A21   Sq. Ft.        138           100.0   11/1/2006  Fee Simple            United States of America: General Services
                                                                               Administration (Social Security Administration)
  7A22   Sq. Ft.         76           100.0   11/1/2006  Fee Simple            State of Texas (Department of Human Services)
  7A23   Sq. Ft.         60           100.0   11/1/2006  Fee Simple            State of Texas (Health and Human Services Commision)
  7A25   Sq. Ft.        111           100.0   11/1/2006  Fee Simple            United States of America: General Services
                                                                               Administration (Public Buildings Service)
------------------------------------------------------------------------------------------------------------------------------------
  7A24   Sq. Ft.         58           100.0   11/1/2006  Fee Simple            State of Texas (Texas Building and Procurement
                                                                               Commission)
  7A27   Sq. Ft.        142           100.0   11/1/2006  Fee Simple            United States of America: General Services
                                                                               Administration (US Drug Enforcement Agency)
  7A26   Sq. Ft.         42            62.8   11/1/2006  Fee Simple            State of Texas (Health and Human Services Commission)
  7A28   Sq. Ft.        129           100.0   11/1/2006  Fee Simple            United States Postal Service
  7A29   Sq. Ft.        168           100.0   11/1/2006  Fee Simple            United States of America: General Services
                                                                               Administration (Social Security Administration)
------------------------------------------------------------------------------------------------------------------------------------
  7A30   Sq. Ft.         55           100.0   11/1/2006  Fee Simple            State of Texas (Health and Human Services Commission)
  7A31   Sq. Ft.        117           100.0   11/1/2006  Fee Simple            United States Postal Service
  7A32   Sq. Ft.         46           100.0   11/1/2006  Fee Simple            State of Texas (Texas Building and Procurement
                                                                               Commission)
  7A33   Sq. Ft.         51           100.0   11/1/2006  Fee Simple            State of Texas (Health and Human Services Commission
                                                                               and Department of Family and Protective Services)
  7A34   Sq. Ft.        114           100.0   11/1/2006  Fee Simple            United States Postal Service
------------------------------------------------------------------------------------------------------------------------------------
  7A35   Sq. Ft.         55           100.0   11/1/2006  Fee Simple            State of Texas (Health and Human Services Commission
                                                                               and Department of Family and Protective Services)
  7A36   Sq. Ft.         34           100.0   11/1/2006  Fee Simple            State of Texas (Health and Human Services Commission
                                                                               and Department of Family and Protective Services)
  7A37   Sq. Ft.         26           100.0   11/1/2006  Fee Simple            State of Texas (Health and Human Services Commission
                                                                               and Department of Family and Protective Services)
  7A38   Sq. Ft.         28           100.0   11/1/2006  Fee Simple            State of Texas (Health and Human Services Commission)
    8    Sq. Ft.        143            89.9     Various  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
   8A1   Sq. Ft.        210            89.9   11/1/2006  Fee Simple            Claim Jumper Restaurant, L.L.C.
   8A2   Sq. Ft.        144           100.0   7/19/2006  Fee Simple            Asiana Market
   8A3   Sq. Ft.        102            82.6   11/1/2006  Fee Simple            Basha's Store #50
   8A4   Sq. Ft.         95            75.2   7/19/2006  Fee Simple            Hollywood Entertainment
   8A5   Sq. Ft.        115            91.2    8/1/2006  Fee Simple            Dollar General
------------------------------------------------------------------------------------------------------------------------------------
   8A6   Sq. Ft.        274           100.0   8/12/2006  Fee Simple            Record Town USA, LLC dba FYE Music and Movies
   8A7   Sq. Ft.        329           100.0   10/1/2006  Fee Simple            Washington Mutual
   8A8   Sq. Ft.        221           100.0    9/1/2006  Fee Simple            Wells Fargo Financial Arizona, Inc.
   8A9   Sq. Ft.         82            81.1   7/18/2006  Fee Simple            Dollar General #6453
  8A10   Sq. Ft.         64            65.8   7/18/2006  Fee Simple            Tae C. Lee
------------------------------------------------------------------------------------------------------------------------------------
  8A11   Sq. Ft.         88            81.4   7/18/2006  Fee Simple            Elite PC, LLC
  8A12   Sq. Ft.        262           100.0   7/26/2006  Fee Simple            Blockbuster Inc.
  8A13   Sq. Ft.         91           100.0   7/18/2006  Fee Simple            Dollar General
  8A14   Sq. Ft.        160           100.0   7/18/2006  Fee Simple            A Plus Chiropractic Care, P.C.
    9    Sq. Ft.        132            88.6    9/1/2006  Fee Simple            INVESCO Institutional
------------------------------------------------------------------------------------------------------------------------------------
   10    Rooms      133,333            71.4     Various  Fee Simple            N/A
  10A1   Rooms      153,571            61.0   6/30/2006  Fee Simple            N/A
  10A2   Rooms      107,143            70.4   6/30/2006  Fee Simple            N/A
  10A3   Rooms      185,185            65.0   7/31/2006  Fee Simple            N/A
  10A4   Rooms       95,000            84.0   6/30/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
  10A5   Rooms      174,528            78.8   6/30/2006  Fee Simple            N/A
   11    Pads        28,229            85.4    9/1/2006  Fee Simple            N/A
  11A1   Pads        37,915            88.2    9/1/2006  Fee Simple            N/A
  11A2   Pads        26,891            73.9    9/1/2006  Fee Simple            N/A
  11A3   Pads        36,025            95.7    9/1/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
  11A4   Pads        24,449            83.3    9/1/2006  Fee Simple            N/A
  11A5   Pads        27,320            80.4    9/1/2006  Fee Simple            N/A
  11A6   Pads        32,667            92.7    9/1/2006  Fee Simple            N/A
  11A7   Pads        20,172            74.2    9/1/2006  Fee Simple            N/A
  11A8   Pads        23,913            94.6    9/1/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
  11A9   Pads        35,000            98.3    9/1/2006  Fee Simple            N/A
  11A10  Pads        19,277            84.3    9/1/2006  Fee Simple            N/A
   12    Sq. Ft.        304           100.0  10/23/2006  Fee Simple            Tampa Bay Buccaneers
   13    Sq. Ft.        416            84.3    8/1/2006  Fee Simple            Sloppy Joe's/Howl at the Moon
   14    Sq. Ft.        135            85.5   7/21/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
  14A1   Sq. Ft.        140            86.8   7/21/2006  Fee Simple            ADT Security Services
  14A2   Sq. Ft.        128            83.3   7/21/2006  Fee Simple            North Fork Bank
   15    Units       50,854            93.0   8/25/2006  Fee Simple            N/A
   16    Sq. Ft.        314            94.8  11/10/2005  Fee Simple            Dillard's
   17    Sq. Ft.        573            96.7  10/31/2006  Fee Simple            Equinox South Beach, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   18    Units       74,556            91.7   8/14/2006  Fee Simple            N/A
   19    Units       64,945            98.4    8/8/2006  Fee Simple            N/A
   20    Sq. Ft.        135           100.0    9/1/2006  Fee Simple            The Vons Companies Inc.
   21    Pads        19,609            68.2   6/29/2006  Fee Simple            N/A
  21A1   Pads        18,873            59.2   6/29/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
  21A2   Pads        21,137            78.1   6/29/2006  Fee Simple            N/A
  21A3   Pads        19,231            76.9   6/29/2006  Fee Simple            N/A
   22    Units       75,768            93.9    8/7/2006  Fee Simple            N/A
   23    Sq. Ft.        146            81.5   9/12/2006  Fee Simple            SpecPub, Inc.
   24    Sq. Ft.        148            95.6   9/19/2006  Fee Simple            Best Buy
------------------------------------------------------------------------------------------------------------------------------------
   25    Sq. Ft.        158            94.4    8/1/2006  Fee Simple            City of Los Angeles Retirement System
   26    Sq. Ft.         69            97.2   8/15/2006  Fee Simple/Leasehold  Belk
   27    Units       63,393            89.3   8/14/2006  Fee Simple            N/A
   28    Sq. Ft.        100            98.2    9/1/2006  Fee Simple/Leasehold  NYS Workers Comp
   29    Sq. Ft.        114           100.0   8/11/2006  Fee Simple            The TJX Companies, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   30    Sq. Ft.        149            92.8   10/1/2006  Fee Simple            Stein Mart
   31    Sq. Ft.        239           100.0   9/13/2006  Fee Simple            Sharp Rees-Stealy Medical Group
   32    Units       78,713            94.1   7/31/2006  Fee Simple            N/A
   33    Units       69,444            93.1   7/31/2006  Fee Simple            N/A
   34    Units       45,988            99.1    9/6/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
   35    Sq. Ft.         56            92.6   11/1/2006  Fee Simple            Kmart Corporation
   36    Sq. Ft.        230            97.6    8/8/2006  Fee Simple            Blockbuster Inc.
   37    Sq. Ft.        154            93.5   8/16/2006  Fee Simple            Progressive
   38    Sq. Ft.         93            87.4   10/3/2006  Fee Simple            Golden Coral
   39    Units       54,717            93.7    8/1/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
   40    Units       31,250            88.2    8/1/2006  Fee Simple            N/A
   41    Sq. Ft.        203            88.2   8/30/2006  Fee Simple            Best Buy
   42    Sq. Ft.        210           100.0    9/1/2006  Fee Simple            Seven Oaks Acadamy
   43    Units       55,450            91.2    8/2/2006  Fee Simple            N/A
   44    Units       34,118            91.7   5/17/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
   45    Sq. Ft.         41            95.0   7/28/2006  Fee Simple            Belk
   46    Sq. Ft.        244           100.0   8/31/2006  Fee Simple            Stonewood
   47    Sq. Ft.        121            87.3    8/1/2006  Fee Simple            Giant Food Stores, LLC
   48    Units       51,750            89.0   9/19/2006  Fee Simple            N/A
   49    Units       35,842            88.9   7/26/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
   50    Sq. Ft.        213           100.0   6/29/2006  Fee Simple            N/A
  50A1   Sq. Ft.        216           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
  50A2   Sq. Ft.        254           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
  50A3   Sq. Ft.        258           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
  50A4   Sq. Ft.        219           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
------------------------------------------------------------------------------------------------------------------------------------
  50A5   Sq. Ft.        216           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
  50A6   Sq. Ft.        216           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
  50A7   Sq. Ft.        233           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
  50A8   Sq. Ft.        254           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
  50A9   Sq. Ft.        230           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
------------------------------------------------------------------------------------------------------------------------------------
  50A10  Sq. Ft.        230           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
  50A11  Sq. Ft.        132           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
  50A12  Sq. Ft.         77           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
   51    Sq. Ft.        130           100.0    9/8/2006  Fee Simple            Knowlan's Super Markets
   52    Units       22,059            87.5   9/15/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
   53    Sq. Ft.         88           100.0   7/13/2006  Fee Simple            Home Depot
   54    Sq. Ft.         62            92.0   9/27/2006  Fee Simple            ARC - 3500 Whse
   55    Sq. Ft.        479           100.0   6/29/2006  Fee Simple            N/A
  55A1   Sq. Ft.        411           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
  55A2   Sq. Ft.        543           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
------------------------------------------------------------------------------------------------------------------------------------
  55A3   Sq. Ft.        501           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
  55A4   Sq. Ft.        491           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
  55A5   Sq. Ft.        501           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
   56    Sq. Ft.         72            89.0    9/6/2006  Fee Simple            ShawCor Pipe Protection
   57    Sq. Ft.         76            95.5   8/29/2006  Fee Simple            Ingles Markets, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   58    Sq. Ft.         66            98.1    9/6/2006  Fee Simple            Old Time Pottery
   59    Rooms       70,534            87.8   6/30/2006  Fee Simple            N/A
   60    Sq. Ft.        140            98.0  10/25/2006  Fee Simple            Bi-Lo
   61    Sq. Ft.        213           100.0   6/23/2006  Fee Simple            Washington Mutual
   62    Sq. Ft.        164            98.6   7/10/2006  Fee Simple            The Great Atlantic & Pacific Tea Company, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   63    Units       46,512            98.8    7/5/2006  Fee Simple            N/A
   64    Pads        12,666            79.2   10/9/2006  Fee Simple            N/A
  64A1   Pads        10,736            92.7   10/9/2006  Fee Simple            N/A
  64A2   Pads        12,730            57.5   10/9/2006  Fee Simple            N/A
  64A3   Pads        15,339            90.4   10/9/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
  64A4   Pads        16,431            84.1   10/9/2006  Fee Simple            N/A
   65    Sq. Ft.        317           100.0    7/6/2006  Fee Simple            N/A
  65A1   Sq. Ft.        286           100.0    7/6/2006  Fee Simple            Charter One Bank, N.A.
  65A2   Sq. Ft.        421           100.0    7/6/2006  Fee Simple            Charter One Bank, N.A.
  65A3   Sq. Ft.        286           100.0    7/6/2006  Fee Simple            Charter One Bank, N.A.
------------------------------------------------------------------------------------------------------------------------------------
  65A4   Sq. Ft.        421           100.0    7/6/2006  Fee Simple            Charter One Bank, N.A.
  65A5   Sq. Ft.        244           100.0    7/6/2006  Fee Simple            Charter One Bank, N.A.
   66    Sq. Ft.        277           100.0   7/19/2006  Fee Simple            Various
  66A1   Sq. Ft.        315           100.0   7/19/2006  Fee Simple            Eckerd Coporation
  66A2   Sq. Ft.        242           100.0   7/19/2006  Fee Simple            Walgreen Co
------------------------------------------------------------------------------------------------------------------------------------
   67    Pads        27,178            87.1    9/1/2006  Fee Simple            N/A
   68    Sq. Ft.        352           100.0     Various  Fee Simple            N/A
  68A1   Sq. Ft.        352           100.0    7/6/2006  Fee Simple            Charter One Bank, N.A.
  68A2   Sq. Ft.        352           100.0    7/6/2006  Fee Simple            Charter One Bank, N.A.
  68A3   Sq. Ft.        352           100.0    7/6/2006  Fee Simple            Charter One Bank, N.A.
------------------------------------------------------------------------------------------------------------------------------------
  68A4   Sq. Ft.        352           100.0    7/6/2006  Fee Simple            Charter One Bank, N.A.
  68A5   Sq. Ft.        352           100.0    7/6/2006  Fee Simple            Charter One Bank, N.A.
  68A6   Sq. Ft.        352           100.0   9/29/2006  Fee Simple            Charter One Bank, N.A.
   69    Units      120,968            98.4   8/31/2006  Fee Simple            N/A
   70    Sq. Ft.        154           100.0    9/6/2006  Fee Simple            Sierra Pacific Mortgatge
------------------------------------------------------------------------------------------------------------------------------------
   71    Sq. Ft.         97            81.9    9/7/2006  Fee Simple            Phoenicia Foods
   72    Sq. Ft.         82            96.9   8/30/2006  Fee Simple            Colorado Allergy & Asthma
   73    Sq. Ft.        116            92.6   8/30/2006  Fee Simple            UHS of Delaware, Inc.
   74    Sq. Ft.         65           100.0  10/25/2006  Fee Simple            Garden Ridge, L.P.
   75    Sq. Ft.         82           100.0    9/6/2006  Fee Simple            Beall's
------------------------------------------------------------------------------------------------------------------------------------
   76    Sq. Ft.         92            96.7   10/1/2006  Fee Simple            Meridian Business Center-Texas-Partners, L.P.
   77    Sq. Ft.        265           100.0    7/6/2006  Fee Simple            N/A
  77A1   Sq. Ft.        230           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
  77A2   Sq. Ft.        348           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
  77A3   Sq. Ft.        244           100.0    7/6/2006  Fee Simple            Citizens Bank of Rhode Island
------------------------------------------------------------------------------------------------------------------------------------
  77A4   Sq. Ft.        202           100.0    7/6/2006  Fee Simple            Citizens Bank of Rhode Island
  77A5   Sq. Ft.        244           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
  77A6   Sq. Ft.        550           100.0    7/6/2006  Fee Simple            Citizens Bank of Rhode Island
  77A7   Sq. Ft.        244           100.0    7/6/2006  Fee Simple            Citizens Bank of Rhode Island
  77A8   Sq. Ft.        230           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
------------------------------------------------------------------------------------------------------------------------------------
  77A9   Sq. Ft.        689           100.0    7/6/2006  Fee Simple            Citizens Bank New Hampshire
  77A10  Sq. Ft.        244           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
   78    Sq. Ft.        184            83.5    9/1/2006  Fee Simple            Sepracor. Inc.
   79    Units       54,959            95.0   8/14/2006  Fee Simple            N/A
   80    Units       62,381            98.1   7/31/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
   81    Units       34,130            92.4    6/7/2006  Fee Simple            N/A
   82    Sq. Ft.        125           100.0    7/1/2006  Fee Simple            PrimaPharm
   83    Units       52,703            93.7   6/30/2006  Fee Simple            N/A
   84    Units       34,012            93.6   7/10/2006  Fee Simple            N/A
   85    Sq. Ft.         93           100.0   9/13/2006  Leasehold             Pratt & Whitney- United Technologies
------------------------------------------------------------------------------------------------------------------------------------
   86    Sq. Ft.        328           100.0   7/27/2006  Fee Simple            CVS
   87    Sq. Ft.         36            83.5   9/25/2006  Fee Simple            N/A
   88    Units       27,929            91.9   7/31/2006  Fee Simple            N/A
   89    Sq. Ft.         62           100.0   7/21/2006  Fee Simple            Kroger
   90    Sq. Ft.        189           100.0   9/18/2006  Fee Simple            Old City Buffet (Guo)
------------------------------------------------------------------------------------------------------------------------------------
   91    Sq. Ft.         54            98.8   8/31/2006  Fee Simple            Redner's Market
   92    Units       40,515            93.9    8/3/2006  Fee Simple            N/A
   93    Units       30,260            96.6   9/15/2006  Fee Simple            N/A
  93A1   Units       31,838            98.9   9/15/2006  Fee Simple            N/A
  93A2   Units       28,531            94.0   9/15/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
   94    Sq. Ft.         44            89.3   8/15/2006  Fee Simple            T.J. Maxx
   95    Units       22,414            98.3   7/31/2006  Fee Simple            N/A
   96    Sq. Ft.        113           100.0    8/8/2006  Fee Simple            Turner Furniture of North Carolina, LLC
   97    Sq. Ft.         68           100.0   9/27/2006  Fee Simple            Air Industries
   98    Rooms       37,870            56.1   3/31/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
  98A1   Rooms       47,419            58.3   3/31/2006  Fee Simple            N/A
  98A2   Rooms       29,140            52.7   3/31/2006  Fee Simple            N/A
   99    Sq. Ft.         57            91.9   7/21/2006  Fee Simple            Pick 'n' Save
   100   Sq. Ft.        105            96.3    8/1/2006  Fee Simple            N/A
   101   Sq. Ft.         91            94.3   6/20/2006  Fee Simple            Big Lots
------------------------------------------------------------------------------------------------------------------------------------
   102   Units       54,348           100.0   9/26/2006  Fee Simple            N/A
  102A1  Units       52,018           100.0   9/26/2006  Fee Simple            N/A
  102A2  Units       60,569           100.0   9/26/2006  Fee Simple            N/A
  102A3  Units       50,474           100.0   9/26/2006  Fee Simple            N/A
  102A4  Units       62,424           100.0   9/26/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
  102A5  Units       59,333           100.0   9/26/2006  Fee Simple            N/A
  102A6  Units       65,761           100.0   9/26/2006  Fee Simple            N/A
  102A7  Units       62,300           100.0   9/26/2006  Fee Simple            N/A
  102A8  Units       43,264           100.0   9/26/2006  Fee Simple            N/A
  102A9  Units       43,264           100.0   9/26/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
 102A10  Units       49,321           100.0   9/26/2006  Fee Simple            N/A
 102A11  Units       60,570           100.0   9/26/2006  Fee Simple            N/A
   103   Sq. Ft.        227           100.0   9/22/2006  Fee Simple            Snooke's Bar & Grill
   104   Sq. Ft.        238           100.0    7/6/2006  Fee Simple            N/A
  104A1  Sq. Ft.        226           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
------------------------------------------------------------------------------------------------------------------------------------
  104A2  Sq. Ft.        258           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
  104A3  Sq. Ft.        230           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
  104A4  Sq. Ft.        251           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
  104A5  Sq. Ft.        223           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
  104A6  Sq. Ft.        226           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
------------------------------------------------------------------------------------------------------------------------------------
  104A7  Sq. Ft.        279           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
   105   Sq. Ft.        408           100.0   6/29/2006  Fee Simple            N/A
  105A1  Sq. Ft.        408           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
  105A2  Sq. Ft.        408           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
   106   Units       30,250            98.1    8/7/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
   107   Sq. Ft.        312           100.0    7/6/2006  Fee Simple            N/A
  107A1  Sq. Ft.        345           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
  107A2  Sq. Ft.        352           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
  107A3  Sq. Ft.        258           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
  107A4  Sq. Ft.        268           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
------------------------------------------------------------------------------------------------------------------------------------
  107A5  Sq. Ft.        286           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
   108   Sq. Ft.         48           100.0   9/18/2006  Fee Simple            Hobby Lobby
   109   Sq. Ft.         37           100.0   8/31/2006  Fee Simple            Mia's Beauty Supply, Inc.
   110   Sq. Ft.        200           100.0   7/31/2006  Fee Simple            1st Aquatic Physical Therapy
   111   Units       37,083            98.3    8/7/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
   112   Units       22,222            99.5   7/31/2006  Fee Simple            N/A
   113   Sq. Ft.        302           100.0    7/6/2006  Fee Simple            N/A
  113A1  Sq. Ft.        370           100.0    7/6/2006  Fee Simple            Charter One Bank, N.A.
  113A2  Sq. Ft.        210           100.0    7/6/2006  Fee Simple            Charter One Bank, N.A.
   114   Sq. Ft.         47            97.6   8/31/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
   115   Sq. Ft.         31           100.0    9/6/2006  Fee Simple            Consignment American Inc.
   116   Units       46,591           100.0   6/30/2006  Fee Simple            N/A
  116A1  Units       54,119           100.0   6/30/2006  Fee Simple            N/A
  116A2  Units       51,190           100.0   6/30/2006  Fee Simple            N/A
  116A3  Units       30,080           100.0   6/30/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
   117   Sq. Ft.        276           100.0   8/16/2005  Fee Simple            Walgreen - Henderson
   118   Sq. Ft.        225           100.0    7/6/2006  Fee Simple            N/A
  118A1  Sq. Ft.        213           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
  118A2  Sq. Ft.        237           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
  118A3  Sq. Ft.        230           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
------------------------------------------------------------------------------------------------------------------------------------
  118A4  Sq. Ft.        223           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
  118A5  Sq. Ft.        258           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
  118A6  Sq. Ft.        223           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
  118A7  Sq. Ft.        223           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
  118A8  Sq. Ft.        223           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
------------------------------------------------------------------------------------------------------------------------------------
  118A9  Sq. Ft.        223           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
 118A10  Sq. Ft.        167           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
   119   Rooms       50,000            62.6   6/30/2006  Fee Simple            N/A
   120   Sq. Ft.        270           100.0   11/3/2006  Fee Simple            Walgreen's
   121   Units      159,863            96.0   8/23/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
   122   Sq. Ft.        283           100.0   8/16/2006  Fee Simple            Walgreens
   123   Sq. Ft.         77            97.1    8/1/2006  Fee Simple            N/A
   124   Sq. Ft.         97           100.0   10/1/2006  Fee Simple            Comfort Systems USA
   125   Sq. Ft.         70           100.0   8/24/2006  Fee Simple            Naomi Sadoun and Solomon Sadoun dba Indigo Dye
   126   Units       47,468            93.6    8/2/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
  126A1  Units    45,000.00            94.0    8/2/2006  Fee Simple            N/A
  126A2  Units    51,724.00            93.1    8/2/2006  Fee Simple            N/A
   127   Sq. Ft.         52            97.8  10/18/2006  Fee Simple            N/A
   128   Sq. Ft.        274            95.9    4/3/2006  Fee Simple            Various
   129   Sq. Ft.         37            82.6   8/16/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
   130   Sq. Ft.         64           100.0  10/24/2006  Fee Simple            LXU Healthcare
   131   Sq. Ft.        135           100.0    7/7/2006  Fee Simple            Huntsville Pediatric and Internal Medicine
                                                                               Association
   132   Sq. Ft.         57            88.0   6/30/2006  Fee Simple            N/A
   133   Pads        20,535            90.3   8/25/2006  Fee Simple            N/A
   134   Sq. Ft.        338           100.0   6/29/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
  134A1  Sq. Ft.        451           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
  134A2  Sq. Ft.        358           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
  134A3  Sq. Ft.        222           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
   135   Sq. Ft.        252            79.7    8/1/2006  Fee Simple            Otter's No. 2, LLC
   136   Units       18,784            96.2   7/31/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
   137   Sq. Ft.         34            97.6   8/23/2006  Fee Simple            N/A
   138   Sq. Ft.        307           100.0  10/11/2006  Fee Simple            Rite Aid
   139   Sq. Ft.        274           100.0    7/6/2006  Fee Simple            N/A
  139A1  Sq. Ft.        268           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
  139A2  Sq. Ft.        287           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
------------------------------------------------------------------------------------------------------------------------------------
  139A3  Sq. Ft.        268           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
   140   Sq. Ft.        268           100.0    7/6/2006  Fee Simple            N/A
  140A1  Sq. Ft.        286           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
  140A2  Sq. Ft.        268           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
  140A3  Sq. Ft.        258           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
------------------------------------------------------------------------------------------------------------------------------------
  140A4  Sq. Ft.        268           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
  140A5  Sq. Ft.        233           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
   141   Sq. Ft.        225           100.0   9/27/2006  Fee Simple            Walgreen
   142   Sq. Ft.        144            87.4   10/1/2006  Fee Simple            Bridgestone/Firestone Tire
   143   Sq. Ft.        221           100.0   9/21/2006  Fee Simple            Walgreen Co.
------------------------------------------------------------------------------------------------------------------------------------
   144   Units       16,000            74.5   7/21/2006  Fee Simple            N/A
   145   Sq. Ft.        182           100.0    7/6/2006  Fee Simple            N/A
  145A1  Sq. Ft.        154           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
  145A2  Sq. Ft.        188           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
  145A3  Sq. Ft.        244           100.0    7/6/2006  Fee Simple            Citizens Bank, N.A.
------------------------------------------------------------------------------------------------------------------------------------
   146   Sq. Ft.        140           100.0    8/7/2006  Fee Simple            Bradford Child Care Services, Inc. dba Tender Care
                                                                               Learning Services
   147   Sq. Ft.        141            81.4   9/19/2006  Fee Simple            Tomball Regional Hospital
   148   Sq. Ft.         68            87.8    8/1/2006  Fee Simple            N/A
   149   Sq. Ft.         70            81.9   9/26/2006  Fee Simple            Inland Sports- Conlin Enterprises Corp.
   150   Sq. Ft.        274           100.0   10/2/2006  Fee Simple            Gwinnett Orthopedics, P.C.
------------------------------------------------------------------------------------------------------------------------------------
   151   Sq. Ft.        179           100.0    8/1/2006  Fee Simple            Rico's Mexican Retaurant
   152   Sq. Ft.         67            97.1    9/6/2006  Fee Simple            Broulim's Supermarket
   153   Sq. Ft.        381           100.0   6/29/2006  Fee Simple            N/A
  153A1  Sq. Ft.        411           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
  153A2  Sq. Ft.        336           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
------------------------------------------------------------------------------------------------------------------------------------
   154   Sq. Ft.         69            97.8   9/22/2006  Fee Simple            N/A
   155   Sq. Ft.        270           100.0   8/23/2006  Fee Simple            Brothers BBQ
   156   Sq. Ft.         28            96.0   8/14/2006  Fee Simple            N/A
  156A1  Sq. Ft.         28            98.8   8/14/2006  Fee Simple            N/A
  156A2  Sq. Ft.         28            91.7   8/14/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
   157   Sq. Ft.        252           100.0   10/3/2006  Fee Simple            N/A
  157A1  Sq. Ft.        258           100.0   10/3/2006  Fee Simple            India's Clay Oven
  157A2  Sq. Ft.        237           100.0   10/3/2006  Fee Simple            Mrs. Winner's Chicken & Buiscuit
   158   Rooms       21,490            82.4   3/31/2006  Fee Simple            N/A
   159   Sq. Ft.         93           100.0   9/19/2006  Fee Simple            Linens N Things
------------------------------------------------------------------------------------------------------------------------------------
   160   Sq. Ft.        353           100.0   6/29/2006  Fee Simple            N/A
  160A1  Sq. Ft.        383           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
  160A2  Sq. Ft.        315           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
   161   Sq. Ft.         54            82.4   3/22/2006  Fee Simple            Bi Lo Grocery Store
   162   Sq. Ft.        151           100.0   9/27/2006  Fee Simple            Gottlieb Skanska, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   163   Units       22,385            99.1   7/31/2006  Fee Simple            N/A
   164   Sq. Ft.         52            82.9  10/23/2006  Fee Simple            The Spring Branch Memorial Club
   165   Units       20,684           100.0   7/31/2006  Fee Simple            N/A
   166   Sq. Ft.         50           100.0   7/18/2006  Fee Simple            Harris Teeter
   167   Units       23,120            91.2   8/31/2006  Fee Simple/Leasehold  N/A
------------------------------------------------------------------------------------------------------------------------------------
   168   Units       24,731            92.5   7/31/2006  Fee Simple            N/A
   169   Sq. Ft.         45            86.1    9/6/2006  Fee Simple            Food Lion dba Bottom Dollar
   170   Sq. Ft.        178           100.0    6/1/2006  Fee Simple            ENT of Georgia, LLC
   171   Sq. Ft.        324           100.0   6/29/2006  Fee Simple            N/A
  171A1  Sq. Ft.        293           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
------------------------------------------------------------------------------------------------------------------------------------
  171A2  Sq. Ft.        366           100.0   6/29/2006  Fee Simple            Charter One Bank, N.A.
   172   Sq. Ft.        172           100.0   9/18/2006  Fee Simple            Comfort Smile
   173   Sq. Ft.        102           100.0   8/23/2006  Fee Simple            John Wieland Homes
   174   Sq. Ft.        118           100.0    9/8/2006  Fee Simple            Fashion Bug
   175   Rooms       92,786            77.3   5/31/2006  Fee Simple            N/A
------------------------------------------------------------------------------------------------------------------------------------
   176   Sq. Ft.         97           100.0    8/1/2006  Fee Simple            Simply Silver
   177   Sq. Ft.        107            96.0   9/15/2006  Fee Simple            Community Redevelopment Agency (CRA)
   178   Sq. Ft.        306           100.0   8/22/2006  Fee Simple            NASR Brothers Jewelers
   179   Sq. Ft.        146           100.0   10/4/2006  Leasehold             California Pizza Kitchen
   180   Sq. Ft.        148            85.2   9/15/2006  Fee Simple            Porter Paints
------------------------------------------------------------------------------------------------------------------------------------
   181   Sq. Ft.        118            96.7   9/15/2006  Fee Simple            Worth Realty
   182   Sq. Ft.        260           100.0    9/1/2006  Fee Simple            Peconic Bay Medical Center
   183   Units       37,500            96.9   8/15/2006  Fee Simple            N/A
   184   Sq. Ft.         70           100.0  10/20/2006  Fee Simple            Family Dollar, Inc.
   185   Sq. Ft.        459           100.0   7/27/2006  Fee Simple            Giant Eagle, Inc (GetGo Gas Station)
------------------------------------------------------------------------------------------------------------------------------------

              LARGEST         LARGEST                                  2ND LARGEST                            2ND LARGEST
CONTROL     TENANT AREA    TENANT LEASE                                   TENANT                              TENANT AREA
  NO.    LEASED (SQ. FT.)    EXP. DATE                                     NAME                            LEASED (SQ. FT.)
---------------------------------------------------------------------------------------------------------------------------

    1             276,636     5/20/2021  Mitsubishi International Corporation                                        89,302
    2             917,154    11/30/2020  Ropes & Gray                                                               245,781
    3                 N/A           N/A  N/A                                                                            N/A
   3A1                N/A           N/A  N/A                                                                            N/A
   3A2                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   3A3                N/A           N/A  N/A                                                                            N/A
   3A4                N/A           N/A  N/A                                                                            N/A
   3A5                N/A           N/A  N/A                                                                            N/A
   3A6                N/A           N/A  N/A                                                                            N/A
   3A7                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   3A8                N/A           N/A  N/A                                                                            N/A
   3A9                N/A           N/A  N/A                                                                            N/A
  3A10                N/A           N/A  N/A                                                                            N/A
  3A11                N/A           N/A  N/A                                                                            N/A
  3A12                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  3A13                N/A           N/A  N/A                                                                            N/A
  3A14                N/A           N/A  N/A                                                                            N/A
  3A15                N/A           N/A  N/A                                                                            N/A
  3A16                N/A           N/A  N/A                                                                            N/A
  3A17                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  3A18                N/A           N/A  N/A                                                                            N/A
  3A19                N/A           N/A  N/A                                                                            N/A
  3A20                N/A           N/A  N/A                                                                            N/A
  3A21                N/A           N/A  N/A                                                                            N/A
  3A23                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  3A22                N/A           N/A  N/A                                                                            N/A
  3A24                N/A           N/A  N/A                                                                            N/A
  3A25                N/A           N/A  N/A                                                                            N/A
  3A26                N/A           N/A  N/A                                                                            N/A
  3A27                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  3A28                N/A           N/A  N/A                                                                            N/A
  3A29                N/A           N/A  N/A                                                                            N/A
  3A30                N/A           N/A  N/A                                                                            N/A
  3A31                N/A           N/A  N/A                                                                            N/A
  3A32                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  3A33                N/A           N/A  N/A                                                                            N/A
  3A34                N/A           N/A  N/A                                                                            N/A
  3A35                N/A           N/A  N/A                                                                            N/A
  3A36                N/A           N/A  N/A                                                                            N/A
  3A37                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  3A38                N/A           N/A  N/A                                                                            N/A
  3A39                N/A           N/A  N/A                                                                            N/A
  3A40                N/A           N/A  N/A                                                                            N/A
  3A41                N/A           N/A  N/A                                                                            N/A
  3A42                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  3A43                N/A           N/A  N/A                                                                            N/A
  3A44                N/A           N/A  N/A                                                                            N/A
  3A45                N/A           N/A  N/A                                                                            N/A
  3A46                N/A           N/A  N/A                                                                            N/A
  3A47                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  3A48                N/A           N/A  N/A                                                                            N/A
  3A49                N/A           N/A  N/A                                                                            N/A
  3A50                N/A           N/A  N/A                                                                            N/A
  3A51                N/A           N/A  N/A                                                                            N/A
  3A52                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  3A53                N/A           N/A  N/A                                                                            N/A
  3A54                N/A           N/A  N/A                                                                            N/A
  3A55                N/A           N/A  N/A                                                                            N/A
  3A56                N/A           N/A  N/A                                                                            N/A
  3A57                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  3A58                N/A           N/A  N/A                                                                            N/A
  3A59                N/A           N/A  N/A                                                                            N/A
  3A60                N/A           N/A  N/A                                                                            N/A
  3A61                N/A           N/A  N/A                                                                            N/A
  3A63                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  3A62                N/A           N/A  N/A                                                                            N/A
  3A64                N/A           N/A  N/A                                                                            N/A
  3A65                N/A           N/A  N/A                                                                            N/A
  3A66                N/A           N/A  N/A                                                                            N/A
  3A67                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  3A68                N/A           N/A  N/A                                                                            N/A
  3A69                N/A           N/A  N/A                                                                            N/A
  3A70                N/A           N/A  N/A                                                                            N/A
  3A71                N/A           N/A  N/A                                                                            N/A
  3A72                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  3A73                N/A           N/A  N/A                                                                            N/A
  3A74                N/A           N/A  N/A                                                                            N/A
  3A75                N/A           N/A  N/A                                                                            N/A
  3A76                N/A           N/A  N/A                                                                            N/A
  3A77                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  3A78                N/A           N/A  N/A                                                                            N/A
  3A79                N/A           N/A  N/A                                                                            N/A
  3A80                N/A           N/A  N/A                                                                            N/A
  3A81                N/A           N/A  N/A                                                                            N/A
  3A82                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
    4              70,834     9/30/2009  Pfizer                                                                      62,974
    5              94,590     4/30/2009  AIG Aviation, Inc.                                                          51,059
    6                 N/A           N/A  N/A                                                                            N/A
   6A1            108,858     3/31/2016  TASC                                                                        49,300
   6A2             44,906     9/30/2009  CDW Government Inc.                                                         19,001
---------------------------------------------------------------------------------------------------------------------------
    7                 N/A           N/A  N/A                                                                            N/A
   7A1             48,159     8/29/2020  N/A                                                                            N/A
   7A2             77,674     2/28/2011  N/A                                                                            N/A
   7A3            178,174     6/30/2012  N/A                                                                            N/A
   7A4             25,531    12/18/2011  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   7A5             66,050     9/30/2008  N/A                                                                            N/A
   7A6             16,151     7/17/2018  N/A                                                                            N/A
   7A7             21,612     10/9/2017  N/A                                                                            N/A
   7A8             55,090     6/10/2009  N/A                                                                            N/A
   7A9             39,444      9/9/2011  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  7A10             19,160     3/23/2023  N/A                                                                            N/A
  7A11             40,708     6/30/2007  N/A                                                                            N/A
  7A12             32,041     4/18/2011  N/A                                                                            N/A
  7A13             46,690    10/31/2011  N/A                                                                            N/A
  7A14             16,240    10/31/2018  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  7A15             14,000     11/5/2012  N/A                                                                            N/A
  7A16             15,310     10/2/2010  N/A                                                                            N/A
  7A17             36,580     8/31/2012  N/A                                                                            N/A
  7A18             21,217     7/16/2012  N/A                                                                            N/A
  7A19             48,680     9/30/2011  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  7A20             14,512     3/17/2012  N/A                                                                            N/A
  7A21             13,330     3/31/2011  N/A                                                                            N/A
  7A22             21,472    12/31/2010  N/A                                                                            N/A
  7A23             26,800     1/31/2009  N/A                                                                            N/A
  7A25             12,219    10/12/2010  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  7A24             23,467     3/31/2007  N/A                                                                            N/A
  7A27              8,432      4/6/2013  N/A                                                                            N/A
  7A26             28,750     8/31/2008  N/A                                                                            N/A
  7A28              8,695    12/17/2021  N/A                                                                            N/A
  7A29              6,610    10/11/2020  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  7A30             16,980     8/31/2008  N/A                                                                            N/A
  7A31              7,204      8/1/2021  N/A                                                                            N/A
  7A32             13,914     1/19/2009  N/A                                                                            N/A
  7A33             10,368     8/31/2012  N/A                                                                            N/A
  7A34              4,415     1/10/2020  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  7A35              8,344     5/31/2007  N/A                                                                            N/A
  7A36              8,125     8/31/2007  N/A                                                                            N/A
  7A37              5,865     8/31/2008  N/A                                                                            N/A
  7A38              3,750     8/31/2009  N/A                                                                            N/A
    8                 N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   8A1             14,000    11/30/2022  Tuesday Morning, Inc.                                                       12,016
   8A2             35,534    12/30/2010  Tuesday Morning, Inc.                                                        8,220
   8A3             43,723     6/11/2007  Frazee Industries, Inc.                                                      8,447
   8A4             14,548     1/28/2020  Dollar Tree Stores, Inc.                                                    12,000
   8A5              8,396     3/14/2009  All-Med Health Care Inc.                                                     7,950
---------------------------------------------------------------------------------------------------------------------------
   8A6              9,400     1/31/2011  Cornerstone Productions, Inc.                                                9,100
   8A7              3,477      7/4/2011  Team Orthodontics, PC                                                        2,478
   8A8              2,419    10/31/2009  Manuel & Angie Rivas                                                         1,650
   8A9              8,460    10/10/2009  Aaron Rents, Inc.                                                            7,366
  8A10              4,236      7/4/2008  Cesar Bedoya and Sylvia Ceballos                                             3,062
---------------------------------------------------------------------------------------------------------------------------
  8A11              9,100     3/26/2010  Acme Print Screen Printing                                                   2,323
  8A12              6,039    12/31/2007  N/A                                                                            N/A
  8A13              8,000      8/4/2009  Wholesale Wood and Tile, Inc.                                                4,100
  8A14              2,000     5/30/2009  TKD Academies, Inc.                                                          1,996
    9             130,390     7/31/2008  Shapiro Fussel & Wedge                                                      23,586
---------------------------------------------------------------------------------------------------------------------------
   10                 N/A           N/A  N/A                                                                            N/A
  10A1                N/A           N/A  N/A                                                                            N/A
  10A2                N/A           N/A  N/A                                                                            N/A
  10A3                N/A           N/A  N/A                                                                            N/A
  10A4                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  10A5                N/A           N/A  N/A                                                                            N/A
   11                 N/A           N/A  N/A                                                                            N/A
  11A1                N/A           N/A  N/A                                                                            N/A
  11A2                N/A           N/A  N/A                                                                            N/A
  11A3                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  11A4                N/A           N/A  N/A                                                                            N/A
  11A5                N/A           N/A  N/A                                                                            N/A
  11A6                N/A           N/A  N/A                                                                            N/A
  11A7                N/A           N/A  N/A                                                                            N/A
  11A8                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  11A9                N/A           N/A  N/A                                                                            N/A
  11A10               N/A           N/A  N/A                                                                            N/A
   12             134,739    10/31/2031  N/A                                                                            N/A
   13              12,634     1/31/2010  Crazy Louie's                                                                7,614
   14                 N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  14A1             40,877    10/31/2010  Chase Manhattan Bank                                                        24,282
  14A2             34,267     9/30/2015  Ericsson                                                                    12,976
   15                 N/A           N/A  N/A                                                                            N/A
   16             206,000      8/9/2057  Belk                                                                       180,230
   17              26,501     8/31/2020  Zara USA, Inc.                                                               9,881
---------------------------------------------------------------------------------------------------------------------------
   18                 N/A           N/A  N/A                                                                            N/A
   19                 N/A           N/A  N/A                                                                            N/A
   20              44,422    12/31/2013  County of Santa Barbara                                                     43,068
   21                 N/A           N/A  N/A                                                                            N/A
  21A1                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  21A2                N/A           N/A  N/A                                                                            N/A
  21A3                N/A           N/A  N/A                                                                            N/A
   22                 N/A           N/A  N/A                                                                            N/A
   23              29,836     7/31/2012  Consulate of Israel                                                         15,168
   24              30,910     1/31/2016  Ross                                                                        30,173
---------------------------------------------------------------------------------------------------------------------------
   25              36,303      8/9/2008  The City of Los Angeles (Department of Fire and Police Pensions)            34,874
   26              71,408     7/31/2009  Carmike Cinemas                                                             38,853
   27                 N/A           N/A  N/A                                                                            N/A
   28              25,370     8/31/2010  EAC, Inc.                                                                   20,331
   29              55,000     5/31/2017  JoAnn Fabrics                                                               35,000
---------------------------------------------------------------------------------------------------------------------------
   30              34,000     1/31/2015  Fresh Market, Inc.                                                          19,600
   31              67,000     6/30/2016  N/A                                                                            N/A
   32                 N/A           N/A  N/A                                                                            N/A
   33                 N/A           N/A  N/A                                                                            N/A
   34                 N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   35              94,841     3/31/2019  The Penn Traffic Co.                                                        51,658
   36               6,000     6/30/2007  Kaplan, Inc.                                                                 4,300
   37              16,553    10/31/2011  Mississippi Lime Company                                                    13,608
   38              62,753    12/31/2015  FMI Corporation                                                             23,877
   39                 N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   40                 N/A           N/A  N/A                                                                            N/A
   41              45,000     9/30/2015  Verizon Wireless                                                             3,500
   42              11,200     6/30/2013  Red Panda Buffet                                                             5,600
   43                 N/A           N/A  N/A                                                                            N/A
   44                 N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   45              60,334    11/10/2007  J.C. Penney                                                                 34,364
   46               6,747     10/4/2009  Kinko's                                                                      6,580
   47              65,000    11/30/2025  Jing Sheng Jiang                                                             3,200
   48                 N/A           N/A  N/A                                                                            N/A
   49                 N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   50                 N/A           N/A  N/A                                                                            N/A
  50A1              7,000     6/30/2021  N/A                                                                            N/A
  50A2              4,678     6/30/2021  N/A                                                                            N/A
  50A3              3,550     6/30/2021  N/A                                                                            N/A
  50A4              4,100     6/30/2021  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  50A5              3,600     6/30/2021  N/A                                                                            N/A
  50A6              3,300     6/30/2021  N/A                                                                            N/A
  50A7              2,900     6/30/2021  N/A                                                                            N/A
  50A8              2,600     6/30/2021  N/A                                                                            N/A
  50A9              2,550     6/30/2021  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  50A10             2,400     6/30/2021  N/A                                                                            N/A
  50A11             3,900     6/30/2021  N/A                                                                            N/A
  50A12             2,684     6/30/2021  N/A                                                                            N/A
   51              54,856     5/31/2026  Master Lease RBMG                                                           13,277
   52                 N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   53             102,513    10/22/2031  N/A                                                                            N/A
   54              22,929     3/31/2010  Webtec Converting, LLC                                                      17,217
   55                 N/A           N/A  N/A                                                                            N/A
  55A1              6,117     6/30/2021  N/A                                                                            N/A
  55A2              4,274     6/30/2021  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  55A3              2,862     6/30/2021  N/A                                                                            N/A
  55A4              2,700     6/30/2021  N/A                                                                            N/A
  55A5              1,921     6/30/2021  N/A                                                                            N/A
   56              20,468     3/31/2017  MMI Products                                                                20,456
   57              60,000     9/26/2020  Ross Stores, Inc.                                                           27,200
---------------------------------------------------------------------------------------------------------------------------
   58              57,500     3/31/2016  Crafts & Stuff                                                              12,000
   59                 N/A           N/A  N/A                                                                            N/A
   60              46,785     8/31/2021  Dry Clean                                                                    1,300
   61              12,696     4/30/2010  Pediatric Neurology                                                          7,850
   62              39,671     8/31/2026  KFC of Carmel, Inc.                                                          2,600
---------------------------------------------------------------------------------------------------------------------------
   63                 N/A           N/A  N/A                                                                            N/A
   64                 N/A           N/A  N/A                                                                            N/A
  64A1                N/A           N/A  N/A                                                                            N/A
  64A2                N/A           N/A  N/A                                                                            N/A
  64A3                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  64A4                N/A           N/A  N/A                                                                            N/A
   65                 N/A           N/A  N/A                                                                            N/A
  65A1              6,050     7/31/2021  N/A                                                                            N/A
  65A2              4,075     7/31/2021  N/A                                                                            N/A
  65A3              5,400     7/31/2021  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  65A4              3,440     7/31/2021  N/A                                                                            N/A
  65A5              5,918     7/31/2021  N/A                                                                            N/A
   66                 N/A           N/A  N/A                                                                            N/A
  66A1             13,813     2/28/2026  N/A                                                                            N/A
  66A2             14,560     9/30/2028  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   67                 N/A           N/A  N/A                                                                            N/A
   68                 N/A           N/A  N/A                                                                            N/A
  68A1              6,785     7/31/2021  N/A                                                                            N/A
  68A2              5,595     7/31/2021  N/A                                                                            N/A
  68A3              3,300     7/31/2021  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  68A4              3,168     7/31/2021  N/A                                                                            N/A
  68A5              1,766     7/31/2021  N/A                                                                            N/A
  68A6              1,305     9/30/2021  N/A                                                                            N/A
   69                 N/A           N/A  N/A                                                                            N/A
   70              33,713      6/9/2012  Chapman                                                                      5,601
---------------------------------------------------------------------------------------------------------------------------
   71              53,400     2/28/2035  Paw Paw Grill                                                                3,225
   72              34,081    12/14/2010  Netflix                                                                     23,276
   73              16,430     7/31/2009  Everdrive, LLC                                                              16,035
   74             111,570     2/28/2021  N/A                                                                            N/A
   75              41,077    12/31/2009  Gold's Gym                                                                  11,600
---------------------------------------------------------------------------------------------------------------------------
   76              19,124    10/31/2009  Technical Transportation, Inc.                                              12,266
   77                 N/A           N/A  N/A                                                                            N/A
  77A1              7,264     7/31/2021  N/A                                                                            N/A
  77A2              2,856     7/31/2021  N/A                                                                            N/A
  77A3              3,518     7/31/2021  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  77A4              3,632     7/31/2021  N/A                                                                            N/A
  77A5              2,644     7/31/2021  N/A                                                                            N/A
  77A6              1,035     7/31/2021  N/A                                                                            N/A
  77A7              2,286     7/31/2021  N/A                                                                            N/A
  77A8              1,824     7/31/2021  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  77A9                500     7/31/2021  N/A                                                                            N/A
  77A10             1,168     7/31/2021  N/A                                                                            N/A
   78               7,804     6/30/2011  Ivie & Associates                                                            4,108
   79                 N/A           N/A  N/A                                                                            N/A
   80                 N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   81                 N/A           N/A  N/A                                                                            N/A
   82              47,984    12/31/2019  N/A                                                                            N/A
   83                 N/A           N/A  N/A                                                                            N/A
   84                 N/A           N/A  N/A                                                                            N/A
   85              63,000     1/31/2019  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   86              13,013    10/29/2031  Commerce Bank                                                                4,500
   87                 N/A           N/A  N/A                                                                            N/A
   88                 N/A           N/A  N/A                                                                            N/A
   89              56,475     5/31/2010  Laundry & Tan Connection                                                    15,225
   90               7,650     9/30/2016  Movie Gallery                                                                5,000
---------------------------------------------------------------------------------------------------------------------------
   91              56,780     6/30/2025  Peebles                                                                     19,683
   92                 N/A           N/A  N/A                                                                            N/A
   93                 N/A           N/A  N/A                                                                            N/A
  93A1                N/A           N/A  N/A                                                                            N/A
  93A2                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   94              34,516     1/31/2012  Office Max                                                                  25,212
   95                 N/A           N/A  N/A                                                                            N/A
   96              45,827     8/24/2022  N/A                                                                            N/A
   97              75,421    10/31/2026  N/A                                                                            N/A
   98                 N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  98A1                N/A           N/A  N/A                                                                            N/A
  98A2                N/A           N/A  N/A                                                                            N/A
   99              45,354    12/31/2009  Family Dollar                                                               10,000
   100                N/A           N/A  N/A                                                                            N/A
   101             28,800     9/30/2012  Open Arms                                                                    8,640
---------------------------------------------------------------------------------------------------------------------------
   102                N/A           N/A  N/A                                                                            N/A
  102A1               N/A           N/A  N/A                                                                            N/A
  102A2               N/A           N/A  N/A                                                                            N/A
  102A3               N/A           N/A  N/A                                                                            N/A
  102A4               N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  102A5               N/A           N/A  N/A                                                                            N/A
  102A6               N/A           N/A  N/A                                                                            N/A
  102A7               N/A           N/A  N/A                                                                            N/A
  102A8               N/A           N/A  N/A                                                                            N/A
  102A9               N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
 102A10               N/A           N/A  N/A                                                                            N/A
 102A11               N/A           N/A  N/A                                                                            N/A
   103              4,150     7/31/2010  Sheltons Salon & Day Spa                                                     4,150
   104                N/A           N/A  N/A                                                                            N/A
  104A1             6,800     7/31/2021  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  104A2             3,234     7/31/2021  N/A                                                                            N/A
  104A3             3,195     7/31/2021  N/A                                                                            N/A
  104A4             2,500     7/31/2021  N/A                                                                            N/A
  104A5             1,980     7/31/2021  N/A                                                                            N/A
  104A6             1,566     7/31/2021  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  104A7             1,200     7/31/2021  N/A                                                                            N/A
   105                N/A           N/A  N/A                                                                            N/A
  105A1             6,313     6/30/2011  N/A                                                                            N/A
  105A2             5,614     6/30/2011  N/A                                                                            N/A
   106                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   107                N/A           N/A  N/A                                                                            N/A
  107A1             4,718     7/31/2021  N/A                                                                            N/A
  107A2             3,600     7/31/2021  N/A                                                                            N/A
  107A3             3,000     7/31/2021  N/A                                                                            N/A
  107A4             2,400     7/31/2021  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  107A5             1,288     7/31/2021  N/A                                                                            N/A
   108             53,607    12/31/2012  Big Lots                                                                    35,989
   109             61,752    11/15/2008  Rhee Bros.                                                                  61,487
   110              5,090     7/31/2015  Gerard Gabel, MD and Scott Orth, MD                                          3,648
   111                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   112                N/A           N/A  N/A                                                                            N/A
   113                N/A           N/A  N/A                                                                            N/A
  113A1             8,127     7/31/2011  N/A                                                                            N/A
  113A2             6,050     7/31/2011  N/A                                                                            N/A
   114                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   115             48,052     6/30/2015  Big Lot's                                                                   36,464
   116                N/A           N/A  N/A                                                                            N/A
  116A1               N/A           N/A  N/A                                                                            N/A
  116A2               N/A           N/A  N/A                                                                            N/A
  116A3               N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   117             14,820     2/28/2081  N/A                                                                            N/A
   118                N/A           N/A  N/A                                                                            N/A
  118A1             3,154     7/31/2021  N/A                                                                            N/A
  118A2             2,543     7/31/2021  N/A                                                                            N/A
  118A3             2,452     7/31/2021  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  118A4             2,336     7/31/2021  N/A                                                                            N/A
  118A5             2,004     7/31/2021  N/A                                                                            N/A
  118A6             1,628     7/31/2021  N/A                                                                            N/A
  118A7             1,591     7/31/2021  N/A                                                                            N/A
  118A8               816     7/31/2021  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  118A9               768     7/31/2021  N/A                                                                            N/A
 118A10               864     7/31/2021  N/A                                                                            N/A
   119                N/A           N/A  N/A                                                                            N/A
   120             14,820     9/30/2081  N/A                                                                            N/A
   121                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   122             13,905    10/31/2019  N/A                                                                            N/A
   123                N/A           N/A  N/A                                                                            N/A
   124             10,975    12/31/2009  NetDevil                                                                     9,641
   125             14,700    10/31/2008  Randall Spencer dba Petra Engineering                                        6,150
   126                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  126A1               N/A           N/A  N/A                                                                            N/A
  126A2               N/A           N/A  N/A                                                                            N/A
   127                N/A           N/A  N/A                                                                            N/A
   128                N/A           N/A  Various                                                                        N/A
   129                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   130             12,178    12/31/2007  Rain Bird Corporation                                                       12,005
   131             14,384     5/31/2013  Joint and Spine Center, Inc.                                                 5,084
   132                N/A           N/A  N/A                                                                            N/A
   133                N/A           N/A  N/A                                                                            N/A
   134                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  134A1             3,602     6/30/2011  N/A                                                                            N/A
  134A2             3,000     6/30/2011  N/A                                                                            N/A
  134A3             4,000     6/30/2011  N/A                                                                            N/A
   135              3,020     1/31/2010  Body & Soul Day Spa                                                          2,497
   136                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   137                N/A           N/A  N/A                                                                            N/A
   138             11,157    10/31/2026  N/A                                                                            N/A
   139                N/A           N/A  N/A                                                                            N/A
  139A1             5,300     7/31/2011  N/A                                                                            N/A
  139A2             3,478     7/31/2011  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  139A3             3,600     7/31/2011  N/A                                                                            N/A
   140                N/A           N/A  N/A                                                                            N/A
  140A1             4,050     7/31/2021  N/A                                                                            N/A
  140A2             2,875     7/31/2021  N/A                                                                            N/A
  140A3             2,580     7/31/2021  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  140A4             1,620     7/31/2021  N/A                                                                            N/A
  140A5             1,430     7/31/2021  N/A                                                                            N/A
   141             14,820     5/31/2081  N/A                                                                            N/A
   142              5,561     3/31/2012  Family Christian Bookstores                                                  5,488
   143             14,820     2/28/2081  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   144                N/A           N/A  N/A                                                                            N/A
   145                N/A           N/A  N/A                                                                            N/A
  145A1             8,062     7/31/2011  N/A                                                                            N/A
  145A2             5,808     7/31/2011  N/A                                                                            N/A
  145A3             3,234     7/31/2011  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   146              5,760    10/31/2008  Mario Cardinali and Rosalinda Cardinali dba Mario Ventures, Inc.             5,300
   147             10,000     1/31/2011  Kuykendahl Medical Center                                                    4,000
   148                N/A           N/A  N/A                                                                            N/A
   149              4,120     8/31/2008  First Command Financial Services, Inc.                                       3,360
   150             10,861     8/27/2021  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   151              5,191    11/30/2013  Piccomolo                                                                    2,000
   152             28,000     7/27/2024  Family Dollar                                                                9,180
   153                N/A           N/A  N/A                                                                            N/A
  153A1             4,350     6/30/2011  N/A                                                                            N/A
  153A2             2,850     6/30/2011  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   154                N/A           N/A  N/A                                                                            N/A
   155              2,540    11/19/2015  Pasta Bella                                                                  2,370
   156                N/A           N/A  N/A                                                                            N/A
  156A1               N/A           N/A  N/A                                                                            N/A
  156A2               N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   157                N/A           N/A  N/A                                                                            N/A
  157A1             3,160      3/1/2009  Uniko Sushi                                                                  2,200
  157A2             2,744      5/1/2026  N/A                                                                            N/A
   158                N/A           N/A  N/A                                                                            N/A
   159             28,197     2/28/2017  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   160                N/A           N/A  N/A                                                                            N/A
  160A1             4,184     6/30/2011  N/A                                                                            N/A
  160A2             3,169     6/30/2011  N/A                                                                            N/A
   161             35,000    12/13/2015  Cato Corporation                                                             4,500
   162             16,551     5/31/2012  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   163                N/A           N/A  N/A                                                                            N/A
   164              4,806    10/31/2007  Nova Property Management, Inc.                                               4,060
   165                N/A           N/A  N/A                                                                            N/A
   166             33,000     7/17/2009  Dollar Tree Stores                                                           7,500
   167                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   168                N/A           N/A  N/A                                                                            N/A
   169             30,600     1/12/2012  Rent A Center                                                                4,400
   170              3,997     4/30/2010  Cumming Family Medicine, Inc.                                                3,375
   171                N/A           N/A  N/A                                                                            N/A
  171A1             3,928     6/30/2011  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
  171A2             2,913     6/30/2011  N/A                                                                            N/A
   172              3,268     2/28/2015  Panda Garden                                                                 2,400
   173              5,319    12/31/2008  Vanderbilt Medical Group                                                     4,870
   174              8,000     1/31/2010  Carrol West                                                                  7,092
   175                N/A           N/A  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------
   176              3,713      5/1/2007  A.G. Edwards                                                                 3,700
   177              5,803           MTM  AMCO Property Management                                                     3,825
   178              2,330     1/31/2011  CK Wines, LP                                                                 1,924
   179              5,963     2/28/2020  Fresh Start Restaurant                                                       4,373
   180              3,761     3/31/2012  Physiotherapy Associates                                                     2,587
---------------------------------------------------------------------------------------------------------------------------
   181              1,500    10/31/2008  Evernia Properties, LLP                                                      1,500
   182              2,500     3/14/2016  Jack A. Nelson, DDS, P.C.                                                    1,500
   183                N/A           N/A  N/A                                                                            N/A
   184             14,500    12/31/2016  N/A                                                                            N/A
   185              1,895     2/28/2019  N/A                                                                            N/A
---------------------------------------------------------------------------------------------------------------------------

          2ND LARGEST                  3RD LARGEST                         3RD LARGEST     3RD LARGEST
CONTROL  TENANT LEASE                   TENANT                             TENANT AREA    TENANT LEASE  CONTROL  FOOTNOTE
  NO.      EXP. DATE                       NAME                         LEASED (SQ. FT.)    EXP. DATE     NO.       NO.
-------------------------------------------------------------------------------------------------------------------------

    1       4/20/2007  Metallgesellschaft Corp.                                   78,000     1/20/2013     1        (1)
    2       2/28/2027  Westdeutsche Landesbank                                   150,440     6/30/2010     2        (2)
    3             N/A  N/A                                                           N/A           N/A     3        (3)
   3A1            N/A  N/A                                                           N/A           N/A    3A1
   3A2            N/A  N/A                                                           N/A           N/A    3A2
-------------------------------------------------------------------------------------------------------------------------
   3A3            N/A  N/A                                                           N/A           N/A    3A3
   3A4            N/A  N/A                                                           N/A           N/A    3A4
   3A5            N/A  N/A                                                           N/A           N/A    3A5
   3A6            N/A  N/A                                                           N/A           N/A    3A6
   3A7            N/A  N/A                                                           N/A           N/A    3A7
-------------------------------------------------------------------------------------------------------------------------
   3A8            N/A  N/A                                                           N/A           N/A    3A8
   3A9            N/A  N/A                                                           N/A           N/A    3A9
  3A10            N/A  N/A                                                           N/A           N/A   3A10
  3A11            N/A  N/A                                                           N/A           N/A   3A11
  3A12            N/A  N/A                                                           N/A           N/A   3A12
-------------------------------------------------------------------------------------------------------------------------
  3A13            N/A  N/A                                                           N/A           N/A   3A13
  3A14            N/A  N/A                                                           N/A           N/A   3A14
  3A15            N/A  N/A                                                           N/A           N/A   3A15
  3A16            N/A  N/A                                                           N/A           N/A   3A16
  3A17            N/A  N/A                                                           N/A           N/A   3A17
-------------------------------------------------------------------------------------------------------------------------
  3A18            N/A  N/A                                                           N/A           N/A   3A18
  3A19            N/A  N/A                                                           N/A           N/A   3A19
  3A20            N/A  N/A                                                           N/A           N/A   3A20
  3A21            N/A  N/A                                                           N/A           N/A   3A21
  3A23            N/A  N/A                                                           N/A           N/A   3A23
-------------------------------------------------------------------------------------------------------------------------
  3A22            N/A  N/A                                                           N/A           N/A   3A22
  3A24            N/A  N/A                                                           N/A           N/A   3A24
  3A25            N/A  N/A                                                           N/A           N/A   3A25
  3A26            N/A  N/A                                                           N/A           N/A   3A26
  3A27            N/A  N/A                                                           N/A           N/A   3A27
-------------------------------------------------------------------------------------------------------------------------
  3A28            N/A  N/A                                                           N/A           N/A   3A28
  3A29            N/A  N/A                                                           N/A           N/A   3A29
  3A30            N/A  N/A                                                           N/A           N/A   3A30
  3A31            N/A  N/A                                                           N/A           N/A   3A31
  3A32            N/A  N/A                                                           N/A           N/A   3A32
-------------------------------------------------------------------------------------------------------------------------
  3A33            N/A  N/A                                                           N/A           N/A   3A33
  3A34            N/A  N/A                                                           N/A           N/A   3A34
  3A35            N/A  N/A                                                           N/A           N/A   3A35
  3A36            N/A  N/A                                                           N/A           N/A   3A36
  3A37            N/A  N/A                                                           N/A           N/A   3A37
-------------------------------------------------------------------------------------------------------------------------
  3A38            N/A  N/A                                                           N/A           N/A   3A38
  3A39            N/A  N/A                                                           N/A           N/A   3A39
  3A40            N/A  N/A                                                           N/A           N/A   3A40
  3A41            N/A  N/A                                                           N/A           N/A   3A41
  3A42            N/A  N/A                                                           N/A           N/A   3A42
-------------------------------------------------------------------------------------------------------------------------
  3A43            N/A  N/A                                                           N/A           N/A   3A43
  3A44            N/A  N/A                                                           N/A           N/A   3A44
  3A45            N/A  N/A                                                           N/A           N/A   3A45
  3A46            N/A  N/A                                                           N/A           N/A   3A46
  3A47            N/A  N/A                                                           N/A           N/A   3A47
-------------------------------------------------------------------------------------------------------------------------
  3A48            N/A  N/A                                                           N/A           N/A   3A48
  3A49            N/A  N/A                                                           N/A           N/A   3A49
  3A50            N/A  N/A                                                           N/A           N/A   3A50
  3A51            N/A  N/A                                                           N/A           N/A   3A51
  3A52            N/A  N/A                                                           N/A           N/A   3A52
-------------------------------------------------------------------------------------------------------------------------
  3A53            N/A  N/A                                                           N/A           N/A   3A53
  3A54            N/A  N/A                                                           N/A           N/A   3A54
  3A55            N/A  N/A                                                           N/A           N/A   3A55
  3A56            N/A  N/A                                                           N/A           N/A   3A56
  3A57            N/A  N/A                                                           N/A           N/A   3A57
-------------------------------------------------------------------------------------------------------------------------
  3A58            N/A  N/A                                                           N/A           N/A   3A58
  3A59            N/A  N/A                                                           N/A           N/A   3A59
  3A60            N/A  N/A                                                           N/A           N/A   3A60
  3A61            N/A  N/A                                                           N/A           N/A   3A61
  3A63            N/A  N/A                                                           N/A           N/A   3A63
-------------------------------------------------------------------------------------------------------------------------
  3A62            N/A  N/A                                                           N/A           N/A   3A62
  3A64            N/A  N/A                                                           N/A           N/A   3A64
  3A65            N/A  N/A                                                           N/A           N/A   3A65
  3A66            N/A  N/A                                                           N/A           N/A   3A66
  3A67            N/A  N/A                                                           N/A           N/A   3A67
-------------------------------------------------------------------------------------------------------------------------
  3A68            N/A  N/A                                                           N/A           N/A   3A68
  3A69            N/A  N/A                                                           N/A           N/A   3A69
  3A70            N/A  N/A                                                           N/A           N/A   3A70
  3A71            N/A  N/A                                                           N/A           N/A   3A71
  3A72            N/A  N/A                                                           N/A           N/A   3A72
-------------------------------------------------------------------------------------------------------------------------
  3A73            N/A  N/A                                                           N/A           N/A   3A73
  3A74            N/A  N/A                                                           N/A           N/A   3A74
  3A75            N/A  N/A                                                           N/A           N/A   3A75
  3A76            N/A  N/A                                                           N/A           N/A   3A76
  3A77            N/A  N/A                                                           N/A           N/A   3A77
-------------------------------------------------------------------------------------------------------------------------
  3A78            N/A  N/A                                                           N/A           N/A   3A78
  3A79            N/A  N/A                                                           N/A           N/A   3A79
  3A80            N/A  N/A                                                           N/A           N/A   3A80
  3A81            N/A  N/A                                                           N/A           N/A   3A81
  3A82            N/A  N/A                                                           N/A           N/A   3A82
-------------------------------------------------------------------------------------------------------------------------
    4       9/30/2009  National Amusements                                        51,511     2/15/2011     4        (4)
    5       4/30/2016  CBS Radio East, Inc.                                       29,688     1/31/2015     5        (5)
    6             N/A  N/A                                                           N/A           N/A     6
   6A1      6/30/2008  Focus Bio-Inova                                            44,030    10/31/2008    6A1
   6A2      3/31/2010  Apptix, Inc.                                               18,981     6/30/2010    6A2
-------------------------------------------------------------------------------------------------------------------------
    7             N/A  N/A                                                           N/A           N/A     7        (6)
   7A1            N/A  N/A                                                           N/A           N/A    7A1
   7A2            N/A  N/A                                                           N/A           N/A    7A2
   7A3            N/A  N/A                                                           N/A           N/A    7A3
   7A4            N/A  N/A                                                           N/A           N/A    7A4
-------------------------------------------------------------------------------------------------------------------------
   7A5            N/A  N/A                                                           N/A           N/A    7A5
   7A6            N/A  N/A                                                           N/A           N/A    7A6
   7A7            N/A  N/A                                                           N/A           N/A    7A7
   7A8            N/A  N/A                                                           N/A           N/A    7A8
   7A9            N/A  N/A                                                           N/A           N/A    7A9
-------------------------------------------------------------------------------------------------------------------------
  7A10            N/A  N/A                                                           N/A           N/A   7A10
  7A11            N/A  N/A                                                           N/A           N/A   7A11
  7A12            N/A  N/A                                                           N/A           N/A   7A12
  7A13            N/A  N/A                                                           N/A           N/A   7A13
  7A14            N/A  N/A                                                           N/A           N/A   7A14
-------------------------------------------------------------------------------------------------------------------------
  7A15            N/A  N/A                                                           N/A           N/A   7A15
  7A16            N/A  N/A                                                           N/A           N/A   7A16
  7A17            N/A  N/A                                                           N/A           N/A   7A17
  7A18            N/A  N/A                                                           N/A           N/A   7A18
  7A19            N/A  N/A                                                           N/A           N/A   7A19
-------------------------------------------------------------------------------------------------------------------------
  7A20            N/A  N/A                                                           N/A           N/A   7A20
  7A21            N/A  N/A                                                           N/A           N/A   7A21
  7A22            N/A  N/A                                                           N/A           N/A   7A22
  7A23            N/A  N/A                                                           N/A           N/A   7A23
  7A25            N/A  N/A                                                           N/A           N/A   7A25
-------------------------------------------------------------------------------------------------------------------------
  7A24            N/A  N/A                                                           N/A           N/A   7A24
  7A27            N/A  N/A                                                           N/A           N/A   7A27
  7A26            N/A  N/A                                                           N/A           N/A   7A26
  7A28            N/A  N/A                                                           N/A           N/A   7A28
  7A29            N/A  N/A                                                           N/A           N/A   7A29
-------------------------------------------------------------------------------------------------------------------------
  7A30            N/A  N/A                                                           N/A           N/A   7A30
  7A31            N/A  N/A                                                           N/A           N/A   7A31
  7A32            N/A  N/A                                                           N/A           N/A   7A32
  7A33            N/A  N/A                                                           N/A           N/A   7A33
  7A34            N/A  N/A                                                           N/A           N/A   7A34
-------------------------------------------------------------------------------------------------------------------------
  7A35            N/A  N/A                                                           N/A           N/A   7A35
  7A36            N/A  N/A                                                           N/A           N/A   7A36
  7A37            N/A  N/A                                                           N/A           N/A   7A37
  7A38            N/A  N/A                                                           N/A           N/A   7A38
    8             N/A  N/A                                                           N/A           N/A     8        (7)
-------------------------------------------------------------------------------------------------------------------------
   8A1      1/15/2012  John Q's                                                    9,266    12/31/2010    8A1
   8A2     12/31/2009  John C. Lincoln, LLC                                        4,894     2/28/2008    8A2
   8A3      1/31/2010  Tina Roberts                                                4,833     7/31/2010    8A3
   8A4      1/31/2008  Kids World Learning Center                                  6,532     7/31/2008    8A4
   8A5     10/14/2007  Bradley J. Binek and Melissa D. Binek                       4,550     8/13/2009    8A5
-------------------------------------------------------------------------------------------------------------------------
   8A6      6/30/2010  N/A                                                           N/A           N/A    8A6
   8A7      7/31/2010  M3 Martial Arts Academy, LLC                                2,244     9/12/2011    8A7
   8A8      6/16/2011  Subway Real Estate Corp.                                    1,460     1/31/2007    8A8
   8A9      7/31/2010  Check 'N Go of Arizona, Inc.                                2,400    12/29/2007    8A9
  8A10     11/19/2009  Basilio Arriola & Orlando                                   2,400      7/6/2007   8A10
-------------------------------------------------------------------------------------------------------------------------
  8A11       6/9/2009  The Bridal Boutique                                         1,484    10/31/2008   8A11
  8A12            N/A  N/A                                                           N/A           N/A   8A12
  8A13      4/30/2011  Pure Soft                                                   1,500     7/23/2009   8A13
  8A14      2/28/2007  Frank Ramirez and Eleanor Ramirez                           1,500     4/30/2009   8A14
    9       9/30/2007  Atlanta Capital Management Co., LLC                        22,540    12/31/2009     9        (8)
-------------------------------------------------------------------------------------------------------------------------
   10             N/A  N/A                                                           N/A           N/A    10        (9)
  10A1            N/A  N/A                                                           N/A           N/A   10A1
  10A2            N/A  N/A                                                           N/A           N/A   10A2
  10A3            N/A  N/A                                                           N/A           N/A   10A3
  10A4            N/A  N/A                                                           N/A           N/A   10A4
-------------------------------------------------------------------------------------------------------------------------
  10A5            N/A  N/A                                                           N/A           N/A   10A5
   11             N/A  N/A                                                           N/A           N/A    11        (10)
  11A1            N/A  N/A                                                           N/A           N/A   11A1
  11A2            N/A  N/A                                                           N/A           N/A   11A2
  11A3            N/A  N/A                                                           N/A           N/A   11A3
-------------------------------------------------------------------------------------------------------------------------
  11A4            N/A  N/A                                                           N/A           N/A   11A4
  11A5            N/A  N/A                                                           N/A           N/A   11A5
  11A6            N/A  N/A                                                           N/A           N/A   11A6
  11A7            N/A  N/A                                                           N/A           N/A   11A7
  11A8            N/A  N/A                                                           N/A           N/A   11A8
-------------------------------------------------------------------------------------------------------------------------
  11A9            N/A  N/A                                                           N/A           N/A   11A9
  11A10           N/A  N/A                                                           N/A           N/A   11A10
   12             N/A  N/A                                                           N/A           N/A    12
   13       1/31/2015  Marriott                                                    7,070     1/31/2008    13
   14             N/A  N/A                                                           N/A           N/A    14
-------------------------------------------------------------------------------------------------------------------------
  14A1      6/30/2010  Morgan Stanley Dean Witter                                 20,930    12/31/2012   14A1
  14A2            MTM  International Planning Alliance                             9,578     6/30/2012   14A2
   15             N/A  N/A                                                           N/A           N/A    15
   16       7/31/2057  Federated Retail Holdings, Inc.                           179,930      8/1/2057    16        (11)
   17       7/31/2021  Commerce Bank                                               5,500     3/31/2022    17
-------------------------------------------------------------------------------------------------------------------------
   18             N/A  N/A                                                           N/A           N/A    18
   19             N/A  N/A                                                           N/A           N/A    19        (12)
   20      10/31/2008  Club 24 II Inc.                                            38,000     8/24/2015    20
   21             N/A  N/A                                                           N/A           N/A    21        (13)
  21A1            N/A  N/A                                                           N/A           N/A   21A1
-------------------------------------------------------------------------------------------------------------------------
  21A2            N/A  N/A                                                           N/A           N/A   21A2
  21A3            N/A  N/A                                                           N/A           N/A   21A3
   22             N/A  N/A                                                           N/A           N/A    22
   23       9/30/2011  Wilcopy, Inc.                                               7,357     9/30/2009    23
   24       1/31/2016  PetSmart                                                   20,066     9/30/2015    24
-------------------------------------------------------------------------------------------------------------------------
   25       4/14/2012  General Services Administration                            32,764     5/31/2007    25        (14)
   26       1/17/2026  J.C. Penney                                                38,720     4/30/2010    26
   27             N/A  N/A                                                           N/A           N/A    27
   28      12/31/2012  Premier Education Group                                    19,028     6/30/2012    28
   29       1/31/2015  Ross Dress for Less                                        30,187     1/31/2017    29
-------------------------------------------------------------------------------------------------------------------------
   30       2/29/2020  Cardinal Fitness at Cool Creek LLC                         10,000    12/31/2014    30
   31             N/A  N/A                                                           N/A           N/A    31
   32             N/A  N/A                                                           N/A           N/A    32
   33             N/A  N/A                                                           N/A           N/A    33
   34             N/A  N/A                                                           N/A           N/A    34
-------------------------------------------------------------------------------------------------------------------------
   35       9/30/2014  J.C. Penney                                                22,764    11/30/2009    35
   36       6/30/2011  Charles Schwab & Co., Inc.                                  3,200     6/30/2008    36
   37       5/31/2016  Enterprise Bank                                             9,418     8/28/2012    37
   38      12/31/2014  NC Farm Bureau                                              8,921     5/31/2008    38
   39             N/A  N/A                                                           N/A           N/A    39
-------------------------------------------------------------------------------------------------------------------------
   40             N/A  N/A                                                           N/A           N/A    40
   41       9/30/2015  Starbucks                                                   2,000     8/31/2015    41
   42       1/31/2014  7-Eleven                                                    3,400     4/30/2007    42
   43             N/A  N/A                                                           N/A           N/A    43
   44             N/A  N/A                                                           N/A           N/A    44
-------------------------------------------------------------------------------------------------------------------------
   45       8/31/2008  Goody's                                                    26,329     4/30/2007    45
   46      11/30/2009  Panera Bread                                                5,603    10/14/2009    46
   47      10/31/2011  Pet Valu                                                    2,500     9/30/2011    47
   48             N/A  N/A                                                           N/A           N/A    48
   49             N/A  N/A                                                           N/A           N/A    49
-------------------------------------------------------------------------------------------------------------------------
   50             N/A  N/A                                                           N/A           N/A    50
  50A1            N/A  N/A                                                           N/A           N/A   50A1
  50A2            N/A  N/A                                                           N/A           N/A   50A2
  50A3            N/A  N/A                                                           N/A           N/A   50A3
  50A4            N/A  N/A                                                           N/A           N/A   50A4
-------------------------------------------------------------------------------------------------------------------------
  50A5            N/A  N/A                                                           N/A           N/A   50A5
  50A6            N/A  N/A                                                           N/A           N/A   50A6
  50A7            N/A  N/A                                                           N/A           N/A   50A7
  50A8            N/A  N/A                                                           N/A           N/A   50A8
  50A9            N/A  N/A                                                           N/A           N/A   50A9
-------------------------------------------------------------------------------------------------------------------------
  50A10           N/A  N/A                                                           N/A           N/A   50A10
  50A11           N/A  N/A                                                           N/A           N/A   50A11
  50A12           N/A  N/A                                                           N/A           N/A   50A12
   51       9/11/2016  Fine Line Hair, Inc. dba Great Clips                        1,300      8/1/2011    51        (15)
   52             N/A  N/A                                                           N/A           N/A    52
-------------------------------------------------------------------------------------------------------------------------
   53             N/A  N/A                                                           N/A           N/A    53
   54       9/30/2007  PPG Industries                                             10,872     3/31/2009    54
   55             N/A  N/A                                                           N/A           N/A    55
  55A1            N/A  N/A                                                           N/A           N/A   55A1
  55A2            N/A  N/A                                                           N/A           N/A   55A2
-------------------------------------------------------------------------------------------------------------------------
  55A3            N/A  N/A                                                           N/A           N/A   55A3
  55A4            N/A  N/A                                                           N/A           N/A   55A4
  55A5            N/A  N/A                                                           N/A           N/A   55A5
   56       8/31/2010  General Services Administration                            14,483    10/31/2007    56
   57       1/31/2013  Video Warehouse of Cartersville, Inc.                       8,640     3/31/2008    57
-------------------------------------------------------------------------------------------------------------------------
   58      10/14/2008  Your Dollar Store                                           8,350     8/31/2008    58
   59             N/A  N/A                                                           N/A           N/A    59
   60      12/31/2009  Fantastic Sams                                              1,300    12/31/2009    60
   61       5/31/2008  1st Ave Construction                                        5,590     7/31/2011    61        (16)
   62       6/30/2012  Specs Optical, Inc.                                         1,233     2/29/2008    62
-------------------------------------------------------------------------------------------------------------------------
   63             N/A  N/A                                                           N/A           N/A    63
   64             N/A  N/A                                                           N/A           N/A    64
  64A1            N/A  N/A                                                           N/A           N/A   64A1
  64A2            N/A  N/A                                                           N/A           N/A   64A2
  64A3            N/A  N/A                                                           N/A           N/A   64A3
-------------------------------------------------------------------------------------------------------------------------
  64A4            N/A  N/A                                                           N/A           N/A   64A4
   65             N/A  N/A                                                           N/A           N/A    65
  65A1            N/A  N/A                                                           N/A           N/A   65A1
  65A2            N/A  N/A                                                           N/A           N/A   65A2
  65A3            N/A  N/A                                                           N/A           N/A   65A3
-------------------------------------------------------------------------------------------------------------------------
  65A4            N/A  N/A                                                           N/A           N/A   65A4
  65A5            N/A  N/A                                                           N/A           N/A   65A5
   66             N/A  N/A                                                           N/A           N/A    66        (17)
  66A1            N/A  N/A                                                           N/A           N/A   66A1
  66A2            N/A  N/A                                                           N/A           N/A   66A2
-------------------------------------------------------------------------------------------------------------------------
   67             N/A  N/A                                                           N/A           N/A    67
   68             N/A  N/A                                                           N/A           N/A    68
  68A1            N/A  N/A                                                           N/A           N/A   68A1
  68A2            N/A  N/A                                                           N/A           N/A   68A2
  68A3            N/A  N/A                                                           N/A           N/A   68A3
-------------------------------------------------------------------------------------------------------------------------
  68A4            N/A  N/A                                                           N/A           N/A   68A4
  68A5            N/A  N/A                                                           N/A           N/A   68A5
  68A6            N/A  N/A                                                           N/A           N/A   68A6
   69             N/A  N/A                                                           N/A           N/A    69
   70       2/28/2014  Pinnell & Kingsley                                          4,479     8/31/2016    70
-------------------------------------------------------------------------------------------------------------------------
   71       5/31/2011  Bellaire Doctors                                            2,250     4/30/2011    71
   72      11/30/2007  Denver Nephrologists                                       11,382     7/31/2016    72
   73       7/31/2007  The ESP Group, LLC                                          6,175     2/28/2009    73
   74             N/A  N/A                                                           N/A           N/A    74
   75       8/31/2014  Royal Electronics                                           3,850     1/31/2008    75
-------------------------------------------------------------------------------------------------------------------------
   76       6/30/2011  Barron Risk Magement                                        4,798     9/30/2008    76
   77             N/A  N/A                                                           N/A           N/A    77
  77A1            N/A  N/A                                                           N/A           N/A   77A1
  77A2            N/A  N/A                                                           N/A           N/A   77A2
  77A3            N/A  N/A                                                           N/A           N/A   77A3
-------------------------------------------------------------------------------------------------------------------------
  77A4            N/A  N/A                                                           N/A           N/A   77A4
  77A5            N/A  N/A                                                           N/A           N/A   77A5
  77A6            N/A  N/A                                                           N/A           N/A   77A6
  77A7            N/A  N/A                                                           N/A           N/A   77A7
  77A8            N/A  N/A                                                           N/A           N/A   77A8
-------------------------------------------------------------------------------------------------------------------------
  77A9            N/A  N/A                                                           N/A           N/A   77A9
  77A10           N/A  N/A                                                           N/A           N/A   77A10
   78      12/31/2006  The Morris Legal Group                                      3,947     9/30/2009    78
   79             N/A  N/A                                                           N/A           N/A    79
   80             N/A  N/A                                                           N/A           N/A    80
-------------------------------------------------------------------------------------------------------------------------
   81             N/A  N/A                                                           N/A           N/A    81
   82             N/A  N/A                                                           N/A           N/A    82
   83             N/A  N/A                                                           N/A           N/A    83
   84             N/A  N/A                                                           N/A           N/A    84
   85             N/A  N/A                                                           N/A           N/A    85
-------------------------------------------------------------------------------------------------------------------------
   86       9/29/2031  N/A                                                           N/A           N/A    86
   87             N/A  N/A                                                           N/A           N/A    87
   88             N/A  N/A                                                           N/A           N/A    88
   89       6/30/2016  International Buffet                                        6,900     1/31/2015    89
   90       9/30/2013  Rent-A-Center                                               4,200     8/31/2011    90
-------------------------------------------------------------------------------------------------------------------------
   91       1/31/2017  Family Dollar Store                                         8,239    12/31/2010    91
   92             N/A  N/A                                                           N/A           N/A    92
   93             N/A  N/A                                                           N/A           N/A    93        (18)
  93A1            N/A  N/A                                                           N/A           N/A   93A1
  93A2            N/A  N/A                                                           N/A           N/A   93A2
-------------------------------------------------------------------------------------------------------------------------
   94       1/31/2012  Chuck E Cheese                                             15,636    12/31/2013    94
   95             N/A  N/A                                                           N/A           N/A    95
   96             N/A  N/A                                                           N/A           N/A    96
   97             N/A  N/A                                                           N/A           N/A    97
   98             N/A  N/A                                                           N/A           N/A    98
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  98A1            N/A  N/A                                                           N/A           N/A   98A1
  98A2            N/A  N/A                                                           N/A           N/A   98A2
   99      12/31/2007  Get It Now                                                  6,336     2/28/2011    99
   100            N/A  N/A                                                           N/A           N/A    100
   101      1/31/2010  Dr. Geoffrey Barst                                          2,930     4/30/2011    101
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   102            N/A  N/A                                                           N/A           N/A    102
  102A1           N/A  N/A                                                           N/A           N/A   102A1
  102A2           N/A  N/A                                                           N/A           N/A   102A2
  102A3           N/A  N/A                                                           N/A           N/A   102A3
  102A4           N/A  N/A                                                           N/A           N/A   102A4
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  102A5           N/A  N/A                                                           N/A           N/A   102A5
  102A6           N/A  N/A                                                           N/A           N/A   102A6
  102A7           N/A  N/A                                                           N/A           N/A   102A7
  102A8           N/A  N/A                                                           N/A           N/A   102A8
  102A9           N/A  N/A                                                           N/A           N/A   102A9
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 102A10           N/A  N/A                                                           N/A           N/A   102A10
 102A11           N/A  N/A                                                           N/A           N/A   102A11
   103     10/31/2011  Spice Cafe                                                  2,650     1/31/2008    103
   104            N/A  N/A                                                           N/A           N/A    104
  104A1           N/A  N/A                                                           N/A           N/A   104A1
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  104A2           N/A  N/A                                                           N/A           N/A   104A2
  104A3           N/A  N/A                                                           N/A           N/A   104A3
  104A4           N/A  N/A                                                           N/A           N/A   104A4
  104A5           N/A  N/A                                                           N/A           N/A   104A5
  104A6           N/A  N/A                                                           N/A           N/A   104A6
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  104A7           N/A  N/A                                                           N/A           N/A   104A7
   105            N/A  N/A                                                           N/A           N/A    105
  105A1           N/A  N/A                                                           N/A           N/A   105A1
  105A2           N/A  N/A                                                           N/A           N/A   105A2
   106            N/A  N/A                                                           N/A           N/A    106
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   107            N/A  N/A                                                           N/A           N/A    107
  107A1           N/A  N/A                                                           N/A           N/A   107A1
  107A2           N/A  N/A                                                           N/A           N/A   107A2
  107A3           N/A  N/A                                                           N/A           N/A   107A3
  107A4           N/A  N/A                                                           N/A           N/A   107A4
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  107A5           N/A  N/A                                                           N/A           N/A   107A5
   108      1/31/2013  Waterbeds 'n' Stuff                                         5,000     8/31/2009    108
   109      2/28/2009  N/A                                                           N/A           N/A    109
   110      7/31/2009  Joel Wolinsky, MD                                           2,965     7/31/2009    110
   111            N/A  N/A                                                           N/A           N/A    111
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   112            N/A  N/A                                                           N/A           N/A    112
   113            N/A  N/A                                                           N/A           N/A    113
  113A1           N/A  N/A                                                           N/A           N/A   113A1
  113A2           N/A  N/A                                                           N/A           N/A   113A2
   114            N/A  N/A                                                           N/A           N/A    114
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   115      1/31/2010  Family Dollar                                              10,356     6/30/2011    115
   116            N/A  N/A                                                           N/A           N/A    116       (19)
  116A1           N/A  N/A                                                           N/A           N/A   116A1
  116A2           N/A  N/A                                                           N/A           N/A   116A2
  116A3           N/A  N/A                                                           N/A           N/A   116A3
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   117            N/A  N/A                                                           N/A           N/A    117       (20)
   118            N/A  N/A                                                           N/A           N/A    118
  118A1           N/A  N/A                                                           N/A           N/A   118A1
  118A2           N/A  N/A                                                           N/A           N/A   118A2
  118A3           N/A  N/A                                                           N/A           N/A   118A3
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  118A4           N/A  N/A                                                           N/A           N/A   118A4
  118A5           N/A  N/A                                                           N/A           N/A   118A5
  118A6           N/A  N/A                                                           N/A           N/A   118A6
  118A7           N/A  N/A                                                           N/A           N/A   118A7
  118A8           N/A  N/A                                                           N/A           N/A   118A8
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  118A9           N/A  N/A                                                           N/A           N/A   118A9
 118A10           N/A  N/A                                                           N/A           N/A  118A10
   119            N/A  N/A                                                           N/A           N/A    119
   120            N/A  N/A                                                           N/A           N/A    120       (21)
   121            N/A  N/A                                                           N/A           N/A    121
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   122            N/A  N/A                                                           N/A           N/A    122       (22)
   123            N/A  N/A                                                           N/A           N/A    123
   124      6/30/2007  Optica                                                      8,888    12/31/2011    124
   125      4/30/2008  Rainbow Gallery Inc.                                        5,300     6/30/2008    125
   126            N/A  N/A                                                           N/A           N/A    126
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  126A1           N/A  N/A                                                           N/A           N/A   126A1
  126A2           N/A  N/A                                                           N/A           N/A   126A2
   127            N/A  N/A                                                           N/A           N/A    127
   128            N/A  Various                                                       N/A           N/A    128
   129            N/A  N/A                                                           N/A           N/A    129       (23)
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   130      1/31/2010  KPS Mountain, Inc                                          10,686     3/26/2011    130
   131       1/1/2018  David O. Rathke. D.D.S.                                     2,108      1/1/2018    131
   132            N/A  N/A                                                           N/A           N/A    132
   133            N/A  N/A                                                           N/A           N/A    133
   134            N/A  N/A                                                           N/A           N/A    134
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  134A1           N/A  N/A                                                           N/A           N/A   134A1
  134A2           N/A  N/A                                                           N/A           N/A   134A2
  134A3           N/A  N/A                                                           N/A           N/A   134A3
   135      4/30/2011  Household Financial Center                                  1,902     6/30/2010    135
   136            N/A  N/A                                                           N/A           N/A    136
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   137            N/A  N/A                                                           N/A           N/A    137
   138            N/A  N/A                                                           N/A           N/A    138
   139            N/A  N/A                                                           N/A           N/A    139
  139A1           N/A  N/A                                                           N/A           N/A   139A1
  139A2           N/A  N/A                                                           N/A           N/A   139A2
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  139A3           N/A  N/A                                                           N/A           N/A   139A3
   140            N/A  N/A                                                           N/A           N/A    140
  140A1           N/A  N/A                                                           N/A           N/A   140A1
  140A2           N/A  N/A                                                           N/A           N/A   140A2
  140A3           N/A  N/A                                                           N/A           N/A   140A3
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  140A4           N/A  N/A                                                           N/A           N/A   140A4
  140A5           N/A  N/A                                                           N/A           N/A   140A5
   141            N/A  N/A                                                           N/A           N/A    141       (24)
   142      2/28/2009  Wells Fargo (Norwest)                                       2,200    12/31/2009    142
   143            N/A  N/A                                                           N/A           N/A    143       (25)
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   144            N/A  N/A                                                           N/A           N/A    144
   145            N/A  N/A                                                           N/A           N/A    145
  145A1           N/A  N/A                                                           N/A           N/A   145A1
  145A2           N/A  N/A                                                           N/A           N/A   145A2
  145A3           N/A  N/A                                                           N/A           N/A   145A3
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   146      3/14/2008  Remax Select Realty, LLC, Joe DiSalvo and Renae             4,710    12/31/2011    146
                       DiSalvo, Ed Rea, Paul Culley and Karen Culley
   147      1/31/2011  Dr. Emily Graham                                            2,100     3/31/2016    147
   148            N/A  N/A                                                           N/A           N/A    148
   149     12/31/2007  Creative Capital & Creative Construction                    2,280     9/30/2007    149
   150            N/A  N/A                                                           N/A           N/A    150
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   151      2/28/2010  Texadelphia                                                 1,860     7/31/2011    151
   152      6/30/2015  Movie Gallery                                               3,600    10/31/2012    152
   153            N/A  N/A                                                           N/A           N/A    153
  153A1           N/A  N/A                                                           N/A           N/A   153A1
  153A2           N/A  N/A                                                           N/A           N/A   153A2
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   154            N/A  N/A                                                           N/A           N/A    154
   155      9/30/2016  Quizno's                                                    1,400     8/31/2015    155
   156            N/A  N/A                                                           N/A           N/A    156
  156A1           N/A  N/A                                                           N/A           N/A   156A1
  156A2           N/A  N/A                                                           N/A           N/A   156A2
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   157            N/A  N/A                                                           N/A           N/A    157
  157A1      3/1/2010  Nails Salon                                                 1,200      2/1/2011   157A1
  157A2           N/A  N/A                                                           N/A           N/A   157A2
   158            N/A  N/A                                                           N/A           N/A    158
   159            N/A  N/A                                                           N/A           N/A    159
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   160            N/A  N/A                                                           N/A           N/A    160
  160A1           N/A  N/A                                                           N/A           N/A   160A1
  160A2           N/A  N/A                                                           N/A           N/A   160A2
   161      1/31/2007  N/A                                                           N/A           N/A    161
   162            N/A  N/A                                                           N/A           N/A    162
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   163            N/A  N/A                                                           N/A           N/A    163
   164     12/31/2009  Spurlin and Associates LLC                                  4,019     2/28/2009    164
   165            N/A  N/A                                                           N/A           N/A    165
   166      5/31/2008  Papas Pizza                                                 3,600     8/31/2008    166
   167            N/A  N/A                                                           N/A           N/A    167
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   168            N/A  N/A                                                           N/A           N/A    168
   169      2/28/2011  CiCi's Pizza                                                4,000     6/30/2010    169
   170      5/14/2008  Open MRI of Georgia, Inc.                                   3,310     3/31/2011    170
   171            N/A  N/A                                                           N/A           N/A    171
  171A1           N/A  N/A                                                           N/A           N/A   171A1
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  171A2           N/A  N/A                                                           N/A           N/A   171A2
   172      8/31/2011  Master Lease Homkor, Inc.                                   2,123     9/18/2011    172       (26)
   173      9/30/2009  Dr.Cox & Dr.Birdwell Dentists                               3,944    12/31/2007    173
   174      4/30/2009  Great Clips                                                 1,492     8/31/2009    174
   175            N/A  N/A                                                           N/A           N/A    175
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   176      4/30/2011  Airlinc Comm                                                1,875     1/31/2008    176
   177     10/31/2011  Contract Power LLC                                          2,675     4/30/2009    177
   178      6/30/2011  Starbucks Corporation                                       1,505     2/28/2014    178
   179      9/20/2015  Cold Stone Creamery                                         1,252     8/31/2015    179
   180      4/15/2011  Quiznos                                                     1,600     4/30/2016    180
-------------------------------------------------------------------------------------------------------------------------
   181     12/31/2006  Martini Nails                                                 750    11/30/2011    181
   182      5/31/2018  Michael Bulanowski, M.D.                                      800     6/30/2008    182
   183            N/A  N/A                                                           N/A           N/A    183
   184            N/A  N/A                                                           N/A           N/A    184
   185            N/A  N/A                                                           N/A           N/A    185
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Annex A-1 Footnotes

All Mortgage Loans	With regard to multi-property mortgage loans or cross-collateralized mortgage loans, each such mortgage loan or related mortgaged real property with a particular letter designation in the ‘‘Cross-Collateralized Groups’’ column is either part of a multi-property loan or crossed-collateralized with each of the other mortgage loans or mortgaged properties with the same letter designation.

With regards to Prepayment Provisions, the number in any parenthetical reflects the number of months in the applicable period during which the subject prepayment is in effect.

The weighted average occupancy for multi-property loans is based on allocated loan amounts.

With regards to the ‘‘% of Aggregate Cut-off Date Balance’’ column, 0.0 means the percentage by total Cut-off Date principal balance is less than 0.05%.

(1) 520 Madison Avenue	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the 520 Madison Avenue Mortgaged Property are projected to be $62,268,782 and $59,666,856 respectively, based on assumed mark-to-market rent adjustment applied to below-market tenant leases, projected increase of building square footage by approxmately 53,174 square feet upon building remeasurement and certain other assumptions.

U/W NCF DSCR is calculated based on in-place U/W NCF. Based on the projected U/W NCF of $59,666,856 (described above) the U/W NCF DSCR should be 2.09x.

Jefferies & Company Inc.’s lease expiration includes 111,945 square feet expiring May 20, 2021, 95,833 square feet expiring October 20, 2014 and 68,858 square feet expiring September 20, 2014.

Mitsubishi International Corporation’s lease expiration includes 66,431 square feet expiring April 20, 2007 and 22,871 square feet expiring May 20, 2007.

Freshfields Bruckhaus Deringer LLP’s lease expiration includes 22,400 square feet expiring October 20, 2008 and 22,400 square feet expiring July 20, 2015.

(2) 1211 Avenue of the Americas	The Original Balance and Cut-Off Date Balance reflect the 1211 Avenue of the Americas Mortgage Loan, which is part of the 1211 Avenue of the Americas Loan Combination of $675,000,000. The amount of $675,000,000 comprises the two pari passu A Notes.

Commencing 1/1/2007 Ropes & Gray has an option to lease approximately 88,288 square feet of the JP Morgan space.

Annex A-1 Footnotes  — continued

A portion of the JP Morgan space totaling 88,288 square feet has a lease expiration date of 12/31/07, JP Morgan may surrender this space to the landlord beginning 1/1/2007, subject to Ropes & Gray leasing this space from the landlord.

Comprised of three mezzanine loans in the amounts of $104,000,000, $25,000,000 and $146,000,000, respectively. In addition, there is a $25,000,000 unfunded portion of a junior mezzanine facility that is available to be drawn upon. Following the funding and repayment or termination of the $25,000,000 junior mezzanine facility, additional mezzanine financing is permitted up to $95,000,000 subject to DSCR and LTV tests.

The Cut-Off Date LTV Ratio and the Maturity Date LTV Ratio are based on the entire 1211 Avenue of the Americas Loan Combination.

U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the 1211 Avenue of the Americas Mortgaged Property are projected to be $91,495,205 and $89,396,417 respectively, based on assumed mark-to-market rent adjustment applied to below-market tenant leases and certain other assumptions.

U/W NCF DSCR is calculated based on in-place U/W NCF and a loan amount comprised of the entire 1211 Avenue of the Americas Loan Combination. The U/W DSCR based on the projected U/W NCF of $89,396,417 (described above) is 2.04x.

(3) Extendicare Portfolio	The Original Balance and Cut-Off Date Balance reflect the Extendicare Portfolio Mortgage Loan, which is part of the Extendicare Portfolio Loan Combination of $500,000,000. The amount of $500,000,000 comprises the two pari passu A Notes.

The Cut-Off Date LTV Ratio and the Maturity Date LTV Ratio are based on the entire Extendicare Portfolio Loan Combination.

U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the Extendicare Mortgaged Property are projected to be $113,817,477 and $111,783,127 respectively.

The appraisal as of date for the Extendicare Portfolio Mortgaged Property known as Parkview Nursing Center is as of September 1, 2006. The appraised values and appraisal as of dates for three of the Extendicare Portfolio Mortgaged Properties are based on stabilized values and stabilized as of dates of January 1, 2007 for River’s Bend Health & Rehab

Annex A-1 Footnotes  — continued

and as of March 1, 2007 for each of Willowcrest Care Center and Heritage Nursing & Rehab Center.

Based on U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in December 2009 and on a loan amount comprised of the entire Extendicare Portfolio Loan Combination.

The U/W DSCR and the U/W IO DSCR based on the projected U/W NCF of $111,783,127 are 2.72x and 3.31x, respectively.

One of the Extendicare Portfolio Mortgaged Properties known as Arbors at Dayton Nursing & Subacute Center is a leasehold interest pursuant to a ground lease expiring on or about October 23, 2045. Two of the Extendicare Portfolio Mortgaged Properties known as Cedar Springs Health & Rehab Center and River's Bend Health & Rehab are fee interests in commercial condominium units.

(4) Reston Town Center	The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based solely on the Reston Town Center Mortgage Loan and do not take into account the Reston Town Center Subordinate Non-Trust Loan. The Cut-off Date LTV Ratio and the Maturity LTV Ratio of the entire Reston Town Center Loan Combination are both 55.3%.

Weighted average occupancy based on overall office occupancy of 98.2% and retail occupancy of 97.9% as of October 9, 2006, as weighted based on square footage.

Reflects in-place U/W NCF. Projected U/W NCF based on assumed mark-to market rent adjustments applied to below market tenant leases and certain other lease-up assumptions is $21,520,169.

A small portion of the property is subject to a ground lease. The collateral includes 8,502 sf of retail space located on the ground floor of the neighboring Hyatt Regency expiring October 20, 2095.

U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the Reston Town Center Mortgaged Property are projected to be $22,940,322 and $21,520,169 respectively.

(5) Colony Square	Reflects in-place U/W NCF. Projected U/W NCF based on assumed lease-up of vacant space at 95% occupancy at the current weighted average rent at the Colony Square Mortgaged Property is $9,809,136.

Reflects the portion of a $35,000,000 unfunded mezzanine facility allocated to the Colony Square Mortgaged Property.

Annex A-1 Footnotes  — continued

U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the Colony Square Mortgaged Property are projected to be $11,312,596 and $9,809,136 respectively.

Based on U/W NCF and calculated based on the annual interest only payments. The U/W DSCR based on the projected U/W NCF of $9,809,136 (described above) is 1.45x.

WebMD, Inc.'s lease provides for a termination option effective 8/31/08 provided the tenant gives notice no later than 11/30/2007 and simultaneously, with the termination notice, pays a fee equal to five months of the then current rent.

(6) Government Property Advisors Portfolio	Twelve leases (250,200 square feet, 18.9% of base rent) are subject to appropriations clauses that allow for termination based upon reduced funding and may occur at any time provided written notice to landlord.

The United States of America General Services Administration leases space allocated to various federal agencies, including the Department of Homeland Security, the Drug Enforcement Agency, United States Postal Service, Department of Immigration and Naturalization, United States Customs Services, Social Security Administration, Bureau of Land Management, Internal Revenue Services, Veterans Association and United States Forest Services. Lease expirations at the 22 properties are as follows: one property (55,090 square feet) in 2009, two properties (total of 27,529 square feet) in 2010, five properties (total of 159,026 square feet) in 2011, four properties (total of 227,903 square feet) in 2012, one property (8,432 square feet) in 2013, and nine properties (total of 148,246 square feet) after 2013.

The State of Texas leases space allocated to various state agencies, including the Department of Human Services, Department of Family Protective Services, Health and Human Services Commission and Department of Protective and Regulatory Services. Lease expirations at the (14) properties are as follows: one property (8,344 square feet) in 2007, four properties (total of 106,939 square feet) in 2008, three properties (total of 44,464 square feet) in 2009, two properties (total of 29,597 square feet) in 2010, one property (45,990 square feet) in 2011, and three properties (total of 70,415 square feet) in 2012.

The State of Michigan leases space allocated to the Department of State Police.

The State of Ohio leases space allocated to the Department of Administrative Services.

Annex A-1 Footnotes  — continued

Lease expiration is based on the actual lease expiration date. Various tenants have termination options resulting in potential lease expiration as follows: 245,354 square feet in 2007, 131,611 square feet in 2008, 99,554 square feet in 2009, 57,126 square feet in 2010, 108,000 square feet in 2011, 298,318 square feet in 2012, 35,311 square feet in 2013, and 75,083 square feet after 2013. Additionally, 12 leases, totaling 250,200 square feet and 18.9% of base rent, are subject to appropriations clauses that allow for termination based on reduced funding and may occur at any time provided written notice to landlord.

(7) Arizona Retail Portfolio	Occupancy Percentage , U/W Net Cash Flow and U/W NCF DSCR were calculated including 28,875 square feet of recently executed leases with tenants which have not yet taken occupancy. The sponsors have executed a guaranty in the amount of $4,680,456 which represents the approximate proceeds allocable to the cash flow differential between the current in-place cash flow, and the projected cash flow including the recently executed leases. The guaranty amount decreases as tenants take occupancy and commenced paying full unabated rent. The in-place weighted average occupancy is 84.3%. Based on the current in-place net cash flow, the DSCR is 1.13x.

(8) Midtown Plaza	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the Reston Town Center Mortgaged Property are projected to be $6,597,436 and $5,670,267 respectively.

Based on in place U/W NCF and calculated based on the annual interest only payments. The U/W DSCR based on the projected U/W NCF of $5,670,267 (described above) is 1.49x.

The appraised value includes $4,340,000 for a 0.69 acre development parcel adjacent to the building.

Aggregate appraised value for the Midtown Plaza office buildings and the development parcel. The office buildings were appraised at a value of $89,750,000 and the development parcel was appraised at a value of $4,340,000.

In addition, the collateral includes a 0.69 acre development parcel that can be developed into approximately 300,000 square feet of office or residential space.

(9) Martin Resorts	After the sixth month of the loan term and until one year prior to maturity, the related borrower has the option of releasing one asset from the collateral upon the payment of 125% of the allocated loan amount plus yield maintenance.

(10) Wolverine Portfolio	The borrower is required to make additional monthly amortization payments, to the extent available from excess cash

Annex A-1 Footnotes  — continued

flow, beginning with the December 2011 payment date and continuing until maturity, in the approximate amount of $48,719.31, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in December 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

(11) Triangle Town Center — Subordinate Tranche	Original Balance and Cut-off Date Balance reflect the Triangle Town Center — Subordinate Tranche Mortgage Loan. The Triangle Town Center Non-Trust Loans total $171,000,000. The Triangle Town Center Mortgage Loan Combination totals $200,000,000.

Maturity Date Balance reflects the balance at maturity of the Triangle Town Center — Subordinate Tranche Mortgage Loan. At maturity, the Triangle Town Center Loan Combination is expected to have an outstanding principal balance of $170,713,179.

Original LTV, Cut-Off Date LTV, Maturity Date LTV and U/W NCF DSCR are based on the Triangle Town Center Loan Combination.

Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including 1,672 square feet of potential leases. The property is a 1,440,865 square-foot regional mall of which 637,516 square feet (including 12,007 square feet of ground lease space, of which only the land is part of the collateral) is collateral. The overall projected underwritten occupancy is 94.8%, with in-line projected occupancy at 84.2%. As of the rent roll dated November 10, 2005, the mortgaged real property was 94.7% leased and 93.7% occupied, with 83.8% of the in-line space leased and 81.1% of the in-line tenants in occupancy. The CBL & Associates Limited Partnership guarantees the amount of $3,948,480, representing proceeds allocable to the differential between the in-place rent at the closing of the mortgage loan and the projected rent. The $3,948,480 guaranty may be releases and/or reduced upon the execution of certain unexecuted leases or replacement tenants for such leases.

The scheduled debt service is based on the Triangle Town Center — Subordinate Tranche Mortgage Loan. The scheduled annual debt service for the Triangle Town Center Loan Combination is approximately $14,367,389.64.

Annex A-1 Footnotes  — continued

The three largest tenants, Dillard's, Belk and Federated Retail Holdings, Inc. each own their land and improvements and therefore such land and improvements are excluded from the collateral.

(12) Cherry Grove Apartments	The underwritten NCF DSCR and cut-off Date LTV of the MezzCap Loan Combination are 1.11x and 80.9% respectively.

(13) Redwood Portfolio II	The borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the October 2011 payment date and continuing until maturity, in the approximate amount of $22,144.02, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in October 2011 through the maturity date. UW NCF DSCR is calculated based on interest only payments.

(14) Brunswig Square	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including rent from the 10,298 square foot space leased to General Services Administration, which tenant is currently not in occupancy. The tenant has the right to terminate its lease in March 2007 with six months notice. The current lease term expires in March 2012.

(15) Victor Marketplace	Property is 100% leased, but 80.9% occupied. United Properties Investment LLC, a borrower affliate, signed a master dated September 11, 2006 for the remaining 19.1% vacant space at the property at $15.38 per square foot. The master leased space adjusts downward as vacant space is leased and tenants take occupancy.

(16) Park Place LaPalma	The underwritten NCF DSCR and cut-off Date LTV of the MezzCap Loan Combination are 1.08 and 81.9% respectively.

(17) Drug Store Portfolio — Walgreens	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term March 2025, and every five years thereafter, pursuant to the lease.

(18) Gaffney Portfolio	The underwritten NCF DSCR and cut-off Date LTV of the MezzCap Loan Combination are 1.14x and 81.1% respectively.

Annex A-1 Footnotes  — continued

(19) Lakewood Apartment Portfolio	The borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the November 2009 payment date and continuing until maturity, in the approximate amount of $4,573.23, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in November 2009 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments

(20) Walgreen's — Henderson	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term February 2031, and every five years thereafter, pursuant to the lease.

(21) Walgreen's — Seguin, Texas	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term March 2031, and every five years thereafter, pursuant to the lease.

(22) Walgreen's	Walgreen Co. has the option to terminate its lease on the last day of the 240th month of the lease term October 2019, and every five years thereafter, pursuant to the lease.

(23) General McMullen Self Storage	The property is subject to a master lease between Borrower (as landlord) and Evergreen Realty Advisors, Inc. (as tenanat), the property's management company. The lease is dated May 19, 2005 and expires on May 18, 2012. There are three, 5-year renewal options. The lease's current monthly rent is $38,604, however commencing May 2007 the rent will be reduced to $38,333 for the remaining term of the lease. The lease provides for addtional rent in an amount equal to 30.0% of the gross revenues in excess of $775,438, starting on the third lease year (due in July 2008) and 35.0%, commencing in the fifth lease year (due in July 2010). The tenant has the right to purchase the subject at anytime at fair market value.

(24) Walgreen's — Floyds Knob	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term June 2031, and every five years thereafter, pursuant to the lease.

(25) Walgreens — Reedsburg	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (February 2031), and every month thereafter, pursuant to the lease.

Annex A-1 Footnotes  — continued

(26) Lambertson Lakes Shopping Center Phase II	Property is 100% leased, but 74.1% occupied. Borrower signed a 5-year master lease for the vacant spaces (one of 2,123 sf and one of 1200 sf) at $18.00 per square foot. Both spaces have a lease expiration of 9/19/11.

ANNEX A-2

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

Amortization Types
(Mortgage Pool)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Interest Only	50	$1,689,159,587	55.5%	$33,783,192	$475,000,000	58.2%	1.61	x	95.9%	6.040%
Amortizing Balloon(2)	126	1,298,610,782	42.7	10,306,435	250,000,000	70.4	1.53		94.4	6.183
ARD(3)	9	56,567,101	1.9	6,285,233	16,000,000	69.5	1.25		99.0	6.145
Total/Avg/Wtd Avg:	185	$3,044,337,470	100.0%	$16,455,878	$475,000,000	63.6%	1.57	x	95.3%	6.103%

(1)	Excludes mortgage loans secured by hospitality properties.

(2)	Includes mortgage loans, representing 31.0% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 52.5% of these loans, by balance, have three years or less of interest-only payments.

(3)	Includes mortgage loans, representing 1.4% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 12.9% of these loans, by balance, have three years or less of interest-only payments.

Annex A-2-1

Cut-Off Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
25.1-30.0	1	$3,678,144	0.12%	$3,678,144	$3,678,144	25.7%	2.05x	95.9%	6.350%
30.1-35.0	1	121,500,000	3.99	121,500,000	121,500,000	31.8	2.85	97.9	5.501
40.1-45.0	2	750,000,000	24.64	375,000,000	475,000,000	42.9	1.78	99.6	6.104
50.1-55.0	3	9,065,490	0.30	3,021,830	5,293,354	53.4	1.48	91.0	6.190
55.1-60.0	9	48,970,981	1.61	5,441,220	7,800,000	57.7	1.39	93.4	6.069
60.1-65.0	11	348,093,731	11.43	31,644,885	250,000,000	63.2	2.37	93.3	6.447
65.1-70.0	22	419,615,840	13.78	19,073,447	116,000,000	68.4	1.29	93.5	5.973
70.1-75.0	52	435,716,962	14.31	8,379,172	40,000,000	72.6	1.22	93.1	6.100
75.1-80.0	68	830,561,109	27.28	12,214,134	96,476,000	78.7	1.22	93.6	6.102
80.1 >=	16	77,135,212	2.53	4,820,951	9,205,035	84.3	1.20	100.00	6.210
Total:	185	$3,044,337,470	100.00%	$16,455,878	$475,000,000	63.6%	1.57x	95.3%	6.103%

Weighted Average Cut-off Date LTV Ratios: 63.6%

(1) Excludes mortgage loans secured by hospitality properties.

Annex A-2-2

Original Term to Maturity
(Mortgage Pool)

Range of Original Terms to Maturity (Months)	Number ofLoans	Total Cut-off Date Principal Balance	% byTotal Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	25	$732,968,487	24.1%	$29,318,739	$250,000,000	70.7%	1.77x		93.3%	6.228%	60
73 - 84	3	17,778,951	0.6	5,926,317	10,350,000	77.3	1.21		90.5	5.958	84
109 - 120	156	2,252,590,031	74.0	14,439,680	475,000,000	61.1	1.51		95.9	6.054	120
169 - 180	1	41,000,000	1.3	41,000,000	41,000,000	66.1	1.20		100.0	6.597	180
Total/Avg/Wtd Avg:	185	$3,044,337,470	100.0%	$16,455,878	$475,000,000	63.6%	1.57	x	95.3%	6.103%	106

Weighted Average Original Term to Maturity: 106 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-3

Remaining Term to Maturity(1)
(Mortgage Pool)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	25	$732,968,487	24.1%	$29,318,739	$250,000,000	70.7%	1.77x		93.3%	6.228%	59
73 - 84	3	17,778,951	0.6	5,926,317	10,350,000	77.3	1.21		90.5	5.958	83
109 - 120	156	2,252,590,031	74.0	14,439,680	475,000,000	61.1	1.51		95.9	6.054	119
169 - 180	1	41,000,000	1.3	41,000,000	41,000,000	66.1	1.20		100.0	6.597	180
Total/Avg/Wtd Avg:	185	$3,044,337,470	100.0%	$16,455,878	$475,000,000	63.6%	1.57	x	95.3%	6.103%	105

Weighted Average Remaining Term to Maturity: 105 months.

(1)	Assumes that each ARD Loan matures on the related anticipated repayment date.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-4

Mortgaged Properties by Property Type(1)
(Mortgage Pool)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd.Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Office	72	$1,499,287,867	49.2%	$20,823,443	$475,000,000	54.4%	1.65x		96.9%	6.037%
Retail	161	652,089,767	21.4	4,050,247	40,000,000	75.1	1.22		95.3	6.065
Multifamily	54	367,837,840	12.1	6,811,812	32,750,000	75.6	1.22		93.7	6.044
Healthcare	82	250,000,000	8.2	3,048,780	8,231,226	63.7	2.72		93.9	6.653
Mobile Home Park	19	88,460,685	2.9	4,655,826	11,550,000	75.2	1.25		80.8	6.265
Hotel	11	72,059,891	2.4	6,550,899	10,750,000	62.5	1.55		-	6.055
Mixed Use	6	55,150,000	1.8	9,191,667	14,500,000	75.0	1.27		94.4	6.041
Self Storage	12	41,718,557	1.4	3,476,546	5,700,000	67.2	1.51		92.5	6.042
Industrial/Warehouse	4	17,732,863	0.6	4,433,216	5,832,863	72.3	1.29		100.0	6.238
Total/Avg/Wtd Avg:	421	$3,044,337,470	100.0%	$7,231,205	$475,000,000	63.6%	1.57	x	95.3%	6.103%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-5

Cut-Off Date Principal Balances
(Mortgage Pool)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 2,000,000	12	$18,625,787	0.6%	$1,552,149	$1,950,000	67.9%	1.29x		97.6%	6.309%
2,000,001. - 4,000,000	55	169,921,303	5.6	3,089,478	4,000,000	72.1	1.31		95.3	6.164
4,000,001. - 6,000,000	37	184,794,624	6.1	4,994,449	6,000,000	73.0	1.29		97.5	6.144
6,000,001. - 8,000,000	19	139,489,940	4.6	7,341,576	8,000,000	74.0	1.24		94.8	6.098
8,000,001. - 10,000,000	14	122,018,393	4.0	8,715,599	10,000,000	77.6	1.23		95.9	6.091
10,000,001. - 15,000,000	16	207,302,765	6.8	12,956,423	15,000,000	75.8	1.26		93.1	6.063
15,000,001. - 20,000,000	5	88,192,239	2.9	17,638,448	19,850,000	70.0	1.24		97.1	5.795
20,000,001. - 25,000,000	9	201,016,418	6.6	22,335,158	24,678,930	75.4	1.21		91.0	6.106
25,000,001. - 50,000,000	9	328,000,000	10.8	36,444,444	50,000,000	72.9	1.25		91.0	6.118
50,000,001. - 75,000,000	1	65,000,000	2.1	65,000,000	65,000,000	69.1	1.40		88.6	5.762
75,000,001. - 100,000,000	3	282,476,000	9.3	94,158,667	100,000,000	76.1	1.19		94.3	6.124
100,000,001. - 150,000,000	2	237,500,000	7.8	118,750,000	121,500,000	49.6	2.13		94.6	5.628
150,000,001. >=	3	1,000,000,000	32.8	333,333,333	475,000,000	48.1	2.02		98.2	6.241
Total/Avg/Wtd Avg:	185	$3,044,337,470	100.0%	$16,455,878	$475,000,000	63.6%	1.57	x	95.3%	6.103%
Average Cut-off Date Principal Balance:		$16,455,878

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-6

U/W NCF DSCR
(Mortgage Pool)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% byTotal Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
0.00 - 1.19	21	$353,911,471	11.6%	$16,852,927	$100,000,000	72.2%	1.15	x	93.3%	6.060%
1.20 - 1.29	112	1,084,755,635	35.6	9,685,318	96,476,000	76.5	1.22		94.1	6.133
1.30 - 1.39	27	278,638,392	9.2	10,319,940	116,000,000	70.6	1.35		93.4	5.943
1.40 - 1.49	9	110,152,498	3.6	12,239,166	65,000,000	68.8	1.41		90.3	5.827
1.50 - 1.59	5	66,956,080	2.2	13,391,216	50,000,000	62.7	1.56		92.2	6.016
1.60 - 1.69	3	13,350,000	0.4	4,450,000	5,700,000	62.8	1.67		83.1	5.939
1.70 - 1.79	1	475,000,000	15.6	475,000,000	475,000,000	43.2	1.74		99.5	5.923
1.80 - 1.89	3	282,495,251	9.3	94,165,084	275,000,000	43.1	1.86		99.8	6.408
1.90 - 1.99	1	3,900,000	0.1	3,900,000	3,900,000	56.3	1.94		97.1	5.900
2.00 >=	3	375,178,144	12.3	125,059,381	250,000,000	53.0	2.76		95.2	6.276
Total/Avg/Wtd Avg:	185	$3,044,337,470	100.0%	$16,455,878	$475,000,000	63.6%	1.57	x	95.3%	6.103%

Weighted Average U/W NCF DSCR: 1.57x.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-7

Occupancy Rates(1)(2)
(Mortgage Pool)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 65.0	4	$17,639,584	0.6%	$4,409,896	$11,550,000	72.3%	1.41	x	59.5%	6.446%
65.1 - 70.0	2	4,575,539	0.2	2,287,770	2,515,539	71.0	2.04		66.0	6.440
70.1 - 75.0	4	16,153,220	0.5	4,038,305	6,400,000	76.9	1.43		73.9	6.265
75.1 - 80.0	4	22,500,000	0.7	5,625,000	7,950,000	76.0	1.21		77.1	6.293
80.1 - 85.0	20	144,551,118	4.7	7,227,556	40,000,000	73.5	1.31		82.9	6.196
85.1 - 90.0	31	293,701,791	9.6	9,474,251	65,000,000	72.6	1.44		88.3	6.081
90.1 - 95.0	59	585,206,572	19.2	9,918,755	116,000,000	72.2	1.37		92.6	6.063
95.1 >=	286	1,887,949,756	62.0	6,601,223	475,000,000	58.5	1.68		99.0	6.105
Total/Avg/Wtd Avg:	410	$2,972,277,579	97.6%	$7,249,458	$475,000,000	63.6%	1.57	x	95.3%	6.104%

Weighted average occupancy rate: 95.3%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-8

Remaining Amortization Terms
(Mortgage Pool)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(4)
Interest Only(2)	50	$1,689,159,587	55.5%	$33,783,192	$475,000,000	58.2%	1.61	x	95.9%	6.040%	0
229 - 240	2	6,173,395	0.2	3,086,697	3,678,144	43.3	1.97		97.6	6.350	238
289 - 300	10	339,640,848	11.2	33,964,085	250,000,000	64.6	2.34		95.2	6.527	300
301 - 312	1	5,194,227	0.2	5,194,227	5,194,227	74.2	1.26		100.0	6.250	311
313 - 324	1	7,491,573	0.2	7,491,573	7,491,573	59.9	1.29		96.9	5.790	323
325 - 336	1	29,000,000	1.0	29,000,000	29,000,000	70.2	1.05		94.8	5.737	336
349 - 360	120	967,677,840	31.8	8,063,982	100,000,000	72.7	1.24		94.3	6.075	360
Total/Avg/Wtd Avg:	185	$3,044,337,470	100.0%	$16,455,878	$475,000,000	63.6%	1.57	x	95.3%	6.103%	343

Weighted Average Remaining Amortization Term: 343 months.(4)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)	Interest-only up to maturity date.

(3)	Excludes mortgage loans secured by hospitality properties.

(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-2-9

Mortgage Rates
(Mortgage Pool)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.001 - 5.250	1	$18,442,239	0.6%	$18,442,239	$18,442,239	69.6%	1.33	x	100.0%	5.200%
5.501 - 5.750	3	161,275,000	5.3	53,758,333	121,500,000	40.9	2.43		96.6	5.546
5.751 - 6.000	45	1,111,769,854	36.5	24,705,997	475,000,000	59.2	1.50		95.9	5.891
6.001 - 6.250	85	927,396,449	30.5	10,910,546	100,000,000	76.2	1.21		94.6	6.137
6.251 - 6.500	48	531,253,928	17.5	11,067,790	275,000,000	57.1	1.58		95.4	6.387
6.501 - 6.750	3	294,200,000	9.7	98,066,667	250,000,000	64.1	2.49		94.5	6.643
Total/Avg/Wtd Avg:	185	$3,044,337,470	100.0%	$16,455,878	$475,000,000	63.6%	1.57	x	95.3%	6.103%

Weighted Average Mortgage Rate: 6.103%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-10

Maturity Date Loan-to-Value Ratios(1)
(Mortgage Pool)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
15.1 - 20.0	1	$3,678,144	0.1%	$3,678,144	$3,678,144	17.2%	2.05	x	95.9%	6.350%
30.1 - 35.0	1	121,500,000	4.0	121,500,000	121,500,000	31.8	2.85		97.9	5.501
40.1 - 45.0	4	796,293,354	26.2	199,073,338	475,000,000	42.8	1.75		99.6	6.130
45.1 - 50.0	9	36,081,678	1.2	4,009,075	7,493,767	47.4	1.44		93.0	6.057
50.1 - 55.0	5	41,489,417	1.4	8,297,883	18,442,239	53.1	1.36		94.7	5.580
55.1 - 60.0	18	148,781,968	4.9	8,265,665	50,000,000	57.6	1.35		95.8	6.037
60.1 - 65.0	33	463,206,578	15.2	14,036,563	250,000,000	62.4	2.06		94.2	6.384
65.1 - 70.0	48	624,029,743	20.5	13,000,620	116,000,000	67.5	1.25		92.0	6.013
70.1 - 75.0	27	267,497,000	8.8	9,907,296	46,550,000	72.5	1.21		93.4	6.052
75.1 - 80.0	25	468,355,375	15.4	18,734,215	96,476,000	78.8	1.22		93.3	6.134
80.1 - 85.0	9	42,387,003	1.4	4,709,667	9,205,035	83.3	1.20		100.0	6.226
85.1 >=	5	31,037,209	1.0	6,207,442	8,556,920	86.0	1.20		100.0	6.199
Total:	185	$3,044,337,470	100.0%	$16,455,878	$475,000,000	60.5%	1.57	x	95.3%	6.103%

Weighted Average Maturity Date LTV Ratio: 60.5%

(1)	Assumes that each ARD Loan matures on the related anticipated repayment date.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-11

Properties by State(1)
(Mortgage Pool)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
NY	40	$810,406,795	26.6%
GA	12	287,964,079	9.5
TX	64	268,777,662	8.8
VA	8	260,642,562	8.6
FL	19	185,705,044	6.1
CA	18	170,147,470	5.6
PA	18	109,798,138	3.6
MI	26	102,613,408	3.4
AZ	18	98,330,000	3.2
OH	42	85,132,679	2.8
WA	16	73,616,186	2.4
IN	19	63,635,223	2.1
TN	7	58,292,165	1.9
NC	7	57,499,210	1.9
KY	20	53,308,886	1.8
WI	14	52,072,724	1.7
SC	6	42,014,649	1.4
CO	6	36,731,892	1.2
NJ	3	36,360,000	1.2
IL	16	25,291,233	0.8
NE	3	24,514,000	0.8
CT	3	24,044,248	0.8
MN	5	18,275,652	0.6
AL	3	16,512,863	0.5
MO	2	15,840,000	0.5
MD	2	10,250,000	0.3
ID	4	8,927,705	0.3
HI	1	8,393,506	0.3
MA	1	5,700,000	0.2
DE	1	4,747,682	0.2
WV	1	4,225,469	0.1
VT	5	4,013,221	0.1
NM	1	3,760,000	0.1
LA	1	3,300,000	0.1
NV	1	3,097,511	0.1
UT	1	3,000,000	0.1
RI	3	2,149,023	0.1
MT	1	2,140,000	0.1
MS	1	1,650,000	0.1
OK	1	1,112,000	0.0
NH	1	344,585	0.0
Total	421	$3,044,337,470	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-2-12

ANNEX A-3

CERTAIN CHARACTERISTICS OF LOAN GROUP 1

Amortization Types
(Loan Group 1)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Interest Only	38	$1,491,609,587	57.5%	$39,252,884	$475,000,000	55.9%	1.66	x	96.9%	6.026%
Amortizing Balloon(2)	94	1,043,858,837	40.3	11,104,881	250,000,000	69.1	1.60		94.7	6.216
ARD(3)	9	56,567,101	2.2	6,285,233	16,000,000	69.5	1.25		99.0	6.145
Total/Avg/Wtd Avg:	141	$2,592,035,525	100.0%	$18,383,231	$475,000,000	61.5%	1.63	x	96.1%	6.105%

(1)	Excludes mortgage loans secured by hospitality properties.

(2)	Includes mortgage loans, representing 29.9% of the initial loan group 1 balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 58.5% of these loans, by balance, have three years or less of interest-only payments.

(3)	Includes mortgage loans, representing 2.2% of the initial loan group 1 balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 12.9% of these loans, by balance, have three years or less of interest-only payments.

Annex A-3-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group 1)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
25.1 - 30.0	1	$3,678,144	0.1%	$3,678,144	$3,678,144	25.7%	2.05	x	95.9%	6.350%
30.1 - 35.0	1	121,500,000	4.7	121,500,000	121,500,000	31.8	2.85		97.9	5.501
40.1 - 45.0	2	750,000,000	28.9	375,000,000	475,000,000	42.9	1.78		99.6	6.104
50.1 - 55.0	3	9,065,490	0.3	3,021,830	5,293,354	53.4	1.48		91.0	6.190
55.1 - 60.0	8	41,170,981	1.6	5,146,373	7,493,767	57.8	1.42		94.7	5.995
60.1 - 65.0	10	332,193,731	12.8	33,219,373	250,000,000	63.3	2.43		93.3	6.477
65.1 - 70.0	16	395,991,031	15.3	24,749,439	116,000,000	68.4	1.30		93.4	5.967
70.1 - 75.0	42	330,861,290	12.8	7,877,650	40,000,000	72.5	1.22		95.4	6.088
75.1 - 80.0	42	530,439,645	20.5	12,629,515	96,476,000	78.8	1.22		94.1	6.116
80.1 >=	16	77,135,212	3.0	4,820,951	9,205,035	84.3	1.20		100.0	6.210
Total:	141	$2,592,035,525	100.00%	$18,383,231	$475,000,000	61.5%	1.63	x	96.1%	6.105%

Weighted Average Cut-off Date LTV Ratios: 61.5%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-2

Original Term to Maturity
(Loan Group 1)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	18	$634,860,253	24.5%	$35,270,014	$250,000,000	69.9%	1.85	x	93.4%	6.240%	60
73 - 84	1	2,588,951	0.1	2,588,951	2,588,951	63.1	1.17		82.4	6.270	84
109 - 120	121	1,913,586,321	73.8	15,814,763	475,000,000	58.6	1.57		96.9	6.050	120
169 - 180	1	41,000,000	1.6	41,000,000	41,000,000	66.1	1.20		100.0	6.597	180
Total:	141	$2,592,035,525	100.0%	$18,383,231	$475,000,000	61.5%	1.63	x	96.1%	6.105%	106

Weighted Average Original Term to Maturity: 106 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-3

Remaining Term to Maturity(1)
(Loan Group 1)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	18	$634,860,253	24.5%	$35,270,014	$250,000,000	69.9%	1.85	x	93.4%	6.240%	59
73 - 84	1	2,588,951	0.1	2,588,951	2,588,951	63.1	1.17		82.4	6.270	79
109 - 120	121	1,913,586,321	73.8	15,814,763	475,000,000	58.6	1.57		96.9	6.050	119
169 - 180	1	41,000,000	1.6	41,000,000	41,000,000	66.1	1.20		100.0	6.597	180
Total/Avg/Wtd Avg:	141	$2,592,035,525	100.0%	$18,383,231	$475,000,000	61.5%	1.63	x	96.1%	6.105%	105

Weighted Average Remaining Term to Maturity: 105 months.

(1)	Assumes that each ARD Loan matures on the related anticipated repayment date.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-4

Mortgaged Properties by Property Type(1)
(Loan Group 1)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Office	72	$1,499,287,867	57.8%	$20,823,443	$475,000,000	54.4%	1.65	x	96.9%	6.037%
Retail	161	652,089,767	25.2	4,050,247	40,000,000	75.1	1.22		95.3	6.065
Healthcare	82	250,000,000	9.6	3,048,780	8,231,226	63.7	2.72		93.9	6.653
Hotel	11	72,059,891	2.8	6,550,899	10,750,000	62.5	1.55		—	6.055
Mixed Use	6	55,150,000	2.1	9,191,667	14,500,000	75.0	1.27		94.4	6.041
Self Storage	12	41,718,557	1.6	3,476,546	5,700,000	67.2	1.51		92.5	6.042
Industrial/Warehouse	4	17,732,863	0.7	4,433,216	5,832,863	72.3	1.29		100.0	6.238
Multifamily	1	3,996,579	0.2	3,996,579	3,996,579	55.5	1.22		96.0	5.880
Total/Avg/Wtd Avg:	349	$2,592,035,525	100.0%	$7,427,036	$475,000,000	61.5%	1.63	x	96.1%	6.105%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-5

Cut-Off Date Principal Balances
(Loan Group 1)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 2,000,000	11	$17,425,787	0.7%	$1,584,162	$1,950,000	67.7%	1.29	x	97.6%	6.327%
2,000,001. - 4,000,000.	47	146,384,495	5.6	3,114,564	4,000,000	72.2	1.32		95.9	6.152
4,000,001. - 6,000,000.	26	128,900,927	5.0	4,957,728	6,000,000	71.1	1.30		97.9	6.144
6,000,001. - 8,000,000.	12	88,742,830	3.4	7,395,236	7,878,479	75.6	1.24		96.1	6.077
8,000,001. - 10,000,000.	12	103,018,393	4.0	8,584,866	9,205,035	77.4	1.23		97.4	6.080
10,000,001. - 15,000,000.	9	116,507,367	4.5	12,945,263	14,500,000	74.6	1.28		93.5	6.094
15,000,001. - 20,000,000.	4	72,292,239	2.8	18,073,060	19,850,000	71.5	1.24		97.7	5.787
20,000,001. - 25,000,000.	5	110,287,488	4.3	22,057,498	23,500,000	75.4	1.22		93.8	6.132
25,000,001. - 50,000,000.	6	223,500,000	8.6	37,250,000	50,000,000	70.5	1.26		92.0	6.127
50,000,001. - 75,000,000.	1	65,000,000	2.5	65,000,000	65,000,000	69.1	1.40		88.6	5.762
75,000,001. - 100,000,000.	3	282,476,000	10.9	94,158,667	100,000,000	76.1	1.19		94.3	6.124
100,000,001. - 150,000,000.	2	237,500,000	9.2	118,750,000	121,500,000	49.6	2.13		94.6	5.628
150,000,001. >=	3	1,000,000,000	38.6	333,333,333	475,000,000	48.1	2.02		98.2	6.241
Total/Avg/Wtd Avg:	141	$2,592,035,525	100.0%	$18,383,231	$475,000,000	61.5%	1.63	x	96.1%	6.105%
Average Cut-off Date Principal Balance:		$18,383,231

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-6

U/W NCF DSCR
(Loan Group 1)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 1.19	18	$291,861,471	11.3%	$16,214,526	$100,000,000	71.9%	1.15	x	93.5%	6.061%
1.20 - 1.29	76	726,369,034	28.0	9,557,487	96,476,000	76.8	1.21		95.7	6.155
1.30 - 1.39	24	253,231,282	9.8	10,551,303	116,000,000	69.9	1.35		93.9	5.924
1.40 - 1.49	7	103,694,263	4.0	14,813,466	65,000,000	68.5	1.41		89.8	5.801
1.50 - 1.59	5	66,956,080	2.6	13,391,216	50,000,000	62.7	1.56		92.2	6.016
1.60 - 1.69	3	13,350,000	0.5	4,450,000	5,700,000	62.8	1.67		83.1	5.939
1.70 - 1.79	1	475,000,000	18.3	475,000,000	475,000,000	43.2	1.74		99.5	5.923
1.80 - 1.89	3	282,495,251	10.9	94,165,084	275,000,000	43.1	1.86		99.8	6.408
1.90 - 1.99	1	3,900,000	0.2	3,900,000	3,900,000	56.3	1.94		97.1	5.900
2.00 >=	3	375,178,144	14.5	125,059,381	250,000,000	53.0	2.76		95.2	6.276
Total/Avg/Wtd Avg:	141	$2,592,035,525	100.0%	$18,383,231	$475,000,000	61.5%	1.63	x	96.1%	6.105%

Weighted Average U/W NCF DSCR: 1.63x

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-7

Occupancy Rates(1)(2)
(Loan Group 1)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 65.0	2	$3,390,748	0.1%	$1,695,374	$2,190,748	69.5%	2.18	x	62.0%	6.461%
65.1 - 70.0	2	4,575,539	0.2	2,287,770	2,515,539	71.0	2.04		66.0	6.440
70.1 - 75.0	1	1,853,220	0.1	1,853,220	1,853,220	63.7	2.72		71.7	6.653
75.1 - 80.0	2	11,500,000	0.4	5,750,000	7,950,000	79.1	1.21		76.6	6.143
80.1 - 85.0	16	131,065,948	5.1	8,191,622	40,000,000	72.8	1.31		83.0	6.201
85.1 - 90.0	24	213,751,791	8.2	8,906,325	65,000,000	72.1	1.52		88.2	6.090
90.1 - 95.0	35	375,687,696	14.5	10,733,934	116,000,000	70.0	1.46		92.4	6.057
95.1 >=	256	1,778,150,692	68.6	6,945,901	475,000,000	57.4	1.71		99.1	6.110
Total/Avg/Wtd Avg:	338	$2,519,975,634	97.2%	$7,455,549	$475,000,000	61.5%	1.63	x	96.1%	6.107%
Weighted average occupancy rate:	96.1%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-8

Remaining Amortization Terms
(Loan Group 1)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term (4)
Interest Only(2)	38	$1,491,609,587	57.5%	$39,252,884	$475,000,000	55.9%	1.66	x	96.9%	6.026%	0
229 - 240	2	6,173,395	0.2	3,086,697	3,678,144	43.3	1.97		97.6	6.350	238
289 - 300	10	339,640,848	13.1	33,964,085	250,000,000	64.6	2.34		95.2	6.527	300
301 - 312	1	5,194,227	0.2	5,194,227	5,194,227	74.2	1.26		100.0	6.250	311
313 - 324	1	7,491,573	0.3	7,491,573	7,491,573	59.9	1.29		96.9	5.790	323
325 - 336	1	29,000,000	1.1	29,000,000	29,000,000	70.2	1.05		94.8	5.737	336
349 - 360	88	712,925,895	27.5	8,101,431	100,000,000	71.5	1.25		94.7	6.085	360
Total/Avg/Wtd Avg:	141	$2,592,035,525	100.0%	$18,383,231	$475,000,000	61.5%	1.63	x	96.1%	6.105%	339

Weighted Average Remaining Amortization Term: 339 months.(4)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)	Interest-only up to maturity date.

(3)	Excludes mortgage loans secured by hospitality properties.

(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-3-9

Mortgage Rates
(Loan Group 1)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.001 - 5.250	1	$18,442,239	0.7%	$18,442,239	$18,442,239	69.6%	1.33	x	100.0%	5.200%
5.501 - 5.750	3	161,275,000	6.2	53,758,333	121,500,000	40.9	2.43		96.6	5.546
5.751 - 6.000	31	925,035,059	35.7	29,839,841	475,000,000	56.1	1.55		96.5	5.889
6.001 - 6.250	65	744,828,177	28.7	11,458,895	100,000,000	75.9	1.21		94.9	6.137
6.251 - 6.500	39	451,455,049	17.4	11,575,770	275,000,000	54.1	1.64		97.7	6.385
6.501 - 6.750	2	291,000,000	11.2	145,500,000	250,000,000	64.0	2.51		94.8	6.645
Total/Avg/Wtd Avg:	141	$2,592,035,525	100.0%	$18,383,231	$475,000,000	61.5%	1.63	x	96.1%	6.105%
Weighted Average Mortgage Rate:	6.105%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-10

Maturity Date Loan-to-Value Ratios(1)
(Loan Group 1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
15.1 - 20.0	1	$3,678,144	0.1%	$3,678,144	$3,678,144	17.2%	2.05	x	95.9%	6.350%
30.1 - 35.0	1	121,500,000	4.7	121,500,000	121,500,000	31.8	2.85		97.9	5.501
40.1 - 45.0	4	796,293,354	30.7	199,073,338	475,000,000	42.8	1.75		99.6	6.130
45.1 - 50.0	9	36,081,678	1.4	4,009,075	7,493,767	47.4	1.44		93.0	6.057
50.1 - 55.0	5	41,489,417	1.6	8,297,883	18,442,239	53.1	1.36		94.7	5.580
55.1 - 60.0	16	137,388,394	5.3	8,586,775	50,000,000	57.5	1.36		96.8	6.011
60.1 - 65.0	23	383,013,044	14.8	16,652,741	250,000,000	62.1	2.24		94.4	6.458
65.1 - 70.0	38	512,490,907	19.8	13,486,603	116,000,000	67.5	1.26		93.0	5.994
70.1 - 75.0	14	131,591,000	5.1	9,399,357	21,925,000	71.7	1.18		95.3	6.026
75.1 - 80.0	16	355,085,375	13.7	22,192,836	96,476,000	79.2	1.22		93.4	6.143
80.1 - 85.0	9	42,387,003	1.6	4,709,667	9,205,035	83.3	1.20		100.0	6.226
85.1 >=	5	31,037,209	1.2	6,207,442	8,556,920	86.0	1.20		100.0	6.199
Total/Avg/Wtd Avg:	141	$2,592,035,525	100.0%	$18,383,231	$475,000,000	58.6%	1.63	x	96.1%	6.105%

Weighted Average Maturity Date LTV Ratio: 58.6%

(1)	Assumes that each ARD Loan matures on the related anticipated repayment date.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-11

Properties by State(1)
(Loan Group 1)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
NY	40	810,406,795	31.3
VA	7	246,854,000	9.5
GA	9	229,864,079	8.9
CA	18	170,147,470	6.6
FL	12	154,561,469	6.0
TX	38	145,719,128	5.6
PA	17	102,298,138	3.9
AZ	18	98,330,000	3.8
IN	19	63,635,223	2.5
NC	6	56,299,210	2.2
KY	20	53,308,886	2.1
OH	31	52,638,266	2.0
WI	14	52,072,724	2.0
WA	13	44,516,186	1.7
MI	17	44,113,408	1.7
CO	6	36,731,892	1.4
NJ	3	36,360,000	1.4
IL	16	25,291,233	1.0
CT	3	24,044,248	0.9
MN	5	18,275,652	0.7
TN	4	17,755,000	0.7
MO	2	15,840,000	0.6
SC	3	14,488,951	0.6
AL	2	11,672,863	0.5
MD	2	10,250,000	0.4
ID	4	8,927,705	0.3
HI	1	8,393,506	0.3
MA	1	5,700,000	0.2
DE	1	4,747,682	0.2
WV	1	4,225,469	0.2
VT	5	4,013,221	0.2
NM	1	3,760,000	0.1
LA	1	3,300,000	0.1
NV	1	3,097,511	0.1
UT	1	3,000,000	0.1
RI	3	2,149,023	0.1
MT	1	2,140,000	0.1
MS	1	1,650,000	0.1
OK	1	1,112,000	0.0
NH	1	344,585	0.0
Total:	349	$2,592,035,525	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-3-12

ANNEX A-4

CERTAIN CHARACTERISTICS OF LOAN GROUP 2

Amortization Types
(Loan Group 2)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Interest Only	32	$254,751,945	56.3%	$7,960,998	$25,200,000	75.9%	1.22x	93.0%	6.045%
Amortizing Balloon(1)	12	197,550,000	43.7	16,462,500	46,550,000	75.4	1.23	88.7	6.145
Total/Avg/Wtd Avg:	44	$452,301,945	100.0%	$10,279,590	$46,550,000	75.7%	1.23x	91.1%	6.089%

(1)	Includes mortgage loans, representing 37.3% of the loan group 2 balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 23.3% of these loans, by balance, have three years or less of interest-only payments.

Annex A-4-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group 2)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
55.1 - 60.0	1	$7,800,000	1.7%	$7,800,000	$7,800,000	57.4%	1.20	x	87.1%	6.463%
60.1 - 65.0	1	15,900,000	3.5	15,900,000	15,900,000	62.8	1.22		94.1	5.830
65.1 - 70.0	6	23,624,809	5.2	3,937,468	6,550,000	68.4	1.25		94.4	6.075
70.1 - 75.0	10	104,855,672	23.2	10,485,567	22,550,000	72.9	1.21		85.7	6.141
75.1 - 80.0	26	300,121,464	66.4	11,543,133	46,550,000	78.4	1.23		92.7	6.076
Total/Avg/Wtd Avg:	44	$452,301,945	100.0%	$10,279,590	$46,550,000	75.7%	1.23	x	91.1%	6.089%

Weighted Average Cut-off Date LTV Ratio: 75.7%

Annex A-4-2

Original Term to Maturity
(Loan Group 2)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	7	$98,108,235	21.7%	$14,015,462	$32,750,000	75.7%	1.21	x	92.8%	6.152%	60
73 - 84	2	15,190,000	3.4	7,595,000	10,350,000	79.7	1.22		91.9	5.905	84
109 - 120	35	339,003,711	75.0	9,685,820	46,550,000	75.5	1.23		90.6	6.079	120
Total/Avg/Wtd Avg:	44	$452,301,945	100.0%	$10,279,590	$46,550,000	75.7%	1.23	x	91.1%	6.089%	106

Weighted Average Original Term to Maturity: 106 months.

Annex A-4-3

Remaining Term to Maturity
(Loan Group 2)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	7	$98,108,235	21.7%	$14,015,462	$32,750,000	75.7%	1.21	x	92.8%	6.152%	59
73 - 84	2	15,190,000	3.4	7,595,000	10,350,000	79.7	1.22		91.9	5.905	83
109 - 120	35	339,003,711	75.0	9,685,820	46,550,000	75.5	1.23		90.6	6.079	119
Total/Avg/Wtd Avg:	44	$452,301,945	100.0%	$10,279,590	$46,550,000	75.7%	1.23	x	91.1%	6.089%	105

Weighted Average Remaining Term to Maturity: 105 months.

Annex A-4-4

Mortgaged Properties by Property Type(1)
(Loan Group 2)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Multifamily	53	$363,841,261	80.4%	$6,864,929	$32,750,000	75.8%	1.22	x	93.6%	6.046%
Mobile Home Park	19	88,460,685	19.6	4,655,826	11,550,000	75.2	1.25		80.8	6.265
Total/Avg/Wtd Avg:	72	$452,301,945	100.0%	$6,281,971	$32,750,000	75.7%	1.23	x	91.1%	6.089%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-5

Cut-Off Date Principal Balances
(Loan Group 2)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 2,000,000	1	$1,200,000	0.3%	$1,200,000	$1,200,000	71.6%	1.26	x	96.9%	6.050%
2,000,001 - 4,000,000	8	23,536,809	5.2	2,942,101	3,750,000	72.0	1.26		91.8	6.238
4,000,001 - 6,000,000	11	55,893,698	12.4	5,081,245	5,850,000	77.4	1.24		96.5	6.145
6,000,001 - 8,000,000	7	50,747,110	11.2	7,249,587	8,000,000	71.1	1.23		92.5	6.136
8,000,001 - 10,000,000	2	19,000,000	4.2	9,500,000	10,000,000	78.5	1.25		88.2	6.150
10,000,001 - 15,000,000	7	90,795,398	20.1	12,970,771	15,000,000	77.5	1.23		92.5	6.024
15,000,001 - 20,000,000	1	15,900,000	3.5	15,900,000	15,900,000	62.8	1.22		94.1	5.830
20,000,001 - 25,000,000	4	90,728,930	20.1	22,682,233	24,678,930	75.4	1.20		87.7	6.075
25,000,001 - 50,000,000	3	104,500,000	23.1	34,833,333	46,550,000	78.0	1.22		89.3	6.099
Total/Avg/Wtd Avg:	44	$452,301,945	100.0%	$10,279,590	$46,550,000	75.7%	1.23	x	91.1%	6.089%

Average Cut-off Date Principal Balance: $10,279,590

Annex A-4-6

U/W NCF DSCR
(Loan Group 2)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
0.00 - 1.19	3	$62,050,000	13.7%	$20,683,333	$32,750,000	73.9%	1.16	x	92.5%	6.055%
1.20 - 1.29	36	358,386,601	79.2	9,955,183	46,550,000	75.9	1.23		90.9	6.089
1.30 - 1.39	3	25,407,110	5.6	8,469,037	15,000,000	78.1	1.31		89.3	6.133
1.40 - 1.49	2	6,458,235	1.4	3,229,117	4,100,000	73.5	1.42		96.8	6.234
Total/Avg/Wtd Avg:	44	$452,301,945	100.0%	$10,279,590	$46,550,000	75.7%	1.23	x	91.1%	6.089%

Weighted Average U/W NCF DSCR: 1.23x.

Annex A-4-7

Occupancy Rates(1)
(Loan Group 2)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 65.0	2	$14,248,836	3.2%	$7,124,418	$11,550,000	72.9%	1.23	x	58.9%	6.442%
70.1 - 75.0	3	14,300,000	3.2	4,766,667	6,400,000	78.6	1.26		74.1	6.215
75.1 - 80.0	2	11,000,000	2.4	5,500,000	7,250,000	72.7	1.21		77.7	6.450
80.1 - 85.0	4	13,485,170	3.0	3,371,292	5,550,000	79.5	1.27		82.3	6.151
85.1 - 90.0	7	79,950,000	17.7	11,421,429	21,300,000	74.1	1.22		88.5	6.057
90.1 - 95.0	24	209,518,876	46.3	8,729,953	32,750,000	76.0	1.22		92.9	6.074
95.1 >=	30	109,799,064	24.3	3,659,969	24,678,930	76.0	1.23		98.5	6.033
Total/Avg/Wtd Avg:	72	$452,301,945	100.0%	$6,281,971	$32,750,000	75.7%	1.23	x	91.1%	6.089%

Weighted average occupancy rate: 91.1%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-8

Remaining Amortization Terms
(Loan Group 2)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(3)
Interest Only(2)	12	$197,550,000	43.7%	$16,462,500	$46,550,000	75.4%	1.23	x	88.7%	6.145%	0
349 - 360	32	254,751,945	56.3	7,960,998	25,200,000	75.9	1.22		93.0	6.045	359
Total/Avg/Wtd Avg:	44	$452,301,945	100.0%	$10,279,590	$46,550,000	75.7%	1.23	x	91.1%	6.089%	359

Weighted Average Remaining Amortization Term: 359 months.(3)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)	Interest-only up to maturity date.

(3)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-4-9

Mortgage Rates
(Loan Group 2)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
5.751 - 6.000	14	$186,734,795	41.3%	$13,338,200	$25,200,000	74.8%	1.22	x	93.0%	5.902%
6.001 - 6.250	20	182,568,272	40.4	9,128,414	46,550,000	77.4	1.23		93.0	6.137
6.251 - 6.500	9	79,798,878	17.6	8,866,542	22,550,000	74.0	1.23		83.2	6.400
6.501 - 6.750	1	3,200,000	0.7	3,200,000	3,200,000	73.6	1.23		74.5	6.510
Total/Avg/Wtd Avg:	44	$452,301,945	100.0%	$10,279,590	$46,550,000	75.7%	1.23	x	91.1%	6.089%

Weighted Average Mortgage Rate: 6.089%

Annex A-4-10

Maturity Date Loan-to-Value Ratios
(Loan Group 2)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
55.1 - 60.0	2	$11,393,574	2.5%	$5,696,787	$7,800,000	58.1%	1.20	x	88.1%	6.352%
60.1 - 65.0	10	80,193,535	17.7	8,019,353	24,678,930	63.9	1.25		93.3	6.029
65.1 - 70.0	10	111,538,836	24.7	11,153,884	22,550,000	67.5	1.20		87.5	6.099
70.1 - 75.0	13	135,906,000	30.0	10,454,308	46,550,000	73.2	1.25		91.6	6.078
75.1 - 80.0	9	113,270,000	25.0	12,585,556	32,750,000	77.6	1.22		93.0	6.108
Total/Avg/Wtd Avg:	44	$452,301,945	100.0%	$10,279,590	$46,550,000	70.9%	1.23	x	91.1%	6.089%

Weighted Average Maturity Date LTV Ratio: 70.9%

Annex A-4-11

Properties by State(1)
(Loan Group 2)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
TX	26	$123,058,534	27.2%
MI	9	58,500,000	12.9
GA	3	58,100,000	12.8
TN	3	40,537,165	9.0
OH	11	32,494,412	7.2
FL	7	31,143,574	6.9
WA	3	29,100,000	6.4
SC	3	27,525,698	6.1
NE	3	24,514,000	5.4
VA	1	13,788,562	3.0
PA	1	7,500,000	1.7
AL	1	4,840,000	1.1
NC	1	1,200,000	0.3
Total:	72	$452,301,945	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-12

ANNEX A-5

CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

                                                                     ANNEX A-5-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7

                                                                ORIGINAL       REMAINING
CONTROL  FOOTNOTE                                            INTEREST-ONLY   INTEREST-ONLY        AMORTIZATION          ANTICIPATED
  NO.       NO.                PROPERTY NAME                 PERIOD (MOS.)   PERIOD (MOS.)            TYPE            REPAYMENT DATE
------------------------------------------------------------------------------------------------------------------------------------

   1        (1)    520 Madison Avenue                              120             119        Interest-Only                    N/A
   2        (2)    1211 Avenue of the Americas                     120             118        Interest-Only                    N/A
   3        (3)    Extendicare Portfolio                            36              36        Interest-Only, Balloon           N/A
   4        (4)    Reston Town Center                              120             119        Interest-Only                    N/A
   5        (5)    Colony Square                                    60              59        Interest-Only                    N/A
   6               Republic Portfolio                               84              83        Interest-Only, Balloon           N/A
   7               Government Property Advisors Portfolio           60              60        Interest-Only                    N/A
   8        (6)    Arizona Retail Portfolio                        120             120        Interest-Only                    N/A
   9        (7)    Midtown Plaza                                    60              59        Interest-Only                    N/A
   10       (8)    Martin Resorts                                   40              39        Interest-Only, Balloon           N/A
   11       (9)    Wolverine Portfolio                             120             120        Interest-Only                    N/A
   12              Bucs Headquarters Office Bldg                     0               0        Balloon                          N/A
   13              The Gallery at Beach Place                       48              46        Interest-Only, Balloon           N/A
   14              695/710 Route 46                                 60              57        Interest-Only                    N/A
   15              Archstone Woodlands Apartments                   60              59        Interest-Only                    N/A
   16      (10)    Triangle Town Center Subordinate Tranche         24              13        Interest-Only, Balloon           N/A
   17              500 Collins Avenue                              120             120        Interest-Only                    N/A
   18              Jefferson at Kessler Park                        60              59        Interest-Only, Balloon           N/A
   19      (11)    Cherry Grove Apartments                           0               0        Balloon                          N/A
   20              Santa Maria Plaza                                60              60        Interest-Only, Balloon           N/A
   21      (12)    Redwood Portfolio II                            120             118        Interest-Only                    N/A
   22              Thornblade Park Apartments                       60              58        Interest-Only                    N/A
   23              6380 Wilshire                                   120             120        Interest-Only                    N/A
   24              Weatherford Marketplace                          60              59        Interest-Only, Balloon           N/A
   25      (13)    Brunswig Square                                 120             119        Interest-Only                    N/A
   26              Statesboro Mall                                   0               0        Balloon                          N/A
   27              Jefferson at Founders Park                       60              59        Interest-Only, Balloon           N/A
   28              175 Fulton Avenue                                24              24        Interest-Only, Balloon           N/A
   29              First and Main North                              0               0        Balloon                          N/A
   30              Cool Creek Commons                               36              29        Interest-Only, Balloon           N/A
   31              Sharp Rees-Stealy Medical Office Building        60              60        Interest-Only, ARD         11/1/2016
   32              Windsor Apartments                              120             119        Interest-Only                    N/A
   33              Lexington on the Green                           60              59        Interest-Only                    N/A
   34              Grandview Apartments                             60              60        Interest-Only, Balloon           N/A
   35              Bradford Towne Center                            36              36        Interest-Only, Balloon           N/A
   36              Lexham Street Retail                            120             120        Interest-Only                    N/A
   37              Sunset Place                                     36              35        Interest-Only, Balloon           N/A
   38              Beta Center                                      60              59        Interest-Only                    N/A
   39              New Hampton Commons Apartments                    0               0        Balloon                          N/A
   40              Jamesbridge Apartments                           60              59        Interest-Only, Balloon           N/A
   41              West Road Collection                             60              58        Interest-Only, Balloon           N/A
   42              Canterbury Village Shopping Center               60              60        Interest-Only, Balloon           N/A
   43              Cumberland Links Apartments                       0               0        Balloon                          N/A
   44              Sienna Springs Apartments                         0               0        Balloon                          N/A
   45              Dublin Mall                                       0               0        Balloon                          N/A
   46              Shoppes at Oakmonte                              36              34        Interest-Only, Balloon           N/A
   47              Meadows Marketplace                               0               0        Balloon                          N/A
   48              Windsor Landing Apartments                       36              35        Interest-Only, Balloon           N/A
   49              Ramsgate Apartments                              60              59        Interest-Only                    N/A
   50              Citizens Ohio Portfolio 2                       120             117        Interest-Only                    N/A
   51      (14)    Victor Marketplace                               24              22        Interest-Only, Balloon           N/A
   52              Indian Springs Apartments                        60              59        Interest-Only, Balloon           N/A
   53              Home Depot                                       60              59        Interest-Only, ARD         10/1/2016
   54              Mid Park Centre                                   0               0        Balloon                          N/A
   55              Citizens Michigan Portfolio 5                   120             117        Interest-Only                    N/A
   56              Cross Continents Office Building                 24              22        Interest-Only, Balloon           N/A
   57              Felton's Shopping Center                         36              35        Interest-Only, Balloon           N/A
   58              Melbourne Village                                48              47        Interest-Only, Balloon           N/A
   59              Pacific Marina Inn                                0               0        Balloon                          N/A
   60              Bee's Ferry Crossing                              0               0        Balloon                          N/A
   61      (15)    Park Place LaPalma                                0               0        Balloon                          N/A
   62              Route 6 and Stoneleigh                           36              34        Interest-Only, Balloon           N/A
   63              Majestic Oaks                                    24              20        Interest-Only, Balloon           N/A
   64              Manns Mobile Home Park Portfolio                  0               0        Balloon                          N/A
   65              Citizens Illinois Portfolio 3                   120             117        Interest-Only                    N/A
   66              Drug Store Portfolio                            120             118        Interest-Only                    N/A
   67              Boulevard Estates                                60              60        Interest-Only                    N/A
   68              Citizens Illinois Portfolio 1                   120             117        Interest-Only                    N/A
   69              Bank Street Court                               120             119        Interest-Only                    N/A
   70              Iron Point Office                                 0               0        Balloon                          N/A
   71              Phoenicia Specialty Foods                         0               0        Balloon                          N/A
   72              Rampart Campus                                    0               0        Balloon                          N/A
   73              Commonwealth Center                              36              36        Interest-Only, Balloon           N/A
   74              Woodlands Retail                                 36              36        Interest-Only, Balloon           N/A
   75              Park Place Plaza                                 48              47        Interest-Only, Balloon           N/A
   76              Lakeview I & II                                   0               0        Balloon                          N/A
   77              Citizens Northeast Portfolio                    120             117        Interest-Only                    N/A
   78              Parker Square - Bldg 600                         48              48        Interest-Only, Balloon           N/A
   79              Serene Village                                  120             119        Interest-Only                    N/A
   80              Crystal Pointe Apartments                       120             119        Interest-Only                    N/A
   81              Windsor Townhomes & Erin's @ Windsor             60              57        Interest-Only, Balloon           N/A
   82              PrimaPharm Life Science Building                 60              59        Interest-Only, ARD         10/1/2016
   83              Preston Racquet Club                             12               9        Interest-Only, Balloon           N/A
   84              Royal Crest Apartments                           24              22        Interest-Only, Balloon           N/A
   85              Pratt & Whitney Building                          0               0        Balloon                          N/A
   86              CVS Commerce Bank - New Carrolton                60              59        Interest-Only, ARD         10/1/2016
   87              North Shore Self Storage                        120             119        Interest-Only                    N/A
   88              Fountains Gardens & Fountains Corner             60              59        Interest-Only, Balloon           N/A
   89              Town West Plaza                                  48              45        Interest-Only, Balloon           N/A
   90              Waynesboro Shopping Center                        0               0        Balloon                          N/A
   91              Hamburg Shopping Center                           0               0        Balloon                          N/A
   92              Village Green Apartments                         60              59        Interest-Only, Balloon           N/A
   93      (16)    Gaffney Portfolio                                 0               0        Balloon                          N/A
   94              Dix-Toledo Shopping Center                        0               0        ARD                        10/1/2016
   95              Shenandoah Woods                                 60              58        Interest-Only, Balloon           N/A
   96              Ashley Furniture Home Store                       0               0        ARD                        10/1/2016
   97              Air Industries                                    0               0        Balloon                          N/A
   98              Patel Hotel Portfolio                             0               0        Balloon                          N/A
   99              Fond du Lac Plaza                                48              45        Interest-Only, Balloon           N/A
  100              Stor-More West Seattle                          120             119        Interest-Only                    N/A
  101              Northpark Plaza                                  24              20        Interest-Only, Balloon           N/A
  102              Varsity Portfolio                                 0               0        Balloon                          N/A
  103              Stonegate Crossing                               36              35        Interest-Only, Balloon           N/A
  104              Citizens New York Portfolio 4                   120             117        Interest-Only                    N/A
  105              Citizens 15 Portfolio                            60              57        Interest-Only                    N/A
  106              Village West Apartments                          36              36        Interest-Only, Balloon           N/A
  107              Citizens New York Portfolio 1                   120             117        Interest-Only                    N/A
  108              Chillicothe Plaza                                36              35        Interest-Only, ARD         10/1/2016
  109              Maryland Food Center Warehouse                  120             118        Interest-Only                    N/A
  110              The University Medical Plaza                      0               0        Balloon                          N/A
  111              Westbrook Apartments                             60              59        Interest-Only, Balloon           N/A
  112              Southern Oaks                                    60              58        Interest-Only, Balloon           N/A
  113              Citizens 4 Portfolio                             60              57        Interest-Only                    N/A
  114              Rocklin Self Storage                              0               0        Balloon                          N/A
  115              Lemon Bay                                        48              47        Interest-Only, Balloon           N/A
  116              Lakewood Apartment Portfolio                    120             119        Interest-Only                    N/A
  117              Walgreens - Henderson                             0               0        Balloon                          N/A
  118              Citizens New York Portfolio 3                   120             117        Interest-Only                    N/A
  119              Best Western - Oak Harbor                         0               0        Balloon                          N/A
  120              Walgreens - Seguin, Texas                        60              60        Interest-Only, Balloon           N/A
  121              504 Esplanade Apartments                          0               0        Balloon                          N/A
  122              Walgreens                                         0               0        ARD                         9/1/2016
  123              Stor-More Burien                                120             119        Interest-Only                    N/A
  124              2051 Dogwood Street                              36              35        Interest-Only, Balloon           N/A
  125              Fulton Industrial                                24              23        Interest-Only, Balloon           N/A
  126              Edgewater & Westcourt Apartments                 60              60        Interest-Only, Balloon           N/A
  127              Bear Valley West Self Storage                     0               0        Balloon                          N/A
  128              Winston Plaza                                     0               0        Balloon                          N/A
  129      (17)    General McMullen Self Storage                    24              23        Interest-Only, Balloon           N/A
  130              Butterfield Business Center                      60              57        Interest-Only, Balloon           N/A
  131              100 Medical Center Parkway                       36              34        Interest-Only, Balloon           N/A
  132              Plantation Storage                               24              22        Interest-Only, Balloon           N/A
  133              Maplewood Village Mobile Home Community           0               0        Balloon                          N/A
  134              Citizens 27 Portfolio                            60              57        Interest-Only                    N/A
  135              Cool Springs Collection                          24              23        Interest-Only, Balloon           N/A
  136              Hidden Pines                                     60              58        Interest-Only, Balloon           N/A
  137              American Mini Storage                           120             119        Interest-Only                    N/A
  138              Rite Aid Zanesville                               0               0        Balloon                          N/A
  139              Citizens 22 Portfolio                            60              57        Interest-Only                    N/A
  140              Citizens New York Portfolio 2                   120             117        Interest-Only                    N/A
  141              Walgreens - Floyds Knob                         120             120        Interest-Only                    N/A
  142              Pecanland Village SC                             24              24        Interest-Only, Balloon           N/A
  143              Walgreens - Reedsburg                           120             120        Interest-Only                    N/A
  144              Parkview Apartments                              12               9        Interest-Only, Balloon           N/A
  145              Citizens 21 Portfolio                            60              57        Interest-Only                    N/A
  146              North Meadows                                    24              24        Interest-Only, Balloon           N/A
  147              Kuykendahl Medical Office                         0               0        Balloon                          N/A
  148              Sunrise II Mini Storage                           0               0        Balloon                          N/A
  149              Layton Hills Business Park                       36              35        Interest-Only, Balloon           N/A
  150              Hamilton Mills                                    0               0        Balloon                          N/A
  151              Wortham Village Shopping Center                   0               0        Balloon                          N/A
  152              Shelley Station                                  48              47        Interest-Only, Balloon           N/A
  153              Citizens 13 Portfolio                            60              57        Interest-Only                    N/A
  154              Storage Plus                                     48              47        Interest-Only, Balloon           N/A
  155              Lincoln Meadows Retail Center                    24              17        Interest-Only, Balloon           N/A
  156              Storage Zone                                      0               0        Balloon                          N/A
  157              Park Meadows Village and Mrs. Winners             0               0        Balloon                          N/A
  158              Comfort Inn - Metro Airport                       0               0        Balloon                          N/A
  159              Linens 'N Things of College Station              60              59        Interest-Only, Balloon           N/A
  160              Citizens 14 Portfolio                            60              57        Interest-Only                    N/A
  161              Hampton Square Shopping Center                    0               0        Balloon                          N/A
  162              20 North Central Avenue                           0               0        Balloon                          N/A
  163              Unity Pointe                                     60              58        Interest-Only, Balloon           N/A
  164              Blalock Office Park                               0               0        Balloon                          N/A
  165              Ashley Square                                    60              58        Interest-Only, Balloon           N/A
  166              White Pines Plaza                                 0               0        Balloon                          N/A
  167              Saddle Vineyards Apartments                       0               0        Balloon                          N/A
  168              Inglewood Village                                60              58        Interest-Only, Balloon           N/A
  169              Crossroads Shopping Center                       48              47        Interest-Only, Balloon           N/A
  170              John's Creek                                      0               0        Balloon                          N/A
  171              Citizens 28 Portfolio                            60              57        Interest-Only                    N/A
  172      (18)    Lambertson Lakes Shopping Center Phase II         0               0        Balloon                          N/A
  173              Autumn Springs                                   24              24        Interest-Only, Balloon           N/A
  174              Silver Lake Plaza                                60              58        Interest-Only, Balloon           N/A
  175              Diamond Head Inn                                  0               0        Balloon                          N/A
  176              Stonecrest Village                                0               0        Balloon                          N/A
  177              Blackstone Building                               0               0        Balloon                          N/A
  178              Lewisville Retail Strip Center                   48              46        Interest-Only, Balloon           N/A
  179              AMC Theatre Outlot Retail Center                  0               0        Balloon                          N/A
  180              Fidelity Retail                                  30              29        Interest-Only, Balloon           N/A
  181              310 Professional Building                         0               0        Balloon                          N/A
  182              Hampton Bays Medical                              0               0        Balloon                          N/A
  183              Cleveland Ridge Apartments                       24              23        Interest-Only, Balloon           N/A
  184              Family Dollar - 1425 East 71st Street             0               0        Balloon                          N/A
  185              GetGo Station Monroeville                        24              23        Interest-Only, ARD         10/1/2016

                                                  ORIGINAL      REMAINING           REMAINING          U/W       CUT-OFF
CONTROL    MATURITY    MORTGAGE   AMORTIZATION   SEASONING       TERM TO       LOCKOUT/DEFEASANCE      NCF         DATE
  NO.        DATE       RATE(%)    TERM (MOS.)     (MOS.)    MATURITY (MOS.)      PERIOD (MOS.)     DSCR (X)   NCF DSCR (X)
---------------------------------------------------------------------------------------------------------------------------

   1      10/11/2016    5.9230           0            1            119                 116            1.74         1.74
   2       9/11/2016    6.4179           0            2            118                 115            1.86         1.86
   3      11/11/2011    6.6525         300            0             60                   0            2.72         3.31
   4      10/11/2016    5.5005           0            1            119                 113            2.85         2.85
   5      10/11/2011    5.7620           0            1             59                  47            1.37         1.37
   6       10/1/2016    6.0900         360            1            119                 115            1.17         1.38
   7      11/11/2011    6.1100           0            0             60                  59            1.20         1.20
   8      11/11/2016    6.1800           0            0            120                 118            1.20         1.20
   9      10/11/2011    5.7620           0            1             59                  47            1.40         1.40
   10     10/11/2016    5.9560         360            1            119                 116            1.57         1.86
   11     11/11/2016    6.1300           0            0            120                 117            1.27         1.27
   12     11/11/2021    6.5970         300            0            180                  25            1.20         1.20
   13      9/11/2016    6.2100         360            2            118                 115            1.14         1.34
   14      8/11/2011    6.1900           0            3             57                  25            1.22         1.22
   15     10/11/2011    6.2000           0            1             59                   0            1.15         1.15
   16      12/5/2015    5.7370         336           11            109                 106            1.05         1.32
   17     11/11/2016    5.9500           0            0            120                  25            1.22         1.22
   18     10/11/2016    5.9100         360            1            119                 117            1.21         1.44
   19      10/1/2016    5.8900         360            1            119                 116            1.21         1.21
   20     11/11/2016    6.1000         360            0            120                 118            1.15         1.35
   21      9/11/2016    6.4500           0            2            118                 115            1.21         1.21
   22      9/11/2011    6.0600           0            2             58                  57            1.21         1.21
   23     11/11/2016    6.3800           0            0            120                 117            1.20         1.20
   24      10/1/2016    5.8900         360            1            119                 115            1.20         1.43
   25     10/11/2016    6.1000           0            1            119                 116            1.20         1.20
   26      9/11/2016    6.1900         360            2            118                 115            1.35         1.35
   27     10/11/2016    5.9100         360            1            119                 117            1.18         1.40
   28      11/1/2011    5.9400         360            0             60                  57            1.16         1.38
   29       9/1/2016    5.2000         300            2            118                 115            1.33         1.33
   30      4/11/2016    5.8800         360            7            113                 110            1.21         1.44
   31      11/1/2036    6.1700         360            0            120                   0            1.28         1.28
   32     10/11/2016    5.8300           0            1            119                 119            1.22         1.22
   33     10/11/2011    5.9700           0            1             59                  58            1.32         1.32
   34     11/11/2016    6.0500         360            0            120                  25            1.20         1.42
   35     11/11/2016    6.4100         360            0            120                 117            1.25         1.45
   36     11/11/2016    5.7900           0            0            120                 117            1.41         1.41
   37      10/1/2016    6.3200         360            1            119                   0            1.21         1.40
   38     10/11/2011    6.3600           0            1             59                  59            1.38         1.38
   39     10/11/2016    6.0000         360            1            119                 119            1.23         1.23
   40     10/11/2016    5.9800         360            1            119                  23            1.22         1.45
   41       9/1/2016    6.0200         360            2            118                 114            1.13         1.33
   42     11/11/2016    6.0100         360            0            120                 120            1.17         1.38
   43       9/1/2016    5.8500         360            2            118                 112            1.20         1.20
   44      7/11/2016    6.4100         360            4            116                 113            1.20         1.20
   45      9/11/2016    6.1900         360            2            118                 115            1.32         1.32
   46       9/1/2016    6.0800         360            2            118                   0            1.20         1.42
   47      11/1/2016    5.5500         360            0            120                 116            1.43         1.43
   48     10/11/2013    5.9300         360            1             83                  79            1.22         1.44
   49     10/11/2011    6.4200           0            1             59                  58            1.28         1.28
   50      8/11/2016    6.1910           0            3            117                   0            1.20         1.20
   51      9/11/2016    6.2000         360            2            118                  46            1.16         1.35
   52     10/11/2016    5.8500         360            1            119                 118            1.22         1.46
   53      10/1/2036    6.0400         360            1            119                 116            1.15         1.36
   54      11/1/2016    5.9000         360            0            120                   0            1.28         1.28
   55      8/11/2016    6.1910           0            3            117                   0            1.20         1.20
   56      9/11/2011    6.2100         360            2             58                  57            1.20         1.40
   57     10/11/2016    5.8800         360            1            119                 119            1.23         1.47
   58     10/11/2016    5.9020         360            1            119                 113            1.23         1.46
   59     10/11/2016    6.2600         360            1            119                 119            1.50         1.50
   60     11/11/2016    5.8800         360            0            120                 120            1.20         1.20
   61       8/1/2016    6.1800         360            3            117                 114            1.20         1.20
   62      9/11/2016    6.1200         360            2            118                 115            1.20         1.41
   63      7/11/2011    5.8510         360            4             56                  56            1.15         1.38
   64      6/11/2016    6.4100         360            5            115                 112            1.30         1.30
   65      8/11/2016    6.1910           0            3            117                   0            1.20         1.20
   66      9/11/2016    6.1200           0            2            118                 118            1.32         1.32
   67     11/11/2011    6.4630           0            0             60                   0            1.20         1.20
   68      8/11/2016    6.1910           0            3            117                   0            1.20         1.20
   69     10/11/2016    6.2000           0            1            119                 116            1.22         1.22
   70      10/1/2016    6.2900         360            1            119                  60            1.25         1.25
   71      10/1/2016    5.9900         360            1            119                 116            1.37         1.37
   72      10/1/2016    5.7900         324            1            119                  36            1.29         1.29
   73     11/11/2016    6.1800         360            0            120                 119            1.15         1.34
   74     11/11/2016    5.9800         360            0            120                 117            1.33         1.58
   75     10/11/2016    5.9020         360            1            119                 113            1.27         1.51
   76     11/11/2016    6.1200         360            0            120                 120            1.22         1.22
   77      8/11/2016    6.1910           0            3            117                   0            1.20         1.20
   78     11/11/2016    5.9600         360            0            120                 120            1.09         1.29
   79     10/11/2016    5.8300           0            1            119                 119            1.22         1.22
   80     10/11/2016    5.8300           0            1            119                 119            1.27         1.27
   81      8/11/2016    6.3100         360            3            117                 114            1.25         1.46
   82      10/1/2036    6.3000         360            1            119                   0            1.30         1.51
   83       8/1/2016    6.2600         360            3            117                 114            1.20         1.39
   84      9/11/2016    6.1800         360            2            118                 118            1.25         1.46
   85     10/11/2016    6.2200         300            1            119                 118            1.30         1.30
   86      10/1/2036    6.0200         360            1            119                 116            1.18         1.39
   87      10/1/2016    5.8500           0            1            119                 113            1.67         1.67
   88     10/11/2016    6.2900         360            1            119                 118            1.20         1.40
   89      8/11/2016    6.1000         360            3            117                 111            1.20         1.41
   90      10/1/2016    6.2800         360            1            119                 116            1.29         1.29
   91      10/1/2016    6.1000         360            1            119                 115            1.21         1.21
   92     10/11/2016    6.0500         360            1            119                  25            1.20         1.42
   93      10/1/2016    6.1000         360            1            119                 116            1.27         1.27
   94      10/1/2031    6.0900         300            1            119                 116            1.48         1.48
   95      9/11/2016    6.2300         360            2            118                 118            1.27         1.48
   96      10/1/2032    6.2500         312            1            119                 116            1.26         1.26
   97      11/1/2016    6.0300         360            0            120                 117            1.27         1.27
   98      7/11/2016    6.3400         300            4            116                 116            1.33         1.33
   99      8/11/2016    6.1000         360            3            117                 111            1.20         1.41
  100      10/1/2016    5.9000           0            1            119                 116            1.82         1.85
  101      7/11/2016    6.2100         360            4            116                 112            1.21         1.41
  102     11/11/2016    6.1500         360            0            120                 117            1.20         1.20
  103     10/11/2016    6.1000         360            1            119                 115            1.23         1.45
  104      8/11/2016    6.1910           0            3            117                   0            1.20         1.20
  105      8/11/2011    6.3000           0            3             57                   0            1.20         1.20
  106     11/11/2013    5.8500         360            0             84                  83            1.21         1.45
  107      8/11/2016    6.1910           0            3            117                   0            1.20         1.20
  108      10/1/2036    6.1100         360            1            119                 116            1.20         1.41
  109       9/1/2016    6.2600           0            2            118                 115            1.39         1.39
  110       9/1/2016    6.2500         360            2            118                 115            1.30         1.30
  111     10/11/2016    6.0600         360            1            119                  25            1.20         1.41
  112      9/11/2016    6.2300         360            2            118                 118            1.29         1.51
  113      8/11/2011    6.3000           0            3             57                   0            1.20         1.20
  114       8/1/2016    6.1000         360            3            117                 114            1.55         1.55
  115     10/11/2016    5.9020         360            1            119                 113            1.27         1.51
  116     10/11/2016    6.1500           0            1            119                 118            1.42         1.42
  117     10/11/2016    6.0700         360            1            119                 119            1.21         1.21
  118      8/11/2016    6.1910           0            3            117                   0            1.20         1.20
  119     11/11/2016    6.1200         300            0            120                 117            1.69         1.69
  120     11/11/2016    6.1400         360            0            120                 119            1.18         1.39
  121      10/1/2016    5.8800         360            1            119                 116            1.22         1.22
  122       9/1/2031    6.1500         300            2            118                 115            1.15         1.15
  123      10/1/2016    5.9000           0            1            119                 116            1.94         1.94
  124     10/11/2016    6.1100         360            1            119                  47            1.20         1.41
  125     10/11/2016    6.2000         360            1            119                 116            1.22         1.43
  126     11/11/2016    6.0600         360            0            120                 117            1.25         1.47
  127     10/11/2016    6.0400         360            1            119                 119            1.24         1.24
  128      8/11/2016    6.3500         240            3            117                 116            2.05         2.05
  129     10/11/2016    5.8800         360            1            119                 119            1.63         1.95
  130      8/11/2016    6.2800         360            3            117                  21            1.21         1.41
  131      9/11/2016    6.1900         360            2            118                 118            1.21         1.42
  132      9/11/2016    6.2900         360            2            118                 118            1.24         1.45
  133       9/1/2016    6.1100         360            2            118                   0            1.21         1.21
  134      8/11/2011    6.3000           0            3             57                   0            1.20         1.20
  135      10/1/2016    6.0600         360            1            119                   0            1.23         1.45
  136      9/11/2016    6.2300         360            2            118                 118            1.21         1.42
  137     10/11/2016    6.3200           0            1            119                  25            1.20         1.20
  138     11/11/2016    6.1500         300            0            120                 117            1.21         1.21
  139      8/11/2011    6.3000           0            3             57                   0            1.20         1.20
  140      8/11/2016    6.1910           0            3            117                   0            1.20         1.20
  141     11/11/2016    5.9800           0            0            120                 117            1.26         1.26
  142     11/11/2016    6.0500         360            0            120                 119            1.26         1.48
  143     11/11/2016    6.0000           0            0            120                 117            1.28         1.28
  144       8/1/2016    6.5100         360            3            117                 114            1.23         1.41
  145      8/11/2011    6.3000           0            3             57                   0            1.20         1.20
  146     11/11/2016    5.9800         360            0            120                 117            1.33         1.57
  147      10/1/2016    6.2800         360            1            119                 116            1.42         1.42
  148     10/11/2016    6.1200         360            1            119                 118            1.33         1.33
  149     10/11/2016    6.0100         360            1            119                  35            1.28         1.52
  150     11/11/2016    6.0800         360            0            120                 119            1.20         1.20
  151       9/1/2016    6.2400         360            2            118                 115            1.30         1.30
  152     10/11/2016    5.9020         360            1            119                 113            1.23         1.47
  153      8/11/2011    6.3000           0            3             57                   0            1.20         1.20
  154     10/11/2016    6.3100         360            1            119                  25            1.31         1.52
  155      4/11/2016    6.0800         360            7            113                 113            1.24         1.46
  156      9/11/2016    6.0000         360            2            118                 115            1.32         1.32
  157     11/11/2016    6.4300         360            0            120                 120            1.27         1.27
  158      9/11/2016    6.4400         300            2            118                 118            1.42         1.42
  159     10/11/2016    6.3900         360            1            119                 119            1.29         1.49
  160      8/11/2011    6.3000           0            3             57                   0            1.20         1.20
  161      6/11/2013    6.2700         360            5             79                  79            1.17         1.17
  162     10/11/2016    6.3500         240            1            119                 116            1.84         1.84
  163      9/11/2016    6.2300         360            2            118                 118            1.32         1.55
  164     11/11/2016    6.0300         360            0            120                  24            1.52         1.52
  165      9/11/2016    6.2300         360            2            118                 118            1.29         1.50
  166      4/11/2016    6.1000         360            7            113                 112            1.40         1.40
  167     10/11/2011    6.3800         360            1             59                  56            1.42         1.42
  168      9/11/2016    6.2300         360            2            118                 118            1.22         1.42
  169     10/11/2016    5.9020         360            1            119                 113            1.22         1.45
  170      8/11/2016    6.4100         360            3            117                 116            1.20         1.20
  171      8/11/2011    6.3000           0            3             57                   0            1.23         1.23
  172     10/11/2016    5.8000         360            1            119                 118            1.34         1.34
  173     11/11/2016    6.1500         360            0            120                 119            1.21         1.42
  174      9/11/2016    6.4100         360            2            118                  46            1.18         1.36
  175     10/11/2016    6.3100         360            1            119                 116            1.57         1.57
  176      9/11/2016    6.3100         360            2            118                 117            1.20         1.20
  177     10/11/2011    6.3500         360            1             59                  59            1.38         1.38
  178      9/11/2016    6.2300         360            2            118                 118            1.20         1.40
  179       7/1/2016    6.4200         360            4            116                 113            1.30         1.30
  180     10/11/2016    6.2300         360            1            119                 119            1.18         1.38
  181     10/11/2011    6.3500         360            1             59                  59            1.36         1.36
  182     11/11/2016    6.3500         360            0            120                 119            1.37         1.37
  183     10/11/2016    6.0500         360            1            119                 119            1.26         1.49
  184     11/11/2016    6.2400         360            0            120                 117            1.15         1.15
  185      10/1/2036    6.4000         360            1            119                 116            1.30         1.50

          CUT-OFF    SCHEDULED
CONTROL     DATE     MATURITY/
  NO.     LTV (%)   ARD LTV (%)
-------------------------------

   1        43.2        43.2
   2        42.5        42.5
   3        63.7        61.7
   4        31.8        31.8
   5        68.2        68.2
   6        69.0        66.6
   7        80.0        80.0
   8        79.9        79.9
   9        69.1        69.1
   10       61.2        55.6
   11       80.0        74.9
   12       66.1        40.9
   13       72.7        67.1
   14       79.5        79.5
   15       76.0        76.0
   16       70.2        59.9
   17       79.2        79.2
   18       77.1        72.0
   19       76.8        65.0
   20       71.0        66.5
   21       72.7        68.5
   22       79.9        79.9
   23       77.1        77.1
   24       75.6        70.6
   25       79.9        79.9
   26       74.0        63.3
   27       72.0        67.2
   28       73.3        70.5
   29       69.6        52.6
   30       71.1        64.1
   31       72.1        67.6
   32       62.8        62.8
   33       80.0        80.0
   34       77.0        72.1
   35       72.9        66.4
   36       75.1        75.1
   37       80.0        72.7
   38       77.8        77.8
   39       74.9        63.6
   40       73.0        68.3
   41       78.7        73.6
   42       76.3        71.4
   43       79.9        67.6
   44       78.5        67.6
   45       72.8        62.2
   46       69.4        62.8
   47       65.0        54.4
   48       79.6        75.6
   49       80.0        80.0
   50       84.3        84.3
   51       75.6        67.3
   52       76.9        71.8
   53       71.8        67.2
   54       74.8        63.2
   55       85.8        85.8
   56       80.0        77.2
   57       80.0        72.1
   58       71.2        65.4
   59       72.0        61.6
   60       77.2        65.2
   61       76.9        65.7
   62       79.0        71.5
   63       70.2        67.5
   64       73.9        63.7
   65       85.2        85.2
   66       79.3        79.3
   67       57.4        57.4
   68       85.4        85.4
   69       73.0        73.0
   70       67.5        57.8
   71       55.6        47.2
   72       59.9        48.2
   73       78.1        70.8
   74       74.9        67.7
   75       78.3        71.9
   76       79.6        67.7
   77       84.9        84.9
   78       79.1        72.7
   79       76.7        76.7
   80       68.4        68.4
   81       80.0        75.2
   82       59.1        55.5
   83       74.5        65.1
   84       79.6        70.8
   85       76.7        60.0
   86       73.7        69.0
   87       62.6        62.6
   88       79.0        74.2
   89       72.4        66.7
   90       66.8        57.2
   91       73.3        61.6
   92       69.9        65.5
   93       76.1        64.8
   94       54.6        42.5
   95       80.0        75.1
   96       74.2        59.3
   97       75.0        63.7
   98       65.9        51.9
   99       71.9        66.2
  100       61.4        61.4
  101       71.9        64.1
  102       76.6        65.2
  103       79.8        72.3
  104       84.6        84.6
  105       80.9        80.9
  106       80.0        75.9
  107       85.2        85.2
  108       74.6        67.6
  109       68.2        68.2
  110       69.7        59.6
  111       79.5        74.4
  112       79.3        74.4
  113       80.0        80.0
  114       57.4        48.9
  115       58.6        53.8
  116       78.1        70.8
  117       70.0        59.6
  118       84.5        84.5
  119       59.0        45.9
  120       72.5        67.9
  121       55.5        47.0
  122       72.9        56.9
  123       56.3        56.3
  124       73.6        66.6
  125       73.5        65.5
  126       75.8        70.9
  127       79.9        67.9
  128       25.7        17.2
  129       67.1        59.3
  130       68.9        64.7
  131       76.4        69.3
  132       68.6        61.2
  133       69.8        59.5
  134       80.4        80.4
  135       77.2        68.5
  136       67.0        62.8
  137       79.1        79.1
  138       74.3        57.9
  139       79.7        79.7
  140       84.8        84.8
  141       79.5        79.5
  142       76.3        67.7
  143       76.5        76.5
  144       73.6        64.7
  145       77.9        77.9
  146       79.0        70.0
  147       61.5        52.6
  148       71.2        60.7
  149       72.1        65.2
  150       78.3        66.6
  151       70.6        60.4
  152       75.7        69.5
  153       80.7        80.7
  154       75.0        69.4
  155       81.8        72.6
  156       71.4        60.7
  157       71.2        61.2
  158       62.9        49.6
  159       71.5        67.2
  160       80.5        80.5
  161       63.1        57.6
  162       69.3        46.1
  163       79.7        74.8
  164       79.0        67.0
  165       77.1        72.3
  166       73.4        62.8
  167       65.5        61.6
  168       67.6        63.5
  169       74.8        68.7
  170       77.6        66.7
  171       93.2        93.2
  172       74.3        62.7
  173       74.6        66.4
  174       76.2        71.6
  175       52.7        45.1
  176       70.8        60.7
  177       50.7        47.6
  178       70.5        65.1
  179       72.1        62.1
  180       78.6        70.7
  181       60.8        57.1
  182       73.5        63.0
  183       71.6        63.6
  184       80.2        68.5
  185       64.4        57.6

Annex A-5 Footnotes

(1) 520 Madison Avenue	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the 520 Madison Avenue Mortgaged Property are projected to be $62,268,782 and $59,666,856 respectively, based on assumed mark-to-market rent adjustment applied to below-market tenant leases, projected increase of building square footage by approximately 53,174 square feet upon building remeasurement and certain other assumptions.

U/W NCF DSCR is calculated based on in-place U/W NCF. Based on the projected U/W NCF of $59,666,856 (described above) the U/W NCF DSCR should be 2.09x.

Jefferies & Company Inc.'s lease expiration includes 111,945 square feet expiring May 20, 2021, 95,833 square feet expiring October 20, 2014 and 68,858 square feet expiring September 20, 2014.

Mitsubishi International Corporation's lease expiration includes 66,431 square feet expiring April 20, 2007 and 22,871 square feet expiring May 20, 2007.

Freshfields Bruckhaus Deringer LLP's lease expiration includes 22,400 square feet expiring October 20, 2008 and 22,400 square feet expiring July 20, 2015.

(2) 1211 Avenue of the Americas	The Original Balance and Cut-Off Date Balance reflect the 1211 Avenue of the Americas Mortgage Loan, which is part of the 1211 Avenue of the Americas Loan Combination of $675,000,000. The amount of $675,000,000 comprises the two pari passu A Notes.

The Cut-Off Date LTV Ratio and the Maturity Date LTV Ratio are based on the entire 1211 Avenue of the Americas Loan Combination.

Comprised of three mezzanine loans in the amounts of $104,000,000, $25,000,000 and $146,000,000, respectively. In addition, there is a $25,000,000 unfunded portion of a junior mezzanine facility that is available to be drawn upon. Following the funding and repayment or termination of the $25,000,000 junior mezzanine facility, additional mezzanine financing is permitted up to $95,000,000 subject to DSCR and LTV tests.

U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the 1211 Avenue of the Americas Mortgaged Property are projected to be $91,495,205 and $89,396,417 respectively, based on assumed mark-to-market rent adjustment applied to below-market tenant leases and certain other assumptions.

U/W NCF DSCR is calculated based on in-place U/W NCF and a loan amount comprised of the entire 1211 Avenue of the Americas Loan Combination. The U/W DSCR based on

Annex A-5 Footnotes  — continued

the projected U/W NCF of $89,396,417 (described above) is 2.04x.

Commencing 1/1/2007 Ropes & Gray has an option to lease approximately 88,288 square feet of the JP Morgan space.

A portion of the JP Morgan space totalling 88,288 square feet has a lease expiration date of 10/31/2007. JP Morgan may surrender this space to the landlord beginning 1/1/2007, subject to Ropes & Gray leasing this space from the landlord.

(3) Extendicare Portfolio	The Original Balance and Cut-Off Date Balance reflect the Extendicare Portfolio Mortgage Loan, which is part of the Extendicare Portfolio Loan Combination of $500,000,000. The amount of $500,000,000 comprises the two pari passu A Notes.

The Cut-Off Date LTV Ratio and the Maturity Date LTV Ratio are based on the entire Extendicare Portfolio Loan Combination.

The appraisal as of date for the Extendicare Portfolio Mortgaged Property known as Parkview Nursing Center is as of September 1, 2006. The appraised values and appraisal as of dates for three of the Extendicare Portfolio Mortgaged Properties are based on stabilized values and stabilized as of dates of January 1, 2007 for River's Bend Health & Rehab and as of March 1, 2007 for each of Willowcrest Care Center and Heritage Nursing & Rehab Center.

Based on U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in December 2009 and on a loan amount comprised of the entire Extendicare Portfolio Loan Combination.

U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the Extendicare Mortgaged Property are projected to be $113,817,477 and $111,783,127 respectively.

The U/W DSCR and the U/W IO DSCR based on the projected U/W NCF of $111,783,127 are 2.72x and 3.31x, respectively.

(4) Reston Town Center	The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based solely on the Reston Town Center Mortgage Loan and do not take into account the Reston Town Center Subordinate Non-Trust Loan. The Cut-off Date LTV Ratio and the Maturity LTV Ratio of the entire Reston Town Center Loan Combination are both 55.3%.

Weighted average occupancy based on overall office occupancy of 98.2% and retail occupancy of 97.9% as of October 9, 2006, as weighted based on square footage.

Annex A-5 Footnotes  — continued

U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the Reston Town Center Mortgaged Property are projected to be $22,940,322 and $21,520,169 respectively.

Reflects in-place U/W NCF. Projected U/W NCF based on assumed mark-to market rent adjustments applied to below market tenant leases and certain other lease-up assumptions is $21,520,169.

(5) Colony Square	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the Colony Square Mortgaged Property are projected to be $11,312,596 and $9,809,136 respectively.

Reflects in-place U/W NCF. Projected U/W NCF based on assumed lease-up of vacant space at 95% occupancy at the current weighted average rent at the Colony Square Mortgaged Property is $9,809,136.

Reflects the portion of a $35,000,000 unfunded mezzanine facility allocated to the Colony Square Mortgaged Property .

Based on U/W NCF and calculated based on the annual interest only payments. The U/W DSCR based on the projected U/W NCF of $9,809,136 (described above) is 1.45x.

WebMD, Inc.'s lease provides for a termination option effective 8/31/08 provided the tenant gives notice no later than 11/30/2007 and simultaneously, with the termination notice, pays a fee equal to five months of the then current rent.

(6) Arizona Retail Portfolio	Occupancy Percentage , U/W Net Cash Flow and U/W NCF DSCR were calculated including 28,875 square feet of recently executed leases with tenants which have not yet taken occupancy. The sponsors have executed a guaranty in the amount of $4,680,456 which represents the approximate proceeds allocable to the cash flow differential between the current in-place cash flow and the projected cash flow including the recently executed leases. The guaranty amount decreases as tenants take occupancy and commenced paying full unabated rent. The in-place weighted average occupancy is 84.3%. Based on the current in-place net cash flow, the DSCR is 1.13x.

(7) Midtown Plaza	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the Reston Town Center Mortgaged Property are projected to be $6,597,436 and $5,670,267 respectively.

Annex A-5 Footnotes  — continued

In addition, the collateral includes a 0.69 acre development parcel that can be developed into approximately 300,000 square feet of office or residential space.

Based on in place U/W NCF and calculated based on the annual interest only payments. The U/W DSCR based on the projected U/W NCF of $5,670,267 (described above) is 1.49x.

The appraised value includes $4,340,000 for a 0.69 acre development parcel adjacent to the building.

Aggregate appraised value for the Midtown Plaza office buildings and the development par cel. The office buildings were appraised at a value of $89,750,000 and the development parcel was appraised at a value of $4,340,000.

(8) Martin Resorts	After the sixth month of the loan term and until one year prior to maturity, the related borrower has the option of releasing one asset from the collateral upon the payment of 125% of the allocated loan amounts plus yield maintenance.

(9) Wolverine Portfolio	The borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the December 2011 payment date and continuing until maturity, in the approximate amount of $48,719.31, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in December 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

(10) Triangle Town Center — Subordinate Tranche	Original Balance and Cut-off Date Balance reflect the Triangle Town Center – Subordinate Tranche Mortgage Loan. The Triangle Town Center Non-Trust Loans total $171,000,000. The Triangle Town Center Mortgage Loan Combination totals $200,000,000.

Maturity Date Balance reflects the balance at maturity of the Triangle Town Center – Subordinate Tranche Mortgage Loan. At maturity, the Triangle Town Center Loan Combination is expected to have an outstanding principal balance of $170,713,179.

Original LTV, Cut-Off Date LTV, Maturity Date LTV and U/W NCF DSCR are based on the Triangle Town Center Loan Combination.

Annex A-5 Footnotes  — continued

Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including 1,672 square feet of potential leases. The property is a 1,440,865 square-foot regional mall of which 637,516 square feet (including 12,007 square feet of ground lease space, of which only the land is part of the collateral) is collateral. The overall projected underwritten occupancy is 94.8%, with in-line projected occupancy at 84.2%. As of the rent roll dated November 10, 2005, the mortgaged real property was 94.7% leased and 93.7% occupied, with 83.8% of the in-line space leased and 81.1% of the in-line tenants in occupancy. The CBL & Associates Limited Partnership guarantees the amount of $3,948,480, representing proceeds allocable to the differential between the in-place rent at the closing of the mortgage loan and the projected rent. The $3,948,480 guaranty may be releases and/or reduced upon the execution of certain unexecuted leases or replacement tenants for such leases.

The scheduled debt service is based on the Triangle Town Center - Subordinate Tranche Mortgage Loan. The scheduled annual debt service for the Triangle Town Center Loan Combination is approximately $14,367,389.64.

(11) Cherry Grove Apartments	The underwritten NCF DSCR and cut-off Date LTV of the MezzCap Loan Combination are 1.11x and 80.9% respectively.

(12) Redwood Portfolio II	The borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the October 2011 payment date and continuing until maturity, in the approximate amount of $22,144.02, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in October 2011 through the maturity date. UW NCF DSCR is calculated based on interest only payments.

(13) Brunswig Square	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including rent from the 10,298 square foot space leased to General Services Administration, which tenant is currently not in occupancy. The tenant has the right to terminate its lease in March 2007 with six months notice. The current lease term expires in March 2012.

(14) Victor Marketplace	Property is 100% leased, but 80.9% occupied. United Properties Investment LLC, a borrower affliate, signed a master

Annex A-5 Footnotes  — continued

dated September 11, 2006 for the remaining 19.1% vacant space at the property at $15.38 per square foot. The master leased space adjusts downward as vacant space is leased and tenants take occupancy.

(15) Park Place LaPalma	The underwritten NCF DSCR and cut-off Date LTV of the MezzCap Loan Combination are 1.08 and 81.9% respectively.

(16) Gaffney Portfolio	The underwritten NCF DSCR and cut-off Date LTV of the MezzCap Loan Combination are 1.14 and 81.1% respectively.

(17) General McMullen Self Storage	The property is subject to a master lease between Borrower (as landlord) and Evergreen Realty Advisors, Inc. (as tenanat), the property's management company. The lease is dated May 19, 2005 and expires on May 18, 2012. There are three, 5-year renewal options. The lease's current monthly rent is $38,604, however commencing May 2007 the rent will be reduced to $38,333 for the remaining term of the lease. The lease provides for addtional rent in an amount equal to 30.0% of the gross revenues in excess of $775,438, starting on the third lease year (due in July 2008) and 35.0%, commencing in the fifth lease year (due in July 2010). The tenant has the right to purchase the subject at anytime at fair market value.

(18) Lambertson Lakes Shopping Center Phase II	Property is 100% leased, but 74.1% occupied. (Master lease space of 3,323 SF). Borrower signed a 5-year Master Lease for the vacant spaces (one of 2,123 sf and one of 1,200 sf) at $18.00 per square foot. Both spaces have a lease expiration of 9/19/11.

ANNEX A-6

CERTAIN INFORMATION REGARDING RESERVES

                                                                     ANNEX A-6-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7

CONTROL                                                                PROPERTY
  NO.     FOOTNOTE                 PROPERTY NAME                         TYPE                        SPECIFIC
-------------------------------------------------------------------------------------------------------------------------

   1        (1)      520 Madison Avenue                          Office                 N/A
   2        (2)      1211 Avenue of the Americas                 Office                 N/A
   3        (3)      Extendicare Portfolio                       Health Care            Skilled Nursing & Assisted Living
   4        (4)      Reston Town Center                          Office                 N/A
   5        (5)      Colony Square                               Office                 N/A
   6                 Republic Portfolio                          Office                 N/A
   7                 Government Property Advisors Portfolio      Office                 N/A
   8                 Arizona Retail Portfolio                    Retail                 Various
   9        (6)      Midtown Plaza                               Office                 N/A
  10                 Martin Resorts                              Hotel                  Various
  11                 Wolverine Portfolio                         Mobile Home Park       N/A
  12                 Bucs Headquarters Office Bldg               Office                 N/A
  13        (7)      The Gallery at Beach Place                  Retail                 Anchored
  14                 695/710 Route 46                            Office                 N/A
  15                 Archstone Woodlands Apartments              Multifamily            N/A
  16                 Triangle Town Center Subordinate Tranche    Retail                 Regional Mall
  17                 500 Collins Avenue                          Retail                 Unanchored
  18                 Jefferson at Kessler Park                   Multifamily            N/A
  19                 Cherry Grove Apartments                     Multifamily            N/A
  20                 Santa Maria Plaza                           Retail                 Anchored
  21                 Redwood Portfolio II                        Mobile Home Park       N/A
  22                 Thornblade Park Apartments                  Multifamily            N/A
  23                 6380 Wilshire                               Office                 N/A
  24                 Weatherford Marketplace                     Retail                 Anchored
  25                 Brunswig Square                             Office                 N/A
  26                 Statesboro Mall                             Retail                 Regional Mall
  27                 Jefferson at Founders Park                  Multifamily            N/A
  28                 175 Fulton Avenue                           Office                 N/A
  29                 First and Main North                        Retail                 Anchored
  30                 Cool Creek Commons                          Retail                 Anchored
  31                 Sharp Rees-Stealy Medical Office Building   Office                 N/A
  32                 Windsor Apartments                          Multifamily            N/A
  33                 Lexington on the Green                      Multifamily            N/A
  34                 Grandview Apartments                        Multifamily            N/A
  35                 Bradford Towne Center                       Retail                 Anchored
  36                 Lexham Street Retail                        Mixed Use              Office/Retail
  37                 Sunset Place                                Mixed Use              Office/Retail
  38                 Beta Center                                 Office                 N/A
  39                 New Hampton Commons Apartments              Multifamily            N/A
  40                 Jamesbridge Apartments                      Multifamily            N/A
  41                 West Road Collection                        Retail                 Anchored
  42                 Canterbury Village Shopping Center          Retail                 Unanchored
  43                 Cumberland Links Apartments                 Multifamily            N/A
  44                 Sienna Springs Apartments                   Multifamily            N/A
  45                 Dublin Mall                                 Retail                 Regional Mall
  46                 Shoppes at Oakmonte                         Retail                 Shadow Anchored
  47                 Meadows Marketplace                         Retail                 Anchored
  48                 Windsor Landing Apartments                  Multifamily            N/A
  49                 Ramsgate Apartments                         Multifamily            N/A
  50                 Citizens Ohio Portfolio 2                   Retail                 Single Tenant
  51                 Victor Marketplace                          Retail                 Anchored
  52                 Indian Springs Apartments                   Multifamily            N/A
  53                 Home Depot                                  Retail                 Anchored
  54                 Mid Park Centre                             Mixed Use              Office/Industrial
  55                 Citizens Michigan Portfolio 5               Retail                 Single Tenant
  56                 Cross Continents Office Building            Office                 N/A
  57                 Felton's Shopping Center                    Retail                 Anchored
  58                 Melbourne Village                           Retail                 Unanchored
  59                 Pacific Marina Inn                          Hotel                  Limited Service
  60                 Bee's Ferry Crossing                        Retail                 Anchored
  61                 Park Place LaPalma                          Office                 N/A
  62        (8)      Route 6 and Stoneleigh                      Retail                 Anchored
  63                 Majestic Oaks                               Multifamily            N/A
  64                 Manns Mobile Home Park Portfolio            Mobile Home Park       N/A
  65                 Citizens Illinois Portfolio 3               Retail                 Single Tenant
  66                 Drug Store Portfolio                        Retail                 Single Tenant
  67                 Boulevard Estates                           Mobile Home Park       N/A
  68                 Citizens Illinois Portfolio 1               Retail                 Single Tenant
  69                 Bank Street Court                           Multifamily            N/A
  70                 Iron Point Office                           Office                 N/A
  71                 Phoenicia Specialty Foods                   Retail                 Anchored
  72                 Rampart Campus                              Office                 N/A
  73        (9)      Commonwealth Center                         Office                 N/A
  74                 Woodlands Retail                            Retail                 Single Tenant
  75                 Park Place Plaza                            Retail                 Anchored
  76                 Lakeview I & II                             Office                 N/A
  77                 Citizens Northeast Portfolio                Retail                 Single Tenant
  78                 Parker Square - Bldg 600                    Mixed Use              Office/Retail
  79                 Serene Village                              Multifamily            N/A
  80                 Crystal Pointe Apartments                   Multifamily            N/A
  81                 Windsor Townhomes & Erin's @ Windsor        Multifamily            N/A
  82                 PrimaPharm Life Science Building            Mixed Use              Office/Industrial
  83                 Preston Racquet Club                        Multifamily            N/A
  84                 Royal Crest Apartments                      Multifamily            N/A
  85                 Pratt & Whitney Building                    Industrial/Warehouse   N/A
  86                 CVS Commerce Bank - New Carrolton           Retail                 Anchored
  87                 North Shore Self Storage                    Self Storage           N/A
  88                 Fountains Gardens & Fountains Corner        Multifamily            N/A
  89                 Town West Plaza                             Retail                 Anchored
  90                 Waynesboro Shopping Center                  Retail                 Shadow Anchored
  91                 Hamburg Shopping Center                     Retail                 Anchored
  92                 Village Green Apartments                    Multifamily            N/A
  93                 Gaffney Portfolio                           Multifamily            N/A
  94                 Dix-Toledo Shopping Center                  Retail                 Unanchored
  95                 Shenandoah Woods                            Multifamily            N/A
  96                 Ashley Furniture Home Store                 Retail                 Unanchored
  97                 Air Industries                              Mixed Use              Office/Industrial
  98                 Patel Hotel Portfolio                       Hotel                  Limited Service
  99                 Fond du Lac Plaza                           Retail                 Anchored
  100                Stor-More West Seattle                      Self Storage           N/A
  101                Northpark Plaza                             Retail                 Anchored
  102                Varsity Portfolio                           Multifamily            N/A
  103                Stonegate Crossing                          Retail                 Unanchored
  104                Citizens New York Portfolio 4               Retail                 Single Tenant
  105                Citizens 15 Portfolio                       Retail                 Single Tenant
  106                Village West Apartments                     Multifamily            N/A
  107                Citizens New York Portfolio 1               Retail                 Single Tenant
  108                Chillicothe Plaza                           Retail                 Shadow Anchored
  109                Maryland Food Center Warehouse              Industrial/Warehouse   N/A
  110                The University Medical Plaza                Office                 N/A
  111                Westbrook Apartments                        Multifamily            N/A
  112                Southern Oaks                               Multifamily            N/A
  113                Citizens 4 Portfolio                        Retail                 Single Tenant
  114                Rocklin Self Storage                        Self Storage           N/A
  115                Lemon Bay                                   Retail                 Anchored
  116                Lakewood Apartment Portfolio                Multifamily            N/A
  117                Walgreens - Henderson                       Retail                 Anchored
  118                Citizens New York Portfolio 3               Retail                 Single Tenant
  119                Best Western - Oak Harbor                   Hotel                  Limited Service
  120                Walgreens - Seguin, Texas                   Retail                 Single Tenant
  121                504 Esplanade Apartments                    Multifamily            N/A
  122                Walgreens                                   Retail                 Single Tenant
  123                Stor-More Burien                            Self Storage           N/A
  124                2051 Dogwood Street                         Office                 N/A
  125                Fulton Industrial                           Industrial/Warehouse   N/A
  126                Edgewater & Westcourt Apartments            Multifamily            N/A
  127                Bear Valley West Self Storage               Self Storage           N/A
  128                Winston Plaza                               Retail                 Unanchored
  129                General McMullen Self Storage               Self Storage           N/A
  130                Butterfield Business Center                 Industrial/Warehouse   N/A
  131                100 Medical Center Parkway                  Office                 N/A
  132                Plantation Storage                          Self Storage           N/A
  133                Maplewood Village Mobile Home Community     Mobile Home Park       N/A
  134                Citizens 27 Portfolio                       Retail                 Single Tenant
  135                Cool Springs Collection                     Retail                 Shadow Anchored
  136                Hidden Pines                                Multifamily            N/A
  137                American Mini Storage                       Self Storage           N/A
  138       (10)     Rite Aid Zanesville                         Retail                 Single Tenant
  139                Citizens 22 Portfolio                       Retail                 Single Tenant
  140                Citizens New York Portfolio 2               Retail                 Single Tenant
  141                Walgreens - Floyds Knob                     Retail                 Anchored
  142                Pecanland Village SC                        Retail                 Unanchored
  143                Walgreens - Reedsburg                       Retail                 Single Tenant
  144                Parkview Apartments                         Multifamily            N/A
  145                Citizens 21 Portfolio                       Retail                 Single Tenant
  146                North Meadows                               Retail                 Unanchored
  147                Kuykendahl Medical Office                   Office                 N/A
  148                Sunrise II Mini Storage                     Self Storage           N/A
  149                Layton Hills Business Park                  Office                 N/A
  150                Hamilton Mills                              Office                 N/A
  151                Wortham Village Shopping Center             Retail                 Unanchored
  152                Shelley Station                             Retail                 Unanchored
  153                Citizens 13 Portfolio                       Retail                 Single Tenant
  154       (11)     Storage Plus                                Self Storage           N/A
  155                Lincoln Meadows Retail Center               Retail                 Anchored
  156                Storage Zone                                Self Storage           N/A
  157                Park Meadows Village and Mrs. Winners       Retail                 Various
  158                Comfort Inn - Metro Airport                 Hotel                  Limited Service
  159                Linens 'N Things of College Station         Retail                 Unanchored
  160                Citizens 14 Portfolio                       Retail                 Single Tenant
  161                Hampton Square Shopping Center              Retail                 Anchored
  162       (12)     20 North Central Avenue                     Office                 N/A
  163                Unity Pointe                                Multifamily            N/A
  164                Blalock Office Park                         Office                 N/A
  165                Ashley Square                               Multifamily            N/A
  166                White Pines Plaza                           Retail                 Anchored
  167                Saddle Vineyards Apartments                 Multifamily            N/A
  168                Inglewood Village                           Multifamily            N/A
  169                Crossroads Shopping Center                  Retail                 Anchored
  170                John's Creek                                Office                 N/A
  171                Citizens 28 Portfolio                       Retail                 Single Tenant
  172                Lambertson Lakes Shopping Center Phase II   Retail                 Anchored
  173                Autumn Springs                              Office                 N/A
  174                Silver Lake Plaza                           Retail                 Anchored
  175       (13)     Diamond Head Inn                            Hotel                  Limited Service
  176                Stonecrest Village                          Retail                 Unanchored
  177                Blackstone Building                         Office                 N/A
  178                Lewisville Retail Strip Center              Retail                 Anchored
  179                AMC Theatre Outlot Retail Center            Retail                 Shadow Anchored
  180                Fidelity Retail                             Retail                 Unanchored
  181                310 Professional Building                   Office                 N/A
  182                Hampton Bays Medical                        Office                 N/A
  183                Cleveland Ridge Apartments                  Multifamily            N/A
  184       (14)     Family Dollar - 1425 East 71st Street       Retail                 Single Tenant
  185                GetGo Station Monroeville                   Retail                 Shadow Anchored

          INITIAL DEPOSIT     ANNUAL DEPOSIT     REPLACEMENT       ANNUAL          CURRENT        TI & LC     AS OF
          TO THE DEFERRED   TO THE REPLACEMENT     RESERVE     DEPOSIT TO THE   BALANCE OF THE    RESERVE    DATE OF
CONTROL     MAINTENANCE         RESERVE            ACCOUNT        TI & LC          TI & LC        ACCOUNT    TI & LC
  NO.        ACCOUNT ($)       ACCOUNT ($)         CAP ($)       ACCOUNT ($)     ACCOUNT ($)      CAP ($)    ACCOUNT
----------------------------------------------------------------------------------------------------------------------

   1                0             157,200                 0             0                 0             0   10/11/2006
   2                0                   0                 0             0         2,518,475             0   10/11/2006
   3                0           2,547,600                 0             0                 0             0   10/11/2006
   4                0                   0                 0             0                 0             0   10/11/2006
   5                0             123,872                 0       827,449                 0             0   10/11/2006
   6                0                   0                 0             0                 0             0   10/11/2006
   7          393,094             212,353                 0       530,882                 0             0   10/11/2006
   8          268,520              96,673                 0       357,195                 0             0   10/11/2006
   9                0              73,968                 0       493,080                 0             0   10/11/2006
  10                0             500,000         1,000,000             0                 0             0   10/11/2006
  11          171,250              73,051                 0             0                 0             0   10/11/2006
  12                0                   0                 0             0                 0             0   10/11/2006
  13                0              14,425            21,638        50,000                 0       750,000   10/11/2006
  14                0              38,796                 0       258,660            43,110       500,000   10/11/2006
  15          205,750             136,573                 0             0                 0             0   10/11/2006
  16                0             125,184           250,368       476,124           440,029       952,248   10/11/2006
  17                0               4,977            14,930             0                 0             0   10/11/2006
  18            1,344              84,500            84,500             0                 0             0   10/11/2006
  19                0             104,508                 0             0                 0             0   10/11/2006
  20                0              26,028            78,084       119,197                 0       476,788   10/11/2006
  21            3,881              44,586                 0             0                 0             0   10/11/2006
  22           17,875              63,480           126,960             0                 0             0   10/11/2006
  23                0              22,536            22,536       102,161                 0       150,237   10/11/2006
  24                0              14,808            44,424             0                 0             0   10/11/2006
  25                0              27,196            27,196       150,940                 0       135,982   10/11/2006
  26                0              46,470                 0       118,911            19,823       594,555   10/11/2006
  27                0              84,000            84,000             0                 0             0   10/11/2006
  28                0               1,632                 0       192,000                 0       400,000   10/11/2006
  29                0                   0                 0             0                 0             0   10/11/2006
  30                0              16,895                 0        48,276            24,138       241,356   10/11/2006
  31                0                   0                 0             0                 0             0   10/11/2006
  32              188              58,782                 0             0                 0             0   10/11/2006
  33            4,375              43,200            86,400             0                 0             0   10/11/2006
  34                0              80,000                 0             0                 0             0   10/11/2006
  35           43,946              39,536                 0        60,324                 0             0   10/11/2006
  36                0               9,457                 0        35,000            35,000       140,000   10/11/2006
  37                0                   0                 0             0             6,250       150,000   10/11/2006
  38           26,000                   0            23,806             0                 0       150,000   10/11/2006
  39            5,000              63,000                 0             0                 0             0   10/11/2006
  40           15,313              98,954                 0             0                 0             0   10/11/2006
  41                0               6,585            19,755        26,100           504,523        78,300   10/11/2006
  42           25,000               9,431                 0             0                 0        50,000   10/11/2006
  43                0                   0                 0             0                 0             0   10/11/2006
  44            4,375              75,600           336,000             0                 0             0   10/11/2006
  45                0              40,667                 0       108,672            18,117       543,360   10/11/2006
  46                0               6,821                 0        36,000             6,004       108,000   10/11/2006
  47                0                   0                 0             0                 0             0   10/11/2006
  48                0              49,924                 0             0                 0             0   10/11/2006
  49           12,500              69,750                 0             0                 0             0   10/11/2006
  50                0                   0                 0             0                 0             0   10/11/2006
  51                0                   0             7,000             0                 0        20,000   10/11/2006
  52            9,375              97,920                 0             0                 0             0   10/11/2006
  53                0                   0                 0             0                 0             0   10/11/2006
  54                0              34,242           102,726        60,000                 0       160,000   10/11/2006
  55                0                   0                 0             0                 0             0   10/11/2006
  56           47,731              16,002                 0        75,000           156,250       200,000   10/11/2006
  57                0              16,836                 0        43,500             3,625             0   10/11/2006
  58                0              19,516            58,548        40,913             3,410       141,793   10/11/2006
  59            2,500             123,735                 0             0                 0             0   10/11/2006
  60                0               5,949            11,900        15,000                 0        30,000   10/11/2006
  61                0               5,796            17,388        50,000            12,510       150,000   10/11/2006
  62          114,397               7,507                 0         8,981                 0             0   10/11/2006
  63           88,009              50,740           101,480             0                 0             0   10/11/2006
  64          311,200              31,450                 0             0                 0             0   10/11/2006
  65                0                   0                 0             0                 0             0   10/11/2006
  66                0               2,837             2,837         2,837             2,837         2,837   10/11/2006
  67           60,625              13,865                 0             0                 0             0   10/11/2006
  68                0                   0                 0             0                 0             0   10/11/2006
  69                0              13,435                 0         6,128                 0             0   10/11/2006
  70                0                   0                 0             0                 0             0   10/11/2006
  71                0              11,530                 0        60,424           733,035       181,272   10/11/2006
  72                0                   0                 0             0                 0             0   10/11/2006
  73                0              12,573                 0        50,000           250,205       400,000   10/11/2006
  74                0                   0                 0             0                 0             0   10/11/2006
  75          197,500              13,101            39,303        44,474             3,707        96,949   10/11/2006
  76                0                   0                 0             0                 0             0   10/11/2006
  77                0                   0                 0             0                 0             0   10/11/2006
  78                0               3,694                 0        36,941           150,000       120,000   10/11/2006
  79            5,688              35,816                 0             0                 0             0   10/11/2006
  80            6,563              32,185                 0             0                 0             0   10/11/2006
  81            9,688                   0            83,008             0                 0             0   10/11/2006
  82                0                   0                 0        34,000             2,834       350,000   10/11/2006
  83           35,813              27,750                 0             0                 0             0   10/11/2006
  84           15,530              43,172                 0             0                 0             0   10/11/2006
  85                0                   0                 0             0                 0             0   10/11/2006
  86                0                   0                 0             0                 0             0   10/11/2006
  87           43,500                   0                 0             0                 0             0   10/11/2006
  88            8,125              49,500            99,000             0                 0             0   10/11/2006
  89                0              13,230            39,690        29,106             6,125        97,902   10/11/2006
  90                0               4,279            12,837        15,000             1,250        75,000   10/11/2006
  91                0                   0                 0             0                 0             0   10/11/2006
  92            3,125              33,000                 0             0                 0             0   10/11/2006
  93           66,838              44,000           132,000             0                 0             0   10/11/2006
  94           30,625                   0                 0             0                 0             0   10/11/2006
  95           66,750                   0           174,000             0                 0             0   10/11/2006
  96                0                   0                 0             0                 0             0   10/11/2006
  97          243,000                   0                 0             0                 0             0   10/11/2006
  98                0              75,775           303,100             0                 0             0   10/11/2006
  99                0              14,281            42,844        32,133             7,609        90,077   10/11/2006
  100               0               7,920                 0             0                 0             0   10/11/2006
  101               0               8,286            16,572        20,000             5,000        60,000   10/11/2006
  102           7,500              13,800                 0             0                 0             0   10/11/2006
  103               0               3,270             6,450             0                 0             0   10/11/2006
  104               0                   0                 0             0                 0             0   10/11/2006
  105               0                   0                 0             0                 0             0   10/11/2006
  106               0              39,996                 0             0                 0             0   10/11/2006
  107               0                   0                 0             0                 0             0   10/11/2006
  108               0              14,189            42,567             0                 0             0   10/11/2006
  109               0              18,480                 0        50,000           150,213       150,000   10/11/2006
  110               0               4,498            13,494        40,000             6,670       200,000   10/11/2006
  111           2,875              30,000                 0             0                 0             0   10/11/2006
  112          89,300                   0           148,500             0                 0             0   10/11/2006
  113               0                   0                 0             0                 0             0   10/11/2006
  114               0                   0                 0             0                 0             0   10/11/2006
  115               0              19,565            58,695        50,273             4,191       144,780   10/11/2006
  116           3,750              22,000                 0             0                 0             0   10/11/2006
  117               0                   0                 0         2,964                 0        11,856   10/11/2006
  118               0                   0                 0             0                 0             0   10/11/2006
  119               0              54,000                 0             0                 0             0   10/11/2006
  120               0               1,482                 0             0                 0             0   10/11/2006
  121         128,125                   0                 0             0                 0             0   10/11/2006
  122               0               2,086                 0             0                 0             0   10/11/2006
  123               0                   0                 0             0                 0             0   10/11/2006
  124               0               6,059                 0        26,455           100,000       100,000   10/11/2006
  125               0               8,014             8,014        17,630            55,000        26,713   10/11/2006
  126               0              19,750                 0             0                 0             0   10/11/2006
  127               0               7,119            21,360             0                 0             0   10/11/2006
  128               0               2,680                 0             0                 0             0   10/11/2006
  129          16,875              14,726                 0             0                 0             0   10/11/2006
  130          32,500              15,555                 0        37,500            37,500       112,500   10/11/2006
  131               0               4,046                 0        13,486             1,124        15,000   10/11/2006
  132           7,500               9,431            20,000             0                 0             0   10/11/2006
  133               0               8,750            26,250             0                 0             0   10/11/2006
  134               0                   0                 0             0                 0             0   10/11/2006
  135               0               2,117             6,351        15,417             1,285        46,251   10/11/2006
  136          51,250                   0           138,750             0                 0             0   10/11/2006
  137               0              15,306                 0             0                 0             0   10/11/2006
  138               0                   0                 0             0                 0             0   10/11/2006
  139               0                   0                 0             0                 0             0   10/11/2006
  140               0                   0                 0             0                 0             0   10/11/2006
  141               0                   0                 0         1,482                 0             0   10/11/2006
  142          10,275               2,350                 0        20,000                 0        60,000   10/11/2006
  143               0                   0                 0             0                 0             0   10/11/2006
  144               0              50,000                 0             0                 0             0   10/11/2006
  145               0                   0                 0             0                 0             0   10/11/2006
  146               0               3,318                 0        11,060                 0             0   10/11/2006
  147               0               4,400            13,200        17,000             1,417        68,000   10/11/2006
  148               0               6,964            20,891             0                 0             0   10/11/2006
  149          50,963               5,958           100,000        10,000                 0       100,000   10/11/2006
  150               0               1,629                 0             0                 0             0   10/11/2006
  151               0                   0                 0        15,000             2,502        45,000   10/11/2006
  152               0               6,297            18,891         8,396               700        46,598   10/11/2006
  153               0                   0                 0             0                 0             0   10/11/2006
  154               0                   0            17,589             0                 0             0   10/11/2006
  155               0               1,000             4,980         4,995             2,915        40,000   10/11/2006
  156          15,625              14,672                 0             0                 0             0   10/11/2006
  157               0               1,050             5,252        12,441                 0        50,000   10/11/2006
  158          32,500              79,862                 0             0                 0             0   10/11/2006
  159               0               2,820                 0         2,800            50,000             0   10/11/2006
  160               0                   0                 0             0                 0             0   10/11/2006
  161               0               7,193                 0        23,975           103,996        95,900   10/11/2006
  162               0                   0                 0             0                 0             0   10/11/2006
  163          20,750                   0            81,750             0                 0             0   10/11/2006
  164         160,375               6,953                 0        34,767            25,000       173,835   10/11/2006
  165          44,178                   0            87,750             0                 0             0   10/11/2006
  166           5,625               8,692            17,384        22,968            11,484        68,903   10/11/2006
  167           9,375              25,000                 0             0                 0             0   10/11/2006
  168          45,800              23,250            69,750             0                 0             0   10/11/2006
  169               0              16,087            48,621        10,288             1,341        57,098   10/11/2006
  170           5,000               3,041                 0        25,338             6,337       100,000   10/11/2006
  171               0                   0                 0             0                 0             0   10/11/2006
  172               0               2,049             4,918         7,858                 0        18,859   10/11/2006
  173               0               3,959                 0         9,899            70,000       100,000   10/11/2006
  174               0               1,658             8,292        14,297                 0       100,000   10/11/2006
  175               0              24,765                 0             0                 0             0   10/11/2006
  176               0               2,004                 0        16,008             1,334        48,024   10/11/2006
  177               0               2,546             2,546        25,000                 0        25,000   10/11/2006
  178             625                 637                 0         4,235               353        40,000   10/11/2006
  179               0                 844             2,532             0             1,320             0   10/11/2006
  180               0               1,113                 0         5,567                 0             0   10/11/2006
  181               0               2,949             2,950        20,000                 0        20,000   10/11/2006
  182           3,750               1,160                 0         2,900                 0             0   10/11/2006
  183               0               6,400                 0             0                 0             0   10/11/2006
  184               0                   0                 0             0                 0             0   10/11/2006
  185               0                   0                 0             0                 0             0   10/11/2006

Annex A-6 Footnotes

(1) 520 Madison Avenue	The 520 Madison Avenue Borrower is required to deposit all lease termination payments in excess of $750,000 into the leasing reserve account. In lieu of making the payments to the leasing reserve account, provided no uncured event of default exists, the 520 Madison Avenue Borrower may deliver to the lender a letter of credit as security for the 520 Madison Avenue Borrower’s lease termination obligations.

The 520 Madison Avenue Borrower has deposited $16,519,669 into an unfunded tenant obligations reserve account to pay for (i) up to $11,487,769 of the costs of tenant allowances, tenant improvements and leasing commissions related to specified tenants and (ii) up to $5,031,900 of tenant allowances, tenant improvements and leasing costs related to the re-leasing of space at the 520 Madison Avenue Mortgaged Property that is vacated by tenants during calendar years 2007 and 2008 as a result of the scheduled expiration of such tenants’ leases.

The 520 Madison Avenue Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the 520 Madison Avenue Borrower provides evidence of a blanket insurance policy covering the 520 Madison Avenue Mortgaged Property, as approved by the lender, the monthly insurance escrow payments will not be required.

The 520 Madison Avenue Borrower is required to make monthly deposits into a replacement reserve account in the amount of $13,100 to pay for the costs of replacements and repairs required to be made to the 520 Madison Avenue Mortgaged Property during each calendar year, including, without limitation, proposed capital replacements and improvements in the 520 Madison Avenue Borrower’s annual operating budget.

(2) 1211 Avenue of the Americas	At origination, the 1211 Avenue of the Americas Borrower deposited $23,293,997 into the Ropes and Gray reserve account. Provided no event of default exists, lender will direct the agent under the lockbox account to transfer $1,294,111 from the Ropes and Gray reserve account to the lockbox account on the first day of each month up to and including February 1, 2008.

At origination, the 1211 Avenue of the Americas Borrower deposited $5,814,804 into a required repairs reserve account to pay for the modernization of elevators and escalators and renovations to the outdoor plaza at the 1211 Avenue of the Americas Mortgaged Property.

Annex A-6 Footnotes  — continued

At origination, the 1211 Avenue of the Americas Borrower deposited $2,518,475 into a rollover reserve account to pay for the costs of tenant concessions, leasing costs and other related costs.

Following the occurrence and during the continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.05x, the 1211 Avenue of the Americas Borrower will make monthly deposits into a tax reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by lender to be payable during the following 12 months.

Following the occurrence and during the continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.05x, the 1211 Avenue of the Americas Borrower will make monthly deposits into an insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of insurance policies. Notwithstanding the foregoing, the 1211 Avenue of the Americas Borrower will not be required to deposit insurance funds if the 1211 Avenue of the Americas Borrower delivers satisfactory evidence to lender that all such insurance premiums have been previously paid.

(3) Extendicare Portfolio	The Extendicare Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of insurance policies. Notwithstanding the foregoing, so long as (a) the debt yield exceeds 13%, (b) the Extendicare Portfolio Borrowers have delivered to the lender a guaranty of such obligation from Guarantor, and (c) the Extendicare Portfolio Borrowers deliver evidence reasonably satisfactory to the lender that all taxes required to be paid have been paid, the monthly tax escrow payments will not be required. Notwithstanding the foregoing, so long as the Extendicare Portfolio Borrowers provide evidence of a blanket insurance policy covering the Extendicare Portfolio Mortgaged Property, as approved by the lender, the monthly insurance escrow payment will not be required.

The Extendicare Portfolio Borrowers are required to make monthly deposits into a replacement reserve account in an amount equal to one-twelfth of the product of $300 multiplied by the aggregate number of beds at the Extendicare Portfolio facilities.

The Extendicare Portfolio Borrowers are required to make monthly deposits into a ground rent reserve account in an amount equal to the ground rent that will be payable under

Annex A-6 Footnotes  — continued

each ground lease for the month in which such payment occurs. Notwithstanding the foregoing, the Extendicare Portfolio Borrowers will not be required to make monthly ground rent reserve deposits provided the Extendicare Portfolio Borrowers deliver, throughout the term of the Extendicare Portfolio Mortgage Loan, evidence reasonably satisfactory to the lender that all ground rent required to be paid by the Extendicare Portfolio Borrowers pursuant to any ground lease has timely been paid by the Extendicare Portfolio Borrowers. As long as the Extendicare Portfolio Borrowers are not required to make monthly deposits of the ground rent monthly deposit, the initial ground rent deposit will, other than during the continuance of an event of default, be held in the ground rent reserve account and will not be disbursed for the payment of ground rent.

(4) Reston Town Center	Upon an event of default or if the DSCR falls below 1.10x, the Reston Town Center Borrower is required to make monthly escrow deposits for the payment of real estate taxes and insurance premiums in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums for the Reston Town Center Mortgaged Property. The Reston Town Center Borrower will not be required to fund the Insurance Reserve provided that all insurance premiums have been paid under Equity Office Property’s blanket policy. The Reston Town Center Borrower may provide a letter of credit in lieu of the reserve funds provided the aggregate amount of the letter of credit is at least the amount of the required reserves.

If a Qualified Manager is not managing the Reston Town Center Mortgaged Property and Equity Office Properties does not own at least 20% of the direct or indirect interests in the Reston Town Center Borrower and does not control the Reston Town Center Borrower, the Reston Town Center Borrower is required to make monthly deposits in the amount of $12,641 into the Replacement Reserve. The Reston Town Center Borrower may provide a Letter of Credit in lieu of the reserve funds provided the aggregarte amount of the Letter of Credit is at least the amount of the required reserves.

If more than 10% of the College Entrance Board or the Pfizer space is not subject to a qualifying lease extension or renewal one year prior to the lease termination date in 2009, then the Reston Town Center Borrower is required to make monthly deposits into the rollover reserve up to a maximum of $2,213,880 for the College Entrance Board space and $2,518,960 for the Pfizer space. In addition, upon an event of default or if the DSCR falls below 1.10x, the Reston Town Center Borrower is required to make monthly reserve deposits into the rollover reserve in the amount of $166,666.67 per month up to a maximum of $2,000,000. The Reston Town

Annex A-6 Footnotes  — continued

Center Borrower may provide a letter of credit in lieu of the reserve funds provided the aggregate amount of the letter of credit is at least the amount of the required reserves.

(5) Colony Square	At closing, the Colony Square Borrower deposited $864,487 into an unfunded tenant obligations reserve account for tenant allowances, tenant improvements and leasing commissions at the Colony Square Mortgaged Property. In addition, $68,818 will be deposited monthly into this account.

The Colony Square Borrower is required to make monthly escrow deposits for the payment of real estate taxes and insurance premiums in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums for the Colony Square Mortgaged Property. Notwithstanding the foregoing, so long as the Colony Square Borrower provides evidence of a blanket insurance policy covering the Colony Square Mortgaged Property, the monthly insurance escrow payments will not be required.

The Colony Square Borrower is required to make monthly deposits into the replacement reserve account in the amount of $10,323 for costs related to replacements and repairs at the Colony Square Mortgaged Property.

The Colony Square Borrower is required to deposit into the leasing reserve any lease termination payments in excess of $500,000 to be used for tenant improvements, leasing commissions and legal expenses related to leases at the Colony Square Mortgaged Property.

(6) Midtown Plaza	At closing, the Midtown Plaza Borrower deposited $749,751 into an unfunded tenant obligations reserve account for tenant allowances, tenant improvements, and leasing commissions at the Midtown Plaza Mortgaged Property. In addition, $41,090 will be deposited monthly into this account.

The Midtown Plaza Borrower is required to make monthly escrow deposits for the payment of real estate taxes and insurance premiums in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums for the Midtown Plaza Mortgaged Property. Notwithstanding the foregoing, so long as an approved blanket insurance policy covering the Midtown Plaza Mortgaged Property, the monthly insurance escrow payment will not be required.

The Midtown Plaza Borrower is required to make monthly deposits into the replacement reserve account in the amount of $6,164 for costs related to replacements and repairs at the Midtown Plaza Mortgaged Property.

The Midtown Plaza Borrower is required to deposit into the leasing reserve any lease termination payments in excess of $500,000 to be used for tenant improvements, leasing commissions and legal expenses related to leases at the Midtown

Annex A-6 Footnotes  — continued

Plaza Mortgaged Property.

(7) The Gallery at Beach Place	On origination, Borrower shall pay to Lender $4,000,000 (the ‘‘Initial Rollover Reserve Deposit’’), which amount together with all lease termination payments shall be deposited in the rollover reserve Account and held by Lender for tenant improvement and leasing commission obligations.

(8) Route 6 and Stoneleigh	The related borrower is required to fund an additional $300,000 per annum into the tenant improvement and leasing commissions reserve account in the event that A&P vacates the property.

(9) Commonwealth Center	Ongoing reserves for tenant improvements and leasing commissions are capped at $400,000. Provided that UHS of Delaware Inc. or a replacement tenant acceptable to lender has re-signed its lease for a term of no less than five years by January 31, 2009 and Everdrive, LLC or a replacement tenant acceptable to Lender has resigned its lease for a term of no less than five years by July 1, 2007, the tenant improvement and leasing commissions reserve cap will be reduced to $150,000.

Commencing on the payment date in February 2009, provided UHS of Delaware Inc. or a replacement tenant acceptable to lender has not resigned its lease for a term of no less than five years, the borrower will be required to fund an additional $72,000 per annum into the tenant improvement and leasing commission reserve account, which shall not be subject to the reserve cap. Commencing on the payment date in February 2014, provided UHS of Delaware Inc., Everdrive, LLC or a replacement tenant acceptable to Lender has not re-signed its lease for a term of no less than five years from August 1, 2014, the related borrower will be required to fund an additional $132,000 per annum into the tenant improvement and leasing commission reserve account, which shall not be subject to the reserve cap.

(10) Rite Aid Zanesville	The borrower will be required to deposit monthly payments for taxes, insurance, capital expenditures and tenant improvements and leasing commissions into reserves upon certain events described in the mortgage loan documentation. The principal has guaranteed the monthly payment for taxes, insurance, capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence depositing monthly payments into such reserves.

(11) Storage Plus	The amount of $17,589 was escrowed at the closing of the mortgage loan for capital expenditures. No ongoing reserves for capital expenditures are required, provided the balance of the capital expenditure reserve account is no less than

Annex A-6 Footnotes  — continued

$17,589. In the event that the balance of the capital expenditures reserve account falls below $17,589, monthly deposits in the annual amount of $5,863 will be required.

(12) 20 North Central Avenue	The borrower will be required to deposit monthly payments for taxes, insurance, capital expenditures and tenant improvements and leasing commissions into reserves upon certain events described in the mortgage loan documentation. The principal has guaranteed the monthly payment for taxes, insurance, capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence depositing monthly payments into such reserves.

(13) Diamond Head Inn	Ongoing reserves for capital expenditures will adjust commencing on the payment date in November 2007 and every subsequent November based on an amount equal to four percent of the Gross Income from Operations for the previous calendar year.

(14)	Family Dollar – 1425 East 71st Street	The borrower will be required to deposit monthly payments for taxes, insurance, capital expenditures and tenant improvements and leasing commissions into reserves upon certain events described in the mortgage loan documentation. The principal has guaranteed the monthly payment for taxes, insurance, capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence depositing monthly payments into such reserves.

ANNEX B

CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7

Capitalized terms used on this Annex B have the meanings assigned thereto in the
Glossary to the accompanying Offering Prospectus.

CONTROL                           PROPERTY                                     CUT-OFF DATE  UTILITIES PAID
  NO.    FOOTNOTE                   NAME                         COUNTY         BALANCE ($)     BY TENANT
-------  --------  ---------------------------------------  -----------------  ------------  --------------

   11              Wolverine Portfolio                      Various              46,550,000        Yes
  11A1             South Lyon Woods                         Oakland               8,000,000        Yes
  11A2             Appletree Estates                        Kent                  6,400,000        Yes
  11A3             College Heights                          Oakland               5,800,000        Yes
  11A4             Metro Commons                            Wayne                 5,550,000        Yes
  11A5             Brighton Village                         Livingston            5,300,000        Yes
  11A6             Hillcrest Acres                          Kalamazoo             4,900,000        Yes
  11A7             Royal Village                            Lucas                 4,700,000        Yes
  11A8             Fernwood Estates                         Volusia               2,200,000        Yes
  11A9             Chalet Village                           Hillsborough          2,100,000        Yes
 11A10             Satellite Bay                            Pinellas              1,600,000        Yes
   15              Archstone Woodlands Apartments           Cobb County          32,750,000        Yes
   18              Jefferson at Kessler Park                Dallas               25,200,000        Yes
   19              Cherry Grove Apartments                  Madison              24,678,930        Yes
   21              Redwood Portfolio II                     Various              22,550,000        Yes
  21A1             Colonial Acres                           Kalamazoo            11,550,000        Yes
  21A2             Algoma Estates                           Kent                  7,250,000        Yes
  21A3             Colonial Manor                           Kalamazoo             3,750,000        Yes
   22              Thornblade Park Apartments               Greenville County    22,200,000        Yes
   27              Jefferson at Founders Park               Dallas County        21,300,000        Yes
   32              Windsor Apartments                       King County          15,900,000        Yes
   33              Lexington on the Green                   DeKalb County        15,000,000        Yes
   34              Grandview Apartments                     Buffalo              14,716,000        Yes
   39              New Hampton Commons Apartments           Hampton City         13,788,562        Yes
   40              Jamesbridge Apartments                   Shelby County        13,500,000        Yes
   43              Cumberland Links Apartments              Licking              11,977,302        Yes
   44              Sienna Springs Apartments                Dallas               11,463,534        Yes
   48              Windsor Landing Apartments               Clayton County       10,350,000        Yes
   49              Ramsgate Apartments                      Denton County        10,000,000        Yes
   52              Indian Springs Apartments                Harris County         9,000,000        Yes
   63              Majestic Oaks                            Alachua County        8,000,000        Yes
   64              Manns Mobile Home Park Portfolio         Various               7,967,110        Yes
  64A1             M.A.N.N.S. MHP                           Franklin              2,791,261        Yes
  64A2             Ashville MHP                             Pickaway              2,698,836        Yes
  64A3             Westbrook MHP                            Franklin              1,441,844        Yes
  64A4             By Way MHP                               Franklin              1,035,170        Yes
   67              Boulevard Estates                        Pinellas              7,800,000        Yes
   69              Bank Street Court                        Philadelphia          7,500,000        Yes
   79              Serene Village                           Snohomish County      6,650,000        Yes
   80              Crystal Pointe Apartments                King County           6,550,000        Yes
   81              Windsor Townhomes & Erin's @ Windsor     Dallas                6,280,000        Yes
   83              Preston Racquet Club                     Dallas                5,850,000        Yes
   84              Royal Crest Apartments                   Escambia County       5,850,000        Yes
   88              Fountains Gardens & Fountains Corner     Tarrant County        5,530,000        Yes
   92              Village Green Apartments                 Madison               5,348,000        Yes
   93              Gaffney Portfolio                        Cherokee              5,325,698        N/A
  93A1             Creekside at Wellington                  Cherokee              2,929,134        No
  93A2             Magnolia Ridge Apartments                Cherokee              2,396,564        Yes
   95              Shenandoah Woods                         Harris County         5,200,000        Yes
  102              Varsity Portfolio                        Travis                5,000,000        Yes
 102A1             604-612 Franklin Boulevard               Travis                1,560,525        Yes
 102A2             207 West 39th Street                     Travis                  484,554        Yes
 102A3             2514 Hartford Road                       Travis                  454,270        Yes
 102A4             2503 Hartford Road                       Travis                  436,965        Yes
 102A5             3203 Highland Terrace                    Travis                  415,333        Yes
 102A6             3804 Duval Street                        Travis                  328,805        Yes
 102A7             4506 Caswell Avenue                      Travis                  311,500        Yes
 102A8             5007 Westfield Drive                     Travis                  259,583        Yes
 102A9             5004 Westfield Drive                     Travis                  259,583        Yes
 102A10            5002 North Fresco Drive                  Travis                  246,604        Yes
 102A11            3907 Avenue F                            Travis                  242,278        Yes
  106              Village West Apartments                  Lee County            4,840,000        Yes
  111              Westbrook Apartments                     Platte                4,450,000        Yes
  112              Southern Oaks                            Harris County         4,400,000        Yes
  116              Lakewood Apartment Portfolio             Cuyahoga              4,100,000        Yes
 116A1             Belvidere Apartments                     Cuyahoga              2,273,000        Yes
 116A2             Adriana Apartments                       Cuyahoga              1,075,000        Yes
 116A3             Riverside Apartments                     Cuyahoga                752,000        Yes
  121              504 Esplanade Apartments                 Los Angeles           3,996,579        Yes
  126              Edgewater & Westcourt Apartments         Cuyahoga              3,750,000        Yes
 126A1             Edgewater Apartments                     Cuyahoga              2,250,000        Yes
 126A2             Westcourt Apartments                     Cuyahoga              1,500,000        Yes
  133              Maplewood Village Mobile Home Community  Brevard               3,593,574        N/A
  136              Hidden Pines                             Harris County         3,475,000        Yes
  144              Parkview Apartments                      Grayson County        3,200,000        Yes
  163              Unity Pointe                             Harris County         2,440,000        Yes
  165              Ashley Square                            Harris County         2,420,000        Yes
  167       (1)    Saddle Vineyards Apartments              Shelby                2,358,235        Yes
  168              Inglewood Village                        Harris County         2,300,000        Yes
  183              Cleveland Ridge Apartments               Durham County         1,200,000        Yes

CONTROL         UTILITIES PAID         # OF  AVG. RENT  MAX. RENT   # OF     AVG. RENT    MAX. RENT    # OF 1     AVG. RENT
  NO.              BY TENANT           PADS   PADS ($)  PADS ($)   STUDIOS  STUDIOS ($)  STUDIOS ($)  BEDROOMS  1 BEDROOMS ($)
-------  ---------------------------  -----  ---------  ---------  -------  -----------  -----------  --------  --------------

   11    Various                      1,649     393         466       0            0            0          0            0
  11A1   Electric, Gas, Water, Sewer    211     466         466       0            0            0          0            0
  11A2   Electric, Gas, Water, Sewer    238     357         360       0            0            0          0            0
  11A3   Electric, Gas                  161     434         434       0            0            0          0            0
  11A4   Electric, Gas, Water, Sewer    227     420         421       0            0            0          0            0
  11A5   Electric, Gas, Water, Sewer    194     408         423       0            0            0          0            0
  11A6   Electric, Gas, Water, Sewer    150     364         367       0            0            0          0            0
  11A7   Electric, Gas, Water, Sewer    233     349         349       0            0            0          0            0
  11A8   Electric, Water                 92     319         319       0            0            0          0            0
  11A9   Electric                        60     389         389       0            0            0          0            0
 11A10   Electric                        83     352         352       0            0            0          0            0
   15    Electric, Gas                    0       0           0       0            0            0        410          544
   18    Electric, Water                  0       0           0       0            0            0        178          889
   19    Electric, Gas, Water             0       0           0       0            0            0         68          666
   21    Various                      1,150     344         380       0            0            0          0            0
  21A1   Electric, Gas, Water, Sewer    612     341         354       0            0            0          0            0
  21A2   Electric, Gas                  343     361         380       0            0            0          0            0
  21A3   Electric, Gas, Water, Sewer    195     321         331       0            0            0          0            0
   22    Electric, Water, Sewer           0       0           0       0            0            0         94          703
   27    Electric, Water                  0       0           0       0            0            0        186          836
   32    Electric, Water, Sewer           0       0           0       0            0            0         58          750
   33    Electric, Water, Sewer           0       0           0       0            0            0         72          758
   34    Electric, Gas                    0       0           0       0            0            0         64          489
   39    Electric, Water, Sewer           0       0           0       0            0            0         48          638
   40    Electric                         0       0           0       0            0            0        240          513
   43    Electric, Gas, Water, Sewer      0       0           0       0            0            0         16          601
   44    Electric                         0       0           0       0            0            0        168          491
   48    Electric, Gas, Water, Sewer      0       0           0       0            0            0         58          627
   49    Electric, Water                  0       0           0      72          437          650        109          478
   52    Electric, Water, Sewer           0       0           0       0            0            0        300          489
   63    Electric                         0       0           0       0            0            0         36          515
   64    Various                        629     256         340       0            0            0          0            0
  64A1   Electric                       260     269         270       0            0            0          0            0
  64A2   Electric, Water, Sewer         212     228         340       0            0            0          0            0
  64A3   Electric                        94     263         266       0            0            0          0            0
  64A4   Electric                        63     250         250       0            0            0          0            0
   67    Electric                       287     412         419       0            0            0          0            0
   69    Electric                         0       0           0      44        1,063        1,635         15        1,119
   79    Electric, Water, Sewer           0       0           0       0            0            0         36          644
   80    Electric, Water, Sewer           0       0           0       0            0            0          0            0
   81    Electric                         0       0           0       0            0            0         44          501
   83    Electric, Water, Sewer           0       0           0       0            0            0         15          556
   84    Electric, Water, Sewer           0       0           0       0            0            0         32          537
   88    Electric                         0       0           0       0            0            0         52          486
   92    Electric, Gas                    0       0           0       0            0            0          0            0
   93    Various                          0       0           0       0            0            0          0            0
  93A1   None                             0       0           0       0            0            0         18          480
  93A2   Electric, Gas                    0       0           0      12          276          299         16          331
   95    Electric, Water, Sewer           0       0           0       0            0            0        144          472
  102    Electric, Water, Gas, Sewer      0       0           0      92          628        1,000          0            0
 102A1   Electric, Water, Gas, Sewer      0       0           0      30          601          625          0            0
 102A2   Electric, Water, Gas, Sewer      0       0           0       8          700          950          0            0
 102A3   Electric, Water, Gas, Sewer      0       0           0       9          583          600          0            0
 102A4   Electric, Water, Gas, Sewer      0       0           0       7          721        1,000          0            0
 102A5   Electric, Water, Gas, Sewer      0       0           0       7          686          920          0            0
 102A6   Electric, Water, Gas, Sewer      0       0           0       5          760          760          0            0
 102A7   Electric, Water, Gas, Sewer      0       0           0       5          720          900          0            0
 102A8   Electric, Water, Gas, Sewer      0       0           0       6          500          500          0            0
 102A9   Electric, Water, Gas, Sewer      0       0           0       6          500          500          0            0
 102A10  Electric, Water, Gas, Sewer      0       0           0       5          570          570          0            0
 102A11  Electric, Water, Gas, Sewer      0       0           0       4          700          700          0            0
  106    Electric, Water, Gas, Sewer      0       0           0       0            0            0         64          385
  111    Electric, Gas                    0       0           0       0            0            0          0            0
  112    Electric, Water, Sewer           0       0           0       0            0            0        165          501
  116    Electric                         0       0           0       0            0            0         66          565
 116A1   Electric                         0       0           0       0            0            0         34          609
 116A2   Electric                         0       0           0       0            0            0          7          651
 116A3   Electric                         0       0           0       0            0            0         25          481
  121    Electric                         0       0           0       0            0            0         18        1,542
  126    Electric                         0       0           0       4          586          675         67          659
 126A1   Electric                         0       0           0       3          603          675         47          666
 126A2   Electric                         0       0           0       1          535          535         20          642
  133    None                           175     343       1,005       0            0            0          0            0
  136    Electric, Water, Sewer           0       0           0       0            0            0        119          509
  144    Electric, Water, Sewer           0       0           0       0            0            0         88          430
  163    Electric, Water, Sewer           0       0           0       0            0            0         80          530
  165    Electric, Water, Sewer           0       0           0       0            0            0         77          519
  167    Gas                              0       0           0       0            0            0         12          375
  168    Electric, Water, Sewer           0       0           0       0            0            0         34          505
  183    Electric                         0       0           0       0            0            0          0            0

CONTROL     MAX. RENT     # OF 2     AVG. RENT        MAX. RENT     # OF 3     AVG. RENT       MAX. RENT      # OF 4
  NO.    1 BEDROOMS ($)  BEDROOMS  2 BEDROOMS ($)  2 BEDROOMS ($)  BEDROOMS  3 BEDROOMS ($)  3 BEDROOMS ($)  BEDROOMS
-------  --------------  --------  --------------  --------------  --------  --------------  --------------  --------

   11            0            0             0              0           0             0               0           0
  11A1           0            0             0              0           0             0               0           0
  11A2           0            0             0              0           0             0               0           0
  11A3           0            0             0              0           0             0               0           0
  11A4           0            0             0              0           0             0               0           0
  11A5           0            0             0              0           0             0               0           0
  11A6           0            0             0              0           0             0               0           0
  11A7           0            0             0              0           0             0               0           0
  11A8           0            0             0              0           0             0               0           0
  11A9           0            0             0              0           0             0               0           0
 11A10           0            0             0              0           0             0               0           0
   15          795          234           710            940           0             0               0           0
   18        1,167          142         1,160          1,395          18         1,544           1,575           0
   19          729          240           768            849          72           842             899           0
   21            0            0             0              0           0             0               0           0
  21A1           0            0             0              0           0             0               0           0
  21A2           0            0             0              0           0             0               0           0
  21A3           0            0             0              0           0             0               0           0
   22          760          144           909          1,190          55         1,111           1,330           0
   27        1,390          138         1,127          1,395          12         1,405           1,510           0
   32          805           90           916          1,110          54         1,124           1,245           0
   33          795          114           904            935          30         1,024           1,045           0
   34          565          177           544          1,160          79           642           1,425           0
   39          690          192           742            900          12           878             915           0
   40          529          192           641            679           0             0               0           0
   43          650          200           751            919           0             0               0           0
   44          575          136           622            860          32           738           1,030           0
   48          709           76           762            899          66           835           1,043           0
   49        1,040           89           607          1,239           9           978           1,090           0
   52          535          108           648            680           0             0               0           0
   63          564          136           696            887           0             0               0           0
   64            0            0             0              0           0             0               0           0
  64A1           0            0             0              0           0             0               0           0
  64A2           0            0             0              0           0             0               0           0
  64A3           0            0             0              0           0             0               0           0
  64A4           0            0             0              0           0             0               0           0
   67            0            0             0              0           0             0               0           0
   69        1,275            0             0              0           0             0               0           0
   79          685           85           762            815           0             0               0           0
   80            0           63           764            895          42           870             995           0
   81          525          140           604            625           0             0               0           0
   83          650           88           776            890           8           821             850           0
   84          570          132           586            650           8           713             740           0
   88          515          114           571            650          32           735             735           0
   92            0           88           516            695          44           655             745           0
   93            0            0             0              0           0             0               0           0
  93A1         600           66           504            625           8           529             557           0
  93A2         341           32           420            490          20           464             495           4
   95          935           88           577            605           0             0               0           0
  102            0            0             0              0           0             0               0           0
 102A1           0            0             0              0           0             0               0           0
 102A2           0            0             0              0           0             0               0           0
 102A3           0            0             0              0           0             0               0           0
 102A4           0            0             0              0           0             0               0           0
 102A5           0            0             0              0           0             0               0           0
 102A6           0            0             0              0           0             0               0           0
 102A7           0            0             0              0           0             0               0           0
 102A8           0            0             0              0           0             0               0           0
 102A9           0            0             0              0           0             0               0           0
 102A10          0            0             0              0           0             0               0           0
 102A11          0            0             0              0           0             0               0           0
  106          435           80           530            575          16           582             590           0
  111            0           80           433            490          40           561             610           0
  112          601           33           689            775           0             0               0           0
  116          690           21           775            865           0             0               0           1
 116A1         665            7           696            765           0             0               0           1
 116A2         690           14           814            865           0             0               0           0
 116A3         560            0             0              0           0             0               0           0
  121        1,850            6         1,845          2,050           1         2,495           2,495           0
  126          735            8           839            925           0             0               0           0
 126A1         735            0             0              0           0             0               0           0
 126A2         715            8           839            925           0             0               0           0
  133            0            0             0              0           0             0               0           0
  136          540           62           632            940           4           893             900           0
  144          530          112           491            585           0             0               0           0
  163          509           27           700            755           2           930             950           0
  165          700           39           634            940           1         1,150           1,150           0
  167          430           12           465            485          42           564             590          36
  168          601           57           654            733           2           928             980           0
  183            0           28           525            535           4           615             615           0

CONTROL     AVG. RENT      MAX. RENT     # OF COMMERCIAL      AVG. RENT             MAX. RENT                   TOTAL
  NO.    4 BEDROOMS ($)  4 BEDROOMS ($)       UNITS       COMMERCIAL UNITS ($)  COMMERCIAL UNITS ($)  ELEVATOR  UNITS
-------  --------------  --------------  ---------------  --------------------  --------------------  --------  -----

   11             0             0               0                   0                     0              N/A    1,649
  11A1            0             0               0                   0                     0              N/A      211
  11A2            0             0               0                   0                     0              N/A      238
  11A3            0             0               0                   0                     0              N/A      161
  11A4            0             0               0                   0                     0              N/A      227
  11A5            0             0               0                   0                     0              N/A      194
  11A6            0             0               0                   0                     0              N/A      150
  11A7            0             0               0                   0                     0              N/A      233
  11A8            0             0               0                   0                     0              N/A       92
  11A9            0             0               0                   0                     0              N/A       60
 11A10            0             0               0                   0                     0              N/A       83
   15             0             0               0                   0                     0              N/A      644
   18             0             0               0                   0                     0              N/A      338
   19             0             0               0                   0                     0              N/A      380
   21             0             0               0                   0                     0              N/A    1,150
  21A1            0             0               0                   0                     0              N/A      612
  21A2            0             0               0                   0                     0              N/A      343
  21A3            0             0               0                   0                     0              N/A      195
   22             0             0               0                   0                     0              N/A      293
   27             0             0               0                   0                     0              N/A      336
   32             0             0               0                   0                     0              N/A      202
   33             0             0               0                   0                     0              N/A      216
   34             0             0               0                   0                     0              N/A      320
   39             0             0               0                   0                     0              N/A      252
   40             0             0               0                   0                     0              N/A      432
   43             0             0               0                   0                     0              N/A      216
   44             0             0               0                   0                     0              N/A      336
   48             0             0               0                   0                     0              N/A      200
   49             0             0               0                   0                     0              N/A      279
   52             0             0               0                   0                     0              N/A      408
   63             0             0               0                   0                     0              N/A      172
   64             0             0               0                   0                     0              N/A      629
  64A1            0             0               0                   0                     0              N/A      260
  64A2            0             0               0                   0                     0              N/A      212
  64A3            0             0               0                   0                     0              N/A       94
  64A4            0             0               0                   0                     0              N/A       63
   67             0             0               0                   0                     0              N/A      287
   69             0             0               3               4,955                 8,750              Yes       62
   79             0             0               0                   0                     0              N/A      121
   80             0             0               0                   0                     0              N/A      105
   81             0             0               0                   0                     0              N/A      184
   83             0             0               0                   0                     0              N/A      111
   84             0             0               0                   0                     0              N/A      172
   88             0             0               0                   0                     0              N/A      198
   92             0             0               0                   0                     0              N/A      132
   93             0             0               0                   0                     0              N/A      176
  93A1            0             0               0                   0                     0              N/A       92
  93A2          493           510               0                   0                     0              N/A       84
   95             0             0               0                   0                     0              N/A      232
  102             0             0               0                   0                     0              N/A       92
 102A1            0             0               0                   0                     0              N/A       30
 102A2            0             0               0                   0                     0              N/A        8
 102A3            0             0               0                   0                     0              N/A        9
 102A4            0             0               0                   0                     0              N/A        7
 102A5            0             0               0                   0                     0              N/A        7
 102A6            0             0               0                   0                     0              N/A        5
 102A7            0             0               0                   0                     0              N/A        5
 102A8            0             0               0                   0                     0              N/A        6
 102A9            0             0               0                   0                     0              N/A        6
 102A10           0             0               0                   0                     0              N/A        5
 102A11           0             0               0                   0                     0              N/A        4
  106             0             0               0                   0                     0              N/A      160
  111             0             0               0                   0                     0              N/A      120
  112             0             0               0                   0                     0              N/A      198
  116         1,025         1,025               0                   0                     0              Yes       88
 116A1        1,025         1,025               0                   0                     0              Yes       42
 116A2            0             0               0                   0                     0              Yes       21
 116A3            0             0               0                   0                     0              Yes       25
  121             0             0               0                   0                     0              Yes       25
  126             0             0               0                   0                     0              Yes       79
 126A1            0             0               0                   0                     0              Yes       50
 126A2            0             0               0                   0                     0              Yes       29
  133             0             0               0                   0                     0              N/A      175
  136             0             0               0                   0                     0              N/A      185
  144             0             0               0                   0                     0              N/A      200
  163             0             0               0                   0                     0              N/A      109
  165             0             0               0                   0                     0              N/A      117
  167           659           750               0                   0                     0              N/A      102
  168             0             0               0                   0                     0              N/A       93
  183             0             0               0                   0                     0              N/A       32

Annex B Footnotes

(1) Saddle Vineyard Apartments	Included in the number of total units are ten, 5 bedroom units with a minimum, maximum and average rental rate of $690, $740 and $700, respectfully. Additionally there are two 6 bedroom units with a minimum, maximum and average rental rate of $750.

ANNEX C-1

PRICE/YIELD TABLES

ANNEX C-2

DECREMENT TABLES

                                                                     ANNEX C-2-1

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%      100%      100%      100%      100%
November 2007 .....................      90        90        90        90        90
November 2008 .....................      79        79        79        79        79
November 2009 .....................      65        65        65        65        65
November 2010 .....................      36        36        36        36        36
November 2011 and thereafter ......       0         0         0         0         0

Weighted Average Life (in years) ..    3.19      3.14      3.13      3.13      3.13

                                                                     ANNEX C-2-2

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%      100%      100%      100%      100%
November 2007 .....................     100       100       100       100       100
November 2008 .....................     100       100       100       100       100
November 2009 .....................     100       100       100       100       100
November 2010 .....................     100       100       100       100       100
November 2011 and thereafter ......       0         0         0         0         0

Weighted Average Life (in years) ..    4.89      4.88      4.85      4.82      4.60

                                                                     ANNEX C-2-3

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%      100%      100%      100%      100%
November 2007 .....................     100       100       100       100       100
November 2008 .....................     100       100       100       100       100
November 2009 .....................     100       100       100       100       100
November 2010 .....................     100       100       100       100       100
November 2011 .....................      99        98        98        96        88
November 2012 .....................      79        76        73        70        68
November 2013 .....................      54        49        45        43        43
November 2014 .....................      29        23        20        19        18
November 2015 .....................       3         0         0         0         0
November 2016 and thereafter ......       0         0         0         0         0

Weighted Average Life (in years) ..    7.12      6.93      6.82      6.76      6.68

                                                                     ANNEX C-2-4

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%      100%      100%      100%      100%
November 2007 .....................     100       100       100       100       100
November 2008 .....................     100       100       100       100       100
November 2009 .....................     100       100       100       100       100
November 2010 .....................     100       100       100       100       100
November 2011 .....................     100       100       100       100       100
November 2012 .....................     100       100       100       100       100
November 2013 .....................     100       100       100       100       100
November 2014 .....................     100       100       100       100       100
November 2015 .....................     100       100        99        99        97
November 2016 and thereafter ......       0         0         0         0         0

Weighted Average Life (in years) ..    9.77      9.74      9.71      9.66      9.47

                                                                     ANNEX C-2-5

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1A CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%      100%      100%      100%      100%
November 2007 .....................     100       100       100       100       100
November 2008 .....................     100       100       100       100       100
November 2009 .....................      99        99        99        99        99
November 2010 .....................      99        99        99        99        99
November 2011 .....................      77        77        77        77        77
November 2012 .....................      76        76        76        76        76
November 2013 .....................      72        72        72        72        72
November 2014 .....................      71        71        71        71        71
November 2015 .....................      70        70        70        70        70
November 2016 and thereafter.......       0         0         0         0         0

Weighted Average Life (in years)...    8.43      8.42      8.41      8.40      8.22

                                                                     ANNEX C-2-6

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-M CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%      100%      100%      100%      100%
November 2007 .....................     100       100       100       100       100
November 2008 .....................     100       100       100       100       100
November 2009 .....................     100       100       100       100       100
November 2010 .....................     100       100       100       100       100
November 2011 .....................     100       100       100       100       100
November 2012 .....................     100       100       100       100       100
November 2013 .....................     100       100       100       100       100
November 2014 .....................     100       100       100       100       100
November 2015 .....................     100       100       100       100       100
November 2016 and thereafter.......       0         0         0         0         0

Weighted Average Life (in years)...    9.86      9.86      9.86      9.86      9.61

                                                                     ANNEX C-2-7

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%      100%      100%      100%      100%
November 2007 .....................     100       100       100       100       100
November 2008 .....................     100       100       100       100       100
November 2009 .....................     100       100       100       100       100
November 2010 .....................     100       100       100       100       100
November 2011 .....................     100       100       100       100       100
November 2012 .....................     100       100       100       100       100
November 2013 .....................     100       100       100       100       100
November 2014 .....................     100       100       100       100       100
November 2015 .....................     100       100       100       100       100
November 2016 and thereafter.......       0         0         0         0         0

Weighted Average Life (in years)...    9.89      9.88      9.87      9.86      9.71

                                                                     ANNEX C-2-8

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%      100%      100%      100%      100%
November 2007 .....................     100       100       100       100       100
November 2008 .....................     100       100       100       100       100
November 2009 .....................     100       100       100       100       100
November 2010 .....................     100       100       100       100       100
November 2011 .....................     100       100       100       100       100
November 2012 .....................     100       100       100       100       100
November 2013 .....................     100       100       100       100       100
November 2014 .....................     100       100       100       100       100
November 2015 .....................     100       100       100       100       100
November 2016 and thereafter.......       0         0         0         0         0

Weighted Average Life (in years)...    9.94      9.94      9.94      9.94      9.78

                                                                     ANNEX C-2-9

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%      100%      100%      100%      100%
November 2007 .....................     100       100       100       100       100
November 2008 .....................     100       100       100       100       100
November 2009 .....................     100       100       100       100       100
November 2010 .....................     100       100       100       100       100
November 2011 .....................     100       100       100       100       100
November 2012 .....................     100       100       100       100       100
November 2013 .....................     100       100       100       100       100
November 2014 .....................     100       100       100       100       100
November 2015 .....................     100       100       100       100       100
November 2016 and thereafter ......       0         0         0         0         0
Weighted Average Life (in years)...    9.94      9.94      9.94      9.94      9.78

                                                                    ANNEX C-2-10

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%      100%      100%      100%      100%
November 2007 .....................     100       100       100       100       100
November 2008 .....................     100       100       100       100       100
November 2009 .....................     100       100       100       100       100
November 2010 .....................     100       100       100       100       100
November 2011 .....................     100       100       100       100       100
November 2012 .....................     100       100       100       100       100
November 2013 .....................     100       100       100       100       100
November 2014 .....................     100       100       100       100       100
November 2015 .....................     100       100       100       100       100
November 2016 and thereafter ......       0         0         0         0         0
Weighted Average Life (in years) ..    9.94      9.94      9.94      9.94      9.78

                                                                    ANNEX C-2-11

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%      100%      100%      100%      100%
November 2007 .....................     100       100       100       100       100
November 2008 .....................     100       100       100       100       100
November 2009 .....................     100       100       100       100       100
November 2010 .....................     100       100       100       100       100
November 2011 .....................     100       100       100       100       100
November 2012 .....................     100       100       100       100       100
November 2013 .....................     100       100       100       100       100
November 2014 .....................     100       100       100       100       100
November 2015 .....................     100       100       100       100       100
November 2016 and thereafter ......       0         0         0         0         0
Weighted Average Life (in years) ..    9.94      9.94      9.94      9.94      9.78

                                                                    ANNEX C-2-12

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      -----------------------------------------------
DISTRIBUTION DATE                     0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%      100%      100%      100%      100%
November 2007 .....................     100       100       100       100       100
November 2008 .....................     100       100       100       100       100
November 2009 .....................     100       100       100       100       100
November 2010 .....................     100       100       100       100       100
November 2011 .....................     100       100       100       100       100
November 2012 .....................     100       100       100       100       100
November 2013 .....................     100       100       100       100       100
November 2014 .....................     100       100       100       100       100
November 2015 .....................     100       100       100       100       100
November 2016 and thereafter ......       0         0         0         0         0
Weighted Average Life (in years) ..    9.94      9.94      9.94      9.94      9.78

ANNEX D

 FORM OF DISTRIBUTION DATE STATEMENT

                                    ANNEX D

                       FORM OF DISTRIBUTION DATE STATEMENT

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7      Statement Date: 15-Dec-06
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date: 15-Dec-06
                                      SERIES 2006-C7                   Prior Payment: N/A
135 S. LaSalle Street, Suite 1625                                      Next Payment: 18-Jan-07
Chicago, IL 60603                                                      Record Date: 05-Dec-06
USA

Administrator:                              ABN AMRO ACCT:             Analyst:
Kathryn Hawkinson 312.904.6561   REPORTING PACKAGE TABLE OF CONTENTS   Patrick Gong 714.259.6253
kathryn.hawkinson@abnamro.com                                          patrick.gong@abnamro.com

Issue Id:                        LUBS06C7

Monthly Data File
Name:               LUBS06C7_200612_3.ZIP

                                                          Page(s)
                                                         ---------
Statements to Certificateholders                         Page 2
Cash Recon                                               Page 3
Bond Interest Reconciliation                             Page 4
Bond Interest Reconciliation                             Page 5
Shortfall Summary Report                                 Page 6
Asset-Backed Facts ~ 15 Month Loan Status Summary        Page 7
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary   Page 8
Mortgage Loan Characteristics                            Page 9-11
Delinquent Loan Detail                                   Page 12
Loan Level Detail                                        Page 13
Realized Loss Detail                                     Page 14
Collateral Realized Loss                                 Page 15
Appraisal Reduction Detail                               Page 16
Material Breaches Detail                                 Page 17
Historical Collateral Prepayment                         Page 18
Specially Serviced (Part I) - Loan Detail                Page 19
Specially Serviced (Part II) - Servicer Comments         Page 20
Summary of Loan Maturity Extensions                      Page 21
Rating Information                                       Page 22
Other Related Information                                Page 23

Closing Date:

First Payment Date:         15-Dec-2006

Rated Final Payment Date:

Determination Date:

                             Trust Collection Period

                           PARTIES TO THE TRANSACTION

              Depositor: Structured Asset Securities Corporation II
              Master Servicer: Wachovia Bank, National Association
          Rating Agency: Fitch, Inc./Standard & Poor's Rating Services
                      Special Servicer: LNR Partners, Inc.
 Underwriter: CitiGroup Global Markets Inc./KeyBanc Capital Markets, a division of McDonald Investments Inc./Lehman Brothers Inc./UBS Global Asset Management
                                    (US) Inc.

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES

LaSalle Web Site      www.etrustee.net
Servicer Web Site     www.wachovia.com
LaSalle Factor Line   800.246.5761

                                                                    PAGE 1 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7      Statement Date: 15-Dec-06
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date: 15-Dec-06
                                      SERIES 2006-C7                   Prior Payment: N/A
                                                                       Next Payment: 18-Jan-07
                                                                       Record Date: 05-Dec-06

                                 ABN AMRO ACCT:

                                                                                                                  PASS-THROUGH
CLASS      ORIGINAL      OPENING   PRINCIPAL     PRINCIPAL      NEGATIVE     CLOSING     INTEREST     INTEREST        RATE
CUSIP   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT   Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Total
==============================================================================================================================

                                Total P&I Payment

                                                                    PAGE 2 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7      Statement Date: 15-Dec-06
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date: 15-Dec-06
                                      SERIES 2006-C7                   Prior Payment: N/A
                                                                       Next Payment: 18-Jan-07
                                                                       Record Date: 05-Dec-06

                                 ABN AMRO ACCT:

                           CASH RECONCILIATION SUMMARY

                                INTEREST SUMMARY

Current Scheduled Interest                 0.00
Less Deferred Interest                     0.00
Less PPIS Reducing Scheduled Int           0.00
Plus Gross Advance Interest                0.00
Less ASER Interest Adv Reduction           0.00
Less Other Interest Not Advanced           0.00
Less Other Adjustment                      0.00
-----------------------------------------------
Total                                      0.00
===============================================
UNSCHEDULED INTEREST:
Prepayment Penalties                       0.00
Yield Maintenance Penalties                0.00
Other Interest Proceeds                    0.00
-----------------------------------------------
Total                                      0.00
===============================================
Less Fee Paid To Servicer                  0.00
Less Fee Strips Paid by Servicer           0.00
LESS FEES & EXPENSES PAID BY/TO SERVICER
Special Servicing Fees                     0.00
Workout Fees                               0.00
Liquidation Fees                           0.00
Interest Due Serv on Advances              0.00
Non Recoverable Advances                   0.00
Misc. Fees & Expenses                      0.00
-----------------------------------------------
Total Unscheduled Fees & Expenses          0.00
===============================================
Total Interest Due Trust                   0.00
===============================================
LESS FEES & EXPENSES PAID BY/TO TRUST
Trustee Fee                                0.00
Fee Strips                                 0.00
Misc. Fees                                 0.00
Interest Reserve Withholding               0.00
Plus Interest Reserve Deposit              0.00
-----------------------------------------------
Total                                      0.00
===============================================

                                PRINCIPAL SUMMARY

SCHEDULED PRINCIPAL:
Current Scheduled Principal                0.00
Advanced Scheduled Principal               0.00
-----------------------------------------------
Scheduled Principal                        0.00
-----------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                               0.00
Prepayments in Full                        0.00
Liquidation Proceeds                       0.00
Repurchase Proceeds                        0.00
Other Principal Proceeds                   0.00
-----------------------------------------------
Total Unscheduled Principal                0.00
===============================================
Remittance Principal                       0.00
-----------------------------------------------
Remittance P&I Due Trust                   0.00
-----------------------------------------------
Remittance P&I Due Certs                   0.00
-----------------------------------------------

                              POOL BALANCE SUMMARY

                                           Balance   Count
----------------------------------------------------------
Beginning Pool                               0.00      0
Scheduled Principal                          0.00      0
Unscheduled Principal                        0.00      0
Deferred Interest                            0.00
Liquidations                                 0.00      0
Repurchases                                  0.00      0
----------------------------------------------------------
Ending Pool                                  0.00      0
----------------------------------------------------------

                            Servicing Advance Summary

                                           Amount
-------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding

                              SERVICING FEE SUMMARY

Current Servicing Fees                     0.00
Plus Fees Advanced for PPIS                0.00
Less Reduction for PPIS                    0.00
Plus Delinquent Servicing Fees             0.00
-----------------------------------------------
Total Servicing Fees                       0.00
===============================================

                               CAP LEASE ACCRETION

Accretion Amt                              0.00
Distributable Interest                     0.00
Distributable Principal                    0.00

                                  PPIS SUMMARY

Gross PPIS                                 0.00
Reduced by PPIE                            0.00
Reduced by Shortfalls in Fees              0.00
Reduced by Other Amounts                   0.00
-----------------------------------------------
PPIS Reducing Scheduled Interest           0.00
-----------------------------------------------
PPIS Reducing Servicing Fee                0.00
-----------------------------------------------
PPIS Due Certificate                       0.00
-----------------------------------------------

                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)

                                           Principal   Interest
---------------------------------------------------------------
Prior Outstanding                             0.00       0.00
Plus Current Period                           0.00       0.00
Less Recovered                                0.00       0.00
Less Non Recovered                            0.00       0.00
Ending Outstanding                            0.00       0.00

                                                                    PAGE 3 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7      Statement Date: 15-Dec-06
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date: 15-Dec-06
                                      SERIES 2006-C7                   Prior Payment: N/A
                                                                       Next Payment: 18-Jan-07
                                                                       Record Date: 05-Dec-06

                                 ABN AMRO ACCT:

                       BOND INTEREST RECONCILIATION DETAIL

                                                                                                           Current    Remaining
          Accrual                              Accrued      Total       Total    Distributable  Interest    Period   Outstanding
       -------------  Opening  Pass-Through  Certificate   Interest   Interest    Certificate    Payment  Shortfall    Interest
Class   Method  Days  Balance      Rate        Interest   Additions  Deductions     Interest     Amount    Recovery   Shorfalls
--------------------------------------------------------------------------------------------------------------------------------

              Credit
              Support
       ---------------------
Class  Original  Current (1)
-----  ---------------------

(1)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 4 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7      Statement Date: 15-Dec-06
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date: 15-Dec-06
                                      SERIES 2006-C7                   Prior Payment: N/A
                                                                       Next Payment: 18-Jan-07
                                                                       Record Date: 05-Dec-06

                                 ABN AMRO ACCT:

                       BOND INTEREST RECONCILIATION DETAIL

                                                           Additions
                           -------------------------------------------------------------------------
         Prior    Current                                                                   Other
       Interest  Interest  Prior Interest   Interest Accrual   Prepayment     Yield       Interest
Class  Due Date  Due Date   Shortfall Due  on Prior Shortfall   Premiums   Maintenance  Proceeds (1)
----------------------------------------------------------------------------------------------------

                    Deductions
       -----------------------------------
                  Deferred &                Distributable  Interest
       Allocable   Accretion    Interest     Certificate    Payment
Class     PPIS     Interest   Loss Expense     Interest     Amount
-------------------------------------------------------------------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's
     Distributable Interest.

                                                                    PAGE 5 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7      Statement Date: 15-Dec-06
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date: 15-Dec-06
                                      SERIES 2006-C7                   Prior Payment: N/A
                                                                       Next Payment: 18-Jan-07
                                                                       Record Date: 05-Dec-06

                                 ABN AMRO ACCT:

                          INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:
---------------------------------
Net Prepayment Int. Shortfalls Allocated to the Bonds                       0.00
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Legal Fees                                                                  0.00
Misc. Fees & Expenses Paid by/to Servicer                                   0.00
Interest Paid to Servicer on Outstanding Advances                           0.00
ASER Interest Advance Reduction                                             0.00
Interest Not Advanced (Current Period)                                      0.00
Recoup of Prior Advances by Servicer                                        0.00
Servicing Fees Paid Servicer on Loans Not Advanced                          0.00
Misc. Fees & Expenses Paid by Trust                                         0.00
Shortfall Due to Rate Modification                                          0.00
Other Interest Loss                                                         0.00
                                                                            ----
Total Shortfall Allocated to the Bonds                                      0.00
                                                                            ====

EXCESS ALLOCATED TO THE BONDS:
------------------------------
Other Interest Proceeds Due the Bonds                                       0.00
Prepayment Interest Excess Due the Bonds                                    0.00
Interest Income                                                             0.00
Yield Maintenance Penalties Due the Bonds                                   0.00
Prepayment Penalties Due the Bonds                                          0.00
Recovered ASER Interest Due the Bonds                                       0.00
Recovered Interest Due the Bonds                                            0.00
ARD Excess Interest                                                         0.00
                                                                            ----
Total Excess Allocated to the Bonds                                         0.00
                                                                            ====

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS

Total Excess Allocated to the Bonds                                         0.00
Less Total Shortfall Allocated to the Bonds                                 0.00
                                                                            ----
Total Interest Adjustment to the Bonds                                      0.00
                                                                            ====

                                                                    PAGE 6 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7      Statement Date: 15-Dec-06
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date: 15-Dec-06
                                      SERIES 2006-C7                   Prior Payment: N/A
                                                                       Next Payment: 18-Jan-07
                                                                       Record Date: 05-Dec-06

                                 ABN AMRO ACCT:

          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                           Delinquency Aging Categories
----------------------------------------------------------------------------------------------
              Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months   Foreclosure         REO
Distribution  --------------------------------------------------------------------------------
    Date        #    Balance    #    Balance     #     Balance     #   Balance    #   Balance
----------------------------------------------------------------------------------------------

                 0      0.00     0      0.00      0           0     0     0.00     0     0.00
 6/16/2006
              0.00%     0.00% 0.00%     0.00%  0.00%       0.00% 0.00%    0.00% 0.00%    0.00%
----------------------------------------------------------------------------------------------
                 0      0.00     0      0.00      0           0     0     0.00     0     0.00
 3/17/2006
              0.00%     0.00% 0.00%     0.00%  0.00%       0.00% 0.00%    0.00% 0.00%    0.00%
----------------------------------------------------------------------------------------------
                 0      0.00     0      0.00      0           0     0     0.00     0     0.00
 2/17/2006
              0.00%     0.00% 0.00%     0.00%  0.00%       0.00% 0.00%    0.00% 0.00%    0.00%
----------------------------------------------------------------------------------------------

                        Special Event Categories (1)
--------------------------------------------------------------
              Modifications  Specially Serviced    Bankruptcy
Distribution  ------------------------------------------------
    Date        #   Balance      #   Balance       #   Balance
--------------------------------------------------------------

                 0     0.00       0     0.00        0     0.00
 6/16/2006
              0.00%    0.00%   0.00%    0.00%    0.00%    0.00%
--------------------------------------------------------------
                 0     0.00       0     0.00        0     0.00
 3/17/2006
              0.00%    0.00%   0.00%    0.00%    0.00%    0.00%
--------------------------------------------------------------
                 0     0.00       0     0.00        0     0.00
 2/17/2006
              0.00%    0.00%   0.00%    0.00%    0.00%    0.00%
--------------------------------------------------------------

(1)  Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
     the Appropriate Delinquency Aging Category

                                                                    PAGE 7 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7      Statement Date: 15-Dec-06
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date: 15-Dec-06
                                      SERIES 2006-C7                   Prior Payment: N/A
                                                                       Next Payment: 18-Jan-07
                                                                       Record Date: 05-Dec-06

                                 ABN AMRO ACCT:

          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

----------------------------------------------------------------------------------------------------------------------
              Ending Pool (1)   Payoffs (2)    Penalties  Appraisal Reduct. (2)  Liquidations (2)  Realized Losses (2)
Distribution  --------------------------------------------------------------------------------------------------------
    Date         #   Balance     #   Balance   #  Amount        #   Balance         #   Balance         #   Amount
----------------------------------------------------------------------------------------------------------------------

16-Jun-06        1         1      0        0   0       0         0        0          0        0          0       0
                               0.00%    0.00%                 0.00%    0.00%      0.00%    0.00%      0.00%   0.00%
----------------------------------------------------------------------------------------------------------------------
17-Mar-06        1         1      0        0   0       0         0        0          0        0          0       0
                               0.00%    0.00%                 0.00%    0.00%      0.00%    0.00%      0.00%   0.00%
----------------------------------------------------------------------------------------------------------------------
17-Feb-06        1         1      0        0   0       0         0        0          0        0          0       0
                               0.00%    0.00%                 0.00%    0.00%      0.00%    0.00%      0.00%   0.00%
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------
              Remaining Term  Curr Weighted Avg.
Distribution  ----------------------------------
    Date        Life  Amort     Coupon  Remit
------------------------------------------------

16-Jun-06          0              0.00%  0.00%

------------------------------------------------
17-Mar-06          0              0.00%  0.00%

------------------------------------------------
17-Feb-06          0              0.00%  0.00%

------------------------------------------------

(1)  Percentage based on pool as of cutoff.

(2)  Percentage based on pool as of beginning of period.

                                                                    PAGE 8 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7      Statement Date: 15-Dec-06
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date: 15-Dec-06
                                      SERIES 2006-C7                   Prior Payment: N/A
                                                                       Next Payment: 18-Jan-07
                                                                       Record Date: 05-Dec-06

                                 ABN AMRO ACCT:

                          MORTGAGE LOAN CHARACTERISTICS

              DISTRIBUTION OF PRINCIPAL BALANCES

                                                           Weighted Average
Current Scheduled    # of      Scheduled       % of    ------------------------
    Balance         Loans       Balance      Balance   Term   Coupon   PFY DSCR
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                      0            0          0.00%
-------------------------------------------------------------------------------

Average Schedule Balance                 0
Maximum Schedule Balance    (9,999,999,999)
Minimum Schedule Balance     9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

                                                           Weighted Average
Fully Amortizing     # of      Scheduled       % of    ------------------------
 Mortgage Loans     Loans       Balance      Balance   Term   Coupon   PFY DSCR
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                      0            0          0.00%
-------------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                           Weighted Average
 Current Mortgage    # of      Scheduled       % of    ------------------------
  Interest Rate     Loans       Balance      Balance   Term   Coupon   PFY DSCR
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                      0            0          0.00%
-------------------------------------------------------------------------------

Minimum Mortgage Interest Rate    ,900.000%
Maximum Mortgage Interest Rate    ,900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                           Weighted Average
     Balloon         # of      Scheduled       % of    ------------------------
  Mortgage Loans    Loans       Balance      Balance   Term   Coupon   PFY DSCR
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                      0            0          0.00%
-------------------------------------------------------------------------------

                                                                    PAGE 9 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7      Statement Date: 15-Dec-06
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date: 15-Dec-06
                                      SERIES 2006-C7                   Prior Payment: N/A
                                                                       Next Payment: 18-Jan-07
                                                                       Record Date: 05-Dec-06

                                 ABN AMRO ACCT:

                          MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                    0         0       0.00%
--------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                    0         0       0.00%
--------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

  Geographic      # of   Scheduled     % of
   Location      Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                    0         0       0.00%
--------------------------------------------------------------------

                                                                   PAGE 10 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7      Statement Date: 15-Dec-06
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date: 15-Dec-06
                                      SERIES 2006-C7                   Prior Payment: N/A
                                                                       Next Payment: 18-Jan-07
                                                                       Record Date: 05-Dec-06

                                 ABN AMRO ACCT:

                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

                    # of    Scheduled     % of
Property Types      Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                      0         0        0.00%
=======================================================================

                        DISTRIBUTION OF AMORTIZATION TYPE

                    # of    Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                      0         0        0.00%
=======================================================================

                         DISTRIBUTION OF LOAN SEASONING

                    # of    Scheduled     % of
Number of Months    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                      0         0        0.00%
=======================================================================

                       DISTRIBUTION OF YEAR LOANS MATURING

                     # of   Scheduled     % of
    Year            Loans    Balance    Balance   WAMM    WAC   PFY DSCR
-----------------------------------------------------------------------
    2006              0         0        0.00%      0    0.00%    0.00
    2007              0         0        0.00%      0    0.00%    0.00
    2008              0         0        0.00%      0    0.00%    0.00
    2009              0         0        0.00%      0    0.00%    0.00
    2010              0         0        0.00%      0    0.00%    0.00
    2011              0         0        0.00%      0    0.00%    0.00
    2012              0         0        0.00%      0    0.00%    0.00
    2013              0         0        0.00%      0    0.00%    0.00
    2014              0         0        0.00%      0    0.00%    0.00
    2015              0         0        0.00%      0    0.00%    0.00
    2016              0         0        0.00%      0    0.00%    0.00
2017 & Greater        0         0        0.00%      0    0.00%    0.00
-----------------------------------------------------------------------
                      0         0        0.00%
=======================================================================

                                                                   PAGE 11 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7      Statement Date: 15-Dec-06
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date: 15-Dec-06
                                      SERIES 2006-C7                   Prior Payment: N/A
                                                                       Next Payment: 18-Jan-07
                                                                       Record Date: 05-Dec-06

                                 ABN AMRO ACCT:

                             DELINQUENT LOAN DETAIL

             Paid                 Outstanding   Out. Property                   Special
Disclosure   Thru   Current P&I      P&I          Protection    Loan Status     Servicer      Foreclosure   Bankruptcy    REO
 Control #   Date     Advance     Advances**       Advances       Code (1)    Transfer Date       Date         Date      Date
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
TOTAL
=============================================================================================================================

A. IN GRACE PERIOD

B. LATE PAYMENT BUT < 1 MONTH DELINQ.

1. DELINQ. 1 MONTH

2. DELINQ. 2 MONTHS

3. DELINQUENT 3 + MONTHS

4. PERFORMING MATURED BALLOON

5. NON PERFORMING MATURED BALLOON

7. FORECLOSURE

9. REO

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                   PAGE 12 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7      Statement Date: 15-Dec-06
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date: 15-Dec-06
                                      SERIES 2006-C7                   Prior Payment: N/A
                                                                       Next Payment: 18-Jan-07
                                                                       Record Date: 05-Dec-06

                                 ABN AMRO ACCT:

                                LOAN LEVEL DETAIL

                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
 Control #  Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

*    NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:

A. In Grace Period

B. Late Payment but < 1 month delinq

1. Delinquent 1 month

2. Delinquent 2 months

3. Delinquent 3+ months

4. Performing Matured Balloon

5. Non Performing Matured Ballon

7. Foreclosure

9. REO

                                                                   PAGE 13 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7      Statement Date: 15-Dec-06
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date: 15-Dec-06
                                      SERIES 2006-C7                   Prior Payment: N/A
                                                                       Next Payment: 18-Jan-07
                                                                       Record Date: 05-Dec-06

                                 ABN AMRO ACCT:

                              REALIZED LOSS DETAIL

                                                                        Gross                                 Net
                                                                       Proceeds                            Proceeds
                                                 Beginning            as a % of   Aggregate       Net      as a % of
               Disclosure  Appraisal  Appraisal  Scheduled    Gross     Sched.   Liquidation  Liquidation    Sched.   Realized
Period          Control #     Date      Value     Balance   Proceeds   Balance    Expenses *    Proceeds    Balance     Loss
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE
==============================================================================================================================

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 14 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7      Statement Date: 15-Dec-06
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date: 15-Dec-06
                                      SERIES 2006-C7                   Prior Payment: N/A
                                                                       Next Payment: 18-Jan-07
                                                                       Record Date: 05-Dec-06

                                 ABN AMRO ACCT:

                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                               Interest      Modification
                       Beginning                                                             (Shortages)/    Adjustments/
                    Balance of the    Aggregate     Prior Realized    Amounts Covered by   Excesses applied    Appraisal
Prospectus              Loan at     Realized Loss  Loss Applied to  Overcollateralization     to Realized      Reduction
    ID      Period    Liquidation      on Loans      Certificates      and other Credit        Losses         Adjustment

                                                          A                   B                    C               D
-------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

               Additional
             (Recoveries)/                                          (Recoveries)/
                Expenses     Current Realized   Recoveries of       Realized Loss
Prospectus     applied to     Loss Applied to  Realized Losses       Applied to
    ID      Realized Losses    Certificates*     paid as Cash   Certificate Interest

                   E
------------------------------------------------------------------------------------

CUMULATIVE

*    In the Initial Period the Current Realized Loss Applied to Certificates
     will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A -
     C - D + E

Description of Fields
---------------------
        A               Prior Realized Loss Applied to Certificates

        B               Reduction to Realized Loss applied to bonds (could
                        represent OC, insurance policies, reserve accounts, etc)

        C               Amounts classified by the Master as interest adjustments
                        from general collections on a loan with a Realized Loss

        D               Adjustments that are based on principal haircut or
                        future interest foregone due to modification

        E               Realized Loss Adjustments, Supplemental Recoveries or
                        Expenses on a previously liquidated loan

                                                                   PAGE 15 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7      Statement Date: 15-Dec-06
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date: 15-Dec-06
                                      SERIES 2006-C7                   Prior Payment: N/A
                                                                       Next Payment: 18-Jan-07
                                                                       Record Date: 05-Dec-06

                                 ABN AMRO ACCT:

                           APPRAISAL REDUCTION DETAIL

                                                                             Remaining Term                               Appraisal
Disclosure  Appraisal  Scheduled    AR    Current P&I        Note  Maturity  --------------  Property  Geographic        -----------
 Control#   Red. Date   Balance   Amount    Advance    ASER  Rate    Date    Life              Type     Location   DSCR  Value  Date
------------------------------------------------------------------------------------------------------------------------------------

            --------   ------------------------------------

            ========   ====================================

                                                                   PAGE 16 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7      Statement Date: 15-Dec-06
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date: 15-Dec-06
                                      SERIES 2006-C7                   Prior Payment: N/A
                                                                       Next Payment: 18-Jan-07
                                                                       Record Date: 05-Dec-06

                                 ABN AMRO ACCT:

              MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

               Ending    Material
Disclosure   Principal    Breach    Material Breach and Material Document Defect
 Control #    Balance      Date                       Description
--------------------------------------------------------------------------------

                Material breaches of pool asset representation or
                      warranties or transaction covenants.

                                                                   PAGE 17 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7      Statement Date: 15-Dec-06
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date: 15-Dec-06
                                      SERIES 2006-C7                   Prior Payment: N/A
                                                                       Next Payment: 18-Jan-07
                                                                       Record Date: 05-Dec-06

                                 ABN AMRO ACCT:

                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure   Payoff   Initial                Payoff   Penalty   Prepayment   Maturity   Property   Geographic
Control #    Period   Balance      Type      Amount    Amount     Date         Date       Type      Location
-------------------------------------------------------------------------------------------------------------

                                             ----------------
                                CURRENT
                                CUMULATIVE
                                             ================

                                                                   PAGE 18 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7      Statement Date: 15-Dec-06
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date: 15-Dec-06
                                      SERIES 2006-C7                   Prior Payment: N/A
                                                                       Next Payment: 18-Jan-07
                                                                       Record Date: 05-Dec-06

                                 ABN AMRO ACCT:

            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

                         Loan        Balance                      Remaining
Disclosure  Servicing   Status  ----------------  Note  Maturity  ---------  Property    Geo.                             NOI
 Control #  Xfer Date  Code(1)  Schedule  Actual  Rate    Date    Life         Type    Location     NOI        DSCR       Date
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                 Not Avail  Not Avail  Not Avail

            ---------           ----------------

            =========           ================

(1) Legend:

A. P&I Adv - in Grace Period

B. P&I Adv - < one month delinq

1. P&I Adv - delinquent 1 month

2. P&I Adv - delinquent 2 months

3. P&I Adv - delinquent 3+ months

4. Mat. Balloon/Assumed P&I

5. Non Performing Mat. Balloon

7. Foreclosure

9. REO

                                                                   PAGE 19 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7      Statement Date: 15-Dec-06
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date: 15-Dec-06
                                      SERIES 2006-C7                   Prior Payment: N/A
                                                                       Next Payment: 18-Jan-07
                                                                       Record Date: 05-Dec-06

                                 ABN AMRO ACCT:

  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure  Resolution
 Control #   Strategy   Comments
--------------------------------

                                                                   PAGE 20 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7      Statement Date: 15-Dec-06
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date: 15-Dec-06
                                      SERIES 2006-C7                   Prior Payment: N/A
                                                                       Next Payment: 18-Jan-07
                                                                       Record Date: 05-Dec-06

                                 ABN AMRO ACCT:

                           MATURITY EXTENSION SUMMARY

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00

                                                                   PAGE 21 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7      Statement Date: 15-Dec-06
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date: 15-Dec-06
                                      SERIES 2006-C7                   Prior Payment: N/A
                                                                       Next Payment: 18-Jan-07
                                                                       Record Date: 05-Dec-06

                                 ABN AMRO ACCT:

                               RATING INFORMATION

                   ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                ---------------------   ----------------------------
CLASS   CUSIP   FITCH   MOODY'S   S&P     FITCH     MOODY'S     S&P
--------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1)  Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to
     LaSalle within 30 days of the payment date listed on this statement.
     Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 22 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C7      Statement Date: 15-Dec-06
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date: 15-Dec-06
                                      SERIES 2006-C7                   Prior Payment: N/A
                                                                       Next Payment: 18-Jan-07
                                                                       Record Date: 05-Dec-06

                                 ABN AMRO ACCT:

                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 23 OF 23

ANNEX E

REFERENCE RATE SCHEDULE

ANNEX F

CLASS A-AB PLANNED PRINCIPAL BALANCE SCHEDULE

ANNEX G

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered LB-UBS Commercial Mortgage Trust 2006-C7, Commercial Mortgage Pass-Through Certificates, Series 2006-C7, Class X-CP, Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F, will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under ‘‘U.S. Federal Income Tax Documentation Requirements’’ below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no ‘‘lock up’’ or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.    Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.    Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.    When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including November 11, 2006) to and excluding the settlement date, calculated on a 30/360 Basis. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including November 11, 2006) to and excluding the settlement date, calculated on a 30/360 Basis. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

•	borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a ‘‘United States person’’ (a ‘‘U.S. person’’) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a ‘‘non-U.S. holder’’) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a ‘‘U.S. withholding agent’’) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.	from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.	from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.	from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)	if the intermediary is a ‘‘qualified intermediary’’ within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a ‘‘qualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)	providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a ‘‘nonqualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)	certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

(iv)	providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.	from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust is encouraged to consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an ‘‘exempt recipient’’ within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is ‘‘LBUBS06C7.xls.’’ The spreadsheet file ‘‘LBUBS06C7.xls’’ is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in, and on Annexes A-1, A-5 and A-6 to, this offering prospectus. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this offering prospectus. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this offering prospectus. Prospective investors are strongly urged to read this offering prospectus and the accompanying base prospectus in its entirety prior to accessing the spreadsheet file.

(1)    Microsoft Excel is a registered trademark of Microsoft Corporation.

Offering Prospectus

$2,869,288,000
(Approximate)

LB-UBS Commercial
Mortgage Trust 2006-C7

Commercial Mortgage Pass-Through
Certificates, Series 2006-C7

Class A-1, Class A-2, Class A-AB,
Class A-3, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E,
Class F and Class X-CP

FREE WRITING PROSPECTUS

LEHMAN BROTHERS

UBS GLOBAL ASSET MANAGEMENT

KEYBANC CAPITAL MARKETS

CITIGROUP

November 14, 2006